FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-228375-05

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated December 8, 2020, may be amended or completed prior to the time of sale.

$683,801,000 (Approximate)

BANK 2020-BNK30
(Central Index Key Number 0001832874)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)

as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30

Banc of America Merrill Lynch Commercial Mortgage Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V, Class R, Class MCD-D, Class MCD-X, Class MCD-E, MCD-F and MCD-G certificates and the RR Interest and the McRR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2020-BNK30. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates, and a subordinate companion loan in a related commercial mortgage loan, which is generally the sole source of payment on the non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2021. The rated final distribution date for the certificates is the distribution date in December 2053.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$33,289,000%		(5)
Class A-2	$4,146,000%		(5)
Class A-SB	$34,929,000%		(5)
Class A-3(6)	(6)(7)%		(5)(6)
Class A-3-1(6)	$0	(6)(7)%	(6)
Class A-3-2(6)	$0	(6)(7)%	(6)
Class A-3-X1(6)	$0	(6)(7)%	(6)
Class A-3-X2(6)	$0	(6)(7)%	(6)
Class A-4(6)	(6)(7)%		(5)(6)
Class A-4-1(6)	$0	(6)(7)%	(6)
Class A-4-2(6)	$0	(6)(7)%	(6)
Class A-4-X1(6)	$0	(6)(7)%	(6)
Class A-4-X2(6)	$0	(6)(7)%	(6)
Class X-A	$541,624,000	(8)%	Variable(9)
Class X-B	$142,177,000	(10)%	Variable(11)
Class A-S(6)	$55,130,000	(6)%	(5)(6)
Class A-S-1(6)	$0	(6)%	(6)
Class A-S-2(6)	$0	(6)%	(6)
Class A-S-X1(6)	$0	(6)%	(6)
Class A-S-X2(6)	$0	(6)%	(6)
Class B	$56,097,000%		(5)
Class C	$30,950,000%		(5)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 69 and page 71, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Banc of America Merrill Lynch Commercial Mortgage Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, BofA Securities, Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, and are acting as co-lead managers and joint bookrunners in the following manner: BofA Securities, Inc. is acting as sole bookrunning manager with respect to 30.7% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 36.7% of each class of offered certificates, and Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 32.6% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 22, 2020. Banc of America Merrill Lynch Commercial Mortgage Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2020, before deducting expenses payable by the depositor.

BofA Securities	Morgan Stanley	Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

December [_], 2020

BANK 2020-BNK30

Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30

Geographic Overview of Mortgage Pool

Illinois
2 properties
$71,621,502
8.8% of total
Wisconsin
2 properties
$5,983,782
0.7% of total
Indiana
2 properties
$20,173,331
2.5% of total
Michigan
1 property
$3,881,944
0.5% of total
Pennsylvania
3 properties
$31,941,280
3.9% of total
New York
19 properties
$257,395,442
31.6% of total
Ohio
1 property
$2,089,883
0.3% of total
Utah
3 properties
$40,329,195
5.0% of total
Massachusetts
1 property
$30,000,000
3.7% of total
Virginia
2 properties
$7,952,654
1.0% of total
California
6 properties
$165,769,834
20.4% of total
North Carolina
1 property
$24,921,564
3.1% of total
Georgia
2 properties
$3,828,124
0.5% of total
Arizona
2 properties
$9,506,196
1.2% of total
Florida
1 property
$75,000,000
9.2% of total
Texas
5 properties
$25,612,774
3.1% of total
Louisiana
6 properties
$28,490,481
3.5% of total
Arkansas
1 property
$2,361,753
0.3% of total
Alabama
2 properties
$7,613,703
0.9% of total

Mortgaged Properties by Property Type

Self Storage 1.9%
Mixed Use 2.4%
Hospitality 4.0%
Multifamily 5.8%
Industrial 9.9%
Retail 31.9%
Office 44.1%

% of Cut-Off Date Balance

- < 1.0%
- 1.0% – 10.0%
- > 10.0%

Summary of Certificates

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$33,289,000		30.000%	%	(5)	November 2025	2.61	1 – 59
Class A-2	$4,146,000		30.000%	%	(5)	November 2025	4.90	59 – 59
Class A-SB	$34,929,000		30.000%	%	(5)	January 2030	7.07	59 – 109
Class A-3(6)	(6)(7)		30.000%	%	(5)(6)	(7)	(7)	(7)
Class A-4(6)	(6)(7)		30.000%	%	(5)(6)	(7)	(7)	(7)
Class X-A	$541,624,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
Class X-B	$142,177,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
Class A-S(6)	$55,130,000	(6)	22.875%	%	(5)(6)	December 2030	9.98	120 – 120
Class B	$56,097,000		15.625%	%	(5)	December 2030	9.98	120 – 120
Class C	$30,950,000		11.625%	%	(5)	December 2030	9.98	120 – 120
Non-Offered Pooled Certificates
Class X-D	$36,753,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
Class X-F	$16,442,000	(12)	NAP	%	Variable(14)	NAP	NAP	NAP
Class X-G	$7,738,000	(12)	NAP	%	Variable(14)	NAP	NAP	NAP
Class X-H	$29,015,771	(12)	NAP	%	Variable(14)	NAP	NAP	NAP
Class D	$21,278,000		8.875%	%	(5)	December 2030	9.98	120 – 120
Class E	$15,475,000		6.875%	%	(5)	December 2030	9.98	120 – 120
Class F	$16,442,000		4.750%	%	(5)	December 2030	9.98	120 – 120
Class G	$7,738,000		3.750%	%	(5)	December 2030	9.98	120 – 120
Class H	$29,015,771		0.000%	%	(5)	December 2030	9.98	120 – 120
Class V(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Loan-Specific Certificates
Class MCD-D(17)	$9,975,000		35.629%	%	(19)	November 2030	9.90	119 – 119
Class MCD-X(17)	$33,725,000	(18)	NAP	%	Variable(20)	NAP	NAP	NAP
Class MCD-E(17)	$23,750,000		26.677%	%	(19)	November 2030	9.90	119 – 119
Class MCD-F(17)	$36,765,000		12.819%	%	(19)	November 2030	9.90	119 – 119
Class MCD-G(17)	$34,010,000		0.000%	%	(19)	November 2030	9.90	119 – 119
Non-Offered Pooled Eligible Vertical Interest
RR Interest	$40,723,672.19		NAP	%	(21)	December 2030	9.36	1 – 120
Non-Offered Loan-Specific Eligible Vertical Interest
McRR Interest(17)	$5,500,000		NAP	%	(22)	November 2030	9.90	119 – 119

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (7) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class MCD-X certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H or Class MCD-X certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H (together with the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H Certificates, the Exchangeable Certificates and the RR Interest, the “pooled certificates”) does not include the subordination provided by the trust subordinate companion loan related to the McDonald's Global HQ mortgage loan. None of the Class MCD-D, Class MCD-X, Class MCD-D, Class MCD-F or Class MCD-G certificates or the McRR Interest (collectively, the “loan-specific certificates”) will provide credit support to any other class of certificates except to the extent of the subordination provided by the related trust subordinate companion loan (in which the related loan-specific certificates represent an interest) to the McDonald's Global HQ mortgage loan. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained pooled certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”. The McRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the trust subordinate companion loan related to the McDonald's Global HQ mortgage loan, which such losses are allocated between it, on the one hand, and the non-retained loan-specific certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific certificates, the McDonald's Global HQ trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans (or, in the case of the loan-specific certificates, the McDonald's Global HQ trust subordinate companion loan).

(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4 and Class A-S certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “pooled principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(7)	The exact initial certificate balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within, but could be outside, the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 trust components is expected to be approximately $469,260,000, subject to a variance of plus or minus 5%. In the event that the Class A-4 trust component is issued with an initial certificate balance of $469,260,000, the Class A-3 trust component will not be issued and the Class A-4 trust component and related certificates will be renamed Class A-3. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component.

Trust Components	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$0 - $300,000,000	NAP – November 2030	NAP – 9.60	NAP / 109 – 119
Class A-4	$169,260,000 - $469,260,000	December 2030 – December 2030	9.73 - 9.97	109 – 120 / 119 – 120

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S trust component and the Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1 and Class A-S-X2 trust components and the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(17)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the McDonald's Global HQ trust subordinate companion loan. The McDonald's Global HQ trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the McDonald's Global HQ trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” in this prospectus.

(18)	The Class MCD-X certificates are notional amount certificates. The notional amount of the Class MCD-X certificates will be equal to the aggregate certificate balance of the Class MCD-D and Class MCD-E certificates outstanding from time to time. The Class MCD-X certificates will not be entitled to distributions of principal.

(19)	The pass-through rates for the Class MCD-D, Class MCD-E, Class MCD-F and Class MCD-G certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the net mortgage rate on the McDonald's Global HQ trust subordinate companion loan for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage rate on the McDonald's Global HQ trust subordinate companion loan for the related distribution date, or (iv) a variable rate per annum equal to the net mortgage rate on the McDonald's Global HQ trust subordinate companion loan for the related distribution date minus a specified percentage. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(20)	The pass-through rate for the Class MCD-X certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the net mortgage interest rate on the McDonald's Global HQ trust subordinate companion loan for the related distribution date, over (b) the weighted average of the pass-through rates on the Class MCD-D and Class MCD-E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the net mortgage interest rate on the McDonald's Global HQ trust subordinate companion loan for each distribution date, the mortgage interest rate will be adjusted to a 30/360 basis.

(21)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective RR Interest rate will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(22)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective McRR Interest rate will be a per annum rate equal to the net mortgage interest rate on the McDonald's Global HQ trust subordinate companion loan for the related distribution date, which mortgage interest rate will be adjusted to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V, Class R, Class MCD-D, Class MCD-X, Class MCD-E, Class MCD-F and Class MCD-G certificates and the RR Interest and the McRR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates, the RR Interest or the McRR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Summary of Risk Factors	69
Risk Factors	71
Risks Related to Market Conditions and Other External Factors	71
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	71
Risks Relating to the Mortgage Loans	75
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	75
Risks of Commercial and Multifamily Lending Generally	76
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	78
Office Properties Have Special Risks	83
Retail Properties Have Special Risks	84
Industrial Properties Have Special Risks	87
Multifamily Properties Have Special Risks	88
Residential Cooperative Properties Have Special Risks	91
Hospitality Properties Have Special Risks	94
Risks Relating to Affiliation with a Franchise or Hotel Management Company	96
Mixed Use Properties Have Special Risks	97
Self Storage Properties Have Special Risks	97
Condominium Ownership May Limit Use and Improvements	98
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	100
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	100
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	102
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	103
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	104
Risks Related to Zoning Non-Compliance and Use Restrictions	106
Risks Relating to Inspections of Properties	108
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	108
Insurance May Not Be Available or Adequate	108
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	110
Terrorism Insurance May Not Be Available for All Mortgaged Properties	110
Risks Associated with Blanket Insurance Policies or Self-Insurance	111
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	112
Limited Information Causes Uncertainty	112
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	113
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	114

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	115
Static Pool Data Would Not Be Indicative of the Performance of this Pool	116
Appraisals May Not Reflect Current or Future Market Value of Each Property	116
Seasoned Mortgage Loans Present Additional Risk of Repayment	119
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	120
The Borrower’s Form of Entity May Cause Special Risks	120
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	123
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	124
Other Financings or Ability to Incur Other Indebtedness Entails Risk	125
Tenancies-in-Common May Hinder Recovery	127
Risks Relating to Delaware Statutory Trusts	128
Risks Relating to Enforceability of Cross-Collateralization	128
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	128
Risks Associated with One Action Rules	129
State Law Limitations on Assignments of Leases and Rents May Entail Risks	129
Various Other Laws Could Affect the Exercise of Lender’s Rights	129
Risks of Anticipated Repayment Date Loans	130
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	130
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	131
Risks Related to Ground Leases and Other Leasehold Interests	132
Increases in Real Estate Taxes May Reduce Available Funds	134
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	134
Risks Related to Conflicts of Interest	134
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	134
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	137
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	138
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	139
Potential Conflicts of Interest of the Operating Advisor	142
Potential Conflicts of Interest of the Asset Representations Reviewer	143
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	144
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	147
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	149
Other Potential Conflicts of Interest May Affect Your Investment	149
Other Risks Relating to the Certificates	150
EU Risk Retention and Due Diligence Requirements	150

Recent Developments Concerning the Proposed Japanese Retention Requirements	151
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	152
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	154
Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates	159
Payments Allocated to the RR Interest or the Non-Retained Pooled Certificates Will Not Be Available to the Non-Retained Pooled Certificates or the RR Interest, Respectively	159
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	159
Risks Relating to Modifications of the Mortgage Loans	165
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	167
Risks Relating to Interest on Advances and Special Servicing Compensation	167
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	168
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	168
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	169
The Master Servicers, any Sub-Servicer or the Special Servicers May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	170
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	170
General	173
The Certificates May Not Be a Suitable Investment for You	173
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	173
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	173
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	174
Other Events May Affect the Value and Liquidity of Your Investment	174
The Certificates Are Limited Obligations	175
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	175
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	176
Description of the Mortgage Pool	178
General	178
Co-Originated and Third-Party Originated Mortgage Loans	180
Certain Calculations and Definitions	180
Definitions	181

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	197
Mortgage Pool Characteristics	201
Overview	201
Property Types	203
Significant Obligors	206
Mortgage Loan Concentrations	207
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	208
Geographic Concentrations	209
Mortgaged Properties With Limited Prior Operating History	209
Tenancies-in-Common	210
Delaware Statutory Trusts	210
Condominium and Other Shared Interests	210
Residential Cooperatives	211
Fee & Leasehold Estates; Ground Leases	211
COVID-19 Considerations	211
Environmental Considerations	216
Redevelopment, Renovation and Expansion	219
Assessment of Property Value and Condition	220
Litigation and Other Considerations	221
Condemnations	221
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	221
Tenant Issues	223
Tenant Concentrations	223
Lease Expirations and Terminations	223
Purchase Options and Rights of First Refusal	228
Affiliated Leases	230
Competition from Certain Nearby Properties	230
Insurance Considerations	231
Use Restrictions	232
Appraised Value	233
Non-Recourse Carveout Limitations	234
Real Estate and Other Tax Considerations	235
Delinquency Information	236
Certain Terms of the Mortgage Loans	236
Amortization of Principal	236
Due Dates; Mortgage Rates; Calculations of Interest	237
ARD Loans	238
Single-Purpose Entity Covenants	238
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	239
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	241
Defeasance	243
Releases; Partial Releases; Property Additions	244
Escrows	247
Mortgaged Property Accounts	248
Exceptions to Underwriting Guidelines	250
Additional Indebtedness	251
General	251
Whole Loans	252
Mezzanine Indebtedness	252
Other Secured Indebtedness	255
Preferred Equity	258
Other Unsecured Indebtedness	258

The Whole Loans	259
General	259
The Serviced Pari Passu Whole Loans	265
The Non-Serviced Pari Passu Whole Loans	268
The 605 Third Avenue Pari Passu A/B Whole Loan	271
The Miami Design District Pari Passu-A/B Whole Loan	280
The McDonald's Global HQ Pari Passu-A/B Whole Loan	292
The Grace Building Pari Passu-A/B Whole Loan	300
Additional Information	312
Transaction Parties	313
The Sponsors and Mortgage Loan Sellers	313
Wells Fargo Bank, National Association	313
Morgan Stanley Mortgage Capital Holdings LLC	326
Bank of America, National Association	340
National Cooperative Bank, N.A.	355
The Depositor	364
The Issuing Entity	364
The Trustee	365
The Certificate Administrator	366
The Master Servicers	369
Wells Fargo Bank, National Association	369
National Cooperative Bank, N.A.	373
The Special Servicers	377
Greystone Servicing Company LLC	377
National Cooperative Bank, N.A.	380
The Operating Advisor and Asset Representations Reviewer	383
Credit Risk Retention	384
General	384
RR Interest	385
Qualifying CRE Loans	387
Description of the Certificates	388
General	388
Distributions	391
Method, Timing and Amount	391
Available Funds	392
Priority of Distributions	395
Pass-Through Rates	398
Exchangeable Certificates	401
Interest Distribution Amount	404
Principal Distribution Amount	405
Certain Calculations with Respect to Individual Mortgage Loans	407
Excess Interest	409
Application Priority of Mortgage Loan Collections or Whole Loan Collections	409
Allocation of Yield Maintenance Charges and Prepayment Premiums	412
Assumed Final Distribution Date; Rated Final Distribution Date	416
Prepayment Interest Shortfalls	417
Subordination; Allocation of Realized Losses	419
Reports to Certificateholders; Certain Available Information	423
Certificate Administrator Reports	423
Information Available Electronically	431
Voting Rights	436
Delivery, Form, Transfer and Denomination	437
Book-Entry Registration	437

Definitive Certificates	440
Certificateholder Communication	441
Access to Certificateholders’ Names and Addresses	441
Requests to Communicate	441
List of Certificateholders	442
Description of the Mortgage Loan Purchase Agreements	442
General	442
Dispute Resolution Provisions	454
Asset Review Obligations	454
Pooling and Servicing Agreement	455
General	455
Assignment of the Mortgage Loans	455
Servicing Standard	456
Subservicing	458
Advances	459
P&I Advances	459
Servicing Advances	460
Nonrecoverable Advances	461
Recovery of Advances	462
Accounts	465
Withdrawals from the Collection Account	468
Servicing and Other Compensation and Payment of Expenses	471
General	471
Master Servicing Compensation	478
Special Servicing Compensation	481
Disclosable Special Servicer Fees	486
Certificate Administrator and Trustee Compensation	487
Operating Advisor Compensation	487
Asset Representations Reviewer Compensation	488
CREFC® Intellectual Property Royalty License Fee	489
Appraisal Reduction Amounts	489
Maintenance of Insurance	499
Modifications, Waivers and Amendments	503
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	509
Inspections	511
Collection of Operating Information	512
Special Servicing Transfer Event	513
Asset Status Report	516
Realization Upon Mortgage Loans	520
Sale of Defaulted Loans and REO Properties	523
The Directing Certificateholder	527
General	527
Major Decisions	530
Asset Status Report	536
Replacement of a Special Servicer	536
Control Termination Event and Consultation Termination Event	537
Servicing Override	540
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	541
Rights of the Holders of Serviced Pari Passu Companion Loans	541
Limitation on Liability of Directing Certificateholder	541
The Operating Advisor	542
General	542

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	543
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	544
Recommendation of the Replacement of a Special Servicer	547
Eligibility of Operating Advisor	547
Other Obligations of Operating Advisor	547
Delegation of Operating Advisor’s Duties	548
Termination of the Operating Advisor With Cause	549
Rights Upon Operating Advisor Termination Event	550
Waiver of Operating Advisor Termination Event	550
Termination of the Operating Advisor Without Cause	550
Resignation of the Operating Advisor	551
Operating Advisor Compensation	551
The Asset Representations Reviewer	552
Asset Review	552
Eligibility of Asset Representations Reviewer	557
Other Obligations of Asset Representations Reviewer	558
Delegation of Asset Representations Reviewer’s Duties	558
Asset Representations Reviewer Termination Events	559
Rights Upon Asset Representations Reviewer Termination Event	560
Termination of the Asset Representations Reviewer Without Cause	560
Resignation of Asset Representations Reviewer	561
Asset Representations Reviewer Compensation	561
Limitation on Liability of Risk Retention Consultation Parties	561
Replacement of a Special Servicer Without Cause	562
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	565
Termination of a Master Servicer or Special Servicer for Cause	566
Servicer Termination Events	566
Rights Upon Servicer Termination Event	567
Waiver of Servicer Termination Event	569
Resignation of a Master Servicer or Special Servicer	570
Limitation on Liability; Indemnification	571
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	574
Dispute Resolution Provisions	575
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	575
Repurchase Request Delivered by a Party to the PSA	575
Resolution of a Repurchase Request	576
Mediation and Arbitration Provisions	579
Servicing of the Non-Serviced Mortgage Loans	580
General	580
Servicing of the Coleman Highline Mortgage Loan, the 250 West 57th Street Mortgage Loan, The Arboretum Mortgage Loan and the 1890 Ranch Mortgage Loan	584
Servicing of the Grace Building Mortgage Loan	584
Servicing of the 711 Fifth Avenue Mortgage Loan	586
Servicing of the Servicing Shift Mortgage Loan	586
Rating Agency Confirmations	587
Evidence as to Compliance	590
Limitation on Rights of Certificateholders to Institute a Proceeding	591
Termination; Retirement of Certificates	592

Amendment	594
Resignation and Removal of the Trustee and the Certificate Administrator	596
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	598
Certain Legal Aspects of Mortgage Loans	598
General	599
Types of Mortgage Instruments	600
Leases and Rents	600
Personalty	601
Foreclosure	601
General	601
Foreclosure Procedures Vary from State to State	601
Judicial Foreclosure	601
Equitable and Other Limitations on Enforceability of Certain Provisions	602
Nonjudicial Foreclosure/Power of Sale	602
Public Sale	602
Rights of Redemption	604
Anti-Deficiency Legislation	604
Leasehold Considerations	605
Cooperative Shares	605
Bankruptcy Laws	605
Environmental Considerations	613
General	613
Superlien Laws	613
CERCLA	613
Certain Other Federal and State Laws	614
Additional Considerations	614
Due-on-Sale and Due-on-Encumbrance Provisions	615
Subordinate Financing	615
Default Interest and Limitations on Prepayments	615
Applicability of Usury Laws	616
Americans with Disabilities Act	616
Servicemembers Civil Relief Act	616
Anti-Money Laundering, Economic Sanctions and Bribery	617
Potential Forfeiture of Assets	617
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	618
Pending Legal Proceedings Involving Transaction Parties	620
Use of Proceeds	620
Yield and Maturity Considerations	620
Yield Considerations	620
General	620
Rate and Timing of Principal Payments	620
Losses and Shortfalls	622
Certain Relevant Factors Affecting Loan Payments and Defaults	623
Delay in Payment of Distributions	624
Yield on the Certificates with Notional Amounts	624
Weighted Average Life	625
Pre-Tax Yield to Maturity Tables	632
Material Federal Income Tax Considerations	636
General	636
Qualification as a REMIC	637
Status of Offered Certificates	639
Exchangeable Certificates	640

Taxation of Regular Interests Underlying an Exchangeable Certificate	641
Taxation of Regular Interests	641
General	641
Original Issue Discount	641
Acquisition Premium	643
Market Discount	644
Premium	645
Election To Treat All Interest Under the Constant Yield Method	645
Treatment of Losses	645
Yield Maintenance Charges and Prepayment Premiums	646
Sale or Exchange of Regular Interests	647
Taxes That May Be Imposed on a REMIC	647
Prohibited Transactions	647
Contributions to a REMIC After the Startup Day	648
Net Income from Foreclosure Property	648
REMIC Partnership Representative	649
Taxation of Certain Foreign Investors	649
FATCA	650
Backup Withholding	650
Information Reporting	651
3.8% Medicare Tax on “Net Investment Income”	651
Reporting Requirements	651
Certain State and Local Tax Considerations	652
Plan of Distribution (Conflicts of Interest)	653
Incorporation of Certain Information by Reference	656
Where You Can Find More Information	656
Financial Information	656
Certain ERISA Considerations	657
General	657
Plan Asset Regulations	658
Administrative Exemptions	658
Insurance Company General Accounts	661
Legal Investment	661
Legal Matters	662
Ratings	662
Index of Defined Terms	665

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex A-4:	McDonald’s Global HQ Mortgage Loan Amortization Schedule	A-4-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, ANY RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2020-BNK30 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”) OR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UK MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND

DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA AND UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA OR THE UK. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

APPLICABILITY OF EU LAW IN THE UK

THE UK WITHDREW FROM AND CEASED TO BE A MEMBER STATE OF THE EUROPEAN UNION (“EU”) AT 11:00 P.M. GMT ON 31 JANUARY 2020. THE WITHDRAWAL AGREEMENT ENTERED INTO BETWEEN THE UK AND THE EU PROVIDES FOR A TRANSITION PERIOD, COMMENCING ON 31 JANUARY 2020 AND ENDING AT 11:00 P.M. GMT ON 31 DECEMBER 2020 (SUCH PERIOD, THE “TRANSITION PERIOD”). UNLESS OTHERWISE PROVIDED IN THE WITHDRAWAL AGREEMENT, EU LAW (INCLUDING THE EU SECURITIZATION REGULATION) WILL BE APPLICABLE TO AND IN THE UK DURING THE TRANSITION PERIOD.

EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS

NONE OF THE SPONSORS OR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES IN A MANNER PRESCRIBED BY ARTICLE 6 OF EUROPEAN UNION REGULATION (EU) 2017/2402. IN ADDITION, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY INVESTOR FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY APPLICABLE REQUIREMENT UNDER SUCH REGULATION. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF SUCH REGULATION. CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS WHICH ARE SUBJECT TO ANY SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN

MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE

DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION

4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED”, THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30.

Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation, and a wholly owned subsidiary of Bank of America, National Association, a national banking association organized under the laws of the United States of America, which is a subsidiary of Bank of America Corporation. The depositor’s address is One Bryant Park, New York, New York 10036 and its telephone number is (980) 388-7451. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2020-BNK30, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	Bank of America, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Morgan Stanley Bank, N.A., a national banking association

●	Bank of America, National Association, a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	12	$283,340,737	34.8%

Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	7	251,610,000	30.9

Bank of America, National Association	Bank of America, National Association	7	236,627,265	29.1

National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(2)	14	42,895,442	5.3
Total		40	$814,473,443	100.0%

(1)	Certain of the mortgage loans are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	With respect to the mortgage loans to be contributed by National Cooperative Bank, N.A., 10 of such mortgage loans (3.6%) were originated by National Consumer Cooperative Bank and 4 of such mortgage loans (1.7%) were originated by National Cooperative Bank, N.A.

In addition to the mortgage loans shown in the chart above, Bank of America, National Association originated the McDonald's Global HQ trust subordinate companion loan and will transfer it to the depositor.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to 26 of the mortgage loans (94.7%) and the McDonald's Global HQ trust subordinate companion loan. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 14 of the mortgage loans (5.3%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	Greystone Servicing Company LLC, a Delaware limited liability company, is expected to act as the initial general special servicer under the pooling and servicing agreement with respect to 20 of the mortgage loans (65.7%), together with any related serviced companion loans. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to 14 of the mortgage loans (5.3%) (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.). The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal special servicing offices of Greystone Servicing Company LLC are located at 5221 N. O’Connor Blvd. Suite 800, Irving, Texas 75039. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any

excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Greystone Servicing Company LLC is expected to be appointed the special servicer by Eightfold Real Estate Capital Fund V, L.P. or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder (other than with respect to the McDonald's Global HQ mortgage loan). Eightfold Real Estate Capital Fund V, L.P. or its affiliate also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2020-BNK30. Following the transfer of the mortgage loans (and the McDonald's Global HQ trust subordinate companion loan), the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and

Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the applicable subordinate companion loan holder solely with respect to any serviced A/B whole loan, described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class.

See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the pooled principal balance certificates other than the control eligible certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class G certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H certificates.

It is anticipated that on the closing date, Eightfold Real Estate Capital Fund V, L.P. or its affiliate will purchase the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class V certificates, and that Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to be appointed as the initial directing certificateholder (other than with respect to the McDonald's Global HQ mortgage loan).

With respect to the McDonald’s Global HQ whole loan, prior to the continuation of an McDonald’s Global HQ trust subordinate companion loan control appraisal period, the directing holder will be the McDonald’s Global HQ controlling class certificateholder (or its representative) selected by a majority of the McDonald’s

Global HQ controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The McDonald’s Global HQ controlling class will be the most subordinate class of the Class MCD-D, Class MCD-E, Class MCD-F and Class MCD-G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of an McDonald’s Global HQ trust subordinate companion loan control appraisal period, the directing holder for the McDonald’s Global HQ whole loan will be the directing certificateholder for the mortgage loans and will generally have the same consent and consultation rights with respect to the McDonald’s Global HQ whole loan as it does for the other mortgage loans in the pool, including the right to exercise certain control rights under the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan”.

It is expected that the initial directing certificateholder with respect to the McDonald’s Global HQ whole loan will be [_].

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Party	The risk retention consultation parties will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans or McDonald's Global HQ whole loan (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. With respect to the mortgage loans other than the McDonald's Global HQ whole loan, the pooled risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). With respect to the McDonald's Global HQ whole loan, the loan-specific risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the McRR Interest (by certificate balance). Bank of America, National Association is expected to be appointed as each initial risk retention consultation party with respect to the mortgage loans and the McDonald’s Global HQ whole loan.

With respect to a risk retention consultation party or the holder of the majority of the RR Interest or McRR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Holders of the Loan-Specific Certificates
The McDonald's Global HQ mortgage loan (8.6%) has a related subordinate companion loan, the McDonald's Global HQ trust subordinate companion loan, which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the McDonald's Global HQ trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates. See “Description of the Mortgage Pool—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—The Directing Holder”.

Certain Affiliations and Relationships
The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2020 (or, in the case of any mortgage loan that has its first due date after December 2020, the date that would have been its due date in December 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about December 22, 2020.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, New York, North Carolina, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan (or the McDonald's Global HQ trust subordinate companion loan) and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final Distribution Date; Rated Final Distribution Date
The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	November 2025
Class A-2	November 2025
Class A-SB	January 2030
Class A-3	NAP – November 2030(1)(2)
Class A-4	December 2030 – December 2030(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	December 2030(2)
Class B	December 2030
Class C	December 2030

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-3 trust component ranging from $0 - $300,000,000 and the initial certificate balance of the Class A-4 trust component ranging from $169,260,000 - $469,260,000. In the event that the Class A-4 trust component is issued with an initial certificate balance of $469,260,000, the Class A-3 trust component will not be issued and the Class A-4 trust component and related certificates will be renamed Class A-3.

(2)	Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-3, Class A-4 or Class A-S certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in December 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans and Bank of America, National Association will sell the McDonald's Global HQ trust subordinate companion loan to the depositor, which will in turn deposit the mortgage loans and the McDonald's Global HQ trust subordinate companion loan into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)	Although the McDonald’s Global HQ trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the McDonald’s Global HQ trust subordinate companion loan pursuant to the related intercreditor agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-BNK30:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2

●	Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2

●	Class X-A

●	Class X-B

●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2

●	Class B

●	Class C

The certificates of this Series will consist of the above classes, the RR Interest, the McRR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V, Class R, Class MCD-D, Class MCD-X, Class MCD-E, Class MCD-F and Class MCD-G. The RR Interest and the McRR Interest are not being offered by this prospectus.

The McDonald’s Global HQ mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loan will be available to make distributions in respect of each class of certificates other than the loan-specific certificates. The McDonald’s Global HQ trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the McDonald’s Global HQ trust subordinate companion loan will be available only to make distributions in respect of the loan-specific certificates. The McDonald’s Global HQ pari passu companion loans will not be assets of the issuing entity.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance		Approx. Initial Credit Support(1)
Class A-1	$33,289,000		4.09%		30.000%
Class A-2	$4,146,000		0.51%		30.000%
Class A-SB	$34,929,000		4.29%		30.000%
Class A-3	(2)(3)		(2)(3)		30.000%
Class A-4	(2)(3)		(2)(3)		30.000%
Class X-A	$541,624,000		NAP		NAP
Class X-B	$142,177,000		NAP		NAP
Class A-S	$55,130,000	(2)	6.77	%(2)	22.875%
Class B	$56,097,000		6.89%		15.625%
Class C	$30,950,000		3.80%		11.625%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained pooled certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(3)	The exact initial certificate balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-3 trust component is expected to be within, but could be outside, the range of $0 to $300,000,000 (0.00% - 36.83% of the Initial Pool Balance), and the initial certificate balance of the Class A-4 trust component is expected to be within the range of $169,260,000 to $469,260,000 (20.78% - 57.62% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-3 and Class A-4 trust components is expected to be approximately $469,260,000, subject to a variance of plus or minus 5%. In the event that the Class A-4 trust component is issued with an initial certificate balance of $469,260,000, the Class A-3 trust component will not be issued and the Class A-4 trust component and related certificates will be renamed Class A-3. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-SB	%
Class A-3(2)%
Class A-4(2)%
Class X-A	%
Class X-B	%
Class A-S(2)%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or

(iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1 and Class A-S-X2 trust components and the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—

Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related trust subordinate companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to Greystone Servicing Company LLC, the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee for the related month of (A) $3,500 or (B) with respect to any mortgage loan with respect to which a risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000, and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. Neither special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) and the McDonald’s Global HQ trust subordinate companion loan at a per annum rate equal to 0.00945%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, the McDonald’s Global HQ trust subordinate companion loan and any successor REO loan (excluding any related companion loan) at a per annum rate equal to 0.00151%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, the McDonald’s Global HQ trust subordinate companion loan and any successor REO loan at a per annum rate equal to 0.00031%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the McDonald’s Global HQ trust subordinate companion loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Grace Building Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
Coleman Highline	0.00250%	0.25000%(2)
Grace Building	0.00250%	0.15000%
250 West 57th Street	0.00250%	0.25000%(2)
The Arboretum	0.00250%	0.25000%(2)
1890 Ranch	0.00250%	0.25000%(2)
711 Fifth Avenue	0.00250%	0.25000%(3)

(1)	Does not reflect the Miami Design District mortgage loan, which is a servicing shift mortgage loan. After the related servicing shift date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.

(2)	Subject to a monthly minimum of $5,000.

(3)	Subject to a monthly minimum of $3,500.

Distributions

A. Allocation between RR Interest and Non-Retained Pooled Certificates
The aggregate amount available for distributions to holders of the pooled certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other pooled certificates, on the other hand. The pooled certificates other than the RR Interest are referred to in this prospectus as the “non-retained pooled certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained pooled certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.

B. Amount and Order of Distributions on Non-Retained Pooled Certificates

On each distribution date, funds available for distribution to the non-retained pooled certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of pooled principal balance certificates and trust component other than the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 and Class A-4 trust components and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, to reimburse the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class or trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then in an amount equal to interest on that amount at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered pooled certificates (other than the Class X-D, Class X-F, Class X-G and Class X-H certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the McDonald’s Global HQ trust subordinate companion loan in accordance with the intercreditor agreement relating to the McDonald’s Global HQ whole loan. No class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the McDonald’s Global HQ trust subordinate companion loan.

For more detailed information regarding distributions on the non-retained pooled certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal Entitlements	A description of the interest entitlement of each class of certificates (other than the loan-specific certificates, the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the non-retained pooled certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance Charges, Prepayment Premiums
Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained pooled certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained pooled certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Any yield maintenance charges or prepayment premiums received in respect of the McDonald’s Global HQ trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates.

E. Subordination, Allocation of Losses and Certain Expenses
The chart below describes the manner in which the payment rights of certain classes of non-retained pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained pooled certificates. The chart also shows the allocation between the RR Interest and the non-retained pooled certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained pooled certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and non-retained pooled certificates and the manner in which the non-retained pooled certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered pooled certificates, other than the Class X-D, Class X-F, Class X-G and Class X-H certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F,

Class X-G, Class X-H, Class V or Class R certificates, or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-3, Class A-4 and Class A-S certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under "Description of the Certificates—Distribution".

(2)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.

(3)	The Class X-D, Class X-F, Class X-G and Class X-H certificates and the RR Interest are non-offered pooled certificates.

(4)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination provided by the McDonald’s Global HQ trust subordinate companion loan to the McDonald’s Global HQ mortgage loan as and to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The

Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” in this prospectus.

Other than the subordination of certain classes of non-retained pooled certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained pooled certificates and the Class V certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained pooled certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates) will reduce the certificate balance of that class of certificates. Similarly, principal losses and principal payments, if any, on the McDonald’s Global HQ trust subordinate companion loan allocated to a class of loan-specific certificates (other than the Class MCD-X Certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S trust component and the Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Pooled Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and the allocation of losses to the pooled certificates.

F. Shortfalls in Available Funds	Shortfalls will reduce the pooled aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained pooled certificates. The reduction in amounts available for distribution to the non-retained pooled certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained pooled certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained pooled certificates are required to be further allocated among the classes of non-retained pooled certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan), the McDonald’s Global HQ trust subordinate companion loan or any successor REO loan (including any portion of an REO loan related to the McDonald’s Global HQ trust subordinate companion loan, but excluding any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s (or McDonald’s Global HQ trust subordinate companion loan’s) regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan or the McDonald’s Global HQ trust subordinate companion loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or the McDonald’s Global HQ trust subordinate companion loan, as applicable). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the McDonald’s Global HQ trust subordinate companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	Each master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or the McDonald’s Global HQ trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the McDonald’s Global HQ trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 40 fixed rate commercial mortgage loans and the McDonald’s Global HQ trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 62 commercial, multifamily and/or residential cooperative properties. See “Description of the Mortgage Pool—General”.

Although the McDonald’s Global HQ trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the McDonald’s Global HQ trust subordinate companion loan is not reflected and the term “mortgage loan” and “mortgage pool” in context does not include the

McDonald’s Global HQ trust subordinate companion loan unless otherwise indicated. The McDonald’s Global HQ trust subordinate companion loan supports only the loan-specific certificates.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $814,473,443. The aggregate principal balance of the McDonald’s Global HQ trust subordinate companion loan as of the cut-off date will be approximately $110,000,000.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
605 Third Avenue	$80,000,000	9.8%	$151,000,000	$78,000,000	33.7%	45.1%	6.61x	4.30x
McClellan Park	$75,000,000	9.2%	$283,000,000	N/A	60.2%	60.2%	2.90x	2.90x
Miami Design District	$75,000,000	9.2%	$325,000,000	$100,000,000	46.7%	58.4%	2.14x	1.72x
McDonald’s Global HQ	$69,698,070	8.6%	$99,568,671	$110,000,000	41.4%	68.3%	1.45x	1.17x
Coleman Highline	$60,700,000	7.5%	$107,000,000	N/A	56.5%	56.5%	3.18x	3.18x
Grace Building	$60,000,000	7.4%	$823,000,000	$367,000,000	41.1%	58.1%	4.25x	3.00x
250 West 57th Street	$55,000,000	6.8%	$125,000,000	N/A	54.5%	54.5%	3.49x	3.49x
ExchangeRight Net Leased Portfolio #41	$40,000,000	4.9%	$26,338,000	N/A	61.3%	61.3%	2.60x	2.60x
Fresh Pond Cambridge	$30,000,000	3.7%	$20,000,000	N/A	44.2%	44.2%	3.34x	3.34x
The Arboretum	$24,921,564	3.1%	$74,764,693	N/A	58.6%	58.6%	1.70x	1.70x
1890 Ranch	$20,610,000	2.5%	$30,000,000	N/A	66.2%	66.2%	2.17x	2.17x
711 Fifth Avenue	$15,000,000	1.8%	$530,000,000	N/A	54.5%	54.5%	2.90x	2.90x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loans or mezzanine debt.

(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding any mezzanine debt.

Each of the 605 Third Avenue whole loan, the McClellan Park whole loan, the McDonald’s Global HQ whole loan, the ExchangeRight Net Leased Portfolio #41 whole loan and the Fresh Pond Cambridge whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, the Miami Design District will be a servicing shift whole loan.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)(3)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Coleman Highline	BANK 2020-BNK29	7.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Grace Building	Grace Trust 2020-GRCE	7.4%	Wells Fargo Bank, National Association	Situs Holdings, LLC	Wilmington Trust, National Association
250 West 57th Street	BANK 2020-BNK29	6.8%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
The Arboretum	BANK 2020-BNK29	3.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
1890 Ranch	BANK 2020-BNK29	2.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
711 Fifth Avenue	GS Mortgage Securities Trust 2020-GC47	1.8%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Coleman Highline	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF IV Debt AIV, LP
Grace Building	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC
250 West 57th Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF IV Debt AIV, LP
The Arboretum	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF IV Debt AIV, LP
1890 Ranch	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF IV Debt AIV, LP
711 Fifth Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	LD II Holdco X, LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.

(2)	The Miami Design District whole loan will constitute a non-serviced whole loan after the related servicing shift securitization date.

(3)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder. See also “Description of the Mortgage Pool—The Whole Loans—The Miami Design District Pari Passu-A/B Whole Loan” in this prospectus.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan (including the McDonald’s Global HQ trust subordinate companion loan) is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

Although the McDonald’s Global HQ trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the McDonald’s Global HQ trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the McDonald’s Global HQ trust subordinate companion loan unless otherwise indicated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics*

All Mortgage Loans
Initial Pool Balance(1)	$814,473,443
Number of mortgage loans	40
Number of mortgaged properties	62
Range of Cut-off Date Balances	$1,100,000 to $80,000,000
Average Cut-off Date Balance	$20,361,836
Range of Mortgage Rates	1.9375% to 4.1800%
Weighted average Mortgage Rate	3.1292%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	118 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	337 months
Range of remaining amortization terms(3)	239 months to 479 months
Weighted average remaining amortization term(3)	336 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	4.1% to 70.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	50.3%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	4.0% to 66.1%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	45.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.38x to 23.82x
Weighted average U/W NCF DSCR(5)(6)(7)	3.23x
Range of U/W NOI Debt Yields(5)(6)	8.4% to 81.0%
Weighted average U/W NOI Debt Yield(5)(6)	12.0%
Percentage of Initial Pool Balance consisting of:
Interest-only	59.6%
Amortizing Balloon	25.2%
Partial Interest-only	7.8%
Interest-only, ARD	7.5%

*	Except where expressly stated otherwise, statistical information in this table does not include the McDonald’s Global HQ trust subordinate companion loan.

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 1 mortgage loan (7.5%) with an anticipated repayment date, calculated as of the related anticipated repayment date.

(3)	Excludes 16 mortgage loans (67.0%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the 605 Third Avenue mortgage loan (9.8%) the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 45.1%, 45.1%, 4.30x and 10.4%, respectively. With respect to the Miami Design District mortgage loan (9.2%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 58.4%, 58.4%, 1.72x and 7.4%, respectively. With respect to the McDonald’s Global HQ mortgage loan (8.6%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 68.3%, 44.0%, 1.17x and 7.2%, respectively. With respect to the Grace Building mortgage loan (7.4%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 58.1%, 58.1%, 3.00x and 8.3%, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	None of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited Operating History
28 of the mortgaged properties (21.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from Underwriting Standards
Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with a certificate balance and the exchangeable certificates that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Bank of America, National Association, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor, the underwriters or any other person is required to or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or similar requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

Information Available to Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:

●	the certificate administrator’s website initially located at www.ctslink.com; and

may be available to certificateholders through:

●	the master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the McDonald’s Global HQ trust subordinate companion loan is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and the McDonald’s Global HQ trust subordinate companion loan as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after December 2030 and the Coleman Highline mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the McDonald’s Global HQ trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan or the McDonald’s Global HQ trust subordinate companion loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates including the loan-specific certificates (other than the Class V and Class R certificates, the RR Interest and the McRR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans and the McDonald’s Global HQ trust subordinate companion loan then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3, Class A-4 and Class A-S trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates including the loan-specific certificates (other than the Class V and Class R certificates, the RR Interest and McRR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s and McRR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment

Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan (or the McDonald’s Global HQ trust subordinate companion loan, as applicable) in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan (or the McDonald’s Global HQ trust subordinate companion loan, as applicable), the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan (or the McDonald’s Global HQ trust subordinate companion loan, as applicable) or mortgaged property or causes the mortgage loan (or the McDonald’s Global HQ trust subordinate companion loan, as applicable) to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as three separate REMICs – the lower-tier REMIC, the upper-tier REMIC and the McDonald’s Global HQ trust subordinate companion loan REMIC – for federal income tax purposes.

The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which represent beneficial ownership of one or more REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material Federal Income Tax Considerations”.

In addition, the portion of the issuing entity consisting of the excess interest accrued on any mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates and the RR Interest, will be treated as a grantor trust for federal income tax purposes (a “grantor trust”).

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●

COVID-19:  Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates.  In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●

Non-Recourse Loans:  The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●

Borrowers:  Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.

●

Property Performance:  Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation.  Property values may decrease even when current operating income does not.  The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.

●

Loan Concentration:  Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●

Property Type Concentration:  Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts.  Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●

Other Concentrations:  Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●

Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●

Significant Tenants:  Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●

Zoning:  Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●

Directing Holder and Companion Holders:  Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans.  Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●

Limited Obligations:  The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●

Uncertain Yields to Maturity:  The offered certificates have uncertain yields to maturity.  Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable.  Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic.  The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act.  A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.  There can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general, and those downturns will likely continue for some time.  The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown.  While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted.  The United States economy has begun to contract, and it is unclear how large the contraction will be, how long it will last, and when economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic.  It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic.  As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.  Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures.  Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). See “Description of the Mortgage Pool—COVID-19 Considerations”.  We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.  You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic.  In response, the applicable special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of coronavirus infections and COVID-19 deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions.  However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects may be experienced uniquely by property type.  For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally;

●

retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●

self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

●

multifamily and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income and, with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●

office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases; and

●

properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities may implement (and in some cases may already have implemented) measures designed to provide relief to borrowers and tenants, including moratoriums on foreclosure and/or eviction proceedings and mandated forbearance programs. For example, recent legislation in Oregon imposes a temporary moratorium on foreclosures and other lender remedies and affords COVID-impacted borrowers, including commercial borrowers, the right to defer debt service payments through December 31, 2020 until loan maturity.  Any such measures may lead to shortfalls and losses on the certificates.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.  In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions.  When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic.  Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool.  Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The applicable master servicer will be obligated under and subject to the terms of the pooling and servicing agreement to advance any scheduled monthly payment of interest (other than any balloon payment) on the mortgage loan that the borrowers fail to pay that is required to be made under the mortgage loan documents. The aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates.  The applicable master servicer’s obligation to make an advance is dependent on the terms of the mortgage loan documents as of the date of determination, as modified, including as a result of a modification resulting from a Payment Accommodation or Government-Sponsored Relief Modification, and in any event the applicable master servicer will remain obligated to make an advance only to the extent the borrower fails to make a required scheduled monthly payment of interest.  See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work.  Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicers, the certificate administrator and the other parties to this transaction.  Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes.  Furthermore, because the master servicers and special servicers operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change. In addition, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed.

The loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans.  We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums, that the borrowers will be able to fund any insurance premium reserve or that any such reserve will be sufficient to pay all required insurance premiums. In addition, although the mortgage loans generally require the borrowers to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic.  See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider, as the country reopens, the impact that a surge in COVID-19 cases could have on economic conditions.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations” and see also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.  We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments.  While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts.  If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.  Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period.  We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires.  We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property.  Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan.  If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.  See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if those tenants were paying above-market rents or could not be replaced.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.  See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-

term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases.  Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.  Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied.  The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises, which may result in disruptions similar to those described above.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.  See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses.  Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●

certain multifamily properties may be considered to be “flexible apartment properties”.  Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings.  These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances.  These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP ACT”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be owned and operated as residential cooperative properties where, generally, a non-profit residential cooperative corporation owns or leases such property.  The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●

the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●

the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●

the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●

the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●

that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above.  Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants.  These units may be or in the future become subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure.  These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation.  The borrower’s tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.  No individual or entity (other than the borrower) has recourse obligations with respect to the related mortgage loans, including pursuant to any guaranty or environmental indemnity.

With respect to the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust.  Several of these differences are particularly relevant to your consideration of an investment in the offered certificates.  In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust.  See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” for information regarding the calculations made herein with respect to mortgage loans secured by residential cooperative properties.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A).  See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower.  With respect to the mortgage loans sold by National Cooperative Bank, N.A., National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust.  In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower.  See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building.  The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower.  In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units.  Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit.  Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers.  The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers.  As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.  Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property.  Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses.  These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages.  The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.  To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property.  See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units.  Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels.  Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties.  In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other.  As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations.  Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities.  Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism.  These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations.  Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences.  In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception.  These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market.  Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property.  The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license.  In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  We cannot assure you that a new license could be obtained promptly or at all.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”.  Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system.  We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties operate family entertainment resorts that include waterparks. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other waterparks could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement.  We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation.  In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager.  Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted.  In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager.  Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement.  Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations.  We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.  In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.  See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors.  Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.  Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests.  We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units.  The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan.  See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted.  In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units.  Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas.  Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  As mortgage loans pay down or properties are released, the remaining pooled certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the pooled certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: office, retail, industrial and multifamily.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Florida, Illinois and Utah.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.  See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property.  Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy.  See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property.  Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken.  Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.  See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association —Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property.  To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans.  In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property.  In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests.  These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions.  Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property.  See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage.  Parking garages and parking lots present risks not associated with other properties.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility.  Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property.  Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings.  See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.  Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.  In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a

“legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance.  Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks.  Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection.  For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval.  Any such approval process, even if successful, could delay any redevelopment or alteration of a related property.  The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment.  Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference.  In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2021. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.  See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment.  Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans.  To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program.  The Terrorism Insurance Program has since been extended and reauthorized a few times.  Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses.  Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government.  The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year.  Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million.  The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks.  Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program.  We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance.  Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market.  To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.  In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance.  In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA.  See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans.  See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.  We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance.  Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.  See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property.  The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available.  As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease.  In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information.  The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee.  In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors.  We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows.  For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease.  Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred.  In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.  In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic.  The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus.  We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result.  In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans.  Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a

Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”).  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan.  Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A-1 for the dates of the latest appraisals for the mortgaged properties.  We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates.  The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed.  Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value.  However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified.  Any non-”as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values.  See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Certain appraisals were prepared prior to the COVID-19 pandemic and do not account for the effects of the pandemic on the related mortgaged properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals.  We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property.  There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units.  Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate.  The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow.  In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units.  The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions.  With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized upon a sale of such property following foreclosure of a mortgage loan secured by a residential cooperative property. Upon foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property.  The “Coop-Rental Value” of a residential cooperative property presented on

Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property.  Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser.  The projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.  In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives).  Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants.  These units may be or in the future become subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure.  In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative.  See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

5 of the mortgage loans (17.6%) are seasoned mortgage loans and were originated more than 8 months prior to the cut-off date.  There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.  For example:

●

property values and surrounding areas have likely changed since origination; origination standards at the time of the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances of and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers, and the tenants may have changed in other respects since the mortgage loans were originated.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.  See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.  For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan.  Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements.  Additionally, in some cases unsecured debt exists and/or is allowed in the future.  Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended.  Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”).  An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan.  Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities.  Such loans are subject to additional bankruptcy risk.  The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership.  Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property.  The bankruptcy of a general partner may dissolve the partnership under applicable state law.  In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case.  The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower.  A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation.  Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal.  Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common.  In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  See “—Tenancies-in-Common May Hinder Recovery” below.  See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past.  In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction.  In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction.  We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents.  Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.  In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony.  We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.  Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.  See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity.  Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity (other than McDonald’s Global HQ trust subordinate companion loan), the related borrower is still obligated to make interest and principal payments on such companion loan.  As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow.  Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties.  Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.  In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate.  Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate.  Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common.  In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common under the mortgage loans will be single-purpose entities.  Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans.  These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans.  For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans.  Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.  See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.  See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Descriptions of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Bank of America, National Association, one of the sponsors, originators and each anticipated initial risk retention consultation party, and of BofA Securities, Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans.  The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans.  These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.  Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties.  Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants.  The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity.  We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity.  Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans.  In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association, each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Bank of America, National Association is expected to be appointed as each initial risk retention consultation party by the holder of the majority of the RR Interest and McRR Interest, as applicable.  A risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not required to follow any such recommendations or take directions from a risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents.  A risk retention consultation party and the holder of the majority of the RR Interest or McRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if a risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans.  In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or the holder of the majority of the RR Interest or McRR Interest by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan.  See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as a holder of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations.  For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator.  Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan.  Nor can there be any assurance that any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as a holder of the RR Interest) or a risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as a risk retention consultation party is affiliated with an Underwriter Entity.  There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association, each an affiliate of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates.  See “Pooling and Servicing Agreement—Servicing Standard”.  The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates.  However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.  Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer.  In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates.  See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class).  After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer.  See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.  Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.  While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations.  Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2020-BNK30 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller.  This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that the master servicers and the special servicers for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans.  See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan) and the McDonald’s Global HQ trust subordinate companion loan.  See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.  In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties.  In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached.  Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor.  We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity.  Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans.  See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”.  In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties.  In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer.  We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity.  Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be appointed as the initial directing certificateholder (other than with respect to the McDonald’s Global HQ mortgage loan).  Further, a third party is expected to be the initial holder of the 605 Third Avenue subordinate companion loan and a third party is expected to be the initial holder of the Miami Design District subordinate companion loan and, as such, each such entity will be entitled to exercise many of the rights of the directing certificateholder with respect to the related whole loan.  See “Description of the Mortgage Pool—The Whole Loans—The 605 Third Avenue Pari Passu-A/B Whole Loan”, “—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” and “—The Miami Design District Pari Passu-A/B Whole Loan” in this prospectus. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates.  The directing certificateholder will be controlled by the controlling class certificateholders.

With respect to the McDonald’s Global HQ mortgage loan (8.6%), such mortgage loan and the McDonald’s Global HQ trust subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the McDonald’s Global HQ mortgage loan and the McDonald’s Global HQ trust subordinate companion loan will be assets in the trust fund.  Prior to the continuation of an McDonald’s Global HQ trust subordinate companion loan control appraisal period, the directing holder will be the McDonald’s Global HQ controlling class certificateholder (or its representative) selected by a majority of the McDonald’s Global HQ controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). Prior to the continuation of an McDonald’s Global HQ trust subordinate companion loan control appraisal period, the directing holder for the McDonald’s Global HQ whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the McDonald’s Global HQ whole loan and (ii) replace the special servicer with respect to the McDonald’s Global HQ whole loan, with or without cause.  The special servicer may, at the direction of the directing holder for the McDonald’s Global HQ whole loan, take actions with respect to the McDonald’s Global HQ whole loan that could adversely affect the holders of some or all of the classes of certificates.   See “Description of the Mortgage Pool—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” in this prospectus.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders.  As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.  Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan.  Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans.  As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.  In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause).  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement.  Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any.  As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”.  However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.  After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan).  See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.  With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties.  Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”.  In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders.  As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates.  However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.  In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans).  See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower.  In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement).  In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement.  Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class V certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.  In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates.  Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors.  In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan.  The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to the McDonald’s Global HQ mortgage loan).  The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer.  In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan.  See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial directing certificateholder (other than with respect to the McDonald’s Global HQ mortgage loan).  Greystone Servicing Company LLC is expected to act as the special servicer and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement).  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.  In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“EU Institutional Investors”) including:  institutions for occupational retirement provision; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms; insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that:  (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of European Union Regulation (EU) No 575/2013 (the “CRR”), consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to the EU Risk Retention and Due Diligence Requirements.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

The Retaining Parties have informed the underwriters that none of the sponsors, the depositor, their respective affiliates or any other person intends to retain a material net economic interest in such transaction, or to take any other action in connection with such transaction, in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirement.  None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

Consequently, the offered certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the Mortgage Loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the offered certificates.  The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labour credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019.  At this time, each Person receiving this prospectus should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing offered certificate, which may limit the liquidity of the offered certificates and adversely affect the price of the offered certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of offered certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of offered certificates advised to consult with its own advisers regarding the suitability of the offered certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirements to this transaction. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any Person, including any Japanese Affected Investor, and none of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party intends to take any steps to comply (or facilitate compliance by any Person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any Person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans.  Actual losses may, however, exceed the assumed levels.  If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates.  If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor.  Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of pooled certificates.  If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings on those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those pooled certificates by the other nationally recognized statistical rating organizations hired by the depositor.  In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of pooled certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.  Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates.  Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action.  In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates.  If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans.  The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts.  We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date.  Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults.  Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders.  Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.  In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable.  Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums.  As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.  Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 trust components
Class X-B	Class A-S trust component and Class B and Class C certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-1 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates.  Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 and Class A-2 certificates and the Class A-3 and Class A-4 trust components remain outstanding.  As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 and Class A-2 certificates and the Class A-3 and Class A-4 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A-1.  The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained pooled certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).  Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained pooled certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus.  See “Description of the Certificates—Distributions”.  Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained pooled certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances.  See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained pooled certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S trust component and, then, pro rata, the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component.  Any portion of such amount applied to the Class A-3, Class A-4 or Class A-S trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.  A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-SB certificates or the Class A-3 or Class A-4 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S trust component or the Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates.  We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances.  See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.  In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates

As described in this prospectus, the rights of the holders of Class A-S Exchangeable Certificates (collectively) and the Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained pooled certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation.  If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained pooled certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates, and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates.  See “Description of the Certificates”.  As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of pooled certificates.  See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Pooled Certificates Will Not Be Available to the Non-Retained Pooled Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained pooled certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements.  Amounts received and allocated to the non-retained pooled certificates will not be available to satisfy any amounts due and payable to the RR Interest.  Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained pooled certificates.  As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained pooled certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements.  See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans.  With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or a risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement.  With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement.  See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”.  In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class.  Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote.  In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  See “Description of the Certificates—Voting Rights”.  You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest and the McRR Interest will not have any voting rights; however, the holders of the RR Interest and the McRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.  The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists.  See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity.  See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the pooled risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and other than with respect to the McDonald’s Global HQ whole loan).  See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and a risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  As a result of the exercise of these rights by the directing certificateholder and a risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates.  Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates.  The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing.  Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity.  See “Description of the

Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicers and the special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation parties and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)            may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)           may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)          may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)           will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation parties or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan).  Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”.  The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender).  We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates.  With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement.  Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus.  After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan and the McDonald’s Global HQ whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by pooled certificateholders holding at least 66-2/3% of a quorum of the pooled certificateholders (which quorum consists of the holders of pooled certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)).  See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause.  The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause.  The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders.  With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity.  The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement.  See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.  We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement.  Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) other than with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan.  The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan.  See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan.  However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses.  In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable.  The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates.  See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.  Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan.  In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall.  To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority.  See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors.  First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date.  You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates.  The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates.  You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us.  Neither we nor any of our affiliates (except Bank of America, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity.  In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic.  Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects.  In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.  In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.  We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”).  If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable.  However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable.  An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions.  However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor.  A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts.  If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained.  Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant.  Such increased cost could result in losses to the issuing entity.  Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation.  In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicers, any Sub-Servicer or the Special Servicers May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect any master servicer’s, any sub-servicer’s or any special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the McDonald’s Global HQ trust subordinate companion loan REMIC or the Lower-Tier REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the McDonald’s Global HQ trust subordinate companion loan REMIC or the Lower-Tier REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the applicable master servicer or the applicable special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Loan Modifications Related to COVID-19

On April 13, 2020, the IRS issued REMIC guidance under Revenue Procedure 2020-26 regarding forbearance granted to mortgage loan borrowers experiencing financial hardship due to the COVID-19 emergency. Under Revenue Procedure 2020-26, REMICs can grant forbearance relief to COVID-19-affected borrowers of mortgage loans without suffering certain adverse tax consequences. In particular, a COVID-19 related modification of a mortgage loan held by a REMIC, by itself, will not jeopardize the treatment of such mortgage loan as a “qualified mortgage” for REMIC tax purposes and will not jeopardize the tax status of the REMIC that holds such loan as a “REMIC” for income tax purposes. In addition, if a mortgage loan satisfied the “principally secured” test (see the paragraph immediately above) at the time of origination, such loan will not be re-tested for such purpose solely because there was a COVID-19 related modification after origination. The relief generally applies to mortgage loans where forbearance (i) is put in place between March 27, 2020 and December 31, 2020, and (ii) lasts for a period of six months or less.

The applicable special servicer will be allowed to grant a forbearance on a mortgage loan related to the global COVID-19 emergency if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such mortgage loan (whether or not such prior grants of forbearance were covered by Revenue Procedure 2020-26), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) and such forbearance is covered by Revenue Procedure 2020-26, (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC tax consequence. It is unclear whether the IRS will extend the application of Revenue Procedure 2020-26 or issue new guidance for forbearances granted after December 31, 2020.

This could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of offered certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn, including any economic downturn related to the COVID-19 pandemic, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected. See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicers, the special servicers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicers, the special servicers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicers, the special servicers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicers’, the special servicers’ or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the McDonald’s Global HQ trust subordinate companion loan, and distributions on any class of pooled certificates or loan-specific certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the McDonald’s Global HQ trust subordinate companion loan, respectively, and the subsequent allocation of such amounts between the RR Interest or McRR Interest, on one hand, and the non-retained pooled certificates or non-retained loan-specific certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the pooled certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities were required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 were not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

On March 25, 2020, the Coronavirus Aid Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act is extensive and significant legislation, and the majority of implementing regulations have not yet been issued. The potential impact of the CARES Act on the borrowers is not yet known. It is possible that compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, the borrowers and may have an adverse impact on the ability of the master servicer to effectively service the mortgage loans. Further, certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow mortgagors to forgo making scheduled payments for some period of time, require modifications to mortgage loans (e.g. waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including foreclosure actions or temporary closures of the master servicer or the special servicer as “non-essential businesses” or otherwise.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 40 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $814,473,443 (the “Initial Pool Balance”) and (ii) the McDonald's Global HQ Trust Subordinate Companion Loan with a principal balance as of the Cut-off Date of $110,000,000. The “Cut-off Date” means the respective due dates for such Mortgage Loans and the McDonald's Global HQ Trust Subordinate Companion Loan in December 2020 (or, in the case of any Mortgage Loan that has its first due date after December 2020, the date that would have been its due date in December 2020 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

12 Mortgage Loans (74.4%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan. With respect to the McDonald’s Global HQ Whole Loan, there is one Subordinate Companion Loan relating to the McDonald’s Global HQ Mortgage Loan, consisting of Note B, which will be included in the issuing entity (the “McDonald’s Global HQ Trust Subordinate Companion Loan”). The McDonald’s Global HQ Trust Subordinate Companion Loan will have a Cut-off Date Balance of $110,000,000. Although the McDonald’s Global HQ Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the McDonald’s Global HQ Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement will be payable only to the Class MCD-D, Class MCD-X, Class MCD-E, Class MCD-F and Class MCD-G certificates and the McRR Interest (the “Loan-Specific Certificates”).

The Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	12	13	$283,340,737	34.8%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	7	28	251,610,000	30.9
Bank of America, National Association	Bank of America, National Association	7	7	236,627,265	29.1
National Cooperative Bank, N.A.	National Consumer Cooperative Bank or National Cooperative Bank, N.A.(2)	14	14	42,895,442	5.3
Total		40	62	$ 814,473,443	100.0%

(1)	Certain of the Mortgage Loans are part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “—Co-Originated and Third-Party Originated Mortgage Loans” below.

(2)	With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., 10 of such Mortgage Loans (3.6%), were originated by National Consumer Cooperative Bank, and 4 of such Mortgage Loans (1.7%), were originated by National Cooperative Bank, N.A.

In addition to the Mortgage Loans shown in the chart above, Bank of America, National Association originated the McDonald's Global HQ Trust Subordinate Companion Loan and will transfer it to the Depositor.

Each Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The McClellan Park Mortgage Loan (9.2%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Goldman Sachs Bank USA.

●	The Grace Building Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Bank of America, National Association, JPMorgan Chase Bank, National Association, Column Financial, Inc. and DBR Investments Co. Limited.

●	The 711 Fifth Avenue Mortgage Loan (1.8%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Goldman Sachs Bank USA.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 22, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 605 Third Avenue Mortgage Loan or the 605 Third Avenue Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the 605 Third Avenue Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the 605 Third Avenue Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the McDonald’s Global HQ Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the McDonald’s Global HQ Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the McDonald’s Global HQ Trust Subordinate Companion Loan unless otherwise indicated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans (including the McDonald’s Global HQ Trust Pari Passu Companion Loans) is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan (including the McDonald’s Global HQ Trust Subordinate Companion Loan) is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below). In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Certain appraisals were prepared prior to the COVID-19 pandemic and do not account for the effects of the pandemic on the related Mortgaged Properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related Mortgaged Properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means, in the case of the Mortgage Loans sold into the trust by Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and National Cooperative Bank, N.A., the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan (assuming a 365-day year);

●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Coleman Highline(1)	7.5%	56.5%	56.5%	$296,800,000	60.8%	60.8%	$275,700,000
Hilton Garden Inn Salt Lake City Airport(2)	2.8%	63.0%	54.2%	$36,800,000	71.7%	61.7%	$32,300,000

(1)	The Other Than “As-Is” Appraised Value is the prospective value upon stabilization, which assumes the sole tenant (357,106 SF), representing 100.0% of net rentable SF, is in occupancy of its entire space and paying full, unabated rent. The sole tenant has taken possession of Building 1 (162,557 SF), is required to commence paying full, unabated rent in January 2021 and is completing its buildout throughout 2021. The sole tenant is in occupancy and paying full, unabated rent in Building 2 (194,549 SF). A reserve was taken for all outstanding tenant improvement allowances, which must be used by December 2021.

(2)	The Other Than “As-Is” Appraised Value is the prospective value upon completion of the property improvement plan (“PIP”), expected to be completed in January 2021. A reserve was taken for the outstanding PIP work.

With respect to the 250 West 57th Street Mortgage Loan (6.8%), the borrowers have informed the lender that they have applied for an Industrial and Commercial Abatement Program (“ICAP”) tax abatement, has not been received, and the borrower has not yet satisfied all conditions to the abatement. See “—Real Estate and Other Tax Considerations”. The Appraised Value assumes that the ICAP is in place and has a net present value of $11,000,000. If such net present value of $11,000,000 was excluded from the Appraised Value of $330,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 56.4%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

With respect to the 711 Fifth Avenue Mortgage Loan (1.8%), the “as-is” Appraised Value of $1,000,000,000 as of January 23, 2020 includes the extraordinary assumption that the borrower sponsors have invested approximately $13,500,000 in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the 711 Fifth Avenue Mortgaged Property. Such capital expenditures have not been completed, are not required and have not been reserved for under the Mortgage Loan documents, and there can be no assurance that they will be made.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the

Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

With respect to the 250 West 57th Street Mortgage Loan (6.8%), the borrower has applied for an ICAP abatement but such ICAP abatement has not been received, and the borrower has not yet satisfied all conditions to the abatement. See “—Real Estate and Other Tax Considerations.” The Appraised Value assumes that the ICAP is in place and has a net present value of $11,000,000. If such net present value of $11,000,000 was excluded from the Appraised Value of $330,000,000, the Cut-off Date LTV Ratio would be 56.4%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

With respect to the 250 West 57th Street Mortgage Loan (6.8%), approximately $2,178,571 of ICAP benefits was underwritten; however the related ICAP abatement has not been received. See “—Real Estate and Other Tax Considerations.” Excluding such ICAP benefits, the U/W NCF DSCR would be 3.16x.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

With respect to the 250 West 57th Street Mortgage Loan (6.8%), the borrower has applied for an ICAP abatement but such ICAP abatement has not been received, and the borrower has not yet satisfied all conditions to the abatement. See “—Real Estate and Other Tax Considerations.” The Appraised Value assumes that the ICAP is in place and has a net present value of $11,000,000.  If such net present value of $11,000,000 was excluded from the Appraised Value of $330,000,000, the LTV Ratio at Maturity or ARD would be 56.4%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of Annual Debt Service on such Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Cash Flow Debt Service Coverage Ratio is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

With respect to the 250 West 57th Street Mortgage Loan (6.8%), approximately $2,178,571 of ICAP benefits was underwritten; however, the related ICAP abatement has not been received. See “—Real Estate and Other Tax Considerations.” Excluding such ICAP benefits, the U/W NCF Debt Yield would be 9.1%.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

With respect to the 250 West 57th Street Mortgage Loan (6.8%), approximately $2,178,571 of ICAP benefits was underwritten; however, the related ICAP abatement has not been received. See “—Real Estate and Other Tax Considerations.” Excluding such ICAP benefits, the U/W NOI DSCR would be 3.52x.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

With respect to the 250 West 57th Street Mortgage Loan (6.8%), approximately $2,178,571 of ICAP benefits was underwritten; however, the related ICAP abatement has not been received. See “—Real Estate and Other Tax Considerations.” Excluding such ICAP benefits, the U/W NOI Debt Yield would be 10.1%.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, (c) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (d) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be or in the future become subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to Mortgage Loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a

residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, Underwritten Effective Gross Income, Underwritten Total Expenses, Underwritten NOI, Underwritten Replacement Reserves and Underwritten NCF, in each case as set forth on Annex A-1, are derived from the appraisal. The projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to Mortgage Loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of December 1, 2020, (2) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt UW NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of December 1, 2020, (3) the Total Mortgage Debt UW NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of December 1, 2020, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable Mortgage Loan document (with the applicable interest rate determined using the Prime Rate in effect as of December 1, 2020 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to Mortgage Loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the Mortgaged Property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics*

All Mortgage Loans
Initial Pool Balance(1)	$814,473,443
Number of mortgage loans	40
Number of mortgaged properties	62
Range of Cut-off Date Balances	$1,100,000 to $80,000,000
Average Cut-off Date Balance	$20,361,836
Range of Mortgage Rates	1.9375% to 4.1800%
Weighted average Mortgage Rate	3.1292%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	118 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	337 months
Range of remaining amortization terms(3)	239 months to 479 months
Weighted average remaining amortization term(3)	336 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	4.1% to 70.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	50.3%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	4.0% to 66.1%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	45.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.38x to 23.82x
Weighted average U/W NCF DSCR(5)(6)(7)	3.23x
Range of U/W NOI Debt Yields(5)(6)	8.4% to 81.0%
Weighted average U/W NOI Debt Yield(5)(6)	12.0%
Percentage of Initial Pool Balance consisting of:
Interest-only	59.6%
Amortizing Balloon	25.2%
Partial Interest-only	7.8%
Interest-only, ARD	7.5%

*	Except where expressly stated otherwise, statistical information in this table does not include the McDonald’s Global HQ Trust Subordinate Companion Loan.

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 1 Mortgage Loan (7.5%) with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes 16 Mortgage Loans (67.0%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the 605 Third Avenue Mortgage Loan (9.8%), the related Cut-off Date LTV Ratio, Loan-to-Value Ratio as of the maturity date, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 45.1%, 45.1%, 4.30x and 10.4%, respectively. With respect to the Miami Design District Mortgage Loan (9.2%), the related Cut-off Date LTV Ratio,

Loan-to-Value Ratio as of the maturity date, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 58.4%, 58.4%, 1.72x and 7.4%, respectively. With respect to the McDonald’s Global HQ Mortgage Loan (8.6%), the related Cut-off Date LTV Ratio, Loan to Value Ratio as of the maturity date, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 68.3%, 44.0%, 1.17x and 7.2%, respectively. With respect to the Grace Building Mortgage Loan (7.4%), the related Cut-off Date LTV Ratio, Loan-to-Value Ratio as of the maturity date, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 58.1%, 58.1%, 3.00x and 8.3%, respectively.

(6)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 1 Mortgage Loan (0.7%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office
CBD	4	$264,698,070	32.5%
Suburban	1	60,700,000	7.5
Medical	5	33,589,143	4.1
Subtotal:	10	$358,987,213	44.1%
Retail
Anchored	6	$132,231,564	16.2%
Luxury Retail	1	75,000,000	9.2
Single Tenant	21	52,716,195	6.5
Subtotal:	28	$259,947,759	31.9%
Industrial
Warehouse	2	$80,244,000	9.9%
Subtotal:	2	$80,244,000	9.9%
Multifamily
Cooperative	14	$42,895,442	5.3%
Mid Rise	1	4,500,000	0.6
Subtotal:	15	$47,395,442	5.8%
Hospitality
Select Service	1	$23,175,000	2.8%
Limited Service	1	9,554,195	1.2
Subtotal:	2	$32,729,195	4.0%
Mixed Use
Office/Retail	1	$15,000,000	1.8%
Multifamily/Retail	1	4,725,000	0.6
Subtotal:	2	$19,725,000	2.4%
Self Storage
Self Storage	3	$15,444,834	1.9%
Subtotal:	3	$15,444,834	1.9%

Total:	62	$814,473,443	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Fresh Pond Cambridge Mortgage Loan (3.7%), the largest tenant, Whole Foods Market, which leases 19.9% of the net rentable area at the Mortgaged Property, identified the following exceptions to the statement in its estoppel that no default or event of default existed under its lease: (i) ongoing roof leaks with damaged roof tiles, (ii) the sidewalk was scheduled to be replaced and the project has not yet started, and (iii) the need for repeated requests for completion of landscaping, along with lack of parking lot maintenance, and need to address overall routine common area maintenance. Under the Whole Foods Market lease, if the landlord fails to make required repairs under the lease, and the failure has a material adverse effect on the tenant’s ability to operate at the leased premises, or the landlord otherwise defaults, the tenant may perform these obligations and require reimbursement from the landlord with interest at the rate of 12% per annum, and if the landlord fails to reimburse, offset the reimbursement against its rent. The loan documents require the borrower to complete repairs to the roof, replacement of edge metal, sidewalk repairs, planter landscaping and parking lot sweeping within 180 days of origination. At origination, approximately $339,891 was reserved for such repairs.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Leased Fee Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the 541 Bronx River Road Mortgage Loan (0.6%), 6 of the 70 residential units at the Mortgaged Property are subject to rent control and 64 residential units are subject to rent stabilization. 8 residential units at the Mortgaged Property are governed by the Senior Citizen Rent Increase Exemption (SCRIE)/Disability Rent Increase Exemption (DRIE) programs.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties set forth in the below chart, we note the following:

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton Garden Inn Salt Lake City Airport	$23,175,000	2.8%	2/29/2040	3/11/2030
Comfort Suites – Moab, UT	$9,554,195	1.2%	12/13/2039	1/1/2030

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the 711 Fifth Avenue Mortgage Loan (1.8%), the Mortgaged Property served as Ralph Lauren’s former flagship. However, since April 2017, the majority of its space has been dark and is available for sublease. Ralph Lauren continues to operate the Polo Bar restaurant (7,436 SF of the total Ralph Lauren 38,638 SF) at this location and continues to pay rent for its entire leased space. The lease requires annual rent of $27,500,000 plus a rent increase to $30,000,000 in April 2024, expires June 2029 and includes two five-year renewal options. The lease represents 41.1% of the total underwritten base rent at the Mortgaged Property and is guaranteed by Ralph Lauren Corporation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Medical/laboratory/technical training center	6	12.7%
Grocery Store	6	11.8%
Restaurant	1	8.6%
Gym, fitness center, indoor climbing center or a health club	2	6.2%
Movie Theater	2	5.6%

With respect to The Arboretum Mortgaged Property (3.1%),such Mortgaged Property includes a tenant that operates a gas station or automotive service center.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
605 Third Avenue	$80,000,000	9.8%	$225	6.61x	33.7%	Office
McClellan Park	$75,000,000	9.2%	$52	2.90x	60.2%	Industrial
Miami Design District	$75,000,000	9.2%	$805	2.14x	46.7%	Retail
McDonald's Global HQ	$69,698,070	8.6%	$294	1.45x	41.4%	Office
Coleman Highline	$60,700,000	7.5%	$470	3.18x	56.5%	Office
Grace Building	$60,000,000	7.4%	$567	4.25x	41.1%	Office
250 West 57th Street	$55,000,000	6.8%	$331	3.49x	54.5%	Office
ExchangeRight Net Leased Portfolio #41	$40,000,000	4.9%	$200	2.60x	61.3%	Various
Fresh Pond Cambridge	$30,000,000	3.7%	$221	3.34x	44.2%	Retail
York Marketplace	$29,500,000	3.6%	$96	2.74x	66.1%	Retail
The Arboretum	$24,921,564	3.1%	$179	1.70x	58.6%	Retail
Hilton Garden Inn Salt Lake City Airport	$23,175,000	2.8%	$134,738	2.11x	63.0%	Hospitality
Walgreens Portfolio	$21,500,000	2.6%	$304	1.66x	62.2%	Retail
1890 Ranch	$20,610,000	2.5%	$115	2.17x	66.2%	Retail
Town Center Jeffersonville	$19,600,000	2.4%	$106	1.75x	70.0%	Retail
Top 3 Total/Weighted Average	$230,000,000	28.2%		3.94x	46.6%
Top 5 Total/Weighted Average	$360,398,070	44.2%		3.33x	47.2%
Top 10 Total/Weighted Average	$574,898,070	70.6%		3.36x	49.1%
Top 15 Total/Weighted Average	$684,704,634	84.1%		3.12x	51.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 605 Third Avenue Mortgage Loan based on the combined senior notes and subordinate notes are 4.30x and 45.1%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Miami Design District Mortgage Loan based on the combined senior notes and subordinate notes are 1.72x and 58.4%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the McDonald’s Global HQ Mortgage Loan based on the combined senior notes and subordinate notes are 1.17x and 68.3%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Grace Building Mortgage Loan based on the combined senior notes and subordinate notes are 3.00x and 58.1%, respectively.

(3)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below (8.2%) are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ExchangeRight Net Leased Portfolio #41	Multi-property	$40,000,000	4.9%
Walgreens Portfolio	Multi-property	21,500,000	2.6
CVS Montgomery & Douglas Portfolio	Multi-property	5,305,338	0.7
Total		$66,805,338	8.2%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	19	$257,395,442	31.6%
California	6	$165,769,834	20.4%
Florida	1	$75,000,000	9.2%
Illinois	2	$71,621,502	8.8%
Utah	3	$40,329,195	5.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 14 other states, with no more than 3.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	8 Mortgaged Properties, securing approximately 24.1% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

●	2 Mortgaged Properties, securing approximately 9.8% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in California, Florida and Texas, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

28 of the Mortgaged Properties (21.2%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

With respect to the Comfort Suites – Moab, UT Mortgage Loan (1.2%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #41 Mortgage Loan (4.9%), the related borrower is a Delaware statutory trust. The related borrower, which permits up to 250 members, has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #41 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

●	With respect to the McClellan Park Mortgage Loan (9.2%), the loan documents provide the borrower the right to convert the existing legal parcel subject to the Twin Rivers Unified School District lease (the “Twin Rivers Parcel”) into a land condominium of two or more units, one of which shall be the Twin Rivers’ leased premises (the “Twin Rivers Condominium Unit”) and the right to obtain either a partial release of the Twin Rivers Parcel subject to certain conditions, including, payment of a release price equal to 100% of the allocated loan amount, or, after the conversion of the Twin Rivers Parcel into a condominium, a free partial release of the Twin Rivers Condominium Unit subject to certain conditions.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

14 of the Mortgage Loans (5.3%) are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	62	$814,473,443	100.0%
Total	62	$814,473,443	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Loan No.	Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	Debt Service Current as of November Payment (Y/N)	Debt Service Current as of December Payment (Y/N)	Forbearance, Loan Modification or other Debt Service Relief Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Tenants Making Full October Rent Payment (% NRA/Units)(1)	Tenants Making Full October Rent Payment (% of UW rent)(1)	Tenants Making Full November Rent Payment (% NRA/Units)(1)	Tenants Making Full November Rent Payment (% of UW rent)(1)
1	MSMCH	11/24/2020	11/20/2020	605 Third Avenue	Office	N/A(3)	N/A(3)	N	Y(5)	96.4%	97.0%	96.4%	97.0%
2	WFB	11/20/2020	11/13/2020	McClellan Park	Industrial	N/A(3)	N/A(3)	N	Y(6)	99.0%	99.0%	97.0%	97.0%
3	BANA	11/6/2020	2/28/2020	Miami Design District	Retail	Y	Y	Y(7)	Y(8)	77.1%	77.2%	78.9%	78.6%
4	BANA	12/1/2020	10/29/2020	McDonald's Global HQ	Office	N/A(2)	Y	N	Y(9)	100.0%	100.0%	100.0%	100.0%
5	WFB	11/4/2020	10/30/2020	Coleman Highline	Office	N/A(2)	Y	N	N	100.0%	100.0%	100.0%	100.0%
6	BANA	12/2/2020	11/17/2020	Grace Building	Office	N/A(3)	N/A(3)	N	Y(10)	98.0%	97.1%	98.0%	97.1%
7	MSMCH	11/30/2020	11/12/2020	250 West 57th Street	Office	N/A(3)	N/A(3)	N	Y(11)	90.4%	91.8%	91.5%	92.9%
8	MSMCH	11/24/2020	11/24/2020	ExchangeRight Net Leased Portfolio #41	Various	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
9	MSMCH	11/19/2020	10/27/2020	Fresh Pond Cambridge	Retail	N/A(2)	Y	N	Y(12)	97.0%	96.4%	99.5%	99.5%
10	WFB	11/30/2020	11/3/2020	York Marketplace	Retail	N/A(2)	(4)	N	Y(13)	100.0%	100.0%	99.6%	98.8%
11	WFB	11/10/2020	10/1/2020	The Arboretum	Retail	Y	(4)	N	Y(14)	93.9%	95.7%	92.8%	91.9%
12	WFB	11/13/2020	2/19/2020	Hilton Garden Inn Salt Lake City Airport	Hospitality	Y	(4)	Y(15)	N	(16)	(16)	(16)	(16)
13	MSMCH	11/24/2020	11/20/2020	Walgreens Portfolio	Retail	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
14	MSMCH	11/30/2020	3/6/2020	1890 Ranch	Retail	Y	Y	Y(17)	Y(18)	88.2%	89.9%	91.9%	88.7%
15	WFB	12/1/2020	11/20/2020	Town Center Jeffersonville	Retail	N/A(3)	N/A(3)	N	Y(19)	75.8%	91.0%	100.0%	100.0%
16	WFB	11/25/2020	12/2/2020	80 Grand - CA	Office	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
17	BANA	12/1/2020	3/6/2020	711 Fifth Avenue	Mixed Use	Y	Y	N	Y(20)	100.0%	100.0%	100.0%	100.0%
18	WFB	12/1/2020	11/23/2020	ClimaStor 5	Self Storage	N/A(3)	N/A(3)	N	N	N/A	97.4%	N/A	97.2%
19	BANA	11/3/2020	12/16/2019	Comfort Suites – Moab, UT	Hospitality	Y	Y	Y(21)	N	(22)	(22)	(22)	(22)
20	WFB	11/16/2020	11/17/2020	Oakwood Village	Retail	N/A(3)	N/A(3)	N	Y(23)	100.0%	100.0%	100.0%	100.0%
21	NCB	11/30/2020	10/30/2020	Bay Terrace Cooperative Section XII, Inc.	Multifamily	N/A(2)	(2)	N	N	100.0%(27)	N/A(28)	100.0%(27)	N/A(28)
22	NCB	11/12/2020	11/18/2020	Barocrest Apartments Owners Corp.	Multifamily	N/A(3)	N/A(3)	N	N	95.4%	N/A(28)	N/A(27)	N/A(28)
23	WFB	11/6/2020	11/10/2020	CVS Montgomery & Douglas Portfolio	Retail	N/A(2)	(4)	N	N	100.0%	100.0%	100.0%	100.0%
24	WFB	11/17/2020	11/17/2020	Kroger Distribution Center	Industrial	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
25	BANA	11/10/2020	11/16/2020	Cardiff Reef	Mixed Use	N/A(3)	N/A(3)	N	N	100.0%	100.0%	100.0%	100.0%
26	MSMCH	11/19/2020	11/19/2020	541 Bronx River Road	Multifamily	N/A(3)	N/A(3)	N	N	90.6%	90.6%	N/A	N/A
27	NCB	12/4/2020	10/30/2020	645 Owners Corp.	Multifamily	N/A(2)	(2)	N	N	92.3%(27)	N/A(28)	92.3(27)	N/A(28)
28	NCB	12/2/2020	11/19/2020	Glen Manor Apartments Corp.	Multifamily	N/A(3)	N/A(3)	N	N	98.5%(27)	N/A(28)	98.5%(27)	N/A(28)
29	WFB	11/23/2020	10/30/2020	Extra Space Storage-San Jacinto	Self Storage	N/A(2)	(4)	N	Y(24)	(25)	(25)	(25)	(25)
30	NCB	12/1/2020	10/30/2020	277 Bronx River Road Owners, Inc.	Multifamily	N/A(2)	Y	N	N	92.9%(27)	N/A(28)	91.8%(27)	N/A(28)
31	NCB	12/4/2020	10/29/2020	P.M.A. Corporation	Multifamily	N/A(2)	(2)	N	N	98.7%(27)	N/A(28)	97.4%(27)	N/A(28)
32	NCB	11/2/2020	11/20/2020	14 Soundview Owners Corp.	Multifamily	N/A(3)	N/A(3)	N	N	100.0%(27)	N/A(28)	N/A(27)	N/A(28)
33	BANA	10/30/2020	11/12/2020	Roseville North Highlands Self Storage	Self Storage	N/A(3)	N/A(3)	N	N	91.7%	91.7%	(26)	(26)
34	NCB	11/30/2020	10/29/2020	40 W. 22nd St. Tenants Cooperative Corp.	Multifamily	N/A(2)	(2)	N	N	100.0%(27)	N/A(28)	N/A(27)	N/A(28)
35	NCB	12/1/2020	11/20/2020	11 Bronx River Road Owners, Inc.	Multifamily	N/A(3)	N/A(3)	N	N	95.9%(27)	N/A(28)	94.6%(27)	N/A(28)
36	NCB	12/1/2020	11/20/2020	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	Multifamily	N/A(3)	N/A(3)	N	N	100.0%(27)	N/A(28)	100.0%(27)	N/A(28)
37	NCB	12/1/2020	11/30/2020	Elizabeth Gardens Corp.	Multifamily	N/A(3)	N/A(3)	N	N	100.0%(27)	N/A(28)	100.0%(27)	N/A(28)
38	NCB	12/4/2020	10/30/2020	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.(29)	Multifamily	N/A(2)	(2)	N	N	100.0%(27)	N/A(28)	100.0%(27)	N/A(28)
39	NCB	12/1/2020	11/30/2020	Roblinn Corp.(29)	Multifamily	N/A(3)	N/A(3)	N	N	95.7%(27)	N/A(28)	95.7%(27)	N/A(28)
40	NCB	11/10/2020	11/30/2020	7520 Ridge Owners Corp.	Multifamily	N/A(3)	N/A(3)	N	N	98.5%(27)	N/A(28)	N/A(27)	N/A(28)

(1)	Tenants Making Full October Rent Payment (% NRA/Units), Tenants Making Full October Rent Payment (% of UW rent)), Tenants Making Full November Rent Payment (% NRA/Units) and Tenants Making Full November Rent Payment (% of UW rent) is based on occupied space.

(2)	The related mortgage loan has its first due date in December 2020. The first payment date for the related NCB mortgage loans is December 1, 2020 (That payment is subject to a 10-day grace period and therefore may not be received until the 10th day of each month).

(3)	The related mortgage loan has its first due date in January 2021.

(4)	The related mortgage loan has scheduled debt service payments on the 11th of each month.

(5)	With respect to the 605 Third Avenue mortgaged property, five tenants (14.0% of NRA and 12.6% of UW base rent) have been granted deferrals by the borrower. Four of the five tenants (13.3% of NRA and 11.5% of UW base rent) were granted between 3 and 5 months of deferred rent with repayment over fixed periods commencing on various dates in 2020 and 2021. One of the five tenants (0.7% of NRA and 1.1% of UW base rent) was granted deferred rent from August through December 2020, of which 50% was forgiven, and the remaining deferred amount ($196,829) is required to be repaid across 24 monthly installments beginning January 1, 2021.

(6)	With respect to the McClellan Park mortgaged property, six tenants (5.7% of NRA and 4.4% of UW rent) have requested rent relief. In addition, the November information assumes all federal and state tenants have paid rent, which they usually pay in arrears in the first week of the following month.

(7)	With respect to the Miami Design District mortgaged property, as of April 29, 2020, the borrower entered into a loan modification to defer debt service payments for May, June and July 2020, which are payable earlier of maturity date or when the loan is paid in full. On December 1, 2020, the borrower deposited $10,474,740 as a debt service reserve which, provided that no event of default is continuing, will be applied to supplement any debt service payments beginning as early as January 1, 2021.

(8)	With respect to the Miami Design District mortgaged property, eighteen tenants (16.1% of NRA and 23.0% of UW rent) fully or partially abated their rent for October 2020. Sixteen tenants (14.5% of NRA and 21.5% of UW rent) fully or partially abated their rent for November 2020. Two tenants (4.2% of NRA and 3.1% of UW rent) partially deferred their rent for October and November 2020.

(9)	With respect to the McDonald's Global HQ mortgaged property, the second largest tenant, Politan Row (1.8% of NRA and 2.1% of UW rent), closed from April to July, in compliance with local COVID-19 regulations. The tenant re-opened for outdoor dining in August, and recently announced that it was closing temporarily for the winter, with plans to re-open in the spring of 2021.

(10)	With respect to the Grace Building mortgage loan, four retail tenants (2.0% of NRA and 2.9% of UW rent) have not made rent payments for the last few months. The borrower is in the process of negotiating rent deferrals with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under the lease. The borrower is in the process of replacing the current operator and plans to employ a new operator under a management agreement. The borrower deposited $1,608,940 with the lender for anticipated parking rent shortfalls.

(11)	With respect to the 250 West 57th Street mortgaged property, ten tenants (16.2% of NRA and 16.8% of UW base rent) requested rent relief and five of such tenants (9.4% of NRA and 10.6% of UW base rent) were granted rent relief. Three of the five tenants (6.1% of NRA and 6.6% of UW base rent) were granted between 1 and 3 months of deferred rent with repayment over fixed periods. One of the five tenants (3.2% of NRA and 3.9% of UW base rent) is in discussions with the borrower regarding a rent deferral plan. One of the five tenants (0.1% of NRA and 0.1% of UW base rent) is paying 25% of its monthly gross sales from April to December 2020 and is required to resume paying fixed rent in January 2021.

(12)	With respect to the Fresh Pond Cambridge mortgage loan, the borrower has reported that three tenants were granted some form of rent relief. TJ Maxx/Homegoods (15.6% of NRA and 21.6% of UW rent) was granted deferred rent from June to August 2020 with repayment expected in six equal installments starting in January 2021. Mattress Firm (2.0% of NRA and 3.0% of UW rent) was granted deferred rent from March to May 2020, of which 50% was forgiven and the remaining deferred amount is required to be repaid across six equal installments starting in January 2021. All Dental (1.1% of NRA and 1.9% of UW rent) was granted rent relief from April to May 2020 and repayment was received in October 2020.

(13)	With respect to the York Marketplace mortgaged property, one tenant (6.5% of NRA and 9.6% of UW rent) did not pay May 2020 rent. One tenant (3.0% of NRA and 4.9% of UW rent) did not pay April or May 2020 rent; the landlord agreed to forgive this unpaid rent in exchange for an early 5-year lease renewal. One tenant (1.0% of NRA and 2.4% of UW rent) did not pay May, June and August 2020 rent. One tenant (0.6% of NRA and 1.7% of UW rent) did not pay April and May 2020 base rent. One tenant (0.5% of NRA and 1.1% of UW rent) did not pay May and June 2020 rent. One tenant (0.5% of NRA and 1.3% of UW rent) is currently in negotiations with the borrower to forgive rent for May and June 2020. One tenant (0.4% of NRA and 0.9% of UW rent) did not pay rent from April through October 2020; the landlord agreed to a $9,000 lump sum payment and to forgive approximately $8,924 in arrears under the condition the tenant meet all other contractual obligations during the remaining lease term.

(14)	With respect to The Arboretum mortgaged property, 31 tenants (27.5% of UW rent) were granted rent deferrals ranging from one to four months with leases extended by the number of months deferred.

(15)	With respect to the Hilton Garden Inn Salt Lake City Airport mortgage loan, the mortgage loan has been modified to (a) waive the springing cash management debt yield trigger from May 2020 through April 2021, (b) waive the monthly FF&E reserve from May through October 2020 and increase the monthly FF&E reserve from November 2020 through October 2022 by $3,187 and (c) include a $455,000 debt service reserve, representing approximately 6 months of interest-only payments.

(16)	With respect to the Hilton Garden Inn Salt Lake City Airport mortgaged property, the September and October 2020 occupancy, ADR and RevPAR information was 62.9%, $83.35 and $52.47 and 56.4%, $79.08 and $44.63, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, November 2020 information is not available.

(17)	With respect to the 1890 Ranch mortgage loan, the borrower entered into a forbearance agreement on May 29, 2020. The lender agreed to 3 months of forbearance of all interest payments and reserve fund payments due on the June, July and August 2020 payment dates. The 1890 Ranch mortgage loan is current as of the December debt service payment and is not subject to any forbearance, modification or debt service relief request. The borrower has repaid all deferred interest, replenished reserve accounts, and established a 3-month debt service reserve.

(18)	With respect to the 1890 Ranch mortgaged property, the borrower has reported that 23.5% of tenants by occupied NRA were granted some form of rent relief in past months and have returned to paying full rent and 9.9% of tenants by occupied NRA were granted some form of rent relief and are still paying abated rent. One tenant Gold's Gym International, Inc. filed for Chapter 11 bankruptcy protection in May 2020. The tenant was bought out of bankruptcy in August 2020 by German fitness company RSG Group GmbH and is currently open for business.

(19)	With respect to the Town Center Jeffersonville mortgaged property, two tenants (24.2% of NRA and 17.9% of UW rent) received a 50% rent deferral from May through October 2020 to be paid back over 12 months beginning in February 2021.

(20)	With respect to the 711 Fifth Avenue mortgaged property, as of May 18, 2020, the borrower entered into a rent deferral agreement with the sixth largest tenant at the mortgaged property, The Swatch Group (4.2% of NRA and 37.3% of UW rent). For the months of April, May and June 2020, The Swatch Group base rent was reduced to 50%. The abated 50% of base rent is required to be repaid by December 31, 2020 (50%) and March 31, 2021 (50%). All tenants have paid rent for October and November 2020.

(21)	With respect to Comfort Suites – Moab, UT mortgaged property, the loan has been modified to (a) waive the springing cash management period (due solely to the debt service coverage trigger) until October 1, 2021 and (b) include a $283,929 debt service reserve, representing approximately six months of payments.

(22)	With respect to Comfort Suites – Moab, UT mortgaged property, the September and October 2020 occupancy, ADR and RevPAR information was 88.4%, $152.42 and $134.75 and 92.2%, $166.20 and $153.25, respectively. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, November 2020 information is not available.

(23)	With respect to the Oakwood Village mortgaged property, one tenant (6.6% of NRA and 9.8% of UW rent) received a 50% rent abatement for April and May 2020, which was forgiven. Two tenants (5.8% of NRA and 10.8% of UW rent) requested rent relief in March 2020 but never followed through; thus rent relief was not granted. One tenant (1.1% of NRA, 1.9% of UW Rent) received 3 months of deferred rent from May through July 2020 to be paid back over 5 months starting December 2020.

(24)	With respect to the Extra Space Storage-San Jacinto mortgaged property, one customer was offered rent relief.

(25)	With respect to the Extra Space Storage-San Jacinto mortgaged property, as of October 19, 2020, approximately 0.5% of annual UW base rent was 31-60 days delinquent, and 0.5% of UW base rent was over 60 days delinquent.

(26)	With respect to the Roseville North Highlands Self Storage mortgaged property, given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in November is not available.

(27)	For residential cooperatives properties, the percentages reported were determined based on available cooperative maintenance receivables reports provided from the borrowers (although the borrowers were not required, pursuant to the loan documents, to furnish those reports). Generally, this information is not tracked for residential cooperative properties and the borrowers are not required, pursuant to the loan documents, to report this data on a monthly basis.

(28)	This information is not presented for residential cooperative properties. The base rent represented in the cash flow for residential cooperative properties is the hypothetical income derived from the appraisal. Residential cooperative properties are structured to allow for an increase in unit owner maintenance charges or the assessment of additional charges to cover operating deficits, including deficits resulting from unpaid or delinquent rents or maintenance charges.

(29)	For the Roblinn Corp. and Via Magna Corp. f/k/a CLXXXII Via Magna Corp., mortgaged properties, the related cooperative borrowers have entered into a primary master lease with their respective cooperative sponsors. The cooperative sponsors are current on their rental obligations under those primary master leases. Generally, information regarding subleases under a primary master lease are not tracked for residential cooperative properties.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 13 months prior to the Cut-off Date, except the Extra Space Storage-San Jacinto Mortgaged Property (0.4%), which has environmental insurance in lieu of a Phase I environmental site assessment. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the McClellan Park Mortgage Loan (9.2%), the related Mortgaged Property is a part of the former McClellan Air Force Base, which is on the National Priorities List as a Superfund site due to impacts related to the long-term military operation of the Mortgaged Property. According to the related ESAs, environmental impacts include, among other things, groundwater contamination from volatile organic compounds, 1,4-dioxane, metals, and perchlorate. The ESAs identified such impacts, including the potential for vapor encroachment, as a site-wide recognized environmental condition. In addition, the ESAs identified two lot-specific recognized environmental conditions related to (i) perfluorooctane sulfonate concentrations exceeding U.S. Environmental Protection Agency screening criteria for drinking water at one parcel and (ii) impacts from the prior operations of a wastewater treatment plant, sludge drying beds, underground oil-water separator, a 10,000-gallon oil storage tank and a pesticide/herbicide storage area on another parcel. The Mortgaged Property is subject to multiple local, state and federal restrictions and institutional controls, including, among other things, groundwater use restrictions, use restrictions, digging restrictions, interference restrictions and access restrictions. According to the ESAs, the United States Air Force is the responsible party of record for all such recognized environmental conditions and retains responsibility for subsequent discoveries of previously-unknown environmental conditions. As such responsible party, the United States Air Force has borne the cost of any remediation at the Mortgaged Property and is required to bear the costs of any future remediation.

●	With respect to the Coleman Highline Mortgage Loan (7.5%), the Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition (REC) related to prior use of the property from 1951 to 1997 as a military tracked vehicle plant and testing site. FMC Corp (NYSE: FMC) is the responsible party for ongoing area-wide groundwater remediation-system and monitoring activities. The soil phase of site clean-up has been completed. Groundwater remediation is underway. The source of groundwater contamination is from the west-adjacent property. FMC Corp conducts biennial groundwater testing at the mortgaged property. The Phase I ESA recommended no further action based on available data and ongoing remediation activities being performed by an unrelated responsible party under state oversight. Environmental use restrictions have been recorded that restrict the property to commercial, industrial, research and development, hotel, retail and office purposes. Property cannot be use for residential habitation, human hospitals or medical facilities, schools or daycare centers for children. Additional prohibited activities include raising of food, drilling for water, oil or gas, or extraction of groundwater without Department of Toxic Substances Control approval. The borrower provided a pollution legal liability-type environmental insurance policy issued by Great American E & S Insurance Company with a coverage limit of $15,000,000 per each occurrence and a combined aggregate of $75,000,000 with self-insured retention of no more than $50,000 per event for clean-up costs and legal liability third-party claims with an initial term of five years. The loan documents provide that the guarantor has no liability for environmental matters if the policy has a term through the “required policy period” (at least two years past the November 6, 2032 loan maturity date). If the PLL policy does not run through the required policy period (i.e., if the borrower does not renew the policy upon expiration of its initial term), the guarantor’s liability for environmental matters is capped at the amount of the related PLL policy limits.

●	With respect to the ExchangeRight Net Leased Portfolio #41 – Walmart Neighborhood Market - Forest, VA Mortgaged Property (0.6%), the ESA indicated that a vehicle service facility operated at the Mortgaged Property from 1979 to 1994 and a paving company, operated at the Mortgaged Property from 1994 to 2014. During a 2014 Phase II limited subsurface investigation, it was determined that a release to the onsite septic system had occurred. Soil samples detected volatile organic compounds and metals. However, the concentrations at which metals were detected were noted to have been at the low end of the United States Geological Survey natural occurring background ranges. Groundwater samples detected nickel and zinc in concentrations exceeding the applicable residential comparison level. However, based on the low concentration and lack of indicator compounds (i.e., solvents), it was determined that the dissolved nickel concentration was likely a product of the suspended solids in the groundwater samples that were not filtered by the analytical process. Due to the limited nature of the related and the relatively low concentrations detected, the Mortgaged Property’s commercial use, the amount of onsite pavement, and the municipal drinking water source, the ESA characterized these impacts as a CREC and determined no further investigation is warranted at this time.

●	With respect to the ExchangeRight Net Leased Portfolio #41 – Walgreens – Columbus, OH Mortgaged Property (0.3%), the Phase I ESA identified a REC related to the historic uses of the Mortgaged Property as a dry cleaner from 1960 to the late 1990’s. The site was operated under the names Roscoe Cleaners and A&R Drycleaners, and hazardous waste utilized onsite was reported. The Roscoe Cleaners entity entered the Voluntary Action Program (“VAP”) of the Ohio Environmental Protection Agency (“OEPA”) to address soil and groundwater contamination present from the historical use, storage and disposal of spent halogenated solvents, including trichloroethylene (“TCE”) and perchloroethylene

(“PCE”). Additionally, the Mortgaged Property was formerly a Rite-Aid store which also participated under the VAP program. Due to the identified soil and groundwater impacts, the Mortgaged Property was issued a commercial use restriction and restriction of the construction of subsurface areas (e.g., basements) at the facility. The Mortgaged Property received a No Further Action (“NFA”) status from the OEPA in 1999; however, in 2012, the OEPA determined that the prior investigations did not represent the current onsite conditions and revoked the NFA. Subsurface investigations conducted in 2019 and 2020 identified TCE, PCE and dichloroethene in groundwater exceeding the Ohio VAP potable use standards and PCE and TCE in soil gas exceeding the United States Environmental Protection Agency Target Sub-Slab and Exterior Soil Gas Concentrations. Based on the findings of such subsurface investigations, and the fact that such investigations did not include off-site soil vapor sampling or additional on-site indoor air quality sampling, the ESA concluded that the former use of the Mortgaged Property as a dry cleaner represents a REC and a potential vapor intrusion/migration risk. The environmental consultant estimated the cost of remediation with respect to such Mortgaged Property as $438,863; however, remediation was not required or reserved for under the Mortgage Loan documents. At origination, the borrower obtained an Enviro Covered Location Insurance Policy (Site Environmental) from Beazley (Lloyds Syndicates 623/2623) covering the above Mortgaged Property for a policy period extending through December 24, 2030 with combined single limits of liability of $4,000,000 per incident and in the aggregate, with a $50,000 deductible, which names the lender as an additional named insured with its successors, assigns and/or affiliates as their interests may appear. If the Mortgage Loan is not paid in full at its stated maturity, the borrower is required to obtain a new environmental insurance policy for such Mortgaged Property acceptable to the lender. The lender required a reserve in the amount of $28,836 at origination for obtaining such a new policy.

●	With respect to the ExchangeRight Net Leased Portfolio #41 – Tractor Supply — Toughkenamon, PA Mortgaged Property (0.2%), the ESA indicated that, according to Pennsylvania Department of Environmental Protection (“PADEP”) records reviewed, two underground storage tanks (“USTs”) were removed from the Mortgaged Property on April 13, 1996. During the most recent groundwater monitoring event in March 2000, only benzene was detected; however, a fate and transport analysis showed that natural attenuation was occurring and that impact levels were declining. A final report was submitted to and approved by PADEP. The ESA indicated that the benzene concentration was below the non-residential level. The ESA characterized the former USTs as a controlled REC (“CREC”) and recommended that the Mortgaged Property continue to be utilized for non-residential use.

●	With respect to The Arboretum Mortgage Loan (3.1%), the Phase I ESA obtained at loan origination identified a REC associated with three USTs installed in 1991 and currently in use at the Circle K pad site. The UST’s have spill protection and leak detection that meet the EPA 1998 and 2015 UST upgrade guidelines, but were characterized as RECs based on the age of the current USTs and the lack of a recent subsurface investigation. The lender waived the Phase II requirement due to various mitigants, including: (A) the site’s inclusion in the North Carolina LUST Trust and North Carolina Financial Assurance databases, indicating eligibility for up to $1.5 million of clean-up costs with deductibles; (B) the UST’s being equipped with overfill and spill protection and leak detection, together with recent leak detection tests indicating compliance; (C) the site’s generally down-gradient location relative to adjacent property; and (D) the responsibility of the tenant (Circle K Stores, Inc.), the US operating subsidiary of Alimentation Couche-Tard LLC (OTC: ANCUF) rated Moody’s “Baa2”) through its October 19, 2030 lease expiration. In addition, the Phase I ESA identified two controlled recognized environmental conditions (the “CRECs”), as follows: One CREC relates to a LUST that was the subject of a release reported on March 29, 1999. A subsurface soil and groundwater investigation indicated petroleum-based contaminants above state action levels, and confirmed the release was from the on-site UST system. The LUST case was the subject of a regulatory closure (NFA) issued on October 31, 2012 that included land use restrictions restricting the site to industrial or commercial use, and prohibiting on-site groundwater’s being used as a water supply source. The second CREC relates to a release of contaminants into groundwater from on-site dry cleaning operations that was reported on July 7, 1999. The dry cleaning operations case was the subject of a regulatory closure (NFA) issued on July 21, 2011 that included land use restrictions restricting the site to retail, commercial, or industrial purposes, prohibiting the removal or use of groundwater and any activities causing vapor intrusion risks. The current on-site dry cleaners, Arboretum Cleaners, is operating as a drop-off only facility.

●	With respect to the Walgreens Portfolio - Walgreens - Metairie, LA Mortgaged Property (0.7%), the Phase I ESA identified a CREC related to the former operation of a retail gas station and former USTs at the Mortgaged Property. Four 10,000-gallon gasoline USTs were installed in 1974 and removed in 2003. One 1,000-gallon waste oil UST was installed in 1989 and removed in 1996. Elevated levels of benzene were detected in soil samples collected during closure. Residual contamination at the site from UST releases in 1992 and 2003 are at levels below the Louisiana Department of Environmental Quality (“LDEQ”) site-specific non-industrial remediation standards. A NFA status was issued on January 29, 2004 and building construction for the Walgreens was approved January 30, 2004. Based on the removal of the gas station USTs, closure of the release incident cases, and approval for redevelopment from the LDEQ, the ESA concluded that the historic use as a gas station represents a CREC.

●	With respect to Extra Space Storage-San Jacinto Mortgage Loan (0.4%), in lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,444,834 group lender environmental collateral protection and liability-type environmental insurance policy with $3,444,834 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to the Coleman Highline Mortgage Loan (7.5%), the related Mortgaged Property includes Building 1 (162,557 SF/ 45.5% of SF) and Building 2 (194,549 SF/ 54.5% of SF), both of which are leased to Roku. Building 1 is currently in warm shell condition (ready to receive tenant improvements, with at least partial HVAC system installation). There is an unfunded obligations reserve in-place in the amount of $14,814,604 for unfunded tenant improvement allowances, free rent and leasing commissions related to the Roku lease for Building 1. Any unused portion of the reserve, as of December 15, 2021, is deemed forfeited by Roku pursuant to the Building 1 lease, and, upon satisfaction of certain conditions, can be released to the related borrower.

●	With respect to the Hilton Garden Inn Salt Lake City Airport Mortgage Loan (2.8%), the franchise agreement requires a PIP to be completed within 24 months of the final PIP approval date (February 06, 2020). The related PIP was estimated at $3,006,730. The loan documents required an up-front PIP reserve in an amount equal to 100% of estimate.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 14 months old as of the Cut-off

Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	30 of the Mortgage Loans (58.9%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	9 of the Mortgage Loans (34.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	1 of the Mortgage Loan (6.8%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the ExchangeRight Net Leased Portfolio #41, The Arboretum, Oakwood Village and the 541 Bronx River Road Mortgage Loans (collectively, 9.5%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans we note the following:

●	With respect to the ExchangeRight Net Leased Portfolio #41 Mortgage Loan (4.9%), one of the three individual guarantors of such Mortgage Loan, Warren Thomas, was also one of three guarantors on a loan secured by a Houston apartment complex that was foreclosed by Fannie Mae in March 2013.

●	With respect to The Arboretum Mortgage Loan (3.1%), 10 affiliates of the sponsor American Asset Corporation (“AAC”) filed for bankruptcy in 2012 in connection with failed loan workout negotiations with Bank of America (“BOA”). In late 2008, the affected AAC affiliates had 11 individual loans with BOA related to projects that were in various stages of development or lease-up, including the Mortgaged Property. As a result of the economic downturn, the parties entered into debt restructuring discussions. BOA ordered new appraisals that resulted in reduced values on some of the properties, such that certain of the loans breached maximum LTV covenants in the related loan documents. BOA thereafter categorized the loans as “non-performing” and began to market the portfolio of loans for sale. After preliminary legal conflicts with AAC, BOA commenced foreclosure proceedings, and AAC filed the previously mentioned bankruptcies in response. In May 2013, the affected AAC entities obtained bankruptcy court-approved financing upon market terms for all loans involved in the dispute and exited bankruptcy; 8 of the individual loans have since been refinanced with a CMBS loan and the remaining entities operate under a confirmed plan of reorganization. In addition, various AAC affiliates have been involved in prior foreclosures, discounted payoffs or loan workouts unrelated to the mortgaged property.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	27 Mortgaged Properties (16.3%) are each leased entirely (or substantially in its entirety) to a single tenant.

●	1 Mortgaged Property (8.6%) is leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to (i) the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties and (ii) Mortgaged Properties where any tenant occupies 50% or more of the NRA):

●	With respect to the 605 Third Avenue Mortgage Loan (9.8%), the second largest tenant, United Nations Population Fund, which leases 12.7% of the net rentable area at the related Mortgaged Property, has a termination option if the United Nations leaves its headquarters in New York City, upon written notice and subject to termination costs equal to the sum of unamortized tenant improvements, leasing commissions and legal fees. The termination date will occur no earlier than one year after UNPF provides written notice of intent to vacate. The fourth largest tenant, AECOM Technology Corporation, which leases 7.6% of the net rentable area, has the option to terminate its lease on September 30, 2028 upon written notice given by September 30, 2026, accompanied by a termination payment.

●	With respect to the McClellan Park Mortgage Loan (9.2%), (i) the fourth largest tenant, McClellan Jet Services, leasing approximately 4.1% of the net rentable square footage at the Mortgaged Property, has the right to terminate its lease with respect to approximately 1,373 square feet of its space effective at any time after November 30, 2023 with 30 days’ notice and (ii) the fifth largest tenant, Northrup Grumman Systems, leasing approximately 3.9% of the net rentable square footage of its space at the Mortgaged Property, has the right to terminate its lease with respect to approximately 4,857 square feet effective on December 1st of each year with 180 days’ notice.

●	With respect to the McDonald’s Global HQ Mortgage Loan (8.6%), (i) the largest tenant, McDonald’s, has (1) the option to terminate its lease effective July 31, 2030 with 18 months’ notice and payment of a termination fee equal to the sum of (x) the unamortized balance of the tenant improvements credited by the landlord and brokerage commissions paid allocable to the contracted space and (y) any rent abatement allocable to the contracted space plus 8% interest compounded from September 2018, which fee is estimated to equal approximately $25.8 million; and (2) the option to contract up to one full floor, but not less than half of one floor, effective August 1, 2028, upon 12 months’ notice and a contraction fee equal to the sum of (x) tenant improvements credited by the landlord and brokerage commissions paid allocable to the contracted space and (y) any rent abatements received allocable to the contracted space plus interest, which sum is estimated to be approximately $5.8 million; and (ii) the third largest tenant, Walgreens, has rights to terminate its lease effective September 30, 2033, September 30, 2038, or September 20, 2043, each with 12 months’ notice.

●	With respect to the Grace Building Mortgage Loan (7.4%), (i) the second largest tenant, The Trade Desk, has the right to terminate the lease solely as to the 26th and 27th floors if the commencement date does not occur by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate). In addition, so long as The Trade Desk is not in bankruptcy and no default is continuing, The Trade Desk has a one-time right to terminate the lease with respect to one or both of the 26th and 27th floors, effective as of the last day of the month in which the seventh anniversary of the commencement date occurs. If The Trade Desk has elected to terminate both the 26th and 27th floors, The Trade Desk will owe $6,700,000 as a termination payment. If The Trade Desk has elected to terminate one floor, The Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if The Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which The Trade Desk sends a notice to effectuate such termination. In addition, the third largest tenant, Israel Discount Bank, subject to certain conditions set forth in its lease, has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at its’ option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

●	With respect to the ExchangeRight Net Leased Portfolio #41 Mortgage Loan (4.9%), the single tenants at each of the BioLife Plasma Services L.P. - Avondale, AZ Mortgaged Property and the BioLife Plasma Services L.P. - Richmond, VA Mortgaged Property has the option to terminate its lease upon providing 30 days written notice to the borrower and payment of the net present value of the total obligation for base rent and additional rent under the lease for the remainder of the current lease term.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by NRA leased) at certain of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to single tenant properties or properties with tenants that (i) with respect to the largest 15 Mortgage Loans, are one of the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties or (ii) occupy 50% or more of the NRA, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the 605 Third Avenue Mortgage Loan (9.8%), the largest tenant, Univision Communications, Inc. (“Univision”), which leases approximately 18.9% of the net rentable area at the related Mortgaged Property, is currently subleasing space representing approximately 45.7% of its 194,701 square feet of space to the following tenants through Univision’s lease expiration: Wolf, Greenfield & Sacks (19,871 SF) at annual rent of $52.00 per square foot, Shoptalk Commerce (19,871 SF) at $41.00 per square foot, Levy Konigsberg (19,871 SF) at $45.00 per square foot, and DCS Advisory (29,331 SF) at $45.00 per square foot. The subleased space was underwritten at the prime lease annual rent of $56.79 per square foot. In addition, Univision has a free rent period from January through June 2024 and also has free rent during April, July and October 2028, none of which was reserved for at origination. The borrower is required to make monthly deposits of approximately $250,441 into a free rent reserve during the period from January 2022 through December 2023 with respect to the first such free rent period and is required to make monthly deposits of approximately $250,441 into a free rent reserve during the period from April 1, 2027 through March 31, 2028 with respect to the second such free rent period. The fourth largest tenant, AECOM Technology Corporation, which leases 7.6% of the net rentable area, has free rent through June 2021 and a partial rent abatement in July 2021, which have been reserved for.

●	With respect to the McClellan Park Mortgage Loan (9.2%), the rent for various tenants at the Mortgage Property comprising 1,505,196 square feet (21.7% of the NRA and 29.9% of the UW Rent) was underwritten on a straight-lined basis.

●	With respect to the McDonald's Global HQ Mortgage Loan (8.6%), at loan origination the related borrower deposited with the lender $6,161,307 for rent credits owed to McDonald’s ($5,853,682) (largest tenant, 92.6% of NRA), Politan Row ($240,784) (second largest tenant, 1.8% of NRA) and One Medical ($66,840) (fourth largest tenant, 0.9% NRA). In addition, $1,671,710 in rent for the investment grade tenants McDonald’s (92.6% of NRA), Walgreens (third largest tenant, 1.6% of NRA) and FedEx Retail (fifth largest tenant, 0.4% of NRA) has been underwritten on a straight-lined basis.

●	With respect to the Coleman Highline Mortgage Loan (7.5%), the sole tenant, Roku is not in occupancy of and has not yet commenced paying rent on its Building 1 space (45.5% of NRA). A reserve in the amount of $14,814,604 was collected at closing for all remaining tenant improvement costs relating to Building 1. The tenant is required to begin paying rent January 1, 2021.

●	With respect to the Grace Building Mortgage Loan (7.4%), the lease commencement date for Bank of America, N.A (largest tenant, 10.0% of NRA) is February 1, 2021 for the 5th, 6th and 7th floors, and April 1, 2021 for the pavilion premises (all such free rent, in the amount of $1,884,169, was fully reserved at loan closing). Additionally, the lease commencement date for The Trade Desk (second largest tenant, 9.9% of NRA) as it relates to expansion space on the 26th and 27th floors will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date The Trade Desk first takes possession of the space. The Trade Desk is currently in a free rent period through September 30, 2021 (all such free rent, in the amount of $5,799,503, was fully reserved at loan closing). Additionally, the lease commencement date for Israel Discount Bank (third largest tenant, 9.2% of NRA) will occur upon the earlier of: (i) the date of substantial completion of the work to be performed by the landlord, but in no event earlier than January 1, 2021; and (ii) the date Israel Discount Bank first takes possession of the space. Israel Discount Bank is currently in a free rent period, with an anticipated rent commencement date of January 1, 2021 and an anticipated commencement date for payment of operating expenses and real estate taxes of January 1, 2022 (all such free rent, in the amount of $5,546,495, was fully reserved at loan closing). Additionally, Bain & Company, Inc. (fourth largest tenant, 7.8% of NRA) is in a free rent period through December 2020 (all such free rent, in the amount of $284,554, was fully reserved at loan closing). In addition, $1,439,207 in rent for the investment grade rated tenants and tenants identified by a legal industry publication as among the 100 largest law firms, Bank of America, N.A. (largest tenant, 10.0% of NRA), Israel Discount Bank (third largest tenant, 9.2% of NRA), Vinson & Elkins, L.L.P., Prudential Insurance Company, Norddeutsche Landesbank Giozen and Toyota Motor North America, Inc. was underwritten on a straight-lined basis.

●	With respect to the 250 West 57th Street Mortgage Loan (6.8%), as to the third largest tenant, Concord Music, which leases approximately 8.5% of the NRA, the lease commencement date of such tenant’s lease has not yet occurred. The lease commencement date will occur once the landlord’s work is substantially complete (as defined in the lease), which is anticipated to occur in December 2020. Gap rent for such tenant has not been reserved; however, if the landlord’s work is not completed by November 30, 2020, the borrower is required, at the time of completion of such work, to make an additional deposit into the free rent reserve for any additional rent credits or abatements due to Concord Music as a result of the failure of the borrower to deliver the space to the tenant by such date. The lease provides that the rent commencement date will be extended by one day for each day on and after September 30, 2020 on which the landlord’s work is not substantially complete, and by two days for each day on and after November 30, 2020 on which the landlord’s work is not substantially complete, subject in each case to certain excusable delays under the terms of the lease. In addition, Concord Music has free rent for approximately eleven months following the date on which the lease commences starting in the month in which the commencement date of its lease occurs. At origination, $2,468,189 was reserved in respect of such free rent for Concord Music. In addition, with respect to the 250 West 57th Street Mortgage Loan approximately $453,629 of straight line rent was underwritten in respect of investment grade tenants.

●	With respect to the Fresh Pond Cambridge Mortgage Loan (3.7%), a 47,744 SF portion of the Mortgaged Property, which was previously leased to Toys R Us, is currently master leased to Urban Edge, as successor tenant under the Toys R Us lease. Approximately 27,731 SF of such space is subleased to PetSmart (at a rent that is higher than the rent under the master lease), and the remainder of such space is currently vacant (and has not been underwritten). There is a profit sharing arrangement in place between the borrower and Urban Edge, pursuant to which Urban Edge is required to pay the borrower 30% of monthly minimum rent paid by any sublease tenant that is in excess of the master lease rent (less 30% of attorneys and brokerage fees for the sublease). The Mortgage Loan was underwritten based on the rent under the master lease for the PetSmart Space, plus income from the profit sharing arrangement.

●	With respect to the York Marketplace Mortgage Loan (3.6%), the rent for the second largest tenant, Giant Food, was underwritten on a straight-lined basis.

●	With respect to The Arboretum Mortgage Loan (3.1%), the third largest tenant, Regal Entertainment Group/Cinebarre, is now dark, and, as of November 10, 2020, has not paid its monthly rent. The tenant was treated as vacant for loan underwriting purposes.

●	With respect to the Walgreens Portfolio Mortgage Loan (2.6%), rent was underwritten on a straight-lined basis for the single tenant at each related Mortgaged Property.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “—COVID-19 Considerations” and “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the ExchangeRight Net Leased Portfolio #41 and the Walgreens Portfolio Mortgage Loans (7.6%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a developer, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 7 and no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the ExchangeRight Net Leased Portfolio #41 Mortgage Loan (4.9%), the sole tenant at the Dignity Health – Glendale, AZ Mortgaged Property has an option to purchase such Mortgaged Property at the end of its current lease term (August 22, 2034) and the end of any extension term, upon notice delivered not earlier than nine months prior to the expiration of the current term. The purchase price is equal to the then current fair market value of the Mortgaged Property, but in no event less than the amount required to pay off any then current and existing mortgage or deed of trust liens on the Mortgaged Property (which in no event may exceed a maximum loan-to-value of 85% measured as of delivery of the premises to the tenant in accordance with certain lease requirements). The fair market value is to be determined by agreement of the parties. If the parties are unable to agree, the parties are required to exchange written opinions of the fair market value in sealed envelopes, and if the higher opinion of value is not more than 5% greater than the lower opinion of value, the average of the two values will be deemed to be the fair market value; otherwise the fair market value is required to be determined pursuant to an arbitration procedure. The determination of the arbitrator will be limited solely to the issue of whether the landlord’s or the tenant’s opinion of the fair market value of the Mortgaged Property (which will take into account opinions, if any, proposed in writing subsequent to the aforesaid exchange of sealed envelopes, provided that they are delivered at least two business days prior to the date of the arbitration) is closest to the arbitrator’s opinion of the fair market value.

●	In addition, with respect to each of the following related Mortgaged Properties, which secure the ExchangeRight Net Leased Portfolio #41 Mortgage Loan, the related single tenant has a right of first refusal to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: Walmart Neighborhood Market — Mobile, AL, Walmart Neighborhood Market — Forest, VA (the foregoing, collectively, the “Walmart Properties”), Dignity Health — Glendale, AZ (the “Dignity Property”), Walgreens — Columbus, OH, Walgreens — Harker Heights, TX (the foregoing, collectively, the “Walgreens Properties”), Tractor Supply — Toughkenamon, PA, Tractor Supply — Alexandria, LA (the foregoing, collectively, the “Tractor Supply Properties”) and CVS Pharmacy — Schaumburg, IL (the “CVS Property”) (the Walmart Properties, the Dignity Property, the Walgreens Properties, the Tractor Supply Properties and the CVS Property, collectively, (3.0%)). With respect to the CVS Property, the ROFR may apply to a foreclosure or deed-in-lieu thereof, as well as to subsequent transfers. With respect to the Dignity Property, the related lease provides that the ROFR will not apply to any foreclosure by the holder or any mortgage, deed of trust or deed to secure debt, any transfer in lieu of any such foreclosure or any exercise of any rights by the holder of any mortgage, deed of trust or deed to secure debt, but shall revive following transfer of the Mortgaged Property pursuant to any of the foregoing. In addition, a subordination, non-disturbance and attornment agreement (“SNDA”) by the tenant at the Dignity Property states that the tenant's right of first offer, right of first refusal and/or preferential right to purchase all or any portion of the Mortgaged Property pursuant to the lease will remain superior to the terms, conditions, lien, operation and effect of the mortgage; provided that the tenant agrees and acknowledges that such rights shall not be exercisable in the event of or in connection with any of the following: (i) a foreclosure and sale or other suit, sale or proceeding under the mortgage, whether judicial or non-judicial, (ii) any deed in lieu of foreclosure that may be given to the lender or its designee, or (iii) any other taking of title to the Mortgaged Property by the lender or its designee in connection with the exercise of the lender's rights and remedies pursuant to the mortgage. The related SNDA for each of the Tractor Supply Properties provides that the tenant’s ROFR is subordinate to the related mortgage. However, the ROFR would apply to any transfers subsequent to the lender taking title to the related Mortgaged Property. The related SNDA for each of the Walgreens Properties provides that the tenant’s ROFR will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that such ROFR will apply to subsequent purchasers of the leased premises. The related lease for each of the Walmart Properties provides that the ROFR will not apply to (i) the grant by the landlord of any mortgage, deed of trust or similar security agreement to a bona fide third-party commercial lender to secure the payment of debt of the landlord related to the Mortgaged Property, or (ii) a foreclosure by or deed in lieu of foreclosure to or at the direction of such bona fide third-party commercial lender, but the ROFR will survive such foreclosure sale (or deed in lieu of foreclosure) and be binding on the lender or other party acquiring the Mortgaged Property at foreclosure or by deed in lieu of foreclosure.

●	With respect to the Walgreens Portfolio Mortgage Loan (2.6%), the related single tenant at each of the five Walgreens-leased Mortgaged Properties has a right of

ROFR to purchase the related Mortgaged Property. SNDAs have been obtained for each of the Mortgaged Properties which provide that such right will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that such right will apply to subsequent purchasers of the leased premises.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the 80 Grand – CA Mortgage Loan (2.4%), 33.0% of the mortgaged property is occupied by affiliates of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the McClellan Park Mortgage Loan (9.2%), the loan documents provide that the borrower shall not and shall not permit any affiliated manager or knowingly permit any non-affiliated manager to, without the lender’s prior written consent, solicit any then-existing tenants at the mortgaged property which are in occupancy, paying rent and cover more than 100,000 rental square feet (the “Existing Material Occupant”) to lease space in any building or on any parcel in McClellan, Sacramento County, CA which is owned by an affiliate of the borrower or guarantor (the “Restricted Property”) unless the Existing Material Occupant remains liable under the leased at the mortgaged property, 50% of the space formerly leased to the Existing Material Occupant is re-leased on terms that are at least favorable as the terms with the Existing Material Occupant, the Exiting Material Occupant is being relocated for expansion by another tenant or to a new tenant on market economic terms, or the Existing Material Occupant’s lease will terminate within 12 months and such tenant needs more space than what is available at the mortgaged property.

●	With respect to the Miami Design District Mortgage Loan (9.2%), the related Mortgaged Property represents approximately 7.4 acres of the approximately 20 acres owned by the borrower sponsor in a development called the Miami Design District. Of the non-collateral property owned by the borrower sponsor, some is developed and some is available for future development. In connection with the development of the non-collateral real property owned by borrower affiliates in the Miami Design District (“Affiliate Properties”), the borrower covenanted in the loan agreement that, without the prior written consent of the lender, the borrower will not, and will not permit any such affiliate to, (i) construct any improvements on, or otherwise engage in any development of, the Affiliate Properties in a manner that materially interferes in any way with the continued use and operation of the Mortgaged Property, or (ii) engage in any leasing of the Mortgaged Property or Affiliate Properties (as applicable) that would result in a material adverse effect on the use, value or possession of the Mortgaged Property or the ability of the borrower to repay principal and interest on the Mortgage Loan as it becomes due.

●	With respect to the Grace Building Mortgage Loan (7.4%), the borrower sponsor owns the adjacent 1100 Avenue of the Americas building.

●	With respect to the Fresh Pond Cambridge Mortgage Loan (3.7%), the borrower has the right to obtain the release of a 4.3 acre parcel of the Mortgaged Property improved with a movie theater and auto repair store, as described under “—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions.” It is anticipated that the borrower will obtain such release and that such parcel may be transferred to an affiliate of the borrower. The Mortgage Loan does not contain anti-poaching provisions or limitations on development of such parcel.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Utah) do not require earthquake insurance. 8 of the Mortgaged Properties (24.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk

Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 40 W. 22nd St. Tenants Cooperative Corp. Mortgage Loan (0.3%), the related Mortgaged Property is located in the Ladies Mile Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

●	With respect to the 225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp. Mortgage Loan (0.3%), the related Mortgaged Property is located in the Park Slope Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

●	With respect to the Roblinn Corp. Mortgage Loan (0.2%), the related Mortgaged Property is located in the Upper West Side/Central Park West Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In the case of Mortgage Loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for

Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 605 Third Avenue Mortgage Loan (9.8%), there is no non-recourse carveout guarantor with respect to the Mortgage Loan or the related Whole Loan. In addition, there is no separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.

●	With respect to the Coleman Highline Mortgage Loan (7.5%), the loan documents provide that the guarantor’s aggregate liability for various bankruptcy-related springing recourse events is subject to a cap equal to 20% of the outstanding principal balance of the Whole Loan at the time of such event, plus specified costs of enforcement. In addition, the borrower provided a pollution legal liability-type environmental insurance policy issued by Great American E & S Insurance Company with a coverage limit of $15,000,000 per each occurrence and a combined aggregate of $75,000,000 with self-insured retention of no more than $50,000 per event for clean-up costs and legal liability third-party claims with an initial term of five years. The loan documents provide that the guarantor has no liability for environmental matters if the policy has a term through the “required policy period” (at least two years past the November 6, 2032 loan maturity date). If the PLL policy does not run through the required policy period (i.e., if the borrower does not renew the policy upon expiration of its initial term), the guarantor’s liability for environmental matters is capped at the amount of the related PLL policy limits.

●	With respect to the Grace Building Mortgage Loan (7.4%), the related guarantor’s recourse liability with respect to bankruptcy-related full recourse events is limited to 15% of the principal balance of the related Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by Mortgagor (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.

●	With respect to the 711 Fifth Avenue Mortgage Loan (1.8%), there is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty was executed by the borrower.

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

●	With respect to the 250 West 57th Street Mortgage Loan (6.8%), the borrower has applied for a 10-year New York City Industrial and Commercial Abatement Program (“ICAP”) tax abatement based on the recent renovation of the Mortgaged Property. The borrower filed a notice with the Department of Finance of the City of New York on April 28, 2020 certifying that all construction at the Mortgaged Property necessary to obtain the partial tax exemption had been completed. The borrower has represented that it has complied with all of the statutory requirements of the ICAP, other than providing proof to the Department of Finance of the City of New York that all of the outstanding violations against the Mortgaged Property set forth in the final loan documents have been cleared and removed of record. The borrower anticipates submitting the evidence of clearing and removing of record the outstanding violations to the Department of Finance on or about November 1, 2021 and receiving the final approval for the ICAP tax abatement benefits no later than November 1, 2021. In the event that the borrower fails to clear each of the existing violations from the public record by November 12, 2021 (subject to extension due to force majeure delays, as defined in the related loan documents, including without limitation pandemic related delays), the borrower is required to deposit $18,200,000, which will be held as additional collateral for the related Whole Loan until the earlier of (i) delivery of evidence of a Final Certificate of Eligibility by the New York City Department of Finance evidencing the final approval of the ICAP abatement and (ii) the repayment in full or defeasance of the 250 West 57th Street Whole Loan. Once the violations are cleared, it is anticipated that the ICAP abatement would commence retroactively in the tax year of 2020/2021 and expire in 2029/2030, providing the borrower a 100% exemption from any increases in the Mortgaged Property’s real estate taxes for the first five years, then phasing out the exemption by 20% every year thereafter. According to the appraisal, if the ICAP abatement is obtained, it would result in an initial estimated annual tax savings of $2,178,571, which would decline as indicated above. We cannot assure you that the ICAP will be obtained.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

16 Mortgage Loans (67.0%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

21 Mortgage Loans (25.2%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

3 Mortgage Loans (7.8%) provide for an initial interest-only period that expires between 36 and 60 months following the related origination date (or provide for multiple such interest-only periods), and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest-Only	15	$485,119,000	59.6%
Amortizing Balloon	21	205,369,443	25.2
Partial Interest-Only	3	63,285,000	7.8
Interest-Only, ARD	1	60,700,000	7.5
Total:	40	$814,473,443	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto. The amortization schedule for the McDonald’s Global HQ Mortgage Loan is set forth on Annex A-4.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	25	$376,132,707	46.2%
Fifth	1	80,000,000	9.8
Sixth	3	135,700,000	16.7
Eleventh	11	222,640,737	27.3
Total:	40	$814,473,443	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	16	$462,338,806	56.8%
2	1	80,000,000	9.8
2 (Once per year)	1	75,000,000	9.2
4	3	16,929,195	2.1
5	5	137,310,000	16.9
10	14	42,895,442	5.3
Total:	40	$814,473,443	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The Mortgage Pool includes one ARD Loan, the Coleman Highline Mortgage Loan (7.5%). An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of such ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

Single-Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants.

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential

Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	20 of the Mortgage Loans (57.8%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	2 of the Mortgage Loans (17.3%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period, thereafter permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	1 of the Mortgage Loans (9.2%) permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period of time, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	1 of the Mortgage Loans (7.4%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	14 of the Mortgage Loans (5.3%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period, thereafter permit voluntary principal prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●	2 of the Mortgage Loans (3.1%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	29	37.3%
7	11	62.7
Total	40	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the

Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”.

Defeasance

The terms of 24 of the Mortgage Loans (91.6%) (the “Defeasance Loans”) permit the applicable borrower at any time (in most cases, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the McClellan Park Mortgage Loan (9.2%), provided that no default or event of default under the Mortgage Loan documents is continuing, the borrower is permitted to obtain a release of one or more buildings (each, a “McClellan Park Release Parcel”) comprising a portion of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, among others: (i) prepayment of the Mortgage Loan for a release price equal to (a) for the first 10% of the original principal balance of the Mortgage Loan being repaid, 110% of the allocated loan amount of the applicable McClellan Park Release Parcel(s) and (b) for the remaining collateral, 115% of the allocated loan amount of the applicable McClellan Park Release Parcel(s), in each instance together with any applicable yield maintenance premium, (ii) after giving effect to such release (a) the debt yield (as calculated under the related Mortgage Loan documents), as of the date of such release, is equal to or greater than 10%, (b) at least 100 buildings remain subject to the lien of the Mortgage Loan and no building accounts, on a pro forma basis, for more than 10% of the remaining aggregate adjusted net cash flow (as calculated under the related Mortgage Loan documents) and (c) at least 60% of the remaining rentable square feet is used for industrial purposes and (iii) satisfaction of customary REMIC requirements. Notwithstanding anything to the contrary in the foregoing, if the portion of the Mortgaged Property known as the Twin Rivers building (the “Twin Rivers Parcel”) is being released in connection with the borrower’s conversion of the Twin Rivers Parcel to a condominium, then the release price for the Twin Rivers Parcel will be equal to 100% of its allocated loan amount ($10,447,854). See “—Condominium Interests and Other Shared Interests”.

●	With respect to the Coleman Highline Mortgage Loan (7.5%), the loan documents provide that, at any time, partial release of either constituent property is permitted, subject to certain conditions, including: (i) partial prepayment of the loan in an amount equal to the lesser of the outstanding debt or 110% of the allocated loan amount for the release property, together with the applicable prepayment premium therefor (greater of 0.5% of amount prepaid or yield maintenance) (the “Release Amount”); (ii) the post-release DSCR for the remaining property (which shall be as of the reporting period immediately preceding the date of the release, or in the event of a release occurring prior to the first reporting period, the DSCR calculation as of the closing date of the loan origination) shall be no less than 3.40x DSCR NCF (IO) provided that if the foregoing post-release DSCR requirement is not satisfied and the release is connection with an arms-length transaction to a third party that is not an affiliate of the borrower, the borrower shall be permitted to the release upon payment of an amount equal to the greater of (x) the Release Amount and (y) the lesser of (1) the applicable lender’s allocation (a fraction, expressed as a percentage, the numerator of which is the applicable lender’s outstanding principal balance and the denominator is the aggregate outstanding principal balance of 100% of net sales proceeds and (2) an amount necessary, after giving effect to the release, to satisfy the DSCR requirement, in each case together with the applicable prepayment premium therefor (greater of 0.5% of amount prepaid or yield maintenance); (iii) if any lease at the remaining property is cross-defaulted with any lease at the released property, the lease at the remaining property shall be amended to remove the cross-default; and (iv) the lender’s reasonable satisfaction that the release shall satisfy REMIC requirements.

●	With respect to the Fresh Pond Cambridge Mortgage Loan (3.7%), the Mortgaged Property includes a 4.3-acre outparcel improved with a free standing movie theater leased to Apple Cinema, a 4,889 square foot auto repair garage rented to Aladdin Auto on a tenant-at-will basis, and a yard/storage area rented to Bostonian Towing (the “Release Parcel”). On any business day, the borrower has a right to obtain the free release of the Release Parcel, without prepayment or defeasance, provided no event of default is continuing and subject to the following conditions, among others, (1) title to the Release Parcel is transferred to an individual or entity other than the borrower, (2) the remaining property is a separate legally subdivided parcel and a separate tax lot or under local law will become a separate tax parcel on January 1st of the following year as a result of such transfer (provided that the borrower must continue to escrow taxes for the Release Parcel until it is a separate tax parcel), (3) conveyance of the Release Parcel does not (i) materially and adversely affect the use or operation of, or access to or from, the remaining property, or a reciprocal easement agreement or other agreement reasonably acceptable to the lender has been executed allowing the borrower to continue to use the Release Parcel for such purpose, (ii) cause any portion of the remaining property to be in violation of any legal requirements, (iii) create any liens on the remaining property, except for utility, access, parking and other easements necessary for infrastructure that are necessary for the Release Parcel so long as such easements do not have a material adverse effect on the use or operation of, or access to or from, or the value of, the remaining property, or (iv) violate the terms of any document or instrument relating to, or cause the reduction or abatement of any rental payments due under any lease at, the Mortgaged Property or violate any provisions relating to parking availability, and (4) certain REMIC-related conditions are satisfied.

●	With respect to The Arboretum Mortgage Loan (3.1%), the loan documents provide that, following defeasance lockout period, the borrower may obtain a partial release of the portion of the Mortgaged Property leased to Regal Entertainment Group/Cinebarre, the third largest tenant, subject to certain conditions, including: (i) transfer of title to a person other than the borrower; (ii) partial defeasance of the related Whole Loan in an amount equal to greater of (A) net sales proceeds; (B) 120% of the allocated amount for the release property; (C) an amount that would result in the post-release debt yield for the remaining property being not less than the greater of (1) the debt yield for all properties prior to the release or (2) 8.5%; (D) an amount that would result in the post-release loan-to-value ratio for the remaining property being no greater than the lesser of (1) the loan-to-value ratio for all properties prior to the release or (B) 60.4%; and (E) the amount required to comply with REMIC requirements; (iii) an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (iv) a rating agency confirmation.

●	With respect to the Walgreens Portfolio Mortgage Loan (2.6%), the loan documents provide that, following the defeasance lockout period, the borrower may obtain a release of each of the individual Mortgaged Properties securing such Mortgage Loan, subject to certain conditions, including: (i) the borrower defeases an amount of principal equal to 125% of the allocated loan amount for the applicable individual Mortgaged Property; (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties will be no less than the greater of (x) 8.85% or (y) the aggregate debt yield immediately prior to such release, and (iii) certain REMIC-related conditions are satisfied.

●	With respect to the 1890 Ranch Mortgage Loan (2.5%), after April 1, 2022, the borrower has the right to obtain the release of any one or more of five release parcels constituting income-producing portions of the Mortgaged Property, provided no event of default is continuing and subject to the conditions set forth in the loan documents, including, among others, (1) prepayment of the related Whole Loan in a principal amount equal to (A) 110% of the allocated loan amount for the applicable release parcel (the “Release Amount”), if after giving effect to the partial release, the debt yield with respect to the remaining parcels of the Mortgaged Property is not less than 11.5%, or (B) the greater of (i) the Release Amount for the applicable release parcel and (ii) the net settlement proceeds from the sale of such release parcel, if after giving effect to the partial release, the debt yield with respect to the remaining parcels of the Mortgaged Property is less than 11.5%, and in the case of each of (A) and (B), payment of the yield maintenance premium on the amount prepaid (if prior to the open period), (2) if any release parcel is transferred to an affiliate of the borrower, such affiliate must agree to certain anti-poaching provisions, (3) delivery of a copy of any amendment to the reciprocal easement agreement to be executed on or prior to the release date, which may contain cross-easements for the benefit of the release parcel and the remainder of the Mortgaged Property and would be acceptable to a prudent lender subordinating its mortgage to such an amendment, (4) after giving effect to the partial release, the debt yield of the remaining Mortgaged Property is greater than the debt yield immediately prior to the partial release, and (5) certain REMIC-related conditions are satisfied. The table below identifies the release parcels and the related Release Amount.

Description of Release Parcel	Release Amount (110% of Allocated Whole Loan Amount)
Parcel 1 (Office Depot)	$1,960,200
Parcel 5 (Academy Sports + Outdoors)	$4,417,600
Parcel 7 (Gold’s Gym and inline space)	$11,426,800
Parcel 8 (Ross Dress for Less)	$2,351,800
Parcel 9 (inline space)	$5,307,500
Total	$25,463,900

●	With respect to the 711 Fifth Avenue Mortgage Loan (1.8%), provided no event of default is continuing, the borrower has the right at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, and solely in connection with, at the borrower’s option, the achievement of a DY Cure Event (as defined below), to defease a portion of the Mortgage Loan in the amount necessary to cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion without a corresponding release of any collateral from the liens of the Mortgage Loan documents, subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first payment date in the prepayment period, including a REMIC opinion and a rating agency confirmation. A “DY Cure Event””) means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which (i) after the lockout period, debt yield test may be achieved, at the borrower’s sole discretion, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the debt yield or (ii) the debt yield test may be achieved, at the borrower’s sole discretion, by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered at no time exceed 10% of the principal indebtedness).

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”. Also see representation and warranty no. 2 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Escrows

12 of the Mortgage Loans (64.2%) are secured in whole or in part by office, retail, mixed use and industrial properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

21 of the Mortgage Loans (47.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

14 of the Mortgage Loans (38.8%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

5 of the Mortgage Loans (10.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	10	$461,554,000	56.7%
Hard/In Place Cash Management	4	169,219,634	20.8
Springing	10	105,999,029	13.0
None	14	42,895,442	5.3
Soft/Springing Cash Management	2	34,805,338	4.3
Total:	40	$814,473,443	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

With respect to the Coleman Highline Mortgage Loan (7.5%), the underwritten management fee is approximately 1.4% of EGI, which is below 3.0% of EGI (capped at $1,000,000), and no tenant improvements, leasing commissions, or capital expenditures, are underwritten, which represent exceptions to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan in the Mortgage Pool notwithstanding these exceptions was supported by the following: (a) the Mortgaged Property is 100% leased to Roku as their global headquarters, with a lease expiration of December 31, 2029 for Building 1, and September 30, 2030 for Building 2; (b) if Roku does not renew their lease 12 months prior to the Building 1 lease expiration, or 15 months prior to the Building 2 lease expiration, there is a full cash flow sweep, capped at $60 PSF; (c) assuming the asset was underwritten using a 3% management fee, a standard $0.20 PSF for capital expenditure, and typical tenant improvements and leasing commissions totaling 5% of estimated gross income, the UW NCF DSCR would be 2.87x and the UW NCF DY would be 8.4%; and (d) the borrower sponsor is BREIT Operating Partnership, L.P., an affiliate of The Blackstone Group L.P.’s non-traded REIT, which as of June 30, 2020 had approximately $564 billion in assets under management. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan in the Mortgage Pool.

With respect to the Hilton Garden Inn Salt Lake City Airport Mortgage Loan (2.8%), the lender’s underwriting is based on the 2019 statement, which is higher than the actual TTM 10/31/2020 statement and was underwritten assuming the property would reach stabilized operations in January 2021, which represent exceptions to the underwriting guidelines for Wells Fargo Bank, National Association.  Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Mortgage Loan is structured with an upfront debt service reserve totaling $455,000, which represents approximately 6.3 months of interest-only debt service payments (4.3 months of principal and interest), and has a remaining balance of $236,460; (b) prior to the COVID-19 pandemic, the Mortgaged Property reported an 78.4% occupancy rate for 2019; (c) based on the actual TTM 10/31/2020 statement, the NCF DSCR would be 1.10x (based on interest-only payments in place through March 2023 of the mortgage loan term); (d) according to a third party market research report, as of October 31, 2020, the property’s RevPAR penetration rate was 113.3%; (e) based on the as-is appraised value, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity is 71.7% and 61.7%, respectively; and (f) at closing, the borrower escrowed $3,006,730, which equates to 100.0% of the PIP budget. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

With respect to the 40 W. 22nd St. Tenants Cooperative Corp. Mortgage Loan (0.3%), the financial statements received from the related borrower are on a compiled basis. National Cooperative Bank, N.A.’s underwriting criteria requires reviewed financial statements for all loans greater than or equal to $1,000,000 and less than $5,000,000. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 4.1% and 6.3%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 23.82x, 79.7% and 81.0%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual audited financial statements pursuant to the related loan documents. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the 40 W. 22nd St. Tenants Cooperative Corp. Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
605 Third Avenue	$80,000,000	9.8%	$91,000,000	$78,000,000	$151,000,000	$400,000,000	2.8680%	33.7%	58.4%	6.61x	2.58x

(1)	Calculated including the mezzanine debt and any related Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loan (but excluding any related subordinate companion loan or mezzanine debt).

The mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan, prior to the prepayment or repayment in full of the Mortgage Loan, provided (in some, but not all cases) that such prepayment or cure payment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash) and, subject to certain exceptions, the Mortgage Loan borrower and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs (or in certain cases, if any event of default occurs) and continues for a specified period of time under the related Mortgage Loan or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, any principal and interest advances (but without duplication of other amounts paid) made by the

Mortgage Loan lender or its servicer, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
605 Third Avenue	$80,000,000	N/A	58.4%	2.00x	7.8%	Yes	Yes
Grace Building	$75,000,000	N/A	58.14%	N/A	8.35%	Yes	Yes
The Arboretum	$24,921,564	$100,000,000	65.0%	1.50x	N/A	Yes	Yes
711 Fifth Avenue	$15,000,000	$35,000,000	54.5%	2.80x	8.98%	Yes	Yes
Oakwood Village	$7,600,000	N/A	51.4%	2.13x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law. For example:

With respect to the McClellan Park Mortgage Loan (9.2%), a portion of the related Mortgaged Property is subject to a subordinate loan (the “Development Agency Loan”) obtained in connection with the development of the Mortgaged Property in 2011 in favor of the Sacramento County Successor Agency (the “Development Agency”) in the original principal amount of $1,000,000, of which an estimated $639,220 (as calculated by the Development Agency based on current leasing rates at the applicable portion of the Mortgaged Property) is outstanding, which amount may be forgiven if the Mortgagor satisfies certain development and leasing criteria over the remaining term of the Development Agency Loan (provided that the borrower and the subordinate lender disagree as to what the criteria are for obtaining forgiveness and whether the borrower has yet satisfied such criteria with respect to the outstanding principal balance). All interest accrues at 4% simple interest under the Development Agency Loan, but all payments of interest or principal are deferred until the maturity date, which is March 1, 2023. At origination, the Development Agency entered into a subordination agreement pursuant to which the Development Agency expressly waived, relinquished and subordinated the lien of the Development Agency Loan in favor of the Mortgage Loan. In connection with the Development Agency Loan, the borrower deposited $689,614 with the lender (the “Development Agency Loan Reserve Funds”) at origination, representing approximately 108% of the estimated amount owed by the borrower to the Development Agency. In the event that the Development Agency commences any enforcement action or commences the exercise of any remedies under the Development Agency Loan, the lender has the right, without the consent of the Mortgagor, to disburse the Development Agency Loan Reserve Funds to the Development Agency for the payment of any outstanding debt owned by Borrower to the Development Agency.

With respect to the Mortgaged Property located in Florida (9.2%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

In addition, with respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of December 1, 2020 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Bay Terrace Cooperative Section XII, Inc.	$7,492,280	$500,000	$0	$7,492,280	$7,992,280	15.8%	Greater of 3.70% or Prime Rate	4.07x
Barocrest Apartments Owners Corp.	$6,000,000	$250,000	$0	$6,000,000	$6,250,000	29.6%	Greater of 3.85% or Prime Rate	4.26x
645 Owners Corp.	$4,492,513	$200,000	$0	$4,492,513	$4,692,513	18.4%	Greater of 3.75% or Prime Rate +0.25%	3.85x
Glen Manor Apartments Corp.	$3,500,000	$500,000	$0	$3,500,000	$4,000,000	32.9%	Greater of 3.70% or Prime Rate	4.65x
277 Bronx River Road Owners, Inc.	$2,996,956	$250,000	$0	$2,996,956	$3,246,956	19.6%	Greater of 3.85% or Prime Rate +0.25%	7.72x
P.M.A. Corporation	$2,991,207	$200,000	$0	$2,991,207	$3,191,207	22.3%	Greater of 3.85% or Prime Rate +0.25%	4.22x
14 Soundview Owners Corp.	$2,700,000	$500,000	$0	$2,700,000	$3,200,000	19.4%	Greater of 3.50% or Prime Rate	4.78x
40 W. 22nd St. Tenants Cooperative Corp.	$2,500,000	$250,000	$0	$2,500,000	$2,750,000	4.6%	Greater of 3.90% or Prime Rate	21.30x
11 Bronx River Road Owners, Inc.	$2,300,000	$250,000	$0	$2,300,000	$2,550,000	18.8%	Greater of 3.85% or Prime Rate +0.25%	6.28x
225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	$2,100,000	$500,000	$0	$2,100,000	$2,600,000	6.4%	Greater of 3.50% or Prime Rate	9.36x
Via Magna Corp. F/K/A CLXXXII Via Magna Corp.	$1,572,486	$200,000	$0	$1,572,486	$1,772,486	8.6%	Greater of 3.70% or Prime Rate	6.28x
Roblinn Corp.	$1,400,000	$500,000	$0	$1,400,000	$1,900,000	10.4%	Greater of 3.90% or Prime Rate	4.80x
7520 Ridge Owners Corp.	$1,100,000	$500,000	$0	$1,100,000	$1,600,000	15.8%	Greater of 3.50% or Prime Rate	5.56x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of December 1, 2020.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of December 1, 2020 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the 225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp. Mortgage Loan (0.3%), the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

With respect to the Hilton Garden Inn Salt Lake City Airport Mortgage Loan (2.8%), the borrower obtained a Paycheck Protection Program loan (“PPP Loan”) under the Coronavirus Aid, Relief and Economic Security’s Act in the amount of $260,926.

With respect to the ClimaStor 5 Mortgage Loan (1.2%), the borrower obtained a Paycheck Protection Program loan (“PPP Loan”) in the amount of $26,270, dated April 16, 2020 from BankcorpSouth, as lender, under the Coronavirus Aid, Relief and Economic Security Act.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as 605 Third Avenue, McClellan Park, Miami Design District, McDonald’s Global HQ, Coleman Highline, Grace Building, 250 West 57th Street, ExchangeRight Net Leased Portfolio #41, Fresh Pond Cambridge, The Arboretum, 1890 Ranch and 711 Fifth Avenue are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK 2020-BNK29 PSA” means the pooling and servicing agreement governing the BANK 2020-BNK29 securitization trust, into which the Control Note related to the Coleman Highline Whole Loan, Control Note related to the 250 West 57th Street Whole Loan, Control Note related to The Arboretum Whole Loan and Control Note related to the 1890 Ranch Whole Loan were deposited.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Grace Trust 2020-GRCE TSA” means the trust and servicing agreement governing the Grace Trust 2020-GRCE securitization trust, into which the Control Note related to the Grace Building Whole Loan was deposited.

“GSMS 2020-GC47 PSA” means the pooling and servicing agreement governing the GS Mortgage Securities Trust 2020-GC47 securitization trust, into which the Control Note related to the 711 Fifth Avenue Whole Loan was deposited.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Coleman Highline Mortgage Loan, (ii) the Grace Building Mortgage Loan, (iii) the 250 West 57th Street Mortgage Loan, (iv) The Arboretum Mortgage Loan, (v) the 1890 Ranch Mortgage Loan, (vi) the 711 Fifth Avenue Mortgage Loan and (vii) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu-A/B Whole Loan” means each of (i) the Grace Building Whole Loan and (ii) the Miami Design District Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Coleman Highline Whole Loan, (ii) the 250 West 57th Street Whole Loan, (iii) The Arboretum Whole Loan, (iv) the 1890 Ranch Whole Loan and (v) the 711 Fifth Avenue Whole Loan.

“Non-Serviced PSA” means, with respect to (i) the Coleman Highline Whole Loan, the 250 West 57th Street Whole Loan, The Arboretum Whole Loan and 1890 Ranch Whole Loan, the BANK 2020-BNK29 PSA, (ii) the Grace Building Whole Loan, the Grace Trust 2020-GRCE TSA, (iii) the 711 Fifth Avenue Whole Loan, the GSMC 2020-GC47 PSA and (iv) each Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note (or, with respect to the Miami Design District Whole Loan, the related promissory note A-1).

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loan, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, each of the 605 Third Avenue Whole Loan, the McDonald’s Global HQ Whole Loan and the Miami Design District Whole Loan (prior to the related Servicing Shift Securitization Date) will each be a Serviced A/B Whole Loan.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the McClellan Park Mortgage Loan, the (ii) ExchangeRight Net Leased Portfolio #41 Mortgage Loan and the (iii) Fresh Pond Cambridge Mortgage Loan.

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Miami Design District Whole Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note (or, with respect to the Miami Design District Whole Loan, the related promissory note A-1).

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note (or, with respect to the Miami Design District Whole Loan, the related promissory note A-1).

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Miami Design District Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder
605 Third Avenue	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note B-1 Note B-2 Note B-3	Non-Control(1) Non-Control Non-Control Non-Control Non-Control Control(1) Non-Control(1) Non-Control(1)	$80,000,000 $60,000,000 $40,000,000 $31,000,000 $20,000,000 $40,600,000 $20,000,000 $17,400,000	BANK 2020-BNK30 Morgan Stanley Bank, N.A. Morgan Stanley Bank, N.A. Morgan Stanley Bank, N.A. Morgan Stanley Bank, N.A. Third party holder Third party holder Third party holder
McClellan Park	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$75,000,000 $69,000,000 $50,600,000 $36,000,000 $20,000,000 $75,000,000 $16,400,000 $16,000,000

BANK 2020-BNK30

WFCM 2020-C58(3)

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association

Benchmark 2020-B21

Goldman Sachs Bank USA

Goldman Sachs Bank USA

Miami Design District	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8 Note A-9 Note A-10 Note A-11 Note A-12 Note A-13 Note A-14 Note A-15 Note B	Non-Control(2) Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Control(2)	$60,000,000 $55,000,000 $50,000,000 $40,000,000 $30,000,000 $25,000,000 $25,000,000 $20,000,000 $20,000,000 $15,000,000 $15,000,000 $15,000,000 $10,000,000 $10,000,000 $10,000,000 $100,000,000

Bank of America, National Association

Bank of America, National Association

BANK 2020-BNK30

Bank of America, National Association

Bank of America, National Association

BANK 2020-BNK30

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Bank of America, National Association

Third party holder

McDonald’s Global HQ	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note B	Non-Control Non-Control(4) Non-Control Non-Control Non-Control Non-Control Control(4)	$1,000,000 $60,000,000 $50,000,000 $25,000,000 $24,000,000 $10,000,000 $110,000,000

Bank of America, National Association

BANK 2020-BNK30

BANK 2020-BNK29

Bank of America, National Association

Bank of America, National Association

BANK 2020-BNK30

BANK 2020-BNK30 (Loan-Specific Certificates)

Coleman Highline	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$85,000,000 $60,700,000 $22,000,000	BANK 2020-BNK29 BANK 2020-BNK30 Wells Fargo Bank, National Association
Grace Building	Note A-1-1 Note A-1-2 Note A-1-3-1 Note A-1-3-2 Note A-2-1 Note A-2-2	Control(5) Non-Control Non-Control Non-Control Control(5) Non-Control	$114,900,000 $75,000,000 $60,000,000 $15,000,000 $114,900,000 $30,000,000	Grace Trust 2020-GRCE BANK 2020-BNK29 BANK 2020-BNK30 Bank of America, National Association Grace Trust 2020-GRCE Benchmark 2020-B21

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder
Note A-2-3 Note A-2-4 Note A-2-5 Note A-2-6 Note A-2-7 Note A-3-1 Note A-3-2 Note A-3-3 Note A-3-4 Note A-3-5 Note A-4-1 Note A-4-2 Note A-4-3 Note A-4-4 Note A-4-5 Note B-1 Note B-2 Note B-3 Note B-4

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Control(5)

Non-Control

Non-Control

Non-Control

Non-Control

Control(5)

Non-Control

Non-Control

Non-Control

Non-Control

Control(5)

Control(5)

Control(5)

Control(5)

$30,000,000

$30,000,000

$20,000,000

$20,000,000

$20,000,000

$76,600,000

$30,000,000

$30,000,000

$20,000,000

$20,000,000

$76,600,000

$40,000,000

$30,000,000

$20,000,000

$10,000,000

$110,100,000

$110,100,000

$73,400,000

$73,400,000

Benchmark 2020-B21

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

Grace Trust 2020-GRCE

Column Financial, Inc.

Column Financial, Inc.

Column Financial, Inc.

Column Financial, Inc.

Grace Trust 2020-GRCE(3)

Benchmark 2020-B21

DBR Investments Co. Limited

DBR Investments Co. Limited

DBR Investments Co. Limited

Grace Trust 2020-GRCE

Grace Trust 2020-GRCE

Grace Trust 2020-GRCE

Grace Trust 2020-GRCE

250 West 57th Street	Note A-1 Note A-2-1 Note A-2-2 Note A-3	Control Non-Control Non-Control Non-Control	$87,000,000 $55,000,000 $15,000,000 $23,000,000	BANK 2020-BNK29 BANK 2020-BNK30 Morgan Stanley Bank, N.A Morgan Stanley Bank, N.A.
ExchangeRight Net Leased Portfolio #41	Note A-1 Note A-2	Control Non-Control	$40,000,000 $26,338,000	BANK 2020-BNK30 Morgan Stanley Bank, N.A.
Fresh Pond Cambridge	Note A-1 Note A-2	Control Non-Control	$30,000,000 $20,000,000	BANK 2020-BNK30 Morgan Stanley Bank, N.A.
The Arboretum	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$40,000,000 $35,000,000 $25,000,000	BANK 2020-BNK29 WFCM 2020-C58(3) BANK 2020-BNK30
1890 Ranch	Note A-1 Note A-2	Control Non-Control	$30,000,000 $20,610,000	BANK 2020-BNK29 BANK 2020-BNK30
711 Fifth Avenue

Note A-1-1

Note A-1-2

Note A-1-3

Note A-1-4

Note A-1-5-A

Note A-1-5-B

Note A-1-5-C

Note A-1-6

Note A-1-7

Note A-1-8

Note A-1-9

Note A-1-10

Note A-1-11

Note A-1-12

Note A-1-13

Note A-1-14

Note A-1-15

Note A-1-16

Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

$50,000,000

$60,000,000

$50,000,000

$40,000,000

$25,000,000

$15,000,000

$5,000,000

$20,000,000

$20,000,000

$20,000,000

$20,000,000

$12,500,000

$10,000,000

$10,000,000

$5,000,000

$5,000,000

$10,000,000

$2,500,000

GSMS 2020-GC47

Goldman Sachs Bank USA

Goldman Sachs Bank USA

Goldman Sachs Bank USA

Goldman Sachs Bank USA

Benchmark 2020-B20

Goldman Sachs Bank USA

JPMDB 2020-COR7

JPMDB 2020-COR7

Benchmark 2020-B18

Benchmark 2020-B18

GSMS 2020-GC47

DBJPM 2020-C9

DBJPM 2020-C9

Benchmark 2020-B18

DBJPM 2020-C9

Benchmark 2020-B19

Goldman Sachs Bank USA

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder
	Note A-1-17 Note A-2-1 Note A-2-2 Note A-2-3-A Note A-2-3-B Note A-2-4	Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$1,500,000 $60,000,000 $43,000,000 $25,500,000 $15,000,000 $20,000,000	Goldman Sachs Bank USA BANK 2020-BNK28 BANK 2020-BNK27 BANK 2020-BNK29 BANK 2020-BNK30 BBCMS 2020-C8

(1)	With respect to the 605 Third Avenue Whole Loan, the initial Control Note is Note B-1, unless a 605 Third Avenue Control Appraisal Period has occurred and is continuing. During a 605 Third Avenue Control Appraisal Period, the Control Note will be Note A-1.

(2)	With respect to the Miami Design District Whole Loan, the initial Control Note is the Miami Design District Whole Loan B Note, unless a Miami Design District Whole Loan Control Appraisal Period has occurred and is continuing. During a Miami Design District Whole Loan Control Appraisal Period, the Control Note will be Note A-1.

(3)	The Wells Fargo Commercial Mortgage Trust 2020-C58 securitization is expected to close on December 16, 2020.

(4)	With respect to the McDonald’s Global HQ Whole Loan, the initial Control Note is the McDonald’s Global HQ B Note, unless a McDonald’s Global HQ Control Appraisal Period has occurred and is continuing. During a McDonald’s Global HQ Control Appraisal Period, the Control Note will be Note A-2

(5)	With respect to the Grace Building Whole Loan, no single promissory note is the Control Note; however, the Grace Trust 2020-GRCE securitization trust is the related controlling note holder, and a party designated under the Grace Trust 2020-GRCE TSA is entitled to exercise the rights thereof.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage

Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to any Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such time period (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such time period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such

Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The 605 Third Avenue Pari Passu A/B Whole Loan

General

The 605 Third Avenue Mortgage Loan (9.8%) is part of a whole loan structure (the “605 Third Avenue Whole Loan”) comprised of eight mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 605 Third Avenue Mortgage Loan is evidenced by promissory note A-1 with a Cut-off Date Balance of $80,000,000 (“605 Third Avenue Note A-1”). The 605 Third Avenue Whole Loan consists of (i) 605 Third Avenue Note A-1, (ii) promissory note A-2, promissory note A-3, promissory note A-4 and promissory note A-5 (together, the “605 Third Avenue Pari Passu Companion Loans”, and collectively with 605 Third Avenue Note A-1, “605 Third Avenue Note A), and (iii) subordinate promissory note B-1 (“605 Third Avenue Note B-1”), subordinate promissory note B-2 and subordinate promissory note B-3 (together with the 605 Third Avenue Note B-1, the “605 Third Avenue Subordinate Companion Loans” or “605 Third Avenue Note B”). The 605 Third Avenue Mortgage Loan and the 605 Third Avenue Pari Passu Companion Loans are generally pari passu in right of payment with each other. The 605 Third Avenue Subordinate Companion Loans are subordinate in right of payment to the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Pari Passu Companion Loans. The 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans are not included in the issuing entity.

The 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on the 605 Third Avenue Mortgage Loan at a rate equal to 1.93752% per annum, on the 605 Third Avenue Pari Passu Companion Loans at a rate equal to 1.93752% per annum and on the 605 Third Avenue Subordinate Companion Loans at a rate equal to 3.07800% per annum. For purposes of the information presented in this prospectus with respect to the 605 Third Avenue Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information includes the 605 Third Avenue Pari Passu Companion Loans and does not take into account the 605 Third Avenue Subordinate Companion Loans.

The rights of the holders of the promissory notes evidencing the 605 Third Avenue Whole Loan are subject to an Intercreditor Agreement (the “605 Third Avenue Intercreditor Agreement”). The following summaries describe certain provisions of the 605 Third Avenue Intercreditor Agreement.

Servicing

The 605 Third Avenue Whole Loan will be serviced by the general master servicer and the general special servicer pursuant to the terms of the PSA, subject to the terms of the 605 Third Avenue Intercreditor Agreement.

Application of Payments

Distributions. Generally, as long as no 605 Third Avenue Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the 605 Third Avenue Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the 605 Third Avenue Intercreditor Agreement, in each case to the extent of available funds:

●	first, to the issuing entity as the holder of the 605 Third Avenue Mortgage Loan (or the general master servicer, the general special servicer or the trustee, as applicable), all unreimbursed costs and expenses paid by the 605 Third Avenue Mortgage Loan holder (or paid or advanced by the general master servicer, the general special servicer or the trustee, as applicable) with respect to the 605 Third Avenue Whole Loan, including unreimbursed advances made by the holders of the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Pari Passu Companion Loans and interest thereon;

●	second, to the general master servicer and the general special servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the 605 Third Avenue Whole Loan under the 605 Third Avenue Intercreditor Agreement or the PSA;

●	third, pro rata, to the holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the respective principal balances of such holders’ notes at the respective interest rates applicable to such notes (calculated at a per annum rate equal to the related interest rate, net of any applicable servicing fees);

●	fourth, to the holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans, pro rata (based on their respective initial principal balances), any principal payments received on the 605 Third Avenue Whole Loan for the related interest accrual period, to be applied in reduction of the principal balance of the respective promissory notes;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the 605 Third Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, first, to the 605 Third Avenue Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to 605 Third Avenue Note A in accordance with the terms of the 605 Third Avenue Intercreditor Agreement, plus interest thereon at the interest rate applicable to such notes (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to 605 Third Avenue Note A, and second, to the 605 Third Avenue Subordinate Companion Loans, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the 605 Third Avenue Subordinate Companion Loans in accordance with the terms of the 605 Third Avenue Intercreditor Agreement, plus interest thereon at the 605 Third Avenue Subordinate Companion Loans interest rate (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to the 605 Third Avenue Subordinate Companion Loans;

●	sixth, to the 605 Third Avenue Note B-1 holder (or any person acting on its behalf), up to the amount of any unreimbursed advances or cure payments made by such holder (or such person acting on its behalf) and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such party, in each case, with respect to the 605 Third Avenue Whole Loan under the 605 Third Avenue Intercreditor Agreement or the PSA;

●	seventh, any interest accrued at the mortgage loan default rate on the 605 Third Avenue Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the 605 Third Avenue Whole Loan at the non-default interest rate, first, to the 605 Third Avenue Note A holders (subject to the allocation of such amount pursuant to the terms of the PSA) on a pro rata and pari passu basis according to their entitlements, in an amount calculated on the principal balance of the 605 Third Avenue Note A on such payment date prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for the 605 Third Avenue Note A over the non-default interest rate for the 605 Third Avenue Note A; and second, to the holders of the 605 Third Avenue Subordinate Companion Loans in an amount calculated on the principal balance of 605 Third Avenue Note B prior to the application of funds under this cash flow waterfall at the excess of the default interest rate for 605 Third Avenue Note B over the non-default interest rate for 605 Third Avenue Note B;

●	eighth, to the holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the 605 Third Avenue Whole Loan (to the extent actually paid by the related borrower);

●	ninth, to the extent not payable to the general master servicer or the general special servicer as additional servicing compensation under the PSA, to the holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

●	tenth, to the holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans, pro rata (based on the respective initial principal balances of such notes), any excess amount not otherwise applied pursuant to the provisions above.

Generally, for so long as a 605 Third Avenue Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the 605 Third Avenue Whole Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related mortgage loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under the 605 Third Avenue Intercreditor Agreement, in each case to the extent of available funds:

●	first, to the issuing entity as the holder of the 605 Third Avenue Mortgage Loan (or the general master servicer, the general special servicer or the trustee, as applicable), all unreimbursed costs and expenses paid by the 605 Third Avenue Mortgage Loan holder (or paid or advanced by the general master servicer, the general special servicer or the trustee, as applicable) with respect to the 605 Third Avenue Whole Loan, including unreimbursed advances made by the holders of the 605 Third Avenue Mortgage Loan or the 605 Third Avenue Pari Passu Companion Loans and interest thereon;

●	second, to the general master servicer and the general special servicer, the applicable accrued and unpaid servicing fees, special servicing fees and any workout fee earned by them with respect to the 605 Third Avenue Whole Loan under the 605 Third Avenue Intercreditor Agreement or the PSA;

●	third, to the 605 Third Avenue Note A holders, on a pro rata and pari passu basis, in an amount equal to their respective amounts of accrued and unpaid interest on the principal balance of the 605 Third Avenue Note A at the related interest rate (net of any applicable servicing fees), with respect to their respective notes;

●	fourth, to each 605 Third Avenue Note A holder, in an amount equal to the outstanding principal balance of 605 Third Avenue Note A, until such principal balance has been reduced to zero, with respect to its respective note on a pro rata and pari passu basis;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the 605 Third

Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, to the 605 Third Avenue Note A holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to the 605 Third Avenue Note A holders in accordance with the terms of the 605 Third Avenue Intercreditor Agreement, plus interest thereon at the 605 Third Avenue Note A interest rate (net of servicing fees), compounded monthly from the date the related realized principal loss was allocated to the 605 Third Avenue Note A;

●	sixth, to the holder of the 605 Third Avenue Note B-1 (or any person acting on its behalf), up to the amount of any unreimbursed advances or cure payments made by such holder (or such person acting on its behalf) and interest thereon at the applicable advance rate and all unreimbursed costs and expenses paid by such party, in each case, with respect to the 605 Third Avenue Whole Loan under the 605 Third Avenue Intercreditor Agreement or the PSA;

●	seventh, to the holders of the 605 Third Avenue Subordinate Companion Loans, in an amount equal to the accrued and unpaid interest on the principal balance of 605 Third Avenue Note B at the related interest rate (net of any applicable servicing fees);

●	eighth, to the holders of the 605 Third Avenue Subordinate Companion Loans, in an amount equal to the outstanding principal balance of 605 Third Avenue Note B, until such principal balance has been reduced to zero;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the 605 Third Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, to the holders of the 605 Third Avenue Subordinate Companion Loans, an amount equal to the aggregate of unreimbursed realized principal losses previously allocated to 605 Third Avenue Note B in accordance with the terms of the 605 Third Avenue Intercreditor Agreement, plus interest thereon at the 605 Third Avenue Note B interest rate (net of servicing fees) compounded monthly from the date the related realized principal loss was allocated to 605 Third Avenue Note B;

●	tenth, any interest accrued at the mortgage loan default rate on the 605 Third Avenue Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the 605 Third Avenue Whole Loan at the non-default interest rate, first, to the 605 Third Avenue Note A holders (subject to the allocation of such amount pursuant to the terms of the PSA), on a pro rata and pari passu basis according to their entitlements, in an amount calculated on the applicable 605 Third Avenue Note A principal balances prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for 605 Third Avenue Note A over (B) the non-default interest rate for 605 Third Avenue Note A and second, to the holders of the 605 Third Avenue Subordinate Companion Loans in an amount calculated on the applicable 605 Third Avenue Note B principal balances prior to the application of funds under this cash flow waterfall at the excess of (A) the default interest rate for the 605 Third Avenue Note B over (B) the non-default interest rate for the 605 Third Avenue Note B;

●	eleventh, to the holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any prepayment premiums or yield maintenance charges with respect to the 605 Third Avenue Whole Loan (to the extent actually paid by the related borrower);

●	twelfth, to the extent not payable to the general master servicer or the general special servicer as additional servicing compensation under the PSA, to the holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans, pro rata (based on the relative outstanding principal balances of their notes, in each case prior to the application of funds under this cash flow waterfall), any extension fees, assumption fees and late payment charges, in each case to the extent actually paid by the related borrower; and

●	thirteenth, to the holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans, pro rata (based on the respective initial principal balances of their notes), any excess amount not otherwise applied pursuant to the provisions above.

“605 Third Avenue Triggering Event of Default” means (i) any event of default with respect to an obligation of the 605 Third Avenue Whole Loan borrower to pay money due under such whole loan or (ii) any non-monetary event of default that causes the 605 Third Avenue Whole Loan to become a Specially Serviced Mortgage Loan (other than any imminent event of default). A 605 Third Avenue Triggering Event of Default will not exist to the extent the holder of 605 Third Avenue Note B-1 is exercising its cure rights as described below.

Consultation and Control

Consent Rights of the 605 Third Avenue Controlling Holder. Pursuant to the 605 Third Avenue Intercreditor Agreement, the 605 Third Avenue Controlling Holder (as defined below) is entitled to consent to the general master servicer’s or the general special servicer’s taking (as the case may be), subject to the Servicing Standard, of Major Decisions under the PSA.

Notwithstanding the foregoing, if the general master servicer or the general special servicer, as applicable, reasonably determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the notes comprising the 605 Third Avenue Whole Loan (as a collective whole), the general master servicer or the general special servicer may take any such action without waiting for the 605 Third Avenue Controlling Holder’s consent. In addition, no advice, direction or objection from or by the 605 Third Avenue Controlling Holder may (and the agent, the holder of the 605 Third Avenue Mortgage Loan and any of the general master servicer or the general special servicer will be required to ignore and act without regard to any such advice, direction or objection that the agent, the holder of the 605 Third Avenue Mortgage Loan, the general master servicer or the general special servicer has determined, in its reasonable, good faith judgment, will) require or cause the agent, the holder of the 605 Third Avenue Mortgage Loan or any of the general master servicer or the general special servicer to violate any provision of the 605 Third Avenue Intercreditor Agreement, the related mortgage loan documents or the PSA (including any REMIC provisions), including each of the general master servicer’s and the general special servicer’s obligation to act in accordance with the Servicing Standard.

Consultation Rights of Non-Controlling Holders Following a 605 Third Avenue Control Appraisal Event. If, due to the occurrence and continuance of a 605 Third Avenue Control Appraisal Event, the issuing entity as holder of the 605 Third Avenue Mortgage Loan is the 605 Third Avenue Controlling Holder, the general master servicer or general special servicer, as applicable, will be required to (i) provide copies of any notice, information and report that it is required to provide to the 605 Third Avenue Controlling Holder with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the 605 Third Avenue Mortgage Loan, to each holder of a 605 Third Avenue Pari Passu Companion Loan (or its representative), within the same time frame it is required to provide to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) use reasonable efforts to consult each holder of a 605 Third Avenue Pari Passu Companion Loan (or its representative) on a strictly non-binding basis, to the extent that, having received such notices, information and reports, such holder (or its representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the 605 Third Avenue Mortgage Loan, and consider alternative actions recommended by such holder (or its representative); provided that after the expiration of a period of 10 business days from the delivery to such holder (or its representative) by the general master servicer or general special servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Certificateholder, the general master servicer or general special servicer, as applicable, will no longer be obligated to consult such holder (or its representative), whether or not such holder (or its representative) has responded within such 10 business day period (unless, the general master servicer or general special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each holder of a 605 Third Avenue Pari Passu Companion Loan (or its representative) set forth in the immediately preceding sentence, the general master servicer or general special servicer, as applicable, may take any Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business day period if the general master servicer or general special servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the note holders. The general master servicer or general special servicer, as applicable, will not be obligated at any time to follow or take any alternative actions recommended by a holder of a 605 Third Avenue Pari Passu Companion Loan (or its representative).

The Controlling Holder

The “605 Third Avenue Controlling Holder” will be the holder of 605 Third Avenue Note B-1; provided that (i) a 605 Third Avenue Control Appraisal Event has not occurred or (ii) the holder thereof is not a Borrower Party with respect to the 605 Third Avenue Whole Loan; provided, further, that if either of the conditions set forth in clauses (i) and (ii) above is satisfied with respect to 605 Third Avenue Note B, the 605 Third Avenue Controlling Holder will be the holder of the 605 Third Avenue Mortgage Loan. A “605 Third Avenue Control Appraisal Event” will exist with respect to 605 Third Avenue Note B if and for so long as (A) the origination date principal balance of 605 Third Avenue Note B, together with any 605 Third Avenue Threshold Event Collateral (less payments of principal, appraisal reductions and realized principal losses allocated to the 605 Third Avenue Subordinate Companion Loans) is less than (B) 25% of the origination date principal balance of 605

Third Avenue Note B (less payments of principal allocated to the 605 Third Avenue Subordinate Companion Loans).

Collateral Posting Rights. If a 605 Third Avenue Control Appraisal Event would otherwise result in the holder of 605 Third Avenue Note B-1 losing its status as the 605 Third Avenue Controlling Holder, such note holder will generally be entitled to retain that status by posting cash collateral or an unconditional and irrevocable standby letter of credit, in either case with the trustee as the beneficiary and in a form that is acceptable to the general master servicer or general special servicer, as applicable, held by or on behalf of the trustee, general master servicer or general special servicer, as applicable, within 45 days after the receipt of the relevant appraisal (such collateral, “605 Third Avenue Threshold Event Collateral”). 605 Third Avenue Threshold Event Collateral is required to be returned if and to the extent that the posting holder would be the 605 Third Avenue Controlling Holder without regard to such posted collateral.

Appraisal Rights. Appraisal reductions applicable to the 605 Third Avenue Whole Loan will be allocated, first to reduce principal balances of the 605 Third Avenue Subordinate Companion Loans, and second to reduce the principal balances of the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Pari Passu Companion Loans (on a pro rata and pari passu basis), in each case up to the outstanding amount thereof. If at any time an appraisal reduction exists that would result in a 605 Third Avenue Control Appraisal Event, or at any time after the delivery of 605 Third Avenue Threshold Event Collateral, the 605 Third Avenue Controlling Holder will be entitled, at its cost, to obtain and deliver, or direct the general master servicer (or general special servicer, as the case may be), to obtain and deliver, to the general master servicer, the 605 Third Avenue Controlling Holder and the trustee (if applicable) an appraisal (a “605 Third Avenue Supplemental Appraisal”) that satisfies the appraisal requirements for any such appraisal as set forth in the PSA. After the first 605 Third Avenue Supplemental Appraisal, if there is a material change with respect to the Mortgaged Property related to the applicable appraisal reduction, the 605 Third Avenue Controlling Holder will have the right, at its own cost, to request, in writing, that the general special servicer obtain an additional 605 Third Avenue Supplemental Appraisal, which request is required to set forth its belief of what constitutes a material change to the Mortgaged Property (including any related documentation). Only one 605 Third Avenue Supplemental Appraisal of the Mortgaged Property may be requested by the 605 Third Avenue Controlling Holder within the same six-month period. Upon receipt of a 605 Third Avenue Supplemental Appraisal, the general master servicer (or general special servicer, as the case may be) will be required to recalculate (within 3 business days of receipt of such appraisal) the appraisal reduction in respect of the 605 Third Avenue Whole Loan. If, as a result of such calculation based on a 605 Third Avenue Supplemental Appraisal, a 605 Third Avenue Control Appraisal Event is no longer deemed to exist, then the 605 Third Avenue Note B-1 holder will be reinstated as the 605 Third Avenue Controlling Holder. Until the appraisal reduction is recalculated based on such 605 Third Avenue Supplemental Appraisal, as described above, the first appraisal will control.

Appraisals that are permitted to be presented by any 605 Third Avenue Controlling Holder will be in addition to any appraisals that the general special servicer may otherwise be required to obtain in accordance with the Servicing Standard upon the occurrence of any material change or that the general special servicer is otherwise required or permitted to order under the PSA without regard to any appraisal requests made by any 605 Third Avenue Controlling Holder.

Rights of the 605 Third Avenue Note B-1 Holder.

The holder of 605 Third Avenue Note B-1 has certain rights under the 605 Third Avenue Intercreditor Agreement, including, among others, the rights described below.

Cure Rights. The holder of 605 Third Avenue Note B-1, provided that such holder is not the related borrower or an affiliate thereof, has the right to cure monetary events of default (within 10 business days of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) or non-monetary events of default (within 30 days (subject to an extension of up to 90 days for a total of 120 days in certain circumstances) of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) with respect to the 605 Third Avenue Whole Loan. No more than 12 events of default may be cured over the life of the 605 Third Avenue Whole Loan, no more than 6 consecutive events of default may be cured, and no more than 6 events of defaults (whether or not consecutive) may be cured in any 12-month period. In the case of an event of default related to a delinquent Scheduled Payment, such cure will be deemed completed on the next loan payment date. So long as the holder of 605 Third Avenue Note B-1 is exercising a cure right and the cure period has not expired, the general master servicer, the general special servicer and the trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the 605 Third Avenue Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the 605 Third Avenue Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments—Distributions.”

Purchase Option. At any time that the 605 Third Avenue Whole Loan becomes and remains in default, upon written notice, the holder of 605 Third Avenue Note B-1 has the right to purchase the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Pari Passu Companion Loans, at a price generally equal to their aggregate unpaid principal balance, plus accrued and unpaid interest thereon at the applicable interest rate, plus any unreimbursed Advances made by the holders of the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Pari Passu Companion Loans, and interest thereon, any accrued and unpaid servicing fees, certain liquidation fees and any unreimbursed costs and expenses incurred by the holder of such mortgage loan.

Such purchase option will terminate on the earliest date to occur of (i) the cure of the event or circumstance resulting in the related event of default, (ii) consummation of a foreclosure in respect of the 605 Third Avenue Mortgaged Property, except that if the general special servicer intends to accept a deed in lieu of foreclosure, the 605 Third Avenue Bite B-1 holder will have 30 days from the date of notice thereof to exercise its purchase option and 10 business days from delivery of its purchase notice to consummate the purchase, and (iii) the modification of the 605 Third Avenue mortgage loan documents effected in accordance with the 605 Third Avenue Intercreditor Agreement in consummation of a workout of the 605 Third Avenue Whole Loan and the PSA.

Workout

Notwithstanding anything to the contrary, if the general master servicer or the general special servicer, as applicable, in connection with a workout of the 605 Third Avenue Whole Loan, modifies the terms thereof such that (i) the outstanding principal balance thereof is decreased, (ii) the interest rate thereon (or the interest rate of any of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Pari Passu Companion Loans or the 605 Third Avenue Subordinate Companion Loans) is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, other than a deferral of a balloon payment resulting solely from the extension of the maturity date by the general master servicer or the general special servicer pursuant to the terms of the PSA or (iv) any other adjustment is made to any of the payment terms of the 605 Third Avenue Whole Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due will be borne, first, by the holders of the 605 Third Avenue Subordinate Companion Loans (up to the principal balance of 605 Third Avenue Note B, together with accrued interest thereon and any other amounts due such holders, which amounts will be applied to the holders of the 605 Third Avenue Subordinate Companion Loans on a pro rate and pari passu basis) and second, by the holders of the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Pari Passu Companion Loans (up to the principal balance of 605 Third Avenue Note A, together with accrued interest thereon at the applicable interest rate and any other amounts due such holders), and all distributions described under “Application of Payments—Distributions” above will be made accordingly.

Sale of Defaulted Whole Loan

If the 605 Third Avenue Whole Loan becomes a defaulted mortgage loan under the PSA, and if the general special servicer decides to sell such defaulted mortgage loan, then the general special servicer will be required to sell such defaulted mortgage loan in accordance with the procedures described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties”. A sale of any 605 Third Avenue Subordinate Companion Loan under such provisions would require the consent of the holder of such 605 Third Avenue Subordinate Companion Loan.

Special Servicer Appointment Rights

The 605 Third Avenue Controlling Holder may remove the existing general special servicer for the 605 Third Avenue Whole Loan, with or without cause, and appoint a successor to the general special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the PSA.

The Miami Design District Pari Passu-A/B Whole Loan

General

The Miami Design District Mortgage Loan (9.2%) is part of a split loan structure comprised of 16 promissory notes with an aggregate Cut-off Date Balance of $500,000,000, each of which is secured by the same mortgage instrument on the same underlying related Mortgaged Property.

The Miami Design District Mortgage Loan is evidenced by 2 promissory notes, Note A-3 and Note A-6, with an aggregate Cut-off Date Balance of $75,000,000.

The subordinate companion loan, evidenced by promissory Note B with a Cut-off Date Balance of $100,000,000 (the “Miami Design District Subordinate Companion Loan”), is subordinate to the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans (as defined below).

The related Pari Passu Companion Loans (the “Miami Design District Pari Passu Companion Loans”) are evidenced by 13 promissory (i) Note A-1 with a Cut-off Date Balance of $60,000,000, (ii) Note A-2 with a Cut-off Date Balance of $55,000,000, (iii)

Note A-4 with a Cut-off Date Balance of $40,000,000, (iv) Note A-5 with a Cut-off Date Balance of $30,000,000, (v) Note A-7 with a Cut-off Date Balance of $25,000,000, (vi) Note A-8 with a Cut-off Date Balance of $20,000,000, (vii) Note A-9 with a Cut-off Date Balance of $20,000,000, (viii) Note A-10 with a Cut-off Date Balance of $15,000,000, (ix) Note A-11 with a Cut-off Date Balance of $15,000,000, (x) Note A-12 with a Cut-off Date Balance of $15,000,000, (xi) Note A-13 with a Cut-off Date Balance of $10,000,000, (xii) Note A-14 with a Cut-off Date Balance of $10,000,000, and (xiii) Note A-15 with a Cut-off Date Balance of $10,000,000. Only the Miami Design District Mortgage Loan is included in the Trust. The Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans are pari passu with each other in terms of priority. The Miami Design District Subordinate Companion Loan is subordinate to the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans in terms of priority. The Miami Design District Mortgage Loan, the Miami Design District Subordinate Companion Loan and the Miami Design District Pari Passu Companion Loans are collectively referred to in this prospectus as the Miami Design District Whole Loan (the “Miami Design District Whole Loan”). Interest is payable on the Miami Design District Mortgage Loan, Miami Design District Pari Passu Companion Loans and the Miami Design District Subordinate Companion Loan at the same rate.

The Miami Design District Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Miami Design District Pari Passu Companion Loans are under no obligation to do so. The Miami Design District Subordinate Companion Loan has been transferred to a purchaser not affiliated with Bank of America).

The rights of the Trust as the holder of the Miami Design District Mortgage Loan and the rights of the holders of the Miami Design District Pari Passu Companion Loans and the Miami Design District Subordinate Companion Loan are subject to an Agreement Between Noteholders (the “Miami Design District Intercreditor Agreement”). The following summary describes certain provisions of the Miami Design District Intercreditor Agreement.

The holder of the Miami Design District Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Miami Design District Whole Loan, each as more fully described below. So long as a Miami Design District Control Appraisal Period is not in effect, the holder of the Miami Design District Subordinate Companion Loan also has the right to purchase the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans in whole but not in part in certain instances as set forth below.

An “Miami Design District Control Appraisal Period” will exist with respect to the Miami Design District Whole Loan, if and for so long as (a)(1) the initial principal balance of the Miami Design District Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Miami Design District Subordinate Companion Loan, (y) any appraisal reductions for the Miami Design District Whole Loan that are allocated to the Miami Design District Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Miami Design District Whole Loan that are allocated to the Miami Design District Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Miami Design District Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Miami Design District Subordinate Companion Loan.

The holder of the Miami Design District Subordinate Companion Loan is entitled to avoid a Miami Design District Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Miami Design District Intercreditor Agreement (either (x) or (y), the “Miami Design District Threshold Event Collateral”) and (ii) the Miami Design District Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

In addition, the holder of the Miami Design District Subordinate Companion Loan, if it is determined at any time of determination to no longer be the Miami Design District Controlling Noteholder (the “MDD Appraised-Out Holder”) as a result of the application of an appraisal reduction amount, will have the right, at any time and from time to time, but no more than one time in any calendar quarter, at its sole expense, to require the applicable special servicer to order an additional appraisal with respect to the Miami Design District Whole Loan. Upon receipt of any such appraisal, the applicable special servicer will be required to determine, in accordance with the servicing standard, whether, based on such additional appraisal, any recalculation of the appraisal reduction amount is warranted, and if so warranted, the applicable special servicer will recalculate the appraisal reduction amount based on such additional appraisal and, if required by such recalculation, the Appraised-Out Holder will be reinstated as the Miami Design District Controlling Noteholder.

Servicing

The Miami Design District Whole Loan (including the Miami Design District Mortgage Loan) and any related REO Property will initially be serviced and administered pursuant to the PSA and, on and after the related Servicing Shift Securitization Date, will be serviced and administered pursuant to the related Servicing Shift PSA (the PSA or related Servicing Shift PSA, as applicable, the Miami Design District PSA”). See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Application of Payments

The Miami Design District Intercreditor Agreement sets forth the respective rights of the holder of the Miami Design District Mortgage Loan, the holder of the Miami Design District Subordinate Companion Loan, and the holder of the Miami Design District Pari Passu Companion Loans with respect to distributions of funds received in respect of the Miami Design District Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Miami Design District Whole Loan, (ii) any other event of default for which the Miami Design District Whole Loan is actually accelerated, (iii) any other event of default which causes the Miami Design District Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Miami Design District Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Miami Design District Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Miami Design District Subordinate Companion Loan is exercising its cure rights under the Miami Design District Intercreditor Agreement), after payment of amounts for reserves or escrows required by the Miami Design District Whole Loan documents and reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or special servicer under the under the Miami Design District PSA, payments and proceeds received with respect to the Miami Design District Whole Loan will generally be applied in the following order:

(i)	first, to each holder of the Miami Design District Mortgage Loan and each holder of the Miami Design District Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

(ii)	second, to each holder of the Miami Design District Mortgage Loan and each holder of the Miami Design District Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests of principal payments received, if any, until either (a) such principal payments received in respect of the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans have been so applied or (b) their principal balances have been reduced to zero;

(iii)	third, to each holder of the Miami Design District Mortgage Loan and each holder of the Miami Design District Pari Passu Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the Miami Design District Master Servicer and applicable special servicer under the Miami Design District PSA on their behalf and not previously paid or reimbursed);

(iv)	fourth, to each holder of the Miami Design District Mortgage Loan and each holder of the Miami Design District Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the Miami Design District Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans;

(v)	fifth, to the extent the holder of the Miami Design District Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Miami Design District Intercreditor Agreement, to reimburse such holder for all such cure payments;

(vi)	sixth, to the holder of the Miami Design District Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Miami Design District Subordinate Companion Loan at its net interest rate;

(vii)	seventh, to the holder of the Miami Design District Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received, if any, until its balance has been reduced to zero;

(viii)	eighth, to the holder of the Miami Design District Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the Miami Design District Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Miami Design District Subordinate Companion Loan;

(ix)	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first) through (eighth) and,

as a result of a workout, the balance of the Miami Design District Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Miami Design District Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Miami Design District Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

(x)	tenth, (only to the extent not required to pay interest on advances, to reimburse amounts paid as servicing advances, to be applied to additional expenses of the lead securitization trust or to be paid as additional servicing compensation to the applicable master servicer and/or special servicer, as set forth in the Miami Design District Intercreditor Agreement), to each Note A holder and the Note B holder (or any servicer or trustee (if any), as applicable, on its behalf) its percentage interest of any penalty charges, in each case to the extent actually paid by the borrower;

(xi)	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Miami Design District PSA, as applicable, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Miami Design District Master Servicer and applicable special servicer under the Miami Design District PSA (in each case provided that such reimbursements or payments relate to the Miami Design District Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Miami Design District Mortgage Loan, each holder of the Miami Design District Pari Passu Companion Loans and the holder of the Miami Design District Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

(xii)	twelfth, if any excess amount is available to be distributed in respect of the Miami Design District Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs (first) through (eleventh), any remaining amount is required to be paid pro rata to the holder of the Miami Design District Mortgage Loan, each holder of the Miami Design District Pari Passu Companion Loans and the holder of the Miami Design District Subordinate Companion Loan, based on their respective percentage interests.

During a Miami Design District Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Miami Design District Whole Loan documents and reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or special servicer under the under the Miami Design District PSA, payments and proceeds with respect to the Miami Design District Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

(i)	first, to each holder of the Miami Design District Mortgage Loan and each holder of the Miami Design District Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

(ii)	second, to each holder of the Miami Design District Mortgage Loan and each holder of the Miami Design District Pari Passu Companion Loans, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

(iii)	third, to the holder of the Miami Design District Mortgage Loan and each holder of the Miami Design District Pari Passu Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the Miami Design District Master Servicer and applicable special servicer under the Miami Design District PSA on their behalf and not previously paid or reimbursed);

(iv)	fourth, to each holder of the Miami Design District Mortgage Loan and each holder of the Miami Design District Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the Miami Design District Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans;

(v)	fifth, to the extent the holder of the Miami Design District Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Miami Design District Intercreditor Agreement, to reimburse such holder for all such cure payments;

(vi)	sixth, to the Miami Design District Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Miami Design District Subordinate Companion Loan at its net interest rate;

(vii)	seventh, to the holder of the Miami Design District Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

(viii)	eighth, to the holder of the Miami Design District Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the Miami Design District Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Miami Design District Subordinate Companion Loan;

(ix)	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing paragraphs (first) through (eighth) and, as a result of a workout, the balance of the Miami Design District Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Miami Design District Subordinate Companion Loan in an amount up to the reduction, if any, of the Miami Design District Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

(x)	tenth, (only to the extent not required to pay interest on advances, to reimburse amounts paid as servicing advances, to be applied to additional expenses of the lead securitization trust or to be paid as additional servicing compensation to the applicable master servicer and/or special servicer, as set forth in the Miami Design District Intercreditor Agreement), to each Note A holder and the Note B holder (or any servicer or trustee (if any), as applicable, on its behalf) its percentage interest of any penalty charges, in each case to the extent actually paid by the borrower;

(xi)	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Miami Design District PSA including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Miami Design District Master Servicer and applicable special servicer under the Miami Design District PSA (in each case provided that such reimbursements or payments relate to the Miami Design District Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Miami Design District Mortgage Loan, each holder of the Miami Design District Pari Passu Companion Loans and the holder of the Miami Design District Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

(xii)	twelfth, if any excess amount is available to be distributed in respect of the Miami Design District Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs (first) through (eleventh), any remaining amount is required to be paid pro rata to the holder of the Miami Design District Mortgage Loan, each holder of the Miami Design District Pari Passu Companion Loans and the holder of the Miami Design District Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Miami Design District Mortgage Loan pursuant to the terms of the Miami Design District PSA, as applicable, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Miami Design District Mortgage Loan and the Miami Design District Subordinate Companion Loan but not out of payments or other collections on the Miami Design District Pari Passu Companion Loans or any loans included in any future securitization trust related to the Miami Design District Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or servicing advance) allocable to the Miami Design District Pari Passu Companion Loans and the Miami Design District Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool related to the Miami Design District PSA, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Miami Design District Pari Passu Companion Loans and the Miami Design District Subordinate Companion Loan or from general collections with respect to the securitization of the Miami Design District Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Miami Design District Intercreditor Agreement, the controlling holder with respect to the Miami Design District Whole Loan (the “Miami Design District Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Miami Design District Subordinate Companion Loan unless a Miami Design District Control Appraisal Period has occurred and is continuing or (ii) if a Miami Design District Control Appraisal Period has occurred and is continuing, the holder of Note A-1; provided that at any time the holder of the Miami Design District Subordinate Companion Loan or Note A-1 is the Miami Design District Controlling Noteholder and such note is included in a securitization, references to the “Miami Design District Controlling Noteholder” will mean the holders of the majority (or such lesser amount as permitted under the terms of the related servicing agreement) of the class of securities issued in such securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” under the Miami Design District Intercreditor Agreement, as and to the extent provided in the related servicing agreement; provided, further, that, if the holder of the Miami Design District Subordinate Companion Loan would be the Miami Design District Controlling Noteholder, but any interest in the Miami Design District Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Miami Design District Controlling Noteholder, a Miami Design District Control Appraisal Period will be deemed to have occurred (but only for so long as the holder of the Miami Design District Subordinate Companion Loan would be the Miami Design District Controlling Noteholder and such interest in the borrower or borrower related party, or such entitlement of the borrower or borrower related party to exercise the rights of the Miami Design District Controlling Noteholder, exists). As of the date of the Miami Design District Intercreditor Agreement, the Miami Design District Controlling Noteholder was the initial holder of Note B.

Pursuant to the Miami Design District Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Miami Design District Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Miami Design District Major Decision (as defined below) has been requested or proposed, at least 10 business days prior to taking action with respect to such Miami Design District Major Decision (or making a determination not to take action with respect to such Miami Design District Major Decision), the master servicer under the Miami Design District PSA (the “Miami Design District Master Servicer”) must receive the written consent of the Miami Design District Controlling Noteholder (or its representative) before implementing a decision with respect to such Miami Design District Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Miami Design District Master Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Miami Design District Controlling Noteholder (or its representative) if the Miami Design District Master Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the Miami Design District Whole Loan, and the Miami Design District Master Servicer has made a reasonable effort to contact the Miami Design District Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Miami Design District Mortgage Loan (or the Miami Design District Master Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Miami Design District Master Servicer may not follow any advice or consultation provided by the Miami Design District Controlling Noteholder (or its representative) that would require or cause the Miami Design District Master Servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard set forth in the Miami Design District PSA require or cause the Miami Design District Master Servicer to violate provisions of the Miami Design District Intercreditor Agreement or the Miami Design District PSA, require or cause the Miami Design District Master Servicer to violate the terms of the Miami Design District Whole Loan, or materially expand the scope of any of the responsibilities of the Miami Design District Master Servicer under the Miami Design District Intercreditor Agreement.

During the continuance of a Miami Design District Control Appraisal Period, the holder of the Miami Design District Mortgage Loan (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the Miami Design District Controlling Class Representative pursuant to the Miami Design District PSA with respect to any Miami Design District Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Miami Design District Whole Loan, to each holder of the notes of the Miami Design District Whole Loan other than the Miami Design District Mortgage Loan and the Miami Design District Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Miami Design District Non-Controlling Note Holder”), within the same time frame it is required to provide to the Miami Design District Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Miami Design District Controlling Class Representative under the Miami Design District PSA, due to the occurrence of a ”Control Termination Event” or a ”Consultation Termination Event” (or similar event)). The applicable special servicer will be required to consult each Miami Design District Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of Miami Design District Whole Loan that constitutes a Miami Design District Major Decision. Such consultation right will expire 10 business days after the delivery to such Miami Design District Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Miami Design District Non-Controlling Note Holder has responded within such time period (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Miami Design District Non-Controlling Note Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising the Miami Design District Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Miami Design District Major Decision with respect to the Miami Design District Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

“Miami Design District Major Decision” means:

(i)        any proposed or actual foreclosure upon or comparable conversion (including the acquisition of REO property) of the ownership of the Mortgaged Property after the Whole Loan comes into and continues in default;

(ii)        any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term of the Whole Loan documents (including, without limitation, the timing of payments and acceptance of discounted payoffs and the waiver of any event of default) or any extension of the maturity date other than a one-time extension of up to 120 days in connection with a default on the stated maturity date if the borrower has delivered to the applicable servicer a refinancing commitment (or other binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable servicer that provides that a refinancing of the Whole Loan or sale of the Mortgaged Property (in each case, which would generate sufficient net proceeds to repay the Mortgage Loan in full) will occur within 120 days after the date on which the balloon payment is due;

(iii)        any sale of the Whole Loan, sale of REO property or bid at a foreclosure sale in respect of the Whole Loan (other than a (x) sale of the Whole Loan when it is a defaulted loan, (y) sale of REO property or (z) bid at a foreclosure sale in respect of the Mortgage Loan, in each case, for an amount equal to or greater than the par purchase price);

(iv)        any determination to bring the Mortgaged Property or REO property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Mortgaged Property or REO property;

(v)         any determination not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

(vi)        any property management company changes, including without limitation, approval of the termination of a manager and appointment of a new property manager;

(vii)       any modifications, waivers or amendments to any property management agreement for which the lender has consent rights under the Whole Loan documents;

(viii)       releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Whole Loan documents and for which there is no material lender discretion;

(ix)        any transfer of the Mortgaged Property or any portion thereof, any transfer of any direct or indirect ownership interest in the borrower, or any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the borrower or guarantor releasing the borrower or guarantor from liability, in each case, except as expressly permitted by the Whole Loan documents and for which no lender discretion is afforded under the Whole Loan documents;

(x)        any determination of an acceptable insurance default with respect to the Mortgaged Property;

(xi)        the approval of any “Material Lease” or any other lease or any modification, waiver, termination, release, exercise of remedy or otherwise with respect to such Material Lease or other lease, in each case to the extent the lender has an approval right under the Whole Loan agreement;

(xii)       any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the lender’s approval is required by the Whole Loan documents);

(xiii)      requests for property or other collateral releases or substitutions, other than (A) grants of easements or rights of way, (B) releases of non-material, non-income producing parcels of the Mortgaged Property, (C) subject to clause (xv), consents to releases related to condemnation of parcels of the Mortgaged Property, or (D) the release of collateral securing the Whole Loan in connection with defeasance of the collateral for the Whole Loan;

(xiv)       agreeing to any modification, waiver, consent or amendment of the Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)        consent to actions and releases related to condemnation of parcels of the Mortgaged Property with respect to a material parcel or a material income producing parcel or any codemnation that materially affects the use or value of the Mortgaged Property or the ability of the borrower to pay amounts due in respect of the Whole Loan when due;

(xvi)       during an event of default, any exercise of remedies, including the acceleration of the Whole Loan or initiation of any proceedings, judicial or otherwise, under the Whole Loan documents;

(xvii)      approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xviii)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xix)       solely to the extent of the lender’s consent and/or approval rights (if any) under the Whole Loan documents, any modification or consent to a modification of, or any action with respect to (i) a reciprocal easement agreement or (ii) any modifications to the current version of the Amended Development Agreement provided to the Note B holder on or about the date of the Miami Design District Intercreditor Agreement, or (iii) any action which requires the lender’s approval pursuant to the Whole Loan agreement;

(xx)        approval of annual budgets (to the extent lender approval is required); and

(xxi)       consenting to any zoning reclassification of any portion of the Mortgaged Property to the extent that the lender has the right to consent pursuant to the Whole Loan documents;

provided, however, that upon the occurrence and during the continuance of a Miami Design District Control Appraisal Period, “Major Decision” will have the meaning given to such term in the Miami Design District PSA.

In addition to the aforementioned consultation right, each Miami Design District Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the Miami Design District Whole Loan are discussed.

Cure Rights

In the event that the borrower of the Miami Design District Whole Loan fails to make any payment of principal or interest on the Miami Design District Whole Loan by the end of the applicable grace period or any other event of default under the related Miami Design District Whole Loan documents occurs, the holder of the Miami Design District Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the Miami Design District Intercreditor Agreement. The holder of the Miami Design District Subordinate Companion Loan will be limited to four cures of monetary defaults, no more than three of which may be consecutive, or cures of non-monetary defaults. The holder of the Miami Design District Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

        If an event of default with respect to Miami Design District Whole Loan has occurred and is continuing, the holder of the Miami Design District Subordinate Companion Loan will have the option to purchase the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans, (b) accrued and unpaid interest on the Miami Design District Mortgage Loan and the Miami Design District Pari Passu Companion Loans through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Miami Design District Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Miami Design District Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Miami Design District Whole Loan to the Miami Design District PSA asset representations reviewer, as applicable, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the Miami Design District Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Miami Design District Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the Miami Design District Intercreditor Agreement.

Special Servicer Appointment Rights

Pursuant to the terms of the Miami Design District Intercreditor Agreement and the Miami Design District PSA, the holder of the Miami Design District Subordinate Companion Loan (so long as a Miami Design District Control Appraisal Period is not in effect) will have the right, with or without cause, to replace the special servicer then acting with respect to the Miami Design District Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The related Non-Serviced Directing Certificateholder under the Miami Design District PSA (during a Miami Design District Control Appraisal Period and prior to the occurrence and continuance of a “Control Termination Event” or a “Consultation Termination

Event” (or similar event) under the Miami Design District PSA and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a “Control Termination Event” or a “Consultation Termination Event” (or similar event) under the Miami Design District PSA) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the Miami Design District Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

The McDonald’s Global HQ Pari Passu-A/B Whole Loan

General

The McDonald’s Global HQ Mortgage Loan (8.6%) is part of a split loan structure comprised of 7 promissory notes with an aggregate Cut-off Date Balance of $279,266,742, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The McDonald’s Global HQ Mortgage Loan is evidenced by 2 promissory notes, Note A-2 and Note A-6, with an aggregate Cut-off Date Balance of $69,698,070. The McDonald’s Global HQ Mortgage Loan will be included in the Mortgage Pool and will back the Pooled Certificates.

The Trust Subordinate Companion Loan is subordinate to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan (as defined below), and is evidenced by one (1) promissory note, Note B with a principal balance as of the Cut-off Date of $110,000,000. The Trust Subordinate Companion Loan will back only the Loan-Specific Certificates.

The related Pari Passu Companion Loan (the “McDonald’s Global HQ Pari Passu Companion Loan”) is evidenced by (i) Note A-1 with a Cut-off Date Balance of $995,687, (ii) Note A-3 with a Cut-off Date Balance of $49,784,336, (iii) Note A-4 with a Cut-off Date Balance of $24,892,168, and (iv) Note A-5 with a Cut-off Date Balance of $23,896,481. Only the McDonald’s Global HQ Mortgage Loan and the Trust Subordinate Companion Loan are included in the Trust. The McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan are pari passu with each other in terms of priority. The Trust Subordinate Companion Loan is subordinate to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan in terms of priority. The McDonald’s Global HQ Mortgage Loan, the Trust Subordinate Companion Loan and the McDonald’s Global HQ Pari Passu Companion Loan are collectively referred to in this prospectus as the McDonald’s Global HQ Whole Loan (the “McDonald’s Global HQ Whole Loan”). It is anticipated that each promissory note evidencing a portion of the McDonald’s Global HQ Pari Passu Companion Loan will be included in one or more securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the Trust as the holder of the McDonald’s Global HQ Mortgage Loan and the rights of the holders of the McDonald’s Global HQ Companion Loan are subject to an Agreement Between Noteholders (the “McDonald’s Global HQ Intercreditor Agreement”). The following summary describes certain provisions of the McDonald’s Global HQ Intercreditor Agreement.

So long as a MCD Control Appraisal Period is not in effect, the holder of the Trust Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the McDonald’s Global HQ Whole Loan, each as more fully described below. So long as a MCD Control Appraisal Period is not in effect, the holder of the Trust Subordinate Companion Loan also has the right to purchase the McDonald’s Global HQ

Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

A “MCD Control Appraisal Period” will exist with respect to the McDonald’s Global HQ Whole Loan, if and for so long as (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, Trust Subordinate Companion Loan, (y) any appraisal reductions for the McDonald’s Global HQ Whole Loan that are allocated to such Trust Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the McDonald’s Global HQ Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Trust Subordinate Companion Loan.

The holder of the Trust Subordinate Companion Loan is entitled to avoid a MCD Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the McDonald’s Global HQ Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the BANK 2020-BNK30 securitization, the foregoing will not apply and will have no force or effect.

Servicing

The McDonald’s Global HQ Whole Loan (including the McDonald’s Global HQ Mortgage Loan and the Trust Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the McDonald’s Global HQ Intercreditor Agreement.

Application of Payments

The McDonald’s Global HQ Intercreditor Agreement sets forth the respective rights of the holder of the McDonald’s Global HQ Mortgage Loan, the holder of the Trust Subordinate Companion Loan, and the holder of the McDonald’s Global HQ Pari Passu Companion Loan with respect to distributions of funds received in respect of the McDonald’s Global HQ Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the McDonald’s Global HQ Whole Loan, (ii) any other event of default for which the McDonald’s Global HQ Whole Loan is actually accelerated, (iii) any other event of default which causes the McDonald’s Global HQ Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Trust Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Trust Subordinate Companion Loan is exercising its cure rights under the McDonald’s Global HQ Intercreditor Agreement), after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the McDonald’s Global HQ Whole Loan will generally be applied in the following order:

●	first, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis, in the amount of principal payments received, if any, until their principal balances have been reduced to zero;

●	third, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the McDonald’s Global HQ Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan;

●	fifth, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan on a pro rata basis any penalty charges;

●	sixth, to the extent the holder of the Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the McDonald’s Global HQ Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to the holder of the Trust Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Trust Subordinate Companion Loan at its net interest rate;

●	eighth, to the holder of the Trust Subordinate Companion Loan, in the remaining amount of principal payments received, if any, until its principal balance has been reduced to zero;

●	ninth, to the holder of the Trust Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the McDonald’s Global HQ Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Trust Subordinate Companion Loan;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to the holder of the Trust Subordinate Companion Loan in an amount equal to any penalty charges received;

●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the McDonald’s Global HQ Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the McDonald’s Global HQ Mortgage Loan, each holder of the McDonald’s Global HQ Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	thirteenth, if any excess amount is available to be distributed in respect of the McDonald’s Global HQ Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the McDonald’s Global HQ Mortgage Loan, each holder of the McDonald’s Global HQ Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

As a result of the priorities set forth above and as set forth in the McDonald’s Global HQ Whole Loan agreement, the Trust Subordinate Companion Loan is not expected to be entitled to principal payments during the term of the McDonald’s Global HQ Whole Loan.

During a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the McDonald’s Global HQ Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, second, to the Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the net note B rate;

●	third, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●	fourth, to the holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●	fifth, to each holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the McDonald’s Global HQ Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan;

●	sixth, to the extent the holder of the Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the sixth Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to the holder of the Trust Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●	eighth, to the holder of the Trust Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the McDonald’s Global HQ Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Trust Subordinate Companion Loan;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the Trust Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the McDonald’s Global HQ Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the McDonald’s Global HQ Mortgage Loan, each holder of the McDonald’s Global HQ Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●	eleventh, to the holder of the McDonald’s Global HQ Mortgage Loan and each holder of the McDonald’s Global HQ Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●	twelfth, to the holder of the Trust Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●	thirteenth, if any excess amount is available to be distributed in respect of the McDonald’s Global HQ Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the McDonald’s Global HQ Mortgage Loan, each holder of the McDonald’s Global HQ Pari Passu Companion Loan and the holder of the Trust Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the McDonald’s Global HQ Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the McDonald’s Global HQ Mortgage Loan and the Trust Subordinate Companion Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this Preliminary Prospectus, on other Mortgage Loans, but not out of payments or other collections on the McDonald’s Global HQ Pari Passu Companion Loan or any loans included in any future securitization trust related to the McDonald’s Global HQ Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the McDonald’s Global HQ Pari Passu Companion Loan and the Trust Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the McDonald’s Global HQ Pari Passu Companion Loan and the Trust Subordinate Companion Loan or from general collections with respect to the securitization of the McDonald’s Global HQ Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the McDonald’s Global HQ Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the McDonald’s Global HQ Intercreditor Agreement, the controlling holder with respect to the McDonald’s Global HQ Whole Loan (the “McDonald’s Global HQ Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Trust Subordinate Companion Loan, unless a MCD Control Appraisal Period has occurred and is continuing or (ii) if a MCD Control Appraisal Period has occurred and is continuing, the holder of Note A-2; provided that at any time the holder of the McDonald’s Global HQ Mortgage Loan is the McDonald’s Global HQ Controlling Noteholder and is included in the Trust, references to the “McDonald’s Global HQ Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the PSA; provided, further, that if the holder of the Trust Subordinate Companion Loan would be the McDonald’s Global HQ Controlling Noteholder pursuant to the terms hereof but any interest in the Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the McDonald’s Global HQ Controlling Noteholder, a MCD Control Appraisal Period will be deemed to have occurred. As of the Closing Date, the Trust is expected to be the holder of the Trust Subordinate Companion Loan and the MCD Controlling Class Representative will be entitled to exercise the rights of the McDonald’s Global HQ Controlling Noteholder.

Pursuant to the McDonald’s Global HQ Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the McDonald’s Global HQ Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a McDonald’s Global HQ Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such McDonald’s Global HQ Major Decision (or making a determination not to take action with respect to such McDonald’s Global HQ Major Decision), the master servicer must receive the written consent of the McDonald’s Global HQ Controlling Noteholder (or its representative) before implementing a decision with respect to such McDonald’s Global HQ Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the McDonald’s Global HQ Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the McDonald’s Global HQ Whole Loan, and the master servicer has made a reasonable effort to contact the McDonald’s Global HQ Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the McDonald’s Global HQ Mortgage Loan (or master servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the McDonald’s Global HQ Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer to violate provisions of the McDonald’s Global HQ Intercreditor Agreement or the PSA, require or cause the master servicer to violate the terms of the McDonald’s Global HQ Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the McDonald’s Global HQ Intercreditor Agreement.

During a MCD Control Appraisal Period, the holder of the McDonald’s Global HQ Mortgage Loan (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the MCD Directing Holder pursuant to the PSA with respect to any McDonald’s Global HQ Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the McDonald’s Global HQ Whole Loan, to each holder of the notes of the McDonald’s Global HQ Whole Loan other than the McDonald’s Global HQ Mortgage Loan and the Trust Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the MCD Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the MCD Directing Holder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event). The applicable special servicer will be required to consult each McDonald’s Global HQ Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of McDonald’s Global HQ Whole Loan that constitutes a McDonald’s Global HQ Major Decision. Such consultation right will expire 10 business days after the delivery to such McDonald’s Global HQ Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such McDonald’s Global HQ Non-Controlling Note Holder has responded within such time period (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any McDonald’s Global HQ Non-Controlling Note Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising the McDonald’s Global HQ Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a McDonald’s Global HQ Major Decision with respect to the McDonald’s Global HQ Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during a MCD Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the holder of the McDonald’s Global HQ Mortgage Loan (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the McDonald’s Global HQ Whole Loan are discussed.

“McDonald’s Global HQ Major Decision” means a Major Decision under the PSA.

Cure Rights

In the event that the borrower of the McDonald’s Global HQ Whole Loan fails to make any payment of principal or interest on the McDonald’s Global HQ Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a MCD Control Appraisal Period has occurred and is continuing, the holder of the Trust Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the McDonald’s Global HQ Intercreditor Agreement. The holder of the Trust Subordinate Companion Loan will be limited to four (4) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of the Trust Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the BANK 2020-BNK30 securitization, the foregoing will not apply and will have no force or effect.

Purchase Option

If an event of default with respect to McDonald’s Global HQ Whole Loan has occurred and is continuing, the holder of the Trust Subordinate Companion Loan will have the option to purchase the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan, (b) accrued and unpaid interest on the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the McDonald’s Global HQ Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the McDonald’s Global HQ Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the McDonald’s Global HQ Whole Loan to the asset representations reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the McDonald’s Global HQ Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the McDonald’s Global HQ Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the McDonald’s Global HQ Intercreditor Agreement.

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is included in the BANK 2020-BNK30 securitization, the foregoing will not apply and will have no force or effect.

Special Servicer Appointment Rights

Pursuant to the terms of the McDonald’s Global HQ Intercreditor Agreement and the PSA, the holder of the Trust Subordinate Companion Loan (so long as a MCD Control Appraisal Period is not in effect) will have the right, with or without cause, to replace the special servicer then acting with respect to the McDonald’s Global HQ Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The Trust Directing Holder (during a MCD Control Appraisal Period and so long as a Control Termination Event is not continuing), and the applicable certificateholders with the requisite percentage of Voting Rights (during a MCD Control Appraisal Period and during the continuance of a Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the McDonald’s Global HQ Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The McDonald’s Global HQ Controlling Noteholder agrees and acknowledges that the PSA may contain provisions such that any special servicer could be terminated under the PSA based on a recommendation by the operating advisor if (A) the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The McDonald’s Global HQ Controlling Noteholder will retain its right to remove and replace the special servicer, but the McDonald’s Global HQ Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

The Grace Building Pari Passu-A/B Whole Loan

General

The Grace Building Mortgage Loan (7.4%) is part of a split loan structure comprised of 25 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Grace Building Mortgage Loan is evidenced by one promissory note, note A-1-3-1 (“BNK30 Grace Building Note”), with a Cut-off Date Balance of $60,000,000. The “Grace Building Whole Loan” consists of (a) the Grace Building Mortgage Loan, (b) 20 pari passu companion loans (the “Grace Building Pari Passu Companion Loans”), evidenced by promissory notes A-1-1, A-1-2, A-1-3-2, A-2-1, A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-3-1, A-3-2, A-3-3, A-3-4, A-3-5, A-4-1, A-4-2, A-4-3, A-4-4 and A-4-5 (the “Grace Building A Notes”) and (c) four (4) subordinate companion B notes (the “Grace Building Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3 and B-4 (the “Grace Building B Notes”, and together with the Grace Building A Notes, the (the “Grace Building Notes”)). The Grace Building Subordinate Companion Loans and the Grace Building A Notes (excluding the Grace Building Mortgage Loan) are collectively referred to as the “Grace Building Companion Loans”. Interest is payable on the Grace Building Mortgage Loan, Grace Building Pari Passu Companion Loans and the Grace Building Subordinate Companion Loans at the same rate. The Grace Building Non-Standalone Securitization Pari Passu Companion Loans (as defined below) are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Grace Building Pari Passu Companion Loans are under no obligation to do so.

Servicing

Pursuant to the terms of the related Co-Lender Agreement (the “Grace Building Co-Lender Agreement”), due to the inclusion of notes A-1-1, A-2-1, A-3-1, A-4-1 (the “Grace Trust 2020-GRCE A Notes”), B-1, B-2, B-3 and B-4 (the “Grace Trust 2020-GRCE B Notes” and, together with Grace Trust 2020-GRCE A Notes, the “Grace Trust 2020-GRCE Notes”), in the related securitization trust, the Grace Building Whole Loan will be serviced and administered in accordance with the trust and servicing agreement (the “Grace Trust 2020-GRCE TSA”), to be dated as of November 18, 2020, among Banc of America Merrill Lynch Large Loan, Inc., as depositor, Wells Fargo Bank, National Association, as servicer (the “Grace Trust 2020-GRCE Servicer”), Situs Holdings, LLC, as special servicer (the “Grace Trust 2020-GRCE Special Servicer”), Wilmington Trust, National Association, as trustee (the “Grace Trust 2020-GRCE Trustee”), Wells Fargo Bank, National Association, as certificate administrator (the “Grace Trust 2020-GRCE Certificate Administrator”), paying agent and custodian, Park Bridge Lender Services LLC, as operating advisor (the “Grace Trust 2020-GRCE Operating Advisor”), by the Grace Trust 2020-GRCE Servicer and the Grace Trust 2020-GRCE Special Servicer, subject to the terms of the Grace Building Co-Lender Agreement. Amounts payable to the issuing entity as holder of the Grace Building Mortgage Loan pursuant to the Grace Building Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Grace Building Mortgage Loan”.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the Grace Trust 2020-GRCE TSA, is the custodian of the mortgage file related to the Grace Building Whole Loan (other than the Grace Building Notes which are not Grace Trust 2020-GRCE Notes).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the Grace Building Mortgage Loan and the related Grace Building Companion Loans with respect to distributions of funds received in respect of the Grace Building Whole Loan, and provides, in general, that the Grace Building Subordinate Companion Loans and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such Grace Building Subordinate Companion Loans will at all times be junior, subject and subordinate to the Grace Building A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such Grace Building A Notes, as further described below.

Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of mortgagor of the Grace Building Whole Loan (the “Grace Building Borrower”) to pay money due under the Grace Building Whole Loan or (ii) any non-monetary event of default as a result of which the Grace Building Whole Loan becomes a specially serviced mortgage loan under the Grace Trust 2020-GRCE TSA (which, for clarification, will not include any imminent event of default (each, a “Grace Building Triggering Event of Default”), all amounts tendered by the Grace Building Borrower or otherwise available for payment on or with respect to or in connection with the Grace Building Whole Loan, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the Grace Trust 2020-GRCE TSA will be applied and distributed by the Grace Trust 2020-GRCE

Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in Grace Trust 2020-GRCE TSA):

(i)	first, (A) initially, to the holders of Grace Building A Notes other than the Grace Trust 2020-GRCE A Notes (the “Grace Building Standalone Securitization Notes”) (or the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee) and, if applicable, to the BNK30 Grace Building Note and any other securitized Grace Building A Notes other than the Grace Trust 2020-GRCE A Notes (together with any related new note(s) created in accordance with the Grace Building Co-Lender Agreement) (the “Grace Building Non-Standalone Securitization Notes”) (or the master servicers of the related Non-Grace Building Lead Securitizations) on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Non-Grace Building Lead Securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee from general collections of the related Non-Grace Building Lead Securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) then, to the holders of the Grace Building A Notes (the “Grace Building Note A Holders”) (or the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee and, if applicable, the master servicers of the related Non-Grace Building Lead Securitizations), on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable P&I advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such Non-Grace Building Lead Securitization), (C) then, to the holders of the Grace Building Subordinate Companion Loans (the “Grace Building Note B Holders”) (or the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee) on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable P&I advances that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) finally, to the holders of the Grace Building Standalone Securitization Notes (the “Grace Building Standalone Securitization Note Holders”) (or the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee), on a pro rata and pari passu basis (based on the outstanding note principal balances of the Grace Building Standalone Securitization Notes), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to the holders of the Grace Building Standalone Securitization Notes (or any servicer or trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holders (or any servicer or trustee (if any), as applicable), with respect to the Grace Building Whole Loan pursuant to the Grace Building Co-Lender Agreement or the Grace Trust 2020-GRCE TSA, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or, after November 18, 2020 (the “Grace Building Lead Securitization Date”), under the Grace Trust 2020-GRCE TSA;

(iii)	third, (A) initially, to each Grace Building Note A Holder and each Grace Building Note B Holder (or the Grace Trust 2020-GRCE Servicer), the applicable accrued and unpaid servicing fee on the related Grace Building A Note or related Grace Building Subordinate Companion Loans (without duplication of any portion of the servicing fee paid by the Grace Building Borrower, as the case may be, and (B) then, to each Grace Building Note A Holder and each Grace Building Note B Holder (or the Grace Trust 2020-GRCE Special Servicer), any special servicing fees, workout fees and liquidation fees earned by it with respect to the Grace Building Whole Loan under the Manhattan West Co-Lender Agreement or the Grace Trust 2020-GRCE TSA;

(iv)	fourth, pari passu to each Grace Building Note A Holder, up to an amount equal to the accrued and unpaid interest on the note principal balance of its Grace Building A Note at its note interest rate, minus the servicing fee rate (the “Grace Building Net Note Interest Rate”), with the aggregate amount so payable to be allocated between the Grace Building Note A Holders on a pro rata basis according to the amount of accrued and unpaid interest due to each such Grace Building Note A Holder;

(v)	fifth, pari passu, in respect of principal, to the Grace Building Note A Holders all payments and prepayments of amounts allocable to the reduction of the principal balance of the Grace Building Whole Loan in accordance with the Grace Building Loan Agreement until the note principal balances of the Grace Building A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between the Grace Building Note A Holders on a pro rata basis (based on their respective outstanding note principal balances);

(vi)	sixth, if the proceeds of any foreclosure sale or any liquidation of the Grace Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs (i) through (v), pari passu to each Grace Building Note A Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Grace Building Note A Holder in accordance with the terms of the Grace Trust 2020-GRCE TSA, plus interest thereon at the related Grace Building Net Note Interest Rate compounded monthly from the date the related realized loss was so allocated to such Grace Building Note A Holder, with the aggregate amount so payable to be allocated between the Grace Building Note A Holders on a pro rata basis according to the amount of realized losses previously allocated to each such Grace Building Note A Holder;

(vii)	seventh, to the Grace Building Note B Holders, if any, whose Grace Building Subordinate Companion Loans are not included in the Grace Trust 2020-GRCE securitization (the “Grace Building Lead Securitization”) (or any servicer or trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Grace Building Note B Holders (or any servicer or the trustee (if any), as applicable), with respect to the Grace Building Whole Loan pursuant to the Manhattan West Co-Lender Agreement or the Grace Trust 2020-GRCE TSA, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or, after the Grace Building Grace Building Lead Securitization Date, under the Grace Trust 2020-GRCE TSA, and any cure payment made by such Grace Building Note B Holders pursuant to the Grace Trust 2020-GRCE TSA;

(viii)	eighth, pari passu, to each Grace Building Note B Holder, up to an amount equal to the accrued and unpaid interest on the note principal balance of its Grace Building Subordinate Companion Loan at its Grace Building Net Note Interest Rate, with the aggregate amount so payable to be allocated between the Grace Building Note B Holders on a pro rata basis according to the amount of accrued and unpaid interest due to each such Grace Building Note B Holder;

(ix)	ninth, pari passu, in respect of principal, to the Grace Building Note B Holders all payments and prepayments of amounts allocable to the reduction of the principal balance of the Grace Building Whole Loan in accordance with the Grace Building Loan Agreement until the note principal balances of the Grace Building Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the Grace Building Note B Holders on a pro rata basis (based on their respective outstanding note principal balances);

(x)	tenth, if the proceeds of any foreclosure sale or any liquidation of the Grace Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs (i) through (ix), pari passu, to each Grace Building Note B Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Grace Building Note B Holder in accordance with the terms of the Grace Trust 2020-GRCE Co-Lender Agreement, plus interest thereon at the related Grace Building Net Note Interest Rate compounded monthly from the date the related realized loss was so allocated to such Grace Building Note B Holder, with the aggregate amount so payable to be allocated between the Grace Building Note B Holders on a pro rata basis according to the amount of realized losses previously allocated to each such Grace Building Note B Holder;

(xi)	eleventh, pro rata and pari passu, to each Grace Building Note A Holder any yield maintenance premium, prepayment premium, spread maintenance premium or similar fee required to be paid in connection with a prepayment of the Grace Building Whole Loan (“Grace Building Prepayment Charge”), to the extent actually paid by the Grace Building Borrower and allocable to any prepayment of the related Grace Building A Note under the Grace Building Whole Loan documents pro rata based on the Grace Building Prepayment Charge entitlement of such Grace Building A Note, with the aggregate amount so payable to be allocated between the Grace Building Note A Holders according to the respective amounts due to them as described in this paragraph;

(xii)	twelfth, pro rata and pari passu, to each Grace Building Note B Holder any Grace Building Prepayment Charge, to the extent actually paid by the Grace Building Borrower and allocable to any prepayment of the related Grace Building Subordinate Companion Loan under the Grace Building Whole Loan documents pro rata based on the Grace Building Prepayment Charge entitlement of such Grace Building Subordinate Companion Loan, with the aggregate amount so payable to be allocated between the Grace Building Note B Holders according to the respective amounts due to them as described in this paragraph;

(xiii)	thirteenth, any interest accrued at the default rate on the outstanding principal balance of the Grace Building Whole Loan (the “Grace Building Mortgage Loan Principal Balance”) to the extent such default interest amount is (i) actually paid by the Grace Building Borrower, (ii) in excess of interest accrued on the Grace Building Mortgage Loan Principal Balance at the related interest rate and (iii) not required to be paid to the Grace Trust 2020-GRCE Servicer, the Grace Trust 2020-GRCE Trustee or the Grace Trust 2020-GRCE Special Servicer, or the master servicer or trustee under a Non-Grace Building Lead Securitization servicing agreement, as provided in the Grace Building Co-Lender Agreement, pari passu, to each Grace Building Note A Holder and each Grace Building Note B Holder in an amount calculated on the principal balance of the related Grace Building Companion Loan at the excess of (x) default interest rate for such Grace Building Companion Loan over (y) the interest rate for such Grace Building Companion Loan, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according to the respective amounts due to them as described in this paragraph;

(xiv)	fourteenth, pro rata and pari passu (in the case of any amounts actually collected on the Whole Loan from the Grace Building Borrower that represent late payment charges, other than a Grace Building Prepayment Charge or default interest (“Grace Building Penalty Charges”), only to the extent not required to be paid to the Grace Trust 2020-GRCE Servicer, the Grace Trust 2020-GRCE Trustee or the Grace Trust 2020-GRCE Special Servicer as provided in the Grace Building Co-Lender Agreement or in the Grace Trust 2020-GRCE TSA or the master servicer or trustee under a Non-Grace Building Lead Securitization servicing agreement as provided in the Grace Building Co-Lender Agreement, to each Grace Building Note A Holder and each Grace Building Note B Holder (or any servicer or trustee (if any), as applicable, on its behalf) its percentage interest of any assumption fees and Grace Building Penalty Charges, in each case to the extent actually paid by the Grace Building Borrower;

(xv)	fifteenth, any excess amount not otherwise applied pursuant to the foregoing paragraphs (i) through (xiv), to the holders pro rata and pari passu in accordance with their respective initial percentage interests.

Upon the occurrence and continuance of a Grace Building Triggering Event of Default and for so long as such Grace Building Triggering Event of Default is continuing, all amounts tendered by the Grace Building Borrower or otherwise available for payment of the Grace Building Whole Loan, after payment of amounts for required reserves or escrows required by the Grace Building Whole Loan documents and amounts that are then due, payable or reimbursable pursuant to the Grace Trust 2020-GRCE TSA will be applied and distributed by the Grace Trust 2020-GRCE Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in Grace Trust 2020-GRCE TSA):

(i)	first, (A) initially, to the holders of the Grace Building Standalone Securitization Notes (or the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee) and, if applicable, to the Grace Building Non-Standalone Securitization Note(s) (or the master servicers of the related Non-Grace Building Lead Securitizations) on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Non-Grace Building Lead Securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee from general collections of the related Non-Grace Building Lead Securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) then, to the Grace Building

Note A Holders (or the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee and, if applicable, the master servicers of the related Non-Grace Building Lead Securitizations), on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable P&I advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such Non-Grace Building Lead Securitization), (C) then, to the Grace Building Note B Holders (or the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee) on a pro rata and pari passu basis (based on their respective outstanding note principal balances), up to the amount of any nonrecoverable P&I advances that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) finally, to the Grace Building Standalone Securitization Note Holders (or the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Trustee), on a pro rata and pari passu basis (based on the outstanding note principal balances of the Grace Building Standalone Securitization Notes), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to the holders of the Grace Building Standalone Securitization Notes (or any servicer or trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holders (or any servicer or the trustee (if any), as applicable), with respect to the Grace Building Whole Loan pursuant to the Grace Building Co-Lender Agreement or the Grace Trust 2020-GRCE TSA, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or, after the Grace Building Grace Building Lead Securitization Date, under the Grace Trust 2020-GRCE TSA;

(iii)	third, (A) initially, to each Grace Building Note A Holder and each Grace Building Note B Holder (or the Grace Trust 2020-GRCE Servicer), the applicable accrued and unpaid servicing fee on the related Grace Building A Note or related Grace Building Subordinate Companion Loans (without duplication of any portion of the servicing fee paid by Grace Building Borrower), as the case may be, and (B) then, to each Grace Building Note A Holder and each Grace Building Note B Holder (or the Grace Trust 2020-GRCE Special Servicer), any special servicing fees, workout fees and liquidation fees earned by it with respect to the Grace Building Whole Loan under the Manhattan West Co-Lender Agreement or the Grace Trust 2020-GRCE TSA;

(iv)	fourth, pari passu to each Grace Building Note A Holder, up to an amount equal to the accrued and unpaid interest on the note principal balance of its Grace Building A Note at its Grace Building Net Note Interest Rate, with the aggregate amount so payable to be allocated between the Grace Building Note A Holders on a pro rata basis according to the amount of accrued and unpaid interest due to each such Grace Building Note A Holder;

(v)	fifth, pari passu to each Grace Building Note B Holder, up to an amount equal to the accrued and unpaid interest on the note principal balance of its Grace Building Subordinate Companion Loan at its Grace Building Net Note Interest Rate, with the aggregate amount so payable to be allocated between the Grace Building Note B

Holders on a pro rata basis according to the amount of accrued and unpaid interest due to each such Grace Building Note B Holder;

(vi)	sixth, pari passu, in respect of principal, to the Grace Building Note A Holders, all remaining funds until the note principal balances of the Grace Building A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between the Grace Building Note A Holders on a pro rata basis (based on their respective outstanding note principal balances);

(vii)	seventh, if the proceeds of any foreclosure sale or any liquidation of the Grace Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs (i) through (vi), pari passu to each Grace Building Note A Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Grace Building Note A Holder in accordance with the terms of the Grace Trust 2020-GRCE TSA, plus interest thereon at the related Grace Building Net Note Interest Rate compounded monthly from the date the related realized loss was so allocated to such Grace Building Note A Holder, with the aggregate amount so payable to be allocated between the Grace Building Note A Holders on a pro rata basis according to the amount of realized losses previously allocated to each such Grace Building Note A Holder;

(viii)	eighth, to the Grace Building Note B Holders, if any, whose Grace Building Subordinate Companion Loans are not included in the Grace Building Lead Securitization (or any servicer or trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such Grace Building Note B Holders (or any servicer or the trustee (if any), as applicable), with respect to the Grace Building Whole Loan pursuant to the Manhattan West Co-Lender Agreement or the Grace Trust 2020-GRCE TSA, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or, after the Grace Building Grace Building Lead Securitization Date, under the Grace Trust 2020-GRCE TSA, and any cure payment made by such Grace Building Note B Holders pursuant to the Grace Trust 2020-GRCE TSA;

(ix)	ninth, pari passu, in respect of principal, to the Grace Building Note B Holders, all remaining funds until the note principal balances of the Grace Building Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the Grace Building Note B Holders on a pro rata basis (based on their respective outstanding note principal balances);

(x)	tenth, if the proceeds of any foreclosure sale or any liquidation of the Grace Building Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs (i) through (ix), pari passu, to each Grace Building Note B Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Grace Building Note B Holder in accordance with the terms of the Grace Trust 2020-GRCE Co-Lender Agreement, plus interest thereon at the related Grace Building Net Note Interest Rate compounded monthly from the date the related realized loss was so allocated to such Grace Building Note B Holder, with the aggregate amount so payable to be allocated between the Grace Building Note B Holders on a pro rata basis according to the amount of realized losses previously allocated to each such Grace Building Note B Holder;

(xi)	eleventh, pro rata and pari passu, to each Grace Building Note A Holder any Grace Building Prepayment Charge, to the extent actually paid by the Grace Building Borrower and allocable to any prepayment of the related Grace Building A Note under the Grace Building Whole Loan documents pro rata based on the Grace Building Prepayment Charge entitlement of such Grace Building A Note, with the aggregate amount so payable to be allocated between the Grace Building Note A Holders according to the respective amounts due to them as described in this paragraph;

(xii)	twelfth, pro rata and pari passu, to each Grace Building Note B Holder any Grace Building Prepayment Charge, to the extent actually paid by the Grace Building Borrower and allocable to any prepayment of the related Grace Building Subordinate Companion Loan under the Grace Building Whole Loan documents pro rata based on the Grace Building Prepayment Charge entitlement of such Grace Building Subordinate Companion Loan, with the aggregate amount so payable to be allocated between the Grace Building Note B Holders according to the respective amounts due to them as described in this paragraph;

(xiii)	thirteenth, any interest accrued at the default rate on the Grace Building Mortgage Loan Principal Balance to the extent such default interest amount is (i) actually paid by the Grace Building Borrower, (ii) in excess of interest accrued on the Grace Building Mortgage Loan Principal Balance at the applicable interest rate and (iii) not required to be paid to the Grace Trust 2020-GRCE Servicer, the Grace Trust 2020-GRCE Trustee or the Grace Trust 2020-GRCE Special Servicer, or the master servicer or trustee under a Non-Grace Building Lead Securitization servicing agreement, as provided in the Grace Building Co-Lender Agreement, pari passu, to each Grace Building Note A Holder and each Grace Building Note B Holder in an amount calculated on the principal balance of the related Grace Building Companion Loan at the excess of (x) default interest rate for such Grace Building Companion Loan over (y) the interest rate for such Grace Building Companion Loan, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according to the respective amounts due to them as described in this paragraph;

(xiv)	fourteenth, pro rata and pari passu (in the case of Grace Building Penalty Charges, only to the extent not required to be paid to the Grace Trust 2020-GRCE Servicer, the Grace Trust 2020-GRCE Trustee or the Grace Trust 2020-GRCE Special Servicer as provided in the Grace Building Co-Lender Agreement or in the Grace Trust 2020-GRCE TSA or the master servicer or trustee under a Non-Grace Building Lead Securitization servicing agreement as provided in the Grace Building Co-Lender Agreement to each Grace Building Note A Holder and each Grace Building Note B Holder (or any servicer or trustee (if any), as applicable, on its behalf) its percentage interest of any assumption fees and Grace Building Penalty Charges, in each case to the extent actually paid by the Grace Building Borrower; and

(xv)	fifteenth, any excess amount not otherwise applied pursuant to the foregoing paragraphs (i) through (xiv) will be distributed pro rata and pari passu to the holders in accordance with their respective initial percentage interests.

Consultation and Control

Pursuant to the Grace Building Co-Lender Agreement, the controlling holder with respect to the Grace Building Whole Loan (the “Grace Building Controlling Noteholder”), as of the closing of the Grace Trust 2020-GRCE securitization, will be the Grace Trust 2020-GRCE trust, and will be entitled to appoint (or act as) a “directing lender” (the “Grace Building Directing Holder”) with respect to the Grace Building Whole Loan and to exercise the rights and powers granted to the Grace Building Directing Holder and the Grace Building Controlling Noteholder pursuant to the Grace Building Co-Lender Agreement and under the Grace Trust 2020-GRCE TSA; provided, that if the Grace Building Borrower or any Grace Building Borrower related party owns any portion of a Grace Building Subordinated Companion Loan, the ownership interests of such person will be deemed to equal zero for the purposes of determining which owners can vote to elect the Grace Building Directing Holder, and provided, further, that in no event may the Grace Building Borrower or any Grace Building Borrower related party serve as the Grace Building Directing Holder. Subject to the Grace Trust 2020-GRCE TSA, such designation will remain in effect until it is revoked by the Grace Building Controlling Noteholder by a writing delivered to each of the other parties to the Grace Building Co-Lender Agreement.

Pursuant to the Grace Building Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Grace Building Whole Loan that would constitute a Grace Building Major Decision, the Grace Trust 2020-GRCE Servicer or Grace Trust 2020-GRCE Special Servicer, as applicable, will be required to provide the Grace Building Directing Holder (or its representative) with at least 10 business days prior notice requesting consent to the requested Grace Building Major Decision. With respect to any action requiring the consent of, or consultation with, the Grace Building Directing Holder under the Grace Trust 2020-GRCE TSA, such consent will be deemed given or consultation deemed waived if the Grace Building Directing Holder does not respond within 10 business days unless otherwise specified.

Pursuant to the Grace Trust 2020-GRCE TSA, prior to a Subordinate Control Period, the Grace Trust 2020-GRCE Servicer will not be permitted to take any of the actions constituting a Grace Building Major Decision unless it has obtained the consent of the Grace Trust 2020-GRCE Special Servicer (which consent will be deemed given if the Special Servicer does not object within 15 business days (or, in the case of a determination of a Grace Building Acceptable Insurance Default, 90 days) of receipt of the Grace Trust 2020-GRCE Servicer’s written analysis and recommendation together with any information in the possession of the Grace Trust 2020-GRCE Servicer that is reasonably required to make a decision regarding the subject action). During any Subordinate Control Period, the Grace Trust 2020-GRCE Special Servicer will not be permitted to consent to the Grace Trust 2020-GRCE Servicer’s taking any of the actions constituting a Grace Building Major Decision, nor will the Grace Trust 2020-GRCE Special Servicer itself be permitted to take any of the actions constituting a Grace Building Major Decision, as to which the Grace Building Directing Holder has objected in writing within 10 business days (or, in the case of a determination of a Grace Building Acceptable Insurance Default, 30 days) after receipt of the written recommendation and analysis from the Grace Trust 2020-GRCE Special Servicer, together with any information in the possession of the Grace Trust 2020-GRCE Special Servicer that is reasonably requested by the Grace Building Directing Holder to make a decision regarding the subject action (provided that if such written objection has not been received by the Grace Trust 2020-GRCE Special Servicer within such 10 business days (or, in the case of a determination of a Grace Building Acceptable Insurance Default, 30-day) period, then the Grace Building Directing Holder will be deemed to have approved such action); provided that if the Grace Trust 2020-GRCE Special Servicer or the Grace Trust 2020-GRCE Servicer

(if the Grace Trust 2020-GRCE Servicer is otherwise authorized by the Grace Trust 2020-GRCE TSA to take such action), as applicable, determines that immediate action, with respect to a Grace Building Major Decision, or any other matter requiring consent of the Grace Building Directing Holder during any Subordinate Control Period, is necessary to protect the interests of the holders of the Grace Building Notes the Grace Trust 2020-GRCE Special Servicer or Grace Trust 2020-GRCE Servicer, as applicable, may take any such action without waiting for the Grace Building Directing Holder’s (or, if applicable, the Grace Trust 2020-GRCE Special Servicer’s) response; provided, further, that the Grace Trust 2020-GRCE Special Servicer or the Grace Trust 2020-GRCE Servicer, as applicable, has used reasonable efforts consistent with the Servicing Standard (as defined in the Grace Trust 2020-GRCE TSA) to contact the Grace Building Directing Holder prior to taking such action; provided, further, that the Grace Trust 2020-GRCE Special Servicer is not required to obtain the consent of the Grace Building Directing Holder for any of the foregoing actions during any Subordinate Consultation Period; provided, further, that the Grace Trust 2020-GRCE Special Servicer will be required to consult, solely on a nonbinding basis (and to consider alternative actions recommended by each such party) during any Subordinate Consultation Period, with the Grace Building Directing Holder with respect to any of the Grace Building Major Decisions and any other matter as to which consent of the Grace Building Directing Holder would have been required during any Subordinate Control Period; provided, further, that for so long as there is no Grace Building Directing Holder, the Grace Trust 2020-GRCE Servicer and the Grace Trust 2020-GRCE Special Servicer will have no duty to consult with, provide notice to, or seek the approval or consent of any Grace Building Directing Holder. With respect to any action requiring the consent of, or consultation with, the Grace Building Directing Holder under the Grace Trust 2020-GRCE TSA, such consent will be deemed given or consultation deemed waived if the Grace Building Directing Holder does not respond within ten (10) business days unless otherwise specified.

In addition, during any Subordinate Control Period, the Grace Building Directing Holder may direct the Grace Trust 2020-GRCE Special Servicer to take, or to refrain from taking, such other actions with respect to the Grace Building Whole Loan as the Grace Building Directing Holder may deem advisable or as to which provision is otherwise made herein. Notwithstanding the foregoing, no such direction, and no direction or objection contemplated by the Grace Trust 2020-GRCE TSA, may (a) require or cause the Grace Trust 2020-GRCE Servicer or the Grace Trust 2020-GRCE Special Servicer to violate any provision of the Grace Building Whole Loan documents, any intercreditor agreement, applicable law or the Grace Trust 2020-GRCE TSA, including without limitation the Grace Trust 2020-GRCE Servicer’s or the Grace Trust 2020-GRCE Special Servicer’s obligation to act in accordance with the Servicing Standard, (b) expose any Grace Trust 2020-GRCE securitization certificateholder, the Grace Trust 2020-GRCE Operating Advisor, the Grace Trust 2020-GRCE Servicer, the Grace Trust 2020-GRCE Special Servicer, the Grace Trust 2020-GRCE Certificate Administrator, the Grace Trust 2020-GRCE Trustee or the Grace Trust 2020-GRCE Trust or their affiliates, officers, directors or agent to any claim, suit or liability, (c) result in the imposition of a tax upon the Grace Trust 2020-GRCE Trust or (d) materially expand the scope of the Grace Trust 2020-GRCE Servicer’s or the Grace Trust 2020-GRCE Special Servicer’s responsibilities under the Grace Trust 2020-GRCE TSA.

“Grace Building Acceptable Insurance Default” means, with respect to the Grace Building Whole Loan, any default arising when the Grace Building Whole Loan documents require that the Grace Building Borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism and the Grace Trust 2020-GRCE Special Servicer has determined, in accordance with the Servicing Standard, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the related

Mortgaged Property and located in or around the geographic region in which the related Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate. In making this determination, the Grace Trust 2020-GRCE Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant (such expense to be advanced as a property advance).

“Grace Building Major Decision” means a “Major Decision” under the Grace Trust 2020-GRCE TSA.

“Subordinate Control Period” means a “Subordinate Control Period” under the Grace Trust 2020-GRCE TSA.

Certain Rights of each Non-Controlling Holder of a Grace Building Non-Controlling Note

With respect to the Grace Building Whole Loan, the holder of any Grace Building Notes other than the Grace Building Note held by the Grace Building Controlling Noteholder (the “Grace Building Non-Controlling Notes”) (or if such Grace Building Non-Controlling Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) (each a “Grace Building Non-Controlling Noteholder”) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Grace Building Non-Controlling Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Grace Building Non-Controlling Noteholder and/or there will be deemed to be no Grace Building Non-Controlling Noteholder under the Grace Building Co-Lender Agreement with respect to such Grace Building Non-Controlling Note.

The Grace Trust 2020-GRCE Servicer will be required (i) to provide to each Grace Building Non-Controlling Noteholder copies of any notice, information and report that it is required to provide to the directing certificateholder under the Grace Trust 2020-GRCE TSA with respect to the implementation of any Grace Building Major Decision with respect to the Grace Building Whole Loan and (ii) to consult each Grace Building Non-Controlling Noteholder on a non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information) with respect to any such proposed action.

Such consultation right will expire 10 business days after the delivery to such Grace Building Non-Controlling Noteholder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Grace Building Non-Controlling Noteholder has responded within such time period (unless the Grace Trust 2020-GRCE Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the Grace Trust 2020-GRCE Special Servicer be obligated to follow or take any alternative actions recommended by any Grace Building Non-Controlling Noteholder (or its representative). In addition, the Grace Trust 2020-GRCE Servicer or Grace Trust 2020-GRCE Special Servicer, as applicable, may make any Grace Building Major Decision before the expiration of such 10 business day period if the Grace Building Lead Securitization note holder (or the Grace Trust 2020-GRCE Servicer or Grace Trust 2020-GRCE Special Servicer, as applicable, on its behalf) determines that immediate action with respect thereto is necessary to protect the related Mortgaged Property or the interests of the holders of the Grace Building Notes (as a collective whole).

In addition to the aforementioned consultation right, each Grace Building Non-Controlling Noteholder will have the right to annual meetings (which may be held telephonically) with the Grace Trust 2020-GRCE Servicer or Grace Trust 2020-GRCE Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Grace Trust 2020-GRCE Servicer or Grace Trust 2020-GRCE Special Servicer, as applicable, in which servicing issues related to the Grace Building Whole Loan are discussed.

If a termination event has occurred under the Grace Trust 2020-GRCE TSA respect to the Grace Trust 2020-GRCE Special Servicer, that affects a Grace Building Non-Controlling Noteholder, such Grace Building Non-Controlling Noteholder will have the right to direct the Grace Trust 2020-GRCE Trustee to terminate the Grace Trust 2020-GRCE Special Servicer under the Grace Trust 2020-GRCE TSA solely with respect to the Grace Building Whole Loan, other than with respect to any rights the Grace Trust 2020-GRCE Special Servicer may have as a certificateholder under the Grace Trust 2020-GRCE TSA, entitlements to amounts payable to the Grace Trust 2020-GRCE Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination under the Grace Trust 2020-GRCE TSA.

Sale of Defaulted Whole Loan

If the Grace Building Whole Loan becomes a defaulted mortgage loan under the Grace Trust 2020-GRCE TSA and the Grace Trust 2020-GRCE Special Servicer decides to sell the notes included in the Grace Trust 2020-GRCE securitization, Grace Trust 2020-GRCE Special Servicer will be required to sell the Grace Building Mortgage Loan and the Grace Building Companion Loans, together as notes evidencing one whole loan in accordance with the Grace Trust 2020-GRCE TSA. In connection with any such sale, the Grace Trust 2020-GRCE Special Servicer will provide notice to each Grace Building Non-Controlling Noteholder of the planned sale and of such holder’s opportunity to bid on the Grace Building Whole Loan.

Special Servicer Appointment Rights

The Grace Building Controlling Noteholder will have the right at any time and from time to time, with or without cause, to replace the Grace Trust 2020-GRCE Special Servicer then acting with respect to the Grace Building Whole Loan and appoint a replacement Grace Trust 2020-GRCE Special Servicer in lieu thereof. The 605 Third Avenue Pari Passu-A/B Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in November 2020 and ending on a hypothetical Determination Date in December 2020. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Bank of America, National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and National Cooperative Bank, N.A. on or about December 22, 2020 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2019, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $7.7 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,448 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $51.3 billion, which were included in 169 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The McClellan Park Mortgage Loan (9.2%) is part of a Whole Loan that was co-originated by Wells Fargo Bank and Goldman Sachs Bank USA. From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was acquired from a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank

Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2017 to September 30, 2020 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC (10)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.76	0	0.00	0.00	1	30,949,659.00	3.76
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.76	0	0.00	0.00	1	30,949,659.00	3.76

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(11)	6	58,594,540.00	3.94	1	16,160,000.00	1.09	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			129	1,487,599,794.00	100.00	1	16,160,000.00	1.09	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(12)(13)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.48	0	0.00	0.00	4	7,228,000.00	1.48

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.48	0	0.00	0.00	4	7,228,000.00	1.48

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation (14)(15)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.38	0	0.00	0	1	7,384,250.00	1.38

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.38	0	0.00	0	1	7,384,250.00	1.38

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation (16)(17)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	1.77	0	0.00	0	3	8,985,163.00	1.77

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	1.77	0	0.00	0	3	8,985,163.00	1.77

Commercial Mortgages Asset Class Total			913	4,192,170,928.74		10	70,707,072.00		0	0.00		0	0.00		10	54,547,072.00		0	0.00		10	54,547,072.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for Loan No. 5 (Aloft Houston by the Galleria) (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller's failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller's failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer's demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.

(11)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

(12)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to demand, CBRE Capital Markets, Inc. was the underlying originator.

(13)	LNR Partners, LLC, as special servicer for Loan No. 57 (4611 S. Drexel), Loan No. 137 (6217 S. Dorchester), Loan No. 179 (6250 S. Mozart), and Loan No. 218 (7255 S. Euclid) claimed in a letter dated September 12, 2019 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

(14)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.

(15)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer's claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.

(16)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.

(17)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the "RWs") made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer's claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2020 through September 30, 2020 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 10, 2020, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 10, 2020, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $14,167,036.82 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (30.9%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of one or more of the Companion Loans relating to the 605 Third Avenue Whole Loan, the 250 West 57th Street Whole Loan, the ExchangeRight Net Leased Portfolio #41 Whole Loan and the Fresh Pond Cambridge Whole Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2019.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30, 2020, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $78,175,913,265.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex

D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such mortgage loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing October 1, 2017 and ending September 30, 2020, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2020 through September 30, 2020 was set forth in a Form ABS-15G filed by MSMCH on November 13, 2020. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	25.27%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,139,689	25.27%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,361,157		0	-		0	-		0	-		1	77,221,468		1	11,139,689

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from October 1, 2017 to September 30, 2020. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from October 1, 2017 to September 30, 2020.

(6)	Includes demands received during and prior to the reporting period from October 1, 2017 to September 30, 2020 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from October 1, 2017 to September 30, 2020. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from October 1, 2017 to September 30, 2020. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2020 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2020 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $12,580,500.00 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2015	2016	2017	2018	As of 9/30/2020
Multifamily	$1,104,590,000	$242,008,000	$146,622,500	$398,925,000	$408,970,000
Office	1,863,491,000	1,207,957,250	1,424,716,159	1,760,222,500	150,375,000
Retail	1,254,393,252	1,392,460,000	720,057,794	1,377,112,634	660,355,000
Industrial	1,342,375,000	257,320,721	101,890,000	1,317,920,000	292,725,000
Manufactured Housing	116,618,625	19,987,500	38,835,750	150,480,000	0
Self Storage	546,593,750	156,775,000	387,370,000	511,986,250	118,431,250
Lodging	2,241,228,600	70,509,000	2,176,576,500	2,076,288,000	244,960,000
Mixed Use	147,725,000	18,362,500	221,600,000	182,040,000	198,500,000
Other	0	150,000,000	283,150,000	192,300,000	7,500,000
Total	$8,617,015,227	$3,515,379,971	$5,500,818,703	$7,967,274,384	$2,081,816,250

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•       Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

•       Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

•       Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

•       Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•       Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

•       Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•       Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes 1 of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Grace Building Mortgage Loan (7.4%) is part of a Whole Loan that was co-originated by Bank of America, in conjunction with JPMorgan Chase Bank, National Association, Column Financial, Inc. and DBR Investments Co. Limited and was underwritten pursuant to the Bank of America underwriting guidelines. The 711 Fifth Avenue Mortgage Loan (1.8%) is part of a

Whole Loan that was co-originated by Bank of America in conjunction with Goldman Sachs Bank USA and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. With respect to the Grace Building Mortgage Loan (7.4%) and the 711 Fifth Avenue Mortgage Loan (1.8%), the loan was originated in conjunction with one or more third parties and with no material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing October 1, 2017, and ending September 30, 2020, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2020, through September 30, 2020, was set forth in a Form ABS-15G filed by Bank of America on November 6, 2020. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	19,301,667.93	100	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	73,749,622.55	55.23	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,054,032.16	41.98	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279.30	6.15	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	2.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	387,730,022.85	51.21	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	248,385,267.07	32.80	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	121,060,384.09	15.99	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			664	910,006,717.38		1	0		0	0		0	0		3	8,220,279.30		1	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from October 1, 2017 to September 30, 2020. Activity with respect to demands received during and, if applicable, prior to such period ended September 30, 2020, is reflected elsewhere in this table. If an asset changed status during such period ended September 30, 2020, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from October 1, 2017 to September 30, 2020. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of September 30, 2020:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by September 30, 2020;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from October 1, 2017 to September 30, 2020.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended September 30, 2020.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of September 30, 2020.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and September 30, 2020, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on November 6, 2020. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on November 6, 2020. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $13,976,135.37 Certificate Balance of the RR Interest and $5,500,000 Certificate Balance of the McRR Interest. However, Bank of America or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest and the McRR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest and the McRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $12,822,486, representing approximately 1.6% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 69th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on October 31, 2020, National Cooperative Bank, N.A. and its affiliates sold approximately $6.9 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through October 31, 2020, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.9 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Ten (10) of the fourteen (14) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 3.6% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property.

In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on January 15, 2020. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including October 1, 2017 to an including September 30, 2020, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The depositor is a subsidiary of Bank of America, National Association. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below. The depositor maintains its principal office at One Bryant Park, New York, New York 10036. The depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller (and the McDonald’s Global HQ Trust Subordinate Companion Loan from Bank of America) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicers, special servicers, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2020-BNK30 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans, the

McDonald’s Global HQ Trust Subordinate Companion Loan and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers and the McDonald’s Global HQ Trust Subordinate Companion Loan from Bank of America, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2020, WTNA served as trustee on over 1,867 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $454 billion, of which approximately 600 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $400 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.97 trillion in assets and approximately 266,000 employees as of June 30, 2020, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2020, Wells Fargo Bank was acting as securities administrator with respect to more than $549 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2020, Wells Fargo Bank was acting as custodian of more than 288,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For four CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2019 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For two CMBS transactions, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. For two CMBS transactions, a technical issue caused a wire processing delay that resulted in a portion of the distribution for each transaction to occur one business day late. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Beginning on June 18, 2014, a group of institutional investors filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 2018, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the agreement. In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches. With respect to such litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $14,167,036.82 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and

Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the master servicer under the PSA for all of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan to be deposited into the trust fund (in such capacity, the “Master Servicer”) other than the National Cooperative Bank, N.A. Mortgage Loans and as the primary servicer for the Serviced Companion Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) an anticipated holder of a portion of the RR Interest, (ii) the certificate administrator and custodian under the PSA, (iii) a sponsor, an originator and a mortgage loan seller, (iv) an affiliate of Wells Fargo Securities, LLC, an underwriter, (v) the master servicer, certificate administrator and custodian under the BANK 2020-BNK29 PSA, pursuant to which each of the Coleman Highline Whole Loan, the 250 West 57th Street Whole Loan, The Arboretum Whole Loan, and the 1890 Ranch Whole Loan are serviced, (vi) the trustee, certificate administrator and custodian under the Benchmark 2020-B21 PSA, pursuant to which the McClellan Park Whole Loan will be serviced until servicing shifts to the PSA on the Closing Date, (vii) the servicer, certificate administrator and custodian under the Grace Trust 2020-GRCE TSA, pursuant to which the Grace Building Whole Loan is serviced, (viii) the master servicer, certificate administrator and custodian under the GSMS 2020-GC47 PSA, pursuant to which the 711 Fifth Avenue Whole Loan is serviced, and (ix) the current holder of one or more of the companion loans related to each of the McClellan Park Whole Loan, the Coleman Highline Whole Loan and The Arboretum Whole Loan.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 9/30/2020
By Approximate Number:	30,017	30,491	30,931	30,661
By Approximate Aggregate Unpaid Principal Balance (in billions):	$527.63	$569.88	$594.17	$597.81

Within this portfolio, as of September 30, 2020, are approximately 23,224 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $472.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.

The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2020, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
YTD Q3 2020	$450,832,265,713	$640,529,947	0.14%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing through such date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan, the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan), the McDonald’s Global HQ Trust Subordinate Companion Loan and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the MSMCH Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Bank of America or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans contributed to this securitization by Bank of America.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank, in its capacity as mortgage loan seller.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $14,167,036.82 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to 14 of the Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of September 30, 2020, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.3 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National

Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of September 30, 2020, National Cooperative Bank, N.A. had total assets of $2,846.6 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.49%. For the nine months ended September 30, 2020, National Cooperative Bank, N.A. reported net income of $18.3 million (unaudited). As of December 31, 2019, National Cooperative Bank, N.A. had total assets of $2,695.9 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.65%.  For the year ended December 31, 2019, National Cooperative Bank, N.A. reported net income of $23.7 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2017(1)	2018(1)	2019(1)	2020(2)
By Approximate Number:	3,524	3,439	3,398	3,442
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.3 billion	$5.2 billion	$5.2 billion	$5.4 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2020.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2020, are approximately 1,291 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.168 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2020, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2017	$1,734,514,416	$184,087	0.01%
Calendar Year 2018	$2,056,162,733	$0	0.00%
Calendar Year 2019	$2,237,012,724	$97,256	0.004%
Calendar Year 2020**	$2,496,701,005	$442,602	0.018%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

**	As of September 30, 2020.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Greystone Servicing Company LLC

Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone Servicing”) will initially be responsible for the servicing and administration of 20 mortgage loans if they become Specially Serviced Loans and any related REO Properties, and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable maser server’s written analysis and recommendations. The principal place of business of Greystone Servicing is located at 419 Belle Air Lane, Warrenton, Virginia 20186 and its principal special servicing offices are located at 5221 N. O’Connor Blvd. Suite 800, Irving, Texas 75039.

Greystone Servicing, which is 100% indirectly owned by Stephen Rosenberg, provides primary and special loan servicing for third party portfolio owners, commercial mortgage backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”). Greystone Servicing provides primary servicing for its affiliates’ various lending platforms, governmental agencies and CLOs. Greystone Servicing has a special servicer rating of CSS2+ from Fitch Ratings Inc. and a rating of MOR

CS1 from Morningstar Credit Ratings, LLC. Greystone Servicing is also on S&P Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P Global Ratings.

As of October 31, 2020, Greystone Servicing or its predecessor company was the named special servicer for approximately 96 transactions representing approximately 1,376 first mortgage loans, with an aggregate stated principal balance of approximately $15,511,609,585.34. Of those 96 transactions, 85 are commercial mortgage-backed securities transactions representing approximately 899 first mortgage loans, with an aggregate stated principal balance of approximately $13,759,753,544.70. The remaining eleven transactions are made up of one CDO, one CLO and nine SBL Freddie Mac securitizations. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone Servicing or its predecessor entity was administering approximately 145 assets with a stated principal balance of approximately $3,821,213,429.47. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002) and through October 31, 2020, Greystone Servicing (including C-III Asset Management LLC (“C3AM”) and C3AM’s predecessor entities’, which was acquired by a Greystone affiliate as of January 1, 2020, and the assets of which were subsequently transferred to Greystone Servicing as of August 26, 2020) has resolved or participated in the resolution of 4,576 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $55,702,954,883.86.

Greystone Servicing has detailed policies and operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone Servicing servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone Servicing also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to Greystone Servicing’s policies and procedures relating to the servicing function Greystone Servicing will perform under the Pooling and Servicing Agreement for assets of the same types as are included in this transaction.

Greystone Servicing will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or any Serviced Companion Loans. Greystone Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans, or Serviced Companion Loans, or otherwise. To the extent that Greystone Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard (as defined in the Pooling and Servicing Agreement).

There are, to the current actual knowledge of Greystone Servicing, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the Pooling and Servicing Agreement, and Greystone Servicing’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone Servicing in connection with special servicing of commercial mortgage–backed securitization pools generally.

Greystone Servicing has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone Servicing was acting as special servicer as a result of any action or inaction of Greystone Servicing as special servicer, including as a result of Greystone Servicing’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement, and therefore Greystone Servicing believes its financial condition will not have a material impact on pool performance or performance of the Certificates.

Greystone Servicing (including C3AM and its predecessor entities as described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by Greystone Servicing and its predecessors as special servicer in commercial mortgage backed securities transactions from 2017 through October 31, 2020.

Portfolio Size – CMBS Special Servicing	2017	2018	2019	10/31/2020

Total	$9.4 billion	$7.1 billion	$3.7 billion	$3.8 billion

Greystone Servicing may enter into one or more arrangements with a Controlling Class Certificateholder, the Controlling Class Representative, a Companion Loan Holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone Servicing’s appointment as special servicer under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Greystone Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone Servicing may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

Greystone Servicing occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

From time to time, Greystone Servicing is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no legal proceedings pending against Greystone Servicing, or to which any property of Greystone Servicing is subject, that are material to the Certificateholders and Greystone Servicing has no actual knowledge of any proceedings contemplated by governmental authorities.

Greystone Servicing is not an affiliate of the depositor, either master servicer, certificate administrator, operating advisor, asset representations reviewer, any originator or any other material party related to the transaction.

The foregoing information regarding Greystone Servicing Company LLC under this heading “Transaction Parties—The Special Servicers—Greystone Servicing Company LLC” has been provided by Greystone Servicing Company LLC.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will initially be responsible for the servicing and administration of 14 Mortgage Loans (5.3%) if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of September 30, 2020, National Cooperative Bank, N.A. had total assets of $2,846.6 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.49%. For the nine months ended September 30, 2020, National Cooperative Bank, N.A. reported net income of $18.3 million (unaudited). As of December 31, 2019, National Cooperative Bank, N.A. had total assets of $2,695.9 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.65%.  For the year ended December 31, 2019, National Cooperative Bank, N.A. reported net income of $23.7 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2017(1)	2018(1)	2019(1)	2020(2)
By Approximate Number:	3,524	3,439	3,398	3,442
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.3 billion	$5.2 billion	$5.2 billion	$5.4 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2020.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2020, are approximately 1,291 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.168 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2020, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of September 30,

2020, National Cooperative Bank, N.A. was named the special servicer in approximately 47 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $2.46 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2017 to September 30, 2020.

Portfolio Size – CMBS Special Servicing	2017(1)	2018(1)	2019(1)	2020(2)
Total	$0.00	$0.00	$8,157,140	$9,030,701

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of September 30, 2020.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2020, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $248.9 billion issued in 289 transactions.

As of September 30, 2020, Park Bridge Lender Services was acting as asset representations reviewer for 132 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $117.8 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Bank of America is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo Bank, Morgan Stanley Bank, N.A. and Bank of America (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $40,723,672.19, representing 5.0% of all pooled “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Pooled Certificates and the Class V certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Pooled Certificates (other than the RR Interest) and the Class V certificates.

Bank of America, National Association will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Wells Fargo Bank and Morgan Stanley Bank, N.A., as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Bank of America, National Association, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $13,976,135.37 Certificate Balance of the RR Interest, representing approximately 34.3% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank, National Association, a national banking association, will acquire from the depositor, and retain, $14,167,036.82 Certificate Balance of the RR Interest, representing approximately 34.8% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank originated approximately 34.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $12,580,500.00 Certificate Balance of the RR Interest, representing approximately 30.9% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A. originated approximately 30.9% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Bank of America) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will result in a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor, the underwriters, their respective affiliates or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or similar requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, any Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Pooled Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the Pooled Certificates (other than the RR Interest) and the Class V certificates (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Pooled Aggregate Available Funds

(described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Pooled Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Pooled Retained Certificate Available Funds”).

The “Pooled Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Pooled Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Pooled Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Pooled Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Pooled Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Pooled Realized Losses and interest thereon distributed to the holders of the Pooled Regular Certificates (other than the RR Interest) and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Pooled Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC provisions. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust.  The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, the REMIC provisions require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Pooled Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Pooled Regular Certificates (other than the RR Interest) and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and

Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Pooled Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Pooled Regular Certificates (other than the RR Interest) and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Pooled Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Pooled Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Pooled Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30 will consist of the following classes: the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class MCD-X certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V, Class R, Class MCD-D, Class MCD-E, Class MCD-F and Class MCD-G certificates and REMIC regular interests in certificated form representing the RR Interest (the “RR Interest”) and the McRR Interest (the “McRR Interest”).

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates (other than the Class MCD-X Certificates) are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) and the RR Interest are collectively referred to in this prospectus as the “Pooled Regular

Certificates”. The Senior Certificates and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Pooled Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates), the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Pooled Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

The Class MCD-D, Class MCD-X, Class MCD-E, Class MCD-F and Class MCD-G Certificates and the McRR Interest are collectively referred to in this prospectus as the “Loan-Specific Certificates”. The Loan-Specific Certificates (other than the Class MCD-X Certificates) are referred to in this prospectus as the “Loan-Specific Principal Balance Certificates”. The Loan-Specific Principal Balance Certificates together with the Pooled Principal Balance Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (ii) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”) and (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”). The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1 and Class A-S-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

The Pooled Certificates (other than the RR Interest) are collectively referred to in this prospectus as the “Non-Retained Pooled Certificates”. The Loan-Specific Certificates (other than the McRR Interest) are collectively referred to in this prospectus as the “Non-Retained Loan-Specific Certificates”.

The primary source for payments of principal and interest on the Pooled Certificates will be amounts received by the issuing entity in respect of the Mortgage Loans (which does not include the McDonald’s Global HQ Trust Subordinate Companion Loan). The primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the McDonald’s Global HQ Trust Subordinate Companion Loan.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the McDonald’s Global HQ Trust Subordinate Companion Loan, as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust

Component on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to an applicable class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S Trust Component and the Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of each class of the Class X-F, Class X-G and Class X-H certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X Certificates. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively. The Notional Amount of the Class MCD-X certificates will equal the aggregate of the Certificate Balances of the Class MCD-D and Class MCD-E certificates outstanding from time to time.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The McDonald’s Global HQ Trust Subordinate Companion Loan will be held by the McDonald’s Global HQ trust subordinate companion loan REMIC (the “McDonald’s Global HQ Trust Subordinate Companion Loan REMIC”). The Mortgage Loans (exclusive of Excess

Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Pooled Certificates (other than the rights of the RR Interest to receive a portion of the Excess Interest) and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC and the Lower-Tier REMIC, the “Trust REMICs”). The Exchangeable Certificates, the Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2021.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Gain-on-Sale Reserve Account

and the Pooled Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions made on the Pooled Certificates and the Class R certificates, the Pooled Aggregate Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the MCD Aggregate Available Funds (as defined below).

The aggregate amount available for distribution to holders of the Pooled Certificates (including the RR Interest) and the Class R Certificates on each Distribution Date (the “Pooled Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the McDonald’s Global HQ Trust Subordinate Companion Loan):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Pooled Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error;

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan; and

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates (including the McRR Interest) and the Class R Certificates on each Distribution Date (the “MCD Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)  the aggregate amount of all cash received on the McDonald’s Global HQ Trust Subordinate Companion Loan and related REO Property that is on deposit in the related Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date allocable to the McDonald’s Global HQ Trust Subordinate Companion Loan;

●	all amounts in the related Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

●	with respect to any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the related Collection Account;

●	all Yield Maintenance Charges and Prepayment Premiums with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan;

●	all amounts deposited in the related Collection Account in error;

●	any late payment charges or accrued interest on the McDonald’s Global HQ Trust Subordinate Companion Loan actually collected thereon and allocable to the default interest rate for the McDonald’s Global HQ Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the McDonald’s Global HQ Trust Subordinate Companion Loan; and

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the McDonald’s Global HQ Trust Subordinate Companion Loan to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the applicable master servicer with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances made by the applicable master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Certificateholders); and

(d)  with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Pooled Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Pooled Aggregate Available Funds for such Distribution Date and (ii) the Pooled Gain-on-Sale Remittance Amount for such Distribution Date (the “Pooled Available Funds”).

The “Pooled Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Pooled Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Pooled Aggregate Gain-on-Sale Entitlement Amount.

The “Pooled Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each Class of Pooled Certificates (other than the RR Interest) that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Pooled Realized Losses and Pooled Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Pooled Gain-on-Sale Remittance Amount as part of the definition of Pooled Available Funds and the Pooled Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Pooled Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 Trust Component is reduced to zero;

(e)  to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 Trust Component is reduced to zero; and

(f)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with the respective Interest Distribution Amounts of such Trust Components;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates) and the Class A-S Trust Component have all previously been reduced to zero as a result of the allocation of Pooled Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Realized Losses or Pooled Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Pooled Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Component and the Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each class of the Class X-F, Class X-G and Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the class of Principal Balance Certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The Pass-Through Rate for each class of the Class MCD-D, Class MCD-E, Class MCD-F and Class MCD-G certificates for any Distribution Date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the net mortgage rate on the McDonald's Global HQ Trust Subordinate Companion Loan for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage rate on the McDonald's Global HQ Trust Subordinate Companion Loan for the related Distribution Date, or (iv) a variable rate per annum equal to the net mortgage rate on the McDonald's Global HQ Trust Subordinate Companion Loan for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class MCD-X certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the net mortgage interest rate on the

McDonald's Global HQ Trust Subordinate Companion Loan for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class MCD-D and Class MCD-E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date. For purposes of the calculation of the net mortgage interest rate on the McDonald's Global HQ Trust Subordinate Companion Loan for each Distribution Date, the mortgage interest rate will be adjusted to a 30/360 basis.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective McRR Interest rate will be a per annum rate equal to the Net Mortgage Rate on the McDonald's Global HQ Trust Subordinate Companion Loan for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), the McDonald’s Global HQ Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to the McDonald’s Global HQ Trust Subordinate Companion Loan, but excluding any portion of any REO Loan related to any other Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (7) to the table under “Summary of Certificates”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-4	See footnote (7) to the table under “Summary of Certificates”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-S	$55,130,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursement of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the principal balance of the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation) or the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 Trust Component, and the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-3, Class A-4 and Class A-S certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in footnote (7) to the table under “Summary of Certificates”) are issued on the Closing Date and that the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 Trust Component, Class A-4 Trust Component or Class A-S Trust Component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-3 Certificates, Class A-4 Certificates or Class A-S Certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Pooled Realized Losses) allocated to each of the Class A-3, Class A-4 or Class A-S Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts-cmbs-bond-admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Regular Certificates (other than the RR Interest) or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust

Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Pooled Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Regular Certificates (other than the RR Interest) or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Pooled Regular Certificates (other than the RR Interest) or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts related to the McDonald’s Global HQ Trust Subordinate Companion Loan):

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (to the extent allocable to the REO Loan that succeeds the related Mortgage Loan) on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or the McDonald’s Global HQ Trust Subordinate Companion Loan that is delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Pooled Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan) and Liquidation Proceeds received with respect to such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan or a modification of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan or the McDonald's Global HQ Trust Subordinate Companion Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan or the McDonald's Global HQ Trust Subordinate Companion Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan or the McDonald's Global HQ Trust Subordinate Companion Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan (other than the McDonald’s Global HQ Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loan is paid in full or the Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Pooled Realized Losses and Pooled Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee

and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the McDonald’s Global HQ Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the RR Interest in an amount described under “Credit Risk Retention—RR Interest—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC provisions as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield

Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:

(x) to the Non-Retained Pooled Certificates in the following amounts:

(1) to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date,

(2) to the Class A-3-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(3) to the Class A-3-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(4) to the Class A-4-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(5) to the Class A-4-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates (collectively) and the Class A-4 Exchangeable Certificates (collectively) for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates (collectively) and the Class A-4 Exchangeable Certificates (collectively) as described above,

(9) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates (collectively) and the Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates (collectively) and the Class B and Class C certificates as described above, and

(10) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x), and

(y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium. All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Pooled Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated

Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-3 Certificates, Class A-4 Certificates or Class A-S Certificates, respectively) in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, the actual final Distribution Date for one or more classes of the certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan will depend on the characteristics of the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2053. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan in accordance with their respective interest entitlements under the related Intercreditor Agreement, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan to the related Companion Holder (or, if such Serviced Companion Loan is included in another securitization, the related Other Master Servicer).

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Pooled Aggregate Excess Prepayment Interest Shortfall”.

The “Pooled Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Pooled Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Pooled Certificates (other than the Exchangeable Certificates and the RR Interest) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Pooled Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Any Loan-Specific Aggregate Excess Prepayment Interest Shortfall for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the McDonald’s Global HQ Trust Subordinate Companion Loan to be included in the MCD Aggregate Available Funds for any Distribution Date that are not covered by the applicable master servicer’s Compensating Interest Payments for the related Distribution Date is referred to in this prospectus as the “Loan-Specific Aggregate Excess Prepayment Interest Shortfall”.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Pooled Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise have the benefit of the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Pooled Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Pooled Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Realized Losses to classes of Non-Retained Pooled Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Pooled Certificates that are Pooled Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero, fifth, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Trust Component and the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) and Trust Component as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders on that date, the certificate administrator is required to calculate the Pooled Realized Loss and Pooled Retained Certificate Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Certificateholders on that date, the certificate administrator is required to calculate the Loan-Specific Certificate Realized Loss and Loan-Specific Retained Certificate Realized Loss for such Distribution Date.

The “Pooled Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Pooled Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date.

The “Loan-Specific Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the McDonald’s Global HQ Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the McDonald’s Global HQ Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the McDonald’s Global HQ Trust Subordinate Companion Loan, including any REO Loan that is a successor to the McDonald’s Global HQ Trust Subordinate Companion Loan (but in each case, including the McDonald’s Global HQ Trust Subordinate Companion Loan and excluding the Mortgage Loans and any other Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Loan-Specific Principal Balance Certificates (other than the McRR Interest) after giving effect to distributions of principal on that Distribution Date.

The “Loan-Specific Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the McDonald’s Global HQ Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the McDonald’s Global HQ Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the McDonald’s Global HQ Trust Subordinate Companion Loan, including any REO Loan that is a successor to the McDonald’s Global HQ Trust Subordinate Companion Loan (but in each case, including the McDonald’s Global HQ Trust Subordinate Companion Loan and excluding the Mortgage Loans and any other Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the McRR Interest after giving effect to distributions of principal on that Distribution Date.

“Realized Loss” means, with respect to the Pooled Certificates (other than the RR Interest), a Pooled Realized Loss and, with respect to the Loan-Specific Certificates (other than the McRR Interest), a Loan-Specific Certificate Realized Loss. “Retained Certificate Realized Loss” means, with respect to the RR Interest, a Pooled Retained Certificate Realized Loss and, with respect to the McRR Interest, a Loan-Specific Retained Certificate Realized Loss.

The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates (other than the RR Interest or any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Pooled Realized Loss applied to the Class A-3, Class A-4 or Class A-S Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

The certificate administrator will be required to allocate any Loan-Specific Certificate Realized Loss among the respective classes of Loan-Specific Principal Balance Certificates (other than the McRR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class MCD-G certificates;

second, to the Class MCD-F certificates;

third, to the Class MCD-E certificates; and

fourth, to the Class MCD-D certificates.

The certificate administrator will be required to allocate any Loan-Specific Retained Certificate Realized Loss to the McRR Interest, until the Certificate Balance of such class is reduced to zero.

Loan-Specific Certificate Realized Losses and Loan-Specific Retained Certificate Realized Losses will only be allocated to the Loan-Specific Certificates. Pooled Realized Losses and Pooled Retained Certificate Realized Losses will not be allocated to the Loan-Specific Certificates. Loan-Specific Certificate Realized Losses and Loan-Specific Retained Certificate Realized Losses will not be allocated to the Pooled Certificates.

Realized Losses will not be allocated to the RR Interest, the McRR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of certificates (other than the Class V Certificates), a Trust Component or the RR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made, with respect to the applicable certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2021, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending

December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Loan-Specific Initial Purchasers” means BofA Securities, Inc.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the Loan-Specific Initial Purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or a Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder, any Controlling Class Certificateholder or any MCD Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder or any MCD Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged

Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be each of (a) with respect to the Mortgage Loans and the Pooled Certificates and the Class V certificates, the party selected by the holder or holders of more than 50% of the RR Interest, by Certificate Balance, as determined by the certificate registrar from time to time (the “Pooled Risk Retention Consultation Party”) and (b) with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan and the Loan-Specific Certificates, the party selected by the holder or holders of more than 50% of the McRR Interest, by Certificate Balance, as determined by the certificate registrar from time to time (the “Loan-Specific Risk Retention Consultation Party”). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of each Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest or McRR Interest, as applicable (as confirmed by the certificate registrar). Each initial Risk Retention Consultation Party is expected to be Bank of America.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder (or, with respect to the McDonald’s Global HQ Whole Loan, prior to the continuation of a MCD Control Appraisal Period, the MCD Controlling Class Representative or any MCD Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, (b) with respect to a Risk Retention Consultation Party or the holder of the majority of the RR Interest or McRR Interest, as applicable, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the majority of the RR Interest or McRR Interest, as applicable, is a Borrower Party or (c) with respect to the McDonald’s Global HQ Whole Loan, prior to the continuation of a MCD Control Appraisal Period, the MCD Controlling Class Representative or any MCD Controlling Class Certificateholder is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, an MCD Controlling Class Certificateholder or a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder, a Controlling Class Certificateholder or an MCD Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or an MCD Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest and the McRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest and the McRR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event or MCD Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

○	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the McDonald’s Global HQ Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(1)      in the case of any Principal Balance Certificates (other than the RR Interest and the McRR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest and the McRR Interest), each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(2)      2% in the case of the Class X Certificates (other than the Class MCD-X Certificates), allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(3)      in the case of any Pooled Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative

Appraisal Reduction Amounts allocated to the certificates) of the Pooled Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates, the RR Interest or the McRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the

“Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Each of the RR Interest and McRR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest and McRR Interest, respectively.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2020-BNK30

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any

Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the McDonald’s Global HQ Trust Subordinate Companion Loan, in the case of Bank of America) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the McDonald’s Global HQ Trust Subordinate Companion Loan, in the case of Bank of America) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the McDonald’s Global HQ Trust Subordinate Companion Loan will refer to the Mortgage File for the McDonald’s Global HQ Trust Subordinate Companion Loan, and the Mortgage Note(s) evidencing the McDonald’s Global HQ Trust Subordinate Companion Loan:

(i)    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)   the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon (or a copy thereof from the applicable recording office if it is not the practice of such office to provide certified copies, provided that the custodian is not required to investigate whether any recording office cannot provide a certified copy) or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)      originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan has been assumed or consolidated;

(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)      the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)     other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)      the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)     the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)        A copy of each of the following documents:

(i)           the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)          the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)         any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)           the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)          any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)         any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)        any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)         any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)          other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)         any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        all related environmental reports; and

(xiv)        all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)        a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property(ies);

(h)        for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)        a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)        a copy of all UCC searches;

(o)        a copy of all litigation searches;

(p)        a copy of all bankruptcy searches;

(q)        a copy of any origination settlement statement;

(r)         a copy of the insurance summary report;

(s)        a copy of organizational documents of the related mortgagor and any guarantor;

(t)         a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)        a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)         a copy of any closure letter (environmental); and

(w)        a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller (in the case of the MLPA related to Bank of America, such MLPA will contain certain representations and warranties applicable to the McDonald’s Global HQ Trust Subordinate Companion Loan). Except in the case of the representations and warranties made with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan, those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)  in the case of such Material Defect that would cause the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B)  repurchase the affected Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that Bank of America may not repurchase the McDonald’s Global HQ Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, further that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan or the McDonald’s Global HQ Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized

Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan (but without duplication of any amounts included in the Purchase Price of the McDonald’s Global HQ Trust Subordinate Companion Loan), the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) or the McDonald’s Global HQ Trust Subordinate Companion Loan sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan (including, for the avoidance of doubt, the McDonald’s Global HQ Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or the McDonald’s Global HQ Trust Subordinate Companion Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan), the McDonald’s Global HQ Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to the McDonald’s Global HQ Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan but including any portion of an REO Loan related to the McDonald’s Global HQ Trust Subordinate Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (including any portion of an REO Loan related to the McDonald’s Global HQ Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loan (including any portion of an REO Loan related to the McDonald’s Global HQ Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or McDonald’s Global HQ Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or the McDonald’s Global HQ Trust Subordinate Companion Loan and such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or the McDonald’s Global HQ

Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan (other than the McDonald’s Global HQ Trust Subordinate Companion Loan).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. For the avoidance of doubt, any nonrecoverability determination with respect of the McDonald’s Global HQ Trust Subordinate Companion Loan will be made based on the subordinate nature of the McDonald’s Global HQ Trust Subordinate Companion Loan. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) in the case of a potential P&I Advance with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan, the subordinate nature of the McDonald’s Global HQ Trust Subordinate Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans (which excludes the McDonald’s Global HQ Trust Subordinate Companion Loan) on deposit in the Collection Accounts (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the McDonald’s Global HQ Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan. Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

Neither the applicable master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the McDonald’s Global HQ Mortgage Loan) or any interest due on such Advance from any collections on the McDonald’s Global HQ Whole Loan allocable to the McDonald’s Global HQ Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such McDonald’s Global HQ Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the McDonald’s Global HQ Mortgage Loan). With respect to the McDonald’s Global HQ Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the McDonald’s Global HQ Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan.

If the funds in the Collection Accounts relating to the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan allocable to principal thereon are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or MCD Controlling Class, as applicable, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, in the Collection Accounts.

Neither the applicable master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the McDonald’s Global HQ Mortgage Loan) from any collections on the McDonald’s Global HQ Whole Loan allocable to the McDonald’s Global HQ Trust Subordinate Companion Loan or (2) any Workout-Delayed Reimbursement Amounts in respect of the McDonald’s Global HQ Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the McDonald’s Global HQ Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the McDonald’s Global HQ Whole Loan, the applicable master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the applicable Collection Account for the Mortgage Pool including the McDonald’s Global HQ Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan (other than the McDonald’s Global HQ Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account in respect of the McDonald’s Global HQ Trust Subordinate Companion Loan), to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, a “Upper-Tier REMIC Distribution Account” and a “McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts (other than with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from (i) Pooled Available Funds to the holders of the Pooled Certificates (other than the RR Interest) and (ii) to make distributions of interest and principal from Pooled Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively, and (2) to apply amounts on deposit in the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the applicable master servicer from the applicable Collection Account with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the MCD Aggregate Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates. The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Pooled Gain-on-Sale Reserve Account” and the “Pooled Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Pooled Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), the amounts will be deposited into the Pooled Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the Pooled Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Pooled Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Pooled Available Funds to all amounts due and payable on the Pooled Certificates (other than the RR Interest) (including to reimburse for Pooled Realized Losses previously allocated to such certificates), and the amounts in the Pooled Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Pooled Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Pooled Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Pooled Gain-on-Sale Reserve Account and Pooled Retained Certificate Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Pooled Regular Certificates and the Trust Components have been made. Any gains allocable to the McDonald’s Global HQ Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Certificates for McDonald’s Global HQ Non-VRR Realized Losses and McDonald’s Global HQ VRR Realized Losses and, to the extent not so applied, such gains will be held and applied to offset future McDonald’s Global HQ Non-VRR Realized Losses and McDonald’s Global HQ VRR Realized Losses, if any.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Pooled Gain-on-Sale Reserve Account, the Pooled Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account in respect of the McDonald’s Global HQ Trust Subordinate Companion Loan) certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans or McDonald’s Global HQ Trust Subordinate Companion Loan for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under
“—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or the McDonald’s Global HQ Trust

Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to recoup any amounts deposited in its Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the McDonald’s Global HQ Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)    to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the

McDonald’s Global HQ Trust Subordinate Companion Loan in the case of the McDonald’s Global HQ Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan (other than the McDonald’s Global HQ Trust Subordinate Companion Loan); provided, that a P&I Advance with respect to the 605 Third Avenue Mortgage Loan, the Miami Design District Mortgage Loan, the McDonald’s Global HQ Mortgage Loan or the Grace Building Mortgage Loan is reimbursable from the proceeds of the related Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including the McDonald’s Global HQ Trust Subordinate Companion Loan but not any other related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $17,600 multiplied by the number of Subject Loans, plus (ii) $1,750 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,250 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,250 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan or, with respect to the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts subject to limitations with respect to P&I Advances made with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan or McDonald’s Global HQ Trust Subordinate Companion Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans subject to limitations with respect to P&I Advances made with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan on deposit in the Collection Accounts.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. Withdrawals permitted to be made above from general collections on deposit in the related Collection Account will generally not be permitted to be made from collections on the McDonald’s Global HQ Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the McDonald’s Global HQ Trust Subordinate Companion Loan Mortgage Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer,

if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to any such Mortgage Loan (and any successor REO Loan), 0.00250% per annum (or, with respect to National Cooperative Bank, N.A. Mortgage Loans, 0.08000% per annum) plus any “Primary Servicing Fee Rate” and any “Pari Passu Loan Primary Servicing Fee Rate” set forth next to the related Mortgaged Property on Annex A-1 and (ii) with respect to (a) any Serviced Companion Loan (other than the 605 Third Avenue Serviced Subordinate Companion Loans or McClellan Park Serviced Companion Loans) (or successor REO Loan), 0.00250% per annum, (b) the 605 Third Avenue Note B-1, 0.00500% per annum, (c) each of the 605 Third Avenue Note B-2 and the 605 Third Avenue Note B-3, 0.01000% per annum and (d) the McClellan Park Serviced Companion Loans, 0.00125% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor

Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (other than with respect to a Payment Accommodation or a Government-Sponsored Relief Modification) (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such Excess Modification Fees; provided, however, that no master servicer will be entitled to any COVID Forbearance Fees with respect to a Payment Accommodation or any fees or other charges with respect to a Government-Sponsored Relief Modification;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statement or demand charges are prepared by the master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related

Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”, which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (a) with respect to Greystone Servicing Company LLC, the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee for the related month of (A) $3,500 or (B) with respect to any Mortgage Loan with respect to which a risk retention consultation party is entitled to consult with the special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan during the occurrence and continuance of a Consultation Termination Event, $5,000 (the “Special Servicing Fee Rate”) and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee of $1,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO

Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)    the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties and the McDonald’s Global HQ Trust Subordinate Companion Loan in connection with any termination of the issuing entity,

(iv)    with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation regarding each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans, 100% of COVID Forbearance Fees related to any Payment Accommodation and 100% of any fees or other charges related to any Government-Sponsored Relief Modification,

(ii)    100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)    100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)    100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)    with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds,

(vii)    100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the special servicer, and

(viii)    penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or to pay or reimburse the issuing entity for certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the master servicer and the applicable special servicer pursuant to the terms of the PSA, the applicable master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the percentage interest of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees and insurance commissions or fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan and will be equal to the product of a rate equal to 0.00945% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan), the McDonald’s Global HQ Trust Subordinate Companion Loan and REO Loan, and will be equal to the product of a rate equal to 0.00151% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00031% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $17,600 multiplied by the number of Subject Loans, plus (ii) $1,750 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,250 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,250 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the McDonald’s Global HQ Trust Subordinate Companion Loan but other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and the McDonald’s Global HQ Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan other than the McDonald’s Global HQ Trust Subordinate Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal

Reduction Amount are required to be calculated.  An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, with respect to clause (2) above, a Government-Sponsored Relief Modification will not constitute an Appraisal Reduction Event.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 24 months following the date of the first Payment Accommodation for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity.

Any fees or other charges charged by the applicable special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan  (“COVID Forbearance Fees”) (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event, equal to the excess of:

(a)         the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)         the excess of

1.     the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)

to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)

all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)

all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan.  Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan).  On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the

MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the applicable master servicer delivered in accordance with the PSA.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer) if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in such master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event.  The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request.  No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable.  Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable.  Such report will also be forwarded to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan).  Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount.  Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event.  Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above.  The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders.  Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan.  Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances.  Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will, to the extent allocated to a related Mortgage Loan, have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components).  See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus.  The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Pooled Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As a result of calculating one or more Appraisal Reduction Amounts that are allocated to the McDonald’s Global HQ Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such McDonald’s Global HQ Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Serviced Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination.  The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request.  Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB

Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicer (with respect to Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless a Control Termination Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.  The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan.  With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan and the special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.  The applicable master servicer, the operating advisor (except to the extent specified in “Description of the Mortgage Pool—The Whole Loans”)and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the Operating Advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Pooled Principal Balance Certificates (other than the RR Interest and any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, and second, to the Class G certificates).  For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

For purposes of determining Voting Rights (in certain circumstances) allocated to the Loan-Specific Certificates, the MCD Controlling Class and the occurrence of an MCD Control Appraisal Period, Appraisal Reduction Amounts allocated to the McDonald’s Global HQ Whole Loan will be allocated first to the McDonald’s Global HQ Trust Subordinate Companion Loan and then pro rata and pari passu to the McDonald’s Global HQ Mortgage Loan and the related pari passu Companion Loans. The Non-Retained Percentage of Appraisal Reduction Amounts allocated to the McDonald’s Global HQ Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates (other than the McRR Interest) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class MCD-G certificates; then, to the Class MCD-F certificates; then, to the Class MCD-E certificates, and then, to the Class MCD-D certificates).  In addition, for purposes of determining the MCD Controlling Class, the Non-Retained Percentage of any Collateral Deficiency Amounts

allocated to the McDonald’s Global HQ Trust Subordinate Companion Loan will be allocated to each class of MCD Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class MCD-G certificates; then, to the Class MCD-F certificates; then, to the Class MCD-E certificates, and then, to the Class MCD-D certificates).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The applicable special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or, with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan, the MCD Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”.  Any Appraised-Out Class will no longer be the Controlling Class or MCD Controlling Class; provided, however, that if at any time, the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest or, with respect to the Loan-Specific Certificates, the Certificate Balances of the Loan-Specific Principal Balance Certificates other than the MCD Control Eligible Certificates and the McRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, then the Controlling Class or MCD Controlling Class, as applicable, will be the most subordinate class of Control Eligible Certificates or MCD Control Eligible Certificates, as applicable, that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.  Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”).  The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser.  With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer.  Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or MCD Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class or MCD Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or the MCD Controlling Class; the rights of the Controlling Class or the MCD Controlling Class will be exercised by the next most senior class of Control Eligible Certificates or MCD Control Eligible Certificates, respectively, that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above.  See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest.  Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents.  If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period.  In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with a Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates.  In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates.  After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above.  If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained.  If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major

Decisions”, and/or the consultation rights of a Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with a Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions.  In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with a Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable.  Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.  Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower.  Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties.  Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA.  All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Serviced Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Serviced Mortgage Loan or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax.  With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of the Directing Certificateholder’s receipt from the special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.  Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

A “Government-Sponsored Relief Modification” for any Mortgage Loan or Serviced Whole Loan means any modification, waiver or amendment of the related Mortgage Loan or Serviced Whole Loan that is necessary to facilitate a borrower’s ability to take advantage of any government-sponsored COVID-specific relief or stimulus program applicable to the Mortgage Loan or Serviced Whole Loan, related Mortgaged Property or related borrower; provided that (A) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (B) agreeing to such action would be consistent with the Servicing Standard, and (C) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. For the avoidance of doubt, a Government-Sponsored Relief Modification may only be entered into by the applicable special servicer on behalf of the issuing entity.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or such Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or a Risk Retention Consultation Party:  (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except that, other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the

Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and in all cases only prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout or performance reserve releases with respect to the letters of credit, escrow funds, reserve funds and other additional collateral specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such Intercreditor Agreement) the Directing Certificateholder’s consent shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness; (xi) any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xiii) [reserved]; (xiv) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xv) with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and (xvi) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan, the foregoing matters shall not include (and Master Servicer Decision shall not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.  In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent. In connection with the processing by such master servicer of any Master Servicer Decision that requires the consent of the Directing Certificateholder, the master servicer will deliver notice thereof to the special servicer and, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder notifies such master servicer that it does not desire to receive copies of such items.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) (a) the approval of the Directing Certificateholder with respect to any Major Decision with respect to any Mortgage Loan other than any Excluded Loan as to such party (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the applicable special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-

26), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26, (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Loan Modifications Related to COVID-19” above for a discussion of Revenue Procedure 2020-26.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, prior to the Rated Final Distribution Date.  The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)    extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)    provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer closes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, such special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website.  If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website.  The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA.  Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan is effected are required to be available for review during normal business hours at the offices of the custodian.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement.  See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Serviced Mortgage Loan or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) the special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any transfers or assumptions provided for in clauses (xiv) or (xv) of the definition of Master Servicer Decision, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent), (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related

Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The master servicer (with respect to a Serviced Mortgage Loan or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence.  The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause.  If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the RR Interest upon request of such Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan) (other than with respect to any transfers or assumptions provided for in clause (xiv) or (xv) of the definition of “Master Servicer Decision” or any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) or (xv) of the definition thereof), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would be inconsistent with the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2022 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2023) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan (excluding a delinquency that would have existed but for a Payment Accommodation, for so long as the related borrower is complying with the terms of such Payment Accommodation), such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement).  With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement.  The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2021 and the calendar year ending on December 31, 2021.  Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements.  However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.  In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below.  Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”.  Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and the applicable master servicer or the applicable special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that such refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)    the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)    the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)    there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)    the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)    the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)    the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)    the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

For the avoidance of doubt, with respect to clauses (2), (3), (4), (7) and (9) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, with respect to clause (4) above, neither (i) a Government-Sponsored Relief Modification with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default that would have existed but for such Government-Sponsored Relief Modification will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Government-Sponsored Relief Modification.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan.  Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management.  If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan.  If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan.  Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA.  Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan is

transferred to such special servicer.  Each Asset Status Report will be required to be delivered in electronic form to:

●

the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●

the Pooled Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party) and the Loan-Specific Risk Retention Consultation Party (only in the case of an Asset Status Report relating to the McDonald’s Global HQ Whole Loan);

●

with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●

the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

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(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

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the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

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the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

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an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

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the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report.  If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report.  If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder

(or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party).  The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole.  The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report.  The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).  Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report.  After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above.  The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists.  See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans.  See “Description of the Mortgage Pool—The Whole Loans”.  See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders (including the holders of the Loan-Specific Certificates), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged

Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If any Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC became imminent.  The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property.  Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property.  In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes.  The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates.  See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property.  Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property.  To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable.  On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with a Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan.  If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer.  The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and a Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan.  Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan.  “Defaulted Loan” means a Serviced

Mortgage Loan or Serviced Whole Loan (other than a Serviced Mortgage Loan or Serviced Whole Loan that is subject to a Payment Accommodation, for so long as the related borrower is complying with the terms of such Payment Accommodation) (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received.  Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan.  If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) a Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)).  In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)).  The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, a Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing.  The applicable special servicer will not be permitted to sell the related Mortgage Loan (or the McDonald’s Global HQ Trust Subordinate Companion Loan, in the case of the McDonald’s Global HQ Whole Loan) together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement).  See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan.  The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement.  The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights.  See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan), (2) interest accrued on the Mortgage Loan (and in the case of the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan) and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall.  The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan (and in the case of the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan), certain unreimbursed expenses incurred with respect to the Mortgage Loan (and in the case of the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan) and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan).  In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below.  With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan (other than the McDonald’s Global HQ Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement.  However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.  See “Description of the Mortgage Pool—The Whole Loans”.

A Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to such Risk Retention Consultation Party or the holder of the majority of the RR Interest or McRR Interest, as applicable) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans and the McDonald’s Global HQ Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)    absent that selection, or

(2)    until a Directing Certificateholder is so selected, or

(3)    upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the

Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder, and

(iii) with respect to the McDonald’s Global HQ Whole Loan, the MCD Directing Holder (as defined below).

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be Eightfold Real Estate Capital Fund V, L.P. or its affiliate (other than with respect to the McDonald’s Global HQ Whole Loan).

The initial Directing Certificateholder with respect to the McDonald’s Global HQ Whole Loan is expected to be [__].

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note (or, with respect to the Miami Design District Whole Loan, the related promissory note A-1), which is the holder listed next to the related Control Note (or, with respect to the Miami Design District Whole Loan, the related promissory note A-1) in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.  On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”).  The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

“MCD Directing Holder” means (x) for so long as no MCD Control Appraisal Period exists, the MCD Controlling Class Representative and (y) for so long as an MCD Control Appraisal Period exists, the Directing Certificateholder with respect to the Mortgage Loans.

The “MCD Controlling Class Representative” will be the MCD Controlling Class Certificateholder (or its representative) selected by more than 50% of the MCD Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until an MCD Controlling Class Representative is so selected, or

(3) upon receipt of a notice from a majority of the MCD Controlling Class Certificateholders, by Certificate Balance, that an MCD Controlling Class Representative is no longer designated, then the MCD Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the MCD Controlling Class (with evidence of ownership), or its representative, will be the MCD Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the MCD Controlling Class, then there will be no MCD Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the MCD Controlling Class Representative has not changed until such parties receive written notice of a replacement of the MCD Controlling Class Representative from a party holding the requisite interest in the MCD Controlling Class, or the resignation of the then-current MCD Controlling Class Representative.

After the occurrence and during the continuance of an MCD Control Appraisal Period, there will be no MCD Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “MCD Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the MCD Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.  The Controlling Class as of the Closing Date will be the Class H certificates.

The “MCD Controlling Class” will be, as of any time of determination, the most subordinate class of MCD Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class.  The MCD Controlling Class as of the Closing Date will be the Class MCD-G certificates.

The “Control Eligible Certificates” will be any of the Class G or Class H certificates.

The “MCD Control Eligible Certificates” will be any of the Class MCD-D, Class MCD-E, Class MCD-F or Class MCD-G certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or the MCD Controlling Class and the certificate registrar must thereafter provide such information to the requesting party.  The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity.  The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or a Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or a Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, is received within 10 business days following written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan.

The Class G certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action, and provided, further, that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class).  If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement.  Upon request, the special servicer, other than with respect to (i) the McDonald’s Global HQ Whole Loan prior to an MCD Control Appraisal Period or (ii) an Excluded Loan as to the Pooled Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”), will also be required to consult on a non-binding basis with the Pooled Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. Additionally, upon request, the master servicer or the special servicer processing, other than with respect to an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the McRR Interest, will also be required to consult on a non-binding basis with the Loan-Specific Risk Retention Consultation Party with respect to such Major Decision related to the McDonald’s Global HQ Whole Loan it is processing; provided, that no MCD Control Appraisal Period is continuing.  Following an MCD Control Appraisal Period, the Loan-Specific Risk Retention Consultation Party will no longer have any consultation rights in respect of any Major Decisions with respect to the McDonald’s Global HQ Whole Loan.  For the avoidance of doubt, the consultation rights of the Loan-Specific Risk Retention Consultation Party will apply exclusively to the McDonald’s Global HQ Whole Loan.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, a Payment Accommodation, a Government-Sponsored Relief Modification, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)     any determination to bring a Mortgaged Property that secures a Specially Serviced Loan or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property that secures a Specially Serviced Loan or an REO Property;

(v)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xiv), (xv) or (xvi) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)     (a) other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)     other than in the case of any Non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there are lender discretion with respect to Specially Serviced Loans of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)        other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)         other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)        other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)        any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents (including, without limitation, a Government-Sponsored Relief Modification), other than with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” have been satisfied;

(xiii)         requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)          other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)        agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)        determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)       other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)       following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)         other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)           the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans.  Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision.  With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major

Decision.  The master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases.  Any costs relating to any such cure of a borrower default relating to a ground lease shall be paid by the master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan (other than the McDonald’s Global HQ Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement.  However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.  See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Pooled Risk Retention Consultation Party or the holder of the majority of the RR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Pooled Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Pooled Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Pooled Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Pooled Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Pooled Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult with the Pooled Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Additionally, with respect to any McDonald’s Global HQ Major Decision, the master servicer or special servicer processing such Major Decision will be required to provide copies of any notice, information and report that it is required to provide to the MCD Directing Holder pursuant to the PSA to the Loan-Specific Risk Retention Consultation Party, within the same time frame it is required to provide to the MCD Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the MCD Directing Holder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event), and the master servicer or special servicer, as applicable, will be required, upon request, to consult (on a non-binding basis) with the Loan-Specific Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken in connection with such McDonald’s Global HQ Major Decision in accordance with the PSA; provided that for so long as a MCD Control Appraisal Period is continuing or the McDonald’s Global HQ Whole Loan is an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the McRR Interest, the Loan-Specific Risk Retention Consultation Party will not be entitled to receive any such notice, information and report and will not have such consultation rights.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period).  If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports.  See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan (other than the McDonald’s Global HQ Whole Loan), prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan.  The special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report.  However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter).  Additionally, upon request, such special servicer, other than with respect to (i) the McDonald’s Global HQ Whole Loan prior to an MCD Control Appraisal Period or (ii) an Excluded Loan as to the Pooled Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”), will also be required to consult on a non-binding basis with the Pooled Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.  Additionally, upon request, the master servicer or the special servicer, other than with respect to an Excluded Loan as to the Loan-Specific Risk Retention Consultation Party or the holder of the majority of the McRR Interest, will also be required to consult on a non-binding basis with the Loan-Specific Risk Retention Consultation Party with respect to such Major Decision related to the McDonald’s Global HQ Whole Loan it is processing; provided, that no MCD Control Appraisal Period is continuing.   In the event such special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), McDonald’s Global HQ Whole Loan or Serviced Whole Loan.  With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan.  After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.  The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis.  In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.  Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA.  The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur, with respect to any Mortgage Loan and the McDonald’s Global HQ Whole Loan, when (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Control Termination Event as described above may only occur with respect to the McDonald’s Global HQ Whole Loan if an MCD Control Appraisal Period exists.

A “Consultation Termination Event” will occur, with respect to any Mortgage Loan and the McDonald’s Global HQ Whole Loan, when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of a majority of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor majority holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Consultation Termination Event as described above may only occur with respect to the McDonald’s Global HQ Whole Loan if an MCD Control Appraisal Period exists.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class.  Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

With respect to any Serviced A/B Whole Loan (other than the McDonald’s Global HQ Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement.  However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.  See “Description of the Mortgage Pool—The Whole Loans”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G certificates and the Class G certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor.  During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions.  Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer.  Following any such sale or transfer of Class G certificates, the successor Class G certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder.  The successor Class G certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder.  In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, a Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, a Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and a Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related holder of the

Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, a Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable.  The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement.  In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable.  See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and
“—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.  However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)    does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA.  See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party.  The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party.  The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder.  For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer within the meaning of the Exchange Act.  See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”.  Meanwhile, the operating advisors or equivalent parties under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Companion Loan.  Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, unless both a Control Termination Event and a Control Appraisal Period have occurred and are continuing), the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)    reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or a Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or a Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA.  In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA.  No such consultation will be required prior to a Control Termination Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

The special servicers will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicers.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan, (other than a Servicing Shift Whole Loan), after a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)    the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)       after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, any Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report.  After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 in the prior calendar year and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.  In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA.  Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA.  Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information.  In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action.  It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions.  The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA.  “Eligible Operating Advisor” means an entity:

(i)       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)       that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, a Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)       that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)        that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below.  As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within any Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer.  Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Pooled Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)    any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder, a Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Pooled Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Pooled Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Loan-Specific Certificates, the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Parties, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 69 prior pools of commercial mortgage loans for which Bank of America, National Association (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after October 1, 2011 the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2015 and September 30, 2020 was approximately 39.82%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 19.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to the McDonald’s Global HQ Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such

Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights represented by all certificates that have Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which

DBRS Morningstar, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Pooled Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Certificates entitled to at least 75% of the Pooled Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the RR Interest or McRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest or the McRR Interest, as applicable.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that each Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the RR Interest or McRR Interest, as applicable;

(c)  does not have any liability or duties to the holders of any class of certificates other than the RR Interest or McRR Interest, as applicable;

(d)  may take actions that favor the interests of the holders of one or more classes including the RR Interest or McRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the RR Interest or McRR Interest, as applicable) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan (other than the McDonald’s Global HQ Whole Loan), prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Pooled Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer (other than with respect to the McDonald’s Global HQ Whole Loan prior to an MCD Control Appraisal Period) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to the McDonald’s Global HQ Whole Loan prior to an MCD Control Appraisal Period) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer (other than with respect to the McDonald’s Global HQ Whole Loan prior to an MCD Control Appraisal Period) or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of Pooled Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by DBRS Morningstar as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Pooled Principal Balance Certificates evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates on an aggregate basis. In the event the holders of such Pooled Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Pooled Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  DBRS Morningstar has qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, publicly citing servicing concerns with the master servicer or special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, or withdrawal has not been withdrawn by DBRS Morningstar within 60 days of such event); or

(h)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) the Certificateholders entitled to (a) 25% or more of the Voting Rights in the case of a master servicer, (b) 25% or more of the Voting Rights in the case of a special servicer with respect to the McDonald’s Global HQ Whole Loan or (c) 25% or more of the Pooled Voting Rights in the case of a special servicer (other than with respect to the McDonald’s Global HQ Whole Loan), or (ii) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of (i) Certificateholders entitled to a majority of (a) the Voting Rights in the case of a master servicer, (b) the Voting Rights in the case of a special servicer with respect to the McDonald’s Global HQ Whole Loan or (c) the Pooled Voting Rights in the case of a special servicer (other than with respect to the McDonald’s Global HQ Whole Loan), or, (ii) for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event and subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least (a) 66-2/3% of the Voting Rights in case of the master servicer or in the case of a special servicer with respect to the McDonald’s Global HQ Whole Loan or (b) 66-2/3% of the Pooled Voting Rights in the case of a special servicer (other than with respect to the McDonald’s Global HQ Whole Loan) allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the applicable master servicer or special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a master servicer or special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by a special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer..

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a related Non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking

“agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the RR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Grace Building Pari Passu-A/B Whole Loan”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2020-BNK30 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA; provided, that the Grace Trust 2020-GRCE TSA (pursuant to which the Grace Building Mortgage Loan is serviced) does not contain an exception in the definition of “Appraisal Reduction Event” (or equivalent term) for the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (or other action that is the equivalent of a Payment Accommodation under the PSA) or the related default or delinquency.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans; provided, that the Grace Trust 2020-GRCE TSA (pursuant to which the Grace Building Mortgage Loan is serviced) does not contain an exception in the list of special servicing transfer events for the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (or other action that is the equivalent of a Payment Accommodation under the PSA) or the related default or delinquency.

●	Other than with respect to the Grace Building Mortgage Loan, the requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2020-BNK30 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Coleman Highline Mortgage Loan, the 250 West 57th Street Mortgage Loan, The Arboretum Mortgage Loan and the 1890 Ranch Mortgage Loan

The Coleman Highline Mortgage Loan, the 250 West 57th Street Mortgage Loan, The Arboretum Mortgage Loan and the 1890 Ranch Mortgage Loan will each be serviced pursuant to the BANK 2020-BNK29 PSA.  The servicing terms of the BANK 2020-BNK29 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to each of the Coleman Highline Mortgage Loan, the 250 West 57th Street Mortgage Loan, The Arboretum Mortgage Loan and the 1890 Ranch Mortgage Loan, that is to be calculated at 0.00250% per annum.

●	Upon such Whole Loan becoming a specially serviced loan under the BANK 2020-BNK29 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $5,000.

●	In connection with a workout of such Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of a related Whole Loan or related REO Property. The liquidation fee is subject to a floor, equal to the lesser of $25,000 or 3.0% of such net liquidation proceeds and is not subject to a cap.

Prospective investors are encouraged to review the full provisions of the BANK 2020-BNK29 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Grace Building Mortgage Loan

The Grace Building Mortgage Loan is expected to be serviced pursuant to the Grace Trust 2020-GRCE TSA.  The servicing terms of the Grace Trust 2020-GRCE TSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Grace Trust 2020-GRCE Servicer will earn a servicing fee with respect to the Grace Building Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Grace Building Whole Loan becoming a specially serviced loan under the Grace Trust 2020-GRCE TSA, the Grace Trust 2020-GRCE Special Servicer will earn a special servicing fee payable monthly with respect to the Grace Building Mortgage Loan accruing at a rate equal to 0.15% per annum, until such time as the Grace Building Whole Loan is no longer specially serviced, subject to a cap of $750,000 per calendar year.

●	The Grace Trust 2020-GRCE Servicer will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the Grace Building Whole Loan, subject to a cap of $1,250,000.

●	The Grace Trust 2020-GRCE Special Servicer will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the Grace Building Whole Loan or the related Mortgaged Properties, subject to a cap of $1,250,000.

●	The Grace Trust 2020-GRCE TSA does not require the related Non-Serviced Master Servicer to make the equivalent of compensating interest payments in respect of the Grace Building Whole Loan.

●	The Grace Trust 2020-GRCE Operating Advisor will be entitled to consult with the Grace Trust 2020-GRCE Special Servicer under different circumstances than those under which the BANK 2020-BNK30 operating advisor is entitled to consult with the BANK 2020-BNK30 special servicer. In particular, the Grace Trust 2020-GRCE Operating Advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Credit Risk Retention Rules) issued by the Grace Trust 2020-GRCE securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the Grace Trust 2020-GRCE securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the Grace Trust 2020-GRCE Operating Advisor will at any time be entitled to recommend the termination of the Grace Trust 2020-GRCE Special Servicer if it determines, in its sole discretion exercised in good faith, that (i) such Grace Trust 2020-GRCE Special Servicer is not performing its duties as required under the Grace Trust 2020-GRCE TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the Grace Trust 2020-GRCE Special Servicer would be in the best interest of the certificateholders with respect to the Grace Trust 2020-GRCE securitization as a collective whole. Such recommendation would then be subject to confirmation by the Grace Trust 2020-GRCE securitization certificateholders pursuant to a certificateholder vote.

●	The Grace Trust 2020-GRCE TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the Grace Trust 2020-GRCE TSA.

Prospective investors are encouraged to review the full provisions of the Grace Trust 2020-GRCE TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Grace Building Pari Passu-A/B Whole Loan” in this prospectus.

Servicing of the 711 Fifth Avenue Mortgage Loan

The 711 Fifth Avenue Mortgage Loan is serviced pursuant to the GSMS 2020-GC47 PSA.  The servicing terms of the GSMS 2020-GC47 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the 711 Fifth Avenue Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the related Whole Loan becoming a specially serviced loan under the GSMS 2020 GC47 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.

●	In connection with a workout of the 711 Fifth Avenue Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan. Such workout fee is subject to a floor of $25,000 and a ceiling of $1,000,000 with respect to any particular workout of the 711 Fifth Avenue Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, subject in any case to a minimum liquidation fee of $25,000.

Prospective investors are encouraged to review the full provisions of the GSMS 2020-GC47 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loan

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note (or, with respect to the Miami Design District Mortgage Loan, the securitization of the related Pari Passu Companion Loan evidenced by the promissory note A-1). In particular, with respect to the Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.002500% per annum, 0.25% per annum, 0.50% and 0.50%, respectively (subject to any customary market minimum amounts and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Miami Design District Pari Passu-A/B Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating

Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS Morningstar has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“DBRS Morningstar”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, the McDonald’s Global HQ Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest and McRR Interest) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest and McRR Interest in exchange for the surrender of the RR Interest and McRR Interest, respectively, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest and McRR Interest) (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class B, Class C, Class D and Class E certificates and the Class A-3, Class A-4 and Class A-S Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest and McRR Interest) and (C) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of the date of determination, the other special servicer,

the master servicer servicing the greater principal balance of the Mortgage Loans as of the date of determination, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan is less than 1.0% of the aggregate of the Initial Pool Balance and the principal balance of the McDonald’s Global HQ Trust Subordinate Companion Loan as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after December 2030 and the Coleman Highline mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance). This purchase of all the Mortgage Loans, the McDonald’s Global HQ Trust Subordinate Companion Loan and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest and McRR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the McDonald’s Global HQ Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest or the McRR Interest) or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest or the McRR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest or the McRR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest or McRR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s (or which has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s), “A” by Fitch and, if rated by DBRS Morningstar, “A” by DBRS Morningstar; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS Morningstar, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “R-1(low)” by DBRS Morningstar and (c) each master servicer maintains a rating of at least “A2” by Moody’s, “A” by Fitch and “A” by DBRS Morningstar (provided that nothing in this proviso will impose on any master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS Morningstar, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the

Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of Bank of America, a mortgage loan seller, an originator, a sponsor, the retaining sponsor, the anticipated initial risk retention consultation parties, the current holder of one or more of the McDonald’s Global HQ Companion Loans, the Miami Design District Companion Loans and the Grace Building Companion Loans and an expected holder of a portion of the RR Interest and the McRR Interest, and an affiliate of BofA Securities, Inc., one of the underwriters. In addition, Bank of America is the largest tenant at the Grace Building Mortgaged Property.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, an expected holder of a portion of the RR Interest, the current holder of one or more of the companion loans related to each of the McClellan Park Whole Loan, the Coleman Highline Whole Loan and The Arboretum Whole Loan, is also the master servicer, the certificate administrator and the custodian under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is also (i) the master servicer, certificate administrator and custodian under the BANK 2020-BNK29 PSA, pursuant to which each of the Coleman Highline Whole Loan, the 250 West 57th Street Whole Loan, The Arboretum Whole Loan, and the 1890 Ranch Whole Loan are serviced, (ii) the trustee, certificate administrator and custodian under the Benchmark 2020-B21 PSA, pursuant to which the McClellan Park Whole Loan will be serviced until servicing shifts to the PSA on the Closing Date, (iv) the servicer, certificate administrator and custodian under the Grace Trust 2020-GRCE TSA, pursuant to which the Grace Building Whole Loan is serviced, and (v) the master servicer, certificate administrator and custodian under the GSMS 2020-GC47 PSA, pursuant to which the 711 Fifth Avenue Whole Loan is serviced.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and of Morgan Stanley Bank, an originator, an expected holder of a portion of the RR Interest and the current holder of one or more of the Companion Loans relating to each of the 605 Third Avenue Whole Loan, the 250 West 57th Street, the ExchangeRight Net Leased Portfolio #41 Whole Loan and the Fresh Pond Cambridge Whole Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH (or certain of its affiliates), each a sponsor and a mortgage loan seller, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans contributed to this securitization by MSMCH.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans contributed to this securitization by Bank of America.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans that Bank of America and MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Greystone assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

WTNA, the trustee, is also (i) the trustee under the BANK 2020-BNK29 PSA, pursuant to which each of the Coleman Highline Whole Loan, the 250 West 57th Street Whole Loan, The Arboretum Whole Loan, and the 1890 Ranch Whole Loan are serviced, (ii) the trustee under the Grace Trust 2020-GRCE TSA, pursuant to which the Grace Building Whole Loan is serviced and (iii) the trustee under the under the GSMS 2020-GC47 PSA, pursuant to which the 711 Fifth Avenue Whole Loan is serviced.

Park Bridge, the operating advisor and asset representations reviewer, is also (i) the operating advisor and asset representations reviewer under the GSMS 2020-GC47 PSA, pursuant to which the 711 Fifth Avenue Whole Loan is serviced, and (ii) the operating advisor under the Grace Trust 2020-GRCE TSA, pursuant to which the Grace Building Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Pooled Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Pooled Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Pooled Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicers nor the special servicers will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Pooled Certificates will depend in part on the period of time during which the Class A-1 certificates, the Class A-2 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Pooled Certificates than they were when the Class A-1 certificates, the

Class A-2 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates (other than the Class MCD-X certificates) or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Pooled Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Pooled Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Non-Retained Pooled Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. A Loan-Specific Certificate Realized Loss occurs when the principal balance of the McDonald’s Global HQ Trust Subordinate Companion Loan is reduced without a ratable distribution (based on the allocation of amounts among the Non-Retained Loan-Specific Certificates, on the one hand, and the McRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or the

McDonald’s Global HQ Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Pooled Certificates or Trust Components indicated in the table below as a result of the application of Pooled Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$541,624,000	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	$142,177,000	Class A-S Trust Component and Class B and Class C certificates
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 Certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 Certificates
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Pooled Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 541,624,000	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	$ 142,177,000	Class A-S Trust Component and Class B and Class C certificates
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 Certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 Certificates
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans (and solely with respect to the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Whole Loan). The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans (and solely with respect to the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Whole Loan) is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (and solely with respect to the McDonald’s Global HQ Mortgage Loan, the McDonald’s Global HQ Whole Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-3 and Class A-4 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-3, Class A-4 and Class A-S certificates apply equally to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan;

●	each of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan during that Mortgage Loan’s or the McDonald’s Global HQ Trust Subordinate Companion Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2021;

●	the McDonald’s Global HQ Mortgage Loan (8.6%), amortizes based on the assumed principal payment schedule set forth on Annex A-4; and

●	the Offered Certificates are settled with investors on December 22, 2020.

To the extent that the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan will actually prepay at any constant rate until maturity or that all the Mortgage Loans and or McDonald’s Global HQ Trust Subordinate Companion Loan will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan were to equal any of the specified CPP percentages.

Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	82%	82%	82%	82%	82%
December 2022	64%	64%	64%	64%	64%
December 2023	43%	43%	43%	43%	43%
December 2024	21%	21%	21%	21%	21%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.61	2.61	2.61	2.61	2.60

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.90	4.90	4.89	4.72

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	98%	98%	98%	98%	98%
December 2026	75%	75%	75%	75%	75%
December 2027	52%	52%	52%	52%	52%
December 2028	27%	27%	27%	27%	27%
December 2029	2%	2%	2%	2%	2%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.07	7.07	7.07	7.07	7.07

Percent of the Maximum Initial Certificate Balance ($300,000,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	96%	91%	84%	57%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.60	9.53	9.44	9.36	9.16

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the expected maximum potential initial Certificate

Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be less than or greater than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	NAP	NAP	NAP	NAP	NAP
December 2021	NAP	NAP	NAP	NAP	NAP
December 2022	NAP	NAP	NAP	NAP	NAP
December 2023	NAP	NAP	NAP	NAP	NAP
December 2024	NAP	NAP	NAP	NAP	NAP
December 2025	NAP	NAP	NAP	NAP	NAP
December 2026	NAP	NAP	NAP	NAP	NAP
December 2027	NAP	NAP	NAP	NAP	NAP
December 2028	NAP	NAP	NAP	NAP	NAP
December 2029	NAP	NAP	NAP	NAP	NAP
December 2030 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the expected minimum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($469,260,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	98%	94%	90%	73%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.73	9.68	9.62	9.53	9.27

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the expected maximum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($169,260,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.95	9.92	9.83	9.48

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the expected minimum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be greater than or less than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.92	9.51

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.65

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.98	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Tables indicating the approximate pre-tax yield to maturity on the Exchangeable Certificates will be presented in the final prospectus.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPP)

of Class A-3 certificates (excluding accrued interest))
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]%	[_]%	[_]%	[_]%	[_]%	[_]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “McDonald’s Global HQ Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The McDonald’s Global HQ Trust Subordinate Companion Loan REMIC will hold the McDonald’s Global HQ Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class MCD-D, Class MCD-X, Class MCD-E, Class MCD-F and Class MCD-G certificates, the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components (the “Exchangeable Trust Components”) and the RR Interest and the McRR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the entitlement to the Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4 of the Treasury Regulations (the “Grantor Trust”), and the holders of the RR Interest, the Class V certificates and the Exchangeable Certificates will be treated as the owners of such assets under section 671 of the Code (with the Exchangeable Certificates representing beneficial ownership of one or more of the Exchangeable Trust Components).

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, as applicable, either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the McDonald’s Global HQ Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount, or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 15 Mortgaged Properties (5.8%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest (s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a

Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] Certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] Certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificates) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue

Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all taxable premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the McDonald’s Global HQ Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans and the McDonald’s Global HQ Trust Subordinate Companion Loan will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an RR Interest or an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within

3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the McDonald’s Global HQ Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the appropriate certifications, including the correct taxpayer identification number; in the case of the Regular Interests, is a Non U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee. The IRS’s Form 1066 has an accompanying Schedule Q, “Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation”. Treasury regulations require that Schedule Q be furnished by each Trust REMIC to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which such Trust REMIC is in existence.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the RR Interest, the Class V certificates and the

Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to each holder of a Class R Certificate, furnished annually, if applicable, to holders of Regular Interests, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those Regular Interestholders. Furthermore, under those regulations, information must be furnished quarterly to each holder of a Class R Certificate, furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
BofA Securities, Inc.	$	$	$	$
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC	[__]	[__]	[__]	[__]
Academy Securities, Inc.	[__]	[__]	[__]	[__]
Drexel Hamilton, LLC	[__]	[__]	[__]	[__]
Total	$	$	$	$

Underwriter	Class A-3-1	Class A-3-2	Class A-3-X1	Class A-3-X2
BofA Securities, Inc.	$	$	$	$
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC	[__]	[__]	[__]	[__]
Academy Securities, Inc.	[__]	[__]	[__]	[__]
Drexel Hamilton, LLC	[__]	[__]	[__]	[__]
Total	$	$	$	$

Underwriter	Class A-4	Class A-4-1	Class A-4-2	Class A-4-X1
BofA Securities, Inc.	$	$	$	$
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC	[__]	[__]
Academy Securities, Inc.	[__]	[__]
Drexel Hamilton, LLC	[__]	[__]
Total	$	$	$	$

Underwriter	Class A-4-X2	Class X-A	Class X-B	Class A-S
BofA Securities, Inc.	$	$	$	$
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC	[__]	[__]
Academy Securities, Inc.	[__]	[__]
Drexel Hamilton, LLC	[__]	[__]
Total	$	$	$	$

Underwriter	Class A-S-1	Class A-S-2	Class A-S-X1	Class A-S-X2
BofA Securities, Inc.	$	$	$	$
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC	[__]	[__]
Academy Securities, Inc.	[__]	[__]
Drexel Hamilton, LLC	[__]	[__]
Total	$	$	$	$

Underwriter	Class B	Class C
BofA Securities, Inc.	$	$
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC	[__]	[__]
Academy Securities, Inc.	[__]	[__]
Drexel Hamilton, LLC	[__]	[__]
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2020, before deducting expenses payable by the depositor (estimated at approximately $[_], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a mortgage loan seller, an originator, a sponsor, the retaining sponsor, the anticipated initial risk retention consultation parties, and an expected holder of a portion of the RR Interest and the McRR Interest, and is an affiliate of Banc of America Merrill Lynch Commercial Mortgage Inc., the depositor. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and an expected holder of a portion of the RR Interest, and is also the master servicer, the certificate administrator and the custodian. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator, and an expected holder of a portion of the RR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the Mortgage Loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering and affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of BofA Securities, Inc., of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH; and

(3)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America.

As a result of the circumstances described above, each of BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, Attention: President, or by telephone at (646) 855-3953.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-228375) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates.

Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Prospective investors should note that the borrower under the Walgreens Portfolio Mortgage Loan is a wholly-owned subsidiary of Upstream Life Insurance Company (“Upstream”).  Persons who have an ongoing relationship with Upstream should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to a predecessor of BofA Securities, Inc., Prohibited Transaction Exemption (“PTE”) 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996) and to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401I of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2053. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on final feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

@%(#)	190
17g-5 Information Provider	435
1986 Act	639
1996 Act	614
30/360 Basis	481
401(c) Regulations	661
605 Third Avenue Control Appraisal Event	277
605 Third Avenue Controlling Holder	277
605 Third Avenue Intercreditor Agreement	272
605 Third Avenue Note A	271
605 Third Avenue Note A-1	271
605 Third Avenue Note B	271
605 Third Avenue Note B-1	271
605 Third Avenue Pari Passu Companion Loans	271
605 Third Avenue Subordinate Companion Loan	271
605 Third Avenue Supplemental Appraisal	278
605 Third Avenue Threshold Event Collateral	278
605 Third Avenue Triggering Event of Default	276
605 Third Avenue Whole Loan	271
AB Modified Loan	496
Accelerated Mezzanine Loan Lender	427
Acceptable Insurance Default	501
Acting General Counsel’s Letter	169
Actual/360 Basis	238
Actual/360 Loans	466
ADA	616
Additional Exclusions	501
Administrative Cost Rate	401
ADR	181
Advances	460
Affirmative Asset Review Vote	553
Aggregate Principal Distribution Amount	405
Allocated Appraisal Reduction Amount	492
Allocated Collateral Deficiency Amount	497
Allocated Cumulative Appraisal Reduction Amount	492
Annual Debt Service	181
Anticipated Repayment Date	238
Appraisal Institute	316
Appraisal Reduction Amount	491
Appraisal Reduction Event	490
Appraised Value	182
Appraised-Out Class	498
ARD Loan	238
Assessment of Compliance	590
Asset Representations Reviewer Asset Review Fee	488
Asset Representations Reviewer Fee	488
Asset Representations Reviewer Fee Rate	488
Asset Representations Reviewer Termination Event	559
Asset Representations Reviewer Upfront Fee	488
Asset Review	555
Asset Review Notice	554
Asset Review Quorum	554
Asset Review Report	557
Asset Review Report Summary	557
Asset Review Standard	556
Asset Review Trigger	552
Asset Review Vote Election	553
Asset Status Report	516
Assumed Final Distribution Date	416
Assumed Scheduled Payment	406
ASTM	216
Attestation Report	591
Balloon Balance	183
Balloon or ARD LTV Ratio	187
Balloon or ARD Payment	188
BAMLCM	354
BANA Qualification Criteria	350
BANK 2020-BNK29 PSA	259
Bank of America	340
Bank of America Data File	349
Bank of America Guidelines	341
Bank of America Securitization Database	348
Bankruptcy Code	605
Base Interest Fraction	415
Beds	196
BNK30 Grace Building Note	300
Borrower Party	427
Borrower Party Affiliate	427
Breach Notice	447

C(WUMP)O	21
CARES Act	178
Cash Flow Analysis	183
CERCLA	613
Certificate Administrator/Trustee Fee	487
Certificate Administrator/Trustee Fee Rate	487
Certificate Balance	389
Certificate Owners	438
Certificateholder	429
Certificateholder Quorum	563
Certificateholder Repurchase Request	575
Certifying Certificateholder	441
Class A Certificates	388
Class A-3 Exchangeable Certificates	389, 403
Class A-4 Exchangeable Certificates	389, 403
Class A-S Exchangeable Certificates	389, 403
Class A-SB Planned Principal Balance	407
Class Percentage Interest	402
Class X Certificates	388
Clearstream	437
Clearstream Participants	439
Closing Date	180, 313
CMBS	173
Code	173
Collateral Deficiency Amount	496
Collection Account	465
Collection Period	394
Communication Request	441
Companion Distribution Account	465
Companion Holder	259
Companion Holders	259
Companion Loans	178
Compensating Interest Payment	417
Constant Prepayment Rate	625
Consultation Termination Event	539
Control Appraisal Period	259
Control Eligible Certificates	529
Control Note	259
Control Termination Event	538
Controlling Class	529
Controlling Class Certificateholder	529
Controlling Holder	259
Corrected Loan	516
Corresponding Trust Components	402
COVID Forbearance Fees	491
COVID-19	71
CPP	626
CPR	625
CPY	626
CRE Loans	322, 337
CRECs	219
Credit Risk Retention Rules	384
CREFC®	424
CREFC® Intellectual Property Royalty License Fee	489
CREFC® Intellectual Property Royalty License Fee Rate	489
CREFC® Reports	424
Cross-Collateralized Mortgage Loan Repurchase Criteria	450
Cross-Over Date	398
CRR	150
Cumulative Appraisal Reduction Amount	496, 497
Cure/Contest Period	556
Custodian	367
Cut-off Date	178
Cut-off Date Balance	184
Cut-off Date Loan-to-Value Ratio	185
Cut-off Date LTV Ratio	185
CVS Property	229
DBRS Morningstar	589
Debt Service Coverage Ratio	186
DEF(#)	190
DEF/@(#)	190
DEF/YM(#)	190
DEF/YM@%(#)	190
Defaulted Loan	523
Defeasance Deposit	243
Defeasance Loans	243
Defeasance Lock-Out Period	243
Defeasance Option	243
Definitive Certificate	437
Delegated Directive	19
Delinquent Loan	553
Demand Entities	338, 354
Depositories	438
Determination Date	391
Dignity Property	229
Diligence File	444
Directing Certificateholder	527
Disclosable Special Servicer Fees	486
Discount Rate	415
Dispute Resolution Consultation	578
Dispute Resolution Cut-off Date	577
Distribution Accounts	466
Distribution Date	391
Distribution Date Statement	424
Dodd-Frank Act	176

DOL	658
DSCR	186
DTC	437
DTC Participants	438
DTC Rules	439
Due Date	237, 395
DY Cure Event	247
EDGAR	656
EEA	18
Effective Gross Income	183
Eligible Asset Representations Reviewer	557
Eligible Operating Advisor	547
Enforcing Party	575
Enforcing Servicer	575
ESA	216
EU	19
EU Institutional Investors	150
EU Risk Retention and Due Diligence Requirements	150
EU Securitization Regulation	150
Euroclear	437
Euroclear Operator	440
Euroclear Participants	439
Excess Interest	238, 390
Excess Interest Distribution Account	466
Excess Modification Fee Amount	482
Excess Modification Fees	480
Exchange Act	313
Exchangeable Certificates	389
Exchangeable IO Certificates	389
Exchangeable IO Trust Component	401
Exchangeable P&I Trust Component	401
Exchangeable Trust Components	637
Excluded Controlling Class Holder	426
Excluded Controlling Class Loan	428
Excluded Information	428
Excluded Loan	428
Excluded Plan	660
Excluded Special Servicer	563
Excluded Special Servicer Loan	563
Exemption	658
Exemption Rating Agency	659
FATCA	650
FDIA	168
FDIC	168
FIEL	23
Final Asset Status Report	544
Final Dispute Resolution Election Notice	578
Financial Promotion Order	20
FINRA	655
FIRREA	169
Fitch	589
FPO Persons	20
FSMA	19
Garn Act	615
GLA	187
Government Securities	240
Government-Sponsored Relief Modification	504
Grace	301
Grace Building A Notes	300
Grace Building Acceptable Insurance Default	310
Grace Building B Notes	300
Grace Building Borrower	301
Grace Building Co-Lender Agreement	301
Grace Building Companion Loans	300
Grace Building Controlling Noteholder	309
Grace Building Directing Holder	309
Grace Building Lead Securitization	303
Grace Building Lead Securitization Date	302
Grace Building Major Decision	311
Grace Building Mortgage Loan Principal Balance	304
Grace Building Net Note Interest Rate	303
Grace Building Non-Controlling Noteholder	311
Grace Building Non-Controlling Notes	311
Grace Building Non-Standalone Securitization Notes	302
Grace Building Note A Holders	302
Grace Building Note B Holders	302
Grace Building Notes	300
Grace Building Pari Passu Companion Loans	300
Grace Building Penalty Charges	305
Grace Building Prepayment Charge	304
Grace Building Standalone Securitization Note Holders	302
Grace Building Standalone Securitization Notes	302
Grace Building Subordinate Companion Loans	300
Grace Building Triggering Event of Default	301
Grace Building Whole Loan	300

Grace Trust 2020-GRCE B Notes	301
Grace Trust 2020-GRCE Certificate Administrator	301
Grace Trust 2020-GRCE Notes	301
Grace Trust 2020-GRCE Operating Advisor	301
Grace Trust 2020-GRCE Servicer	301
Grace Trust 2020-GRCE Special Servicer	301
Grace Trust 2020-GRCE Trustee	301
Grace Trust 2020-GRCE TSA	260, 301
Grantor Trust	391, 637
GSMS 2020-GC47	260
HSTP ACT	90
ICAP	183, 235
IDOT	121
Indirect Participants	438
Initial Pool Balance	178
Initial Rate	238
Initial Requesting Certificateholder	575
Initial Subordinate Companion Loan Holder	528
In-Place Cash Management	187
Institutional Investor	22
Insurance and Condemnation Proceeds	465
Intercreditor Agreement	259
Interest Accrual Amount	405
Interest Accrual Period	405
Interest Distribution Amount	404
Interest Reserve Account	466
Interest Shortfall	405
Interested Person	525
Investor Certification	428
IRS	171
Japanese Affected Investors	151
Japanese Retention Requirement	23, 151
JFSA	23, 151
JRR Rule	23, 151
LDEQ	219
Liquidation Fee	483
Liquidation Fee Rate	483
Liquidation Proceeds	465
LO(#)	190
Loan Per Unit	187
Loan-Specific Aggregate Excess Prepayment Interest Shortfall	419
Loan-Specific Certificate Realized Loss	421
Loan-Specific Certificateholder	429
loan-specific certificates	3
Loan-Specific Certificates	179, 389
Loan-Specific Directing Certificateholder	528
Loan-Specific Initial Purchasers	426
Loan-Specific Principal Balance Certificates	389
Loan-Specific Retained Certificate Realized Loss	421
Loan-Specific Risk Retention Consultation Party	427
Lock-out Period	240
Loss of Value Payment	451
Lower-Tier Regular Interests	637
Lower-Tier REMIC	391, 636
LTV Ratio	184
LTV Ratio at Maturity or Anticipated Repayment Date	187
LTV Ratio at Maturity or ARD	187
MAI	453
Major Decision	531
MAS	21
Master Servicer	369
Master Servicer Decision	504
Master Servicer Proposed Course of Action Notice	576
Material Defect	447
Maturity Date Balloon or ARD Payment	188
MCD Aggregate Available Funds	393
MCD Control Appraisal Period	293
MCD Control Eligible Certificates	530
MCD Controlling Class	529
MCD Controlling Class Certificateholder	529
MCD Controlling Class Representative	529
MCD Directing Holder	528
McDonald’s Global HQ Controlling Noteholder	297
McDonald’s Global HQ Intercreditor Agreement	292
McDonald’s Global HQ Major Decision	299
McDonald’s Global HQ Pari Passu Companion Loan	292
McDonald’s Global HQ Trust Subordinate Companion Loan	178
McDonald’s Global HQ Trust Subordinate Companion Loan REMIC	390, 636
McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Distribution Account	466

McDonald’s Global HQ Trust Subordinate Companion Loan REMIC Regular Interests	636
McDonald’s Global HQ Whole Loan	292
McRR Interest	388
MDD Appraised-Out Holder	282
Miami Design District Control Appraisal Period	281
Miami Design District Controlling Noteholder	286
Miami Design District Intercreditor Agreement	281
Miami Design District Major Decision	288
Miami Design District Master Servicer	287
Miami Design District Non-Controlling Note Holder	288
Miami Design District Pari Passu Companion Loans	280
Miami Design District PSA	282
Miami Design District Sequential Pay Event	282
Miami Design District Subordinate Companion Loan	280
Miami Design District Threshold Event Collateral	282
Miami Design District Whole Loan	281
MIFID II	18
MLPA	442
Modification Fees	480
Moody’s	370, 557, 589
Morgan Stanley Bank	326
Morgan Stanley Group	326
Morgan Stanley Origination Entity	328
Mortgage	179
Mortgage File	442
Mortgage Loans	178
Mortgage Note	179
Mortgage Pool	178
Mortgage Rate	401
Mortgaged Property	179
MSMCH	326
MSMCH Data File	335
MSMCH Mortgage Loans	326
MSMCH Qualification Criteria	337
MSMCH Securitization Database	335
National Cooperative Bank, N.A. Data Tape	362
National Cooperative Bank, N.A. Deal Team	361
National Cooperative Bank, N.A. Mortgage Loans	356
Natixis	368
Net Mortgage Rate	400
Net Operating Income	189
NFA	218, 655
NFIP	109
NI 33-105	24
NOI Date	189
Nomura	368
Non-Control Note	260
Non-Controlling Holder	260
Non-Controlling Note Holder	298
Nonrecoverable Advance	461
Non-Retained Loan-Specific Certificates	389
Non-Retained Percentage	386
Non-Retained Pooled Certificates	389
Non-Serviced Certificate Administrator	260
Non-Serviced Companion Loan	57, 260
Non-Serviced Companion Loans	57
Non-Serviced Custodian	260
Non-Serviced Directing Certificateholder	260
Non-Serviced Master Servicer	260
Non-Serviced Mortgage Loan	57, 260
Non-Serviced Pari Passu Companion Loan	260
Non-Serviced Pari Passu Whole Loan	260
Non-Serviced Pari Passu-A/B Whole Loan	260
Non-Serviced PSA	261
Non-Serviced Securitization Trust	261
Non-Serviced Special Servicer	261
Non-Serviced Trustee	261
Non-Serviced Whole Loan	57, 261
Non-Specially Serviced Loan	534
Non-U.S. Person	650
Notional Amount	390
NRA	189
NRSRO	426
NRSRO Certification	429
O(#)	190
OCC	313, 340
Occupancy Date	189
Occupancy Rate	189
OEPA	217
Offered Certificates	389
OID	639
OID Regulations	641
OLA	169
Operating Advisor Consulting Fee	487
Operating Advisor Expenses	488

Operating Advisor Fee	487
Operating Advisor Fee Rate	487
Operating Advisor Standard	545
Operating Advisor Termination Event	549
Operating Advisor Upfront Fee	487
Other Master Servicer	261
Other PSA	261
Other Special Servicer	261
P&I	375
P&I Advance	459
P&I Advance Date	459
PACE	130, 255
Pads	196
Par Purchase Price	523
Pari Passu Companion Loans	178
Park Bridge Financial	383
Park Bridge Lender Services	383
Participants	437
Parties in Interest	657
Pass-Through Rate	398
Patriot Act	617
Payment Accommodation	490
PCIS Persons	20
Percentage Interest	391
Periodic Payments	392
Permitted Investments	391, 467
Permitted Special Servicer/Affiliate Fees	486
PIPs	219
PL	317
Plan Fiduciary	660
Plans	657
PML	317
Pooled Aggregate Available Funds	392
Pooled Aggregate Excess Prepayment Interest Shortfall	419
Pooled Aggregate Gain-on-Sale Entitlement Amount	394
Pooled Available Funds	394
Pooled Certificateholder	429
pooled certificates	3
Pooled Certificates	389
Pooled Excess Prepayment Interest Shortfall	419
Pooled Gain-on-Sale Remittance Amount	394
Pooled Gain-on-Sale Reserve Account	467
Pooled Principal Balance Certificates	389
Pooled Realized Loss	420
Pooled Regular Certificates	389
Pooled Retained Certificate Available Funds	386
Pooled Retained Certificate Gain-on-Sale Remittance Amount	386
Pooled Retained Certificate Gain-on-Sale Reserve Account	467
Pooled Retained Certificate Interest Distribution Amount	386
Pooled Retained Certificate Principal Distribution Amount	387
Pooled Retained Certificate Realized Loss	387
Pooled Risk Retention Consultation Party	427
Pooled Voting Rights	436
PRC	20
Preliminary Dispute Resolution Election Notice	577
Prepayment Assumption	642
Prepayment Interest Excess	417
Prepayment Interest Shortfall	417
Prepayment Premium	416
Prepayment Provisions	189
PRIIPS Regulation	18
Primary Collateral	451
Prime Rate	464
Principal Balance Certificates	389
Principal Distribution Amount	406
Principal Shortfall	407
Privileged Information	548
Privileged Information Exception	548
Privileged Person	426
Professional Investors	21
Prohibited Prepayment	418
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	576
Proposed Course of Action Notice	576
Prospectus Regulation	18
PSA	388
PSA Party Repurchase Request	575
PTCE	661
PTE	658
Purchase Price	451
Qualification Criteria	321
Qualified Investor	18
Qualified Replacement Special Servicer	564
Qualified Substitute Mortgage Loan	452
Qualifying CRE Loan Percentage	387
RAC No-Response Scenario	588

Rated Final Distribution Date	417
Rating Agencies	589
Rating Agency Confirmation	589
REA	86
Realized Loss	421
REC	216
Received Classes	401
Record Date	391
Registration Statement	656
Regular Interestholder	641
Regular Interests	637
Regulation AB	591
Reimbursement Rate	464
Related Proceeds	462
Release Amount	246
Release Date	243
Release Parcel	245
Relevant Investor	22
Relevant Persons	20
Relief Act	616
Remaining Term to Maturity or ARD	191
REMIC	636
REMIC Regulations	636
REO Account	467
REO Loan	409
REO Property	516
Repurchase Request	575
Requesting Certificateholder	578
Requesting Holders	498
Requesting Investor	441
Requesting Party	588
Required Credit Risk Retention Percentage	388
Requirements	617
Residual Certificates	388
Resolution Failure	576
Resolved	576
Restricted Group	659
Restricted Party	548
Retaining Parties	384
Retaining Sponsor	384
Review Materials	554
Revised Rate	238
RevPAR	191
Risk Retention Allocation Percentage	387
Risk Retention Consultation Party	427
RMBS	368
Rooms	196
RR Interest	388
Rule 15Ga-1 Reporting Period	322
Rule 17g-5	430
Scheduled Principal Distribution Amount	406
SEC	313
Securities Act	590
Securitization Accounts	388, 467
SEL	317
Senior Certificates	388
Sequential Pay Event	293
Serviced A/B Whole Loan	261
Serviced Companion Loan	57, 261
Serviced Companion Loans	57
Serviced Mortgage Loan	57
Serviced Mortgage Loans	455
Serviced Pari Passu Companion Loan	261
Serviced Pari Passu Companion Loan Securities	567
Serviced Pari Passu Mortgage Loan	261
Serviced Pari Passu Whole Loan	261
Serviced Subordinate Companion Loan	262
Serviced Whole Loan	57, 262
Servicer Termination Event	566
Servicing Advances	460
Servicing Fee	478
Servicing Fee Rate	478
Servicing Shift Master Servicer	57
Servicing Shift Mortgage Loan	57, 262
Servicing Shift Pooling and Servicing Agreement	57
Servicing Shift PSA	262
Servicing Shift Securitization Date	57, 262
Servicing Shift Special Servicer	57
Servicing Shift Whole Loan	57, 262
Servicing Standard	457
SF	191
SFA	21
SFO	21
Similar Law	657
SIPC	655
SMMEA	661
Special Servicing Fee	481
Special Servicing Fee Rate	481
Specially Serviced Loans	513
Sq. Ft.	191
Square Feet	191
Startup Day	637
Stated Principal Balance	407
Structured Product	21
Structuring Assumptions	626
Subject Loan	488
Subordinate Certificates	388

Subordinate Companion Loan	262
Subordinate Companion Loans	178
Subordinate Control Period	311
Subordinate LOC	199
Sub-Servicing Agreement	458
Surrendered Classes	401
T-12	191
Term to Maturity	191
Termination Purchase Amount	592
Terms and Conditions	440
Tests	555
Threshold Event Collateral	293
Title V	616
Total Operating Expenses	184
Tractor Supply Properties	229
Transaction Parties	660
Transition Period	19
TRIPRA	110
Trust	364
Trust Components	401
Trust REMICs	391, 636
TTM	191
U.S. Person	650
U/W DSCR	186
U/W Expenses	191
U/W NCF	191
U/W NCF Debt Yield	194
U/W NCF DSCR	186, 194
U/W NOI	195
U/W NOI Debt Yield	196
U/W NOI DSCR	195
U/W Revenues	196
UCC	600
UK	18
Uncovered Amount	470
Underwriter Entities	138
Underwriting Agreement	653
Underwritten Debt Service Coverage Ratio	186
Underwritten Expenses	191
Underwritten NCF	191
Underwritten NCF Debt Yield	194
Underwritten Net Cash Flow	191
Underwritten Net Cash Flow Debt Service Coverage Ratio	194
Underwritten Net Operating Income	195
Underwritten Net Operating Income Debt Service Coverage Ratio	195
Underwritten NOI	195
Underwritten NOI Debt Yield	196
Underwritten Revenues	196
Units	196
Unscheduled Principal Distribution Amount	406
Unsolicited Information	555
UPB	375
Upper-Tier REMIC	391, 636
VAP	217
Volcker Rule	176
Voting Rights	436
WAC Rate	400
Wachovia Bank	313
Walgreens Properties	229
Walmart Properties	229
Weighted Average Mortgage Rate	196
Weighted Averages	197
Wells Fargo Bank	313, 369
Wells Fargo Bank Data Tape	320
Wells Fargo Bank Deal Team	320
Whole Loan	178
Withheld Amounts	466
Workout Fee	482
Workout Fee Rate	482
Workout-Delayed Reimbursement Amount	464
WTNA	365
Yield Maintenance Charge	416
YM(#)	190
YM@(#)	190

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/ Pads	Loan Purpose	Sponsor
Loan	5,9	1	605 Third Avenue	9.8%	MSBNA	MSMCH	$80,000,000	$80,000,000	$80,000,000	$224.77	Refinance	RP 605 Acquisition; FB 605 Equity LLC, FB 605 Corp.; Hadwin LLC
Loan	5,7,8,11	2	McClellan Park	9.2%	WFB	WFB	$75,000,000	$75,000,000	$75,000,000	$51.69	Refinance	McClellan Business Park, LLC
Loan	5	3	Miami Design District	9.2%	BANA	BANA	$75,000,000	$75,000,000	$75,000,000	$804.68	Refinance	Miami Design District Associates, LLC
Loan	5,12	4	McDonald’s Global HQ	8.6%	BANA	BANA	$70,000,000	$69,698,070	$28,817,845	$294.37	Acquisition	Normandy Properties
Loan	5,7,10,13	5	Coleman Highline	7.5%	WFB	WFB	$60,700,000	$60,700,000	$60,700,000	$469.61	Acquisition	BREIT Operating Partnership, L.P.
Loan	5,9	6	Grace Building	7.4%	BANA	BANA	$60,000,000	$60,000,000	$60,000,000	$567.13	Refinance	Brookfield Office Properties Inc.
Loan	5,10	7	250 West 57th Street	6.8%	MSBNA	MSMCH	$55,000,000	$55,000,000	$55,000,000	$331.04	Recapitalization	Empire State Realty OP, L.P.
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	4.9%	MSBNA	MSMCH	$40,000,000	$40,000,000	$40,000,000	$199.70	Acquisition	ExchangeRight Real Estate, LLC
Property		8.01	Dignity Health - Glendale, AZ	0.7%	MSBNA	MSMCH	$5,640,836	$5,640,836	$5,640,836
Property		8.02	Walmart Neighborhood Market - Mobile, AL	0.6%	MSBNA	MSMCH	$4,808,581	$4,808,581	$4,808,581
Property		8.03	Walmart Neighborhood Market - Forest, VA	0.6%	MSBNA	MSMCH	$4,697,614	$4,697,614	$4,697,614
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ	0.5%	MSBNA	MSMCH	$3,865,360	$3,865,360	$3,865,360
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA	0.4%	MSBNA	MSMCH	$3,255,040	$3,255,040	$3,255,040
Property		8.06	Natural Grocers - Little Rock, AR	0.3%	MSBNA	MSMCH	$2,361,753	$2,361,753	$2,361,753
Property		8.07	Walgreens - Columbus, OH	0.3%	MSBNA	MSMCH	$2,089,883	$2,089,883	$2,089,883
Property		8.08	CVS Pharmacy - Schaumburg, IL	0.2%	MSBNA	MSMCH	$1,923,433	$1,923,433	$1,923,433
Property		8.09	Hobby Lobby - Odessa, TX	0.2%	MSBNA	MSMCH	$1,886,443	$1,886,443	$1,886,443
Property		8.10	Tractor Supply - Toughkenamon, PA	0.2%	MSBNA	MSMCH	$1,849,455	$1,849,455	$1,849,455
Property		8.11	Walgreens - Harker Heights, TX	0.2%	MSBNA	MSMCH	$1,849,455	$1,849,455	$1,849,455
Property		8.12	Fresenius Medical Care - Hephzibah, GA	0.2%	MSBNA	MSMCH	$1,327,908	$1,327,908	$1,327,908
Property		8.13	Tractor Supply - Alexandria, LA	0.2%	MSBNA	MSMCH	$1,272,425	$1,272,425	$1,272,425
Property		8.14	Dollar Tree - Brown Deer, WI	0.1%	MSBNA	MSMCH	$739,782	$739,782	$739,782
Property		8.15	Dollar General - Odessa, TX	0.1%	MSBNA	MSMCH	$693,545	$693,545	$693,545
Property		8.16	Dollar General - New Castle, PA	0.1%	MSBNA	MSMCH	$591,826	$591,826	$591,826
Property		8.17	Dollar General - Evansville, IN	0.1%	MSBNA	MSMCH	$573,331	$573,331	$573,331
Property		8.18	Dollar General - Harlingen, TX	0.1%	MSBNA	MSMCH	$573,331	$573,331	$573,331
Loan	5,8	9	Fresh Pond Cambridge	3.7%	MSBNA	MSMCH	$30,000,000	$30,000,000	$30,000,000	$220.53	Refinance	Nishan Atinizian; Kevork D. Atinizian
Loan	15	10	York Marketplace	3.6%	WFB	WFB	$29,500,000	$29,500,000	$29,500,000	$96.17	Acquisition	Robert V. Gothier, Jr.; Mark X. DiSanto
Loan	5,7,9,16,17	11	The Arboretum	3.1%	WFB	WFB	$25,000,000	$24,921,564	$19,443,414	$179.32	Refinance	AAC Consolidated Properties, LLC; Riprand Count Arco
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	2.8%	WFB	WFB	$23,175,000	$23,175,000	$19,944,032	$134,738.37	Acquisition	Hok Kit Lou; Ching Sau Cheung
Loan	6,7	13	Walgreens Portfolio	2.6%	MSBNA	MSMCH	$21,500,000	$21,500,000	$16,849,189	$304.11	Acquisition	Upstream Holdings, Inc.
Property		13.01	Walgreens - Metairie, LA	0.7%	MSBNA	MSMCH	$5,331,453	$5,331,453	$4,178,170
Property		13.02	Walgreens - Gretna, LA	0.6%	MSBNA	MSMCH	$4,839,988	$4,839,988	$3,793,017
Property		13.03	Walgreens - Denham Springs, LA	0.5%	MSBNA	MSMCH	$4,043,693	$4,043,693	$3,168,974
Property		13.04	Walgreens - Lansing, MI	0.5%	MSBNA	MSMCH	$3,881,944	$3,881,944	$3,042,214
Property		13.05	Walgreens - Ruston, LA	0.4%	MSBNA	MSMCH	$3,402,922	$3,402,922	$2,666,813
Loan	5,7,19	14	1890 Ranch	2.5%	MSBNA	MSMCH	$20,610,000	$20,610,000	$17,504,812	$114.61	Acquisition	Endeavor Real Estate Group
Loan		15	Town Center Jeffersonville	2.4%	WFB	WFB	$19,600,000	$19,600,000	$15,209,709	$106.39	Refinance	John E. Young
Loan	8	16	80 Grand - CA	2.4%	WFB	WFB	$19,500,000	$19,500,000	$17,591,191	$441.63	Refinance	Willis K. Polite, Jr. Dennis P. Fisco; Mark Bauman Polite; Trent R. Isgrig; Brian Johnson
Loan	5,9,10,20	17	711 Fifth Avenue	1.8%	BANA	BANA	$15,000,000	$15,000,000	$15,000,000	$1,602.83	Refinance	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund
Loan		18	ClimaStor 5	1.2%	WFB	WFB	$9,600,000	$9,600,000	$7,563,686	$64.94	Refinance	James H. Jenkins III; Michael S. Bond
Loan		19	Comfort Suites – Moab, UT	1.2%	BANA	BANA	$9,700,000	$9,554,195	$7,774,757	$101,640.38	Acquisition	Horne Management Group
Loan	9	20	Oakwood Village	0.9%	WFB	WFB	$7,600,000	$7,600,000	$5,993,652	$62.98	Refinance	Peter W. Doerken
Loan		21	Bay Terrace Cooperative Section XII, Inc.	0.9%	NCCB	NCB	$7,500,000	$7,492,280	$6,457,789	$60,912.84	Refinance	N/A
Loan		22	Barocrest Apartments Owners Corp.	0.7%	NCB	NCB	$6,000,000	$6,000,000	$6,000,000	$92,307.69	Refinance	N/A
Loan	6	23	CVS Montgomery & Douglas Portfolio	0.7%	WFB	WFB	$5,320,000	$5,305,338	$4,382,516	$232.18	Refinance	Desiree Sipin-Silo
Property		23.01	CVS Montgomery	0.3%	WFB	WFB	$2,812,874	$2,805,122	$2,317,193
Property		23.02	CVS Douglas	0.3%	WFB	WFB	$2,507,126	$2,500,216	$2,065,323
Loan		24	Kroger Distribution Center	0.6%	WFB	WFB	$5,244,000	$5,244,000	$5,244,000	$23.31	Acquisition	John A. Garraty; Trombone LLC
Loan		25	Cardiff Reef	0.6%	BANA	BANA	$4,725,000	$4,725,000	$4,725,000	$308.82	Refinance	Lawrence Douglas Cohen
Loan		26	541 Bronx River Road	0.6%	MSBNA	MSMCH	$4,500,000	$4,500,000	$4,500,000	$64,285.71	Refinance	Michael E. Laub
Loan		27	645 Owners Corp.	0.6%	NCB	NCB	$4,500,000	$4,492,513	$3,475,489	$69,115.59	Refinance	N/A
Loan		28	Glen Manor Apartments Corp.	0.4%	NCCB	NCB	$3,500,000	$3,500,000	$2,707,668	$51,470.59	Refinance	N/A
Loan		29	Extra Space Storage-San Jacinto	0.4%	WFB	WFB	$3,200,000	$3,194,834	$2,488,040	$26.72	Refinance	Daryl K. McLaughlin; Evelyn Louise McLaughlin
Loan		30	277 Bronx River Road Owners, Inc.	0.4%	NCCB	NCB	$3,000,000	$2,996,956	$2,588,329	$35,258.31	Refinance	N/A
Loan		31	P.M.A. Corporation	0.4%	NCCB	NCB	$3,000,000	$2,991,207	$1,774,567	$39,357.98	Refinance	N/A
Loan		32	14 Soundview Owners Corp.	0.3%	NCCB	NCB	$2,700,000	$2,700,000	$1,889,552	$45,762.71	Refinance	N/A
Loan		33	Roseville North Highlands Self Storage	0.3%	BANA	BANA	$2,650,000	$2,650,000	$2,650,000	$47.20	Refinance	Philip Ramser Sr.; Philip Ramser Jr.
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	0.3%	NCCB	NCB	$2,500,000	$2,500,000	$2,500,000	$166,666.67	Refinance	N/A
Loan		35	11 Bronx River Road Owners, Inc.	0.3%	NCCB	NCB	$2,300,000	$2,300,000	$1,784,128	$31,081.08	Refinance	N/A
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	0.3%	NCB	NCB	$2,100,000	$2,100,000	$1,620,198	$41,176.47	Refinance	N/A
Loan		37	Elizabeth Gardens Corp.	0.2%	NCCB	NCB	$1,750,000	$1,750,000	$1,360,609	$22,435.90	Refinance	N/A
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	0.2%	NCCB	NCB	$1,575,000	$1,572,486	$1,227,656	$174,720.72	Refinance	N/A
Loan		39	Roblinn Corp.	0.2%	NCCB	NCB	$1,400,000	$1,400,000	$1,090,147	$29,787.23	Refinance	N/A
Loan		40	7520 Ridge Owners Corp.	0.1%	NCB	NCB	$1,100,000	$1,100,000	$856,870	$25,581.40	Refinance	N/A

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type
Loan	5,9	1	605 Third Avenue	N/A	1	Office
Loan	5,7,8,11	2	McClellan Park	McClellan Business Park, LLC	1	Industrial
Loan	5	3	Miami Design District	Miami Design District Associates, LLC	1	Retail
Loan	5,12	4	McDonald’s Global HQ	William I. Snyder	1	Office
Loan	5,7,10,13	5	Coleman Highline	BREIT Operating Partnership, L.P.	1	Office
Loan	5,9	6	Grace Building	BOP NYC OP LLC; Swig Investment Company, LLC	1	Office
Loan	5,10	7	250 West 57th Street	Empire State Realty OP, L.P.	1	Office
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	ExchangeRight Real Estate, LLC; Warren Thomas; David Fisher; Joshua Ungerecht	18
Property		8.01	Dignity Health - Glendale, AZ			Office
Property		8.02	Walmart Neighborhood Market - Mobile, AL			Retail
Property		8.03	Walmart Neighborhood Market - Forest, VA			Retail
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ			Office
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA			Office
Property		8.06	Natural Grocers - Little Rock, AR			Retail
Property		8.07	Walgreens - Columbus, OH			Retail
Property		8.08	CVS Pharmacy - Schaumburg, IL			Retail
Property		8.09	Hobby Lobby - Odessa, TX			Retail
Property		8.10	Tractor Supply - Toughkenamon, PA			Retail
Property		8.11	Walgreens - Harker Heights, TX			Retail
Property		8.12	Fresenius Medical Care - Hephzibah, GA			Office
Property		8.13	Tractor Supply - Alexandria, LA			Retail
Property		8.14	Dollar Tree - Brown Deer, WI			Retail
Property		8.15	Dollar General - Odessa, TX			Retail
Property		8.16	Dollar General - New Castle, PA			Retail
Property		8.17	Dollar General - Evansville, IN			Retail
Property		8.18	Dollar General - Harlingen, TX			Retail
Loan	5,8	9	Fresh Pond Cambridge	Nishan Atinizian; Kevork D. Atinizian	1	Retail
Loan	15	10	York Marketplace	Robert V. Gothier, Jr.; Mark X. Disanto	1	Retail
Loan	5,7,9,16,17	11	The Arboretum	AAC Consolidated Properties, LLC	1	Retail
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	Hok Kit Lou; Ching Sau Cheung	1	Hospitality
Loan	6,7	13	Walgreens Portfolio	Upstream Holdings, Inc.	5
Property		13.01	Walgreens - Metairie, LA			Retail
Property		13.02	Walgreens - Gretna, LA			Retail
Property		13.03	Walgreens - Denham Springs, LA			Retail
Property		13.04	Walgreens - Lansing, MI			Retail
Property		13.05	Walgreens - Ruston, LA			Retail
Loan	5,7,19	14	1890 Ranch	CTE Holdings, LP	1	Retail
Loan		15	Town Center Jeffersonville	John E. Young	1	Retail
Loan	8	16	80 Grand - CA	The Willis K. Polite Jr. Trust; The Fisco Family Living Trust (1994); The Polite Family Living Trust (1996); The Trent R. Isgrig Revocable Trust; Willis K. Polite, Jr.; Dennis P. Fisco; Mark Bauman Polite; Trent R. Isgrig; Brian Johnson	1	Office
Loan	5,9,10,20	17	711 Fifth Avenue	711 Fifth Ave Principal Owner LLC	1	Mixed Use
Loan		18	ClimaStor 5	James H. Jenkins III; Michael S. Bond	1	Self Storage
Loan		19	Comfort Suites – Moab, UT	William Douglas Horne; The WM. Douglas Horne Family Revocable Trust U/A/D October 16, 1992	1	Hospitality
Loan	9	20	Oakwood Village	Doerken Properties, Inc.	1	Retail
Loan		21	Bay Terrace Cooperative Section XII, Inc.	N/A	1	Multifamily
Loan		22	Barocrest Apartments Owners Corp.	N/A	1	Multifamily
Loan	6	23	CVS Montgomery & Douglas Portfolio	Rene Merlander Family Trust; Merlander Family Irrevocable Trust	2
Property		23.01	CVS Montgomery			Retail
Property		23.02	CVS Douglas			Retail
Loan		24	Kroger Distribution Center	John A. Garraty; Trombone LLC	1	Industrial
Loan		25	Cardiff Reef	Lawrence Douglas Cohen	1	Mixed Use
Loan		26	541 Bronx River Road	Michael E. Laub	1	Multifamily
Loan		27	645 Owners Corp.	N/A	1	Multifamily
Loan		28	Glen Manor Apartments Corp.	N/A	1	Multifamily
Loan		29	Extra Space Storage-San Jacinto	Daryl Kirk McLaughlin; Evelyn Louise McLaughlin	1	Self Storage
Loan		30	277 Bronx River Road Owners, Inc.	N/A	1	Multifamily
Loan		31	P.M.A. Corporation	N/A	1	Multifamily
Loan		32	14 Soundview Owners Corp.	N/A	1	Multifamily
Loan		33	Roseville North Highlands Self Storage	Philip Ramser Sr.; Philip Ramser Jr.	1	Self Storage
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	N/A	1	Multifamily
Loan		35	11 Bronx River Road Owners, Inc.	N/A	1	Multifamily
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	N/A	1	Multifamily
Loan		37	Elizabeth Gardens Corp.	N/A	1	Multifamily
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	N/A	1	Multifamily
Loan		39	Roblinn Corp.	N/A	1	Multifamily
Loan		40	7520 Ridge Owners Corp.	N/A	1	Multifamily

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Hotel Franchise Agreement Expiration Date	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size
Loan	5,9	1	605 Third Avenue	CBD	Fee	N/A	N/A	605 Third Avenue	New York	New York	NY	10158	1965	2018	1,027,736
Loan	5,7,8,11	2	McClellan Park	Warehouse	Fee	N/A	N/A	Various	McClellan	Sacramento	CA	95652	1938	2019	6,925,484
Loan	5	3	Miami Design District	Luxury Retail	Fee	N/A	N/A	151 NE 40th Street	Miami	Miami-Dade	FL	33137	2014 – 2019	N/A	497,094
Loan	5,12	4	McDonald’s Global HQ	CBD	Fee	N/A	N/A	110 North Carpenter Street	Chicago	Cook	IL	60607	2018	N/A	575,018
Loan	5,7,10,13	5	Coleman Highline	Suburban	Fee	N/A	N/A	1143 & 1155 Coleman Avenue	San Jose	Santa Clara	CA	95110	2017	N/A	357,106
Loan	5,9	6	Grace Building	CBD	Fee	N/A	N/A	1114 Avenue of the Americas	New York	New York	NY	10036	1974	2018	1,556,972
Loan	5,10	7	250 West 57th Street	CBD	Fee	N/A	N/A	250 West 57th Street	New York	New York	NY	10107	1921	2017-2020	543,743
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41												332,181
Property		8.01	Dignity Health - Glendale, AZ	Medical	Fee	N/A	N/A	17040 North 51st Avenue	Glendale	Maricopa	AZ	85308	2019	N/A	11,060
Property		8.02	Walmart Neighborhood Market - Mobile, AL	Single Tenant	Fee	N/A	N/A	2570 Government Boulevard	Mobile	Mobile	AL	36606	2015	N/A	41,920
Property		8.03	Walmart Neighborhood Market - Forest, VA	Single Tenant	Fee	N/A	N/A	16807 Forest Road	Forest	Bedford	VA	24551	2015	N/A	41,117
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ	Medical	Fee	N/A	N/A	1655 North 107th Avenue	Avondale	Maricopa	AZ	85392	2020	N/A	14,410
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA	Medical	Fee	N/A	N/A	8702 Staples Mill Road	Richmond	Henrico	VA	23228	1998	2020	11,269
Property		8.06	Natural Grocers - Little Rock, AR	Single Tenant	Fee	N/A	N/A	9210 Rodney Parham Road	Little Rock	Pulaski	AR	72227	2015	N/A	15,000
Property		8.07	Walgreens - Columbus, OH	Single Tenant	Fee	N/A	N/A	3015 East Livingston Avenue	Columbus	Franklin	OH	43209	2000	2018	15,120
Property		8.08	CVS Pharmacy - Schaumburg, IL	Single Tenant	Fee	N/A	N/A	1855 West Irving Park Road	Schaumburg	Cook	IL	60193	2005	N/A	13,013
Property		8.09	Hobby Lobby - Odessa, TX	Single Tenant	Fee	N/A	N/A	4618 and 4642 East University Boulevard	Odessa	Ector	TX	79762	1982	N/A	62,812
Property		8.10	Tractor Supply - Toughkenamon, PA	Single Tenant	Fee	N/A	N/A	821 Newark Road	Toughkenamon	Chester	PA	19374	2018	N/A	19,097
Property		8.11	Walgreens - Harker Heights, TX	Single Tenant	Fee	N/A	N/A	400 East FM 2410 Road	Harker Heights	Bell	TX	76548	2006	N/A	14,820
Property		8.12	Fresenius Medical Care - Hephzibah, GA	Medical	Fee	N/A	N/A	3801 Woodlake Drive	Hephzibah	Richmond	GA	30815	2015	N/A	6,192
Property		8.13	Tractor Supply - Alexandria, LA	Single Tenant	Fee	N/A	N/A	3162 North MacArthur Drive	Alexandria	Rapides Parish	LA	71303	2008	N/A	19,097
Property		8.14	Dollar Tree - Brown Deer, WI	Single Tenant	Fee	N/A	N/A	9325 North Green Bay Road	Brown Deer	Milwaukee	WI	53209	2020	N/A	9,560
Property		8.15	Dollar General - Odessa, TX	Single Tenant	Fee	N/A	N/A	1200 East 87th Street	Odessa	Ector	TX	79765	2019	N/A	10,566
Property		8.16	Dollar General - New Castle, PA	Single Tenant	Fee	N/A	N/A	813 North Croton Avenue	New Castle	Lawrence	PA	16101	2019	N/A	9,100
Property		8.17	Dollar General - Evansville, IN	Single Tenant	Fee	N/A	N/A	1015 East Mount Pleasant Road	Evansville	Vanderburgh	IN	47725	2020	N/A	9,026
Property		8.18	Dollar General - Harlingen, TX	Single Tenant	Fee	N/A	N/A	2001 and 2417 Rio Hondo Road a/k/a 2501 Rio Hondo Road	Harlingen	Cameron	TX	78550	2020	N/A	9,002
Loan	5,8	9	Fresh Pond Cambridge	Anchored	Fee	N/A	N/A	168-210 Alewife Brook Parkway	Cambridge	Middlesex	MA	02138	1950-1978	N/A	226,730
Loan	15	10	York Marketplace	Anchored	Fee	N/A	N/A	2501 East Market Street	Springettsbury Township	York	PA	17402	1955	1999	306,749
Loan	5,7,9,16,17	11	The Arboretum	Anchored	Fee	N/A	N/A	3333 Pineville Matthews Road	Charlotte	Mecklenburg	NC	28226	1985	2012	555,912
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	Select Service	Fee	N/A	2/29/2040	4975 Wiley Post Way	Salt Lake City	Salt Lake	UT	84116	2012	N/A	172
Loan	6,7	13	Walgreens Portfolio												70,698
Property		13.01	Walgreens - Metairie, LA	Single Tenant	Fee	N/A	N/A	4545 West Esplanade Avenue	Metairie	Jefferson Parish	LA	70006	2005	N/A	13,650
Property		13.02	Walgreens - Gretna, LA	Single Tenant	Fee	N/A	N/A	89 Westbank Expressway	Gretna	Jefferson Parish	LA	70053	2001	N/A	14,490
Property		13.03	Walgreens - Denham Springs, LA	Single Tenant	Fee	N/A	N/A	3081 South Range Avenue	Denham Springs	Livingston Parish	LA	70726	2010	N/A	14,490
Property		13.04	Walgreens - Lansing, MI	Single Tenant	Fee	N/A	N/A	410 East Jolly Road	Lansing	Ingham	MI	48910	2002	N/A	14,418
Property		13.05	Walgreens - Ruston, LA	Single Tenant	Fee	N/A	N/A	1401 North Trenton Street	Ruston	Lincoln Parish	LA	71270	2010	N/A	13,650
Loan	5,7,19	14	1890 Ranch	Anchored	Fee	N/A	N/A	1335, 1401, 1501 & 1505 East Whitestone Boulevard and 1104 & 1005 C-Bar Ranch Trail	Cedar Park	Williamson	TX	78613	2008-2011	N/A	441,583
Loan		15	Town Center Jeffersonville	Anchored	Fee	N/A	N/A	4251 Town Center Boulevard	Jeffersonville	Clark	IN	47130	2018-2020	N/A	184,228
Loan	8	16	80 Grand - CA	Medical	Fee	N/A	N/A	80 Grand Avenue	Oakland	Alameda	CA	94612	1968	2018	44,155
Loan	5,9,10,20	17	711 Fifth Avenue	Office/Retail	Fee	N/A	N/A	711 Fifth Avenue	New York	New York	NY	10022	1927	2013-2019	340,024
Loan		18	ClimaStor 5	Self Storage	Fee	N/A	N/A	9810 Bluebonnet Boulevard	Baton Rouge	East Baton Rouge	LA	70810	2007	2018	147,824
Loan		19	Comfort Suites – Moab, UT	Limited Service	Fee	N/A	12/13/2039	400 North Main Street	Moab	Grand	UT	84532	2013	N/A	94
Loan	9	20	Oakwood Village	Anchored	Fee	N/A	N/A	5410 to 5516 South 900 East	Murray	Salt Lake	UT	84117	1979	2012	120,674
Loan		21	Bay Terrace Cooperative Section XII, Inc.	Cooperative	Fee	N/A	N/A	23-20 Bell Boulevard and 212-30 23rd Avenue	Bayside	Queens	NY	11360	1964	1999	123
Loan		22	Barocrest Apartments Owners Corp.	Cooperative	Fee	N/A	N/A	121-16 Ocean Promenade	Rockaway	Queens	NY	11694	1954	2016	65
Loan	6	23	CVS Montgomery & Douglas Portfolio												22,850
Property		23.01	CVS Montgomery	Single Tenant	Fee	N/A	N/A	3190 Zelda Road	Montgomery	Montgomery	AL	36106	2005	N/A	11,970
Property		23.02	CVS Douglas	Single Tenant	Fee	N/A	N/A	912 West Ward Street	Douglas	Coffee	GA	31533	2004	N/A	10,880
Loan		24	Kroger Distribution Center	Warehouse	Fee	N/A	N/A	400 Walter Road	Mazomanie	Dane	WI	53560	1979	2020	225,000
Loan		25	Cardiff Reef	Multifamily/Retail	Fee	N/A	N/A	2121 Newcastle Avenue	Cardiff by the Sea	San Diego	CA	92007	1976	2019	15,300
Loan		26	541 Bronx River Road	Mid Rise	Fee	N/A	N/A	541 Bronx River Road	Yonkers	Westchester	NY	10704	1937	N/A	70
Loan		27	645 Owners Corp.	Cooperative	Fee	N/A	N/A	645 East 26th Street	Brooklyn	Kings	NY	11210	1939	2000	65
Loan		28	Glen Manor Apartments Corp.	Cooperative	Fee	N/A	N/A	600 Pelham Road	New Rochelle	Westchester	NY	10805	1954	2013	68
Loan		29	Extra Space Storage-San Jacinto	Self Storage	Fee	N/A	N/A	851 West Esplanade Avenue	San Jacinto	Riverside	CA	92582	1985	N/A	119,560
Loan		30	277 Bronx River Road Owners, Inc.	Cooperative	Fee	N/A	N/A	263 Bronx River Road a/k/a 277 Bronx River Road	Yonkers	Westchester	NY	10704	1957	2005	85
Loan		31	P.M.A. Corporation	Cooperative	Fee	N/A	N/A	4784 Boston Post Road	Pelham Manor	Westchester	NY	10803	1927	2000	76
Loan		32	14 Soundview Owners Corp.	Cooperative	Fee	N/A	N/A	14 Soundview Avenue	White Plains	Westchester	NY	10606	1954	2010	59
Loan		33	Roseville North Highlands Self Storage	Self Storage	Fee	N/A	N/A	4250 Roseville Road	North Highlands	Sacramento	CA	95660	1973	N/A	56,143
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	Cooperative	Fee	N/A	N/A	40-42 West 22nd Street	New York	New York	NY	10010	1909	2017	15
Loan		35	11 Bronx River Road Owners, Inc.	Cooperative	Fee	N/A	N/A	11 Bronx River Road	Yonkers	Westchester	NY	10704	1956	2003	74
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	Cooperative	Fee	N/A	N/A	225 Lincoln Place	Brooklyn	Kings	NY	11217	1920	2000	51
Loan		37	Elizabeth Gardens Corp.	Cooperative	Fee	N/A	N/A	25 Elizabeth Street	Farmingdale	Nassau	NY	11735	1961	2003	78
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	Cooperative	Fee	N/A	N/A	182 Grand Street	New York	New York	NY	10013	1891	2015	9
Loan		39	Roblinn Corp.	Cooperative	Fee	N/A	N/A	118 West 72nd Street	New York	New York	NY	10023	1914	1999	47
Loan		40	7520 Ridge Owners Corp.	Cooperative	Fee	N/A	N/A	7520 Ridge Boulevard	Brooklyn	Kings	NY	11209	1956	2000	43

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)
Loan	5,9	1	605 Third Avenue	SF	97.2%	10/1/2020	$685,000,000	11/1/2020	1.9375%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan	5,7,8,11	2	McClellan Park	SF	86.8%	9/15/2020	$595,000,000	9/15/2020	3.3090%	0.01552%	0.00250%	0.00125%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan	5	3	Miami Design District	SF	88.5%	9/1/2020	$856,000,000	3/1/2020	4.1325%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	9
Loan	5,12	4	McDonald’s Global HQ	SF	97.3%	11/4/2020	$409,000,000	9/28/2020	2.9350%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan	5,7,10,13	5	Coleman Highline	SF	100.0%	12/1/2020	$296,800,000	1/1/2022	2.8675%	0.01677%	0.00250%	0.00000%	0.00250%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan	5,9	6	Grace Building	SF	94.8%	10/19/2020	$2,150,000,000	9/8/2020	2.6921%	0.01677%	0.00250%	0.00000%	0.00250%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan	5,10	7	250 West 57th Street	SF	79.8%	10/29/2020	$330,000,000	11/1/2020	2.8290%	0.01677%	0.00250%	0.00000%	0.00250%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	SF	100.0%		$108,140,000		3.2050%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Property		8.01	Dignity Health - Glendale, AZ	SF	100.0%	12/1/2020	$15,250,000	10/23/2020
Property		8.02	Walmart Neighborhood Market - Mobile, AL	SF	100.0%	12/1/2020	$13,000,000	10/21/2020
Property		8.03	Walmart Neighborhood Market - Forest, VA	SF	100.0%	12/1/2020	$12,700,000	10/23/2020
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ	SF	100.0%	12/1/2020	$10,450,000	10/23/2020
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA	SF	100.0%	12/1/2020	$8,800,000	10/21/2020
Property		8.06	Natural Grocers - Little Rock, AR	SF	100.0%	12/1/2020	$6,385,000	10/24/2020
Property		8.07	Walgreens - Columbus, OH	SF	100.0%	12/1/2020	$5,650,000	10/26/2020
Property		8.08	CVS Pharmacy - Schaumburg, IL	SF	100.0%	12/1/2020	$5,200,000	10/17/2020
Property		8.09	Hobby Lobby - Odessa, TX	SF	100.0%	12/1/2020	$5,100,000	10/26/2020
Property		8.10	Tractor Supply - Toughkenamon, PA	SF	100.0%	12/1/2020	$5,000,000	10/23/2020
Property		8.11	Walgreens - Harker Heights, TX	SF	100.0%	12/1/2020	$5,000,000	10/25/2020
Property		8.12	Fresenius Medical Care - Hephzibah, GA	SF	100.0%	12/1/2020	$3,590,000	10/26/2020
Property		8.13	Tractor Supply - Alexandria, LA	SF	100.0%	12/1/2020	$3,440,000	10/24/2020
Property		8.14	Dollar Tree - Brown Deer, WI	SF	100.0%	12/1/2020	$2,000,000	10/17/2020
Property		8.15	Dollar General - Odessa, TX	SF	100.0%	12/1/2020	$1,875,000	10/26/2020
Property		8.16	Dollar General - New Castle, PA	SF	100.0%	12/1/2020	$1,600,000	10/23/2020
Property		8.17	Dollar General - Evansville, IN	SF	100.0%	12/1/2020	$1,550,000	10/18/2020
Property		8.18	Dollar General - Harlingen, TX	SF	100.0%	12/1/2020	$1,550,000	10/23/2020
Loan	5,8	9	Fresh Pond Cambridge	SF	82.8%	8/28/2020	$113,000,000	8/20/2020	3.1500%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan	15	10	York Marketplace	SF	93.9%	10/1/2020	$44,600,000	10/2/2020	3.2480%	0.02677%	0.00250%	0.01250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan	5,7,9,16,17	11	The Arboretum	SF	91.9%	9/11/2020	$170,000,000	8/8/2020	3.3580%	0.01677%	0.00250%	0.00000%	0.00250%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	2
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	Rooms	78.4%	12/31/2019	$36,800,000	1/14/2021	3.6900%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	9
Loan	6,7	13	Walgreens Portfolio	SF	100.0%		$34,560,000		3.5600%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Property		13.01	Walgreens - Metairie, LA	SF	100.0%	12/1/2020	$8,570,000	10/6/2020
Property		13.02	Walgreens - Gretna, LA	SF	100.0%	12/1/2020	$7,780,000	10/6/2020
Property		13.03	Walgreens - Denham Springs, LA	SF	100.0%	12/1/2020	$6,500,000	10/6/2020
Property		13.04	Walgreens - Lansing, MI	SF	100.0%	12/1/2020	$6,240,000	10/6/2020
Property		13.05	Walgreens - Ruston, LA	SF	100.0%	12/1/2020	$5,470,000	10/2/2020
Loan	5,7,19	14	1890 Ranch	SF	92.4%	9/30/2020	$76,400,000	12/23/2019	3.1900%	0.01677%	0.00250%	0.00000%	0.00250%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	8
Loan		15	Town Center Jeffersonville	SF	100.0%	11/16/2020	$28,000,000	10/16/2020	3.3000%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan	8	16	80 Grand - CA	SF	92.4%	11/24/2020	$28,500,000	10/9/2020	3.5410%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan	5,9,10,20	17	711 Fifth Avenue	SF	76.5%	1/31/2020	$1,000,000,000	1/23/2020	3.1600%	0.01677%	0.00250%	0.00000%	0.00250%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	9
Loan		18	ClimaStor 5	SF	67.8%	10/31/2020	$15,100,000	10/4/2020	3.7040%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		19	Comfort Suites – Moab, UT	Rooms	53.5%	7/31/2020	$15,300,000	11/25/2019	4.1800%	0.07427%	0.00250%	0.06000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	11
Loan	9	20	Oakwood Village	SF	88.1%	8/31/2020	$14,800,000	2/5/2020	3.7300%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		21	Bay Terrace Cooperative Section XII, Inc.	Units	96.0%	8/25/2020	$50,700,000	8/25/2020	3.2000%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan		22	Barocrest Apartments Owners Corp.	Units	94.0%	9/9/2020	$21,100,000	9/9/2020	3.1900%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan	6	23	CVS Montgomery & Douglas Portfolio	SF	100.0%		$8,700,000		3.9040%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Property		23.01	CVS Montgomery	SF	100.0%	12/1/2020	$4,600,000	6/22/2020
Property		23.02	CVS Douglas	SF	100.0%	12/1/2020	$4,100,000	6/25/2020
Loan		24	Kroger Distribution Center	SF	100.0%	12/1/2020	$8,740,000	10/21/2020	3.3800%	0.04677%	0.00250%	0.03250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		25	Cardiff Reef	SF	100.0%	11/10/2020	$12,000,000	10/9/2020	3.0540%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		26	541 Bronx River Road	Units	92.9%	11/17/2020	$9,950,000	9/24/2020	2.8600%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		27	645 Owners Corp.	Units	97.1%	6/24/2020	$25,550,000	6/24/2020	3.1800%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan		28	Glen Manor Apartments Corp.	Units	96.0%	9/29/2020	$12,160,000	9/29/2020	3.2200%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		29	Extra Space Storage-San Jacinto	SF	93.4%	3/1/2020	$15,000,000	3/13/2020	3.3540%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan		30	277 Bronx River Road Owners, Inc.	Units	95.1%	8/12/2020	$16,565,000	8/12/2020	3.2600%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan		31	P.M.A. Corporation	Units	95.0%	5/18/2020	$14,300,000	5/18/2020	3.3500%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan		32	14 Soundview Owners Corp.	Units	93.9%	10/20/2020	$16,500,000	10/20/2020	3.2000%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		33	Roseville North Highlands Self Storage	SF	96.2%	10/21/2020	$4,850,000	10/9/2020	3.4290%	0.01677%	0.00250%	0.00250%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	Units	93.0%	8/5/2020	$60,300,000	8/5/2020	3.3000%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan		35	11 Bronx River Road Owners, Inc.	Units	95.1%	9/24/2020	$13,600,000	9/24/2020	3.2900%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	Units	96.0%	9/15/2020	$40,400,000	9/15/2020	3.1500%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		37	Elizabeth Gardens Corp.	Units	93.0%	9/23/2020	$14,330,000	9/23/2020	3.3500%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	Units	93.5%	10/1/2020	$20,610,000	10/1/2020	3.4200%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	1
Loan		39	Roblinn Corp.	Units	93.0%	9/24/2020	$18,270,000	9/24/2020	3.3900%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0
Loan		40	7520 Ridge Owners Corp.	Units	95.4%	9/17/2020	$10,100,000	9/17/2020	3.4000%	0.09177%	0.08000%	0.00000%	0.00000%	0.00945%	0.00151%	0.00031%	0.00050%	Actual/360	0

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)
Loan	5,9	1	605 Third Avenue	No	120	120	120	120	0	0	11/20/2020	1/5/2021	N/A	12/5/2030	N/A	$0.00	$130,962.00	$0.00	$1,571,544.00
Loan	5,7,8,11	2	McClellan Park	No	120	120	120	120	0	0	11/13/2020	1/11/2021	N/A	12/11/2030	N/A	$0.00	$209,684.90	$0.00	$2,516,218.80
Loan	5	3	Miami Design District	No	120	111	120	111	0	0	2/28/2020	4/1/2020	N/A	3/1/2030	N/A	$0.00	$261,868.49	$0.00	$3,142,421.88
Loan	5,12	4	McDonald’s Global HQ	No	120	119	0	0	270	269	10/29/2020	12/1/2020	N/A	11/1/2030	N/A	$471,599.94	$0.00	$5,659,199.28	$0.00
Loan	5,7,10,13	5	Coleman Highline	Yes	120	119	120	119	0	0	10/30/2020	12/6/2020	N/A	11/6/2030	11/6/2032	$0.00	$147,062.26	$0.00	$1,764,747.12
Loan	5,9	6	Grace Building	No	120	120	120	120	0	0	11/17/2020	1/6/2021	N/A	12/6/2030	N/A	$0.00	$136,474.51	$0.00	$1,637,694.12
Loan	5,10	7	250 West 57th Street	No	120	120	120	120	0	0	11/12/2020	1/1/2021	N/A	12/1/2030	N/A	$0.00	$131,463.37	$0.00	$1,577,560.44
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	No	120	120	120	120	0	0	11/24/2020	1/1/2021	N/A	12/1/2030	N/A	$0.00	$108,317.13	$0.00	$1,299,805.56
Property		8.01	Dignity Health - Glendale, AZ
Property		8.02	Walmart Neighborhood Market - Mobile, AL
Property		8.03	Walmart Neighborhood Market - Forest, VA
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA
Property		8.06	Natural Grocers - Little Rock, AR
Property		8.07	Walgreens - Columbus, OH
Property		8.08	CVS Pharmacy - Schaumburg, IL
Property		8.09	Hobby Lobby - Odessa, TX
Property		8.10	Tractor Supply - Toughkenamon, PA
Property		8.11	Walgreens - Harker Heights, TX
Property		8.12	Fresenius Medical Care - Hephzibah, GA
Property		8.13	Tractor Supply - Alexandria, LA
Property		8.14	Dollar Tree - Brown Deer, WI
Property		8.15	Dollar General - Odessa, TX
Property		8.16	Dollar General - New Castle, PA
Property		8.17	Dollar General - Evansville, IN
Property		8.18	Dollar General - Harlingen, TX
Loan	5,8	9	Fresh Pond Cambridge	No	120	119	120	119	0	0	10/27/2020	12/1/2020	N/A	11/1/2030	N/A	$0.00	$79,843.75	$0.00	$958,125.00
Loan	15	10	York Marketplace	No	120	119	120	119	0	0	11/3/2020	12/11/2020	N/A	11/11/2030	N/A	$0.00	$80,955.65	$0.00	$971,467.80
Loan	5,7,9,16,17	11	The Arboretum	No	120	118	0	0	360	358	10/1/2020	11/11/2020	N/A	10/11/2030	N/A	$110,288.93	$0.00	$1,323,467.16	$0.00
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	No	120	111	36	27	360	360	2/19/2020	4/11/2020	4/11/2023	3/11/2030	N/A	$106,539.55	$72,252.89	$1,278,474.60	$867,034.68
Loan	6,7	13	Walgreens Portfolio	No	120	120	0	0	360	360	11/20/2020	1/1/2021	N/A	12/1/2030	N/A	$97,266.14	$0.00	$1,167,193.68	$0.00
Property		13.01	Walgreens - Metairie, LA
Property		13.02	Walgreens - Gretna, LA
Property		13.03	Walgreens - Denham Springs, LA
Property		13.04	Walgreens - Lansing, MI
Property		13.05	Walgreens - Ruston, LA
Loan	5,7,19	14	1890 Ranch	No	120	112	36	28	360	360	3/6/2020	5/1/2020	5/1/2023	4/1/2030	N/A	$89,018.74	$55,549.20	$1,068,224.88	$666,590.40
Loan		15	Town Center Jeffersonville	No	120	120	0	0	360	360	11/20/2020	1/11/2021	N/A	12/11/2030	N/A	$85,839.22	$0.00	$1,030,070.64	$0.00
Loan	8	16	80 Grand - CA	No	120	120	60	60	360	360	12/2/2020	1/11/2021	1/11/2026	12/11/2030	N/A	$88,010.61	$58,340.43	$1,056,127.32	$700,085.16
Loan	5,9,10,20	17	711 Fifth Avenue	No	120	111	120	111	0	0	3/6/2020	4/6/2020	N/A	3/6/2030	N/A	$0.00	$40,048.61	$0.00	$480,583.32
Loan		18	ClimaStor 5	No	120	120	0	0	360	360	11/23/2020	1/11/2021	N/A	12/11/2030	N/A	$44,208.89	$0.00	$530,506.68	$0.00
Loan		19	Comfort Suites – Moab, UT	No	120	109	0	0	360	349	12/16/2019	2/1/2020	N/A	1/1/2030	N/A	$47,321.51	$0.00	$567,858.12	$0.00
Loan	9	20	Oakwood Village	No	120	120	0	0	360	360	11/17/2020	1/11/2021	N/A	12/11/2030	N/A	$35,110.59	$0.00	$421,327.08	$0.00
Loan		21	Bay Terrace Cooperative Section XII, Inc.	No	120	119	0	0	480	479	10/30/2020	12/1/2020	N/A	11/1/2030	N/A	$27,720.46	0	$332,645.52	$0.00
Loan		22	Barocrest Apartments Owners Corp.	No	120	120	120	120	0	0	11/18/2020	1/1/2021	N/A	12/1/2030	N/A	0	$16,171.53	$0.00	$194,058.36
Loan	6	23	CVS Montgomery & Douglas Portfolio	No	60	59	0	0	240	239	11/10/2020	12/11/2020	N/A	11/11/2025	N/A	$31,969.68	$0.00	$383,636.16	$0.00
Property		23.01	CVS Montgomery
Property		23.02	CVS Douglas
Loan		24	Kroger Distribution Center	No	120	120	120	120	0	0	11/17/2020	1/11/2021	N/A	12/11/2030	N/A	$0.00	$14,975.75	$0.00	$179,709.00
Loan		25	Cardiff Reef	No	120	120	120	120	0	0	11/16/2020	1/1/2021	N/A	12/1/2030	N/A	$0.00	$12,192.14	$0.00	$146,305.68
Loan		26	541 Bronx River Road	No	120	120	120	120	0	0	11/19/2020	1/1/2021	N/A	12/1/2030	N/A	$0.00	$10,873.96	$0.00	$130,487.52
Loan		27	645 Owners Corp.	No	120	119	0	0	360	359	10/30/2020	12/1/2020	N/A	11/1/2030	N/A	$19,411.82	0	$232,941.84	$0.00
Loan		28	Glen Manor Apartments Corp.	No	120	120	0	0	360	360	11/19/2020	1/1/2021	N/A	12/1/2030	N/A	$15,174.65	0	$182,095.80	$0.00
Loan		29	Extra Space Storage-San Jacinto	No	120	119	0	0	360	359	10/30/2020	12/11/2020	N/A	11/11/2030	N/A	$14,109.91	$0.00	$169,318.92	$0.00
Loan		30	277 Bronx River Road Owners, Inc.	No	120	119	0	0	480	479	10/30/2020	12/1/2020	N/A	11/1/2030	N/A	$11,193.89	0	$134,326.68	$0.00
Loan		31	P.M.A. Corporation	No	120	119	0	0	240	239	10/29/2020	12/1/2020	N/A	11/1/2030	N/A	$17,168.45	0	$206,021.40	$0.00
Loan		32	14 Soundview Owners Corp.	No	120	120	0	0	300	300	11/20/2020	1/1/2021	N/A	12/1/2030	N/A	$13,086.33	0	$157,035.96	$0.00
Loan		33	Roseville North Highlands Self Storage	No	120	120	120	120	0	0	11/12/2020	1/1/2021	N/A	12/1/2030	N/A	$0.00	$7,677.55	$0.00	$92,130.60
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	No	120	119	120	119	0	0	10/29/2020	12/1/2020	N/A	11/1/2030	N/A	0	$6,970.49	$0.00	$83,645.88
Loan		35	11 Bronx River Road Owners, Inc.	No	120	120	0	0	360	360	11/20/2020	1/1/2021	N/A	12/1/2030	N/A	$10,060.31	0	$120,723.72	$0.00
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	No	120	120	0	0	360	360	11/20/2020	1/1/2021	N/A	12/1/2030	N/A	$9,024.47	0	$108,293.64	$0.00
Loan		37	Elizabeth Gardens Corp.	No	120	120	0	0	360	360	11/30/2020	1/1/2021	N/A	12/1/2030	N/A	$7,712.49	0	$92,549.88	$0.00
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	No	120	119	0	0	360	359	10/30/2020	12/1/2020	N/A	11/1/2030	N/A	$7,002.31	0	$84,027.72	$0.00
Loan		39	Roblinn Corp.	No	120	120	0	0	360	360	11/30/2020	1/1/2021	N/A	12/1/2030	N/A	$6,200.98	0	$74,411.76	$0.00
Loan		40	7520 Ridge Owners Corp.	No	120	120	0	0	360	360	11/30/2020	1/1/2021	N/A	12/1/2030	N/A	$4,878.29	0	$58,539.48	$0.00

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula
Loan	5,9	1	605 Third Avenue	Hard	Springing	No	N/A	N/A	7.08x	N/A	6.61x	33.7%	33.7%	10 days once per calendar year	2	Fifth	YM1(24);DEF/YM1(89);O(7)	A
Loan	5,7,8,11	2	McClellan Park	Hard	Springing	No	N/A	N/A	3.13x	N/A	2.90x	60.2%	60.2%	0	0	Eleventh	YM(24);DEF/YM(89);O(7)	B
Loan	5	3	Miami Design District	Hard	Springing	No	N/A	N/A	2.21x	N/A	2.14x	46.7%	46.7%	5	2 (Once per year)	First	LO(33);DEF(80);O(7)
Loan	5,12	4	McDonald’s Global HQ	Hard	In Place	No	N/A	1.46x	N/A	1.45x	N/A	41.4%	17.1%	0	0	First	LO(25);DEF(91);O(4)
Loan	5,7,10,13	5	Coleman Highline	Hard	Springing	No	N/A	N/A	3.18x	N/A	3.18x	56.5%	56.5%	0	5	Sixth	YM0.5(25);DEF/YM0.5(88);O(7)	C
Loan	5,9	6	Grace Building	Hard	Springing	No	N/A	N/A	4.33x	N/A	4.25x	41.1%	41.1%	0	0	Sixth	LO(24);DEF/YM1(89);O(7)	D
Loan	5,10	7	250 West 57th Street	Hard	In Place	No	N/A	N/A	3.85x	N/A	3.49x	54.5%	54.5%	0	0	First	LO(24);DEF(89);O(7)
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	Hard	Springing	No	N/A	N/A	2.70x	N/A	2.60x	61.3%	61.3%	0	0	First	LO(24);DEF(92);O(4)
Property		8.01	Dignity Health - Glendale, AZ
Property		8.02	Walmart Neighborhood Market - Mobile, AL
Property		8.03	Walmart Neighborhood Market - Forest, VA
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA
Property		8.06	Natural Grocers - Little Rock, AR
Property		8.07	Walgreens - Columbus, OH
Property		8.08	CVS Pharmacy - Schaumburg, IL
Property		8.09	Hobby Lobby - Odessa, TX
Property		8.10	Tractor Supply - Toughkenamon, PA
Property		8.11	Walgreens - Harker Heights, TX
Property		8.12	Fresenius Medical Care - Hephzibah, GA
Property		8.13	Tractor Supply - Alexandria, LA
Property		8.14	Dollar Tree - Brown Deer, WI
Property		8.15	Dollar General - Odessa, TX
Property		8.16	Dollar General - New Castle, PA
Property		8.17	Dollar General - Evansville, IN
Property		8.18	Dollar General - Harlingen, TX
Loan	5,8	9	Fresh Pond Cambridge	Hard	Springing	No	N/A	N/A	3.58x	N/A	3.34x	44.2%	44.2%	0	5	First	LO(25);DEF(88);O(7)
Loan	15	10	York Marketplace	Soft	Springing	No	N/A	N/A	2.93x	N/A	2.74x	66.1%	66.1%	0	0	Eleventh	LO(25);DEF(91);O(4)
Loan	5,7,9,16,17	11	The Arboretum	Hard	In Place	No	N/A	1.81x	N/A	1.70x	N/A	58.6%	45.7%	5	0	Eleventh	LO(26);DEF(90);O(4)
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	Springing	Springing	No	N/A	2.35x	3.46x	2.11x	3.11x	63.0%	54.2%	0	0	Eleventh	LO(33);DEF(83);O(4)
Loan	6,7	13	Walgreens Portfolio	Springing	Springing	No	N/A	1.69x	N/A	1.66x	N/A	62.2%	48.8%	0	5	First	LO(24);DEF(92);O(4)
Property		13.01	Walgreens - Metairie, LA
Property		13.02	Walgreens - Gretna, LA
Property		13.03	Walgreens - Denham Springs, LA
Property		13.04	Walgreens - Lansing, MI
Property		13.05	Walgreens - Ruston, LA
Loan	5,7,19	14	1890 Ranch	Hard	Springing	No	N/A	2.32x	3.71x	2.17x	3.48x	66.2%	56.3%	5	5	First	LO(24);YM1(89);O(7)	E
Loan		15	Town Center Jeffersonville	Hard	In Place	No	N/A	1.92x	N/A	1.75x	N/A	70.0%	54.3%	0	0	Eleventh	LO(24);DEF(89);O(7)
Loan	8	16	80 Grand - CA	Springing	Springing	No	N/A	1.55x	2.33x	1.48x	2.24x	68.4%	61.7%	0	0	Eleventh	LO(24);DEF(89);O(7)
Loan	5,9,10,20	17	711 Fifth Avenue	Hard	Springing	No	N/A	N/A	2.94x	N/A	2.90x	54.5%	54.5%	0	0	Sixth	LO(33);DEF(80);O(7)
Loan		18	ClimaStor 5	Springing	Springing	No	N/A	1.60x	N/A	1.57x	N/A	63.6%	50.1%	0	0	Eleventh	LO(24);DEF(92);O(4)
Loan		19	Comfort Suites – Moab, UT	Springing	Springing	No	N/A	2.28x	N/A	2.03x	N/A	62.4%	50.8%	5	4	First	LO(35);DEF(81);O(4)
Loan	9	20	Oakwood Village	Springing	Springing	No	N/A	2.26x	N/A	2.13x	N/A	51.4%	40.5%	0	0	Eleventh	LO(24);DEF(92);O(4)
Loan		21	Bay Terrace Cooperative Section XII, Inc.	N/A	N/A	No	N/A	4.39x	N/A	4.30x	N/A	14.8%	12.7%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		22	Barocrest Apartments Owners Corp.	N/A	N/A	No	N/A	N/A	4.56x	N/A	4.47x	28.4%	28.4%	10	10	First	YM1(113);1%(3);O(4)	F
Loan	6	23	CVS Montgomery & Douglas Portfolio	Soft	Springing	No	N/A	1.39x	N/A	1.38x	N/A	61.0%	50.4%	0	0	Eleventh	LO(25);DEF(31);O(4)
Property		23.01	CVS Montgomery
Property		23.02	CVS Douglas
Loan		24	Kroger Distribution Center	Hard	Springing	No	N/A	N/A	2.97x	N/A	2.79x	60.0%	60.0%	0	0	Eleventh	LO(24);DEF(92);O(4)
Loan		25	Cardiff Reef	Springing	Springing	No	N/A	N/A	3.31x	N/A	3.28x	39.4%	39.4%	5	4	First	LO(24);YM1(92);O(4)	G
Loan		26	541 Bronx River Road	Springing	Springing	No	N/A	N/A	4.03x	N/A	3.84x	45.2%	45.2%	5	5	First	LO(24);DEF(92);O(4)
Loan		27	645 Owners Corp.	N/A	N/A	No	N/A	4.06x	N/A	3.97x	N/A	17.6%	13.6%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		28	Glen Manor Apartments Corp.	N/A	N/A	No	N/A	5.24x	N/A	5.13x	N/A	28.8%	22.3%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		29	Extra Space Storage-San Jacinto	Springing	Springing	No	N/A	5.21x	N/A	4.92x	N/A	21.3%	16.6%	0	0	Eleventh	LO(25);DEF(91);O(4)
Loan		30	277 Bronx River Road Owners, Inc.	N/A	N/A	No	N/A	8.47x	N/A	8.28x	N/A	18.1%	15.6%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		31	P.M.A. Corporation	N/A	N/A	No	N/A	4.46x	N/A	4.38x	N/A	20.9%	12.4%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		32	14 Soundview Owners Corp.	N/A	N/A	No	N/A	5.43x	N/A	5.33x	N/A	16.4%	11.5%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		33	Roseville North Highlands Self Storage	Springing	Springing	No	N/A	N/A	3.23x	N/A	3.14x	54.6%	54.6%	5	4	First	LO(24);DEF(92);O(4)
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	N/A	N/A	No	N/A	N/A	24.21x	N/A	23.82x	4.1%	4.1%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		35	11 Bronx River Road Owners, Inc.	N/A	N/A	No	N/A	6.94x	N/A	6.79x	N/A	16.9%	13.1%	10	10	First	YM1(113);1%(3);O(4)	F
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	N/A	N/A	No	N/A	11.02x	N/A	10.90x	N/A	5.2%	4.0%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		37	Elizabeth Gardens Corp.	N/A	N/A	No	N/A	9.16x	N/A	8.99x	N/A	12.2%	9.5%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	N/A	N/A	No	N/A	7.00x	N/A	6.84x	N/A	7.6%	6.0%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		39	Roblinn Corp.	N/A	N/A	No	N/A	6.39x	N/A	6.07x	N/A	7.7%	6.0%	10	10	First	YM1(113);1%(3);O(4)	F
Loan		40	7520 Ridge Owners Corp.	N/A	N/A	No	N/A	7.42x	N/A	7.25x	N/A	10.9%	8.5%	10	10	First	YM1(113);1%(3);O(4)	F
A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI
Loan	5,9	1	605 Third Avenue	$45,432,848	$34,634,376	$10,798,472	12/31/2018	4.7%	$43,952,489	$35,939,209	$8,013,280	12/31/2019	3.5%	$58,781,777	$34,911,832	$23,869,945
Loan	5,7,8,11	2	McClellan Park	$39,655,018	$14,730,525	$24,924,493	12/31/2018	7.0%	$42,772,659	$15,192,749	$27,579,910	12/31/2019	7.7%	$46,135,523	$16,541,707	$29,593,816
Loan	5	3	Miami Design District	$41,415,267	$15,801,105	$25,614,162	12/31/2017	6.4%	$48,127,178	$15,993,554	$32,133,624	12/31/2018	8.0%	$50,574,148	$16,756,756	$33,817,392
Loan	5,12	4	McDonald’s Global HQ	N/A	N/A	N/A	N/A	N/A	$20,415,976	$12,520,615	$7,895,362	12/31/2019	4.7%	$24,482,435	$13,669,779	$10,812,656
Loan	5,7,10,13	5	Coleman Highline	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5,9	6	Grace Building	$122,739,552	$49,532,888	$73,206,665	12/31/2018	8.3%	$102,917,243	$50,379,050	$52,538,193	12/31/2019	5.9%	$97,004,029	$50,731,490	$46,272,539
Loan	5,10	7	250 West 57th Street	$32,704,841	$13,558,692	$19,146,149	12/31/2018	10.6%	$34,542,482	$15,564,019	$18,978,463	12/31/2019	10.5%	$34,781,901	$15,516,592	$19,265,309
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.01	Dignity Health - Glendale, AZ	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.02	Walmart Neighborhood Market - Mobile, AL	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.03	Walmart Neighborhood Market - Forest, VA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.06	Natural Grocers - Little Rock, AR	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.07	Walgreens - Columbus, OH	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.08	CVS Pharmacy - Schaumburg, IL	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.09	Hobby Lobby - Odessa, TX	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.10	Tractor Supply - Toughkenamon, PA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.11	Walgreens - Harker Heights, TX	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.12	Fresenius Medical Care - Hephzibah, GA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.13	Tractor Supply - Alexandria, LA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.14	Dollar Tree - Brown Deer, WI	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.15	Dollar General - Odessa, TX	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.16	Dollar General - New Castle, PA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.17	Dollar General - Evansville, IN	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		8.18	Dollar General - Harlingen, TX	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Loan	5,8	9	Fresh Pond Cambridge	$8,403,569	$2,382,552	$6,021,017	12/31/2018	12.0%	$8,429,826	$2,472,908	$5,956,917	12/31/2019	11.9%	$8,166,026	$2,335,510	$5,830,516
Loan	15	10	York Marketplace	$4,313,062	$1,307,663	$3,005,399	12/31/2018	10.2%	$4,279,251	$1,366,419	$2,912,832	12/31/2019	9.9%	$3,953,261	$1,337,250	$2,616,011
Loan	5,7,9,16,17	11	The Arboretum	$14,303,223	$3,580,319	$10,722,904	12/31/2018	10.8%	$14,261,611	$3,734,656	$10,526,955	12/31/2019	10.6%	$13,402,026	$3,593,488	$9,808,538
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	$7,447,376	$4,605,409	$2,841,967	12/31/2017	12.3%	$7,799,321	$4,706,102	$3,093,219	12/31/2018	13.3%	$7,654,989	$4,707,989	$2,947,000
Loan	6,7	13	Walgreens Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.01	Walgreens - Metairie, LA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		13.02	Walgreens - Gretna, LA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		13.03	Walgreens - Denham Springs, LA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		13.04	Walgreens - Lansing, MI	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Property		13.05	Walgreens - Ruston, LA	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A
Loan	5,7,19	14	1890 Ranch	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		15	Town Center Jeffersonville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$2,093,473	$331,787	$1,761,686
Loan	8	16	80 Grand - CA	$1,941,108	$773,837	$1,167,270	12/31/2018	6.0%	$2,390,770	$922,242	$1,468,528	12/31/2019	7.5%	$2,217,997	$977,041	$1,240,956
Loan	5,9,10,20	17	711 Fifth Avenue	$63,038,695	$18,950,129	$44,088,566	12/31/2018	8.1%	$69,563,590	$20,967,241	$48,596,349	12/31/2019	8.9%	$69,060,254	$21,771,999	$47,288,255
Loan		18	ClimaStor 5	$974,516	$320,892	$653,624	12/31/2018	6.8%	$1,164,191	$363,565	$800,626	12/31/2019	8.3%	$1,245,006	$366,275	$878,730
Loan		19	Comfort Suites – Moab, UT	$4,083,581	$2,055,913	$2,027,668	12/31/2017	21.2%	$3,785,889	$2,148,340	$1,637,549	12/31/2018	17.1%	$2,656,121	$1,875,797	$780,324
Loan	9	20	Oakwood Village	$1,185,402	$452,900	$732,502	12/31/2018	9.6%	$1,221,475	$494,445	$727,030	12/31/2019	9.6%	$1,242,662	$467,992	$774,670
Loan		21	Bay Terrace Cooperative Section XII, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		22	Barocrest Apartments Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	23	CVS Montgomery & Douglas Portfolio	$546,988	$0	$546,988	12/31/2017	10.3%	$546,988	$0	$546,988	12/31/2018	10.3%	$550,528	$0	$550,528
Property		23.01	CVS Montgomery	$287,280	$0	$287,280	12/31/2017		$287,280	$0	$287,280	12/31/2018		$287,280	$0	$287,280
Property		23.02	CVS Douglas	$259,708	$0	$259,708	12/31/2017		$259,708	$0	$259,708	12/31/2018		$263,248	$0	$263,248
Loan		24	Kroger Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		25	Cardiff Reef	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$644,803	$204,986	$439,817
Loan		26	541 Bronx River Road	$974,107	$417,249	$556,858	12/31/2018	12.4%	$1,005,805	$425,634	$580,171	12/31/2019	12.9%	$1,037,197	$519,774	$517,423
Loan		27	645 Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		28	Glen Manor Apartments Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		29	Extra Space Storage-San Jacinto	$1,293,252	$354,316	$938,936	12/31/2018	29.4%	$1,373,095	$404,985	$968,110	12/31/2019	30.3%	$1,348,420	$431,857	$916,563
Loan		30	277 Bronx River Road Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	P.M.A. Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		32	14 Soundview Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		33	Roseville North Highlands Self Storage	$526,464	$309,437	$217,027	12/31/2018	8.2%	$558,687	$285,684	$273,003	12/31/2019	10.3%	$534,884	$251,273	$283,611
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		35	11 Bronx River Road Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		37	Elizabeth Gardens Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	Roblinn Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40	7520 Ridge Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield	Largest Tenant
Loan	5,9	1	605 Third Avenue	9/30/2020 TTM	10.3%	97.2%	$68,159,995	$36,029,430	$32,130,565	13.9%	$205,547	$1,950,230	$29,974,788	13.0%	Univision Communications, Inc.
Loan	5,7,8,11	2	McClellan Park	9/30/2020 TTM	8.3%	81.0%	$52,666,380	$15,037,967	$37,628,413	10.5%	$1,038,823	$1,731,371	$34,858,219	9.7%	Amazon
Loan	5	3	Miami Design District	12/31/2019	8.5%	88.6%	$53,041,550	$16,007,449	$37,034,101	9.3%	$99,419	$994,188	$35,940,495	9.0%	Holly Hunt
Loan	5,12	4	McDonald’s Global HQ	8/31/2020 TTM	6.4%	95.0%	$35,092,657	$15,037,235	$20,055,422	11.8%	$57,502	$50,254	$19,947,666	11.8%	McDonald’s
Loan	5,7,10,13	5	Coleman Highline	N/A	N/A	95.0%	$21,742,740	$6,234,846	$15,507,894	9.2%	$0	$0	$15,507,894	9.2%	Roku
Loan	5,9	6	Grace Building	9/30/2020 TTM	5.2%	95.4%	$157,612,989	$53,319,272	$104,293,717	11.8%	$389,243	$1,556,972	$102,347,502	11.6%	Bank of America, N.A.
Loan	5,10	7	250 West 57th Street	6/30/2020 TTM	10.7%	79.8%	$36,164,898	$16,274,317	$19,890,581	11.1%	$114,186	$1,764,050	$18,012,345	10.0%	American Society of Composers, Authors and Publishers
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	N/A	N/A	95.0%	$5,998,997	$179,970	$5,819,027	8.8%	$49,865	$172,749	$5,596,413	8.4%
Property		8.01	Dignity Health - Glendale, AZ	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Dignity Health - Glendale, AZ
Property		8.02	Walmart Neighborhood Market - Mobile, AL	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Walmart Neighborhood Market - Mobile, AL
Property		8.03	Walmart Neighborhood Market - Forest, VA	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Walmart Neighborhood Market - Forest, VA
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		BioLife Plasma Services L.P. - Avondale, AZ
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		BioLife Plasma Services L.P. - Richmond, VA
Property		8.06	Natural Grocers - Little Rock, AR	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Natural Grocers - Little Rock, AR
Property		8.07	Walgreens - Columbus, OH	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Walgreens - Columbus, OH
Property		8.08	CVS Pharmacy - Schaumburg, IL	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		CVS Pharmacy - Schaumburg, IL
Property		8.09	Hobby Lobby - Odessa, TX	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Hobby Lobby - Odessa, TX
Property		8.10	Tractor Supply - Toughkenamon, PA	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Tractor Supply - Toughkenamon, PA
Property		8.11	Walgreens - Harker Heights, TX	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Walgreens - Harker Heights, TX
Property		8.12	Fresenius Medical Care - Hephzibah, GA	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Fresenius Medical Care - Hephzibah, GA
Property		8.13	Tractor Supply - Alexandria, LA	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Tractor Supply - Alexandria, LA
Property		8.14	Dollar Tree - Brown Deer, WI	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Dollar Tree - Brown Deer, WI
Property		8.15	Dollar General - Odessa, TX	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Dollar General - Odessa, TX
Property		8.16	Dollar General - New Castle, PA	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Dollar General - New Castle, PA
Property		8.17	Dollar General - Evansville, IN	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Dollar General - Evansville, IN
Property		8.18	Dollar General - Harlingen, TX	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A		Dollar General - Harlingen, TX
Loan	5,8	9	Fresh Pond Cambridge	7/31/2020 TTM	11.7%	87.3%	$7,749,504	$2,040,040	$5,709,464	11.4%	$34,010	$344,630	$5,330,825	10.7%	Whole Foods Market
Loan	15	10	York Marketplace	9/30/2020 TTM	8.9%	89.1%	$4,317,675	$1,469,324	$2,848,350	9.7%	$30,675	$153,375	$2,664,301	9.0%	Lowe’s
Loan	5,7,9,16,17	11	The Arboretum	8/31/2020 TTM	9.8%	93.4%	$13,348,804	$3,759,022	$9,589,782	9.6%	$211,247	$355,912	$9,022,624	9.1%	Walmart
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	12/31/2019	12.7%	78.4%	$7,647,638	$4,647,302	$3,000,336	12.9%	$305,906	$0	$2,694,430	11.6%	N/A
Loan	6,7	13	Walgreens Portfolio	N/A	N/A	96.5%	$1,986,880	$19,565	$1,967,315	9.2%	$10,605	$24,024	$1,932,686	9.0%
Property		13.01	Walgreens - Metairie, LA	N/A		95.0%	$513,000	$5,130	$507,870		$2,048	$24,024	$481,799		Walgreens - Metairie, LA
Property		13.02	Walgreens - Gretna, LA	N/A		97.0%	$430,510	$4,216	$426,294		$2,174	$0	$424,120		Walgreens - Gretna, LA
Property		13.03	Walgreens - Denham Springs, LA	N/A		97.0%	$378,300	$3,705	$374,595		$2,174	$0	$372,422		Walgreens - Denham Springs, LA
Property		13.04	Walgreens - Lansing, MI	N/A		97.0%	$354,185	$3,469	$350,716		$2,163	$0	$348,553		Walgreens - Lansing, MI
Property		13.05	Walgreens - Ruston, LA	N/A		97.0%	$310,885	$3,045	$307,840		$2,048	$0	$305,793		Walgreens - Ruston, LA
Loan	5,7,19	14	1890 Ranch	N/A	N/A	88.1%	$10,321,892	$4,245,649	$6,076,243	12.0%	$69,591	$313,524	$5,693,128	11.2%	Academy Sports + Outdoors
Loan		15	Town Center Jeffersonville	10/31/2020 TTM	9.0%	95.0%	$2,595,184	$616,286	$1,978,898	10.1%	$36,846	$142,413	$1,799,640	9.2%	Hobby Lobby
Loan	8	16	80 Grand - CA	8/31/2020 TTM	6.4%	84.8%	$2,750,850	$1,117,530	$1,633,320	8.4%	$8,831	$58,612	$1,565,878	8.0%	Spring Fertility Management Oakland LLC
Loan	5,9,10,20	17	711 Fifth Avenue	3/31/2020 TTM	8.7%	90.6%	$74,193,553	$22,888,769	$51,304,783	9.4%	$85,006	$544,350	$50,675,427	9.3%	SunTrust Banks
Loan		18	ClimaStor 5	10/31/2020 TTM	9.2%	65.7%	$1,268,137	$419,681	$848,456	8.8%	$14,782	$0	$833,673	8.7%	N/A
Loan		19	Comfort Suites – Moab, UT	7/31/2020 TTM	8.2%	65.2%	$3,530,713	$2,238,818	$1,291,895	13.5%	$141,229	$0	$1,150,666	12.0%	N/A
Loan	9	20	Oakwood Village	9/30/2020 TTM	10.2%	76.5%	$1,355,840	$404,068	$951,772	12.5%	$26,885	$29,281	$895,606	11.8%	Big Lots
Loan		21	Bay Terrace Cooperative Section XII, Inc.	N/A	N/A	96.0%	$3,512,840	$2,051,697	$1,461,143	19.5%	$31,000	$0	$1,430,143	19.1%	N/A
Loan		22	Barocrest Apartments Owners Corp.	N/A	N/A	94.0%	$1,426,694	$542,533	$884,161	14.7%	$16,500	$0	$867,661	14.5%	N/A
Loan	6	23	CVS Montgomery & Douglas Portfolio	12/31/2019	10.4%	97.0%	$538,136	$5,381	$532,755	10.0%	$2,285	$0	$530,470	10.0%
Property		23.01	CVS Montgomery	12/31/2019		97.0%	$278,662	$2,787	$275,875		$1,197	$0	$274,678		CVS Pharmacy, Inc
Property		23.02	CVS Douglas	12/31/2019		97.0%	$259,475	$2,595	$256,880		$1,088	$0	$255,792		CVS Pharmacy, Inc
Loan		24	Kroger Distribution Center	N/A	N/A	97.0%	$538,350	$5,384	$532,967	10.2%	$31,500	$0	$501,467	9.6%	Roundy’s Supermarkets
Loan		25	Cardiff Reef	10/31/2020 T9	9.3%	91.2%	$696,331	$212,646	$483,685	10.2%	$4,250	$0	$479,435	10.1%	The Familie V2
Loan		26	541 Bronx River Road	9/30/2020 TTM	11.5%	94.8%	$1,007,143	$480,735	$526,408	11.7%	$24,989	$0	$501,419	11.1%	N/A
Loan		27	645 Owners Corp.	N/A	N/A	97.1%	$1,520,884	$575,755	$945,129	21.0%	$19,800	$0	$925,329	20.6%	N/A
Loan		28	Glen Manor Apartments Corp.	N/A	N/A	96.0%	$1,635,955	$681,751	$954,204	27.3%	$20,700	$0	$933,504	26.7%	N/A
Loan		29	Extra Space Storage-San Jacinto	8/31/2020 TTM	28.7%	85.6%	$1,297,407	$415,672	$881,735	27.6%	$48,833	$0	$832,902	26.1%	N/A
Loan		30	277 Bronx River Road Owners, Inc.	N/A	N/A	95.1%	$1,724,060	$586,121	$1,137,939	38.0%	$25,500	$0	$1,112,439	37.1%	N/A
Loan		31	P.M.A. Corporation	N/A	N/A	95.0%	$1,621,644	$702,849	$918,795	30.7%	$16,500	$0	$902,295	30.2%	N/A
Loan		32	14 Soundview Owners Corp.	N/A	N/A	93.9%	$1,597,043	$743,823	$853,220	31.6%	$17,000	$0	$836,220	31.0%	N/A
Loan		33	Roseville North Highlands Self Storage	9/30/2020 TTM	10.7%	88.2%	$534,884	$236,977	$297,907	11.2%	$8,421	$0	$289,486	10.9%	N/A
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	N/A	N/A	93.0%	$3,029,475	$1,004,351	$2,025,124	81.0%	$33,000	$0	$1,992,124	79.7%	N/A
Loan		35	11 Bronx River Road Owners, Inc.	N/A	N/A	95.1%	$1,367,636	$529,524	$838,112	36.4%	$19,000	$0	$819,112	35.6%	N/A
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	N/A	N/A	96.0%	$1,942,033	$749,149	$1,192,884	56.8%	$13,000	$0	$1,179,884	56.2%	N/A
Loan		37	Elizabeth Gardens Corp.	N/A	N/A	93.0%	$1,449,628	$601,936	$847,692	48.4%	$15,800	$0	$831,892	47.5%	N/A
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	N/A	N/A	93.5%	$988,080	$399,725	$588,355	37.4%	$13,500	$0	$574,855	36.6%	N/A
Loan		39	Roblinn Corp.	N/A	N/A	93.0%	$1,056,639	$580,813	$475,826	34.0%	$24,000	$0	$451,826	32.3%	N/A
Loan		40	7520 Ridge Owners Corp.	N/A	N/A	95.4%	$813,672	$379,084	$434,588	39.5%	$10,400	$0	$424,188	38.6%	N/A

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF
Loan	5,9	1	605 Third Avenue	12/31/2028	194,701	18.9%	United Nations Population Fund	12/31/2025	130,740	12.7%	Broadridge Financial Solutions, Inc.	1/31/2035	87,165	8.5%
Loan	5,7,8,11	2	McClellan Park	6/30/2030	417,637	6.0%	Hydra Distribution	4/16/2025	388,784	5.6%	Dome Printing	11/17/2033	320,000	4.6%
Loan	5	3	Miami Design District	4/30/2025	24,897	5.0%	Fendi Casa/Luxury Living	4/16/2027	22,439	4.5%	Dacra	1/31/2023	18,828	3.8%
Loan	5,12	4	McDonald’s Global HQ	7/31/2033	532,526	92.6%	Politan Row	5/31/2029	10,453	1.8%	Walgreens	9/30/2048	9,369	1.6%
Loan	5,7,10,13	5	Coleman Highline	162,557 SF (12/31/2029); 194,549 SF (9/30/2030)	357,106	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5,9	6	Grace Building	5/31/2042	155,270	10.0%	The Trade Desk	8/31/2030	154,558	9.9%	Israel Discount Bank	12/31/2040	142,533	9.2%
Loan	5,10	7	250 West 57th Street	8/31/2034	87,943	16.2%	The TJX Companies, Inc.	11/30/2030	46,644	8.6%	Concord Music	12/10/2035	46,329	8.5%
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41
Property		8.01	Dignity Health - Glendale, AZ	8/22/2034	11,060	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.02	Walmart Neighborhood Market - Mobile, AL	11/10/2030	41,920	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.03	Walmart Neighborhood Market - Forest, VA	6/9/2030	41,117	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ	10/1/2035	14,410	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA	10/31/2035	11,269	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.06	Natural Grocers - Little Rock, AR	4/30/2031	15,000	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.07	Walgreens - Columbus, OH	1/31/2031	15,120	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.08	CVS Pharmacy - Schaumburg, IL	1/31/2031	13,013	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.09	Hobby Lobby - Odessa, TX	4/30/2031	62,812	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.10	Tractor Supply - Toughkenamon, PA	4/30/2033	19,097	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.11	Walgreens - Harker Heights, TX	10/31/2031	14,820	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.12	Fresenius Medical Care - Hephzibah, GA	6/30/2030	6,192	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.13	Tractor Supply - Alexandria, LA	10/31/2030	19,097	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.14	Dollar Tree - Brown Deer, WI	1/31/2031	9,560	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.15	Dollar General - Odessa, TX	10/31/2034	10,566	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.16	Dollar General - New Castle, PA	10/31/2034	9,100	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.17	Dollar General - Evansville, IN	9/30/2035	9,026	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.18	Dollar General - Harlingen, TX	9/30/2035	9,002	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5,8	9	Fresh Pond Cambridge	1/31/2028	45,150	19.9%	T J Maxx / Homegoods	1/31/2031	35,432	15.6%	PetSmart	1/1/2023	27,731	12.2%
Loan	15	10	York Marketplace	1/30/2024	125,353	40.9%	Giant Food (Ground Lease)	5/31/2029	74,600	24.3%	Crunch Fitness	6/30/2030	23,500	7.7%
Loan	5,7,9,16,17	11	The Arboretum	1/26/2025	120,405	21.7%	Harris Teeter	6/17/2022	68,119	12.3%	Regal Entertainment Group/Cinebarre	8/31/2022	36,000	6.5%
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6,7	13	Walgreens Portfolio
Property		13.01	Walgreens - Metairie, LA	4/30/2030	13,650	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.02	Walgreens - Gretna, LA	5/31/2035	14,490	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.03	Walgreens - Denham Springs, LA	6/30/2035	14,490	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.04	Walgreens - Lansing, MI	7/31/2035	14,418	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.05	Walgreens - Ruston, LA	7/31/2035	13,650	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5,7,19	14	1890 Ranch	8/31/2023	80,352	18.2%	Gold’s Gym	9/30/2023	40,000	9.1%	Cinemark	10/31/2022	39,144	8.9%
Loan		15	Town Center Jeffersonville	9/30/2033	54,995	29.9%	Burlington	2/28/2031	36,073	19.6%	TJ Maxx	10/31/2029	22,499	12.2%
Loan	8	16	80 Grand - CA	9/30/2030	9,920	22.5%	MedBridge Development Company, L.P.	12/31/2030	6,368	14.4%	Beekeeper USA Inc	12/31/2022	4,960	11.2%
Loan	5,9,10,20	17	711 Fifth Avenue	4/30/2024	84,516	24.9%	Allen & Company	9/30/2033	70,972	20.9%	Ralph Lauren Retail Inc.	6/30/2029	38,638	11.4%
Loan		18	ClimaStor 5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		19	Comfort Suites – Moab, UT	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	20	Oakwood Village	1/31/2024	32,563	27.0%	Nuttall’s Sewing Center	9/30/2029	18,012	14.9%	Octapharma	9/30/2023	11,700	9.7%
Loan		21	Bay Terrace Cooperative Section XII, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		22	Barocrest Apartments Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	23	CVS Montgomery & Douglas Portfolio
Property		23.01	CVS Montgomery	1/31/2031	11,970	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.02	CVS Douglas	1/31/2030	10,880	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Kroger Distribution Center	7/31/2031	225,000	100.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		25	Cardiff Reef	10/31/2023	1,700	11.1%	Brown & Winters	12/31/2024	850	5.6%	KAT Beauty, LLC	10/31/2024	850	5.6%
Loan		26	541 Bronx River Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		27	645 Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		28	Glen Manor Apartments Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		29	Extra Space Storage-San Jacinto	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	277 Bronx River Road Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	P.M.A. Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		32	14 Soundview Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		33	Roseville North Highlands Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		35	11 Bronx River Road Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		37	Elizabeth Gardens Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	Roblinn Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40	7520 Ridge Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves
Loan	5,9	1	605 Third Avenue	AECOM Technology Corporation	3/31/2033	78,484	7.6%	Anti-Defamation League of B’Nai B’Rith, Inc.	3/31/2027	73,333	7.1%	$0
Loan	5,7,8,11	2	McClellan Park	McClellan Jet Services	9/12/2022	280,839	4.1%	Northrop Grumman Systems	254,511 (12/31/2021); 4,857 (7/31/2022); 8,250 (11/30/2022)	267,618	3.9%	$0
Loan	5	3	Miami Design District	Luxury Brand Partners	8/17/2022	18,077	3.6%	Luminaire	1/31/2024	15,000	3.0%	$0
Loan	5,12	4	McDonald’s Global HQ	One Medical	12/31/2030	4,889	0.9%	FedEx Retail	12/31/2028	2,124	0.4%	$0
Loan	5,7,10,13	5	Coleman Highline	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	5,9	6	Grace Building	Bain & Company, Inc.	2/28/2030	121,262	7.8%	Insight Venture Management LLC	2/28/2030	93,998	6.0%	$0
Loan	5,10	7	250 West 57th Street	Lighthouse Guild International Inc.	5/31/2027	37,680	6.9%	UMG Recordings, Inc.	12/31/2028	26,152	4.8%	$0
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41									$0
Property		8.01	Dignity Health - Glendale, AZ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.02	Walmart Neighborhood Market - Mobile, AL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.03	Walmart Neighborhood Market - Forest, VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.06	Natural Grocers - Little Rock, AR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.07	Walgreens - Columbus, OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.08	CVS Pharmacy - Schaumburg, IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.09	Hobby Lobby - Odessa, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.10	Tractor Supply - Toughkenamon, PA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.11	Walgreens - Harker Heights, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.12	Fresenius Medical Care - Hephzibah, GA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.13	Tractor Supply - Alexandria, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.14	Dollar Tree - Brown Deer, WI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.15	Dollar General - Odessa, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.16	Dollar General - New Castle, PA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.17	Dollar General - Evansville, IN	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.18	Dollar General - Harlingen, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5,8	9	Fresh Pond Cambridge	Staples	9/30/2027	18,000	7.9%	Action For Boston Comm. Devlpmt	6/30/2025	10,700	4.7%	$0
Loan	15	10	York Marketplace	Super Shoes	3/31/2024	20,000	6.5%	Fine Wine & Good Spirits	8/31/2025	12,500	4.1%	$0
Loan	5,7,9,16,17	11	The Arboretum	Bed Bath & Beyond	1/31/2023	35,000	6.3%	Barnes & Noble	6/30/2025	24,994	4.5%	$0
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	6,7	13	Walgreens Portfolio									$0
Property		13.01	Walgreens - Metairie, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.02	Walgreens - Gretna, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.03	Walgreens - Denham Springs, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.04	Walgreens - Lansing, MI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.05	Walgreens - Ruston, LA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5,7,19	14	1890 Ranch	Burlington	2/28/2031	36,736	8.3%	PetSmart	1/31/2023	27,880	6.3%	$0
Loan		15	Town Center Jeffersonville	Homegoods	10/31/2029	22,000	11.9%	Petco	7/31/2030	13,352	7.2%	$0
Loan	8	16	80 Grand - CA	Eye Physicians of the East Bay Medical Corp	8/31/2027	4,960	11.2%	Columbia Asthma and Allergy Clinic	9/30/2028	4,960	11.2%	$0
Loan	5,9,10,20	17	711 Fifth Avenue	Loro Piana USA	8/31/2025	24,388	7.2%	Sandler Capital	6/30/2027	17,200	5.1%	$0
Loan		18	ClimaStor 5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		19	Comfort Suites – Moab, UT	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	9	20	Oakwood Village	Dollar Tree	1/31/2025	10,000	8.3%	The Warehouse	4/30/2023	8,456	7.0%	$0
Loan		21	Bay Terrace Cooperative Section XII, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		22	Barocrest Apartments Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	6	23	CVS Montgomery & Douglas Portfolio									$0
Property		23.01	CVS Montgomery	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.02	CVS Douglas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Kroger Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		25	Cardiff Reef	Experience Life Chiropractic	1/31/2021	850	5.6%	Proper Band	10/31/2022	850	5.6%	$0
Loan		26	541 Bronx River Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		27	645 Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		28	Glen Manor Apartments Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		29	Extra Space Storage-San Jacinto	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		30	277 Bronx River Road Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		31	P.M.A. Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		32	14 Soundview Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		33	Roseville North Highlands Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		35	11 Bronx River Road Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		37	Elizabeth Gardens Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		39	Roblinn Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		40	7520 Ridge Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Loan	5,9	1	605 Third Avenue	$0	$411,096	$1,092,905	$0	$4,000,000	$0	$0	$0	$0	$0	$934,456	$0
Loan	5,7,8,11	2	McClellan Park	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$6,190,922	$0
Loan	5	3	Miami Design District	$8,285	$0	$4,907,050	$82,849	$0	$2,100,000	$525,000	$0	$0	$0	$12,199,307	$0
Loan	5,12	4	McDonald’s Global HQ	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$6,161,307	$0
Loan	5,7,10,13	5	Coleman Highline	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$19,690,191	$0
Loan	5,9	6	Grace Building	$0	$0	$56,172,399	$0	$0	$0	$0	$0	$0	$0	$33,543,750	$0
Loan	5,10	7	250 West 57th Street	$0	$0	$859,958	$0	$0	$3,841,605	$768,321	$0	$0	$0	$4,194,083	$0
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	$2,860	$0	$500,000	$0	$0	$190,224	$0	$440	$220	$34,460	$28,836	$0
Property		8.01	Dignity Health - Glendale, AZ
Property		8.02	Walmart Neighborhood Market - Mobile, AL
Property		8.03	Walmart Neighborhood Market - Forest, VA
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA
Property		8.06	Natural Grocers - Little Rock, AR
Property		8.07	Walgreens - Columbus, OH
Property		8.08	CVS Pharmacy - Schaumburg, IL
Property		8.09	Hobby Lobby - Odessa, TX
Property		8.10	Tractor Supply - Toughkenamon, PA
Property		8.11	Walgreens - Harker Heights, TX
Property		8.12	Fresenius Medical Care - Hephzibah, GA
Property		8.13	Tractor Supply - Alexandria, LA
Property		8.14	Dollar Tree - Brown Deer, WI
Property		8.15	Dollar General - Odessa, TX
Property		8.16	Dollar General - New Castle, PA
Property		8.17	Dollar General - Evansville, IN
Property		8.18	Dollar General - Harlingen, TX
Loan	5,8	9	Fresh Pond Cambridge	$2,834	$0	$0	$28,341	$680,190	$93,522	$93,522	$0	$0	$79,376	$339,891	$0
Loan	15	10	York Marketplace	$2,556	$122,688	$500,000	$10,481	$920,247	$132,706	$66,352	$0	$0	$0	$200,620; LOC: $1,468,297	$0
Loan	5,7,9,16,17	11	The Arboretum	$17,604	$0	$2,000,000	$69,489	$5,000,000	$124,209	$124,207	$0	$0	$112,500	$3,970,402	$0
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	$15,933	$0	$0	$0	$0	$82,534	$20,634	$0	$0	$0	$3,461,730	$0
Loan	6,7	13	Walgreens Portfolio	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Property		13.01	Walgreens - Metairie, LA
Property		13.02	Walgreens - Gretna, LA
Property		13.03	Walgreens - Denham Springs, LA
Property		13.04	Walgreens - Lansing, MI
Property		13.05	Walgreens - Ruston, LA
Loan	5,7,19	14	1890 Ranch	$5,799	$0	$0	$47,838	$1,435,145	$902,664	$225,666	$29,364	$13,682	$0	$3,061,075	$0
Loan		15	Town Center Jeffersonville	$2,304	$82,958	$0	$11,522	$414,788	$48,340	$24,170	$0	$0	$0	$0	$0
Loan	8	16	80 Grand - CA	$736	$17,662	$0	$4,889	$175,977	$39,472	$9,868	$0	$0	$0	$1,116,848	$0
Loan	5,9,10,20	17	711 Fifth Avenue	$0	$170,012	$0	$0	$1,020,027	$0	$0	$0	$0	$0	$1,048,024	$0
Loan		18	ClimaStor 5	$1,232	$30,000	$0	$0	$0	$6,083	$6,083	$8,157	$2,179	$0	$0	$0
Loan		19	Comfort Suites – Moab, UT	$11,892	$0	$0	$0	$0	$26,528	$8,023	$8,518	$2,130	$0	$638,174	$48,800
Loan	9	20	Oakwood Village	$2,010	$72,335	$250,000	$6,028	$400,000	$14,394	$14,394	$0	$0	$0	$215,000	$0
Loan		21	Bay Terrace Cooperative Section XII, Inc.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$20,000	$0
Loan		22	Barocrest Apartments Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$10,000	$0
Loan	6	23	CVS Montgomery & Douglas Portfolio	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Property		23.01	CVS Montgomery
Property		23.02	CVS Douglas
Loan		24	Kroger Distribution Center	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$55,500	$0
Loan		25	Cardiff Reef	$0	$0	$0	$0	$0	$0	$12,723.98 starting in May 2021	$9,875	$898	$0	$0	$0
Loan		26	541 Bronx River Road	$2,082	$0	$0	$0	$0	$20,905	$20,905	$0	$0	$25,783	$0	$0
Loan		27	645 Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$66,250	$0
Loan		28	Glen Manor Apartments Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$11,250	$0
Loan		29	Extra Space Storage-San Jacinto	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		30	277 Bronx River Road Owners, Inc.	$0	$0	$0	$0	$0	$35,510	$12,982	$0	$0	$0	$350,000	$0
Loan		31	P.M.A. Corporation	$0	$0	$0	$0	$0	$105,137	$16,570	$0	$0	$0	$0	$0
Loan		32	14 Soundview Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		33	Roseville North Highlands Self Storage	$702	$0	$0	$0	$0	$8,835	$2,945	$0	$0	$23,438	$0	$0
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		35	11 Bronx River Road Owners, Inc.	$0	$0	$0	$0	$0	$24,151	$8,081	$0	$0	$0	$157,500	$0
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$30,900	$0
Loan		37	Elizabeth Gardens Corp.	$0	$0	$0	$0	$0	$46,750	$17,583	$0	$0	$0	$0	$0
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	$0	$0	$0	$0	$0	$52,500	$17,500	$0	$0	$0	$0	$0
Loan		39	Roblinn Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		40	7520 Ridge Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$18,750	$0

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)
Loan	5,9	1	605 Third Avenue	Free Rent; Univision Reserve	11/5/2020	10/27/2020	N/A	10/27/2020	N/A	No
Loan	5,7,8,11	2	McClellan Park	Development Agency Loan Reserve; Rent Concession Reserve; Tenant Specific TILC Reserve	10/15/2020	Various	N/A	9/30/2020	9/30/2020	Yes - 3
Loan	5	3	Miami Design District	Debt Service Reserve; Free Rent Reserve; Gap Rent Reserve	2/28/2020	2/20/2020	N/A	2/20/2020	N/A	No
Loan	5,12	4	McDonald’s Global HQ	Free Rent Reserve	10/15/2020	8/28/2020	N/A	8/28/2020	N/A	No
Loan	5,7,10,13	5	Coleman Highline	Roku TI Reserve; Debt Service Reserve	10/27/2020	10/6/2020	N/A	10/26/2020	10/5/2020	Yes - 4
Loan	5,9	6	Grace Building	Free Rent Reserve; Lobby/Elevator Work; Parking Rent Shortfall Reserve	10/22/2020	9/22/2020	N/A	9/22/2020	N/A	No
Loan	5,10	7	250 West 57th Street	Free Rent reserve	11/4/2020	10/20/2020	N/A	10/20/2020	N/A	No
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41	Environmental Insurance Escrow; BioLife Rollover Reserve
Property		8.01	Dignity Health - Glendale, AZ		10/28/2020	10/30/2020	N/A	10/30/2020	N/A	No
Property		8.02	Walmart Neighborhood Market - Mobile, AL		11/2/2020	11/10/2020	N/A	11/10/2020	N/A	No
Property		8.03	Walmart Neighborhood Market - Forest, VA		11/2/2020	11/10/2020	N/A	11/9/2020	N/A	No
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ		10/28/2020	10/7/2020	N/A	10/27/2020	N/A	No
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA		11/10/2020	9/28/2020	N/A	10/27/2020	N/A	No
Property		8.06	Natural Grocers - Little Rock, AR		10/31/2020	10/26/2020	N/A	10/26/2020	N/A	No
Property		8.07	Walgreens - Columbus, OH		11/4/2020	11/9/2020	N/A	11/9/2020	N/A	No
Property		8.08	CVS Pharmacy - Schaumburg, IL		10/30/2020	10/28/2020	N/A	10/28/2020	N/A	No
Property		8.09	Hobby Lobby - Odessa, TX		10/31/2020	11/4/2020	N/A	11/4/2020	N/A	No
Property		8.10	Tractor Supply - Toughkenamon, PA		11/2/2020	11/3/2020	N/A	10/26/2020	N/A	No
Property		8.11	Walgreens - Harker Heights, TX		11/3/2020	10/26/2020	N/A	10/26/2020	N/A	No
Property		8.12	Fresenius Medical Care - Hephzibah, GA		11/3/2020	10/29/2020	N/A	10/29/2020	N/A	No
Property		8.13	Tractor Supply - Alexandria, LA		10/31/2020	10/27/2020	N/A	10/27/2020	N/A	No
Property		8.14	Dollar Tree - Brown Deer, WI		10/28/2020	8/28/2020	N/A	8/26/2020	N/A	No
Property		8.15	Dollar General - Odessa, TX		10/31/2020	4/27/2020	N/A	4/27/2020	N/A	No
Property		8.16	Dollar General - New Castle, PA		10/30/2020	5/4/2020	N/A	5/4/2020	N/A	No
Property		8.17	Dollar General - Evansville, IN		10/30/2020	10/6/2020	N/A	10/6/2020	N/A	No
Property		8.18	Dollar General - Harlingen, TX		10/29/2020	10/8/2020	N/A	10/8/2020	N/A	No
Loan	5,8	9	Fresh Pond Cambridge	Whole Foods Escrow	9/21/2020	9/3/2020	N/A	9/3/2020	N/A	No
Loan	15	10	York Marketplace	Rent Concession Reserve; Tenant Specific TILC Reserve; Fee Acquisition LoC Reserve	10/19/2020	10/13/2020	N/A	10/13/2020	N/A	No
Loan	5,7,9,16,17	11	The Arboretum	Debt Service Reserve	9/10/2020	8/11/2020	N/A	8/11/2020	N/A	No
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	PIP Reserve; Debt Service Reserve	2/12/2020	1/10/2020	N/A	1/14/2020	1/28/2020	Yes - 3
Loan	6,7	13	Walgreens Portfolio	N/A
Property		13.01	Walgreens - Metairie, LA		10/15/2020	10/26/2020	N/A	10/16/2020	N/A	No
Property		13.02	Walgreens - Gretna, LA		10/15/2020	10/23/2020	N/A	10/16/2020	N/A	No
Property		13.03	Walgreens - Denham Springs, LA		10/15/2020	10/23/2020	N/A	10/16/2020	N/A	No
Property		13.04	Walgreens - Lansing, MI		10/15/2020	10/27/2020	N/A	10/16/2020	N/A	No
Property		13.05	Walgreens - Ruston, LA		10/15/2020	10/23/2020	N/A	10/16/2020	N/A	No
Loan	5,7,19	14	1890 Ranch	Gap Rent; Outstanding Leasing Obligations; Debt Service Reserve	2/11/2020	2/18/2020	N/A	2/11/2020	N/A	No
Loan		15	Town Center Jeffersonville	N/A	11/5/2020	11/4/2020	N/A	11/4/2020	N/A	No
Loan	8	16	80 Grand - CA	Suite 500 Reserve; Rent Concession Reserve; Existing TILC; Capital Improvement Reserve; Groundwater and Mold Remediation Reserve; Springing Owner-Occupant Reserve	11/2/2020	10/23/2020	N/A	10/23/2020	10/23/2020	Yes - 4
Loan	5,9,10,20	17	711 Fifth Avenue	Unfunded Obligations Reserve; Downgraded Tenant Reserve	2/19/2020	2/3/2020	N/A	1/30/2020	N/A	No
Loan		18	ClimaStor 5	N/A	10/21/2020	10/12/2020	N/A	10/9/2020	N/A	No
Loan		19	Comfort Suites – Moab, UT	Seasonality Reserve; PIP Reserve; Debt Service Reserve	11/29/2019	11/25/2019	N/A	11/25/2019	N/A	No
Loan	9	20	Oakwood Village	Debt Service Reserve; Tenant Specific TILC Reserve	3/3/2020	2/21/2020	N/A	10/4/2020	2/25/2020	Yes - 3
Loan		21	Bay Terrace Cooperative Section XII, Inc.	Collateral Security Agreement for Capital Improvements	10/5/2020	9/3/2020	N/A	9/2/2020	N/A	No
Loan		22	Barocrest Apartments Owners Corp.	Collateral Security Agreement for Sponsor Maintenance	10/21/2020	9/22/2020	N/A	9/22/2020	N/A	No
Loan	6	23	CVS Montgomery & Douglas Portfolio	N/A
Property		23.01	CVS Montgomery		7/13/2020	10/22/2020	N/A	10/22/2020	N/A	No
Property		23.02	CVS Douglas		7/10/2020	7/14/2020	N/A	10/27/2020	N/A	No
Loan		24	Kroger Distribution Center	Tenant Specific TILC Reserve	11/9/2020	6/25/2020	N/A	9/2/2020	N/A	No
Loan		25	Cardiff Reef	N/A	11/10/2020	11/3/2020	N/A	11/3/2020	11/3/2020	Yes - 4
Loan		26	541 Bronx River Road	N/A	10/07/2020	9/30/2020	N/A	9/30/2020	N/A	No
Loan		27	645 Owners Corp.	Collateral Security Agreement for Property Conditions	8/10/2020	7/2/2020	N/A	7/6/2020	N/A	No
Loan		28	Glen Manor Apartments Corp.	Collateral Security Agreement for Capital Improvements	11/2/2020	10/8/2020	N/A	10/9/2020	N/A	No
Loan		29	Extra Space Storage-San Jacinto	N/A	3/17/2020	N/A	N/A	3/16/2020	3/16/2020	Yes - 4
Loan		30	277 Bronx River Road Owners, Inc.	Collateral Security Agreement for Capital Improvements	9/14/2020	8/21/2020	N/A	8/17/2020	N/A	No
Loan		31	P.M.A. Corporation	N/A	6/5/2020	5/20/2020	N/A	5/27/2020	N/A	No
Loan		32	14 Soundview Owners Corp.	N/A	11/10/2020	10/27/2020	N/A	11/6/2020	N/A	No
Loan		33	Roseville North Highlands Self Storage	N/A	10/21/2020	10/8/2020	N/A	10/8/2020	10/8/2020	Yes - 3
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	N/A	9/16/2020	8/17/2020	N/A	8/17/2020	N/A	No
Loan		35	11 Bronx River Road Owners, Inc.	Collateral Security Agreement for Capital Improvements	10/21/2020	10/6/2020	N/A	10/7/2020	N/A	No
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	Collateral Security Agreement for Capital Improvements; Collateral Security Agreement for Property Conditions	11/9/2020	9/30/2020	N/A	9/29/2020	N/A	No
Loan		37	Elizabeth Gardens Corp.	N/A	10/28/2020	9/25/2020	N/A	9/29/2020	N/A	No
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	N/A	10/20/2020	10/15/2020	N/A	10/15/2020	N/A	No
Loan		39	Roblinn Corp.	N/A	10/27/2020	10/6/2020	N/A	10/6/2020	N/A	No
Loan		40	7520 Ridge Owners Corp.	Collateral Security Agreement for Property Conditions	11/6/2020	9/22/2020	N/A	9/21/2020	N/A	No
A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Loan	5,9	1	605 Third Avenue	N/A	$151,000,000		$78,000,000	45.1%	4.30x	10.4%	$91,000,000	58.4%	2.58x	8.0%
Loan	5,7,8,11	2	McClellan Park	9.0%	$283,000,000			60.2%	2.90x	10.5%
Loan	5	3	Miami Design District	N/A	$325,000,000		$100,000,000	58.4%	1.72x	7.4%
Loan	5,12	4	McDonald’s Global HQ	N/A	$99,568,671		$110,000,000	68.3%	1.17x	7.2%
Loan	5,7,10,13	5	Coleman Highline	9.0%	$107,000,000			56.5%	3.18x	9.2%
Loan	5,9	6	Grace Building	N/A	$823,000,000		$367,000,000	58.1%	3.00x	8.3%
Loan	5,10	7	250 West 57th Street	N/A	$125,000,000			54.5%	3.49x	11.1%
Loan	5,6,14	8	ExchangeRight Net Leased Portfolio #41		$26,338,000			61.3%	2.60x	8.8%
Property		8.01	Dignity Health - Glendale, AZ	N/A
Property		8.02	Walmart Neighborhood Market - Mobile, AL	N/A
Property		8.03	Walmart Neighborhood Market - Forest, VA	N/A
Property		8.04	BioLife Plasma Services L.P. - Avondale, AZ	N/A
Property		8.05	BioLife Plasma Services L.P. - Richmond, VA	N/A
Property		8.06	Natural Grocers - Little Rock, AR	N/A
Property		8.07	Walgreens - Columbus, OH	N/A
Property		8.08	CVS Pharmacy - Schaumburg, IL	N/A
Property		8.09	Hobby Lobby - Odessa, TX	N/A
Property		8.10	Tractor Supply - Toughkenamon, PA	N/A
Property		8.11	Walgreens - Harker Heights, TX	N/A
Property		8.12	Fresenius Medical Care - Hephzibah, GA	N/A
Property		8.13	Tractor Supply - Alexandria, LA	N/A
Property		8.14	Dollar Tree - Brown Deer, WI	N/A
Property		8.15	Dollar General - Odessa, TX	N/A
Property		8.16	Dollar General - New Castle, PA	N/A
Property		8.17	Dollar General - Evansville, IN	N/A
Property		8.18	Dollar General - Harlingen, TX	N/A
Loan	5,8	9	Fresh Pond Cambridge	N/A	$20,000,000			44.2%	3.34x	11.4%
Loan	15	10	York Marketplace	N/A
Loan	5,7,9,16,17	11	The Arboretum	N/A	$74,764,693			58.6%	1.70x	9.6%
Loan	10,18	12	Hilton Garden Inn Salt Lake City Airport	7.0%
Loan	6,7	13	Walgreens Portfolio
Property		13.01	Walgreens - Metairie, LA	N/A
Property		13.02	Walgreens - Gretna, LA	N/A
Property		13.03	Walgreens - Denham Springs, LA	N/A
Property		13.04	Walgreens - Lansing, MI	N/A
Property		13.05	Walgreens - Ruston, LA	N/A
Loan	5,7,19	14	1890 Ranch	N/A	$30,000,000			66.2%	2.17x	12.0%
Loan		15	Town Center Jeffersonville	N/A
Loan	8	16	80 Grand - CA	19.0%
Loan	5,9,10,20	17	711 Fifth Avenue	N/A	$530,000,000			54.5%	2.90x	9.4%
Loan		18	ClimaStor 5	N/A
Loan		19	Comfort Suites – Moab, UT	N/A
Loan	9	20	Oakwood Village	12.0%
Loan		21	Bay Terrace Cooperative Section XII, Inc.	N/A		$500,000		15.8%	4.07x	18.3%					$27,000,000	27.7%	0.0%	0	0	0	N/A
Loan		22	Barocrest Apartments Owners Corp.	N/A		$250,000		29.6%	4.26x	14.1%					$17,300,000	34.7%	1.5%	1	0	0	$310
Loan	6	23	CVS Montgomery & Douglas Portfolio
Property		23.01	CVS Montgomery	N/A
Property		23.02	CVS Douglas	N/A
Loan		24	Kroger Distribution Center	N/A
Loan		25	Cardiff Reef	7.0%
Loan		26	541 Bronx River Road	N/A
Loan		27	645 Owners Corp.	N/A		$200,000		18.4%	3.85x	20.1%					$20,500,000	21.9%	7.7%	5	0	0	-$9,830
Loan		28	Glen Manor Apartments Corp.	N/A		$500,000		32.9%	4.65x	23.9%					$14,700,000	23.8%	0.0%	0	0	0	N/A
Loan		29	Extra Space Storage-San Jacinto	4.0%
Loan		30	277 Bronx River Road Owners, Inc.	N/A		$250,000		19.6%	7.72x	35.0%					$20,100,000	14.9%	12.9%	11	0	0	$24,302
Loan		31	P.M.A. Corporation	N/A		$200,000		22.3%	4.22x	28.8%					$15,700,000	19.1%	1.3%	1	0	0	$7,053
Loan		32	14 Soundview Owners Corp.	N/A		$500,000		19.4%	4.78x	26.7%					$15,900,000	17.0%	0.0%	0	0	0	N/A
Loan		33	Roseville North Highlands Self Storage	5.0%
Loan		34	40 W. 22nd St. Tenants Cooperative Corp.	N/A		$250,000		4.6%	21.30x	73.6%					$39,700,000	6.3%	0.0%	0	0	0	N/A
Loan		35	11 Bronx River Road Owners, Inc.	N/A		$250,000		18.8%	6.28x	32.9%					$15,500,000	14.8%	8.1%	6	0	0	$10,229
Loan	9	36	225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp.	N/A		$500,000		6.4%	9.36x	45.9%					$22,100,000	9.5%	5.9%	3	0	0	-$14,046
Loan		37	Elizabeth Gardens Corp.	N/A		N/A	N/A								$13,900,000	12.6%	0.0%	0	0	0	N/A
Loan		38	Via Magna Corp. f/k/a CLXXXII Via Magna Corp.	N/A		$200,000		8.6%	6.28x	33.2%					$11,450,000	13.7%	0.0%	0	0	0	N/A
Loan		39	Roblinn Corp.	N/A		$500,000		10.4%	4.80x	25.0%					$9,000,000	15.6%	2.1%	1	0	0	NAV
Loan		40	7520 Ridge Owners Corp.	N/A		$500,000		15.8%	5.56x	27.2%					$8,000,000	13.8%	23.3%	10	0	0	$85,440

A-1-13

BANK 2020-BNK30
Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; NCB—National Cooperative Bank, N.A.; NCCB—National Consumer Cooperative Bank.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this preliminary prospectus for information regarding single tenant properties or properties with tenants that (i) with respect to the largest 15 Mortgage Loans, are one of the largest 5 tenants at each related mortgaged property or portfolio of mortgaged properties or (ii) occupy 50% or more of the NRA, which, in each case, are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the Master Servicing Fee Rate, the Primary Servicing Fee Rate or, with respect to any non-serviced mortgage loan, the Pari Passu Loan Primary Servicing Fee Rate, the Trustee Fee Rate (which includes the fees payable to both the trustee and certificate administrator), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate, and the CREFC Fee Rate, in each case applicable to the related mortgage loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and the largest 5 tenants at each related mortgaged property or portfolio of mortgaged properties and (ii) mortgaged properties where any tenant occupies 50% or more of the NRA.

(5)	With respect to Mortgage Loan No. 1, 605 Third Avenue, Mortgage Loan No. 2, McClellan Park, Mortgage Loan No. 3, Miami Design District, Mortgage Loan No. 4, McDonald’s Global HQ, Mortgage Loan No. 5, Coleman Highline, Mortgage Loan No. 6, Grace Building, Mortgage Loan No. 7, 250 West 57th Street, Mortgage Loan No. 8, ExchangeRight Net Leased Portfolio #41, Mortgage Loan No. 9, Fresh Pond Cambridge, Mortgage Loan No. 11, The Arboretum, Mortgage Loan No. 14, 1890 Ranch and Mortgage Loan No. 17, 711 Fifth Avenue, each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” “—The 605 Third Avenue Pari Passu-A/B Whole Loan”, “—The McDonald’s Global HQ Pari Passu-A/B Whole Loan”, and “Pooling and Servicing Agreement”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—Miami Design District Pari Passu-A/B Whole Loan” and “—Grace Building Pari Passu-A/B Whole Loan”, as applicable, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this preliminary prospectus.

(6)	With respect to Mortgage Loan No. 8, ExchangeRight Net Leased Portfolio #41, Mortgage Loan No. 13, Walgreens Portfolio and Mortgage Loan No. 23, CVS Montgomery & Douglas Portfolio, each such Mortgage Loan is secured by multiple mortgaged properties. For purposes of the statistical information set forth in this preliminary prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, McClellan Park, Mortgage Loan No. 5, Coleman Highline, Mortgage Loan No. 11, The Arboretum, Mortgage Loan No. 13, Walgreens Portfolio and Mortgage Loan No. 14, 1890 Ranch, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this preliminary prospectus.

(8)	With respect to Mortgage Loan No. 2, McClellan Park, Mortgage Loan No. 9, Fresh Pond Cambridge and Mortgage Loan No. 16, 80 Grand - CA, the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases; Substitutions; Additions” in this preliminary prospectus.

(9)	With respect to Mortgage Loan No. 1, 605 Third Avenue, Mortgage Loan No. 6, Grace Building, Mortgage Loan No. 11, The Arboretum, Mortgage Loan No. 17, 711 Fifth Avenue, Loan No. 20, Oakwood Village and Mortgage Loan No. 36, 225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp., the related mortgage loan documents permit future subordinate secured financing or mezzanine financing and/or preferred equity generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this preliminary prospectus.

(10)	With respect to Mortgage Loan No. 5, Coleman Highline, the Appraised Value assumes the sole tenant (357,106 square feet), representing 100.0% of net rentable square feet, is in occupancy of its entire space and paying full, unabated rent. The sole tenant has taken possession of Building 1 (162,557 square feet), will commence paying full, unabated rent in January 2021 and is completing its buildout throughout 2021. The sole tenant is in occupancy and paying full, unabated rent of in Building 2 (194,549 square feet). A reserve was taken for all outstanding tenant improvement allowances, which must be used by December 2021. The appraised value assuming buildout of Building 1 is not completed is $275,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $275,700,000 appraised value is 60.8%.

With respect to Mortgage Loan No. 7, 250 West 57th Street, the borrowers have informed the lender that they have applied for an Industrial and Commercial Abatement Program (“ICAP”) tax abatement, which has not yet been received. The borrower has

A-1-14

represented that it has complied with all of the statutory requirements of the ICAP program, other than providing proof to the Department of Finance of the City of New York that all of the outstanding violations against the Mortgaged Property set forth in the final loan documents have been cleared and removed of record. The borrower anticipates submitting the evidence of clearing and removing of record the outstanding violations to the Department of Finance on or about November 1, 2021. In the event that the borrower fails to clear each of the existing violations from the public record, the borrower is required under the loan documents to deposit $18,200,000, which is required to be held as additional collateral for the Mortgage Loan for the remaining term. The Appraised Value assumes that the ICAP is in place and has a net present value of $11,000,000. If such net present value of $11,000,000 was excluded from the Appraised Value of $330,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 56.4%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained. Approximately $2,178,570 of ICAP benefits was underwritten. Excluding such ICAP benefits, the UW NCF DSCR would be 3.16x, and the UW NOI Debt Yield would be 10.1% and the UW NOI Debt Yield at Maturity would be 10.1%.

With respect to Mortgage Loan No. 12, Hilton Garden Inn Salt Lake City Airport, the Appraised Value includes the assumption that the property improvement plan (“PIP”) is completed in January 2021. A reserve for the outstanding PIP work was taken at closing. The appraised value assuming the PIP is not completed is $32,300,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $32,300,000 appraised value are 71.7% and 61.6%, respectively.

With respect to Mortgage Loan No. 17, 711 Fifth Avenue, the Appraised Value assumes that the Whole Loan sponsors have invested approximately $13.5 million in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the Mortgaged Property.

(11)	With respect to Mortgage Loan No. 2, McClellan Park, the # of Units includes 4,193,496 square feet of warehouse and manufacturing, 1,728,393 square feet of office, research and commercial, 843,221 square feet of airfield, 157,254 square feet of multifamily and 3,120 square feet of yard space.

(12)	With respect to Mortgage Loan No. 4, McDonald’s Global HQ, the Original Amortization Term (mos.) and Remaining Amortization Term (mos.) is shown for the McDonald’s Global HQ Whole Loan. The McDonald’s Global HQ Senior Loan amortizes in 186 months.

(13)	With respect to Mortgage Loan No. 5, Coleman Highline, the mortgage loan is structured with an Anticipated Repayment Date (“ARD”) and will be interest-only prior to the ARD. From and after the ARD, the Coleman Highline Whole Loan will accrue additional interest at an interest rate equal to the initial interest rate plus 2.000% per annum (“Rate Increase”). From and after the ARD, interest payments will continue to be made as provided prior to the ARD, with amounts accrued with respect to the Rate Increase being deferred and paid on the maturity date, if not paid sooner by the Coleman Highline borrower. The ARD automatically triggers a cash sweep period, as defined in the loan docuemnts, whereby all excess cash flow, after payments of debt service on the Coleman Highline Whole Loan, required deposits to escrows and reserves, and budgeted operating expenses, is required to be used to first pay down the principal balance of the Coleman Highline Whole Loan and thereafter, repay the accrued interest.

(14)	With respect to Mortgage Loan No. 8, ExchangeRight Net Leased Portfolio #41, the ongoing monthly insurance payments of $220 for NFIP premiums are in place for Walmart Neighborhood Market - Mobile, AL and Dollar Tree - Brown Deer, WI. Additional monthly deposits for insurance are suspended for all properties in the ExchangeRight Net Leased Portfolio #41 as long as (i) no event of default has occurred and is continuing and (ii) either (x) the ExchangeRight Net Leased Portfolio #41 is covered under a blanket policy acceptable to the lender or (y) (1) the ExchangeRight Net Leased Portfolio #41 borrower delivers evidence to the lender of payment by the borrower or tenant, (2) the lease(s) with the applicable tenant(s) shall be and continue in full force and effect and (3) there is no material adverse change with respect to the tenant’s ability to make timely payment.

(15)	With respect to Mortgage Loan No. 10, York Marketplace, a portion of the second largest tenant’s space is subject to a ground lease with a purchase option. A letter of credit equal to the purchase option amount was obtained at closing and the mortgage loan documents obligate the borrower to exercise such purchase option.

(16)	With respect to Mortgage Loan No. 11, The Arboretum, the monthly TI/LC reserve escrow adjusts to $57,907.50 in November 2021 and $46,326.00 in November 2022.

(17)	With respect to Mortgage Loan No. 11, The Arboretum, the third largest tenant, Regal Entertainment Group/Cinebarre (36,000 square feet), representing 6.5% of net rentable square feet, is now dark and as of November 10, 2020, has not made its November rent payment. Income from the third largest tenant was excluded from UW Revenues.

(18)	With respect to the, Mortgage Loan No. 12, Hilton Garden Inn Salt Lake City Airport Mortgage Loan, occupancy as of October 2020 is 45.4%, which is less than underwritten occupancy of 78.4%. A Debt Service Reserve of $455,000 was funded post-loan closing.

(19)	With respect to Mortgage Loan No. 14, 1890 Ranch, the Outstanding TI/LC Reserve of $2,133,845.00 and the Gap Rent Reserve of $510,161.91 were funded at origination and are included in the initial other escrow amount. The Gap Rent reserve has been completely released and the Outstanding TI/LC Reserve has a balance of approximately $278,447.66. The Debt Service Reserve of $417,068.25 was funded at the end of the forbearance period (as described in “Description of the Mortgage Pool—COVID 19 Considerations”), and is included in the initial other escrow amount. Current other escrow balance includes the Debt Service Reserve and Outstanding TI/LC Reserve.

(20)	With respect to Mortgage Loan No. 17, 711 Fifth Avenue, the third largest tenant, Ralph Lauren, Retail Inc., representing approximately 11.4% of the net rentable area, has been dark since April 2017 for the majority of its space. Ralph Lauren, Retail Inc. continues to operate the Polo Bar restaurant (7,436 SF of the total Ralph Lauren 38,638 SF) at this location and continues to be obligated to pay rent for its entire leased space.

A-1-15

A.	Yield Maintenance Amount shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of interest from the Repayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. “Open Prepayment Date” shall mean June 5, 2030. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the lesser of (i) the Treasury Rate and (ii) the Swap Rate, each when compounded semi-annually. “Treasury Rate” shall mean the yield the date that is five (5) Business Days prior to the date calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the period ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Open Prepayment Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) “Swap Rate” shall mean the yield calculated by the linear interpolation of mid-market swap yields, as reported on Reuters Capital Markets screen 19901 (SEMI-BOND column), with maturities (one longer and one shorter) most nearly approximating the Stated Maturity Date (in the event Reuters Capital Markets screen 19901 is no longer available, Lender shall select a comparable publication to determine such yield).

B.	“Yield Maintenance Premium” shall mean an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (i) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth (5th) Business Day preceding the prepayment date, divided by (ii) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

C.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one-half of one percent (0.50%) of the outstanding principal of the Note to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under the applicable Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the applicable Note is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semiannually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid, provided, with respect to any prepayment of any portion of the Loan that is subject to a rated Securitization and which is made after the Payment Date in April, 2030, but prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium shall be zero. “Permitted Par Prepayment Date” shall mean the Payment Date which is six (6) months prior to the Anticipated Repayment Date. “Anticipated Repayment Date” shall mean November 6, 2030.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity equal to the remaining term to the Anticipated Repayment Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select. If there is no United States Treasury Security with a yield equal to the remaining term to the Anticipated Repayment Date, the Prepayment Rate will be calculated by taking the linear interpolation of the yields with maturity dates (one longer and one shorter) most nearly approximating the remaining term to the Anticipated Repayment Date.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.

D.	“Prepayment Premium” shall mean, with respect to any prepayment of the Loan made prior to the Open Prepayment Date, an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) one percent (1%) of the unpaid principal balance of the Note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Open Prepayment Date (and including the balloon payment due on the Maturity Date as if such balloon payment was due on the Open Prepayment Date) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Prepayment Date.

E.	Yield Maintenance Premium shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this

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definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.	“Yield Maintenance Premium” is equal to the greater of: (A) One percent (1%) of the amount of principal being prepaid; or (B) The product obtained by multiplying: (1) the amount of principal being prepaid, by (2) the difference obtained by subtracting from the Interest Rate on this Note the Yield Rate (as defined below), on the twenty-fifth Business Day preceding (x) the Noticed Prepayment Date, or (y) the date Payee accelerates the indebtedness evidenced by this Note or, except with respect to a Casualty Prepayment (as to which no Prepayment Premium will be payable), otherwise accepts a prepayment by reason of Payee’s application of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration, by (3) the present value factor calculated using the following formula:

(1 - (1 + r)^(-n/12)) / r

r = Yield Rate
n = the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last day of the month during which the prepayment is made, or (y) in any other case, the date on which Payee accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date.

As used herein, the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Fed Release”) under the heading “U.S. government securities”) closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three decimal places):

(((a-b) / (x-y)) x (z-y)) + b

a = the yield for the longer U.S. Treasury constant maturity
b = the yield for the shorter U.S. Treasury constant maturity
x = the term of the longer U.S. Treasury constant maturity
y = the term of the shorter U.S. Treasury constant maturity
z = “n” (as defined in the present value factor calculation above) divided by 12.

Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term will be used, and interpolation will not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Payee will determine the Yield Rate from another source selected by Payee. Any determination of the Yield Rate by Payee will be binding absent manifest error.

G.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

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Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Wells Fargo Bank, National Association	12	$283,340,737	34.8%	3.2965%	118	2.52x	10.3%	60.8%	56.4%
Morgan Stanley Mortgage Capital Holdings LLC	7	$251,610,000	30.9%	2.7362%	119	4.06x	11.6%	49.2%	47.2%
Bank of America, National Association	7	$236,627,265	29.1%	3.3254%	116	2.55x	10.9%	44.8%	37.2%
National Cooperative Bank, N.A.	14	$42,895,442	5.3%	3.2465%	119	6.72x	31.6%	17.2%	14.3%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1,100,000 - 5,000,000	16	$44,472,996	5.5%	3.2210%	120	6.43x	30.1%	23.8%	21.0%
5,000,001 - 10,000,000	7	$50,795,813	6.2%	3.6498%	111	2.59x	12.8%	49.6%	41.8%
10,000,001 - 20,000,000	3	$54,100,000	6.6%	3.3480%	118	1.97x	9.3%	65.1%	57.0%
20,000,001 - 30,000,000	6	$149,706,564	18.4%	3.3519%	117	2.36x	10.8%	59.4%	52.6%
30,000,001 - 60,000,000	3	$155,000,000	19.0%	2.8730%	120	3.55x	10.8%	51.1%	51.1%
60,000,001 - 70,000,000	2	$130,398,070	16.0%	2.9036%	119	2.26x	10.6%	48.4%	35.4%
70,000,001 - 80,000,000	3	$230,000,000	28.2%	3.1005%	117	3.94x	11.3%	46.6%	46.6%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: $1,100,000
Maximum: $80,000,000
Average: $20,361,836

A-2-1

Annex A-2

Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	19	$257,395,442	31.6%	2.6094%	119	5.15x	15.5%	38.5%	38.0%
California	6	$165,769,834	20.4%	3.1701%	120	2.89x	10.1%	58.4%	57.5%
Florida	1	$75,000,000	9.2%	4.1325%	111	2.14x	9.3%	46.7%	46.7%
Illinois	2	$71,621,502	8.8%	2.9423%	119	1.48x	11.7%	41.9%	18.3%
Utah	3	$40,329,195	5.0%	3.8136%	112	2.09x	13.0%	60.7%	50.8%
Pennsylvania	3	$31,941,280	3.9%	3.2447%	119	2.73x	9.6%	65.7%	65.7%
Massachusetts	1	$30,000,000	3.7%	3.1500%	119	3.34x	11.4%	44.2%	44.2%
Louisiana	6	$28,490,481	3.5%	3.5927%	120	1.67x	9.0%	62.6%	49.8%
Texas	5	$25,612,774	3.1%	3.1929%	114	2.25x	11.4%	65.2%	57.3%
North Carolina	1	$24,921,564	3.1%	3.3580%	118	1.70x	9.6%	58.6%	45.7%
Indiana	2	$20,173,331	2.5%	3.2973%	120	1.77x	10.1%	69.8%	54.5%
Arizona	2	$9,506,196	1.2%	3.2050%	120	2.60x	8.8%	61.3%	61.3%
Virginia	2	$7,952,654	1.0%	3.2050%	120	2.60x	8.8%	61.3%	61.3%
Alabama	2	$7,613,703	0.9%	3.4625%	98	2.15x	9.2%	61.2%	57.3%
Wisconsin	2	$5,983,782	0.7%	3.3584%	120	2.77x	10.0%	60.2%	60.2%
Michigan	1	$3,881,944	0.5%	3.5600%	120	1.66x	9.2%	62.2%	48.8%
Georgia	2	$3,828,124	0.5%	3.6615%	80	1.80x	9.6%	61.1%	54.2%
Arkansas	1	$2,361,753	0.3%	3.2050%	120	2.60x	8.8%	61.3%	61.3%
Ohio	1	$2,089,883	0.3%	3.2050%	120	2.60x	8.8%	61.3%	61.3%
Total/Wtd. Avg.	62	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

A-2-2

Annex A-2

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Office
CBD	4	$264,698,070	32.5%	2.5564%	120	4.07x	12.3%	41.7%	35.3%
Suburban	1	$60,700,000	7.5%	2.8675%	119	3.18x	9.2%	56.5%	56.5%
Medical	5	$33,589,143	4.1%	3.4001%	120	1.95x	8.6%	65.4%	61.5%
Subtotal:	10	$358,987,213	44.1%	2.6880%	120	3.72x	11.4%	46.4%	41.4%
Retail
Anchored	6	$132,231,564	16.2%	3.2729%	118	2.41x	10.6%	59.5%	52.5%
Luxury Retail	1	$75,000,000	9.2%	4.1325%	111	2.14x	9.3%	46.7%	46.7%
Single Tenant	21	$52,716,195	6.5%	3.4201%	114	2.09x	9.1%	61.6%	55.1%
Subtotal:	28	$259,947,759	31.9%	3.5508%	115	2.27x	9.9%	56.2%	51.4%
Industrial
Warehouse	2	$80,244,000	9.9%	3.3136%	120	2.89x	10.5%	60.2%	60.2%
Subtotal:	2	$80,244,000	9.9%	3.3136%	120	2.89x	10.5%	60.2%	60.2%
Multifamily
Cooperative	14	$42,895,442	5.3%	3.2465%	119	6.72x	31.6%	17.2%	14.3%
Mid Rise	1	$4,500,000	0.6%	2.8600%	120	3.84x	11.7%	45.2%	45.2%
Subtotal:	15	$47,395,442	5.8%	3.2098%	120	6.44x	29.7%	19.9%	17.2%
Hospitality
Select Service	1	$23,175,000	2.8%	3.6900%	111	2.11x	12.9%	63.0%	54.2%
Limited Service	1	$9,554,195	1.2%	4.1800%	109	2.03x	13.5%	62.4%	50.8%
Subtotal:	2	$32,729,195	4.0%	3.8330%	110	2.09x	13.1%	62.8%	53.2%
Mixed Use
Office/Retail	1	$15,000,000	1.8%	3.1600%	111	2.90x	9.4%	54.5%	54.5%
Multifamily/Retail	1	$4,725,000	0.6%	3.0540%	120	3.28x	10.2%	39.4%	39.4%
Subtotal:	2	$19,725,000	2.4%	3.1346%	113	2.99x	9.6%	50.9%	50.9%
Self Storage
Self Storage	3	$15,444,834	1.9%	3.5844%	120	2.53x	13.1%	53.3%	43.9%
Subtotal:	3	$15,444,834	1.9%	3.5844%	120	2.53x	13.1%	53.3%	43.9%
Total/Wtd. Avg.	62	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

A-2-3

Annex A-2

Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.9375 - 2.9999	6	$329,898,070	40.5%	2.6178%	120	3.90x	11.7%	44.5%	39.4%
3.0000 - 3.4999	26	$313,340,840	38.5%	3.2534%	119	3.22x	13.3%	53.3%	50.2%
3.5000 - 4.1800	8	$171,234,533	21.0%	3.8871%	112	1.94x	10.0%	55.8%	49.9%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 1.9375%
Maximum: 4.1800%
Weighted Average: 3.1292%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	1	$5,305,338	0.7%	3.9040%	59	1.38x	10.0%	61.0%	50.4%
120	39	$809,168,105	99.3%	3.1241%	118	3.24x	12.0%	50.2%	45.7%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 120 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
59 - 114	6	$148,644,533	18.3%	3.8296%	109	2.18x	10.5%	54.3%	50.4%
115 - 120	34	$665,828,910	81.7%	2.9728%	120	3.46x	12.3%	49.4%	44.7%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 59 mos.
Maximum: 120 mos.
Weighted Average: 118 mos.

A-2-4

Annex A-2

Mortgage Pool Information

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	16	$545,819,000	67.0%	3.0261%	118	3.70x	11.1%	49.8%	49.8%
240	2	$8,296,545	1.0%	3.7043%	81	2.46x	17.5%	46.5%	36.7%
270	1	$69,698,070	8.6%	2.9350%	119	1.45x	11.8%	41.4%	17.1%
300	1	$2,700,000	0.3%	3.2000%	120	5.33x	31.6%	16.4%	11.5%
360	18	$177,470,593	21.8%	3.4893%	117	2.36x	13.3%	57.9%	47.4%
480	2	$10,489,236	1.3%	3.2171%	119	5.44x	24.8%	15.7%	13.5%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 240 mos.
Maximum: 480 mos.
Weighted Average: 337 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	16	$545,819,000	67.0%	3.0261%	118	3.70x	11.1%	49.8%	49.8%
239 - 299	3	$77,994,614	9.6%	3.0168%	115	1.56x	12.4%	41.9%	19.2%
300 - 479	21	$190,659,829	23.4%	3.4702%	117	2.57x	14.2%	55.0%	45.1%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 239 mos.
Maximum: 479 mos.
Weighted Average: 336 mos.

A-2-5

Annex A-2

Mortgage Pool Information

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.38 - 1.70	6	$150,524,972	18.5%	3.2560%	117	1.53x	10.4%	52.8%	35.4%
1.71 - 2.20	6	$155,539,195	19.1%	3.8200%	113	2.08x	10.7%	55.8%	50.0%
2.21 - 2.80	3	$74,744,000	9.2%	3.2342%	120	2.67x	9.3%	63.1%	63.1%
2.81 - 3.20	4	$153,350,000	18.8%	3.1217%	119	3.01x	9.9%	58.1%	58.1%
3.21 - 4.00	5	$98,717,513	12.1%	2.9547%	120	3.47x	11.6%	48.5%	48.4%
4.01 - 23.82	16	$181,597,763	22.3%	2.4902%	120	5.89x	17.5%	32.4%	31.8%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 1.38x
Maximum: 23.82x
Weighted Average: 3.23x

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
4.1 - 40.0	17	$130,815,276	16.1%	2.4417%	120	6.48x	19.9%	28.2%	27.1%
40.1 - 45.0	3	$159,698,070	19.6%	2.8841%	119	2.86x	11.7%	41.8%	31.2%
45.1 - 50.0	2	$79,500,000	9.8%	4.0605%	112	2.24x	9.4%	46.6%	46.6%
50.1 - 55.0	4	$80,250,000	9.9%	2.9960%	118	3.24x	10.9%	54.2%	53.2%
55.1 - 65.0	10	$275,000,098	33.8%	3.3095%	117	2.54x	10.0%	60.0%	56.0%
65.1 - 70.0	4	$89,210,000	11.0%	3.3101%	118	2.12x	10.0%	67.5%	60.3%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 4.1%
Maximum: 70.0%
Weighted Average: 50.3%

A-2-6

Annex A-2

Mortgage Pool Information

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
4.0 - 30.0	16	$115,788,346	14.2%	3.0620%	119	3.50x	19.6%	31.9%	16.0%
30.1 - 45.0	5	$182,325,000	22.4%	2.4890%	120	5.02x	12.6%	38.7%	38.3%
45.1 - 50.0	4	$125,921,564	15.5%	3.8360%	114	2.03x	9.4%	51.6%	46.8%
50.1 - 55.0	8	$139,884,533	17.2%	3.2776%	114	2.64x	11.0%	59.5%	53.7%
55.1 - 60.0	3	$86,554,000	10.6%	2.9753%	117	2.92x	9.9%	59.0%	56.7%
60.1 - 66.1	4	$164,000,000	20.1%	3.3002%	120	2.63x	9.7%	62.5%	61.7%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 4.0%
Maximum: 66.1%
Weighted Average: 45.8%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	15	$485,119,000	59.6%	3.0460%	118	3.76x	11.4%	49.0%	49.0%
Amortizing Balloon	21	$205,369,443	25.2%	3.2946%	117	2.38x	14.5%	46.8%	31.5%
Partial Interest Only	3	$63,285,000	7.8%	3.4813%	114	1.94x	11.2%	65.7%	57.2%
Interest Only, ARD	1	$60,700,000	7.5%	2.8675%	119	3.18x	9.2%	56.5%	56.5%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

A-2-7

Annex A-2

Mortgage Pool Information

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.4 - 9.0	3	$69,100,000	8.5%	3.3691%	120	2.14x	8.7%	63.6%	59.9%
9.1 - 10.0	7	$231,926,902	28.5%	3.4845%	115	2.43x	9.4%	55.3%	52.4%
10.1 - 11.0	4	$104,569,000	12.8%	3.2994%	120	2.70x	10.4%	61.1%	58.1%
11.1 - 13.0	9	$273,233,070	33.5%	2.9929%	118	2.87x	11.7%	48.4%	40.5%
13.1 - 17.0	3	$95,554,195	11.7%	2.2404%	119	6.02x	13.9%	36.2%	35.1%
17.1 - 81.0	14	$40,090,276	4.9%	3.2635%	119	6.91x	33.8%	15.9%	12.3%
Total/Wtd. Avg.	40	$814,473,443	100.0%	3.1292%	118	3.23x	12.0%	50.3%	45.8%

Minimum: 8.4%
Maximum: 81.0%
Weighted Average: 12.0%

California

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
California	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Northern California	4	$157,850,000	19.4%	3.1699%	120	2.84x	9.8%	59.7%	58.9%
Southern California	2	$7,919,834	1.0%	3.1750%	120	3.94x	17.2%	32.1%	30.2%
Total:	6	$165,769,834	20.4%	3.1701%	120	2.89x	10.1%	58.4%	57.5%

A-2-8

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

A-3-2

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

A-3-3

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

MANHATTAN
East Side
Murray Hill
Kips Bay
East River
605 Third Avenue
605 Third Avenue
New York, NY 10158
5TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
53RD ST
E. 53rd St.
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
Consulate General of Hungary
E. 52nd St.
345 Park
E. 51st St.
51ST ST/ LEXINGTON
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
Pod 51 Hotel
E. 50th St.
The Benjamin
Saks Fifth Avenue
ITT-American Building
Palmolive Building
E. 49th St.
Residence Inn By Marriott NY Midtown East
Consulate General of Nepal
Tower 49
Inter Continental NY Barclay
E. 48th St.
The Lexington Hotel
Roger Smith Hotel
Consulate General of Jamaica
British Consulate General NY
JPMorgan Chase Tower
E. 47th St.
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
E. 46th St.
The Roosevelt Hotel
E. 45th St.
Club Quarters Grand Central
2 Grand Central Tower
450 Lexington Avenue
Fitzpatrick Grand Central
MetLife Building
Millennium Hilton NY One UN Plaza
E. 44th St.
Permanent Mission of Sri Lanka
Consulate General of Malaysia
UNITED NATIONS
Grand Central Terminal
Winstar Building
Hampton Inn Manhattan Grand Central
E. 43rd St.
505 Fifth Ave.
Chrysler Building
Consulate General of Ecuador
E. 42nd St.
QUEENS-MIDTOWN TUNNEL
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Consulate General of Australia
The Westin NY Grand Central
Daily News
E. 41st St.
Robert Moses Playground
495
Consulate General of Switzerland
E. 40th St.
Consulate General of South Africa
E. 39th St.
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
E. 38th St.
Consulate General of Romania
Consulate General of Poland
The Kitano New York
Shelbourne Hotel & Suites
E. 37th St.
The Morgan Library & Museum
Consulate General of El Salvador
Yeshiva Univ. Stern College for Women
E. 36th St.
St. Vartan's Park
E. 35th St.
China Mission
Ferry
E. 34th St.
180 Madison Ave.
E. 33rd St.
LONG ISLAND RAILROAD
KIDS of NY Pediatric Emergency Care Center
325 Fifth Ave.
33RD ST/ LEXINGTON
E. 32nd St.
HGU New York
The Marmara Park Ave.
NYU Medical Center
Tisch Hospital
E. 31st St.
Textile Building
E. 30th St.
NYU Langone Health Science Bldg.
NYU School of Medicine
FDR Drive
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
West Side
East Side
Long Island City
Weehawken
Midtown
Union City
Chelsea
Greenpoint
MANHATTAN
HUDSON COUNTY
Greenwich Village
Williamsburg
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

A-3-4

Mortgage Loan No. 1 – 605 Third Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10158
Original Balance(1):	$80,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$80,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1965/2018
Borrower Sponsors:	RP 605 Acquisition; FB 605 Equity			Size:	1,027,736 SF
	LLC, FB 605 Corp.; Hadwin LLC			Cut-off Date Balance PSF(1):	$225
Guarantor(2):	N/A			Maturity Date Balance PSF(1):	$225
Mortgage Rate(3):	1.93752%			Property Manager:	Fisher Brothers Management Co.
Note Date:	11/20/2020				LLC (borrower-related)
First Payment Date:	1/5/2021
Maturity Date:	12/5/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(8)(9)
IO Period:	120 months			UW NOI(9):	$32,130,565
Seasoning:	0 months			UW NOI Debt Yield(1):	13.9%
Prepayment Provisions(4):	YM1 (24); DEF/YM1 (89); O (7)			UW NOI Debt Yield at Maturity(1):	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	6.61x
Additional Debt Type(1)(5):	Pari Passu/Subordinate/Mezzanine			Most Recent NOI(9):	$23,869,945 (9/30/2020 TTM)
Additional Debt Balance(1)(5):	$151,000,000/$78,000,000/$91,000,000			2nd Most Recent NOI(9):	$8,013,280 (12/31/2019)
Future Debt Permitted (Type)(6):	Yes (Mezzanine)			3rd Most Recent NOI:	$10,798,472 (12/31/2018)
Reserves(7)				Most Recent Occupancy:	97.2% (10/1/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.7% (12/31/2019)
RE Taxes :	$0	Springing	N/A	3rd Most Recent Occupancy:	76.6% (12/31/2018)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$685,000,000 (11/1/2020)
Replacement Reserve:	$0	Springing	$411,096	Appraised Value PSF:	$667
TI/LC Reserve:	$1,092,905	Springing	$4,000,000	Cut-off Date LTV Ratio(1):	33.7%
Free Rent Reserve:	$934,456	Springing	N/A	Maturity Date LTV Ratio(1):	33.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$231,000,000	57.8%	Loan Payoff:	$189,965,577	47.5%
Subordinate Loan Amount:	$78,000,000	19.5%	Return of Equity:	$201,920,067	50.5%
Mezzanine Loan:	$91,000,000	22.8%	Closing Costs:	$6,086,995	1.5%
			Reserves:	$2,027,361	0.5%
Total Sources:	$400,000,000	100.0%	Total Uses:	$400,000,000	100.0%

(1)	The 605 Third Avenue Mortgage Loan (as defined below) is part of the 605 Third Avenue Whole Loan (as defined below), which is comprised of five pari passu senior promissory notes with an aggregate original principal balance of $231,000,000 (collectively, the “605 Third Avenue Senior Loans”) and three promissory notes that are subordinate to the 605 Third Avenue Senior Loans with an aggregate original principal balance of $78,000,000 (collectively, the “605 Third Avenue Subordinate Companion Loans”, and together with the 605 Third Avenue Senior Loans, the “605 Third Avenue Whole Loan”). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the 605 Third Avenue Senior Loans, without regard to the 605 Third Avenue Subordinate Companion Loans or the 605 Third Avenue Mezzanine Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire 605 Third Avenue Whole Loan are $301, $301, 10.4%, 10.4%, 4.30x, 45.1% and 45.1%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the 605 Third Avenue Whole Loan and the 605 Third Avenue Mezzanine Loan are $389, $389, 8.0%, 8.0%, 2.58x, 58.4% and 58.4%, respectively.

(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 605 Third Avenue Whole Loan.

(3)	Reflects the 605 Third Avenue Senior Loans only. The 605 Third Avenue Subordinate Companion Loans bear interest at the rate of 3.0780% per annum.

(4)	Defeasance of the 605 Third Avenue Whole Loan is permitted at any time after the earlier of (i) November 20, 2023, or (ii) two years from the closing date of the securitization that includes the last note evidencing a portion of the 605 Third Avenue Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2020. In addition, prepayment of the 605 Third Avenue Whole Loan is permitted at any time, subject to, prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium.

(5)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below, for a discussion of additional debt.

(6)	See “Mezzanine Loan and Preferred Equity” below for further discussion of the permitted future mezzanine debt.

(7)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(8)	The novel coronavirus pandemic is an evolving situation and could impact the 605 Third Avenue Whole Loan more severely than assumed in the underwriting of the 605 Third Avenue Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(9)	See “Operating History and Underwritten Net Cash Flow” for information regarding the increases in NOI from 2nd Most Recent NOI to Most Recent NOI and from Most Recent NOI to UW NOI.

A-3-5

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The Mortgage Loan. The largest mortgage loan (the “605 Third Avenue Mortgage Loan”) is part of the 605 Third Avenue Whole Loan in the original principal balance of $309,000,000. The 605 Third Avenue Whole Loan is secured by a first priority fee mortgage encumbering an office property located in New York, New York (the “605 Third Avenue Property”). The 605 Third Avenue Whole Loan was originated by Morgan Stanley Bank, N.A., as to the 605 Third Avenue Senior Loans, and by Morgan Stanley Mortgage Capital Holdings LLC, as to the 605 Third Avenue Subordinate Companion Loans. The 605 Third Avenue Whole Loan is comprised of the 605 Third Avenue Senior Loans, consisting of five pari passu senior promissory notes in the aggregate original principal balance of $231,000,000, and the 605 Third Avenue Subordinate Companion Loans, consisting of three subordinate promissory notes in the aggregate original principal balance of $78,000,000. The non-controlling senior Note A-1, with an original principal balance of $80,000,000, represents the 605 Third Avenue Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The remaining senior promissory notes, with an aggregate original principal balance of $151,000,000 (collectively, the “605 Third Avenue Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization transactions. The 605 Third Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The 605 Third Avenue Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

605 Third Avenue Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK 2020-BNK30	No(1)
A-2	$60,000,000	$60,000,000	MSBNA	No
A-3	$40,000,000	$40,000,000	MSBNA	No
A-4	$31,000,000	$31,000,000	MSBNA	No
A-5	$20,000,000	$20,000,000	MSBNA	No
B-1	$40,600,000	$40,600,000	Third party holder	Yes(1)
B-2	$20,000,000	$20,000,000	Third party holder	No(1)
B-3	$17,400,000	$17,400,000	Third party holder	No(1)
Total Whole Loan	$309,000,000	$309,000,000

(1)	Pursuant to the related co-lender agreement, the holder of Note B-1 is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The 605 Third Avenue Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsors. The borrower is 605 Third Avenue Fee LLC (the “605 Third Avenue Borrower”), a Delaware limited liability company structured with two independent directors. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 605 Third Avenue Whole Loan. The 605 Third Avenue Borrower is owned by a joint venture between affiliates of Fisher Brothers (approximately 50.5%) and the Commingled Pension Trust Fund (Special Situation Property) (the “Fund”) of JP Morgan Chase Bank, N.A. (approximately 49.0%). The borrower sponsors are RP 605 Acquisition LLC (which is indirectly owned by the Fund), and FB 605 Equity LLC, FB 605 Corp. and Hadwin LLC (all of which are indirectly owned by members of the Fisher family and/or their family trusts). Fisher Brothers has been a builder, owner and operator of commercial real estate in New York City for over 100 years. The company has developed, owned and managed more than 10 million SF of Class-A commercial space, with 1.5 million SF of space under development. Fisher Brothers developed the 605 Third Avenue Property in 1963 and has operated the 605 Third Avenue Property ever since. The related Whole Loan documents generally permit transfers of interests in the 605 Third Avenue Borrower among the owners of the joint venture and certain of their affiliates, including affiliates of Fisher Brothers and certain affiliates of JP Morgan Chase Bank, N.A. and related funds.

The Property. The 605 Third Avenue Property is a Class A, 44-story office property totaling 1,027,736 SF, including 16,340 SF of retail space, located in New York City. The 605 Third Avenue Property was built in 1965 and most recently renovated in 2018. Since 2014, the borrower sponsor spent approximately $104.3 million in capital expenditures at the 605 Third Avenue Property. Capital expenditures included modifications to the building lobby, elevator modernization, the creation of a bike room, the creation of a marketing and messenger center, fire alarm upgrades, and tenant improvement allowances, as well as base building upgrades.

The 605 Third Avenue Property was 97.2% leased as of October 1, 2020 to 25 office tenants and 5 retail tenants. The tenant mix includes financial technology, financial and diplomatic mission tenants, including the three largest tenants: Univision Communications, Inc. (“Univision”), United Nations Population Fund (“UNPF”) and Broadridge Financial Solutions, Inc. (“Broadridge”). The office component of the 605 Third Avenue Property is 97.1% leased to a mixture of tenants, anchored by seven tenants that exceed 50,000 SF. Aside from the three largest tenants at the 605 Third Avenue Property, no other tenant accounts for more than 6.7% of underwritten rent or 7.6% of total SF. The 605 Third Avenue Property contains a retail component that comprises 1.6% of the total NRA and accounts for approximately 3.6% of underwritten rent. The retail component is currently 100.0% leased to Orangetheory Fitness (5,761 SF), Wagamama (5,418 SF), HSBC (3,161 SF), Starbucks (1,800 SF) and J&J News, Inc. (200 SF).

Approximately 230,000 SF have been leased in the building since January 2019. Tenants that have signed leases over the past two years include Broadridge (85,089 SF), Permanent Mission of Japan to the United Nations (50,391 SF), Deluxe Financial Services, LLC (21,229 SF), Katsky Korins LLP (19,871 SF) and Wellspring Capital Management Group LLC (14,698 SF).

Major Tenants.

Univision (194,701 SF, 18.9% of NRA, 18.0% of underwritten rent). Univision is the leading Spanish language media company in the United States. The company provides news, sports and entertainment content across broadcast and cable television, audio and digital platforms. Univision has been a tenant at the 605 Third Avenue Property since 2013 and has a lease expiration of December 31, 2028. Univision has two, 5-year renewal options or one, 10-year renewal option, upon notice of at least 18 months prior to the expiration of the current term. Univision may only exercise its renewal option with respect to at least 37,000 rentable SF. The fixed annual rent for each extension term is required to be an amount equal to 95% of the market value rent. Univision is currently subleasing space to the following subtenants through Univision’s lease expiration: Wolf, Greenfield & Sacks (19,871 SF) at $52.00 PSF, Shoptalk Commerce (19,871 SF) at $41.00 PSF, Levy Konigsberg (19,871 SF) at $45.00 PSF, and DCS Advisory (29,331 SF) at $45.00 PSF. Univision has a free

A-3-6

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

rent period from January through June 2024 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows and Reserves—Free Rent Reserve” during the period from January 2022 through December 2023) and also has free rent during April, July and October 2028 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows and Reserves—Free Rent Reserve” during the period from April 1, 2027 through March 31, 2028).

UNPF (130,740 SF, 12.7% of NRA, 8.9% of underwritten rent). UNPF is the United Nations sexual and reproductive health agency. Headquartered in New York City, UNPF works in more than 150 countries and territories that are home to the majority of the world’s people. UNPF has been a tenant at the 605 Third Avenue Property since 2018 and has a lease expiration of December 31, 2025. If the United Nations leaves its headquarters in New York City, UNPF has the option to terminate its lease upon written notice and subject to termination costs equal to the sum of unamortized tenant improvements, leasing commissions and legal fees. The termination date will occur one year after UNPF provides written notice of intent to vacate. UNPF has one, 10-year renewal option available.

Broadridge (87,165 SF, 8.5% of NRA, 10.6% of underwritten rent). Broadridge is a provider of investor communications and technology-driven solutions to banks, broker-dealers, mutual funds and corporate issuers. The company’s segments include investor communication solutions and global technology and operations. Broadridge has been a tenant at the 605 Third Avenue Property since February 2020, has a lease expiration of January 31, 2035 and has one, 10-year renewal option available.

The following table presents certain information relating to the major tenants at the 605 Third Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Univision(4)	NR/NR/NR	194,701	18.9%	$11,056,864	18.0%	$56.79	12/31/2028	(5)	N
UNPF(6)	NR/NR/NR	130,740	12.7%	$5,471,469	8.9%	$41.85	12/31/2025	1 x 10-year	Y
Broadridge	BBB+/Baa1/BBB+	87,165	8.5%	$6,476,486	10.6%	$74.30	1/31/2035	1 x 10-year	N
AECOM Technology Corporation(7)	NR/NR/NR	78,484	7.6%	$4,081,168	6.7%	$52.00	3/31/2033	1 x 10-year	Y
Anti-Defamation League of B’nai B’rith, Inc.	NR/NR/NR	73,333	7.1%	$3,571,735	5.8%	$48.71	3/31/2027	1 x 10-year	N
Subtotal/Wtd. Avg.		564,423	54.9%	$30,657,721	50.0%	$54.32

Other Tenants		434,505	42.3%	$30,610,678	50.0%	$70.45
Vacant Space		28,808	2.8%	$0	0.0%
Total/Wtd. Avg.		1,027,736	100.0%	$61,268,399	100.0%	$61.33

(1)	Information is based on the underwritten rent roll as of October 1, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Univision is currently subleasing space to the following subtenants through Univision’s lease expiration: Wolf, Greenfield & Sacks (19,871 SF) at $52.00 PSF, Shoptalk Commerce (19,871 SF) at $41.00 PSF, Levy Konigsberg (19,871 SF) at $45.00 PSF, and DCS Advisory (29,331 SF) at $45.00 PSF. The 605 Third Avenue Whole Loan was underwritten based on the rent under the prime lease. Univision has a free rent period from January through June 2024 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows and Reserves—Free Rent Reserve” during the period from January 2022 through December 2023) and also has free rent during April, July and October 2028 (for which the 605 Third Avenue Borrower is required to make deposits into a free rent reserve as described below under “Escrows and Reserves—Free Rent Reserve” during the period from April 1, 2027 through March 31, 2028).

(5)	Univision has two, 5-year renewal options or one, 10-year renewal option, upon notice of at least 18 months prior to the expiration of the current term. Univision may only exercise its renewal option with respect to at least 37,000 rentable SF. The fixed annual rent for each extension term is required to be an amount equal to 95% of the market value rent.

(6)	If the United Nations leaves its headquarters in New York City, UNPF has the option to terminate its lease upon written notice and subject to termination costs equal to the sum of unamortized tenant improvements, leasing commissions and legal fees. The termination date will occur one year after UNPF provides written notice of intent to vacate.

(7)	AECOM Technology Corporation has the option to terminate its lease effective September 30, 2028 upon written notice given by September 30, 2026 accompanied by a termination payment. AECOM Technology Corporation has free rent through June 2021 and a partial rent abatement in July 2021, which have been reserved for.

A-3-7

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The following table presents certain information relating to the lease rollover schedule at the 605 Third Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	19,871	$92.00	1.9%	1.9%	$1,828,132	3.0%	3.0%
2022	2	10,980	$53.26	1.1%	3.0%	$584,844	1.0%	3.9%
2023	0	0	$0.00	0.0%	3.0%	$0	0.0%	3.9%
2024	0	0	$0.00	0.0%	3.0%	$0	0.0%	3.9%
2025	1	130,740	$41.85	12.7%	15.7%	$5,471,469	8.9%	12.9%
2026	1	3,161	$271.43	0.3%	16.0%	$857,990	1.4%	14.3%
2027	5	100,030	$55.63	9.7%	25.8%	$5,565,077	9.1%	23.4%
2028	4	271,898	$59.19	26.5%	52.2%	$16,093,898	26.3%	49.6%
2029	4	72,513	$70.42	7.1%	59.3%	$5,106,086	8.3%	58.0%
2030	3	69,321	$57.70	6.7%	66.0%	$3,999,948	6.5%	64.5%
2031 & Beyond	9	320,414	$67.92	31.2%	97.2%	$21,760,955	35.5%	100.0%
Vacant Space	0	28,808	$0.00	2.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	30	1,027,736	$61.33	100.0%		$61,268,399	100.0%

(1)	Information is based on the underwritten rent roll as of October 1, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The first debt service payment date for the 605 Third Avenue Whole Loan is January 5, 2021 and, as of December 2, 2020, the 605 Third Avenue Whole Loan is not subject to any forbearance, modification or debt service relief request. As of November 24, 2020, the 605 Third Avenue Borrower has reported that the 605 Third Avenue Property is open and operating, with 96.4% of tenants by occupied NRA and 97.0% of tenants by underwritten base rent having paid their full November 2020 rent payments. Five tenants (14.0% of NRA and 12.6% of underwritten base rent) at the 605 Third Avenue Property have been granted deferrals of rent by the 605 Third Avenue Borrower. Four of the five tenants (13.3% of NRA and 11.5% of underwritten base rent) were granted between 3 and 5 months of deferred rent with repayment over fixed periods commencing on various dates in 2020 and 2021. One of the five tenants (0.7% of NRA and 1.1% of underwritten base rent) was granted deferred rent from August through December 2020, of which 50% was forgiven and the remaining deferred amount ($196,829) is required to be repaid across 24 monthly installments beginning January 1, 2021.

The Market. The 605 Third Avenue Property is located in New York, New York along the entire eastern blockfront of Third Avenue between East 39th and East 40th Streets within the Grand Central office submarket of Midtown Manhattan. The 605 Third Avenue Property is located near major commercial landmarks and public attractions such as St. Patrick’s Cathedral, The New York Public Library, The MetLife Building, The Helmsley Building, The Bank of America Tower and the Chrysler Building. Primary access to the 605 Third Avenue Property is provided by Grand Central Terminal, which services Metro-North and many subway lines. The 605 Third Avenue Property is located four blocks southeast of the 42nd Street – Bryant Park subway station, which services the 7, B, D, F and M lines. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Grand Central office submarket was approximately 7.1%, with average asking rents of $89.46 PSF and inventory of approximately 47.6 million SF. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Midtown office market was approximately 6.0%, with average asking rents of $85.76 PSF and inventory of approximately 288.0 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 605 Third Avenue Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection
Office (Floors 2-10)	$60.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 11-14)	$65.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 15-24)	$68.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 25-34)	$72.00	10	Modified Gross	$7.00 PSF Every 5-Years
Office (Floors 35-44)	$75.00	10	Modified Gross	$7.00 PSF Every 5-Years
Retail Ground Third Avenue	$175.00	10	Modified Gross	2.50% Annual Increase
Ground Corner	$250.00	10	Modified Gross	2.50% Annual Increase
Retail Ground Side Street	$125.00	10	Modified Gross	2.50% Annual Increase
Retail Multi-Level	$65.00	10	Modified Gross	2.50% Annual Increase
Storage	$25.00	10	Modified Gross	2.50% Annual Increase
Retail Newstand	$55.00	10	Modified Gross	2.50% Annual Increase

A-3-8

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The following table presents recent leasing data with respect to comparable office properties with respect to the 605 Third Avenue Property:

Comparable Office Lease Summary
Property/Location	Year Built/ Renovated	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
605 Third Avenue (subject) New York, NY	1965	1,027,736	Univision	194,701	Various	$56.79	Modified Gross
600 Third Avenue New York, NY	1970	575,600	Energy Impact Partners Pomerantz	13,129 4,668	Oct. 2020 July 2020	$85.00 $64.00	Modified Gross Modified Gross
19 West 44th Street New York, NY	1916 / 2014	303,943	Corporation Service Company	12,273	May 2020	$64.00	Modified Gross
99 Park Avenue New York, NY	1954	640,122	Bosley Medical	14,469	April 2020	$67.00	Modified Gross
366 Madison Avenue New York, NY	1920	93,000	FordHarrison	6,851	Jan. 2020	$65.00	Modified Gross
711 Third Avenue New York, NY	1955 / 2010	592,772	Strategic Financial Planning Center on Addiction and Substance Abuse Goldberg Segalla LLP	82,557 30,035 10,422	Dec. 2019 Nov. 2019 Oct. 2019	$62.00 $62.00 $67.13	Modified Gross Modified Gross Modified Gross
420 Lexington Avenue New York, NY	1927 / 1999	1,513,673	Greenberg Traurig LLP	46,744	Dec. 2019	$65.00	Modified Gross
733 Third Avenue New York, NY	1961 / 2018	445,000	EisnerAmper	124,364	Dec. 2019	$59.50	Modified Gross
708 Third Avenue New York, NY	1931 / 2019	420,000	ZEFR Crux Informatics	17,896 13,220	Nov. 2019 Sept. 2019	$80.00 $83.00	Modified Gross Modified Gross
675 Third Avenue New York, NY	1927 / 1994	342,000	T&R Productions	8,569	Nov. 2019	$70.00	Modified Gross
575 Fifth Avenue New York, NY	1984	513,740	Forter, Inc.	21,690	Sept. 2019	$81.00	Modified Gross

Source: Appraisal.

A-3-9

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the 605 Third Avenue Property:

Cash Flow Analysis(1)
	2017(2)	2018(2)	2019(3)	9/30/2020 TTM(3)(4)	UW(4)(5)	UW PSF
Gross Potential Rent	$40,934,326	$39,522,660	$37,440,783	$52,128,598	$61,268,399	$59.61
Total Recoveries	$7,715,168	$4,583,083	$4,400,331	$4,802,886	$5,609,565	$5.46
Other Income	$1,135,055	$1,327,105	$2,111,375	$1,850,293	$1,282,031	$1.25
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$49,784,549	$45,432,848	$43,952,489	$58,781,777	$68,159,995	$66.32

Real Estate Taxes	$13,712,598	$14,086,765	$14,463,311	$13,863,649	$14,330,316	$13.94
Insurance	$600,483	$665,212	$655,019	$557,557	$714,021	$0.69
Other Expenses	$22,275,086	$19,882,399	$20,820,879	$20,490,626	$20,985,093	$20.42
Total Expenses	$36,588,167	$34,634,376	$35,939,209	$34,911,832	$36,029,430	$35.06

Net Operating Income	$13,196,382	$10,798,472	$8,013,280	$23,869,945	$32,130,565	$31.26
CapEx	$0	$0	$0	$0	$205,547	$0.20
TI/LC	$0	$0	$0	$0	$1,950,230	$1.90
Net Cash Flow	$13,196,382	$10,798,472	$8,013,280	$23,869,945	$29,974,788	$29.17

Occupancy %	71.9%	76.6%	96.7%	97.2%(6)	97.2%
NOI DSCR(7)	2.91x	2.38x	1.77x	5.26x	7.08x
NCF DSCR(7)	2.91x	2.38x	1.77x	5.26x	6.61x
NOI Debt Yield(7)	5.7%	4.7%	3.5%	10.3%	13.9%
NCF Debt Yield(7)	5.7%	4.7%	3.5%	10.3%	13.0%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	The decrease in Gross Potential Rent and Net Operating Income between 2017 and 2018 was mainly due to Neuberger Berman vacating the 605 Third Avenue Property.

(3)	The increase in Gross Potential Rent and Net Operating Income between 2019 and 9/30/2020 TTM was mainly due to (i) new leases signed between the end of 2019 and the beginning of 2020 totaling approximately $9,227,237 of rent, (ii) an increase in overall base rent for a number of tenants from 2019, (iii) a reduction in the repairs and maintenance expense of approximately $832,000 and (iv) expiration of free rent periods.

(4)	The increase in Gross Potential Rent and Net Operating Income between 9/30/2020 TTM and UW is mainly due to recent new leases signed in 2020 including Broadridge ($6,476,486 of UW rent), Katsky Korins LLP ($1,351,228 of UW rent), Global X Capital Management ($1,101,848 of UW rent) and One Sky Flight ($357,124 of UW rent).

(5)	UW Gross Potential Rent is as of October 1, 2020 and includes rent steps of $126,203 through October 31, 2021.

(6)	9/30/2020 TTM Occupancy % is as of October 1, 2020.

(7)	The debt service coverage ratios and debt yields are based on the 605 Third Avenue Senior Loans, and exclude the 605 Third Avenue Subordinate Companion Loans and 605 Third Avenue Mezzanine Loan.

Escrows and Reserves.

Real Estate Taxes – During a Trigger Period (as defined below), the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 605 Third Avenue Property.

Insurance – During a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as a blanket insurance policy acceptable to the lender is in effect with respect to the policies required under the 605 Third Avenue Whole Loan documents.

Replacement Reserve – During a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits of approximately $17,129 into a reserve for approved capital expenditures; provided that such monthly deposits are not required so long as the balance in such reserve equals or exceeds $411,096.

TI/LC Reserve – The 605 Third Avenue Whole Loan documents provide for an upfront reserve of approximately $1,092,905 for outstanding tenant improvements or rent credits payable to the tenant Podell, Schwartz, Schecter & Bankfield, LLP. In addition, during a Trigger Period, the 605 Third Avenue Whole Loan documents provide for ongoing monthly deposits of approximately $107,056 into a reserve for future tenant improvements and leasing commissions; provided that such monthly deposits are not required so long as the balance in such reserve equals or exceeds $4,000,000 (excluding from such balance any remaining portion of the upfront reserve and any proceeds of a 605 Third Avenue Permitted Future Mezzanine Loan (as defined below) deposited into such reserve).

Free Rent Reserve – The 605 Third Avenue Whole Loan documents provide for an upfront reserve of approximately $934,456 for outstanding free rent credits for various tenants, including Aecom Technology Corporation, and so long as the Univision lease remains in effect, (i) on each monthly payment date during the First Univision Sweep Period (as defined below), ongoing monthly deposits of approximately $250,441 into a reserve for outstanding free

A-3-10

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

rent credits available to Univision during the First Univision Free Rent Period (as defined below), and (ii) on each monthly payment date during the Second Univision Sweep Period (as defined below), ongoing monthly deposits of approximately $250,441 into a reserve for outstanding free rent credits available to Univision during the Second Univision Free Rent Period (as defined below).

“First Univision Sweep Period” means the period commencing on January 1, 2022 and ending on December 31, 2023.

“First Univision Free Rent Period” means the period of free rent credit provided to Univision pursuant to the terms of the Univision lease during the period commencing on January 1, 2024 and ending June 30, 2024.

“Second Univision Sweep Period” means the period commencing on April 1, 2027 and ending on March 31, 2028.

“Second Univision Free Rent Period” means the period of free rent credit provided to Univision pursuant to the terms of the Univision lease during the calendar months of April, 2028, July, 2028, and October, 2028.

Lockbox and Cash Management. The 605 Third Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 605 Third Avenue Borrower is required to establish and maintain a lockbox account for the benefit of an administrative agent for the lender (the “Agent”), to direct all tenants of the 605 Third Avenue Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the 605 Third Avenue Borrower or property manager into the lockbox account within two business days of receipt. In addition, the 605 Third Avenue Borrower is required to establish and maintain a cash management account controlled by the Agent on behalf of the lender. So long as no Trigger Period or Univision Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be swept to the 605 Third Avenue Borrower’s operating account. During the continuance of a Trigger Period, provided no event of default under the 605 Third Avenue Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the 605 Third Avenue Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the rollover funds reserve as described above under “Escrows and Reserves,” (iv) if the Trigger Period exists during a Univision Sweep Period, to make the required deposits into the free rent reserve as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the annual budget (which is deemed approved by the lender so long as it meets certain specified parameters) and lender-approved extraordinary expenses, (vi) if the 605 Third Avenue Mezzanine Loan is outstanding, to pay debt service and other amounts then due and payable under the 605 Third Avenue Mezzanine Loan, (vii) if a 605 Third Avenue Permitted Future Mezzanine Loan is outstanding, to pay debt service and other amounts then due and payable under the 605 Third Avenue Permitted Future Mezzanine Loan, and (viii) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 605 Third Avenue Whole Loan during the continuance of such Trigger Period (provided that, at the 605 Third Avenue Borrower’s request, provided no event of default is continuing, funds in such reserve will be applied to pay the amounts described in clauses (i) through (vii) and certain other property expenses). During the continuance of a Univision Sweep Period, provided no event of default or Trigger Period is continuing, all amounts deposited into the cash management account in respect of free rent during the preceding month will be disbursed (i) to the free rent account to make payments on account of free rent and (ii) any remainder, to the 605 Third Avenue Borrower.

“Trigger Period” means a period:

(i)	commencing upon an event of default under the 605 Third Avenue Whole Loan documents or an event of default under the 605 Third Avenue Mezzanine Loan documents, and ending upon the lender’s or mezzanine lender’s, as applicable, acceptance of a cure of such event of default; or

(ii)	commencing upon the debt yield on the 605 Third Avenue Whole Loan falling below 8.10% as of the last day of any calendar quarter, and ending on the date such debt yield equals or exceeds 8.10% as of the last day of two consecutive calendar quarters; or

(iii)	commencing upon the aggregate debt yield on the 605 Third Avenue Whole Loan, the 605 Third Avenue Mezzanine Loan and any 605 Third Avenue Permitted Future Mezzanine Loan falling below 6.25% as of the last day of any calendar quarter, and ending on the date such aggregate debt yield equals or exceeds 6.25% as of the last day of two consecutive calendar quarters.

“Univision Sweep Period” means the First Univision Sweep Period or Second Univision Sweep Period, as the case may be.

Additional Secured Indebtedness (not including trade debts). The 605 Third Avenue Property also secures the 605 Third Avenue Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $151,000,000, and the 605 Third Avenue Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $78,000,000. The 605 Third Avenue Serviced Pari Passu Companion Loans accrue interest at the same rate as the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Subordinate Companion Loans accrue interest at the rate of 3.07800% per annum. The 605 Third Avenue Mortgage Loan and the 605 Third Avenue Serviced Pari Passu Companion Loans are pari passu in right of payment and together are senior in right of payment to the 605 Third Avenue Subordinate Companion Loans. The holders of the 605 Third Avenue Mortgage Loan, the 605 Third Avenue Serviced Pari Passu Companion Loans and the 605 Third Avenue Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 605 Third Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 605 Third Avenue Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the 605 Third Avenue Whole Loan, Morgan Stanley Mortgage Capital Holdings LLC funded a mezzanine loan in the amount of $91,000,000 (the “605 Third Avenue Mezzanine Loan”) to the holder of 100% of the direct equity interests in the 605 Third Avenue Borrower (such holder, the “605 Third Avenue Mezzanine Borrower”), secured by a pledge of such equity interests. The 605 Third Avenue Mezzanine Loan is co-terminous with the 605 Third Avenue Whole Loan, accrues interest at the rate of 5.05000% per annum and requires payments of interest only until its maturity date. The 605 Third Avenue Mezzanine Loan has been sold to a third party holder.

A-3-11

Office – CBD	Loan #1	Cut-off Date Balance:	$80,000,000
605 Third Avenue	605 Third Avenue	Cut-off Date LTV:	33.7%
New York, NY 10158		UW NCF DSCR:	6.61x
		UW NOI Debt Yield:	13.9%

The 605 Third Avenue total debt as of the origination date is summarized in the following table.

605 Third Avenue Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$231,000,000	1.93752%	6.61x	13.9%	33.7%
Subordinate Companion Loans	$78,000,000	3.0780%	4.30x	10.4%	45.1%
Mezzanine Loan	$91,000,000	5.0500%	2.58x	8.0%	58.4%
Total Debt	$400,000,000	2.8680%	2.58x	8.0%	58.4%

In addition, the holders of the direct or indirect equity interests in the 605 Third Avenue Mezzanine Borrower are permitted to incur future mezzanine debt secured by a pledge of 100% of such equity interests in the 605 Third Avenue Mezzanine Borrower (a “605 Third Avenue Permitted Future Mezzanine Loan”), provided that, among other conditions: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio of the 605 Third Avenue Whole Loan, the 605 Third Avenue Mezzanine Loan and the 605 Third Avenue Permitted Future Mezzanine Loan (collectively, the “605 Third Avenue Total Debt”) is less than or equal to 58.4%, (iii) the aggregate debt service coverage ratio of the 605 Third Avenue Total Debt is at least 2.00x, (iv) the aggregate debt yield of the 605 Third Avenue Total Debt is at least 7.8%, and the debt yield of the 605 Third Avenue Whole Loan is at least 10.0%; (v) the term of the 605 Third Avenue Permitted Future Mezzanine Loan is at least co-terminous with the term of the 605 Third Avenue Whole Loan; (vi) an intercreditor agreement is executed that is reasonably acceptable to the lender and acceptable to the rating agencies rating securities backed by the 605 Third Avenue Whole Loan; and (vii) a rating agency confirmation is delivered by each rating agency rating securities backed by the 605 Third Avenue Whole Loan.

In the event that the 605 Third Avenue Permitted Future Mezzanine Loan is originated from and after July 1, 2027, the net loan proceeds must be deposited into the rollover funds reserve in an amount equal to $75 PSF of space which, as of the origination date of the 605 Third Avenue Permitted Future Mezzanine Loan, is vacant or is excluded from the calculation of underwritten net cash flow under the 605 Third Avenue Whole Loan Documents (other than due to free rent periods). A 605 Third Avenue Permitted Future Mezzanine Loan may be prepaid or defeased without simultaneous prepayment or defeasance of the 605 Third Avenue Whole Loan, and may be refinanced by another mezzanine loan that meets the conditions to a 605 Third Avenue Permitted Future Mezzanine Loan.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 605 Third Avenue Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 605 Third Avenue Property together with 18 months of business income insurance, provided that such coverage is commercially available. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the lender is required to accept terrorism insurance which covers against “certified” acts as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. If TRIPRA is not in effect, then, provided that terrorism insurance is commercially available, the 605 Third Avenue Borrower will be required to carry terrorism insurance, but in such event it will not be required to spend on terrorism insurance more than two times the amount of the insurance premiums that are payable at such time in respect of the property and business income insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-12

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-13

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

A-3-14

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

McClellan Park
McClellan, CA 95652
Roseville
Baseline Rd
Vineyard Rd
PFE Rd
PLACER COUNTY
Watt Ave
Walerga Rd
Cook Riolo Rd
AMTRAK
Gibson Ranch County Park
Northbrook
Antelope
Elverta Crossing
Elverta Rd
Cherry Island Golf Course
Lawrence Links Golf Course
Antelope Marketplace
Roseville Rd
Summerhill Plaza
Antelope Rd
80
Highland Manor
Rio Linda
Elkhorn Center
Foothill Farms
Sacramento Intl. Airport 8 miles
Elkhorn Blvd
Rio Linda Shopping Center
Elkhorn Plaza
Citrus Heights
W. Elkhorn Blvd
Rio Linda Blvd
North Highlands
Rio Linda Plaza
Vineland
Aerospace Museum of California
Hillsdale Blvd
Eisenhower Hwy
Mercy San Juan Medical Ctr.
Rio Linda Airport
Northrop Grumman
Coyle Ave
Foothill Farms Shopping Center
Hansen Ranch Park
Maryville Blvd
Raley Blvd
McClellan Airfield
Madison Ave
Madison West Business Park
California Statewide Museum
Auburn Blvd
Main Ave
McClellan Park
Northpointe
American River College
Northgate Business Park
Bell Ave
McClellan Industrial Park
Eisenhower Hwy
Watt/I-80
Watt/I-80 West
Sutter Business Park
Grand Ave
Roseville
Cypress Ave
Walnut Ave
Manzanita Ave
Edison Ave
North Sacramento
Allister Mackenzie GC
San Juan Rd
SACRAMENTO COUNTY
Carmichael
SACRAMENTO
Del Paso Blvd
BLUE LINE
Town & Country Village
Del Paso CC
Carmichael Estate
Marconi
Marconi Ave
Northgate Blvd
LIGHT RAIL
El Camino Ave
W. Camino Ave
Elvas Fwy
Ancil Hoffman Golf Course
Arden/Del
Swanston
Country Club Plaza
Royal Oak
Arden Fair
Howe Ave
Kaiser Permanente Sacramento
Fulton Ave
Eastern Ave
Globe
California State Lottery
160
American River
Pointe West Business Park
Exposition Blvd
Arden Way
River Bend Park
LIGHT RAIL
Capital Casino
Sutter's Landing Reg. Park
California Expo and Fair
Arden-Arcade
Hurley Way
River Glen
AMTRAK
Sac Central Shopping Center
American River
Rancho Cordova
E St
16th St
24th St
Elvas Ave
Northrop Ave
Fair Oaks Blvd
Zinfandel
Pavilions Shopping Center
American River Dr
State Capitol
H St
45th St
29th St
Sutter Memorial Hospital
Fair Oaks Blvd
50
Downtown
La Riviera
Lincoln Hwy
Plumas Lake
Sheridan
North Auburn
Auburn
Trowbridge
SUTTER COUNTY
PLACER COUNTY
Robbins
Nicolaus
Rocklin
Roseville
Granite Bay
Foothill Farms
Rio Linda
North Highlands
El Dorado Hills
Woodland
Citrus Heights
Folsom
Carmichael
Arden
YOLO COUNTY
Rancho Cordova
West Sacramento
Davis
SACRAMENTO
Rancho Murieta
Florin
Vineyard
Dixon
SACRAMENTO COUNTY
Laguna
SOLANO COUNTY
Wilton
Elk Grove
Courtland
Clay

A-3-15

Mortgage Loan No. 2 – McClellan Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	McClellan, CA 95652
Original Balance(1):	$75,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Warehouse
% of Initial Pool Balance:	9.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1938/2019
Borrower Sponsor:	McClellan Business Park, LLC			Size:	6,925,484 SF
Guarantor:	McClellan Business Park, LLC			Cut-off Date Balance PSF(1):	$52
Mortgage Rate:	3.3090%			Maturity Balance PSF(1):	$52
Note Date:	11/13/2020			Property Manager:	LDKV Management, Inc.
First Payment Date:	1/11/2021				(borrower-related)
Maturity Date:	12/11/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information(5)
Prepayment Provisions(2):	YM(24),DEF/YM(89),O(7)			UW NOI(6):	$37,628,413
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	10.5%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.5%
Additional Debt Balance(1)(3):	$283,000,000			UW NCF DSCR(1):	2.90x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$29,593,816 (9/30/2020 TTM)
Reserves(4)				2nd Most Recent NOI(6):	$27,579,910 (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$24,924,493 (12/31/2018)
RE Taxes:	$0	Springing	N/A	Most Recent Occupancy:	86.8% (9/15/2020)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	88.4% (12/31/2019)
Replacement Reserve:	$0	Springing	$2,077,645	3rd Most Recent Occupancy:	83.4% (12/31/2018)
TI/LC Reserve:	$0	Springing	$6,925,484	Appraised Value (as of):	$595,000,000 (9/15/2020)
Tenant Specific TI/LC Reserve:	$5,482,591	$0	N/A	Appraised Value PSF:	$86
Rent Concession Reserve:	$18,717	$0	N/A	Cut-off Date LTV Ratio(1):	60.2%
Development Agency Reserve:	$689,614	$0	N/A	Maturity Date LTV Ratio(1):	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$358,000,000	100.0%	Loan Payoff:	$334,182,430	93.3%
			Reserves:	$6,190,922	1.7%
			Closing Costs:	$5,652,858	1.6%
			Return of Equity:	$11,973,790	3.3%
Total Sources:	$358,000,000	100.0%	Total Uses:	$358,000,000	100.0%

(1)	The McClellan Park Mortgage Loan (as defined below) is part of the McClellan Park Whole Loan (as defined below) with an original aggregate principal balance of $358,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UU NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the McClellan Park Whole Loan.
(2)	At any time after the earlier of (i) January 11, 2024 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the McClellan Park Whole Loan to be securitized, the McClellan Park Borrower (as defined below) has the right to defease the McClellan Park Whole Loan in whole, but not in part. Additionally, the McClellan Park Borrower may prepay the McClellan Park Whole Loan in whole, or in connection with a partial release, at any time during the term with a 30-day prior notice and, if such prepayment occurs on or before May 11, 2030, payment of the yield maintenance premium. See “Release of Property” section below.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	While the McClellan Park Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the McClellan Park Whole Loan more severely than assumed in the underwriting of the McClellan Park Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	See “Operating History and Underwritten Cash Flow” section below for information regarding year-over-year increases in NOI and increase to UW NOI from Most Recent NOI.

A-3-16

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

The Mortgage Loan. The second largest mortgage loan (the “McClellan Park Mortgage Loan”) is part of a whole loan (the “McClellan Park Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $358,000,000. The McClellan Park Whole Loan is secured by a first priority fee mortgage encumbering McClellan Park, a 6,925,484 SF primarily industrial and office portfolio located in McClellan, California (the “McClellan Park Property”). The McClellan Park Whole Loan was co-originated on November 13, 2020 by Wells Fargo Bank, National Association and Goldman Sachs Bank USA.

The McClellan Park Mortgage Loan is evidenced by the controlling promissory Note A-1 in the original principal amount of $75,000,000. As noted in the McClellan Park Whole Loan Summary chart below, The McClellan Park Whole Loan is also evidenced by the non-controlling promissory Notes A-2, A-3, A-4, A-5, A-6, A-7 and A-8 (the “McClellan Park Serviced Pari Passu Companion Loans”). Note A-2 was included in the WFCM 2020-C58 securitization and Note A-6 was included in the BMARK 2020-B21 securitization. The McClellan Park Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

McClellan Park Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BANK 2020-BNK30	Yes
A-2	$69,000,000	$69,000,000	WFCM 2020-C58	No
A-3	$50,600,000	$50,600,000	WFB	No
A-4	$36,000,000	$36,000,000	WFB	No
A-5	$20,000,000	$20,000,000	WFB	No
A-6	$75,000,000	$75,000,000	BMARK 2020-B21	No
A-7	$16,400,000	$16,400,000	Goldman Sachs Bank, USA	No
A-8	$16,000,000	$16,000,000	Goldman Sachs Bank, USA	No
Total Whole Loan	$358,000,000	$358,000,000

The Borrower and the Borrower Sponsor. The borrower is McClellan Realty, LLC (the “McClellan Park Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor and carveout guarantor is McClellan Business Park, LLC (the “Guarantor”). McClellan Business Park, LLC is a privately held company that was selected to acquire and redevelop McClellan Air Force Base in 1999. Today, the project consists of 3,000 acres with approximately 8.5 million SF of rentable space and 500 acres of developable land. The company is comprised of three entities, MBP Ventures, LLC, LDK Capital, LLC and Industrial Realty Group. MBP Ventures, LLC has acquired and developed real estate totaling over 20 million SF and more than 5,000 acres of land. LDK Capital, LLC has developed numerous master planned communities and business parks. Industrial Realty Group specializes in industrial properties and has holdings in excess of 100 million SF.

The Property. The McClellan Park Property is a portion of McClellan Park, a large office and industrial park encompassing 3,000-acres and approximately 8.5 million SF of leasable space, located west of Watt Avenue in an unincorporated area of Sacramento County, California. The McClellan Park Property represents the majority of McClellan Park with 6,925,484 SF and comprises 139 buildings spanning approximately 785.1 acres. The McClellan Park Property surrounds the 10,600-foot McClellan Airfield runway, which, according to the appraisal, is one of the west coast’s most active airstrips for private aircraft. The McClellan Park Property benefits from approximately seven miles of on-site rail, with multiple rails spurs, trans load yard, and rail served warehouses, which are serviced by both Burlington Northern Railroad and Union Pacific Railroad. Onsite amenities include a 112-room hotel, dining options, a gym, a credit union and a park.

Until July 2001, the McClellan Park Property served as McClellan Air Force Base, one of five major depots in the United States that provided repair and maintenance services to military aircraft. The McClellan Park Borrower was selected to acquire the base and implement an extensive redevelopment program. Since acquisition in 2001, the borrower sponsor has invested more than $580 million in critical infrastructure, building improvements, and land development, which has driven the lease-up or sale of more than seven million SF of office and industrial space.

As of September 15, 2020, the McClellan Park Property was 86.8% leased by approximately 176 tenants, with no tenant accounting for more than 6.0% of the NRA or 7.0% of underwritten base rent. The McClellan Park Property has averaged 84.7% occupancy over the past five years. Since 2018, there has been over 3.4 million SF of leasing activity. Approximately 21.7% of the NRA and 37.5% of underwritten base rent is attributable to investment grade tenants.

A-3-17

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

Property Summary
Use Type	NRSF	% of NRSF	In Place Cut-Off Date Occupancy
Warehouse	2,532,812	36.6%	96.6%
Manufacturing	1,660,684	24.0%	91.6%
Research	604,753	8.7%	70.2%
Airfield	843,221	12.2%	78.6%
Total Industrial	5,641,470	81.5%	89.6%
Office	1,020,349	14.7%	72.5%
Residential	157,254	2.3%	71.8%
Commercial	103,291	1.5%	93.8%
Yard	3,120	0.0%	100.0%
Collateral Total	6,925,484	100.0%	86.8%

Industrial (81.5% of NRA; 60.8% of underwritten gross rent). The industrial component of the McClellan Park Property includes over 5.6 million SF, representing 81.5% of NRA and 60.8% of underwritten gross rent (including rent attributed to grossed up vacant space), and encompasses warehouse, manufacturing, research, and airfield/hanger buildings. The cluster of manufacturing, warehouse, research, residential, and office space provides the opportunity for industrial tenants to lease complementary use products all within one park.

Office (14.7% of NRA; 31.8% of underwritten gross rent). The office component of the McClellan Park Property includes buildings designated as office and recreational (37 primary buildings totaling 1,020,349 SF). These buildings range in size from 800 to 331,670 SF, with most buildings below 15,000 SF in size. The median size within this set of buildings is 7,606 SF. Originally constructed from 1938 to 1992, many of the buildings have been renovated to various levels. Existing office tenants include a variety of larger and small public and private operations such as the USDA Forest Services, Gateway Charters, and Faneuil, Inc.

Residential (2.3% of NRA; 5.0% of underwritten gross rent). The residential component at the McClellan Park Property includes seven primary buildings, which include renovated and non-renovated dorm buildings. These buildings are consistent in size, ranging from 19,038 to 25,380 SF with a median of 24,000 SF. The subject residential space is currently 71.8% occupied by two tenants, the USDA Forest Service and AmeriCorps.

Commercial (1.5% of NRA; 2.5% of underwritten gross rent). Currently 93.8% leased, the retail portion of the McClellan Park Property consists of 11 buildings totaling over 103,291 SF of improved retail space. The retail operations provide tenants amenities such as a credit union, a gas station, restaurants, and a gym.

COVID-19 Update. As of November 20, 2020, most tenants at the McClellan Park Property are open and operating. Approximately 99% of the tenants by square footage and by underwritten base rent made their full October rent payments. Approximately 97% of the tenants by square footage and by underwritten base rent made their full November rent payments. The November calculations assume federal and state tenants, which pay rent in arrears, have paid full rent in November. Four tenants, representing approximately 4.2% of underwritten base rent, received rent deferrals ranging from 3-5 months. Three of the four tenants concurrently extended their leases. Two tenants representing 0.2% of underwritten base rent have pending rent relief requests. As of November 20, 2020, the McClellan Park Whole Loan is not subject to any modification or forbearance request. The first debt service payment on the McClellan Park Mortgage Loan is due in December 2020.

Major Tenants.

Amazon (417,637 SF, 6.0% of NRA; 6.5% of underwritten base rent; June 30, 2030 lease expiration). Amazon fully occupies a warehouse building at the McClellan Park Property that was constructed in 2019. According to a third party news source, Amazon’s building at the McClellan Park Property features 36-foot clear height ceilings, a 135-foot truck courtyard, as well as 40 trailer parking stalls. Amazon created an open warehouse of approximately 158,000 SF, a drive-thru warehouse of approximately 240,000 SF and office and support area of approximately 18,200 SF. Additional work included creating chilled and frozen warehouse space along with will call and flex pickup areas. Amazon has leased over 1 million SF of distribution space in Sacramento in recent years. Amazon has two 5-year renewal options, each with 270 days’ notice, at the fair market rental rate.

Hydra Distribution (388,784 SF, 5.6% of NRA; 3.0% of underwritten base rent; April 16, 2025 lease expiration). Hydra Distribution provides contract warehouse, transportation, crossdocking and shipping services within its central California distribution network (based at the McClellan Park Property). Hydra Distribution features access to over 2.4 million SF of rail-served facilities and over seven miles of rail track. Hydra Distribution’s facility at the McClellan Park Property features 24-foot clear height ceilings and raised floor tilt-ups. Hydra Distribution has one 5-year renewal option to extend, each with six months’ notice, at the 95% of fair market rental rate.

Dome Printing (320,000 SF, 4.6% of NRA; 2.6% of underwritten base rent; November 17, 2033 lease expiration). Dome Printing was founded in 1914 as an engraving company serving local printers and newspapers. In 1969, Dome Printing transformed into an offset printing facility, becoming one of the largest privately held commercial printing companies in northern California. Dome Printing offers direct printing on canvas, plastics, paperboard, synthetics and metalized substrates for both its retail and packaging clients. Dome Printing has two 5-year renewal options, each with nine months’ notice, at the fair market rental rate.

A-3-18

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to the tenancy at the McClellan Park Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Term. Options
Amazon	A+/A2/AA-	417,637	6.0%	$2,568,468	6.5%	$6.15	6/30/2030	2, 5- year	N
Hydra Distribution	NR/NR/NR	388,784	5.6%	$1,184,293	3.0%	$3.05	4/16/2025	1, 5-year	N
Dome Printing	NR/NR/NR	320,000	4.6%	$1,033,815	2.6%	$3.23	11/17/2033	2, 5-year	N
McClellan Jet Services	NR/NR/NR	280,839	4.1%	$1,031,119	2.6%	$3.67	9/12/2022	None	Y(3)
Northrop Grumman Systems	BBB/Baa1/BBB	267,618	3.9%	$2,801,193	7.0%	$10.47	Multiple(4)	Various(5)	Y(6)
Subtotal/Wtd. Avg.		1,674,878	24.2%	$8,618,888	21.7%	$5.15

Other Tenants(7)		4,333,579	62.6%	$31,137,427	78.3%	$7.19
Vacant Space		917,027	13.2%	$0	0.0%	$0.00
Total/Wtd. Avg.(8)		6,925,484	100.0%	$39,756,315	100.0%	$6.62

(1)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.

(2)	The Annual UW Rent and Annual UW Rent PSF shown above include rent steps through October 2021 totaling $1,210,817. The lender’s underwriting gives separate credit for straight-line rent averaging for investment grade tenants totaling $585,214 (see “Operating History and Underwritten Net Cash Flow” below),which credit is not included in the Annual UW Rent PSF and Annual UW Rent shown in the table above.

(3)	McClellan Jet Services has the right to terminate 1,373 SF of its space after November 30, 2023 with 30 days’ notice.

(4)	Northrup Grumman Systems’ lease for its 161,589 SF space and its 92,922 SF space expire on December 31, 2021 (collectively, the “NG Space A”), its 4,857 SF space expires on July 31, 2022 (“NG Space B”) and its 8,250 SF space expires on November 30, 2022 (“NG Space C”).

(5)	NG Space A lease has two 5-year options to renew with nine months’ notice, NG Space B lease has two, 1-year options to renew with six months’ notice and NG Space C has no renewal options.

(6)	Northrup Grumman may terminate NG Space B on December 1st of each year of its term with 180 days’ notice and payment of the unamortized portion of the funded tenant improvement allowance, plus unamortized leasing commissions and three months of the base rent payable for the month immediately preceding the termination date.

(7)	Includes two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF), that have leases starting in January 2021 and February 2021, respectively.

(8)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the McClellan Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	75,533	$6.41	1.1%	1.1%	$484,397	1.2%	1.2%
2020	17	150,128	$9.33	2.2%	3.3%	$1,399,982	3.5%	4.7%
2021	94	896,269	$8.39	12.9%	16.2%	$7,521,327	18.9%	23.7%
2022	63	1,044,895	$7.90	15.1%	31.3%	$8,252,111	20.8%	44.4%
2023	35	783,580	$5.04	11.3%	42.6%	$3,945,606	9.9%	54.3%
2024	21	463,243	$4.92	6.7%	49.3%	$2,279,219	5.7%	60.1%
2025	26	791,251	$5.38	11.4%	60.7%	$4,257,919	10.7%	70.8%
2026	5	152,898	$6.61	2.2%	62.9%	$1,010,198	2.5%	73.3%
2027	21	601,568	$5.07	8.7%	71.6%	$3,048,594	7.7%	81.0%
2028	21	233,106	$11.59	3.4%	75.0%	$2,702,656	6.8%	87.8%
2029	3	64,800	$18.28	0.9%	75.9%	$1,184,601	3.0%	90.8%
2030	5	420,757	$6.10	6.1%	82.0%	$2,568,468	6.5%	97.2%
2031 & Beyond	13	330,429	$3.33	4.8%	86.8%	$1,101,237	2.8%	100.0%
Vacant	0	917,027	$0.00	13.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	339	6,925,484	$6.62	100.0%		$39,756,315	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-19

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

The Market. The McClellan Park Property is located 3.6 miles north of Interstate 80, which provides access westbound towards the San Francisco Bay area and eastbound towards the Nevada border. The McClellan Park Property surrounds the McClellan Airfield and is immediately adjacent to the Sacramento McClellan Airport. The Sacramento International Airport is positioned 14.2 miles west of the McClellan Park Property and the deep-water Port of Sacramento is situated 16.1 miles southwest of the McClellan Park Property. It is approximately 7.4 miles from downtown Sacramento.

According to California Department of Finance, of the ten largest cities in California, Sacramento grew by the largest percentage (1.5%) in 2018. The City of Sacramento added more new residents than San Diego, San Francisco, Los Angeles, or San Jose in the same year. According to the appraisal, a large portion of Sacramento’s employment has historically been dominated by the State government and other public-sector employers. State and local government accounts for 26% of the region’s labor pool (approximately 225,000 employees).

According to a third party market research provider, the estimated 2020 population within a three- and five-mile radius of the McClellan Park Property was approximately 344,204 and 1,070,132, respectively; and the estimated 2020 average household income within the same radii was approximately $74,927 and $84,655, respectively.

According to a third-party market research report, the McClellan Park Property is situated within the McClellan industrial submarket of the Sacramento - CA industrial market. As of the November 10, 2020, the industrial submarket reported a total inventory of approximately 17.4 million SF with a 5.2% vacancy rate and average asking rent of $9.23 PSF, triple net. The submarket vacancy rate has decreased from 20.3% in 2010 and has averaged 8.1% since 2015.

The following table presents certain information relating to the appraisal’s market rent conclusions for the McClellan Park Property:

Market Rent Summary
	Warehouse	Warehouse – Amazon	Manufacturing	Office	Airfield	Research
Market Rent (PSF)	$0.40	$0.50	$0.45	$1.10	$0.52	$0.90
Lease Term (Years)	4	4	4	4	4	4
Lease Type (Reimbursements)	NNN	NNN	NNN	Full Service / Base Year	NNN	NNN
Rent Increase Projection	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum	3.00% per annum
Tenant Improvements (New)	$3.00 PSF	$3.00 PSF	$5.00 PSF	$25.00 PSF	$10.00 PSF	$20.00 PSF
Tenant Improvements (Renew)	$1.00 PSF	$1.00 PSF	$1.00 PSF	$5.00 PSF	$1.00 PSF	$5.00 PSF

The following table presents information relating to comparable office property sales for the McClellan Park Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
Depot Park Fruitridge Rd. Sacramento, CA	Jun. 2018	1940/2000	2,144,568	89%	$126,590,000	$170,471,710	$59	$79
Delta Industrial Portfolio Multiple Multiple	Aug. 2017	1997/NAP	8,766,532	96%	$590,000,000	$594,721,531	$67	$68
NW Mutual NV Ind. Portfolio Greg St, et al Sparks, Reno	May 2019	1995/NAP	1,765,258	98%	$157,800,000	$149,128,996	$89	$84
Texas Logistics Portfolio Multiple Multiple	Jul. 2019	1995/NAP	2,682,696	91%	$248,000,000	$221,349,247	$92	$83

Source: Appraisal.

(1)	Adjusted sale price was adjusted for location, size, age/condition, features/amenities and economic characteristics (as applicable).

A-3-20

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Operating History and Underwritten Net Cash Flow at the McClellan Park Property:

Cash Flow Analysis
	2017	2018	2019	9/30/2020 TTM	UW	UW PSF
Gross Potential Base Rent	$30,020,185	$34,154,288	$36,215,976	$38,587,412	$38,545,498	$5.57
Contractual Rent Steps	$0	$0	$0	$0	$1,210,817(1)	$0.17
Rent Average Benefit	$0	$0	$0	$0	$585,214	$0.08
TI Amortization(2)	$0	$0	$0	$0	$535,080	$0.08
Yard Rent(2)(3)	$0	$0	$0	$0	$4,145,429	$0.60
Grossed Up Vacant Space	$0	$0	$0	$0	$10,013,909(4)	$1.45
Total Recoveries	$4,748,711	$5,452,877	$6,256,187	$6,754,163	$6,850,394	$0.99
Other Income(5)	$252,056	$47,853	$300,496	$793,948	$793,948	$0.11
Less Vacancy & Credit Loss	$0	$0	$0	$0	($10,013,909)(6)	($1.45)
Effective Gross Income	$35,020,952	$39,655,018	$42,772,659	$46,135,523	$52,666,380	$7.60

Real Estate Taxes	$3,963,293	$4,255,008	$4,257,566	$4,625,532	$4,454,422	$0.64
Insurance	$642,426	$674,916	$712,904	$844,519	$844,519	$0.12
Other Operating Expenses	$8,770,024	$9,800,601	$10,222,279	$11,071,656	$9,739,026	$1.41
Total Expenses	$13,375,743	$14,730,525	$15,192,749	$16,541,707	$15,037,967	$2.17

Net Operating Income(7)	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$37,628,413	$5.43
CapEx	$0	$0	$0	$0	$1,038,823	$0.15
TI/LC	$0	$0	$0	$0	$1,731,371	$0.25
Net Cash Flow	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$34,858,219	$5.03

Occupancy %	80.3%	83.4%	88.4%	86.8%(8)	86.8%(6)
NOI DSCR(9)	1.80x	2.08x	2.30x	2.46x	3.13x
NCF DSCR(9)	1.80x	2.08x	2.30x	2.46x	2.90x
NOI Debt Yield(9)	6.0%	7.0%	7.7%	8.3%	10.5%
NCF Debt Yield(9)	6.0%	7.0%	7.7%	8.3%	9.7%

(1)	Represents rent steps through October 2021.

(2)	Yard Rent and TI Amortization has historically been captured under base rent.

(3)	Yard Rent represents land that is leased to tenants for additional parking needs. It is typically co-terminous with the contractual obligations in the lease.

(4)	Grossed Up Vacant Space is grossed up at appraisal concluded market rents.

(5)	Other Income represents late fees, termination fees, excess rail usage and ancillary income.

(6)	Occupancy is based on the in-place rent roll dated 9/15/2020. Vacancy of 19% represents the economic vacancy.

(7)	The increase from 2017 to 2018 NOI was primarily due to an increase in occupancy from 80.3% to 83.4% and annual increases in existing tenant rental rates. The increase from 2018 NOI to 2019 NOI was primarily due to an increase in occupancy from 83.4% to 88.4% and annual increases in existing tenant rental rates. The increase in UW NOI from the TTM 9/30/2020 is partially driven by $1,210,817 in rent steps and $585,214 in straight line rent average for investment grade tenants. The other main driver is Amazon’s lease for 417,637 SF, under which it began paying rent in July of 2020. Its lease represents approximately $2.6 million of UW base rent and an additional $1.2 million of Yard Rent. Additionally, the UW base rent includes approximately $526,152 of UW rent from two tenants, Siemens Industry, Inc. (65,785 SF) and Veterans Affairs (10,000 SF) which have leases starting in January 2021 and February 2021, respectively. Lastly, the management fee is capped at $1.0 million.

(8)	Based on the underwritten rent roll dated 9/15/2020.

(9)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the McClellan Park Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the McClellan Park Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

However, the McClellan Park Borrower’s obligation to make insurance reserve payments will be waived so long as, (i) no event of default is continuing, (ii) the insurance policies maintained by the McClellan Park Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the McClellan Park Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly replacement reserves of $86,569 ($0.15 PSF annually), subject to a cap of $2,077,645 ($0.30 PSF).

A-3-21

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

TI/LC Reserve – During a Cash Trap Event Period, the McClellan Park Whole Loan documents require ongoing monthly TI/LC reserves of $288,562 ($0.50 PSF annually), subject to a cap of $6,925,484 ($1.00 PSF).

Development Agency Loan Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $689,614, representing approximately 108% of the estimated maximum possible amount owing under a development agency loan secured by a subordinate deed of trust lien encumbering a portion of the McClellan Park Property. See “Mezzanine Loan and Preferred Equity” section below.

Rent Concession Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $18,717 related to outstanding future rent credits, abatements or gap rent pursuant to existing leases.

Tenant Specific TI/LC Reserve – The McClellan Park Whole Loan documents require an upfront reserve of $5,482,591 related to outstanding tenant improvements and leasing commissions payable by the McClellan Park Borrower under existing leases with Siemens Industry, Inc. ($2,943,558), Amazon ($1,407,294) and Americorp ($1,131,739).

Lockbox and Cash Management. The McClellan Park Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the McClellan Park Borrower or property manager direct all tenants to pay rent directly into such lockbox account. The McClellan Park Whole Loan documents also require that all rents received by the McClellan Park Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Provided no Cash Trap Event Period is in effect, all amounts on deposit in the account will be transferred daily to an account specified by the McClellan Park Borrower. During a Cash Trap Event Period, all funds in the lockbox account and excess cash flow remaining after satisfaction of the waterfall items outlined in the McClellan Park Whole Loan documents, are required to be swept to an excess cash flow subaccount to be held as additional collateral for the McClellan Park Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or

(ii)	the net cash flow debt yield falling below 7.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 7.0% at the end of any calendar quarter.

Additional Secured Indebtedness (not including trade debts). The McClellan Park Property also secures the McClellan Park Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $283,000,000. The McClellan Park Pari Passu Companion Loans accrue interest at the same rate as the McClellan Park Mortgage Loan. The McClellan Park Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the McClellan Park Pari Passu Companion Loans. The holders of the McClellan Park Mortgage Loan and McClellan Park Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on McClellan Park Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu- Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. In 2011, the Sacramento County Successor Agency, the successor agency to the Former Redevelopment Agency of the County of Sacramento (the “Development Agency”), made a $1,000,000 loan (the “Development Agency Loan”) to the predecessor-in-interest to the McClellan Park Borrower in connection with the renovation of portions of three buildings at the McClellan Park Property. The loan, which is due and payable in 2023, is secured by a deed of trust lien on such portion of the McClellan Park Property and is forgivable once the renovated space reaches 80% occupancy. At origination of the McClellan Park Whole Loan, the Development Agency entered into a subordination agreement that subordinated such deed of trust lien to the McClellan Park Whole Loan documents. The McClellan Park Borrower maintains that the occupancy required for forgiveness of the Development Agency Loan has been achieved and is currently negotiating loan forgiveness with the Development Agency. The amount reserved with lender for the Development Agency Loan (see “Escrows” above) has been certified by the Development Agency as sufficient to obtain the satisfaction and release of the deed of trust lien securing the Development Agency Loan. Provided no event of default is continuing, upon receipt of a payoff statement and wiring instructions from the Development Agency, the lender will disburse funds from such reserve to pay off the Development Agency Loan and, upon receipt of evidence that the lien has been released, disburse any remaining funds in the reserve to the McClellan Park Borrower (or, if a Cash Trap Event Period then exists, to the cash management account with the lender).

Release of Property. Provided no event of default is continuing, the McClellan Park Borrower is permitted to issue a partial reconveyance, satisfaction or release of one or more income producing parcels from the lien of McClellan Park Whole Loan (collectively, an “Income Producing Parcel Release”), subject, but not limited, to the following conditions:

●	the Income Producing Parcel Release is conveyed to a person other than the McClellan Park Borrower;

●	the lender having received a Release Price (as defined below), in addition to any yield maintenance and interest shortfall then due (if any);

●	immediately following the Income Producing Parcel Release, the net cash flow debt yield is no less than 10.0%;

●	immediately following the Income Producing Parcel Release, at least 100 parcels are subject to the lien of the McClellan Park Whole Loan and no single parcel being more than 10.0% of the remaining aggregate adjusted net cash flow;

●	immediately following the release, at least 60.0% of the rentable square footage remaining at the McClellan Park Property will be used for industrial purposes;

●	the lender having received reasonably satisfactory evidence that, following the release, the McClellan Park Property complies with all applicable zoning laws, land use, parking requirements, major leases, and permitted encumbrances as defined in the McClellan Park Whole Loan documents; and

●	the lender’s reasonable satisfaction that the release will satisfy REMIC requirements.

A-3-22

Industrial - Warehouse	Loan #2	Cut-off Date Balance:	$75,000,000
Various	McClellan Park	Cut-off Date LTV:	60.2%
McClellan, CA 95652		UW NCF DSCR:	2.90x
		UW NOI Debt Yield:	10.5%

Provided no event of default is continuing, the McClellan Park Borrower is permitted to issue a partial reconveyance, satisfaction or release of one or more vacant non-income providing parcels from the lien of McClellan Park Whole Loan (collectively, an “Non-Income Producing Parcel Release”) and, upon completion of the condominium conversion (as described below), the McClellan Park Borrower is permitted to release the Twin Rivers NIP Parcel (as defined below) as a Non-Income Producing Parcel Release, subject, but not limited, to the following conditions:

●	the Non-Income Producing Parcel Release is conveyed to a person other than the McClellan Park Borrower;

●	the lender having received evidence that no portion of the Non-Income Producing Parcel Release is required to remain part of the McClellan Park Property pursuant to the terms of any leases, legal agreements or for use as parking, access, ingress/egress and/or storage at the McClellan Park Property; and

●	the lender having received evidence that the Non-Income Producing Parcel Release is occurring solely (i) to accommodate parcel/tax lot adjustments for potential development by an affiliate of the McClellan Park Borrower or guarantor or (ii) for the sale of such Non-Income Producing Parcel Release parcel to a third party that is not an affiliate of the McClellan Park Borrower or guarantor.

“Release Price” means (a) with respect to the Twin Rivers Release Parcel (as defined below), an amount equal to 100% of its allocated loan amount ($10,447,854), however, as provided below, following such condominium conversion of the Twin Rivers NIP Parcel to a commercial condominium to effectuate the conveyance of the Twin Rivers condominium unit to Twin Rivers Unified School District, the Twin Rivers NIP Parcel may be released as a free release; and (b) with respect to each other release parcel, (i) for the first 10% of the original principal balance of the McClellan Park Whole Loan being prepaid, 110% of the allocated loan amount of the subject release parcel(s) and (ii) for the remaining McClellan Park Whole Loan collateral, 115% of the allocated loan amount of the subject release parcel(s). A partial release of the Twin Rivers Release Parcel at the Release Price set forth in clause (a) above will count towards the 10% threshold set forth in clause (b)(i) above if such threshold has not yet been reached.

“Twin Rivers Parcel” is comprised of (i) a single tenant building leased to Twin Rivers Unified School District and identified as APN 215-0320-127 (the “Twin Rivers NIP Parcel”), and (ii) a multi-tenant building identified as APN 215-0320–126 (the “Twin Rivers Release Parcel”).

Condominium Conversion Option. Following the date which is the earlier of (x) November 13, 2021 and (y) 60 days following the securitization of the last portion of the McClellan Park Whole Loan and provided no event of default is continuing, the McClellan Park Borrower is permitted to convert the Twin Rivers Parcel to a commercial condominium form of ownership, subject, but not limited, to the following conditions:

●	the condominium regime is required to create two or more condominium units, one of which will consist solely of the Twin Rivers NIP Parcel and each condominium unit will have its own separate tax parcel; and

●	the McClellan Park Borrower will deliver to the lender (i) an irrevocable proxy from the McClellan Park Borrower granting the lender the right to vote, on the McClellan Park Borrower’s behalf in any vote taken by the condominium association after the acceleration of the McClellan Park Whole Loan and (ii) a conditional resignation (effective upon the lender’s demand upon the acceleration of the McClellan Park Whole Loan) of any board members that are appointed or controlled by the McClellan Park Borrower.

Letter of Credit. None.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The McClellan Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the McClellan Park Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the McClellan Park Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the McClellan Park Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

A-3-23

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

A-3-24

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

MIAMI DESIGN DISTRICT
NE 42ND STREET
11. LEE
NE 41ST STREET
1. BRIDGE NORTH
7. JADE
8. JBL
2. BRIDGE SOUTH
9. KVA
15. TWERY
12. NEWTON
6. HERMES
3. BUICK
14. PENNY LANE
10. LAVERNE
5. COLLINS
4. CITY VIEW GARAGE
13. PALM COURT
NE 1ST AVENUE
NE 2ND AVENUE
Collateral
Not a Part
INTERSTATE 195, DOWNTOWN, MIAMI INTERNATIONAL AIRPORT

A-3-25

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

MIAMI
Miami Design District
151 Northeast 40th Street
Miami, FL 33137
Design District
Wynwood
Beverly Terrace
Edgewater
Morningside
BUENA VISTA EAST HISTORIC DISTRICT
PALM GROVE HISTORIC DISTRICT
MORNINGSIDE HISTORIC DISTRICT
MIMO HISTORIC DISTRICT
MIAMI-DADE COUNTY
Miami Jewish Health
Sabal Palm Shopping Center
Institute of Contemporary Art - Miami
Haitian Heritage Museum
Biscayne Medical Center
Blue on the Bay
MIArt Space
The Shops at Midtown Miami
Gary Nader Art Centre
Amazon Sortation Center
Wynwood Walls
Mana Wynwood Convention Center
RC Cola Museum
Bakehouse Art Complex
Roberto Clemente Park
Robert E. Lee Park
Moore Park
Albert Pallot Park
Morningside Park
Sabal Lake
Biscayne Bay
JULIA TUTTLE CAUSEWAY
Miami Beach 7 miles
Miami Intl. Airport 10 miles
Downtown Miami 2 miles
TROLLEY
BrightLine Rail
Federal Hwy
Biscayne Blvd
Bay Point Rd
Island Rd
Sabal Palm Rd
Lake Rd
N. Miami Ave
NE 2nd Ave
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NE 58th Ter
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NW 21st St
95
195
27
1
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
THE EVERGLADES
Pembroke Pines
Miramar
Hollywood
Hallandale
Aventura
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI-DADE COUNTY
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
The Hammocks
Kendall
Biscayne Bay
Homestead

A-3-26

Mortgage Loan No. 3 – Miami Design District

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Miami, FL 33137
Original Balance(1):	$75,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Luxury Retail
% of Initial Pool Balance:	9.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014-2019 / N/A
Borrower Sponsor:	Miami Design District Associates, LLC			Size:	497,094 SF
Guarantor:	Miami Design District Associates, LLC			Cut-off Date Balance PSF(1):	$805
Mortgage Rate:	4.1325%			Maturity Date Balance PSF(1):	$805
Note Date:	2/28/2020			Property Manager:	Design District Management, Inc.
First Payment Date(2):	4/1/2020
Maturity Date:	3/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(6)
Seasoning:	9 months			UW NOI:	$37,034,101
Prepayment Provisions(3):	LO (33); DEF (80); O (7)			UW NOI Debt Yield(1):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.3%
Additional Debt Type(1)(4):	Pari Passu/B-Note			UW NCF DSCR(1):	2.14x
Additional Debt Balance(1)(4):	$325,000,000 / $100,000,000			Most Recent NOI:	$33,817,392 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$32,133,624 (12/31/2018)
Reserves(5)				3rd Most Recent NOI:	$25,614,162 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.5% (9/1/2020)
RE Taxes:	$2,100,000	$525,000	N/A	2nd Most Recent Occupancy:	92.4% (12/31/2019)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	93.1% (12/31/2018)
Replacement Reserve:	$0	$8,285	N/A	Appraised Value (as of)(7):	$856,000,000 (3/1/2020)
TI/LC Reserve:	$4,907,050	$82,849	N/A	Appraised Value PSF(7):	$1,722
Free/Gap Rent Reserve:	$1,724,567	$0	N/A	Cut-off Date LTV Ratio(1)(7):	46.7%
Debt Service Reserve:	$10,474,740	$0	N/A	Maturity Date LTV Ratio(1)(7):	46.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$500,000,000	100.0%	Loan Payoff(8):	$476,005,977	95.2%
			Return of Equity:	$11,474,730	2.3%
			Reserves(5):	$8,731,617	1.7%
			Closing Costs:	$3,787,676	0.8%
Total Sources:	$500,000,000	100.0%	Total Uses:	$500,000,000	100.0%

(1)	The Miami Design District Mortgage Loan (as defined below) is part of the Miami Design District Whole Loan (as defined below), which is comprised of fifteen pari passu senior promissory notes and one subordinate note. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the Miami Design District Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Miami Design District Whole Loan are $1,006, $1,006, 7.4%, 7.4%, 1.72x, 58.4% and 58.4%, respectively.

(2)	Pursuant to an amendment to the Miami Design District Whole Loan dated April 29, 2020, debt service payments owed for May, June and July 2020 were deferred and are payable on the Maturity Date or earlier repayment in full of the Miami Design District Whole Loan.

(3)	Defeasance of the Miami Design District Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Miami Design District Whole Loan to be securitized and (b) March 1, 2025. The assumed prepayment lockout period of 33 payments is based on the closing date of this transaction in December 2020.

(4)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve information.

(6)	All NOI, NCF and occupancy information, as well as the appraised value were determined prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus. All DSCR, LTV and Debt Yield metrics were calculated, and the Miami Design District Whole Loan was underwritten, based on such prior information. See “Risk Factors–Risks Related to Market Conditions and Other External Factors–The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	The appraisal also provided an “Upon Stabilization” value of $883,000,000 as of March 1, 2021, which value assumes physical and economic stabilization and results in an Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of $1,776, 45.3% and 45.3%, respectively, based on the principal balance of the Miami Design District Senior Loan. The appraisal also provided a “land” value of $600,000,000 for the land portion (assumed unimproved) of the Miami Design District Property (as defined below), which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 66.7% and 66.7%, respectively, based on the principal balance of the Miami Design District Senior Loan.

(8)	Loan Payoff includes existing debt secured by components of the larger Miami Design District that are not collateral for the Miami Design District Whole Loan.

A-3-27

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

The Mortgage Loan. The third largest mortgage loan (the “Miami Design District Mortgage Loan”) is part of a whole loan (the “Miami Design District Whole Loan”) evidenced by fifteen pari passu senior promissory notes in the aggregate original principal amount of $400,000,000 (together, the “Miami Design District Senior Loan”) and one note in the original principal amount of $100,000,000 (the “Miami Design District Subordinate Companion Loan”) that is subordinate to the Miami Design District Senior Loan. The Miami Design District Whole Loan is secured by a first priority fee mortgage encumbering a 497,094 SF luxury retail development located in Miami, Florida (the “Miami Design District Property”). The Miami Design District Mortgage Loan is evidenced by the non-controlling Note A-3 and Note A-6 with an aggregate original principal amount of $75,000,000. The remaining promissory notes comprising the Miami Design District Whole Loan are summarized in the below table. The Miami Design District Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust until the securitization of Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Miami Design District Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Miami Design District Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2, A-4, A-5, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15	$325,000,000	$325,000,000	Bank of America	No
A-3, A-6	$75,000,000	$75,000,000	BANK 2020-BNK30	No
B	$100,000,000	$100,000,000	Third Party Investor	Yes(1)
Total (Whole Loan)	$500,000,000	$500,000,000
(1)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.

The Borrower and the Borrower Sponsor. The borrower is Oak Plaza Associates (Del.) LLC (the “Miami Design District Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Miami Design District Associates, LLC, a partnership between Dacra (38.75%), L Catterton Real Estate (38.75%), and Brookfield Property Partners (22.265%).

Dacra is a real estate development company founded in 1987 that has developed over 2.0 million SF of commercial, residential and mixed-use communities. Dacra has played an active role in revitalization efforts and redevelopment in Miami and Miami Beach. In addition to the Miami Design District, Dacra has developed real estate projects in South Beach’s Art Deco District and on Lincoln Road. Since the 1990’s, Dacra had been aggregating the land for the Miami Design District, with the vision of transforming the area into a retail, art and dining destination. In 2010, Dacra partnered with L Catterton Real Estate, a Catterton, LVMH and Groupe Arnault-sponsored global real estate development and investment fund specializing in creating luxury shopping destinations. The partnership brought LVMH brands, including Louis Vuitton, Dior, Fendi, Bulgari, Celine, Berluti, Hermes and Cartier to the Miami Design District, which paved the way for other global luxury brands and upscale contemporary brands to follow. Dacra and L Catterton Real Estate completed the first phase of the Miami Design District in 2012. In 2014, a joint venture between General Growth Properties (now Brookfield Property Partners (NASDAQ: BPY)) and Ashkenazy Acquisition Corp. acquired an interest in the Miami Design District. Brookfield Property Partners is a diversified global real estate company that owns, operates and develops one of the largest portfolios of office, retail, multifamily, industrial, hospitality, triple net lease, self-storage, student housing and manufactured housing assets.

The borrower sponsor owns approximately 20 acres (developed and available for future development) in the Miami Design District, of which the Miami Design District Property represents 7.4 acres. The Miami Design District Borrower covenanted that its affiliates will not, without the consent of the lender, (i) develop such parcels held for future development in a manner that would materially interfere with the continued use and operation of the Miami Design District Property, or (ii) engage in any leasing that would result in a material adverse effect to the Miami Design District Property.

The Property. The Miami Design District Property is a 497,094 SF portion of a Class A luxury retail development known as the Miami Design District in Miami, Florida. The Miami Design District is a LEED Neighborhood Development located at the northwest quadrant of Interstate 195 and N Federal Highway that was designed as a creative neighborhood for shopping, dining and contemporary public art exhibitions. The Miami Design District encompasses approximately 30 acres in a walkable urban environment, and is home to more than 120 flagship stores, including luxury brand retailers and jewelers Balenciaga, Hermes, Fendi, Dior, Cartier and Louis Vuitton. The Miami Design District also includes design showrooms, art galleries and cultural institutions, including The Institute of Contemporary Art Miami (ICA), de la Cruz Collection Contemporary Art Space, Locust Projects Alternative Art Space and the Haitian Heritage Museum. The buildings within the Miami Design District are arranged along a typical urban street block grid system, with on-street metered parking and a north/south running pedestrian-only corridor through the center, known as Paseo Ponti.

The Miami Design District Property consists of 15 buildings that were redeveloped between 2014 and 2019 from former warehouse, showroom and industrial space. The Miami Design District Property includes a total of 497,094 SF of rentable space plus 559 total parking spaces located in two garages. Many of the buildings are built-to-suit for luxury retailers, both with respect to the interior buildouts and exterior facades. As of September 1, 2020, the Miami Design District Property was 88.5% occupied by 86 tenants. The largest tenants by base rent include Hermes, Harry Winston, Holly Hunt, Fendi Casa/Luxury Living and Tom Ford, with no other tenant representing more than 3.1% of underwritten base rent. Overall property sales for tenants who report at the Miami Design District Property increased 29.5% from 2018 to 2019 to $1,002 PSF ($231.5 million total sales).

A-3-28

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

Property Summary
Building	Year Built/ Renovated	Stories	Rentable SF	Occupancy	Major Tenants
Bridge South	2017	2	7,076	100.0%	Yves Saint Laurent (4,183 SF) Balenciaga (2,893 SF)
Bridge North	2017	2	12,603	100.0%	Dolce & Gabanna (5,320 SF) Alexander McQueen (4,460 SF} Mason Margiela (2,823 SF)
Buick	1926/2015	4	82,396	97.1%	Holly Hunt (24,897 SF) Dacra (18,828 SF)(1) MDDA (Management Office) (10,776 SF)(1)
City View Garage	2015	7	40,853	84.3%	Luxury Brand Partners (18,077 SF) Pura Vida (2,977 SF) Citco (2,614 SF) Rise Nation (2,613 SF)
Collins	2015	2	17,026	100.0%	Cartier (7,735 SF) Loro Piana (4,767 SF) Tod’s (4,524 SF)
Hermes	2015	3	13,500	100.0%	Hermes (13,500 SF)
Jade	2017	3	15,324	100.0%	Prada (6,442 SF) Celine (5,191 SF) Okami (Ovation) (3,691 SF)
JBL	2014	3	42,082	77.6%	Tom Ford (8,582 SF) COS (4,886 SF) Lanvin (3,367 SF) Omega (3,152 SF)
KVA	2006	2	5,384	100.0%	Fendi (5,384 SF)
Laverne	1961/2017	1	12,257	95.3%	Swan and Bar Bevy (10,180 SF)
Lee	1955/2017	3	54,961	77.9%	Poliform (8,902 SF) Unifor, Inc. (Moltini) (7,384 SF) Dupuis (6,323 SF) Poltrona Frau (5,842 SF)
Newton	1983/2018	2	15,000	100.0%	Luminaire (15,000 SF)
Palm Court	2014	2	148,993	82.4%	Christian Dior (10,595 SF) Louis Vuitton (10,244 SF) St. Roche (MIA Market) (9,292 SF) Harry Winston (7,219 SF) Giorgio Armani (6,976 SF)
Penny Lane	2017	3	22,439	100.0%	Fendi Casa/Luxury Living (22,439 SF)
Twery	2006	2	7,200	100.0%	OTL (7,200 SF)

Source: Appraisal and underwritten rent roll.

(1)	Sponsor-affiliated office space.

Major Tenants.

Hermes (13,500 SF, 2.7% of NRA, 4.4% of underwritten base rent). Hermes International (“Hermes”) designs, produces and distributes personal luxury accessories and apparel. The company is over 183 years old and operates 311 boutiques worldwide under the Hermes name that sell items such as leather, scarves, men’s clothes, ties, women’s fashions, perfume, watches, stationery, shoes, hats, gloves and jewelry. Hermes occupies its own building on a lease that expires in February 2025, with two five-year renewal options each with six months’ notice. Hermes is currently paying an annual rent of $109.27 PSF, with annual rent increases of 3%. If at any time less than six of the permanent retail store tenants (including Armani, Balenciaga, Bulgari, Burberry, Carolina Herrera, Cartier, Celine, Chanel, Chloe, Dior, Christian Louboutin, DeBeers, Dunhill, Fendi, Givenchy, Gucci, Kiton, LV, Marc Jacobs, Prada, Pucci, Tag Heuer, Tiffany, Tomas Maier, Van Cleef, Versace, YSL, Zegna) are open and operating for a period of six or more consecutive months, then Hermes will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (18 months total), then Hermes will have the right, within 30 days after the expiration of the 18 month period, to terminate the lease.

Harry Winston (7,219 SF, 1.5% of NRA, 4.4% of underwritten base rent). Founded in 1932, Harry Winston is a jewelry retailer known for its expertise, fine craftsmanship, quality gems and innovative gemstone settings. In 2013, the Swatch Group Ltd. acquired Harry Winston. Harry Winston has retail salons around the world, including locations in New York, London, Paris, Geneva, Tokyo, Hong Kong and Shanghai. Harry Winston occupies 7,219 SF in the Palm Court building on a lease that expires in March 2025. Harry Winston is currently paying annual rent of $202.69 PSF, with annual rent increases of 3%. If at any time less than six of the permanent retail store tenants (including LV, Hermes, Cartier, Dior, Dior Homme, Zegna, Gucci, Dolce G, Tiffany, Valentino, Chanel, J.P. Tod’s, Prada, YSL, Bulgari, Tag Heuer, Zenith, Fendi, Giorgio) (three of which must be Louis Vuitton, Hermes, Cartier and Dior) are open and operating for a period of six or more consecutive months, then Harry Winston will have the right to pay alternate rent of 6% of gross sales. If such co-tenancy event continues for an additional 12 months (18 months total), then Harry Winston will have the right, within 30 days after the expiration of the 18 month period, to terminate the lease.

Holly Hunt (24,897 SF, 5.0% of NRA, 3.6% of underwritten base rent). Founded in 1983, Holly Hunt is a luxury home furnishing showroom with products including indoor and outdoor furniture, lighting, rugs, textiles and leathers. Holly Hunt partners with iconic modern brands such as Vladimir Kagan furniture designs and Assemblage bespoke wallcoverings. Holly Hunt renewed its lease in May 2020 for 24,897 SF of showroom/gallery space in the Buick building. The lease expires on April 30, 2025. Holly Hunt is currently paying annual rent of $50.21 PSF, with annual rent increases of 3.5% starting May 1, 2021. The lease does not have any renewal or termination options.

A-3-29

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

Fendi Casa/Luxury Living (22,439 SF, 4.5% of NRA, 3.4% of underwritten base rent). Founded nearly 40 years ago, Fendi Casa/Luxury Living designs, manufactures in Italy, and distributes high-end furniture for international luxury brands. Luxury Living Group has been producing and distributing furniture for the collections of Fendi Casa, Bentley Home, Trussardi Casa, Bugatti Home, Paul Mathieu for Luxury Living Collections and Luxury Living Outdoor. Fendi Casa/Luxury Living occupies 22,439 SF in the Penny Lane building on a lease that expires on April 16, 2027. The lease requires an annual base rent of $52.00 PSF and the next rent increase will be the greater of (i) 4% of the immediately preceding base rent or (ii) base rent multiplied by a fraction of (a) CPI of the month preceding the adjustment over (b) CPI of April 2017. The lease does not have any renewal or termination options.

Tom Ford (8,582 SF, 1.7% of NRA, 3.4% of underwritten base rent). In April 2005, Tom Ford announced the creation of the Tom Ford brand for luxury clothing, accessories, fragrance and cosmetics. Ford was joined in this venture by former Gucci Group President and Chief Executive Officer Domenico De Sole, who serves as Chairman of the company. That same year, Ford announced his partnership with Marcolin Group to produce and distribute optical frames and sunglasses, as well as an alliance with Esteé Lauder to create the Tom Ford Beauty brand. Presently, there are 113 freestanding Tom Ford stores and shop-in-shops in locations such as New York, Toronto, Beverly Hills, Zurich, Milan, Hong Kong, Shanghai, Rome, London and Sydney. Tom Ford occupies 8,582 SF in the JBL building under a lease that expires in March 2025. Tom Ford is currently paying an annual rent of $134.74 PSF with 3% annual increases. The lease does not have any renewal or termination options.

The following table presents certain information relating to the major tenants at the Miami Design District Property:

Tenant Summary(1)
								2019 Sales
Tenant Name	Tenant Type	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant SF	Approx % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	$	PSF	Occ. Cost %	Lease Exp.	Term. Options
Hermes	Fashion	NR/NR/NR	13,500	2.7%	$1,519,425	4.4%	$112.55	$28,719,988	$2,127.41	8.2%	2/23/2025	N
Harry Winston	Jewelry/ Watches	NR/NR/NR	7,219	1.5%	$1,507,111	4.4%	$208.77	$3,648,299	$505.37	55.0%	3/31/2025	N
Holly Hunt	Showroom/Gallery	NR/NR/NR	24,897	5.0%	$1,250,000	3.6%	$50.21	NAV	NAV	NAV	4/30/2025	N
Fendi Casa/Luxury Living	Showroom/Gallery	NR/NR/NR	22,439	4.5%	$1,166,828	3.4%	$52.00	NAV	NAV	NAV	4/16/2027	N
Tom Ford	Fashion	NR/NR/NR	8,582	1.7%	$1,156,342	3.4%	$134.74	$6,740,439	$785.42	24.3%	3/31/2025	N
Subtotal/Wtd. Avg.			76,637	15.4%	$6,599,706	19.2%	$86.12

Other Tenants			363,340	73.1%	$27,857,171	80.8%	$76.67
Vacant			57,117	11.5%	$0	0.0%	$0.00
Total/Wtd. Avg.(2)			497,094	100.0%	$34,456,877	100.0%	$78.32

(1)	Information is based on the underwritten rent roll. Tenants ordered by % of Total Annual UW Rent.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-30

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease rollover schedule at the Miami Design District Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	6	21,152	$1.70	4.3%	4.3%	$36,000	0.1%	0.1%
2020	3	7,976	$45.84	1.6%	5.9%	$365,585	1.1%	1.2%
2021	8	18,240	$41.38	3.7%	9.5%	$754,850	2.2%	3.4%
2022	13	39,196	$39.02	7.9%	17.4%	$1,529,325	4.4%	7.8%
2023	8	39,034	$29.29	7.9%	25.3%	$1,143,141	3.3%	11.1%
2024	10	50,071	$96.94	10.1%	35.3%	$4,853,973	14.1%	25.2%
2025	29	143,457	$108.13	28.9%	64.2%	$15,511,582	45.0%	70.2%
2026	1	5,384	$110.40	1.1%	65.3%	$594,394	1.7%	71.9%
2027	7	43,506	$95.57	8.8%	74.0%	$4,157,724	12.1%	84.0%
2028	8	44,058	$88.11	8.9%	82.9%	$3,881,931	11.3%	95.3%
2029	2	9,300	$63.60	1.9%	84.8%	$591,460	1.7%	97.0%
2030	2	7,827	$132.48	1.6%	86.3%	$1,036,912	3.0%	100.0%
2031 & Beyond(3)	1	10,776	$0.00	2.2%	88.5%	$0	0.0%	100.0%
Vacant	0	57,117	$0.00	11.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	98	497,094	$78.32	100.0%		$34,456,877	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	2031 & Beyond includes space for a management office that has no rent associated with it.

(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The Miami Design District Whole Loan is current as of the December debt service payment. Pursuant to a loan amendment dated April 29, 2020, debt service for the months of May, June and July 2020 were deferred until the maturity date or earlier repayment of the Miami Design District Whole Loan. Additionally, pursuant to a loan amendment dated October 2020, the Miami Design District Borrower deposited $10,474,740 as a debt service reserve (see ‘Escrows and Reserves” below) and postponed any test for a Trigger Period (see “Lockbox and Cash Management” below) until the quarter commencing April 1, 2021. The Miami Design District Property was closed between March 19 and May 18, 2020 due to COVID-19 restrictions, and was closed for ten days in June 2020 due to civil unrest, over which time no damaged occurred. As of November 6, 2020, the borrower sponsor has reported that the Miami Design District Property is open and operating with safety precautions including reduced hours (Monday – Saturday: 11am - 7pm and Sunday: 12pm - 5pm), rigorous cleaning protocols, masks and hand sanitizer stations, complimentary in-house personal shoppers to shop and deliver goods to customers, and contactless parking and free valet service. Many retailers and restaurants are offering curbside pick-up. Eighteen tenants (16.1% of NRA and 23.0% of underwritten base rent), fully or partially abated their rent for October 2020. Sixteen tenants (14.5% of NRA and 21.5% of underwritten base rent), fully or partially abated their rent for November 2020. Two tenants (4.2% of NRA and 3.1% of underwritten base rent), partially deferred their rent for October and November 2020. 78.9% of tenants by NRA and 78.6% of tenants by underwritten base rent have paid their full November 2020 rent payments.

The Market. The Miami Design District Property is located in the Buena Vista neighborhood, in the northeastern portion of Miami, Florida. According to the appraisal, the Miami-Fort Lauderdale-West Palm Beach metro area (“Miami MSA”) had a population of approximately 2.79 million, with a 3.4% unemployment rate and a 6.0% personal income growth rate for 2019. Major employers include University of Miami, Jackson Health System, Publix Super Markets, Inc., Baptist Health Systems of Southern Florida and American Airlines. The Miami MSA has an international draw, ranking first in the country in immigration by ratio to population, ranking second in the country in overseas visitors (after New York City) and ranking second in the country in international cargo receipts (after Anchorage). The Miami MSA is the only metro area in the country where more than half of its residents are foreign-born.

Primary access to the Miami Design District Property is by Interstates 95 and 195 via Biscayne Boulevard or Miami Avenue, and by neighborhood north/south roadways including NW 2nd Avenue, N Miami Avenue, NE 2nd Avenue and Federal Highway, between east/west roadways from NE 38th Street to NE 54th Street. The Miami International Airport is located approximately 7.0 miles west, the Miami central business district is located approximately 5.0 miles south, and South Beach is located approximately 6.5 miles southeast of the Miami Design District Property.

The Miami Design District is a part of the Wynwood-Design District commercial real estate submarket and is known to be a creative neighborhood and shopping destination dedicated to innovative fashion, design, art, architecture and dining. The area contains multiple retail, design and furniture showroom properties which together draw regional demand from both local shoppers and tourists. For 2019, the Wynwood-Design District submarket had approximately 3.5 million SF of inventory (71,010 SF of new completions), with a 10.2% vacancy rate and overall asking rents of $59.53 PSF. Within the 0.25-mile radius of the Miami Design District Property, 2019 inventory was approximately 1.2 million SF (43,327 SF of new completions), with a 6.7% vacancy rate and overall asking rents of $85.95 PSF.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Miami Design District Property was 33,589, 216,668 and 572,510, respectively. The estimated 2019 average household income within the same radii was $68,975, $57,649 and $68,788, respectively.

A-3-31

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

The following table presents recent leasing data at comparable retail properties with respect to the Miami Design District Property:

Comparable Lease Summary
Property	Year Built	Distance from Subject	Center GLA SF	Anchor/ Notable Tenants	Occupancy	Sales PSF	NNN Rent PSF
Miami Design District 151 NE 40th Street Miami, FL	2014-2019	N/A	497,094(1)	Hermes, Christian Dior, Louis Vuitton, Cartier, Tom Ford, Prada, Tiffany & Co., Van Kleef & Arpels, Dolce & Gabbana, Yves Saint Laurent, Tod’s, Omega, Fendi, A. Lange Sohne, Versace,Tag Heuer, Giorgio Armani, Bulgari, Valentino, IWC	88.5%(1)	$1,018(2)	$50 - $125
Bal Harbour Shops 9700 Collins Avenue Bal Harbour, FL	1965, 1982	9.0 miles	463,114	Saks 5th Avenue, Neiman Marcus, Dolce & Gabbana, Balenciaga, Gucci, Loro Piana, Prada, Ralph Lauren, Saint Laurent Paris, Valentino, Chanel, Dior, Fendi, Louis Vuitton, Jimmy Choo, Bulgari, Panerai, Van Cleef & Arpels, Tiffany & Co.	(+/-) 99%	$3,530	$200 - $350
Aventura Mall 19501 Biscayne Boulevard Aventura, FL	1983, 1997, 2008, 2017	15.0 miles	2,086,948	Nordstrom, Macy’s, Bloomingdales, JC Penny, Apple, Chanel, Louis Vuitton, Gucci, Cartier, Burberry, Fendi, Tag Heuer, Tiffani & Co., Givenchy, Rolex	(+/-) 98%	$1,625	$150 - $250
Brickell City Center 701 S Miami Avenue Miami, FL	2016-2017	5.0 miles	483,372	Saks 5th Avenue, Apple, Coach, Cole Haan, Boss, Intermix, IRO, Lululemon, Victoria’s Secret, Pandora, Kendra Scott, Zara	(+/-) 95%	$1,055	$50 - $175
Worth Avenue Retail 100-300 Worth Avenue Palm Beach, FL	1938, 1983, 2010	70.0 miles	8,440	Saks 5th Avenue, Neiman Marcus, Bruno Cucinelli, Ralph Lauren, Loro Piana, Jimmy Choo, Tiffany & Co., Chanel, Intermix, Michael Kors, Valentino, MaxMara, Torneau, Louis Vuitton, Panerai, Hublot, Gucci	(+/-) 98%	N/A	$100 - $250
Lincoln Road Pedestrian Mall 400-1100 Lincoln Road Miami Beach, FL	1950, 2006, 2010	5.5 miles	10,261	Nike, Anthropologie, Athleta, Guess, Banana Republic, GAP, H&M, Intermix, J. Crew, Pandora, Lululemon, Sephora, Zadig & Voltaire, Zara, Victoria’s Secret, Macy’s, Ross Dress for Less and Marshals	(+/-) 90%	N/A	$150 - $300

Source: Appraisal

(1)	Information obtained from underwritten rent roll.

(2)	Information is as of December 31, 2019, as provided by the borrower sponsors, and only includes tenants reporting sales.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Miami Design District Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Retail Fashion	$115	10	3% per annum
Retail General	$40	10	3% per annum
Retail Jewelry	$180	10	3% per annum
Retail Restaurant - Full Service	$45	10	3% per annum
Retail Restaurant - Limited Service	$30	10	3% per annum
Retail Restaurant - Drink	$45	10	3% per annum
Retail Showroom	$45	10	3% per annum
Retail Art Gallery	$140	10	3% per annum
Retail Services	$45	10	3% per annum
Office	$27	10	3% per annum
Storage	$30	5	0%

A-3-32

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Miami Design District Property:

Cash Flow Analysis
	2017	2018	2019	UW(1)	UW PSF
Gross Potential Rent	$24,853,605	$29,909,090	$31,279,003	$41,080,090	$82.64
Reimbursements	$12,575,427	$14,238,369	$15,158,900	$14,928,995	$30.03
Other Income(2)	$3,986,235	$3,979,719	$4,136,244	$3,655,678	$7.35
Vacancy and Concessions	$0	$0	$0	($6,623,213)	($13.32)
Effective Gross Income	$41,415,267	$48,127,178	$50,574,148	$53,041,550	$106.70

Taxes	$4,610,638	$5,462,967	$5,582,649	$6,140,915	$12.35
Insurance	$611,547	$718,405	$691,057	$775,000	$1.56
Other Operating Expenses	$10,578,921	$9,812,182	$10,483,050	$9,091,534	$18.29
Total Operating Expenses	$15,801,105	$15,993,554	$16,756,756	$16,007,449	$32.20

Net Operating Income	$25,614,162	$32,133,624	$33,817,392	$37,034,101	$74.50
TI/LC	$0	$0	$0	$994,188	$2.00
CapEx	$0	$0	$0	$99,419	$0.20
Net Cash Flow	$25,614,162	$32,133,624	$33,817,392	$35,940,495	$72.30

Occupancy %	87.0%	93.1%	92.4%	88.6%
NOI DSCR(3)	1.53x	1.92x	2.02x	2.21x
NCF DSCR(3)	1.53x	1.92x	2.02x	2.14x
NOI Debt Yield(3)	6.4%	8.0%	8.5%	9.3%
NCF Debt Yield(3)	6.4%	8.0%	8.5%	9.0%

(1)	UW Gross Potential Rent is based on the September 2020 rent roll with adjustments made for executed leases and tenants that have vacated or are expected to vacate after loan closing. UW Gross Potential Rent includes grossed up vacant space $6,623,213 and contractual rent increases through March 2021.

(2)	Other Income consists of parking income, temporary tenant income, events revenue, % in lieu, and overage rent.

(3)	Debt service coverage ratios and debt yields are based on the Miami Design District Senior Loan and exclude the Miami Design District Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – The Miami Design District Borrower deposited at loan origination $2,100,000 to the real estate tax reserve and is required to deposit monthly to the reserve 1/12 of the annual estimated real estate taxes (currently $525,000).

Insurance – Unless the Miami Design District Property is covered by a blanket policy for which the premiums have been prepaid (as currently), the Miami Design District Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – The Miami Design District Borrower is required to deposit monthly $8,285 for replacements to the Miami Design District Property.

TI/LC Reserve – The Miami Design District Borrower deposited at loan origination $4,907,050 for outstanding landlord obligations related to nine tenants and is required to deposit monthly $82,849 for future tenant improvements and leasing commissions.

Free/Gap Rent Reserve – The Miami Design District Borrower deposited at loan origination the amount of $1,724,567 for gap rent and free rent, which total reserve includes $460,756 of gap rent for periods of one to seven months related to four tenants and $1,263,811 of free rent through March 31, 2021 related to seven tenants.

Debt Service Reserve – The Miami Design District Borrower deposited on December 1, 2020 $10,474,740 (equal to 6.0 months of interest-only debt service on the Miami Design District Whole Loan) as a debt service reserve. So long as no event of default is continuing, funds in the debt service reserve will be applied to supplement any debt service payments beginning as early as January 1, 2021, to the extent the Miami Design District Borrower does not make a full payment on any payment date. Funds in the debt service reserve will be applied to such payments or otherwise held by the lender until the full repayment of the Miami Design District Whole Loan.

Lockbox and Cash Management. The Miami Design District Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Miami Design District Property are required to be deposited directly to the lockbox account and so long as a Trigger Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Trigger Period, the Miami Design District Borrower will not have access to the funds in the lockbox account and such funds will be transferred on each business day to the lender-controlled cash management account and disbursed according to the Miami Design District Whole Loan documents. During a Trigger Period, all excess cash is required to be held by the lender as additional security for the Miami Design District Whole Loan; however, provided no event of default is continuing as to which the lender has accelerated the Miami Design District Whole Loan or initiated an enforcement action, the Miami Design District Borrower is permitted to

A-3-33

Retail - Luxury Retail	Loan #3	Cut-off Date Balance:	$75,000,000
151 NE 40th Street	Miami Design District	Cut-off Date LTV:	46.7%
Miami, FL 33137		UW NCF DSCR:	2.14x
		UW NOI Debt Yield:	9.3%

use excess cash to pay the costs of replacements at the Miami Design District Property not otherwise included in the annual budget or to pay for leasing costs.

A “Trigger Period” will occur during either (a) the period commencing upon the occurrence of an event of default and ending upon the cure or waiver of the event of default, or (b) the period beginning when the trailing six month (annualized) debt yield is less than 6.50% (tested quarterly beginning with the quarter commencing April 1, 2021, for two consecutive quarters) and ending when the trailing six month (annualized) debt yield is at least 6.50% (tested quarterly for two consecutive quarters).

Additional Secured Indebtedness (not including trade debts). The Miami Design District Property also secures thirteen pari passu senior promissory notes (the “Miami Design District Pari Passu Companion Loan”), which have an aggregate Cut-off Date principal balance of $325,000,000, and the Miami Design District Subordinate Companion Loan, which has a Cut-off Date principal balance of $100,000,000. The Miami Design District Pari Passu Companion Loan and the Miami Design District Subordinate Companion Loan accrue interest at the same rate as the Miami Design District Mortgage Loan. The Miami Design District Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Miami Design District Pari Passu Companion Loan, which payments are senior in right of payment to the Miami Design District Subordinate Companion Loan. The holders of the promissory notes evidencing the Miami Design District Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Miami Design District Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Miami Design District Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt Yield	Whole Loan Cut-off Date LTV
Miami Design District Subordinate Companion Loan	$100,000,000	4.1325%	120	0	120	1.72x	7.4%	58.4%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Miami Design District Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity; provided that the Miami Design District Borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Miami Design District Property at the time with respect to the property and business interruption policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-34

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-35

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

A-3-36

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

McDonald's Global HQ
110 North Carpenter Street
Chicago, IL 60607
CHICAGO
Lake Michigan
Evanston
Skokie
Niles
Park Ridge
Des Plaines
Elk Grove Village
Bensenville
Franklin Park
Northlake
Melrose Park
Maywood
Oak Park
Elmhurst
Berwyn
Cicero
Westchester
Brookfield
Riverside
La Grange
Hinsdale
Downers Grove
DU PAGE COUNTY
COOK COUNTY
Darien
Burr Ridge
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Alsip
Blue Island
Riverdale
Crestwood
Orland Park
Lemont
Roseland
INDIANA
Chicago O'Hare Intl. Airport 14 miles
Midway Intl. Airport 8 miles
Goose Island
Seward Park
River West
River North
Near North
Moody Bible Institute
Fulton River District
FULTON MARKET
West Town
Near West Side
West Loop
Chicago Loop
Greektown
South Loop
University Village/ Little Italy
Illinois Medical District
Pilsen
Skinner Park
Arrigo Park
Addams Park
Harrison Park
Google
The Merchandise Mart
333 Wacker Drive
Marina City
Ogilvie Transportation Center (METRA)
City Hall
Madison Plaza
Lyric Opera of Chicago
Citigroup Center
Chicago Mercantile Exchange
Chase Tower
Union Station
Willis (Sears) Tower
Chicago Stock Exchange
Hellenic National Museum
Credit Union 1 Arena
University of Illinois-Chicago
Jane Addams-Hull House Museum
Rush Univ. Medical Center
Cook County Hospital
UIC College of Dentistry
Univ. of Illinois College of Medicine
UIC School of Public Health
City Coll. of Chicago/ Malcolm X Coll.
United Center
Southgate Market
Roosevelt Collection Shops
UIC Forum
Flames Field
Les Miller Field at Curtis Granderson Stadium
Thalia Hall
Kennedy Expwy
Eisenhower Expwy
Dan Ryan Expwy
CTA BLUE LINE
CTA PINK, GREEN LINES
CTA BROWN, PURPLE LINES
CTA PINK LINE
CTA RED LINE
METRA
Chicago River
South Branch Chicago River
W. Oak St.
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Ohio St.
W. Grand Ave.
W. Hubbard St.
W. Kinzie St.
W. Carroll Ave.
W. Fulton Market
W. Fulton St.
W. Wacker Dr.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Warren Blvd.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Taylor St.
W. Roosevelt Rd.
W. Maxwell St.
W. 14th St.
W. 14th Pl.
W. 15th St.
W. 18th St.
N. Milwaukee Ave.
W. Ogden Ave.
S. Blue Island Ave.
N. Halsted St.
N. Larrabee St.
N. Orleans St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. Kingsbury St.
N. Wacker Dr.
N. LaSalle St.
N. Racine Ave.
N. Morgan St.
N. Ashland Ave.
N. Desplaines St.
S. Laflin St.
S. Morgan St.
S. Sangamon St.
S. Peoria St.
S. Racine Ave.
S. Halsted St.
S. Des Plaines St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wells St.
S. Plymouth Ct.
S. Clark St.
S. Paulina St.
S. Wood St.
S. Ashland Ave.
S. Loomis St.
90
94
290
HALSTED STREET METRA
LA SALLE STREET METRA
OGILVIE METRA
UNION STA.

A-3-37

Mortgage Loan No. 4 – McDonald’s Global HQ

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Chicago, IL 60607
Original Balance(1):	$70,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$69,698,070			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.6%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2018/N/A
Borrower Sponsor:	Normandy Properties			Size:	575,018 SF
Guarantor:	William I. Snyder			Cut-off Date Balance PSF(1):	$294
Mortgage Rate:	2.9350%			Maturity Date Balance PSF(1):	$122
Note Date:	10/29/2020			Property Manager:	Sterling Bay Property Management, LLC
First Payment Date:	12/1/2020
Maturity Date:	11/1/2030
Original Term to Maturity:	120 months
Original Amortization Term(2):	270 months			Underwriting and Financial Information(6)
IO Period:	0 months			UW NOI(6):	$20,055,422
Seasoning:	1 month			UW NOI Debt Yield(1):	11.8%
Prepayment Provisions(3):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	28.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.45x
Additional Debt Type(1)(4):	Pari Passu/B-Note			Most Recent NOI:	$10,812,656 (8/31/2020 TTM)
Additional Debt Balance(1)(4):	$99,568,671 / $110,000,000			2nd Most Recent NOI:	$7,895,362 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(7):	N/A
Reserves(5)				Most Recent Occupancy:	97.3% (11/4/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.4% (12/31/2019)
RE Taxes:	$0	Springing	N/A	3rd Most Recent Occupancy:	94.2% (12/31/2018)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(8):	$409,000,000 (9/28/2020)
Replacement Reserve:	$0	Springing	N/A	Appraised Value PSF(8):	$711
TI/LC Reserve:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(8):	41.4%
Free Rent Reserve:	$6,161,307	$0	N/A	Maturity Date LTV Ratio(1)(8):	17.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$280,000,000	66.6%	Purchase Price:	$412,500,000	98.1%
Borrower Equity:	$140,508,313	33.4%	Reserves:	$6,161,307	1.5%
			Closing Costs:	$1,847,006	0.4%
Total Sources:	$420,508,313	100.0%	Total Uses:	$420,508,313	100.0%

(1)	The McDonald’s Global HQ Mortgage Loan (as defined below) is part of the McDonald’s Global HQ Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes and one subordinate note. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the McDonald’s Global HQ Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the McDonald’s Global HQ Whole Loan are $486, $313, 7.2%, 11.1%,1.17x, 68.3% and 44.0%, respectively.
(2)	The Original Amortization Term is shown for the McDonald’s Global HQ Whole Loan. The McDonald’s Global HQ Senior Loan amortizes in 186 months. See the amortization schedule for the McDonald’s Global HQ Mortgage Loan set forth on Annex A-4 in the Preliminary Prospectus.
(3)	Defeasance of the McDonald’s Global HQ Mortgage Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the McDonald’s Global HQ Whole Loan to be securitized and (b) October 29, 2023. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in December 2020.
(4)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	The novel coronavirus pandemic is an evolving situation and could impact the McDonald’s Global HQ Whole Loan more severely than assumed in the underwriting of the McDonald’s Global HQ Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors–Risks Related to Market Conditions and Other External Factors–The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	Further historical NOI is not available because the McDonald’s Global HQ Property was built in 2018.
(8)	The appraisal also provided a “Hypothetical As If Dark” value of $225,000,000 as of September 28, 2020, which value would result in an Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio of $391.29, 75.2% and 31.1%, respectively, based on the principal balance of the McDonald’s Global HQ Senior Loan.

The Mortgage Loan. The fourth largest mortgage loan (the “McDonald’s Global HQ Mortgage Loan”) is part of a whole loan (the “McDonald’s Global HQ Whole Loan”) evidenced by six pari passu senior promissory notes in the aggregate original principal amount of $170,000,000 (together, the “McDonald’s Global HQ Senior Loan”) and one note in the original principal amount of $110,000,000 (the “McDonald’s Global HQ Trust Subordinate Companion Loan”) that is subordinate to the McDonald’s Global HQ Senior Loan. The McDonald’s Global HQ Whole Loan is secured by a first priority fee mortgage encumbering a 575,018 SF office building located in Chicago, Illinois (the “McDonald’s Global HQ Property”). The McDonald’s Global HQ Mortgage Loan is evidenced by Note A-2 and Note A-6 with an aggregate original principal amount of $70,000,000. The remaining promissory notes comprising the McDonald’s Global HQ Whole Loan are summarized in the below table. The McDonald’s Global HQ Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-38

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

McDonald’s Global HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$995,687	Bank of America	No
A-2	$60,000,000	$59,741,203	BANK 2020-BNK30	No
A-3	$50,000,000	$49,784,336	BANK 2020-BNK29	No
A-4	$25,000,000	$24,892,168	Bank of America	No
A-5	$24,000,000	$23,896,481	Bank of America	No
A-6	$10,000,000	$9,956,867	BANK 2020-BNK30	No
B	$110,000,000	$110,000,000	BANK 2020-BNK30 (loan-specific certificates)(1)	Yes(2)
Total (Whole Loan)	$280,000,000	$279,266,742
(1)	Note B (the McDonald’s Global HQ Trust Subordinate Companion Loan) is not part of the pool of mortgage loans backing the BANK 2020-BNK30 pooled certificates, but instead separately backs only the BANK 2020-BNK30 loan-specific certificates.
(2)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-2 will become the controlling noteholder. For so long as the McDonald’s Global HQ Trust Subordinate Companion Loan is included in the BANK 2020-BNK30 securitization and a control appraisal event does not exist, such rights will be exercised by the controlling class representative of the BANK 2020-BNK30 loan-specific certificates.

The Borrower and the Borrower Sponsor. The borrower is 110 NC LLC (the “McDonald’s Global HQ Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

The borrower sponsor is Normandy Properties, a commercial real estate owner and operator owned by a family office controlled by the Snyder family. The Snyder family has continuously operated in the steel and precious metals industries since the 1800’s. William I. Snyder is the non-recourse carveout guarantor for the McDonald’s Global HQ Whole Loan.

The Property. The McDonald’s Global HQ Property is a 575,018 SF, 9-story, Class A, LEED Platinum office building with a ground floor multi-tenant retail component. The McDonald’s Global HQ Property was built in 2018 on a 1.99-acre site, occupying an entire city block in the Fulton Market District of downtown Chicago, Illinois. The McDonald’s Global HQ Property features floor plates between 56,393 and 80,233 rentable SF above a two-level subterranean garage that includes 320 parking spaces (0.56 space per 1,000 SF), bicycle storage and tenant storage. The sustainability features of the McDonald’s Global HQ Property include a green roof and terrace landscaping, three rooftop beehives, low-flow plumbing fixtures, and recycling and waste prevention efforts which have a goal of diverting 200,000 pounds of material away from the landfill annually.

The McDonald’s Global HQ Property was built-to-suit for McDonald’s Corporation (“McDonald’s”) for the relocation of its global headquarter operations from the western suburbs of Chicago, which move brought 2,500 jobs to downtown Chicago. McDonald’s occupies a total of 532,526 SF (92.6% of NRA), which includes a 9,765 SF retail restaurant, 6,040 SF of storage space, a dedicated 8,121 SF lobby featuring a two-story art installation using kitchen equipment from a McDonald’s restaurant, the entirety of the office space on floors 2 through 8, a double-height, column-free auditorium on the 6th floor, and a 23,644 SF amenity floor on the 9th floor with a tenant lounge/bar area, work café, professionally managed fitness center with locker rooms, and a rooftop deck that offers sweeping views of the Chicago skyline. The McDonald’s space also includes five other landscaped terraces located on building set-back points on floors 3, 6 and 8. McDonald’s leases 295 of 320 parking spaces in the garage.

The remaining rentable area at the McDonald’s Global HQ Property is comprised of 42,492 SF of retail space, currently leased to Walgreens, FedEx Retail, One Medical and Politan Row (a chef-driven upscale food hall), with 15,657 SF remaining to be leased. The retail tenants serve as amenities for the office users and for the surrounding neighborhood. The McDonald’s Global HQ Property was 97.3% leased, as of November 4, 2020.

Major Tenant.

McDonald’s (532,526 SF, 92.6% of NRA; 92.2% of underwritten base rent). McDonald’s (NYSE: MCD) (Moody’s/S&P: Baa1/BBB+) is a worldwide fast food brand with an equity market capitalization of approximately $160 billion. For its fiscal year 2019, McDonald’s is estimated to have served 70 million people daily across 100 countries in its 38,695 locations, reporting system-wide sales of $100.2 billion.

The McDonald’s 15-year triple-net lease commenced on August 1, 2018 and expires on July 31, 2033. The lease requires current average annual rent of $33.10 PSF, with 2.25% annual increases every August through the lease term. McDonald’s has four 5-year options to extend the lease at 95% of market rent with 20 months’ notice. McDonald’s has the option to contract up to one full floor, but not less than half of one floor, effective August 1, 2028, upon 12 months’ notice and a contraction fee equal to the sum of (x) tenant improvements credited by the landlord and brokerage commissions paid allocable to the contracted space and (y) any rent abatements received allocable to the contracted space plus interest, which sum is estimated to be approximately $5.8 million. McDonald’s has the option to terminate its lease effective July 31, 2030, upon 18 months’ notice and payment of a termination fee equal to the sum of (x) tenant improvements credited by the landlord and brokerage commissions paid and (y) any rent abatements received plus interest, which sum is estimated to be approximately $25.8 million. The exercise by McDonald’s of either its contraction or termination option would trigger a Cash Sweep Period (see “Escrows and Reserves” below).

McDonald’s received a tenant improvement allowance of $51,747,189, with no remaining amounts owed by the landlord, and reportedly invested an additional $114,682,118 toward the improvement of its office space and $3,152,925 toward its retail space. Pursuant to its lease, McDonald’s is entitled to a remaining amount of $4,979,640 of free rent owed through August 2021 and an $874,042 operating expense cap credit, which amounts have been fully reserved by the lender (see “Escrows and Reserves” below).

A-3-39

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the tenants at the McDonald’s Global HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Office
McDonald’s(4)	NR/Baa1/BBB+	522,761	90.9%	$17,458,413	89.7%	$33.40	7/31/2033	4x5 yr(5)	Y(6)

Retail
Politan Row(7)	NR/NR/NR	10,453	1.8%	$417,323	2.1%	$39.92	5/31/2029	1x5 yr(8)	N
McDonald’s	NR/Baa1/BBB+	9,765	1.7%	$496,218	2.5%	$50.82	7/31/2033	4x5 yr(5)	N
Walgreens	BBB-/Baa2/BBB	9,369	1.6%	$515,295	2.6%	$55.00	9/30/2048	N/A	Y(9)
One Medical(10)	NR/NR/NR	4,889	0.9%	$425,979	2.2%	$87.13	12/31/2030	2x5 yr(11)	N
FedEx Retail	NR/Baa2/BBB	2,124	0.4%	$159,300	0.8%	$75.00	12/31/2028	2x5 yr(12)	N
Vacant (Retail)		15,657	2.7%	$0	0.0%	$0.00
Retail Subtotal		52,257	9.1%	$2,014,114	10.3%	$55.03(13)

Collateral Total		575,018	100.0%	$19,472,527	100.0%	$34.81(13)

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The leases are on a net basis with the tenant responsible for a pro rata share of all operating expenses and real estate taxes, except for the lease to Politan Row, which is a full service gross lease.
(4)	McDonald’s is entitled to a remaining amount of $4,979,640 of free rent owed through August 2021, which amount has been fully reserved by the lender.
(5)	McDonald’s has four 5-year options to extend the lease at 95% of market rent with 20 months’ notice.
(6)	McDonald’s has a one-time right to contract one full floor, but not less than half of one floor, effective August 1, 2028, upon 12 months’ notice and payment of a contraction fee. McDonald’s has a one-time right to terminate its lease effective July 31, 2030, upon 18 months’ notice and payment of a termination fee.
(7)	Politan Row is in a rent abatement period through June 2021. $240,784, representing the rent owed between the loan origination date and the end of the tenant’s rent abatement period, has been fully reserved by the lender.
(8)	Politan Row has one 5-year option to extend the lease at fixed rent of a 2.5% increase over the last year of the current term with 18-24 months’ notice.
(9)	Walgreens has rights to terminate its lease effective September 30, 2033, September 30, 2038, or September 20, 2043, each with 12 months’ notice.
(10)	One Medical has a rent commencement date of February 1, 2021. $66,840, representing the rent owed between the loan origination date and the tenant’s rent commencement date, has been fully reserved by the lender.
(11)	One Medical has two 5-year options to extend the lease at fair market rent with 12 months’ notice.
(12)	FedEx Retail has two 5-year options to extend the lease at fair market rent with 12-18 months’ notice.
(13)	Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the McDonald’s Global HQ Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	1	2,124	$75.00	0.4%	0.4%	$159,300	0.8%	0.8%
2029	1	10,453	$39.92	1.8%	2.2%	$417,323	2.1%	3.0%
2030	1	4,889	$87.13	0.9%	3.0%	$425,979	2.2%	5.1%
2031 & Beyond	3	541,895	$34.08	94.2%	97.3%	$18,469,925	94.9%	100.0%
Vacant	0	15,657	$0.00	2.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	575,018	$34.81(3)	100.0%		$19,472,527	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in this Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-40

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

COVID-19 Update. The first debt service payment on the McDonald’s Global HQ Whole Loan was received in December 2020 and, as of December 1, 2020, the McDonald’s Global HQ Whole Loan is not subject to any forbearance, modification or debt service relief request. As of December 1, 2020, the borrower sponsor has reported that the McDonald’s Global HQ Property is open and operating; however, the food hall tenant, Politan Row, had closed from April to July due to Chicago’s city guidelines. After re-opening for outdoor dining in August, Politan Row has announced their plans to temporarily close and re-open in the spring of 2021. 100% of tenants by NRA and 100% of tenants by underwritten base rent have paid their full November 2020 rent payments.

The Market. The McDonald’s Global HQ Property is located at 110 North Carpenter Street, in Chicago’s Fulton Market district on the western border of the central business district. The Chicago-Naperville-Joliet Core Based Statistical Area (the “Chicago CBSA”) ranks second nationally in total office inventory behind New York, with nearly 239 million SF of office space. Historically, the Chicago CBSA has been considered the business center of the Midwest, as it is a transportation, banking and investment hub, and a research and educational center attracting various corporate headquarters and regional companies.

According to the appraisal, Fulton Market is evolving from a warehouse district historically to a fast-growing and increasingly diverse area of retail, residential, hospitality and office use. Large corporations, restaurateurs and retailers alike are locating to the area, including McDonald’s, Google, Inc., Uber, Rick Bayless, Soho House and Billy Reid. Fulton Market offers housing options, new and alternative office space, sweeping views of the Chicago skyline, work/live/play amenities including award-winning dining and entertainment, and an educated labor pool. Fulton Market features convenient access via Interstate-90/94 and Interstate-290, as well as a number of nearby public transportation options, including new Chicago Transit Authority Green and Pink line stops, Blue Line stations, three Union Pacific Metra routes from the Ogilvie Transportation Center, and commuter service and Amtrak service out of Chicago’s Union Station. In addition, multiple Divvy shared bike stations surround the Fulton Market area.

From 2016 to 2019, the Fulton Market office submarket Class A inventory increased from 550,000 SF to 1,829,352 SF, with 1,175,962 SF of positive absorption and an increase in average asking rate from $45.10 PSF to $49.00 PSF. From year-end 2019 to the end of the second quarter of 2020, Class A inventory increased by 49.6% to 2,736,850 SF, which meaningful addition of new supply in the short term has pushed direct vacancy to 18.5% and asking rent to $45.28 PSF. 450,922 SF of positive absorption occurred in the second quarter of 2020, with further leasing activity expected to stabilize the vacancy rate.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius was 45,852, 411,562 and 948,591, respectively, and the estimated 2020 average household income within the same radii was $152,747, $133,446 and $111,456, respectively. Within a one-mile radius, population and average household income have grown at a compound annual rate of 2.48% and 3.82%, respectively, from 2000 to 2020.

The following table presents recent sales data at comparable office properties with respect to the McDonald’s Global HQ Property:

Comparable Sales Summary
Property Address	Submarket	Year Built/ Renovated	Property Size (SF) / Stories	Occupancy	Date of Sale	Sale Price / PSF	Cap Rate
McDonald’s Global HQ 110 North Carpenter Street	Fulton Market	2018 / N/A	575,018(1) / 9	97.3%(1)	Sept-20	$412,500,000 / $717	4.86%(2)
Mondelez Headquarters 905 West Fulton Market	Fulton Market	2019 / N/A	98,000 / 5	97%	May-20	$85,000,000 / $867	4.50%
500 West Monroe Street	West Loop	1992 / 2018	966,924 / 44	99%	Oct-19	$412,000,000 / $426	7.00%
Fulton West 1330 West Fulton Street	Fulton Market	2017 / N/A	289,287 / 9	98%	Sept-19	$167,500,000 / $579	5.40%
811 West Fulton 811 West Fulton Market	Fulton Market	2018 / N/A	65,000 / 7	100%	Sept-19	$50,300,000 / $774	5.00%
River Point 444 West Lake Street	West Loop	2016 / N/A	1,082,211 / 52	99%	Dec-18	$865,361,600 / $800	4.30%
One South Dearborn 1 South Dearborn Street	Central Loop	2005 / N/A	828,538 / 40	95%	Jan-18	$360,250,000 / $435	5.99%

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.
(2)	Cap Rate calculated based on the lender’s underwritten NOI.

A-3-41

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

The following table presents recent leasing data at comparable office properties with respect to the McDonald’s Global HQ Property:

Comparable Lease Summary
Property Address	Submarket	Year Built	Property Size (SF)/Stories	Tenant	Lease Date / Term (yrs)	Lease Size (SF)	Initial Rent PSF	Rent Steps per annum/TI PSF
McDonald’s Global HQ 110 North Carpenter Street	Fulton Market	2018	575,018(1) / 9	McDonald’s	Aug-18 / 15.0	532,526(1)	$33.40(1)	2.25% / $97.17
Salesforce Tower 333 West Wolf Point Plaza	River North	2023	1,242,956 / 57	Salesforce.com	Jun-23 / 17.0	525,059	$41.10	2.25% / $110.00
BMO Tower 310 South Canal Street	West Loop	2022	1,485,861 / 50	BMO Harris Bank	Apr-22 / 17.0	214,710	$34.50	2.50% / $50.00
625 West Adams Street	West Loop	2018	441,616 / 20	CDW	Jun-21 / 15.0	249,429	$30.00	2.50% / $140.00
167 North Green Street	Fulton Market	2020	600,000 / 17	Duff & Phelps	Nov-20 / 15.0	46,000	$36.50	2.50% / $125.00
333 North Green Street	Fulton Market	2019	553,443 / 19	WPP	Apr-20 / 15.0	265,108	$32.00	2.50% / $195.00
333 North Green Street	Fulton Market	2019	553,443 / 19	Flexport	Apr-20 / 7.0	40,733	$34.00	2.50% / $88.44
333 North Green Street	Fulton Market	2019	553,443 / 19	Convene	Dec-19 / 15.0	96,077	$41.00	2.00% / $175.00
Mondelez Headquarters 905 West Fulton Market	Fulton Market	2019	98,000 / 5	Mondelez International	Jan-19 / 15.0	77,099	$37.00	2.50% / $120.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll. Initial Rent PSF for the McDonald’s Global HQ Property is a straight line average incorporating the 2.25% annual increases.

The following table presents certain information relating to the appraisal’s market rent conclusions for the McDonald’s Global HQ Property:

Market Rent Summary
	Office	Retail (North)	Retail (Southeast)	Retail (Southwest)
Market Rent (PSF)	$33 Net	$60 Modified	$50 Modified	$50 Net
Lease Term (Yrs.)	10	10	10	10
Rental Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the McDonald’s Global HQ Property:

Cash Flow Analysis(1)
	2019	8/31/2020 TTM	UW(2)(3)	UW PSF
Base Rent	$18,248,384	$19,124,507	$21,927,087	$38.13
Other Income	$68,742	$67,777	$636,245	$1.11
Expense Reimbursements(4)	$2,098,850	$5,290,150	$14,342,820	$24.94
Vacancy	$0	$0	($1,813,495)	($3.15)
Effective Gross Income	$20,415,976	$24,482,435	$35,092,657	$61.03

Real Estate Taxes	$7,595,293	$8,376,386	$8,665,944	$15.07
Insurance	$244,110	$223,065	$280,299	$0.49
Other Operating Expenses	$4,681,212	$5,070,327	$6,090,992	$10.59
Total Expenses	$12,520,615	$13,669,779	$15,037,235	$26.15

Net Operating Income	$7,895,362	$10,812,656	$20,055,422	$34.88
CapEx	$0	$0	$57,502	$0.10
TI/LC	$0	$0	$50,254	$0.09
Net Cash Flow	$7,895,362	$10,812,656	$19,947,666	$34.69

Occupancy %	96.4%	97.3%(5)	95.0%
NOI DSCR(6)	0.57x	0.79x	1.46x
NCF DSCR(6)	0.57x	0.79x	1.45x
NOI Debt Yield(6)	4.7%	6.4%	11.8%
NCF Debt Yield(6)	4.7%	6.4%	11.8%

(1)	Further historical information is not available because the McDonald’s Global HQ Property was built in 2018.
(2)	UW Base Rent includes vacant space at market rent ($782,850) and straight-line rent averaging for McDonald’s, Walgreens and FedEx Retail ($1,671,710).
(3)	UW Other Income includes of parking income of $586,445. The parking operator, Imperial Parking, pays minimum annual rent of $466,200 plus 40% of gross parking revenue in excess of $450,000 and 45% of gross parking revenue in excess of $600,000.
(4)	Expense Reimbursements on McDonald’s space were subject to a cap of $13.50 PSF in 2019 and $15.25 PSF in 2020, after which the cap is no longer in effect. As a result, historical reimbursements are not indicative of contractual obligations going forward.
(5)	Occupancy as of November 4, 2020.
(6)	Debt service coverage ratios and debt yields are based on the McDonald’s Global HQ Senior Loan and exclude the McDonald’s Global HQ Trust Subordinate Companion Loan.

A-3-42

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the McDonald’s Global HQ Borrower is required to deposit monthly 1/12 of the annual estimated real estate taxes, which reserve will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Insurance – During a Cash Sweep Period, the McDonald’s Global HQ Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums (unless the McDonald’s Global HQ Property is covered by a blanket policy), which will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Replacement Reserve – During a Cash Sweep Period, the McDonald’s Global HQ Borrower is required to deposit monthly $9,584 for replacements, which reserve will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

TI/LC Reserve – The McDonald’s Global HQ Borrower is required to deposit any lease termination fees received in connection with any termination or modification, reduction of rents, shortening of term or surrender of space. The McDonald’s Global HQ Borrower is also required during a Cash Sweep Period to deposit monthly $95,836 for tenant improvements and leasing commissions, which amounts will be disbursed to the McDonald’s Global HQ Borrower when the Cash Sweep Period expires.

Free Rent Reserve – The McDonald’s Global HQ Borrower deposited at loan origination $6,161,307 for rent credits and an operating expense cap credit owed to McDonald’s ($5,853,682), rent credit to Politan Row ($240,784) and rent credit to One Medical ($66,840), which amounts are required to be disbursed to the McDonald’s Global HQ Borrower in installments through August 2021, to simulate tenant rent payments.

A “Cash Sweep Period” will occur during the existence of any of (a) an event of default until cured or waived by the lender, (b) a DSCR Sweep Period (as defined below) or (c) a Tenant Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the McDonald’s Global HQ Whole Loan. A Cash Sweep Period may be cured once during the McDonald’s Global HQ Whole Loan term; if occurring more than once, all excess cash will continue to be collected and held by the lender and the McDonald’s Global HQ Borrower will not be entitled to any disbursement of such excess cash until the repayment in full of the McDonald’s Global HQ Whole Loan.

A “DSCR Sweep Period” will commence when the trailing twelve month debt service coverage ratio is less than 1.05x, tested quarterly beginning with the calendar quarter ending December 31, 2021, and will end when the trailing twelve month debt service coverage ratio is at least 1.05x, tested quarterly for two consecutive quarters.

A “Tenant Sweep Period” will occur during the existence of any of:

(a) McDonald’s (or its replacement tenant) terminating its lease or surrendering all or any portion of its leased space (or giving notice of its intent to terminate its lease or surrender all or any portion of its leased space), until the earlier to occur of (x) McDonald’s revoking such notice(s), termination or surrender, and reaffirming its lease or (y) a replacement tenant acceptable to the lender entering into a replacement lease for the surrendered McDonald’s space and being open for business or in occupancy of more than 50% of the space and paying full, unabated rent pursuant to its replacement lease;

(b) McDonald’s (or its replacement tenant) failing to pay base rent or the occurrence of any other material monetary or non-monetary default under its lease beyond notice and cure periods, until such default is cured to the satisfaction of the lender;

(c) McDonald’s (or its replacement tenant or, if applicable, the lease guarantor of a replacement tenant) availing itself of any creditor’s rights laws, until (i) McDonald’s (or its replacement tenant or, if applicable, the lease guarantor of a replacement tenant) has assumed its lease without any material revisions and a court has affirmed such assumption of the lease pursuant to a final, non-appealable order, and (ii) McDonald’s (or its replacement tenant) is operating its business or is in occupancy of more than 50% of the space for at least 60 consecutive business days and is paying full rent as required under the lease; or

(d) McDonald’s (or its replacement tenant) experiences a downgrade in its long-term unsecured debt rating below “BBB-” by S&P or the equivalent by any rating agency rating a securities backed by the McDonald’s Global HQ Whole Loan, until its long-term unsecured debt rating is at least “BBB-” by S&P or the equivalent by any rating agency rating a securities backed by the McDonald’s Global HQ Whole Loan.

Lockbox and Cash Management. The McDonald’s Global HQ Whole Loan is structured with a hard lockbox and in place cash management. Revenues from the McDonald’s Global HQ Property are required to be deposited by tenants directly into the lockbox account, then transferred on each business day to the lender-controlled cash management account and disbursed according to the McDonald’s Global HQ Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the McDonald’s Global HQ Whole Loan; if no Cash Sweep Period is in effect, such excess cash is required to be paid to the McDonald’s Global HQ Borrower.

Additional Secured Indebtedness (not including trade debts). The McDonald’s Global HQ Property also secures four pari passu senior promissory notes (the “McDonald’s Global HQ Pari Passu Companion Loans”, and together with the McDonald’s Global HQ Mortgage Loan, the “McDonald’s Global HQ Senior Loan”), which had an aggregate original principal balance of $100,000,000, and the McDonald’s Global HQ Trust Subordinate Companion Loan, which had an original principal balance of $110,000,000. A $50,000,000 portion of the McDonald’s Global HQ Senior Loan (Note A-3) was included in the BANK 2020-BNK29 securitization trust. A $50,000,000 portion of the McDonald’s Global HQ Senior Loan (Note A-1, Note A-4 and Note A-5) is currently held by Bank of America, N.A. and is expected to be securitized in one or more future transactions. The McDonald’s Global HQ Mortgage Loan (Note A-2 and Note A-6) represents the remaining amount of the McDonald’s Global HQ Senior Loan, which is being contributed to the BANK 2020-BNK30 transaction along with the McDonald’s Global HQ Trust Subordinate Companion Loan. The McDonald’s Global HQ Mortgage Loan is being included in the pool of mortgage loans that that backs the BANK 2020-BNK30 pooled certificates and the McDonald’s Global HQ Trust Subordinate Companion Loan is not being included in such pool of mortgage loans, but will instead separately back only the BANK 2020-BNK30 loan-specific certificates.

A-3-43

Office - CBD	Loan #4	Cut-off Date Balance:	$69,698,070
110 North Carpenter Street	McDonald’s Global HQ	Cut-off Date LTV:	41.4%
Chicago, IL 60607		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	11.8%

The McDonald’s Global HQ Senior Loan and the McDonald’s Global HQ Trust Subordinate Companion Loan accrue interest at the same rate. The McDonald’s Global HQ Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the McDonald’s Global HQ Pari Passu Companion Loans, which payments are senior in right of payment to the McDonald’s Global HQ Trust Subordinate Companion Loan. Payments of principal will amortize the McDonald’s Global HQ Senior Loan in 186 months, before the McDonald’s Global HQ Trust Subordinate Companion Loan begins to amortize. See Annex A-4 (the amortization schedule for the McDonald’s Global HQ Mortgage Loan) in the Preliminary Prospectus. The holders of the promissory notes evidencing the McDonald’s Global HQ Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the McDonald’s Global HQ Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The McDonald’s Global HQ Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Subordinate Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt Yield	Whole Loan Cut- off Date LTV
McDonald’s Global HQ Trust Subordinate Companion Loan	$110,000,000	2.9350%	120	0	120	1.17x	7.2%	68.3%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The McDonald’s Global HQ Borrower is required to obtain and maintain property insurance that covers perils and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-44

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A-3-45

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

A-3-46

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Coleman Highline
1143 & 1155 Coleman Avenue
San Jose, CA 95110
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SAN JOSE

A-3-47

Mortgage Loan No. 5 – Coleman Highline

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	San Jose, CA 95110
Original Balance(1):	$60,700,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,700,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2017/N/A
Borrower Sponsor:	BREIT Operating Partnership, L.P.			Size:	357,106 SF
Guarantor:	BREIT Operating Partnership, L.P.			Cut-off Date Balance PSF(1):	$470
Mortgage Rate:	2.8675%			Maturity Date/ARD Balance PSF(1)(2):	$470
Note Date:	10/30/2020			Property Manager:	EQ Management, LLC
First Payment Date:	12/6/2020
Anticipated Repayment Date (“ARD”)(2):	11/6/2030
Maturity Date(2):	11/6/2032
Original Term to Maturity/ARD(2):	120 months			Underwriting and Financial Information(6)
Original Amortization Term:	0 months			UW NOI:	$15,507,894
IO Period:	120 months			UW NOI Debt Yield(1):	9.2%
Seasoning:	1 month			UW NOI Debt Yield at Maturity/ARD(1):	9.2%
Prepayment Provisions(3):	YM0.5 (25); DEF/YM0.5 (88); O (7)			UW NCF DSCR(1):	3.18x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(7):	N/A
Additional Debt Type(1)(4):	Pari Passu			2nd Most Recent NOI(7):	N/A
Additional Debt Balance(1)(4):	$107,000,000			3rd Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (12/1/2020)
Reserves(5)				2nd Most Recent Occupancy(7):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(7):	N/A
RE Taxes:	$0	Springing	N/A	Appraised Value (as of)(8):	$296,800,000 (1/1/2022)
Insurance:	$0	Springing	N/A	Appraised Value PSF:	$831
Unfunded Obligations Reserve:	$14,814,604	$0	N/A	Cut-off Date LTV Ratio(1):	56.5%
Debt Service Reserve:	$4,875,587	$0	N/A	Maturity Date/ARD LTV Ratio(1)(2):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$167,700,000	55.6%	Purchase Price:	$275,000,000	91.2%
Borrower Equity:	$133,838,667	44.4%	Unfunded Obligations Reserve:	$14,814,604	4.9%
			Debt Service Reserve:	$4,875,587	1.6%
			Closing Costs:	$6,848,476	2.3%
Total Sources:	$301,538,667	100.0%	Total Uses:	$301,538,667	100.0%

(1)	The Coleman Highline Mortgage Loan (as defined below) is part of the Coleman Highline Whole Loan (as defined below) with an original aggregate principal balance of $167,700,000. The Cut-off Date Balance PSF, Maturity Date/ARD Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity Date/ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio numbers presented above are based on the Coleman Highline Whole Loan.

(2)	The Coleman Highline Mortgage Loan has an anticipated repayment date of November 6, 2030 and a final maturity date of November 6, 2032. See “The Mortgage Loan” for further discussion of the ARD (as defined below).

(3)	At any time after the earlier of (i) October 30, 2023 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Coleman Highline Whole Loan to be securitized, the Coleman Highline Borrower (as defined below) has the right to defease the Coleman Highline Whole Loan in whole, but not in part. Additionally, the Coleman Highline Borrower may prepay the Coleman Highline Whole Loan at any time during the term with a 10-day prior notice and, if such prepayment occurs before May 6, 2030, payment of the yield maintenance premium.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the Coleman Highline Mortgage Loan more severely than assumed in the underwriting of the Coleman Highline Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	No historical operating or occupancy statements are available because the Coleman Highline Property (as defined below) was completed in 2017 and was acquired in connection with the origination of the Coleman Highline Whole Loan. No historical operating or occupancy statements are available.

(8)	The Appraised Value represents the prospective market value upon stabilization as of January 1, 2022. This assumes that the remaining tenant improvements have been completed on Building 1 (as defined below) and Roku has moved into its space. The As Is Appraised Value, as of October 12, 2020, is $275,700,000, representing a 60.8% loan-to-value ratio. The appraisal also provided a hypothetical as if vacant value, as of October 12, 2020, of $203,300,000, representing an 82.5% loan-to-dark value ratio.

The Mortgage Loan. The fifth largest mortgage loan (the “Coleman Highline Mortgage Loan”) is part of a whole loan (the “Coleman Highline Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $167,700,000. The Coleman Highline Whole Loan is secured by a first priority fee mortgage encumbering two Class A office buildings located in San Jose, California (the “Coleman Highline Property”). The Coleman Highline Whole Loan has an anticipated repayment date of November 6, 2030 (the “ARD”) and a maturity date of November 6, 2032. Prior to the ARD, the Coleman Highline Whole Loan accrues interest at a fixed rate of 2.8675% per annum (the “Initial Interest Rate”) and requires payments of interest only through the ARD. In the event the Coleman Highline Whole Loan is not repaid in full on or before the ARD, the Coleman Highline Borrower will be required to make interest payments based on an interest rate equal to the Initial Interest Rate plus 2.000% per annum (“Rate Increase”). From and after the ARD, interest payments will continue to be made as provided prior to the ARD, with amounts accrued with respect to the Rate Increase being deferred (see “Lockbox and Cash Management” section) and paid on the Maturity Date, if not paid sooner by the Coleman Highline Borrower. The ARD automatically triggers a Cash Sweep Period (see “Lockbox and Cash Management” section) whereby all excess cash flow, after payments of debt service on the Coleman Highline Whole Loan, required deposits to escrows and reserves, and budgeted operating expenses, is required to be used to first pay

A-3-48

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

down the principal balance of the Coleman Highline Whole Loan and thereafter, repay the accrued interest. See “Description of the Mortgage Loans—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The Coleman Highline Mortgage Loan is evidenced by the non-controlling promissory Note A-2 in the original principal amount of $60,700,000. The controlling promissory Note A-1 was securitized in BANK 2020-BNK29 and the non-controlling promissory Note A-3 will be securitized in a future transaction (the “Coleman Highline Non-Serviced Pari Passu Companion Loans”).The Coleman Highline Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Coleman Highline Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$85,000,000	$85,000,000	BANK 2020-BNK29	Yes
A-2	$60,700,000	$60,700,000	BANK 2020-BNK30	No
A-3	$22,000,000	$22,000,000	WFB	No
Total Whole Loan	$167,700,000	$167,700,000

The Borrower and the Borrower Sponsor. The borrower is Bcore Coleman Owner LLC (the “Coleman Highline Borrower”), a Delaware limited liability company and single purpose entity with one independent director.

The borrower sponsor and non-recourse carveout guarantor is BREIT Operating Partnership, L.P. (the “Guarantor” or “BREIT OP”), an affiliate of Blackstone Real Estate Income Trust, Inc. (“BREIT”), The Blackstone Group L.P.’s non-traded REIT focused on investing primarily in stabilized commercial real estate properties. As of September 2020, BREIT owned a total of 1,182 properties.

The Coleman Highline Whole Loan documents provide that the Guarantor’s aggregate liability for various bankruptcy-related springing recourse events is subject to a cap equal to 20% of the outstanding principal balance of the Coleman Highline Whole Loan at the time of such event, plus specified costs of enforcement.  The Coleman Highline Whole Loan documents also provide for, among other loss carveouts, a loss carveout (instead of springing full recourse) for voluntary transfers of the Coleman Highline Property or a controlling equity interest in the Coleman Highline Borrower made in violation of the Coleman Highline Whole Loan documents. In connection with a cap on the Guarantor’s liability for environmental losses, the Coleman Highline Borrower provided a pollution legal liability-type environmental insurance policy (“PLL Policy”) in the amount of $15,000,000 and with an initial term of at least 5 years. The Coleman Highline Whole Loan documents provide that the Guarantor has no liability for environmental matters if the policy has a term of at least two years past The Coleman Highline Whole Loan maturity date. If the PLL Policy does not run through such period, the Guarantor’s liability for environmental matters is capped at the amount of the related PLL policy limits. The Phase I environmental site assessment obtained at loan origination found one recognized environmental condition (“REC”) at the Coleman Highline Property. An un-related public company is responsible for the ongoing area-wide groundwater remediation-system and monitoring activities. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Property. The Coleman Highline Property is a 357,106 SF, Class A office campus located in San Jose, California. Built in 2017, the Coleman Highline Property is 100.0% leased to Roku, Inc. (“Roku” or “Tenant”) as its world headquarters, and is comprised of the following components:

●	“Building 1” – a 162,557 SF, 5-story office building;

●	“Building 2” – a 194,549 SF, 6-story office building;

●	“Amenity Building” – a 6,000 SF, 1-story amenities building, programmed as a fitness center; and

●	“Parking Structure” – a 3-story parking garage with 409 parking spaces.

The Coleman Highline Property is the first phase (“Phase I”) in the larger Coleman Highline mixed-use development, which is expected to include up to eight office buildings totaling 1.5 million SF, a 175-room hotel, 1,600 residential units, and supporting retail. The second phase of the development (“Phase II”), which includes Buildings 3 and 4, was completed in 2020 and is also fully leased to Roku. The Coleman Highline project includes a pedestrian walkway to the Santa Clara Station of Caltrain, access to Valley Transportation Authority (“VTA”) bus and light rail lines and an anticipated future Bay Area Rapid Transit (“BART”) stop.

The Coleman Highline Borrower is acquiring the Coleman Highline Property for $275,000,000, approximately $770 per rentable square foot. The Coleman Highline Property was designed by Gensler and features expansive glasslines, large floorplates (approximately 32,500 SF), and 14’ slab-to-slab heights. The Coleman Highline Property has a modern build-out with an open lobby. Additionally, the Highline extension, an elevated terrace with outdoor landscaped urban courtyards, connects Building 2 with the Amenity Building.

In addition to the Parking Structure, the Coleman Highline Property is subject to a Declaration of Covenants, Conditions and Restrictions (the “CCR”) which provides that (i) all parking structures on the Coleman Highline Property and the adjacent Phase II, which includes a 1,704 space parking garage, are to be shared parking between the Coleman Highline Property and Phase II and (ii) all parking structures throughout the Coleman Highline development are subject to various control rights of CAP Tranche 2, LLC (the “Declarant”), an entity unrelated to the Coleman Highline Borrower. However, the Declarant has agreed that the Coleman Highline Property will always have access to sufficient parking to satisfy all legal requirements, as well as parking requirements contained in the Roku lease. In addition to the two parking structures in Phase I and Phase II, there are approximately 314 surface parking spaces in the development. Roku is entitled to primarily unreserved parking spaces equaling a parking ratio of approximately 3.2 spaces per 1,000 SF.

Building 1 is currently in warm shell condition. It was initially leased to 8x8, Inc. in January 2019, but 8x8, Inc. outgrew the space prior to moving in and has assigned the lease to Roku, which is required to begin paying rent January 1, 2021; 8x8, Inc. is required to pay rent through December 31, 2020. There is a $14.8 million outstanding tenant improvement allowance, which was reserved at loan closing, and must be used by December 15, 2021. Building 2 is completely built out and Roku took occupancy in phases between January and September 2019.

A-3-49

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Major Tenant.

Roku (357,106 SF; 100.0% of NRA; 100.0% of underwritten base rent). Roku has been a tenant at the Coleman Highline Property since 2019. A public company founded in 2002, Roku is a pioneer of streaming television. Its streaming devices are used by consumers in North America, Latin America, and parts of Europe including the UK, Ireland and France. Roku is the number one streaming platform in the U.S. by hours streamed and its Roku Channel was watched by an estimated 46 million people in the U.S. as of the third quarter of 2020. The company is divided into two segments: Player, which is the sale of streaming players and audio products, and Platform, which generates revenue from advertising, content distribution and ongoing subscription services. As of December 31, 2019, Roku reported a net loss of $59.9 million and total revenue of $1.1 billion, representing an increase of 52.0% from December 31, 2018, with $515.5 million of cash and cash equivalents. Year-over-year, as of the third quarter of 2020, Roku increased its active accounts from 32.3 million to 46.0 million and its streaming hours by 54%. Additionally, Platform revenue increased by 78% year-over-year and gross profit was up by 81%. In the third quarter of 2020, Roku reported net income from operations of $12.0 million and adjusted EBITDA (net income or loss excluding (i) other income, (ii) stock-based compensation expense, (iii) depreciation and amortization, and (iv) income tax expense) of $56.2 million. Year-to-date through the third quarter of 2020, Roku reported a net loss of $85.0 million and adjusted EBITDA of $36.5 million.

Roku currently leases 100.0% of Building 1 and Building 2, for a total of 357,106 SF (the “Roku Premises”). There is no remaining free rent and all outstanding tenant improvements were reserved at loan closing.

●	Roku leases 162,557 SF in Building 1 under a lease expiring on December 31, 2029, with one, 5-year renewal option and no termination options. Building 1 was originally leased to 8x8, Inc. (“Assignor”), however, Assignor never moved in and assigned the lease to Roku. Assignor is required to pay rent through December 31, 2020, with Roku’s rent commencing January 1, 2021 and including 3% annual rent escalations. The two months of rent required to be paid by 8x8, Inc. between loan closing and Roku’s required rent start date was not reserved at loan closing. Some work has been completed on the building, however, the majority of the space is in shell condition, as tenant improvement work was put on hold due to COVID restrictions. The remaining $14.8 million tenant improvement allowance, approximately $91 PSF, was reserved at loan closing and work is expected to resume in 2021. If the tenant improvement allowance is not used by December 15, 2021, the remaining amount will be forfeited by Roku.

●	Roku leases 194,549 SF in Building 2 under a lease expiring on September 30, 2020, with one, 7-year renewal option at 97.5% of fair market value and no termination options. The Building 2 lease has staggered lease commencement dates of January 23, 2019 for floors 1 and 2, April 23, 2019 for floor 3, and September 1, 2019 for floors 4-6, and includes 3% annual rent escalations. The Building 2 lease expires September 30, 2030. In addition to base rent for Building 2, Roku is responsible for a monthly payment in the estimated amount of $19,315 (the “Highline Extension Payment”), which represents the reimbursement of amortized capital expenditures for the construction of the connector between Building 2 and the amenities building. Roku fully moved into the space prior to the COVID outbreak and all free rent has burned off.

Roku has provided a letter of credit for each lease (collectively, the “Roku LC”), which Roku LCs have been collaterally assigned to the lender. With respect to:

●	Building 1, Roku provided an $8.1 million letter of credit, which may be reduced by 50% on the later of (i) January 1, 2022 or (ii) the 37th full calendar month of the lease term, so long as Roku has a market capitalization on a public exchange of at least $2.4 billion and is not in default under the lease. The letter of credit can be further reduced by 25% of the original letter of credit amount on the later of (i) July 1, 2026 or (ii) the 91st full calendar month of the lease term, if Roku has a market capitalization of at least $3.6 billion and is not in default under its lease.

●	Building 2, Roku provided a $6.3 million letter of credit, which may be reduced by 50% on the later of (i) July 23, 2026 or (ii) the 90th full calendar month of the lease term, if Roku is cash flow positive based on a trailing twelve month adjusted EBITDA (net income or loss excluding (i) other income, (ii) stock-based compensation expense, (iii) depreciation and amortization, and (iv) income tax expense) basis as of the most recently completed fiscal quarter.

The Coleman Highline Borrower may draw on the Roku LC (i) to pay amounts due to the landlord under the terms of the lease, (ii) if the lease has terminated prior to expiration of the lease term, or as a result of Roku’s breach or default under the lease, (iii) Roku has filed a voluntary petition for bankruptcy, (iv) an involuntary petition has been filed against Roku under the bankruptcy code, and (v) if the letter of credit has not been renewed through the expiration date.

If the Coleman Highline Borrower draws on a Roku LC, the proceeds are required to be placed in reserve with the lender, and are required to be disbursed by the lender upon the Coleman Highline Borrower’s request for the payment of:

(i)	shortfalls in the payment of debt service;

(ii)	shortfalls in the required deposits into the reserve accounts;

(iii)	tenant improvement costs, tenant allowances, tenant relocations costs, tenant reimbursements, tenant inducement payments and leasing commission obligations under leases entered into, or existing as of the origination of the loan; or

(iv)	vacant space preparation costs and marketing costs with respect to potential leasing of the Coleman Highline Property.

A-3-50

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the Coleman Highline Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Roku-Building 1(2)	NR/NR/NR	162,557	45.5%	$7,450,130	44.9%	$45.83	12/31/2029	1, 5-year(4)	N
Roku-Building 2(3)	NR/NR/NR	194,549	54.5%	$9,148,134	55.1%	$47.02	9/30/2030	1, 7-year(5)	N
Subtotal/Wtd. Avg.		357,106	100.0%	$16,598,264	100.0%	$46.49

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		357,106	100.0%	$16,598,264	100.0%	$46.49

(1)	The Annual UW Rent and Annual UW Rent PSF shown above include 3% annual contractual rent steps through November 1, 2021 totaling $259,700.

(2)	Roku has not yet moved in, and has not yet commenced paying rent on its Building 1 space. There is no free rent remaining and all outstanding tenant improvements were reserved at loan closing. Roku is required to begin paying rent January 1, 2021. 8x8, Inc. is required to pay rent until December 31, 2020. See “Major Tenant” for additional information.

(3)	Building 2 rent includes the Highline Extension Payment of $231,782 annually.

(4)	Roku has one, 5-year renewal option for Building 1 at fair market value and with 12-15 months’ prior notice.

(5)	Roku has one, 7-year renewal option for Building 2 at 97.5% of fair market value and with 15-18 months’ prior notice.

The following table presents certain information relating to the lease rollover schedule at the Coleman Highline Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	1	162,557	$45.83	45.5%	45.5%	$7,450,130	44.9%	44.9%
2030	1	194,549	$47.02	54.5%	100.0%	$9,148,134	55.1%	100.0%
2031 & Beyond	0	0	$0.00	0.0%	100.0%	$0.00	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0.00	0.0%	100.0%
Total/Wtd. Avg.	2	357,106	$46.48	100.0%		$16,598,264	100.0%

(1)	Information is based on the underwritten rent roll.

COVID-19 Update. Building 2 is open and operating, while Building 1 is still in shell condition. The first debt service payment date for the Coleman Highline Whole Loan is December 6, 2020. As of November 9, 2020, the Coleman Highline Whole Loan is current and is not subject to any forbearance, modification or debt service relief request. The majority of Roku employees are working remotely; however, Roku is current on rent payments as of November 2020 and has not requested any relief. Additionally, 8x8, Inc., is required to pay rent on Building 1 until December 31, 2020, and is current on rent payments as of November 2020.

The Market. The Coleman Highline Property is part of the larger Coleman Highline mixed-use development in San Jose, California, adjacent to the Norman Y. Mineta San Jose International Airport. The Coleman Highline Property is located in an area with a high concentration of technology companies, including Google, Facebook, Amazon and Intel. The Coleman Highline Property is located approximately 0.6 miles from the Santa Clara Caltrain station and is connected to that station via a pedestrian footbridge. In addition, VTS operates buses and light rail with stops along Coleman Avenue, and a BART stop is planned adjacent to the Santa Clara Caltrain station. The Coleman Highline Property is 0.7 miles from Interstate 880 and 2.5 miles from U.S. Highway 101.

In addition to the amenities in the larger Coleman Highline project, the Coleman Highline Property is within walking distance to a retail center that includes multiple dining options and a gym. It is also located adjacent to the 175-room Element Hotel and the proposed Gateway Crossing project which is planned to include 1,565 residential units, 157 affordable housing units, as well as 45,000 SF of retail space and a hotel. In addition, the Coleman Highline property is approximately 0.5 miles from the San Jose Earthquakes stadium, home to Major League Soccer’s San Jose Earthquakes, as well as 0.8 miles from Santa Clara University, a private Jesuit university with approximately 5,400 undergraduate students.

A-3-51

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

According to a third party market research provider, the estimated 2020 population within a one-, three- and five-mile radius of the Coleman Highline Property was approximately 10,205, 176,399 and 642,978, respectively; and the estimated 2020 average household income within the same radii was approximately $130,114, $135,262 and $140,271, respectively.

According to the appraisal, the subject is located in the San Jose Airport office submarket. As of the second quarter of 2020, the submarket contained approximately 5.5 million SF of office space, with an overall vacancy rate of 8.3% and average asking rent of $44.76 PSF. The appraiser concluded to market rent for the office space at the Coleman Highline Property of $46.20 PSF (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Coleman Highline Property:

Market Rent Summary
Office
Market Rent (PSF)	$46.20
Lease Term (Years)	10.5
Concessions	6 months
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% per annum

The following table presents information relating to comparable office property sales for the Coleman Highline Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
Coleman Highline (subject) 1143 & 1155 Coleman Avenue San Jose, CA	Oct. 2020	2017	357,106(2)	100%(2)	$275,000,000	N/A	$770	N/A
Creekside@17 675 Creekside Way Campbell, CA	Mar. 2020	2018	177,815	100%	$139,000,000	$146,277,732	$782	$823
2215-2225 Lawson Lane Santa Clara, CA	Feb. 2020	2014	328,867	100%	$276,300,000	$267,003,829	$840	$812
Cupertino City Center I & II 20300 Stevens Creek Boulevard Cupertino, CA	Aug. 2019	1985/2009	300,041	100%	$290,000,000	$250,429,221	$967	$835
HQ@First Campus 110, 120&130 Holger Way & 95 Headquarters San Jose, CA	Mar. 2019	2010	603,999	100%	$429,000,000	$486,056,115	$710	$805
131 Albright Way Los Gatos, CA	Jan. 2019	2015	113,500	100%	$85,000,000	$87,550,495	$749	$771

Source: Appraisal.

(1)	Adjusted Sale Price was adjusted for location, size, age/condition, features/amenities and economic characteristics (as applicable).

(2)	Information sourced from the underwritten rent roll.

A-3-52

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to comparable office leases for the Coleman Highline Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy(1)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Coleman Highline Building 1 (Subject) 1143 & 1155 Coleman Avenue San Jose, CA	2017(2)	162,557(2)	100%(2)	N/A(2)	Roku(2)	Jan. 2021 / 9.0 Yrs(2)	162,557(2)	$45.83(2)	NNN
Coleman Highline Building 2 (Subject) 1143 & 1155 Coleman Avenue San Jose, CA	2017(2)	194,549(2)	100%(2)	N/A(2)	Roku(2)	Sep. 2019 11.1 Yrs(2)(3)	194,549(2)	$47.02(2)(3)	NNN
2390 Mission College Blvd Santa Clara, CA	2018	42,188	100.0%	4.2 Miles	InfoBlox, Inc.	May 2020 / 10.5 Yrs	42,188	$42.00	NNN
4301-4401 Great American Pky. Santa Clara, CA	1984	301,163	100.0%	4.8 Miles	Airbnb	Dec. 2019 / 11 Yrs	301,163	$45.00	NNN
6220 America Ctr Drive San Jose, CA	2017	232,253	97.5%(1)	6.1 Miles	Bill.com	Dec. 2019 / 10 Yrs	137,613	$45.00	NNN
Coleman Highline Ph 4 San Jose, CA	2021	643,990	100.0%	0.0 Miles	Verizon	Jul. 2019 / 15 Yrs	643,990	$49.20	NNN
675 Creekside Way Campbell, CA	2017	177,815	100.0%	5.7 Miles	8x8, Inc.	Jul. 2019 / 11 Yrs	177,815	$44.40	NNN
3315 Scott Blvd Santa Clara, CA	2013	157,205	100.0%(1)	4.4 Miles	Edelman Financial	Jul. 2019 / 6.1 Yrs	41,252	$46.20	NNN

Source: Appraisal.

(1)	Information obtained from a third party market research provider.

(2)	Information obtained from the underwritten rent roll.

(3)	Building 2 has staggered lease start dates of January 23, 2019 for floors 1 and 2, April 23, 2019 for floor 3, and September 1, 2019 for floors 4-6. The Annual Base Rent PSF includes the annual Highline Extension Payment of $231,782.

A-3-53

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Coleman Highline Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Base Rent(2)	$16,598,264	$46.48
Total Recoveries(3)	$5,974,389	$16.73
Less Vacancy & Credit Loss(4)	($829,913)	($2.32)
Effective Gross Income	$21,742,740	$60.89

Real Estate Taxes	$3,257,146	$9.12
Insurance	$468,892	$1.31
Other Operating Expenses	$2,508,808	$7.03
Total Expenses	$6,234,846	$17.46

Net Operating Income	$15,507,894	$43.43
CapEx	$0.00	$0.00
TI/LC	$0.00	$0.00
Net Cash Flow	$15,507,894	$43.43

Occupancy %(4)	95.0%
NOI DSCR(5)	3.18x
NCF DSCR(5)	3.18x
NOI Debt Yield(5)	9.2%
NCF Debt Yield(5)	9.2%

(1)	No historical operating or occupancy statements are available because the Coleman Highline Property was completed in 2017 and was acquired in connection with the origination of the Coleman Highline Whole Loan. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Gross Potential Base Rent is based on leases in-place with 3% annual rent escalations through November 1, 2021. It also includes the annual Highline Extension Payment of $231,782.

(3)	Total Recoveries are based on underwritten expenses net of vacancy.

(4)	The underwritten economic vacancy is 5.0%. The Coleman Highline Property was 100.0% leased as December 1, 2020.

(5)	The debt service coverage ratios and debt yields are based on the Coleman Highline Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the Coleman Highline Whole Loan documents require ongoing monthly real estate tax reserve deposits in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During a Cash Sweep Period, the Coleman Highline Whole Loan documents require ongoing monthly insurance reserve deposits in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the required coverages during the next 12 months; provided that so long as no event of default is continuing, to the extent insurance is maintained by the Coleman Highline Borrower under one or more blanket policies reasonably acceptable to the lender, the Coleman Highline Borrower is not required to make ongoing monthly insurance reserve deposits.

Unfunded Obligations Reserve – The Coleman Highline Whole Loan documents require an upfront deposit of $14,814,604 for unfunded tenant improvement allowances, free rent and leasing commissions related to the Roku lease. Any unused portion of the reserve, as of December 15, 2021, is deemed forfeited by Roku pursuant to the Building 1 lease. Provided there is no event of default, any remaining funds in the Unfunded Obligations Reserve thereafter will be released to the Coleman Highline Borrower on the earlier of (i) payment of the Coleman Highline Whole Loan in full, or (ii) subject to the cash management requirements, delivery of evidence reasonably acceptable to the lender that the Unfunded Obligations associated with the Roku lease have been fully satisfied.

Debt Service Reserve – The Coleman Highline Whole Loan documents require an upfront deposit of $4,875,587, which is equal to twelve months of debt service. On each payment date, the lender will apply reserve funds in an amount equal to the difference between the debt service payable and the payment received from the Coleman Highline Borrower. The Debt Service Reserve will be released if, after October 30, 2021, the following conditions have been satisfied: (a) no Cash Sweep Period is continuing; (b) either (i) Roku or (ii) a tenant under a replacement lease for the Roku space has made all rental payments due under the Roku lease or replacement lease for the preceding three months; (c) the debt service coverage ratio equals or exceeds (i) if the Roku lease is in place, 3.40x or (ii) if a replacement lease is in place, 2.00x; and (d) no portion of the Debt Service Reserve funds have been allocated to debt service payments in the preceding eleven months.

A-3-54

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Lockbox and Cash Management. The Coleman Highline Whole Loan is structured with an in-place hard lockbox and springing cash management. The Coleman Highline Borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the Coleman Highline Borrower or the property manager are required to be deposited into the lockbox account within one business day of receipt. So long as no Cash Sweep Period is in effect, all funds in the lockbox account are required to be distributed to the Coleman Highline Borrower. Prior to the ARD, during a Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Coleman Highline Whole Loan to be held during the continuance of the Cash Sweep Period, subject to the Roku Trigger Cap (as defined below). After the occurrence of the ARD, all excess cash flow, after payment of debt service on the Coleman Highline Whole Loan, required deposits to escrows and reserves and budgeted operating expenses, is required to be used first, to pay down the principal balance of the Coleman Highline Whole Loan, and thereafter to pay the accrued interest.

In lieu of the Coleman Highline Borrower depositing any excess cash flow into the lender-controlled excess cash flow subaccount, so long as no event of default is continuing and the ARD has not occurred, the Coleman Highline Borrower has the right to cause the Guarantor to deliver to the lender an excess cash flow guaranty with a guaranteed liability amount equal to (x) the aggregate amount of excess cash flow disbursed to the Coleman Highline Borrower in lieu of being deposited into the excess cash flow subaccount less (y) the aggregate amount of excess cash flow the Coleman Highline Borrower actually spends for items permitted under the Coleman Highline Whole Loan documents, which include (a) required deposits for tax and insurance, (b) any fees due to the cash management bank, (c) budgeted operating expenses, and (d) monthly debt service payments; provided that among other requirements outlined in the Coleman Highline Whole Loan documents, (i) such excess cash flow guaranty is accompanied by a legal opinion concerning the validity, authority, execution and enforceability of such guaranty that may be relied upon by the lender and the rating agencies and (ii) to the extent that the amounts guaranteed under the excess cash flow guaranty equal or exceed 15% of the outstanding principal balance of the Coleman Highline Whole Loan, such guaranty is accompanied by an additional insolvency opinion reasonably acceptable to the lender and the rating agencies.

A “Cash Sweep Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Coleman Highline Whole Loan documents;

(ii)	A “Roku Trigger Event” (as defined below);

(iii)	the Coleman Highline Borrower filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding (collectively, a “Bankruptcy Action”);

(iv)	the net operating income debt service coverage ratio (“NOI DSCR”) falling below 1.20x, based on scheduled interest payments due, for two consecutive calendar quarters;

(v)	the date upon which the lender has disbursed funds from the Debt Service Reserve to be applied to the payment of debt service; or

(vi)	the ARD.

A Cash Sweep Period will end upon the occurrence of the following (with regard to clause (vi), no cure is permitted):

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a “Roku Trigger Event Cure” (as defined below) has taken place;

●	with regard to clause (iii), in the case of an involuntary Bankruptcy Action not consented to by the Coleman Highline Borrower, such Bankruptcy Action is discharged, stayed or dismissed within 90 days of its filing;

●	with regard to clause (iv), the NOI DSCR being equal to or greater than 1.20x for two consecutive calendar quarters or the Coleman Highline Borrower prepaying the Coleman Highline Whole Loan, together with any applicable yield maintenance premiums, in an amount sufficient to cause the NOI DSCR to be equal to or greater than 1.20x; or

●	with regard to clause (v), the Coleman Highline Borrower depositing with the lender into the Debt Service Reserve an amount equal to all amounts disbursed or released from the Debt Service Reserve and applied to the payment of debt service.

A “Roku Trigger Event” will commence upon the earlier of the following:

(i)	Roku failing to extend or renew (a) the Building 1 lease 12 months prior to its expiration or (b) the Building 2 lease 15 months prior to its expiration;

(ii)	a Bankruptcy Action with respect to Roku; or

(iii)	Roku discontinuing, or giving notice of its intent to discontinue, its business (“goes dark”) in more than 50% of its space with the following exceptions:

(a) the discontinuation is caused by governmental restrictions on the use or occupancy of the Coleman Highline Property in connection with the COVID-19 pandemic (“SIP Order”) or any other pandemic, and Roku resumes operations within 90 days after the restrictions are lifted or, if such discontinuation occurs prior to October 31, 2022, in connection with Roku’s commercially reasonable safety protocols relating to COVID-19, then Roku resumes operations no later than October 31, 2022;

(b) the discontinuation is related to upgrades or renovations that last no longer than 180 days;

(c) the discontinuation is in connection with the ongoing restoration of the Coleman Highline Property following a casualty and lasts no longer than 12 months;

(d) any discontinuation provided that Roku has, and maintains, an investment grade rating; and

(e) no go-dark trigger will have occurred with respect to Roku not yet operating in Building 1, so long as initial buildout has been completed and occupancy has commenced before the earlier of (i) October 31, 2022 and (ii) one year after the termination of the SIP Order.

A-3-55

Office – Suburban	Loan #5	Cut-off Date Balance:	$60,700,000
1143 & 1155 Coleman Avenue	Coleman Highline	Cut-off Date LTV:	56.5%
San Jose, CA 95110		UW NCF DSCR:	3.18x
		UW NOI Debt Yield:	9.2%

Provided no event of default exists and the ARD has not yet occurred, a cash flow sweep tied to a Roku Trigger Event will be capped at the following applicable amounts; (i) during a Roku Trigger Event, other than a go-dark event pursuant to clause (iii) above, $60 PSF for the Roku Premises and (ii) during a Roku Trigger Event caused solely by a go-dark event, (x) $60 PSF of the premises subject to such event, if occurring prior to October 30, 2026, and (y) $60 PSF of the total Roku Premises if such event occurs after October 30, 2026 (the “Roku Trigger Cap”).

A “Roku Trigger Event Cure” will occur upon the following:

●	with regard to clause (i), Roku has renewed or extended the lease in accordance with the terms of the Roku lease or the Coleman Highline Borrower has entered into a replacement lease, subject to lender approval, for the Roku Premises that results in an NOI DSCR equal to or greater than 1.20x;

●	with regard to clause (ii), Roku is no longer subject to a Bankruptcy Action and Roku has affirmed the lease pursuant to a final, non-appealable order of court in a competent jurisdiction or the Coleman Highline Borrower has entered into a replacement lease for the Roku Premises that results in an NOI DSCR equal to or greater than 1.20x; and

●	with regard to clause (iii), either (a) Roku resumes its business operations in greater than 50% of its space and continuously operates for at least 30 days or (b) the Coleman Highline Borrower has entered into a replacement lease for the Roku Premises that results in an NOI DSCR equal to or greater than 1.20x.

Additional Secured Indebtedness (not including trade debts). The Coleman Highline Property also secures the Coleman Highline Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $107,000,000. The Coleman Highline Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Coleman Highline Mortgage Loan. The Coleman Highline Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Coleman Highline Non-Serviced Pari Passu Companion Loans. The holders of the Coleman Highline Mortgage Loan and Coleman Highline Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the Coleman Highline Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Coleman Highline Whole Loan documents provide that the Coleman Highline Borrower may release either Building 1 or Building 2, provided that the following conditions have been satisfied:

(i)	no event of default is continuing;

(ii)	payment of the lesser of (a) the outstanding principal amount of the Coleman Highline Whole Loan or (b) 110% of the allocated loan amount ($75,272,141 for Building 1, and $92,427,859 for Building 2), together with any applicable yield maintenance premiums and costs associated with the release;

(iii)	the net operating income debt service coverage ratio on the remaining collateral is greater than or equal to 3.40x;

(iv)	the lender has received reasonably satisfactory evidence that, following the release, the Coleman Highline Property complies with all applicable zoning laws, land use, parking requirements, major leases, and permitted encumbrances as defined in the Coleman Highline Whole Loan documents; and

(v)	the lender’s reasonable satisfaction that the release will satisfy REMIC requirements.

Letter of Credit. None.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Coleman Highline Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Coleman Highline Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Coleman Highline Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Coleman Highline Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-56

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-57

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

A-3-58

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

JP Morgan Chase Tower
Tower 49
MetLife Building
Chrysler Building
Graybar Building
Chanin Building
Time-Life Building
Exxon Building
Rockefeller Center
McGraw-Hill Building
Grand Central Terminal
Grace Building
1114 Avenue of the Americas
New York, NY 10036
Barclay's Capital Building
Morgan Stanley Global Headquarters
One Bryant Park
151 W 42nd
Salesforce Tower
Bryant Park
One Astor Plaza
Times Square Tower
World Apparel Center
New York Times Building

A-3-59

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

A-3-60

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

W. 51st St.
Gershwin Theatre
Paramount Plaza
50TH ST.
W. 50th St.
50TH ST.
The Michelangelo
Time-Life Building
One Worldwide Plaza
W. 49th St.
8th Ave.
Amsterdam Court
Ambassador Theatre
Broadway
7th Ave.
N Q R W
Exxon Building
6th Ave.
The Eugene O'Neill Theater
Belvedere Hotel
Hilton Garden Inn Times Sq.
Crowne Plaza
W. 48th St.
McGraw-Hill Building
ROCKEFELLER CTR.
49TH ST.
Longacre Theatre
Morgan Stanley Bldg.
Barrymore Theatre
Renaissance NY Times Square
Cort Theatre
News Corp. Building
W. 47th St.
The Brooks Atkinson Theatre
The Lunt-Fontanne Theatre
Paramount Hotel
Palace Theatre
Sanctuary Hotel
W. 46th St.
The Marquis Theatre
Marriott Marquis
Midtown
Lyceum Theatre
Americas Tower
W. 45th St.
TIMES SQUARE
Comfort Inn Times Square West
W. 44th St.
Majestic Theater
Shubert Theatre
Viacom Intl.
The Minskoff Theatre
Hudson Theatre
1155 Ave. of the Americas
Theatre District
InterContinental New York Times Sq.
W. 43rd St.
Paramount Communications
N Q R W
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
The Westin
Hotel Carter
8th Ave.
7th Ave.
W. 42nd St.
42ND ST./ PORT AUTHORITY
TIMES SQ. SHUTTLE
W. 42nd St.
6th Ave.
Hilton Times Square
New Amsterdam Theatre
Hilton Garden Inn
Bryant Theatre
TIMES SQ.
Port Authority Bus Terminal
W. 40th St.
New York Times Building
Midtown West
42ND ST./ BRYANT PARK
TIMES SQ.
Comfort Inn Times Square South
Renaissance Inn NY Manhattan/ Times Square
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
Lefcourt Normandie Bldg.
DoubleTree by Hilton Times Sq. South
Broadway
TRYP by Wyndham Times Sq. South
8th Ave.
7th Ave.
6th Ave.
Manhattan Center
The New Yorker Hotel
Nelson Tower
Regency Inn & Suites
Macy's
N Q R W
W. 34th St.
34TH ST./ PENN STATION
HERALD SQUARE
Fairfield Inn & Suites Midtown Manhattan/ Penn Station
One Penn Plaza
PENN STATION
Hotel Pennsylvania
W. 32nd St.
Manhattan Mall
General Post Office
Madison Square Garden
Penn Station
W. 45th St.
E. 45th St.
Gotham Hotel
Sofitel
Harvard Club
Iroquois
New York
W. 44th St.
E. 44th St.
Brooks Bros.
Royalton Hotel
W. 43rd St.
Cornell Club
E. 43rd St.
Madison Ave.
Cinemax
SUNY College of Optometry
500 Fifth Avenue
5th Ave.
5TH AVE.
42ND ST.
Bryant Park
New York Public Library
E. 41st St.
Grace Building
1114 Avenue of the Americas
New York, NY 10036
Midtown East
HSBC Tower
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
Marriott Vacation Club Pulse
Fairfield Inn & Suites
400 Fifth Avenue
W. 37th St.
E. 37th St.
The Langham
W. 36th St.
E. 36th St.
Madison Ave.
Hilton Garden Inn NY/ W. 35th St.
Hotel Metro
W. 35th St.
5th Ave.
E. 35th St.
CUNY Graduate Center
W. 34th St.
E. 34th St.
HERALD SQUARE
W. 33rd St.
E. 33rd St.
Hotel Stanford
The Hotel @ Fifth Ave.
W. 32nd St.
E. 32rd St.
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
HUDSON COUNTY
MANHATTAN
Chelsea
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
JERSEY CITY
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

A-3-61

Mortgage Loan No. 6 – Grace Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10036
Original Balance(1):	$60,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2018
Borrower Sponsor:	Brookfield Office Properties Inc.			Size:	1,556,972 SF
Guarantors:	BOP NYC OP LLC; Swig			Cut-off Date Balance PSF(1):	$567
	Investment Company, LLC			Maturity Date Balance PSF(1):	$567
Mortgage Rate:	2.6921%			Property Manager:	TRZ Holdings IV LLC; Brookfield
Note Date:	11/17/2020				Properties (USA II) LLC (f/k/a
First Payment Date:	1/6/2021				Brookfield Properties Management
Maturity Date:	12/6/2030				LLC) (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information(6)
Prepayment Provisions(2):	LO (24); DEF/YM1 (89); O (7)			UW NOI(7):	$104,293,717
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.8%
Additional Debt Type(1)(3):	Pari Passu/B-Note			UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Balance(1)(3):	$823,000,000/$367,000,000			UW NCF DSCR(1):	4.25x
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			Most Recent NOI(7):	$46,272,539 (9/30/2020 TTM)
Reserves(5)				2nd Most Recent NOI(7):	$52,538,193 (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	$73,206,665 (12/31/2018)
RE Taxes:	$0	Springing	N/A	Most Recent Occupancy:	94.8% (10/19/2020)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	91.0% (12/31/2019)
Replacement Reserve:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.6% (12/31/2018)
TI/LC Reserve:	$56,172,399	Springing	N/A	Appraised Value (as of):	$2,150,000,000 (9/8/2020)
Free Rent Reserve:	$25,964,570	$0	N/A	Appraised Value PSF:	$1,381
Lobby/Elevator Work Reserve:	$5,970,240	$0	N/A	Cut-off Date LTV Ratio(1):	41.1%
Parking Rent Shortfall Reserve:	$1,608,940	$0	N/A	Maturity Date LTV Ratio(1):	41.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$1,250,000,000	100.0%	Loan Payoff(8):	$905,439,802	72.4%
			Return of Equity:	$239,965,013	19.2%
			Reserves:	$89,716,149	7.2%
			Closing Costs:	$14,879,035	1.2%
Total Sources:	$1,250,000,000	100.0%	Total Uses:	$1,250,000,000	100.0%

(1)	The Grace Building Mortgage Loan (as defined below) is part of the Grace Building Whole Loan (as defined below) with an original principal balance of $1,250,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Grace Building Senior Loan (as defined below). The Cut-off Date Balance PSF and Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Grace Building Whole Loan are $803, $803, 8.3%, 8.3%, 3.00x, 58.1% and 58.1%, respectively.
(2)	Defeasance or prepayment of the Grace Building Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Grace Building Whole Loan to be securitized and (b) November 17, 2023. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in December 2020.
(3)	See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of the permitted future mezzanine debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	The novel coronavirus pandemic is an evolving situation and could impact the Grace Building Whole Loan more severely than assumed in the underwriting of the Grace Building Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	See “Operating History and Underwritten Net Cash Flow” below for an explanation of the volatility in historical NOI and the increase from Most Recent NOI to UW NOI.
(8)	Loan payoff includes defeasance costs for previously securitized debt in the GRACE 2014-GRCE securitization.

A-3-62

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

The Mortgage Loan. The sixth largest mortgage loan (the “Grace Building Mortgage Loan”) is part of a whole loan (the “Grace Building Whole Loan”) that is evidenced by 21 pari passu senior promissory notes in the aggregate original principal amount of $883,000,000 (collectively, the “Grace Building Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal amount of $367,000,000 (collectively, the “Grace Building Subordinate Companion Loan”). The Grace Building Whole Loan was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPM”), Column Financial, Inc. (“CS”) and DBR Investments Co. Limited (“DBRI”). The Grace Building Whole Loan is secured by a first priority fee mortgage encumbering a Class A office building located in New York, New York (the “Grace Building Property”). The Grace Building Mortgage Loan is evidenced by the non-controlling promissory Note A-1-3-1, being contributed by BANA, in the original principal amount of $60,000,000. As shown in the table below, eight promissory notes in the original aggregate principal amount of $750,000,000 are being contributed to the GRACE 2020-GRCE securitization trust. The Grace Building Whole Loan will be serviced pursuant to the trust and servicing agreement for the GRACE 2020-GRCE securitization trust. The Grace Building Senior Loan pari passu notes other than that evidencing the Grace Building Mortgage Loan are referred to herein as the “Grace Building Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Grace Building Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Grace Building Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Grace Building Senior Loan
A-1-1, A-2-1, A-3-1, A-4-1	$383,000,000	$383,000,000	GRACE 2020-GRCE	Yes(1)
A-1-2	$75,000,000	$75,000,000	BANK 2020-BNK29	No
A-1-3-1	$60,000,000	$60,000,000	BANK 2020-BNK30	No
A-1-3-2	$15,000,000	$15,000,000	BANA	No
A-2-2, A-2-3, A-4-2	$100,000,000	$100,000,000	Benchmark 2020-B21	No
A-2-4, A-2-5, A-2-6, A-2-7	$90,000,000	$90,000,000	JPM	No
A-3-2, A-3-3, A-3-4, A-3-5	$100,000,000	$100,000,000	CS	No
A-4-3, A-4-4, A-4-5	$60,000,000	$60,000,000	DBRI	No
Total (Senior Loan)	$883,000,000	$883,000,000
Grace Building Subordinate Companion Loan
B-1, B-2, B-3, B-4	$367,000,000	$367,000,000	GRACE 2020-GRCE	Yes(1)
Total (Whole Loan)	$1,250,000,000	$1,250,000,000

(1)	Pursuant to the related co-lender agreement, the controlling holder will be the Grace Trust 2020-GRCE trust. See “Description of the Mortgage Pool—The Whole Loans—The Grace Building Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

The Borrower and the Borrower Sponsor. The borrower is 1114 6th Avenue Owner LLC (the “Grace Building Borrower”), a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The Grace Building Borrower is owned by a joint venture partnership between an affiliate of Swig Investment Company, LLC and 1114 6th Avenue Holdings LLC (controlled and majority indirectly owned by an affiliate of the borrower sponsor, Brookfield Office Properties Inc.)

The non-recourse carveout guarantors are BOP NYC OP LLC and Swig Investment Company, LLC. The full recourse obligations of the non-recourse carveout guarantors for bankruptcy related events are capped at 15% of the outstanding principal balance of the Grace Building Whole Loan.

BOP NYC OP LLC is a subsidiary of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. (NYSE: BAM) (“Brookfield Asset Management”). Brookfield Asset Management was founded in 1899 and is a global asset manager with a reported approximately $550 billion of assets under management, concentrated in property, infrastructure, renewable power, private equity and credit. Brookfield Asset Management has approximately 150,000 employees in over 100 offices in 30 different countries and is one of the largest real estate fund managers in the world. Brookfield Property Partners L.P. is a large global real estate company, with approximately $86 billion in total assets. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, self-storage, triple-net lease, manufactured housing and student housing assets.

Swig Investment Company, LLC is a San Francisco-based private real estate investment company with an 80-year history of development, ownership and management of commercial real estate properties in major markets throughout the United States. The company’s diversified portfolio includes over 9 million SF of office buildings in markets such as New York, San Francisco, and Southern California.

The Property. The Grace Building Property is a 1.56 million SF, LEED Gold office tower located at Sixth Avenue and 42nd Street in Midtown Manhattan across from Bryant Park. The Grace Building Property was developed in 1974 by Swig Investment Company, LLC and designed by award-winning architect Skidmore, Owings & Merrill-partner Gordon Bunshaft. A notable aesthetic feature of the building is the concave vertical slopes of its north and south façades which are similar to the Solow Building at 9 West 57th Street, another Bunshaft creation. The Grace Building Property offers wide-open floor plates with walls of glass offering views of Bryant Park, the Hudson River and the city skyline. The Grace Building Property also includes a 188-space underground parking garage.

The Grace Building Property was 94.8% leased as of October 19, 2020 to a granular rent roll of over 35 tenants in a wide range of industries. Major tenants at the Grace Building Property include Bank of America, N.A., The Trade Desk and Israel Discount Bank. In addition to the office space, there is 30,877 SF (2.0% of NRA) of retail space, which is 95.0% occupied by two fine dining restaurants, STK and Gabriel Kruether, and two quick service restaurants, Sweetgreen and Joe & The Juice.

The Grace Building Property has maintained high occupancy levels with a 20-year physical occupancy average of approximately 94%. The Grace Building Property experienced significant tenant turnover from 2016-2018, as four of the five largest tenants, including HBO (Time Warner Inc.) and Cooley LLP (a large law firm), were replaced by other tenants on long-term leases. As a result of such replacement leases, the Grace Building Property has been able to stabilize at approximately 95% occupancy, in-line with its historical average.

A-3-63

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

The Grace Building Property has seen leasing momentum over the last five years, with over 950,000 SF of new and renewed leases having been signed at the Grace Building Property since 2016. As a result, less than 16.0% of tenants by NRA will have leases that expire in the next five years. Recent leasing activity includes 95,580 SF leased to The Trade Desk, 127,425 SF of expansion space leased to Bank of America, N.A., and 41,957 SF of renewal and expansion space leased to iStar Financial.

Major Tenants.

Bank of America, N.A. (155,270 SF, 10.0% of NRA, 9.0% of underwritten rent). Bank of America, N.A. (Moody’s/S&P/Fitch: A2/A-/A+) (NYSE: BAC) (“BANA”) is a multinational investment bank and financial services holding company headquartered in Charlotte, North Carolina, with central hubs in New York City, London, Hong Kong, Dallas and Toronto. BANA has expanded its footprint around Bryant Park with its New York headquarters at One Bryant Park and a recent expansion into 1100 Avenue of the Americas. BANA currently leases 155,270 SF of combined space on the 5th, 6th and 7th floors of the Grace Building Property, together with the building pavilion premises located on and beneath the plaza area of the 43rd Street side of the building through May 31, 2042. BANA has the option to renew its lease for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e. such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed. The lease does not provide any termination options.

BANA’s annual base rent for the 5th, 6th and 7th floors is currently $79.00 PSF and its annual base rent for the pavilion premises is currently $92.50 PSF.

BANA is currently in a free rent period, with a rent commencement date of February 1, 2021 for the 5th, 6th and 7th floors, and April 1, 2021 for the pavilion premises. All free rent, in the amount of $1,884,169, was fully reserved at loan closing. BANA is entitled to $8,840,109 for tenant improvements from the landlord, which amount was fully reserved at loan closing (see “Escrows and Reserves”).

The Trade Desk (154,558 SF, 9.9% of NRA, 14.4% of underwritten rent). The Trade Desk (Nasdaq: TTD) (“Trade Desk”) is a global technology company that markets a software platform used by digital advertising buyers to purchase data-driven digital advertising campaigns across various advertising formats and devices. Trade Desk currently has over 1,300 employees and a reported market capitalization of approximately $26.48 billion. Trade Desk currently leases a total of 154,558 SF on the 26th, 27th, 46th, 47th and 48th floors through August, 31 2030. The commencement date with respect to the 26th and 27th floors will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date Trade Desk first takes possession of the space. Trade Desk has one five-year renewal option so long as Trade Desk is not in default or in bankruptcy and Trade Desk and its affiliates physically occupy at least 79% of the space.

Trade Desk’s annual base rent for the 46th, 47th and 48th floors is $139.00 PSF from August 10, 2020 through August 31, 2025, and then $148.00 PSF from September 1, 2025 through August 31, 2030. Trade Desk’s annual base rent for the 26th and 27th floors is $118.00 initially, and then $128.00 PSF after the fifth anniversary of the lease commencement date through August 31, 2030.

Trade Desk is currently in a free rent period through September 30, 2021. All free rent, in the amount of $5,799,503, was fully reserved at loan closing. Trade Desk is entitled to $7,770,283 for tenant improvements and leasing costs from the landlord, which amount was fully reserved at loan closing (see “Escrows and Reserves”).

Trade Desk has the right to terminate the lease solely as to the 26th and 27th floors if the commencement date does not occur by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate). In addition, so long as Trade Desk is not in bankruptcy and no default is continuing, Trade Desk has a one-time right to terminate the lease with respect to one or both of the 26th and 27th floors, effective as of the last day of the month in which the seventh anniversary of the commencement date occurs. If Trade Desk has elected to terminate both the 26th and 27th floors, Trade Desk will owe $6,700,000 as a termination payment. If Trade Desk has elected to terminate one floor, Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which Trade Desk sends a notice to effectuate such termination.

Israel Discount Bank (142,533 SF, 9.2% of NRA, 5.5% of underwritten rent). Israel Discount Bank of New York (S&P: BBB+) (“IDB”) is an American multinational private bank, commercial bank and financial services company headquartered in New York City with locations in the United States, Latin America and Israel. Chartered by the State of New York and a member of the Federal Deposit Insurance Corporation, IDB reported $9.23 billion in total assets in 2018. IDB currently leases 142,533 SF of combined space on the ground, 2nd, 8th, 9th and 10th floors through December 31, 2040. IDB’s commencement date is the earlier to occur of: (i) the date of substantial completion of the work to be performed by the Grace Building Borrower, but in no event earlier than January 1, 2021; and (ii) the date IBD first takes possession of the space. IDB has two five-year renewal options, with 21 months’ prior written notice, provided that IDB has not subleased more than 20% of its leased premises and IDB is leasing at least two full floors on the date it exercises the renewal option.

IDB’s annual base rent for the ground floor is $317.08 PSF, which steps to $352.08 PSF, $392.08 PSF and $442.08 PSF every five years. IDB’s annual base rent for the 2nd, 8th, 9th and 10th floors is $51.08 PSF, which steps to $58.08 PSF, $65.08 PSF and $72.08 PSF every five years.

IDB is currently in a free rent period, with an anticipated rent commencement date of January 1, 2021 and an anticipated commencement date for payment of operating expenses and real estate taxes of January 1, 2022. All free rent, in the amount of $5,546,495, was fully reserved at loan closing. IDB is entitled to $15,906,051 for tenant improvements and leasing commissions, which amount was fully reserved at loan closing (see “Escrows and Reserves”).

Subject to certain conditions set forth in the lease, IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

Bain & Company, Inc. (121,262 SF, 7.8% of NRA, 9.2% of underwritten rent). Bain & Company, Inc. (“Bain”) is an American global management consulting firm headquartered in Boston, Massachusetts. The firm provides advisory services to many large businesses, non-profit organizations and governments. Bain has 59 offices in 37 countries and more than 12,000 employees. Bain leases a portion of the 41st floor and the entire 42nd, 43rd and 44th floors

A-3-64

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

through February 28, 2030. Bain has two five-year renewal options, with 18 months’ prior written notice; provided that Bain is not in default and is physically occupying at least the lesser of (x) two full floors of the building and (y) 66.66% of its space. The lease does not provide any termination options.

Bain’s annual base rent for the 41st floor will be $133.00 PSF commencing on January 1, 2021, increasing to $143.00 PSF on January 1, 2026. The annual base rent for the 42nd through 44th floors is currently $99.50 PSF, increasing to $106.00 PSF on March 1, 2025. Bain is currently in a free rent period through December 2020. All free rent, in the amount of $284,554, was fully reserved at loan closing. Bain is entitled to $2,439,030 for tenant improvements related to its 41st floor expansion, which amount was fully reserved at loan closing (see “Escrows and Reserves”).

The following table presents certain information relating to the major tenants at the Grace Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Office Tenants
Bank of America, N.A.	A2/A-/A+	155,270	10.0%	$12,642,238	9.0%	$81.42	5/31/2042	(4)	N
The Trade Desk	NR/NR/NR	154,558	9.9%	$20,245,024	14.4%	$130.99	8/31/2030	1x5 yr	Y(5)
Israel Discount Bank	NR/BBB+/NR	142,533	9.2%	$7,727,200	5.5%	$54.21	12/31/2040	2x5 yr	Y(6)
Bain & Company, Inc.	NR/NR/NR	121,262	7.8%	$12,925,648	9.2%	$106.59	2/28/2030	2x5 yr	N
Insight Venture Management LLC	NR/NR/NR	93,998	6.0%	$9,652,225	6.9%	$102.69	2/28/2030	1x5 yr	N
Subtotal/Wtd. Avg.		667,621	42.9%	$63,192,334	45.0%	$94.65

Other Office and Storage		779,378	50.1%	$73,217,128	52.1%	$93.94
Retail		29,338	1.9%	$4,041,048	2.9%	$137.74
Vacant Office and Storage		79,096	5.1%	$0	0.0%	$0.00
Vacant Retail		1,539	0.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,556,972	100.0%	$140,450,510	100.0%	$95.13(7)

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	As of the loan origination date, Bank of America, N.A., The Trade Desk, Bain & Company, Inc. and Insight Venture Management LLC are entitled to a total of $12,022,739 of free rent, which was fully reserved by the lender.
(4)	BANA has the option to renew its term for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e. such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed.
(5)	The Trade Desk has the right to terminate the lease solely as to the 26th and 27th floors effective as of the last day of the month in which the 7th anniversary of the commencement date occurs and with the payment of a termination fee.
(6)	Israel Discount Bank has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with fifteen months’ prior written notice.
(7)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

A-3-65

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at the Grace Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	5,497	$75.00	0.4%	0.4%	$412,275	0.3%	0.3%
2022	1	600	$0.00	0.0%	0.4%	$0	0.0%	0.3%
2023	5	55,694	$71.66	3.6%	4.0%	$3,991,172	2.8%	3.1%
2024	10	143,459	$99.34	9.2%	13.2%	$14,251,502	10.1%	13.3%
2025	3	31,907	$118.01	2.0%	15.2%	$3,765,480	2.7%	16.0%
2026	9	121,137	$102.21	7.8%	23.0%	$12,381,404	8.8%	24.8%
2027	3	47,753	$85.66	3.1%	26.1%	$4,090,693	2.9%	27.7%
2028	4	97,651	$81.05	6.3%	32.4%	$7,914,676	5.6%	33.3%
2029	3	21,740	$101.28	1.4%	33.7%	$2,201,776	1.6%	34.9%
2030	24	459,310	$113.21	29.5%	63.2%	$51,997,764	37.0%	71.9%
2031 & Beyond	25	491,589	$80.24	31.6%	94.8%	$39,443,769	28.1%	100.0%
Vacant	0	80,635	$0.00	5.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	88	1,556,972	$95.13(3)	100.0%		$140,450,510	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes Vacant Space.

COVID-19 Update. The first debt service payment on the Grace Building Whole Loan is due in January 2021 and, as of December 2, 2020, the Grace Building Whole Loan is not subject to any forbearance, modification or debt service relief request. The Grace Building Property is open and operating, with 98.0% of tenants by occupied NRA and 97.1% of tenants by underwritten base rent having paid their full November 2020 rent payments. Four retail tenants (2.0% of NRA, 2.9% of underwritten rent) have not made rent payments for the last few months. The Grace Building Borrower is in the process of negotiating rent deferrals with such retail tenants, with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The Grace Building Borrower is in the process of replacing the current parking operator and plans to employ a new operator under a management agreement. The Grace Building Borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls (see “Escrows and Reserves”).

The Market. The Grace Building Property is located on the north side of Bryant Park at the corner of 42nd Street and 6th Avenue in the Sixth Avenue/Rockefeller Center submarket of the Midtown Manhattan office market. The Grace Building Property offers commuters access to multiple major mass transit stations in Manhattan, connecting to points across the tristate area. The 1-2-3, N-R-Q-W, 7 and B-D-F-M subway lines all stop within a block of the Grace Building Property, providing access to commuters coming from Penn Station, the Upper West Side, and Queens. The S subway line provides a quick cross-town connection to Grand Central Station and the 4, 5, 6 subway line. Additionally, the Grace Building Property is three blocks from the Port Authority Bus terminal at 8th Avenue and 42nd Street.

The Sixth Avenue/Rockefeller Center area has recently experienced the signing of sizable new leases. Per a third-party market research report, in the second quarter of 2020, a large technology company signed a 232,000-SF lease at 151 West 42nd Street that was the largest new lease signed in the quarter. Other recent lease executions include Colliers relocating to the Grace Building Property for approximately 59,000 SF and TripleMint leasing 31,000 SF at 1500 Broadway. Following a wave of move-outs earlier in the annual cycle, relocations into the Sixth Avenue/Rockefeller Center submarket have pushed vacancies downward in recent years to around 4.4% at the end of the second quarter of 2020.

According to the appraisal, as of the second quarter of 2020, the Sixth Avenue/Rockefeller Center Class A office submarket had a vacancy rate of 4.4% and market rents of $87.02 PSF. The average in-place office rent at the Grace Building Property is currently approximately $94 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Grace Building Property:

Market Rent Summary
	Office Floor 2-12	Office Floor 14-19	Office Floor 20-25	Office Floor 26-37	Office Floor 38-41	Office Floor 42-48
Market Rent (PSF)	$85.00	$90.00	$100.00	$115.00	$125.00	$140.00
Lease Term (Years)	15	15	15	15	15	15
Rent Concession (New/Renewal) (Months)	14 / 7	14 / 7	14 / 7	14 / 7	14 / 7	14 / 7
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years
A-3-66

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

The following table presents Class A office buildings which are direct competitors to the Grace Building Property:

Comparable Office Properties
Property Name/Location	Construction Status	Occupancy	Size	Year Built/Completed	Office Rents Asking	Office Rents Taking
Grace Building Property(1) New York, NY	Completed	94.8%	1,556,972	1974 / 2014	$95.13	N/A
One Bryant Park New York, NY	Completed	100.0%	2,354,000	2009	N/A	N/A
Three Bryant Park New York, NY	Completed	96.8%	1,484,325	1972 / 2008	$95.00	$115.00
Seven Bryant Park New York, NY	Completed	97.9%	473,672	2015	$120.00	$150.00
1100 Avenue of the Americas New York, NY	Under Construction	90.4%	373,016	1906 / 2021	N/A	N/A
660 Fifth Avenue New York, NY	Under Construction	66.0%	1,436,839	1958 / 2021	$90.00	$150.00
1 Vanderbilt New York, NY	Completed	65.0%	1,732,955	2020	$125.00	$200.00
1 Manhattan West New York, NY	Completed	86.0%	2,100,000	2019	$115.00	$135.00
2 Manhattan West New York, NY	Under Construction	25.3%	1,900,000	2022	$90.00	$150.00
50 Hudson Yards New York, NY	Under Construction	30.0%	2,900,000	2022	$110.00	$200.00
55 Hudson Yards New York, NY	Completed	98.0%	1,434,038	2019	$105.00	$135.00
4 Times Square New York, NY	Completed	94.1%	1,800,000	1999 / 2018	$80.00	$100.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

The following table presents comparable office sales to the Grace Building Property:

Comparable Sales Summary
Property Name/Location	Rentable Area	Occupancy	Sale Date	Price	Price PSF	Cap Rate
Grace Building Property(1) New York, NY	1,556,972	95%	N/A	N/A	N/A	N/A
One Madison Avenue New York, NY	1,392,565	0%	Contract	$2,300,000,000	$1,652	4.30%
1633 Broadway New York, NY	2,561,512	98%	May-20	$2,400,000,000	$937	4.38%
330 Madison Avenue New York, NY	854,664	96%	Feb-20	$900,000,000	$1,053	4.67%
55 Hudson Yards New York, NY	1,431,155	94%	Jan-20	$2,500,000,000	$1,747	4.16%
150 East 42nd Street New York, NY	1,698,603	97%	Oct-19	$1,300,000,000	$765	4.05%
30 Hudson Yards New York, NY	1,463,234	100%	Apr-19	$2,155,000,000	$1,473	4.96%
640 Fifth Avenue New York, NY	315,886	100%	Apr-19	$975,000,000	$3,087	4.68%
3 Columbus Circle New York, NY	753,405	100%	Nov-18	$1,035,000,000	$1,374	3.98%

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

A-3-67

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Grace Building Property:

Cash Flow Analysis(1)
	2017	2018	2019	9/30/2020 TTM	UW(2)(3)(4)(5)	UW PSF
Base Rental Income	$99,833,553	$107,014,493	$91,119,452	$87,976,996	$140,450,510	$90.21
Expense Reimbursements	$10,212,232	$12,529,407	$8,566,979	$6,267,900	$12,766,325	$8.20
Straight-Lined Rent	$0	$0	$0	$0	$1,439,207	$0.92
Vacancy	$0	$0	$0	$0	$7,464,675	$4.79
Gross Potential Income	$110,045,785	$119,543,900	$99,686,431	$94,244,896	$162,120,717	$104.13
Other Income	$3,209,878	$3,195,652	$3,230,812	$2,759,133	$2,956,947	$1.90
Vacancy	$0	$0	$0	$0	($7,464,675)	($4.79)
Effective Gross Income	$113,255,664	$122,739,552	$102,917,243	$97,004,029	$157,612,989	$101.23

Taxes	$25,496,191	$27,159,739	$29,139,042	$30,649,698	$31,927,579	$20.51
Insurance	$1,019,973	$1,226,645	$1,134,711	$1,220,279	$1,455,626	$0.93
Other Operating Expenses	$19,579,826	$21,146,504	$20,105,297	$18,861,512	$19,936,067	$12.80
Total Operating Expenses	$46,095,990	$49,532,888	$50,379,050	$50,731,490	$53,319,272	$34.25

Net Operating Income	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$104,293,717	$66.98
TI/LC	$0	$0	$0	$0	$1,556,972	$1.00
CapEx	$0	$0	$0	$0	$389,243	$0.25
Net Cash Flow	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$102,347,502	$65.73

Occupancy%	94.7%	97.6%	91.0%	94.8%(6)	95.4%
NOI DSCR (7)	2.79x	3.04x	2.18x	1.92x	4.33x
NCF DSCR(7)	2.79x	3.04x	2.18x	1.92x	4.25x
NOI Debt Yield(7)	7.6%	8.3%	5.9%	5.2%	11.8%
NCF Debt Yield(7)	7.6%	8.3%	5.9%	5.2%	11.6%

(1)	The recent volatility in cash flow at the Grace Building Property is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 SF of space. The cash flow declines in 2019 and 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) have been reserved at loan closing.
(2)	UW Base Rental Income includes contractual rent steps of $4,566,719 underwritten for various tenants through December 31, 2021.
(3)	Straight-Lined Rent represents the straight line credit for investment grade tenants and tenants identified by a legal industry publication as among the 100 largest law firms through the lesser of the lease or loan term.
(4)	UW Vacancy represents an underwritten economic vacancy of 4.6%. The Grace Building Property is 94.8% occupied as of October 19, 2020.
(5)	Other Income consists of directly billed utilities and $1,608,941 of parking income. 1114 Sixth Parking LLC is the current tenant under a parking garage lease. The tenant has not paid the required monthly rental payments for several months and an event of default is continuing under its lease. The Grace Building Borrower is actively pursuing the termination of the lease and replacement arrangement with a new parking manager. At loan closing, the Grace Building Borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls.
(6)	Based on underwritten rent roll dated October 19, 2020.
(7)	Debt service coverage ratios and debt yields are based on the Grace Building Senior Loan and exclude the Grace Building Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – During a Trigger Period (as defined below), the Grace Building Borrower is required to deposit monthly 1/12 of the annual estimated real estate taxes.

Insurance – During a Trigger Period, the Grace Building Borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums (unless the Grace Building Property is covered by a blanket policy).

Replacement Reserve – During a Trigger Period, the Grace Building Borrower is required to deposit monthly $25,950 ($0.20 PSF per annum) for capital expenditures.

TI/LC Reserve – The Grace Building Borrower deposited with the lender $56,172,399 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants. During a Trigger Period, the Grace Building Borrower is required to deposit monthly $194,622 ($1.50 PSF per annum) for tenant improvements and leasing commissions.

Free Rent Reserve - The Grace Building Borrower deposited with the lender $25,964,570 for free rent owed to various tenants through June 2022 to be applied on each monthly payment date to simulate the payment of tenant rent.

Lobby/Elevator Work Reserve - The Grace Building Borrower deposited with the lender $5,970,240 for certain construction and improvement work related to the lobby and elevator cabs and systems.

Parking Rent Shortfall Reserve - The Grace Building Borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls from the loan origination date through November 2021, 1/12th of which reserve will be deposited into the lockbox account on each monthly payment for such period.

A-3-68

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1114 Avenue of the Americas	Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		UW NCF DSCR:	4.25x
		UW NOI Debt Yield:	11.8%

A “Trigger Period” will exist:

(i)	beginning upon the occurrence of an event of default under the Grace Building Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and ending when the event of default has been cured; or
(ii)	beginning when the debt yield (including any mezzanine loan) (tested each fiscal quarter) is less than 6.00% for any two consecutive fiscal quarters, and ending when (x) the debt yield (including any mezzanine loan) (tested each fiscal quarter) is at least 6.00% for any two consecutive fiscal quarters or (y) the Grace Building Borrower has delivered cash or a letter of credit (the “Low Cash Flow Period Threshold Collateral”) in an amount which, when applied to the outstanding principal balance of the Grace Building Whole Loan (plus any mezzanine loan) would be sufficient to meet the debt yield requirement of 6.00%.

Lockbox and Cash Management. The Grace Building Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the Grace Building Property are required to be deposited into the lockbox account directly by the tenants and any funds received by the Grace Building Borrower and property manager within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to the Grace Building Borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the Grace Building Whole Loan documents, with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to the Grace Building Borrower for (unless already paid) debt service due under the Grace Building Whole Loan or any mezzanine loan, shortfalls in the required reserve accounts, deposit of the Low Cash Flow Period Threshold Collateral, emergency and life safety expenses, approved operating expenses, and disbursements to the Grace Building Borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs.

Additional Secured Indebtedness (not including trade debts). The Grace Building Property also secures the Grace Building Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $823,000,000 and the Grace Building Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $367,000,000. The Grace Building Non-Serviced Pari Passu Companion Loans and the Grace Building Subordinate Companion Loan accrue interest at the same rate as the Grace Building Mortgage Loan. The Grace Building Mortgage Loan and the Grace Building Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Grace Building Subordinate Companion Loan. The holders of the Grace Building Mortgage Loan, the Grace Building Non-Serviced Pari Passu Companion Loans and the Grace Building Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grace Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Grace Building Pari Passu-A/B Whole Loan”.

Subordinate Note Summary
B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI Debt Yield	Whole Loan Cut-off Date LTV
Grace Building Subordinate Companion Loan	$367,000,000	2.6921%	120	0	120	3.00x	8.3%	58.1%

Mezzanine Loan and Preferred Equity. An affiliate of the Grace Building Borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the Grace Building Borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Grace Building Whole Loan, results in (a) a loan-to-value ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminous with the Grace Building Whole Loan or is freely prepayable after the maturity date of the Grace Building Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Grace Building Whole Loan.

Release of Property. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance. The Grace Building Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Grace Building Property and business interruption insurance for 36 months (24 months for terrorism) with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the Grace Building Borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism and earthquake components of such property and business income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-69

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

A-3-70

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

A-3-71

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

250 West 57th Street
250 West 57th Street
New York, NY 10107
MANHATTAN
Upper West Side
Upper East Side
West Side
East Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Sheep Meadow
The Mall and Literary Walk
The Mall
East Green
Tavern On The Green
65th St Traverse
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
West Drive
East Drive
Center Drive
Central Park South
Central Park West
COLUMBUS CIRCLE
59TH ST/ COLUMBUS CIRCLE
Time Warner Center/ Shops at Columbus Ctr.
Museum of Arts & Design
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Park Lane Hotel
Grand Army Plaza
5TH AVE/ 59TH ST
9 West 57th
Louis Vuitton
One57
Carnegie Hall
57TH ST
Viceroy Central Park
Hotel The Watson
CBS News
Juilliard School
Walter Reade Theater
66TH ST/ BROADWAY
American Folk Art Mus.
Avery Fisher Hall
Metropolitan Opera House
Damrosch Park
David H. Koch Theater
Fordham Univ. School of Law
Quinn Library
Leon Lowenstein Center
NYIT Auditorium on Broadway
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Temple Emanu-El
Lubin House- Syracuse Univ.
Alvin Ailey American Dance Theater
The Moderne Hotel
Hilton Garden Inn Central Park South
Park Central Hotel NY
Wellington Hotel
The London NYC
Warwick New York
The Peninsula
Ed Sullivan Theater
7TH AVE/ 53RD ST
New York Hilton Midtown
Museum of Modern Art
Baccarat
666 Fifth Avenue
5TH AVE/ 53RD ST
Broadway Theater
Sheraton NY Times Sq.
Hampton Inn Manhattan-Times Sq North
UBS
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
50TH ST
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Ambassador Theatre
Barclays
Exxon Building
ROCKEFELLER CENTER
Eugene O'Neill Theater
Crowne Plaza Times Sq.
Carolines on Broadway
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
ROCKEFELLER CTR.
Longacre Theatre
49TH ST
Morgan Stanley Global HQ
News Corp. Building
DoubleTree Hilton NY-Times Sq.
Kimpton Muse Hotel
Richard Rogers Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Imperial Theatre
TIMES SQUARE
Jacobs Theatre
Viacom Intl.
Millennium
Belasco Theatre
Majestic Theatre
Paramount Building
Casablanca Hotel
Broadway
Amsterdam Ave.
Columbus Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
E. 69th St.
E. 68th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
QUEENS
Astoria
Long Island City
West Side
East Side
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
East River
Greenwich Village
Williamsburg
Hoboken
Hudson River
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

A-3-72

Mortgage Loan No. 7 – 250 West 57th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10107
Original Balance(1):	$55,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1921/2017-2020
Borrower Sponsor:	Empire State Realty OP, L.P.			Size:	543,743 SF
Guarantor:	Empire State Realty OP, L.P.			Cut-off Date Balance PSF(1):	$331
Mortgage Rate:	2.8290%			Maturity Date Balance PSF(1):	$331
Note Date:	11/12/2020			Property Manager:	ESRT Management, L.L.C.
First Payment Date:	1/1/2021				(borrower-related)
Maturity Date:	12/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information(5)(6)
IO Period:	120 months			UW NOI:	$19,890,581
Seasoning:	0 months			UW NOI Debt Yield(1):	11.1%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	11.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.49x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$19,265,309 (6/30/2020 TTM)
Additional Debt Balance(1)(3):	$125,000,000			2nd Most Recent NOI:	$18,978,463 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$19,146,149 (12/31/2018)
Reserves(4)				Most Recent Occupancy:	79.8% (10/29/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	75.7% (12/31/2019)
RE Taxes:	$3,841,605	$768,321	N/A	3rd Most Recent Occupancy:	82.8% (12/31/2018)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$330,000,000 (11/1/2020)
Replacement Reserve:	$0	Springing	N/A	Appraised Value PSF:	$607
TI/LC Reserve:	$859,958	Springing	N/A	Cut-off Date LTV Ratio(1):	54.5%
Free Rent Reserve:	$4,194,083	$0	N/A	Maturity Date LTV Ratio(1):	54.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$180,000,000	100.0%	Return of Equity:	$164,840,700	91.6%
			Reserves:	$8,895,646	4.9%
			Closing Costs:	$6,263,654	3.5%
Total Sources:	$180,000,000	100.0%	Total Uses:	$180,000,000	100.0%

(1)	The 250 West 57th Street Mortgage Loan (as defined below) is a part of the 250 West 57th Street Whole Loan (as defined below) with an original aggregate principal balance of $180,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 250 West 57th Street Whole Loan.

(2)	Defeasance of the 250 West 57th Street Whole Loan is permitted at any time after the earlier of (i) July 1, 2024, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 250 West 57th Street Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2020.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the 250 West 57th Street Whole Loan more severely than assumed in the underwriting of the 250 West 57th Street Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	The borrower has informed the lender that it has applied for an Industrial and Commercial Abatement Program (“ICAP”) tax abatement, which has not yet been received. See “The Property—Tax Abatement” below. Approximately $2,178,571 of ICAP benefits were underwritten. Excluding such ICAP benefits, the UW NCF DSCR would be 3.16x, and the UW NOI Debt Yield and the UW NOI Debt Yield at Maturity would be 10.1%. The Appraised Value assumes that the ICAP is in place and has a net present value of $11,000,000. If such net present value of $11,000,000 was excluded from the Appraised Value of $330,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 56.4%. There can be no assurance of what the actual Appraised Value would be if the ICAP abatement is not obtained.

The Mortgage Loan. The seventh largest mortgage loan (the “250 West 57th Street Mortgage Loan”) is part of a whole loan (the “250 West 57th Street Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $180,000,000 and secured by a first priority fee mortgage encumbering an office property located in New York, New York (the “250 West 57th Street Property”). The non-controlling Note A-2-1, in the original principal amount of $55,000,000, represents the 250 West 57th Street Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The controlling Note A-1, in the original principal amount of $87,000,000, was contributed to the BANK 2020-BNK29 securitization and the non-controlling Notes A-2-2 and A-3, in the aggregate original principal amount of $38,000,000 (together with Note A-1, the “250 West 57th Street Non-Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitizations. The 250 West 57th Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-73

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

250 West 57th Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$87,000,000	$87,000,000	BANK 2020-BNK29	Yes
A-2-1	$55,000,000	$55,000,000	BANK 2020-BNK30	No
A-2-2	$15,000,000	$15,000,000	MSBNA	No
A-3	$23,000,000	$23,000,000	MSBNA	No
Total	$180,000,000	$180,000,000

The Borrower and the Borrower Sponsor. The borrower is ESRT 250 West 57th St., L.L.C. (the “250 West 57th Street Borrower”), a Delaware limited liability company structured with two independent directors. The borrower sponsor and the non-recourse carveout guarantor is Empire State Realty OP, L.P. (“ESRT”). Headquartered in New York, New York, ESRT owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. ESRT’s office and retail portfolio covers 10.1 million rentable SF, including 9.4 million rentable SF in 14 office properties, with nine in Manhattan and the remaining five properties in Fairfield County, Connecticut and Westchester County, New York.

The Property. The 250 West 57th Street Property is a Class B, 26-story office property totaling 543,743 SF, including 67,867 SF of retail space, located in New York City. The 250 West 57th Street Property was built in 1921 and underwent an approximately $28.7 million renovation starting in 2017 and finishing earlier in 2020. The renovation included a new lobby, new retail storefronts, transportation upgrades, the addition of a west terrace, restroom and common area renovations, and new mechanical upgrades throughout. The 250 West 57th Street Borrower anticipates approximately $4.2 million of capital expenditures over the next three years, which include Local Law 11 work, riser pipe replacement and landlord work for the Concord Music space; however, such work is generally not required or reserved for under the 250 West 57th Street Whole Loan documents.

The renovation of the 250 West 57th Street Property included converting multi-tenanted floors into single tenancy floors. The 8th, 10th through 15th, 17th, 19th, 20th and 22nd through 24th floors have been converted to single tenant use. The 250 West 57th Street Borrower intends to convert the 4th, 16th and 21st floors into single tenant spaces, once existing leases on those floors expire. Approximately 282,000 SF of new leases have been signed at the building since 2017. Tenants that have signed leases over the past three years include American Society of Composers, Authors and Publishers (“ASCAP”) (87,943 SF), Concord Music, Inc. (“Concord Music”) (46,329 SF), The Icahn School of Medicine at Mount Sinai (“The Icahn School of Medicine”) (26,104 SF), CookFox Architects, D.P.C. (19,185 SF) and Distinguished Concerts Int’l (17,644 SF), which have long-term leases at the 250 West 57th Street Property.

The 250 West 57th Street Property was 79.8% leased as of October 29, 2020 to 45 tenants. Aside from ASCAP (16.8% of underwritten rent), which is the largest overall tenant at the 250 West 57th Street Property and the largest office tenant, and The TJX Companies, Inc. (“TJ Maxx”) (14.0% of underwritten rent), which is the second largest overall tenant at the 250 West 57th Street Property by underwritten rent and the largest retail tenant, no other tenant accounts for more than 9.2% of underwritten rent or 8.5% of total SF. The 250 West 57th Street Property contains a retail component that comprises 12.5% of the total rentable area and accounts for approximately 28.2% of underwritten rent. The largest retail tenant is TJ Maxx (46,644 SF), which leases the Eighth Avenue corner space. TJ Maxx leases 2,794 SF at grade, 20,000 SF on the 2nd floor, 18,965 SF on the 3rd floor and 4,885 SF in the basement. In 2018, TJ Maxx extended its lease through November 30, 2030 and expanded on the 3rd floor. The retail component has strong credit tenancy, including HSBC Bank, Bank of America, TJ Maxx and Starbucks.

The three largest office tenants are ASCAP (87,943 SF) on the 12th, 13th, 14th and 20th floors, Concord Music (46,329 SF) on the 5th and 6th floors, and Lighthouse Guild International Inc. (37,680 SF) on the 9th and 10th floors. In total, the three largest office tenants represent 31.6% of NRA and 32.6% of underwritten rent.

Tax Abatement. The 250 West 57th Street Borrower has applied for a 10-year Industrial and Commercial Abatement Program (“ICAP”) tax abatement based on the recent renovation of the 250 West 57th Street Property. The 250 West 57th Street Borrower filed a notice with the Department of Finance of the City of New York on April 28, 2020 certifying that all construction at the 250 West 57th Street Property necessary to obtain the partial tax exemption had been completed. The 250 West 57th Street Borrower has represented that it has complied with all of the statutory requirements of the ICAP program, other than providing proof to the Department of Finance of the City of New York that all of the outstanding violations against the 250 West 57th Street Property set forth in the loan documents have been cleared and removed of record. The 250 West 57th Street Borrower anticipates submitting the evidence of clearing and removing of record the outstanding violations to the Department of Finance on or about November 1, 2021 and receiving the final approval for the ICAP tax abatement benefits no later than November 1, 2021. In the event that the 250 West 57th Street Borrower fails to clear each of the existing violations from the public record by November 12, 2021 (subject to extension due to force majeure delays, as defined in the related loan documents, including without limitation pandemic related delays), the 250 West 57th Street Borrower is required to deposit $18,200,000, which will be held as additional collateral for the 250 West 57th Street Whole Loan until the earlier of (i) delivery of a Final Certificate of Eligibility by the New York City Department of Finance evidencing the final approval of the ICAP abatement and (ii) the repayment or defeasance of the 250 West 57th Street Whole Loan.

Once the violations are cleared, the ICAP abatement is expected to commence retroactively in the tax year of 2020/2021 and expire in 2029/2030, providing the 250 West 57th Street Borrower a 100% exemption from any increases in the 250 West 57th Street Property’s real estate taxes for the first five years, then phasing out the exemption by 20% every year thereafter. According to the related appraisal, if the ICAP is obtained it would result in an estimated annual tax savings of $2,178,571, which would then decline following the first five years as described above. We cannot assure you that the ICAP abatement will be obtained.

A-3-74

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

The following table presents certain information relating to the major tenants at the 250 West 57th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Office Tenants
ASCAP	NR/NR/NR	87,943	16.2%	$5,250,340	16.8%	$59.70	8/31/2034	2 x 5-year	N
Concord Music(4)	NR/NR/NR	46,329	8.5%	$2,872,398	9.2%	$62.00	12/10/2035	1 x 5-year	N
Lighthouse Guild International Inc.	NR/NR/NR	37,680	6.9%	$2,082,950	6.7%	$55.28	5/31/2027	1 x 5-year	N
UMG Recordings, Inc.	NR/NR/NR	26,152	4.8%	$1,699,880	5.4%	$65.00	12/31/2028	1 x 5-year	N
The Icahn School of Medicine(5)	A/A2/A-	26,104	4.8%	$1,566,240	5.0%	$60.00	2/29/2028	1 x 5-year	N
Subtotal/Wtd. Avg.		224,208	41.2%	$13,471,808	43.0%	$60.09

Retail Tenants
The TJX Companies, Inc.	NR/A2/A	46,644	8.6%	$4,396,663	14.0%	$94.26	11/30/2030	1 x 5-year	N
Bank of America	A+/A2/A-	4,432	0.8%	$1,461,984	4.7%	$329.87	12/31/2026	1 x 5-year	N
Cingular Wireless	NR/NR/NR	3,805	0.7%	$1,451,874	4.6%	$381.57	8/31/2023	1 x 5-year	N
HSBC	A+/A3/A-	2,864	0.5%	$1,181,400	3.8%	$412.50	10/18/2025	1 x 5-year	N
Subtotal/Wtd. Avg.		57,745	10.6%	$8,491,921	27.1%	$147.06

Other Tenants		151,831	27.9%	$9,330,195	29.8%	$61.45
Vacant Space		109,959	20.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		543,743	100.0%	$31,293,924	100.0%	$72.14

(1)	Information is based on the underwritten rent roll as of October 29, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Concord Music has free rent for eleven months starting in the month in which the commencement date of its lease occurs. At origination, $2,468,189 was reserved in respect of such free rent. Lease commencement is expected to occur once the landlord completes its work, which is expected in December 2020. Gap rent has not been reserved for the period prior to lease commencement. The Concord Music lease provides that the rent commencement date will be extended by one day for each day on and after September 30, 2020 on which the landlord’s work is not substantially complete, and by two days for each day on and after November 30, 2020 on which the landlord’s work is not substantially complete, subject in each case to certain excusable delays under the terms of the lease. The 250 West 57th Street Borrower is required to make additional deposits into the free rent reserve in respect of any such additional rent abatements as described under “Escrows and Reserves” below.

(5)	The Icahn School of Medicine has free rent for each of the following months: March 2021, July 2021, November 2021, March 2022, July 2022, March 2023, July 2023, March 2024, July 2024, March 2025, March 2026 and March 2027. At origination, $1,566,240 was reserved in respect of such free rent.

The following table presents certain information relating to the lease rollover schedule at the 250 West 57th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	0	$0.00	0.0%	0.0%	$1,766	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	9,078	$55.60	1.7%	1.7%	$504,770	1.6%	1.6%
2022	6	16,544	$49.39	3.0%	4.7%	$817,102	2.6%	4.2%
2023	7	22,013	$109.99	4.0%	8.8%	$2,421,172	7.7%	12.0%
2024	3	6,214	$100.74	1.1%	9.9%	$625,999	2.0%	14.0%
2025	5	14,562	$137.03	2.7%	12.6%	$1,995,403	6.4%	20.3%
2026	6	37,059	$91.86	6.8%	19.4%	$3,404,269	10.9%	31.2%
2027	4	37,680	$55.45	6.9%	26.3%	$2,089,316	6.7%	37.9%
2028	4	59,312	$61.49	10.9%	37.2%	$3,647,144	11.7%	49.6%
2029	1	13,577	$64.10	2.5%	39.7%	$870,259	2.8%	52.3%
2030	1	46,644	$94.26	8.6%	48.3%	$4,396,663	14.0%	66.4%
2031 & Beyond	5	171,101	$61.48	31.5%	79.8%	$10,520,061	33.6%	100.0%
Vacant Space	0	109,959	$0.00	20.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	45	543,743	$72.14	100.0%		$31,293,924	100.0%

(1)	Information is based on the underwritten rent roll as of October 29, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	The Total # of Leases Rolling includes six telecom tenants, one broadcast tenant and a management office that have no SF associated with their leases.

(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-75

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

COVID-19 Update. The first debt service payment date for the 250 West 57th Street Whole Loan is January 1, 2021 and, as of December 4, 2020, the 250 West 57th Street Whole Loan is not subject to any forbearance, modification or debt service relief request. As of November 30, 2020, the 250 West 57th Street Borrower has reported that the 250 West 57th Street Property is open and operating, while a few tenants are still closed due to the COVID-19 pandemic, with 91.5% of tenants by occupied NRA and 92.9% of tenants by underwritten base rent having paid their full November 2020 rent payments. As of November 30, 2020, ten tenants (16.2% of NRA and 16.8% of underwritten base rent) at the 250 West 57th Street Property have requested rent relief and five of such tenants (9.4% of NRA and 10.6% of underwritten base rent) have been granted deferrals of rent by the 250 West 57th Street Borrower. Three of the five tenants (6.1% of NRA and 6.6% of underwritten base rent) were granted between 1 and 3 months of deferred rent with repayment over fixed periods. One of the five tenants (3.2% of NRA and 3.9% of underwritten base rent) is in discussions with the 250 West 57th Street Borrower regarding a rent deferral plan. One of the five tenants (0.1% of NRA and 0.1% of underwritten base rent) is paying 25% of its monthly gross sales from April to December 2020 and is required to resume paying fixed rent in January 2021.

The Market. The 250 West 57th Street Property is located in New York, New York on the south side of West 57th Street between Broadway and Eighth Avenue in the West Side office submarket of Midtown Manhattan. The 250 West 57th Street Property is in close proximity to Carnegie Hall, Lincoln Center and Central Park, as well as Columbus Circle. Primary access to the 250 West 57th Street Property is provided by four subway lines at the 57th Street station, one block east, and four additional subway lines at the 59th Street - Columbus Circle subway station, two blocks north. Local arteries include the following streets: Eighth Avenue, Broadway and 57th Street. The 250 West 57th Street Property is also accessible from both the West Side Highway and FDR Drive. These roadways provide access to all regional and interstate roadways. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the West Side office submarket was approximately 10.8%, with average asking rents of $79.57 PSF and inventory of approximately 31.0 million SF. According to the appraisal, as of the third quarter of 2020, the vacancy rate in the Midtown office market was approximately 10.6%, with average asking rents of $82.97 PSF and inventory of approximately 248.4 million SF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 250 West 57th Street Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Years)	Lease Type (Reimbursements)	Rent Increase Projection
Office (Floors 4-10)	$61.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Office (Floors 11-19)	$66.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Office (Floors 20-26)	$71.00	10 (major); 5 (minor)	Modified Gross	10.0% year 5 (major); 5.0% year 4 (minor)
Retail (Inline)	$300.00	10	Modified Gross	3.0% annually
Retail (Corner)	$350.00	10	Modified Gross	3.0% annually
Retail (Floors 2-3)	$75.00	10	Modified Gross	3.0% annually
Retail (Interior)	$50.00	10	Modified Gross	3.0% annually
Retail (Lower Level)	$35.00	10	Modified Gross	3.0% annually
Storage	$35.00	10	Modified Gross	10.0% year 5

The following table presents recent leasing data with respect to comparable office properties with respect to the 250 West 57th Street Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
114 W. 41st Street New York, NY	1915	261,000	Spring Fertility Clinic	31,862	8/1/2020	$70.00	Modified Gross
1501 Broadway New York, NY	1926	508,812	American Academy McAllister Institute	10,500	6/1/2020	$50.00	Modified Gross
1411 Broadway New York, NY	1969	914,000	Screenvision	25,000	4/1/2020	$77.65	Modified Gross
135 West 50th Street New York, NY	1964	687,568	Industrious	36,853	2/1/2020	$52.00	Gross
1330 Avenue of the Americas New York, NY	1965	415,000	Hunt Companies	10,400	2/1/2020	$88.00	Modified Gross
1350 Avenue of the Americas New York, NY	1966	424,000	The Mark Foundation for Cancer Research	4,325	2/1/2020	$86.00	Gross
1411 Broadway New York, NY	1969	914,000	TruMid Financial	12,771	1/1/2020	$76.00	Modified Gross
311 West 43rd Street New York, NY	1905	155,000	Amnesty International	12,208	12/1/2019	$63.00	Modified Gross

Source: Appraisal.

A-3-76

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

The following table presents recent leasing data with respect to comparable retail properties with respect to the 250 West 57th Street Property:

Comparable Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Rent PSF	Lease Type
1796 Broadway New York, NY	1941	387,428	Venchi	801	8/1/2020	$375.00	Modified Gross
973 Eighth Avenue New York, NY	1987	257,885	Dunkin	1,100	3/1/2020	$245.00	Modified Gross
1740 Broadway New York, NY	1950	519,600	Sweetgreen	2,706	2/1/2020	$215.00	Modified Gross
934 Eighth Avenue New York, NY	1930	5,210	Popeyes	1,100	1/1/2020	$225.00	Modified Gross
1695 Broadway New York, NY	1925	16,500	Fle Fle Grill	1,200	11/1/2019	$300.00	Modified Gross
1804 Broadway New York, NY	1941	387,428	Lenscrafters	1,375	9/1/2019	$380.00	Modified Gross
1700 Broadway New York, NY	1968	596,559	Shake Shack	2,009	6/1/2019	$308.00	Modified Gross
871 Eighth Avenue New York, NY	1942	59,701	Just Baked	520	3/1/2019	$415.00	Modified Gross

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the 250 West 57th Street Property:

Cash Flow Analysis(1)
	2017	2018	2019	6/30/2020 TTM	UW(2)(3)(4)	UW PSF
Gross Potential Rent	$26,715,440	$29,685,939	$30,865,279	$30,280,926	$31,747,553	$58.39
Total Recoveries	$2,879,551	$2,644,596	$3,204,234	$3,808,372	$3,724,742	$6.85
Other Income	$156,376	$374,306	$472,969	$692,603	$692,603	$1.27
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$29,751,367	$32,704,841	$34,542,482	$34,781,901	$36,164,898	$66.51

Real Estate Taxes	$5,946,368	$6,338,112	$7,209,415	$7,876,811	$6,391,309	$11.75
Insurance	$269,348	$272,947	$281,778	$289,728	$350,000	$0.64
Other Expenses	$6,646,320	$6,947,633	$8,072,826	$7,350,053	$9,533,008	$17.53
Total Expenses	$12,862,036	$13,558,692	$15,564,019	$15,516,592	$16,274,317	$29.93

Net Operating Income	$16,889,331	$19,146,149	$18,978,463	$19,265,309	$19,890,581	$36.58
CapEx	$0	$0	$0	$0	$114,186	$0.21
TI/LC	$0	$0	$0	$0	$1,764,049	$3.24
Net Cash Flow	$16,889,331	$19,146,149	$18,978,463	$19,265,309	$18,012,345	$33.13

Occupancy %	71.4%	82.8%	75.7%	79.8%(5)	79.8%
NOI DSCR(6)	3.27x	3.71x	3.68x	3.73x	3.85x
NCF DSCR(6)	3.27x	3.71x	3.68x	3.73x	3.49x
NOI Debt Yield(6)	9.4%	10.6%	10.5%	10.7%	11.1%
NCF Debt Yield(6)	9.4%	10.6%	10.5%	10.7%	10.0%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	UW Gross Potential Rent is based on the rent roll as of August 1, 2020, with updates received on October 29, 2020, and includes (i) rent steps of $944,377 through December 31, 2021 and (ii) straight-line rent credit of $453,629 for investment grade tenants.

(3)	UW Real Estate Taxes represent the anticipated 2020/2021 abated taxes. See “The Property—Tax Abatement” section above. We cannot assure you that the abatement will be obtained.

(4)	UW Other Expenses includes a 3% management fee, equal to $1,000,000. The 250 West 57th Street Property is self-managed.

(5)	6/30/2020 TTM Occupancy % is as of October 29, 2020.

(6)	Debt service coverage ratios and debt yields are based on the 250 West 57th Street Whole Loan.

A-3-77

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

Escrows and Reserves.

Real Estate Taxes – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of approximately $3,841,605 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 250 West 57th Street Property (initially $768,321).

Insurance – The 250 West 57th Street Whole Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the 250 West 57th Street Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 250 West 57th Street Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Replacement Reserve – During a Debt Yield Reserve Trigger Period (as defined below), the 250 West 57th Street Whole Loan documents provide for monthly deposits of approximately $9,543 into a reserve for approved capital expenditures, provided that such deposits are not required if such deposits would cause the amount then on deposit in such reserve to exceed $458,058. However, such deposits are required to resume when (i) a Debt Yield Reserve Trigger Period is continuing and (ii) the balance in such reserve is less than $458,058. “Debt Yield Reserve Trigger Period” means a period (a) commencing upon the debt yield being less than 8.5% at the end of any calendar quarter and (b) expiring upon the debt yield being equal to or greater than 8.5% at the end of any calendar quarter.

TI/LC Reserve – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of $859,958 for outstanding unfunded tenant improvements and/or leasing commissions. During a Debt Yield Reserve Trigger Period, the 250 West 57th Street Whole Loan documents provide for monthly deposits of approximately $90,885 for future tenant improvements and leasing commissions, provided that such deposits are not required if such deposits would cause the amount then on deposit in such reserve to exceed $4,362,456. However, such deposits are required to resume when (i) a Debt Yield Reserve Trigger Period is continuing and (ii) the balance in such reserve falls below $4,362,456.

Free Rent Reserve – The 250 West 57th Street Whole Loan documents provide for an upfront reserve of approximately $4,194,083 for future rent credits or abatements granted to three tenants at the 250 West 57th Street Property, including RZO LLC, The Icahn School of Medicine and Concord Music. In addition, in the event that the landlord work for the tenant Concord Music is not completed by November 30, 2020, the 250 West 57th Street Borrower is required, at the lender’s request following the rent commencement date, to deposit the amount of any additional rent abatements due to Concord Music into the free rent reserve.

Lockbox and Cash Management. The 250 West 57th Street Whole Loan is structured with a hard lockbox and in place cash management, provided that the 250 West 57th Street Borrower is required to use commercially reasonable efforts to cause the cash management account to be established within 15 business days of origination and the signature page of the lockbox bank to the lockbox agreement to be delivered within five business days of origination (delivery of such documents is awaiting completion of compliance review by the cash management bank). The 250 West 57th Street Borrower is required to direct each tenant of the 250 West 57th Street Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the 250 West 57th Street Borrower and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. On each business day, all funds in the lockbox account are required to be transferred to a lender-controlled cash management account. Provided no event of default under the 250 West 57th Street Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the 250 West 57th Street Whole Loan, (iii) to make the required monthly deposit, if any, into the replacement reserve as described above under “Escrows and Reserves,” (iv) to make the required monthly deposit, if any, into the Rollover (TI/LC) Funds reserve as described above under “Escrows and Reserves,” (v) during a Cash Sweep Event Period (as defined below), to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (vi) to disburse any remainder in the following order of priority: (a) during a Cash Sweep Event Period, into an excess cash flow subaccount to be held as additional security for the 250 West 57th Street Whole Loan during such Cash Sweep Event Period, and (b) to the extent that no Cash Sweep Event Period is continuing, to the 250 West 57th Street Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 250 West 57th Street Whole Loan documents and ending upon the cure, if applicable, of such event of default; or

(ii)	commencing upon the debt yield on the 250 West 57th Street Whole Loan falling below 6.5% for two consecutive calendar quarters (a “Debt Yield Event”), and ending on the date the debt yield equals or exceeds 6.5% for two consecutive calendar quarters.

The 250 West 57th Street Borrower may cure a Debt Yield Event by depositing with the lender cash or a letter of credit in an amount which, if applied to reduce the outstanding principal balance of the 250 West 57th Street Whole Loan, would cause the debt yield to be equal to or greater than 6.5% for two consecutive calendar quarters, as described above.

Additional Secured Indebtedness (not including trade debts). The 250 West 57th Street Property also secures the 250 West 57th Street Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $125,000,000. The 250 West 57th Street Non-Serviced Pari Passu Companion Loans are entitled to payments of principal and interest on a pro rata and pari passu basis with the 250 West 57th Street Mortgage Loan. The holders of the 250 West 57th Street Mortgage Loan and the 250 West 57th Street Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 250 West 57th Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

A-3-78

Office – CBD	Loan #7	Cut-off Date Balance:	$55,000,000
250 West 57th Street	250 West 57th Street	Cut-off Date LTV:	54.5%
New York, NY 10107		UW NCF DSCR:	3.49x
		UW NOI Debt Yield:	11.1%

Letter of Credit. The 250 West 57th Street Borrower has the right, but not the obligation, to end a Cash Sweep Event Period commenced in connection with a Debt Yield Event by depositing with the lender a letter of credit in an amount which would cause the debt yield to be equal to or greater than 6.5% for two consecutive calendar quarters, as described above.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 250 West 57th Street Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 250 West 57th Street Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-79

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

CVS/pharmacy

CVS Pharmacy - Schaumburg, IL

TRACTOR SUPPLY CO

Tractor Supply - Alexandria, LA

Walmart

Walmart Neighborhood Market - Forest, VA

HOBBY LOBBY

Hobby Lobby - Odessa, TX

NATURAL GROCERS

Natural Grocers - Little Rock, AR

BioLife

BioLife Plasma Services L.P. - Richmond, VA

Dignity Health

Dignity Health - Glendale, AZ

DOLLAR GENERAL

Dollar General - Evansville, IN

1655
BioLife

BioLife Plasma Services L.P. - Avondale, AZ

FRESENIUS MEDICAL CARE

Fresenius Medical Care - Hephzibah, GA

A-3-80

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

WISCONSIN
MILWAUKEE
Brown Deer
Lake Michigan
CHICAGO
Schaumburg
IOWA
ILLINOIS
INDIANA
INDIANAPOLIS
MICHIGAN
OHIO
MISSOURI
ST. LOUIS
LOUISVILLE
CINCINNATI
Evansville
KENTUCKY

MICHIGAN
TORONTO
Lake Ontario
ONTARIO
NEW YORK
DETROIT
Lake Erie
CLEVELAND
New Castle
PENNSYLVANIA
PITTSBURGH
COLUMBUS
PHILA.
BALTIMORE
WASH., DC
WEST VIRGINIA
KENTUCKY
Forest
RICHMOND
VIRGINIA
NORTH CAROLINA

MARICOPA COUNTY
WHITE TANK MOUNTAINS
Surprise
Peoria
Glendale
PHOENIX
Goodyear
Avondale
Tolleson
Buckeye
SOUTH MOUNTAINS

ExchangeRight Net Leased Portfolio #41			
1 Dignity Health - Glendale, AZ	Glendale, AZ	10 Tractor Supply - Toughkenamon, PA	Toughkenamon, PA
2 Walmart Neighborhood Market - Mobile, AL	Mobile, AL	11 Walgreens - Harker Heights, TX	Harker Heights, TX
3 Walmart Neighborhood Market - Forest, VA	Forest, VA	12 Fresenius Medical Care - Hephzibah, GA	Hephzibah, GA
4 BioLife Plasma Services L.P. - Avondale, AZ	Avondale, AZ	13 Tractor Supply - Alexandria, LA	Alexandria, LA
5 BioLife Plasma Services L.P. - Richmond, VA	Richmond, VA	14 Dollar Tree - Brown Deer, WI	Brown Deer, WI
6 Natural Grocers - Little Rock, AR	Little Rock, AR	15 Dollar General - Odessa, TX	Odessa, TX
7 Walgreens - Columbus, OH	Columbus, OH	16 Dollar General - New Castle, PA	New Castle, PA
8 CVS Pharmacy - Schaumburg, IL	Schaumburg, IL	17 Dollar General - Evansville, IN	Evansville, IN
9 Hobby Lobby - Odessa, TX	Odessa, TX	18 Dollar General - Harlingen, TX	Harlingen, TX

COLO.
KANSAS
OKLAHOMA CITY
OKLAHOMA
NEW MEXICO
ALBUQUERQUE
DALLAS
FT. WORTH
TEXAS
Midland
Odessa
Harker Heights
AUSTIN
SAN ANTONIO
HOUSTON
MEXICO
Harlingen
Gulf of Mexico

NASHVILLE
ARKANSAS
Little Rock
MEMPHIS
TENNESSEE
MISSISSIPPI
ALABAMA
BIRMINGHAM
ATLANTA
Hephzibah
GEORGIA
Alexandria
Mobile
LOUISIANA
NEW ORLEANS
FLORIDA
Gulf of Mexico

A-3-81

Mortgage Loan No. 8 – ExchangeRight Net Leased Portfolio #41

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location(5):	Various
Original Balance(1):	$40,000,000			General Property Type(5):	Various
Cut-off Date Balance(1):	$40,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various / Various
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Size:	332,181 SF
Guarantors:	Warren Thomas; David Fisher; Joshua			Cut-off Date Balance PSF(1):	$200
	Ungerecht; ExchangeRight Real Estate,			Maturity Date Balance PSF(1):	$200
	LLC			Property Manager:	NLP Management, LLC (borrower-
Mortgage Rate:	3.2050%				related)
Note Date:	11/24/2020
First Payment Date:	1/1/2021
Maturity Date:	12/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(6)
Seasoning:	0 months			UW NOI:	$5,819,027
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI Debt Yield(1):	8.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.8%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.60x
Additional Debt Balance(1)(3):	$26,338,000			Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(7):	N/A
Reserves(4)				3rd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (12/1/2020)
RE Taxes:	$190,224	Springing	N/A	2nd Most Recent Occupancy(7):	N/A
Insurance:	$440	$220	N/A	3rd Most Recent Occupancy(7):	N/A
Replacement Reserve:	$0	$2,860	N/A	Appraised Value (as of)(8):	$108,140,000 (Various)
Deferred Maintenance:	$34,460	$0	N/A	Appraised Value PSF:	$326
TI/LC Reserve:	$500,000	Springing	N/A	Cut-off Date LTV Ratio(1):	61.3%
Environmental Escrow:	$28,836	Springing	N/A	Maturity Date LTV Ratio(1):	61.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$66,338,000	61.0%	Purchase Price:	$106,997,444	98.3%
Borrower Equity:	$42,489,253	39.0%	Closing Costs:	$1,075,849	1.0%
			Reserves:	$753,960	0.7%
Total Sources:	$108,827,253	100.0%	Total Uses:	$108,827,253	100.0%

(1)	The ExchangeRight Net Leased Portfolio #41 Mortgage Loan (as defined below) is a part of the ExchangeRight Net Leased Portfolio #41 Whole Loan (as defined below) with an original aggregate principal balance of $66,338,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the ExchangeRight Net Leased Portfolio #41 Whole Loan.

(2)	Defeasance of the ExchangeRight Net Leased Portfolio #41 Whole Loan is permitted at any time after the earlier of (i) November 24, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the ExchangeRight Net Leased Portfolio #41 Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in December 2020.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

(5)	See “The Properties” section below.

(6)	The novel coronavirus pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #41 Whole Loan more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #41 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(7)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between January 30, 2019 and October 30, 2020.

(8)	The appraisals are dated as of October 17, 2020 through October 26, 2020

The Mortgage Loan. The eighth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #41 Mortgage Loan”) is part of a whole loan (the “ExchangeRight Net Leased Portfolio #41 Whole Loan”) evidenced by two promissory notes in the aggregate original principal amount of $66,338,000 and secured by the fee interests in 18 net leased, single-tenant retail and medical office properties located in twelve states (the “ExchangeRight Properties”).The controlling Note A-1, in the original principal amount of $40,000,000, represents the ExchangeRight Net Leased Portfolio #41 Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The non-controlling Note A-2 in the original principal amount of $26,338,000 (the “ExchangeRight Net Leased Portfolio #41 Serviced Pari Passu Companion Loan”), is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The ExchangeRight Net Leased Portfolio #41 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-82

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

ExchangeRight Net Leased Portfolio #41 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BANK 2020-BNK30	Yes
A-2	$26,338,000	$26,338,000	MSBNA	No
Total	$66,338,000	$66,338,000

The Borrower and the Borrower Sponsor. The borrower for the ExchangeRight Net Leased Portfolio #41 Whole Loan is ExchangeRight Net Leased Portfolio 41 DST (the “ExchangeRight Net Leased Portfolio #41 Borrower”), a Delaware statutory trust. The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 14 million SF of commercial properties under management and owns more than 700 investment-grade retail and Class B multifamily properties located in 38 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #41 Whole Loan.

The ExchangeRight Net Leased Portfolio #41 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #41 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #41 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #41 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the Exchange Right Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #41 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #41 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #41 Whole Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #41 Whole Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #41 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #41 Whole Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #41 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #41 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #41 Whole Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #41 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #41 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #41 Whole Loan is not delivered to the lender.

At any time after November 24, 2021, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #41 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the ExchangeRight Net Leased Portfolio #41 Borrower with such Approved Transferee; provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #41 Borrower and ExchangeRight Net Leased Portfolio #41 Master Tenant, (iii) the Approved Transferee executes a full payment guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the delivery of a REMIC opinion, a non-consolidation opinion and other opinions required by the lender and (v) the receipt of confirmation from each rating agency that such transfer and guarantor replacement will not result in a downgrade of the respective ratings assigned to the BANK 2020-BNK30 certificates (such a transfer and replacement, a “Qualified Transfer”). A Cash Management Period (as defined below) will be triggered if a Qualified Transfer does not occur by December 1, 2027 (36 months prior to the maturity date of the ExchangeRight Net Leased Portfolio #41 Whole Loan). See “Lockbox and Cash Management” below.

“Approved Transferee” means (A) a depository institution that satisfies certain ratings criteria and is wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not crowdfunded, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (4) satisfies certain net worth or ratings criteria and (5) causes a conversion of the ExchangeRight Net Leased Portfolio #41 Borrower into a Delaware limited liability company.

The Properties. The ExchangeRight Properties are comprised of 18 single-tenant retail and medical office properties totaling 332,181 SF and located across twelve states. The ExchangeRight Properties are located in Arizona (two properties, 7.7% of NRA and 22.5% of underwritten rent), Virginia (two properties, 15.8% of NRA and 19.8% of underwritten rent), Texas (four properties, 29.3% of NRA and 13.1% of underwritten rent), Alabama (one property, 12.6% of NRA and 11.5% of underwritten rent) and Pennsylvania (two properties, 8.5% of NRA and 6.1% of underwritten rent), with the seven remaining ExchangeRight Properties located in Ohio, Arkansas, Illinois, Georgia, Louisiana, Wisconsin and Indiana. Built between 1982 and 2020, with 8 of the 18 properties built between 2018 and 2020 (inclusive), the ExchangeRight Properties range in size from 6,192 SF to 62,812 SF.

The ExchangeRight Properties are leased to the following eleven nationally recognized tenants operating in diverse retail segments: Walmart Neighborhood Market, BioLife Plasma Services L.P., Dignity Health, Walgreens, Tractor Supply, Dollar General, Natural Grocers, Hobby Lobby, CVS Pharmacy, Fresenius Medical Care and Dollar Tree. The ExchangeRight Properties have a weighted average remaining lease term of approximately 13.8 years. Leases representing 67.4% of NRA and 70.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased

A-3-83

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

Portfolio #41 Whole Loan. For the purposes of the preceding two sentences, the Walgreens leases, which grant early termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under the lease, if exercised, would be effective.

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary
Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options(2)
Dignity Health Glendale, AZ	2019 / N/A	11,060	3.3%	8/22/2034	$15,250,000	14.1%	$799,453	$72.28	12.7%	6, 5-year
Walmart Neighborhood Market Mobile, AL	2015 / N/A	41,920	12.6%	11/10/2030	$13,000,000	12.0%	$728,559	$17.38	11.5%	17, 5-year
Walmart Neighborhood Market Forest, VA	2015 / N/A	41,117	12.4%	6/9/2030	$12,700,000	11.7%	$732,330	$17.81	11.6%	17, 5-year
BioLife Plasma Services L.P. Avondale, AZ	2020 / N/A	14,410	4.3%	10/1/2035(3)	$10,450,000	9.7%	$621,802	$43.15	9.8%	3, 5-year
BioLife Plasma Services L.P. Richmond, VA	1998 / 2020	11,269	3.4%	10/31/2035(3)	$8,800,000	8.1%	$517,010	$45.88	8.2%	3, 5-year
Natural Grocers Little Rock, AR	2015 / N/A	15,000	4.5%	4/30/2031	$6,385,000	5.9%	$367,050	$24.47	5.8%	4, 5-year
Walgreens Columbus, OH	2000 / 2018	15,120	4.6%	1/31/2031	$5,650,000	5.2%	$387,000	$25.60	6.1%	None
CVS Pharmacy Schaumburg, IL	2005 / N/A	13,013	3.9%	1/31/2031	$5,200,000	4.8%	$285,000	$21.90	4.5%	6, 5-year
Hobby Lobby Odessa, TX	1982 / N/A	62,812	18.9%	4/30/2031	$5,100,000	4.7%	$312,000	$4.97	4.9%	2, 5-year
Tractor Supply Toughkenamon, PA	2018 / N/A	19,097	5.7%	4/30/2033	$5,000,000	4.6%	$288,000	$15.08	4.6%	3, 5-year
Walgreens Harker Heights, TX	2006/ N/A	14,820	4.5%	10/31/2031	$5,000,000	4.6%	$300,000	$20.24	4.8%	None
Fresenius Medical Care Hephzibah, GA	2015 / N/A	6,192	1.9%	6/30/2030	$3,590,000	3.3%	$220,023	$35.53	3.5%	3, 5-year
Tractor Supply Alexandria, LA	2008 / N/A	19,097	5.7%	10/31/2030	$3,440,000	3.2%	$214,992	$11.26	3.4%	5, 5-year
Dollar Tree Brown Deer, WI	2020 / N/A	9,560	2.9%	1/31/2031	$2,000,000	1.8%	$131,450	$13.75	2.1%	4, 5-year
Dollar General Odessa, TX	2019 / N/A	10,566	3.2%	10/31/2034	$1,875,000	1.7%	$116,200	$11.00	1.8%	3, 5-year
Dollar General New Castle, PA	2019 / N/A	9,100	2.7%	10/31/2034	$1,600,000	1.5%	$99,729	$10.96	1.6%	3, 5-year
Dollar General Evansville, IN	2020 / N/A	9,026	2.7%	9/30/2035	$1,550,000	1.4%	$97,600	$10.81	1.5%	5, 5-year
Dollar General Harlingen, TX	2020 / N/A	9,002	2.7%	9/30/2035	$1,550,000	1.4%	$96,536	$10.72	1.5%	5, 5-year
Total/Weighted Average		332,181	100.0%		$108,140,000	100.0%	$6,314,734	$19.01	100.0%

(1)	For the purposes of the table and loan underwriting, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

(2)	Where any termination right effective date has been assumed to be the lease expiration date, the Renewal Options as shown reflect periods between subsequent termination right effective dates.

(3)	The tenant has the right to terminate its lease upon providing 30 days’ written notice to the landlord and paying the net present value of the total obligation for base rent and additional rent for the remainder of the current lease term.

A-3-84

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(1)	No. of Properties	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	App. % of Total Annual UW base Rent
Walmart Neighborhood Market	AA / Aa2 / AA	2	83,037	25.0%	$1,460,889	$17.59	23.1%
BioLife Plasma Services L.P.	NR / NR / NR	2	25,679	7.7%	$1,138,812	$44.35	18.0%
Dignity Health	BBB+ / Baa1 / BBB+	1	11,060	3.3%	$799,453	$72.28	12.7%
Walgreens	BBB / Baa2 / BBB	2	29,940	9.0%	$687,000	$22.95	10.9%
Tractor Supply	NR / NR / NR	2	38,194	11.5%	$502,992	$13.17	8.0%
Dollar General	BBB / Baa2 / NR	4	37,694	11.3%	$410,064	$10.88	6.5%
Natural Grocers	NR / NR / NR	1	15,000	4.5%	$367,050	$24.47	5.8%
Hobby Lobby	NR / NR / NR	1	62,812	18.9%	$312,000	$4.97	4.9%
CVS Pharmacy	BBB / Baa2 / NR	1	13,013	3.9%	$285,000	$21.90	4.5%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	6,192	1.9%	$220,023	$35.53	3.5%
Dollar Tree	BBB- / Baa2 / NR	1	9,560	2.9%	$131,450	$13.75	2.1%
Subtotal/Wtd. Avg.		18	332,181	100.0%	$6,314,734	$19.01	100.0%

Vacant Space		0	0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		18	332,181	100.0%	$6,314,734	$19.01	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	4	108,326	$17.50	32.6%	32.6%	$1,895,904	30.0%	30.0%
2031 & Beyond	14	223,855	$19.74	67.4%	100.0%	$4,418,830	70.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	18	332,181	$19.01	100.0%		$6,314,734	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	For the purposes of the table and loan underwriting, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

COVID-19 Update. As of November 24, 2020, the ExchangeRight Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received. The first debt service payment on the ExchangeRight Net Leased Portfolio #41 Whole Loan is due in January 2021 and, as of November 24, 2020, the ExchangeRight Net Leased Portfolio #41 Whole Loan is not subject to any forbearance, modification or debt service relief request.

A-3-85

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Gross Potential Rent	$6,314,734	$19.01
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($315,737)	($0.95)
Effective Gross Income	$5,998,997	$18.06

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Expenses	$179,970	$0.54
Total Expenses(3)	$179,970	$0.54

Net Operating Income	$5,819,027	$17.52
CapEx	$49,865	$0.15
TI/LC	$222,749	$0.67
Plus Other	$50,000	$0.15
Net Cash Flow	$5,596,413	$16.85

Occupancy %(4)	95.0%
NOI DSCR(5)	2.70x
NCF DSCR(5)	2.60x
NOI Debt Yield(5)	8.8%
NCF Debt Yield(5)	8.4%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	Historical financial information is not available because the ExchangeRight Properties were acquired by the borrower sponsor between January 30, 2019 and October 30, 2020.

(3)	Total Expenses consist of a 3.0% management fee.

(4)	Occupancy % represents economic occupancy at the ExchangeRight Properties. As of December 1, 2020, the ExchangeRight Properties were 100.0% occupied.

(5)	Debt service coverage ratios and debt yields are based on the ExchangeRight Net Leased Portfolio #41 Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require upfront escrows in the amount of $190,224 for real estate taxes. Commencing in January 2023, the ExchangeRight Net Leased Portfolio #41 Borrower will be required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $7,926 per month, except that no deposits will be required on account of taxes with respect to the Direct Pay Tenants (as defined below for this purpose) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #41 Whole Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #41 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #41 Borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #41 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the taxes has been materially jeopardized. For the purpose of real estate taxes, “Direct Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #41 Whole Loan documents provide that the initial such Direct Pay Tenants are the tenants at the (i) Walmart Neighborhood Market– Mobile, AL; (ii) Natural Grocers – Little Rock, AR; (iii) BioLife Plasma Services L.P. – Avondale, AZ; (iv) Dignity Health – Glendale, AZ; (v) CVS Pharmacy – Schaumburg, IL; (vi) Tractor Supply - Alexandria, LA; (vii) Walgreens – Columbus, OH; (viii) Tractor Supply – Toughkenamon, PA; (ix) Walgreens – Harker Heights, TX; (x) Hobby Lobby – Odessa, TX; (xi) Walmart Neighborhood Market – Forest, VA; and (xii) BioLife Plasma Services L.P. – Richmond, VA properties.

Insurance – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require upfront escrows in the amount of $440 for certain flood insurance premiums. If the casualty and liability insurance with respect to the ExchangeRight Net Leased Portfolio #41 Properties are maintained under a lender-approved blanket policy and no event of default is continuing under the ExchangeRight Net Leased Portfolio #41 Whole Loan, the ExchangeRight Net Leased Portfolio #41 Borrower will not be required to make monthly deposits into an insurance reserve. If such conditions are not satisfied, the ExchangeRight Net Leased Portfolio #41 Borrower will be required to make deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, initially $220 per month (which initial amount relates solely to certain flood insurance premiums), except that no deposits will be required on account of insurance premiums with respect to the Direct Pay Tenants (as defined below for this purpose) for so long as (i) no event of default under the

A-3-86

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

ExchangeRight Net Leased Portfolio #41 Whole Loan has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #41 Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio #41 Borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #41 Borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the applicable tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. For the purpose of insurance premiums, “Direct Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #41 Whole Loan documents provide that the initial such Direct Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) Walmart Neighborhood Market – Mobile, AL; (ii) Natural Grocers – Little Rock, AR; (iii) Dignity Health – Glendale, AZ; (iv) CVS Pharmacy – Schaumburg, IL; (v) Dollar General – Evansville, IN; (vi) Walgreens – Columbus, OH; (vii) Tractor Supply – Toughkenamon, PA; (iii) Dollar General – New Castle, PA; (ix) Walgreens – Harker Heights, TX; (x) Dollar General – Harlingen, TX; (xi) Hobby Lobby – Odessa, TX; (xii) Dollar General – Odessa, TX; and (xiii) Walmart Neighborhood Market – Forest, VA properties.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require monthly deposits into a replacement reserve in an amount equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Properties, except that no such deposit need be made in respect of the aggregate number of rentable square feet at the (i) Walmart Neighborhood Market – Mobile, AL; (ii) BioLife Plasma Services L.P. – Avondale, AZ; (iii) Dignity Health – Glendale, AZ; (iv) CVS Pharmacy –Schaumburg, IL; (v) Dollar General – Evansville, IN; (vi) Dollar General – New Castle, PA; (vii) Walgreens – Harker Heights, TX; (viii) Dollar General – Harlingen, TX; (ix) Dollar General – Odessa, TX; (x) Walmart Neighborhood Market – Forest, VA; and (xi) BioLife Plasma Services L.P. – Richmond, VA properties (with respect to which the ExchangeRight Net Leased Portfolio #41 Whole Loan documents include an acknowledgement that the tenants are required to pay capital expenses under their leases) for so long as (i) no event of default has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio #41 Borrower provides proof of payment by all such tenants of the payment of all such capital expenses promptly following request by the lender, (iii) the leases with the applicable tenants are not subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio #41 Borrower or the tenant, and (iv) no material adverse change has occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses for its respective premises pursuant to its lease has, in the lender’s reasonable determination, been materially jeopardized. The initial amount of the required monthly deposits into the replacement reserve is equal to approximately $2,860 per month.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require an upfront escrow in the amount of $500,000 for tenant improvements and leasing commissions. Upon an event of default, the ExchangeRight Net Leased Portfolio #41 Borrower will be required to make monthly deposits in an amount equal to 1/12 of the product obtained by multiplying $0.70 by the aggregate number of rentable square feet of space at the ExchangeRight Properties, initially approximately $19,392 per month, for tenant improvements and leasing commissions.

BioLife Avondale Rollover Reserve and BioLife Richmond Rollover Reserve – In the event that the sole tenant at either the BioLife Plasma Services L.P. – Avondale, AZ or BioLife Plasma Services L.P. – Richmond, VA property exercises its early termination option under the applicable lease, the lease termination payment received in connection with such termination is required to be deposited into a reserve related to the applicable property and applied (i) to pay an amount equal to one month’s rent under the applicable lease to the ExchangeRight Net Leased Portfolio #41 Borrower (or into the cash management account if cash management is in effect) and (ii) to pay leasing expenses for reletting the applicable property.

Deferred Maintenance – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require an upfront reserve in the amount of $34,460 for specified repairs, including repairs to the roofing at the Tractor Supply – Alexandria, LA property (for which $8,125 was reserved). All of the specified repairs are required to be completed within 180 days following the origination date (other than a requirement that an inspection report be produced or an inspection be made of the fire alarm system at the Tractor Supply –Toughkenamon, PA property, which is required to be completed within 90 days of origination).

Environmental Insurance Reserve – The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require an upfront reserve in the amount of $28,836 to purchase a new environmental insurance policy acceptable to the lender covering the Walgreens – Columbus, OH property if the ExchangeRight Net Leased Portfolio #41 Whole Loan is not repaid in full on the maturity date; provided that the ExchangeRight Net Leased Portfolio #41 Borrower will not be required to purchase such a policy if it provides evidence satisfactory to the lender that a recognized environmental condition no longer exists at the property.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #41 Whole Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #41 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #41 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #41 Borrower (or ExchangeRight Net Leased Portfolio #41 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #41 Master Tenant’s operating account on each business day other than during a Cash Management Period. Upon the delivery of notice by the lender of the commencement of the initial Cash Management Period, if any, the ExchangeRight Net Leased Portfolio #41 Borrower is required to establish a lender-controlled cash management account, into which account all funds in the lockbox account will be required to be deposited on each business day during a Cash Management Period. During a Cash Management Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “—Escrows and Reserves”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #41 Whole Loan, (iii) to make the next monthly deposits into the replacement reserve and the rollover reserve as described above under “—Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #41 Whole Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #41 Borrower or ExchangeRight Net Leased Portfolio #41 Master Tenant.

A-3-87

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

A “Cash Management Period” means a period:

(i)	commencing upon the maturity date of the ExchangeRight Net Leased Portfolio #41 Whole Loan,

(ii)	commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #41 Whole Loan and ending when such event of default has been cured (and no other event of default has occurred),

(iii)	commencing when the interest-only debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the interest-only debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.55x as of the end of each of two consecutive calendar quarters, or

(iv)	commencing on December 1, 2027 (36 months before the maturity date of the ExchangeRight Net Leased Portfolio #41 Whole Loan), unless a Qualified Transfer has occurred as of such date (see “The Borrower and the Borrower Sponsor” above), and ending when a Qualified Transfer occurs.

Additional Secured Indebtedness (not including trade debts). The ExchangeRight Net Leased Portfolio #41 Properties also secure the ExchangeRight Net Leased Portfolio #41 Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $26,338,000. The ExchangeRight Net Leased Portfolio #41 Serviced Pari Passu Companion Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the ExchangeRight Net Leased Portfolio #41 Mortgage Loan. The holders of the ExchangeRight Net Leased Portfolio #41 Mortgage Loan and the ExchangeRight Net Leased Portfolio #41 Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the ExchangeRight Net Leased Portfolio #41 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Real Estate Substitution. Not permitted.

Letter of Credit. None.

Purchase Option and Rights of First Refusal. The single tenant at the Dignity Health – Glendale, AZ property has an option to purchase the related property at the end of its current lease term (August 22, 2034) and the end of any extension term, upon notice delivered not earlier than nine months prior to the expiration of the current term. The purchase price is equal to the then current fair market value of the property, but in no event less than the amount required to pay off any then current and existing mortgage or deed of trust liens on the property (which in no event may exceed a maximum loan-to-value of 85% measured as of delivery of the premises to the tenant in accordance with certain lease requirements). The fair market value is to be determined by agreement of the parties. If the parties are unable to agree, the parties are required to exchange written opinions of the fair market value of the property in sealed envelopes, and if the higher opinion of value is not more than 5% greater than the lower opinion of value, the average of the two values will be deemed to be the fair market value; otherwise the fair market value is required to be determined pursuant to an arbitration procedure. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

In addition, the related single tenant at each of the following eight ExchangeRight Properties: the CVS Pharmacy – Schaumburg, IL, Dignity Health – Glendale, AZ, Tractor Supply – Alexandria, LA, Tractor Supply – Toughkenamon, PA, Walgreens – Columbus, OH, Walgreens – Harker Heights, TX, Walmart Neighborhood Market – Forest, VA and Walmart Neighborhood Market – Mobile, AL properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property.

With respect to the CVS Pharmacy - Schaumburg, IL property, such ROFR may apply to a foreclosure or deed-in-lieu thereof, as well as to subsequent transfers.

With respect to the Dignity Health - Glendale, AZ property, the related lease provides that the ROFR will not apply to any foreclosure by the holder or any mortgage, deed of trust or deed to secure debt, any transfer in lieu of any such foreclosure or any exercise of any rights by the holder of any mortgage, deed of trust or deed to secure debt, but will revive following transfer of the property pursuant to any of the foregoing. In addition, a subordination, non-disturbance and attornment agreement (“SNDA”) by the tenant at the Dignity Health – Glendale, AZ Mortgaged Property states that the tenant’s right of first offer, right of first refusal and/or preferential right to purchase all or any portion of the Mortgaged Property pursuant to the lease will remain superior to the terms, conditions, lien, operation and effect of the mortgage; provided that the tenant agrees and acknowledges that such rights will not be exercisable in the event of or in connection with any of the following: (i) a foreclosure and sale or other suit, sale or proceeding under the mortgage, whether judicial or non-judicial, (ii) any deed in lieu of foreclosure that may be given to the lender or its designee, or (iii) any other taking of title to the Mortgaged Property by the lender or its designee in connection with the exercise of the lender’s rights and remedies pursuant to the mortgage.

The related SNDA for each such ExchangeRight Property with Tractor Supply as the tenant provides that the tenant’s ROFR is subordinate to the related mortgage. However, the ROFR would apply to any transfers subsequent to the lender taking title to the related ExchangeRight Property.

The related SNDA for each such ExchangeRight Property with Walgreens as the tenant provides that the tenant’s ROFR will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that such ROFR will apply to subsequent purchasers of the leased premises.

The related lease for each such ExchangeRight Property with Walmart Neighborhood Market as the tenant provides that the ROFR will not apply to (i) the grant by the landlord of any mortgage, deed of trust or similar security agreement to a bona fide third-party commercial lender to secure the payment of debt of the landlord related to the property, or (ii) a foreclosure by or deed in lieu of foreclosure to or at the direction of such bona fide third-party commercial lender, but the ROFR will survive such foreclosure sale (or deed in lieu of foreclosure) and be binding on the lender or other party acquiring the property at foreclosure or by deed in lieu of foreclosure.

See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Ground Lease. None.

A-3-88

Property Types – Various	Loan #8	Cut-off Date Balance:	$40,000,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #41	Cut-off Date LTV:	61.3%
		U/W NCF DSCR:	2.60x
		U/W NOI Debt Yield:	8.8%

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #41 Whole Loan documents require that the property insurance policy required to be maintained by the ExchangeRight Net Leased Portfolio #41 Borrower provide coverage, if available, for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties plus loss of rents or business income for a period of not less than 18 months for the initial period of restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus

A-3-89

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

A-3-90

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

A-3-91

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

Fresh Pond Cambridge
168-210 Alewife Brook Parkway
Cambridge, MA 02138
Arlington
Arlington Heights
Menotomy Rocks Park
Spy Pond
Lower Mystic Lake
West Medford
Medford
Mystic River
Tufts University
Davis Square
Alewife
Syros Pharmaceuticals
Agassiz
Alewife Brook Shopping Ctr.
Belmont
Fresh Pond Golf Course
Fresh Pond
MIDDLESEX COUNTY
Porter Square
Somerville
Somerville Hospital
West Cambridge
Radcliffe Institute
Lesley University
Harvard University
Spaulding Hospital Cambridge
Cambridge Health Alliance
Twin City Plaza
Oakley Country Club
East Watertown
Mt. Auburn Hospital
MT. AUBURN CEMETERY
Watertown
Watertown Mall
Arsenal Yards
New Repertory Theatre
Harvard Stadium
Harvard Business School
JFK School of Government
ANDERSON MEM. BR.
CAMBRIDGE
Inman Square
Central
Kendall/MIT
BOSTON
Charles River
Massachusetts Turnpike
Massachusetts Institute of Technology
Briggs Field
HARVARD BRIDGE
Downtown Boston 4 miles
Memorial Plaza
BOSTON UNIV. BR.
Boston University
Agganis Arena
Newton
Brighton
Allston
SUFFOLK COUNTY
NORFOLK COUNTY
Brookline
St. Johns Seminary
Newton Commonwealth Golf Course
Fenway Park
Hynes Conv. Ctr.
Wheelock College
Emmanuel College
Simmons College
MBTA LOWELL LINE
MBTA FITCHBURG MAIN LINE
RED LINE
GREEN LINE B
Concord Turnpike
Concord Ave
Broadway
Mt. Auburn St
Brattle St
Belmont St
Trapelo Rd
Massachusetts Ave
Summer St
Mystic St
Pleasant St
Brighton St
Eastern Ave
Gray St
Washington St
Harvard Ave
Winthrop St
North St
Curtis St
Elm St
Cedar St
Medford St
Highland Ave
Somerville Ave
Beacon St
Pearl St
Cambridge St
Western Ave
River St
Magazine St
Brookline St
Vassar St
Commonwealth Ave
Greenough Blvd
Soldiers Field Rd
Arsenal St
N. Beacon St
Market St
Kenrick St
Kelton St
Harvard St
St. Paul St
Common St
Wakefield
Peabody
Salem
Lynn
Swampscott
Burlington
Woburn
Stoneham
Saugus
Melrose
Lexington
Winchester
Malden
Revere
Nahant
Bedford
Lincoln
Waltham
Everett
Chelsea
Winthrop
Watertown
Atlantic Ocean
Logan International Airport
Boston Harbor
Newton
Wellesley
Needham
Quincy
Dedham
Milton
Dover
Westwood
Weymouth
Hingham
Braintree
Norwood
Randolph
Medfield
PLYMOUTH COUNTY

A-3-92

Mortgage Loan No. 9 – Fresh Pond Cambridge

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Cambridge, MA 02138
Original Balance(1):	$30,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1950-1978/N/A
Borrower Sponsors:	Nishan Atinizian; Kevork D. Atinizian			Size:	226,730 SF
Guarantors:	Nishan Atinizian; Kevork D. Atinizian			Cut-off Date Balance PSF(1):	$221
Mortgage Rate:	3.1500%			Maturity Date Balance PSF(1):	$221
Note Date:	10/27/2020			Property Manager:	Vast Capital Management, Inc.
First Payment Date:	12/1/2020				(borrower-related)
Maturity Date:	11/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information(5)
Seasoning:	1 month			UW NOI:	$5,709,464
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield(1):	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.4%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	3.34x
Additional Debt Balance(1)(3):	$20,000,000			Most Recent NOI:	$5,830,516 (7/31/2020 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$5,956,917 (12/31/2019)
Reserves(4)				3rd Most Recent NOI:	$6,021,017 (12/31/2018)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.8% (8/28/2020)
RE Taxes:	$93,522	$93,522	N/A	2nd Most Recent Occupancy:	96.6% (12/31/2019)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2018)
Replacement Reserve:	$0	$2,834	N/A	Appraised Value (as of):	$113,000,000 (8/20/2020)
Deferred Maintenance:	$79,376	$0	N/A	Appraised Value PSF:	$498
TI/LC Reserve:	$0	$28,341	$680,190	Cut-off Date LTV Ratio(1):	44.2%
Whole Foods Reserve:	$339,891	$0	N/A	Maturity Date LTV Ratio(1):	44.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$50,000,000	100.0%	Loan Payoff:	$29,483,222	59.0%
			Return of Equity:	$18,339,687	36.7%
			Closing Costs:	$1,664,302	3.3%
			Reserves:	$512,789	1.0%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

.

(1)	The Fresh Pond Cambridge Mortgage Loan (as defined below) is a part of the Fresh Pond Cambridge Whole Loan (as defined below) with an original aggregate principal balance of $50,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Fresh Pond Cambridge Whole Loan.
(2)	Defeasance of the Fresh Pond Cambridge Whole Loan is permitted at any time after the earlier of (i) December 1, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Fresh Pond Cambridge Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in December 2020.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(4)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(5)	The novel coronavirus pandemic is an evolving situation and could impact the Fresh Pond Cambridge Whole Loan more severely than assumed in the underwriting of the Fresh Pond Cambridge Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The ninth largest mortgage loan (the “Fresh Pond Cambridge Mortgage Loan”) is part of a whole loan (the “Fresh Pond Cambridge Whole Loan”) evidenced by two promissory notes in the aggregate original principal amount of $50,000,000 and secured by a first priority fee mortgage encumbering a retail property located in Cambridge, Massachusetts (the “Fresh Pond Cambridge Property”). The controlling Note A-1, in the original principal amount of $30,000,000, represents the Fresh Pond Cambridge Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The non-controlling Note A-2 in the original principal amount of $20,000,000 (the “Fresh Pond Cambridge Serviced Pari Passu Companion Loan”), is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The Fresh Pond Cambridge Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK30 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

A-3-93

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

Fresh Pond Cambridge Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BANK 2020-BNK30	Yes
A-2	$20,000,000	$20,000,000	MSBNA	No
Total	$50,000,000	$50,000,000

The Borrower and the Borrower Sponsors. The borrower is Fresh Pond Mall Limited Partnership (the “Fresh Pond Cambridge Borrower”), a single-purpose Massachusetts limited partnership with one independent director in its organizational structure. The non-recourse carveout guarantors and borrower sponsors are Nishan Atinizian and Kevork D. Atinizian. The Fresh Pond Cambridge Borrower is owned by three entities: FPMGP LLC (1% general partner), NA Investment Holdings LLC (49.5% limited partner), and Kevork Atinizian LLC (49.5% limited partner), and is indirectly owned by the non-recourse carveout guarantors and their family members and family trusts. The Atinizian portfolio includes four properties, including the Fresh Pond Cambridge Property, in Cambridge, Massachusetts.

The Property. The Fresh Pond Cambridge Property is a 226,730 SF shopping center in Cambridge, Massachusetts, with 188,643 SF of retail space (83.2% of NRA) and 38,087 SF of office space (16.8% of NRA). The Fresh Pond Cambridge Property was built between 1950 and 1978. The Fresh Pond Cambridge Borrower invested approximately $4.1 million into the Fresh Pond Cambridge Property between 2014 and 2019. The renovations included a large upgrade to the façade of the building, an upgrade to the roof, new signage and exterior lighting.

The Fresh Pond Cambridge Property is anchored by Whole Foods Market and TJ Maxx/HomeGoods (“TJX”). The junior anchors are Staples and PetSmart. As of August 28, 2020, the Fresh Pond Cambridge Property was 82.8% leased to 10 retail tenants and 7 office tenants. National tenants include Whole Foods Market, TJX, Staples and PetSmart, which collectively represent 55.7% of NRA and 62.6% of the underwritten rent. The Fresh Pond Cambridge Property contains an office component that comprises 16.8% of the total NRA and accounts for approximately 18.1% of underwritten rent. None of the office tenants represent more than 4.7% of NRA or contribute more than 5.0% of the underwritten rent. The largest office tenant is Action for Boston Community Development (“ABCD”), leasing 4.7% of the SF and contributing 5.0% of the underwritten rent. The Fresh Pond Cambridge Property benefits from long term tenancy, with six tenants (57.2% of the NRA and 64.8% of underwritten rent) having been in occupancy for over 20 years and nine tenants (65.4% of the NRA and 77.1% of underwritten rent) having been in occupancy for over ten years.

The Fresh Pond Cambridge Property had originally been anchored by a 47,744 SF Toys R Us pursuant to a 25-year lease (the “Master Lease”) with an original expiration in October 2017. In 2006, the Master Lease space was subleased to PetSmart and Modell’s, both of which had terms expiring in 2018. The Master Lease was assigned to an affiliate of Urban Edge, which extended the Master Lease until January 2023. PetSmart extended its sublease until January 2023 and Modell’s vacated. The former Modell’s space was immediately subleased to A.C. Moore; however, A.C Moore vacated the Fresh Pond Cambridge Property and terminated its sublease in February 2020 when the chain filed for bankruptcy. Rent from this vacated space is not underwritten and the space is not included in underwritten occupancy.

The Fresh Pond Cambridge Property also includes a 4.3-acre outparcel improved with a free standing movie theater leased to Apple Cinema, a 4,889 SF auto repair garage rented to Aladdin Auto on a tenant-at-will basis, and a yard/storage area rented to Bostonian Towing (the “Release Parcel”). The Release Parcel is expected to be released once it has been legally subdivided. See “Release of Property” below. The Release Parcel is not included in the underwriting, the appraised value or in any of the loan credit metrics.

Major Tenants.

Whole Foods Market (45,150 SF, 19.9% of NRA, 24.5% of underwritten rent). Whole Foods Market, a subsidiary of Amazon, is a multinational supermarket chain headquartered in Austin, Texas. A USDA Certified Organic grocer in the United States, the chain is popularly known for its organic selections. Currently, Whole Foods Market has over 500 stores in North America and the United Kingdom. Whole Foods Market has been an anchor at the Fresh Pond Cambridge Property since 1993 and has expanded and extended its lease since then. Whole Foods Market has a lease expiration of January 31, 2028 and has four, 5-year renewal options remaining.

TJX (35,432 SF, 15.6% of NRA, 21.6% of underwritten rent). TJX is an off-price retailer of apparel and home fashions in the United States and worldwide. As of August 1, 2020, TJX operated a total of 4,557 stores in nine countries, the United States, Canada, the United Kingdom, Ireland, Germany, Poland, Austria, the Netherlands, and Australia, and four e-commerce sites. TJX has been a tenant at the Fresh Pond Cambridge Property since 1980 and has expanded since then. TJX has exercised three of its five 5-year extension options, most recently in January 2020 when it elected to extend its term for an additional 10 years. TJX has a lease expiration of January 31, 2031 and has two, five-year renewal options remaining.

PetSmart (27,731 SF, 12.2% of NRA, 6.3% of underwritten rent). PetSmart is a large pet specialty retailer providing products and services including grooming, dog training, PetsHotel and Everyday Adoption Centers. As of February 2020, PetSmart operates a total of 1,660 stores throughout North America. PetSmart is occupying its space pursuant to a sublease of the Master Lease. There are two, 5-year renewal options remaining under the Master Lease. PetSmart has been a subtenant at the Fresh Pond Cambridge Property since 2006. The rent paid by PetSmart is in excess of the contractual rent paid by Urban Edge to the Fresh Pond Cambridge Borrower, and there is a profit sharing agreement in place whereby Urban Edge is required to pay the Fresh Pond Cambridge Borrower an amount equal to 30% of the monthly minimum rent paid by any sublease tenant that is in excess of the rent due under the Master Lease (less 30% of attorneys’ fees and brokerage fees related to the sublease). The Fresh Pond Cambridge Whole Loan was underwritten based on the prime lease rent on the PetSmart space and the income from the profit-sharing arrangement with Urban Edge.

Staples (18,000 SF, 7.9% of NRA, 10.1% of underwritten rent). Staples is an office supply retailer based in the United States providing office and school supplies, office furnishings, electronics and software, as well as offering printing and technological services. Staples opened its first store in 1985 and has since expanded throughout North America and overseas. Staples operates over 2,000 retail stores worldwide. Staples has been a tenant at the Fresh Pond Cambridge Property since 1992 and has extended its lease multiple times, most recently in 2019. Staples has a lease expiration of September 30, 2027 and has two, five-year renewal options remaining.

A-3-94

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

The following table presents a summary of the major tenants at the Fresh Pond Cambridge Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Renewal Options	Lease Expiration
Whole Foods Market	A+/A2/AA-	45,150	19.9%	$1,568,628	$34.74	24.5%	$66,395,502	$1,471	2.4%	N	4 x 5 year	1/31/2028
TJX	NR/A2/A	35,432	15.6%	$1,384,231	$39.07	21.6%	$18,050,495	$509	7.7%	N	2 x 5 year	1/31/2031
PetSmart(4)	NR/Caa2/B-	27,731	12.2%	$405,428	$14.62	6.3%	NAV	NAV	NAV	N	2 x 5 year	1/1/2023
Staples	NR/B3/B	18,000	7.9%	$648,000	$36.00	10.1%	$5,715,031	$318	11.3%	N	2 x 5 year	9/30/2027
ABCD	NR/NR/NR	10,700	4.7%	$321,000	$30.00	5.0%	NAV	NAV	NAV	N	1 x 5 year	6/30/2025
Subtotal/Wtd. Avg.		137,013	60.4%	$4,327,287	$31.58	67.6%

Other Tenants		50,773	22.4%	$2,072,420	$40.82	32.4%
Vacant Space		38,944	17.2%	$0	$0.00	0.0%
Total/Wtd. Avg.		226,730	100.0%	$6,399,707	$34.08	100.0%

(1)	Information is based on the underwritten rent roll as of August 28, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	PetSmart is occupying its space pursuant to a sublease of the Master Lease. The Fresh Pond Cambridge Whole Loan was underwritten based on the prime lease rent on the PetSmart space and the income from the profit-sharing arrangement with Urban Edge (as described above under “Major Tenants—PetSmart”).

The following table presents certain information relating to the lease rollover at the Fresh Pond Cambridge Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	2	4,600	$33.87	2.0%	2.0%	$155,800	2.4%	2.4%
2022	3	11,287	$30.73	5.0%	7.0%	$346,840	5.4%	7.9%
2023	4	45,619	$26.49	20.1%	27.1%	$1,208,297	18.9%	26.7%
2024	1	2,538	$43.74	1.1%	28.2%	$111,024	1.7%	28.5%
2025	3	20,640	$37.91	9.1%	37.4%	$782,523	12.2%	40.7%
2026	1	4,520	$43.00	2.0%	39.3%	$194,364	3.0%	43.7%
2027	1	18,000	$36.00	7.9%	47.3%	$648,000	10.1%	53.9%
2028	1	45,150	$34.74	19.9%	67.2%	$1,568,628	24.5%	78.4%
2029	0	0	$0.00	0.0%	67.2%	$0	0.0%	78.4%
2030	0	0	$0.00	0.0%	67.2%	$0	0.0%	78.4%
2031 & Beyond	1	35,432	$39.07	15.6%	82.8%	$1,384,231	21.6%	100.0%
Vacant	0	38,944	$0.00	17.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	17	226,730	$34.08	100.0%		$6,399,707	100.0%

(1)	Information is based on the underwritten rent roll as of August 28, 2020.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of December 1, 2020, the Fresh Pond Cambridge Whole Loan is current as of the December debt service payment and is not subject to any forbearance, modification or debt service relief request. As of November 19, 2020, the Fresh Pond Cambridge Borrower has reported that the Fresh Pond Cambridge Property is open and operating with 99.5% of tenants by occupied NRA and 99.5% of tenants by underwritten base rent having paid their full November 2020 rent payments. As of November 19, 2020, the Fresh Pond Cambridge Borrower has reported that three tenants were granted some form of rent relief. TJX (15.6% of NRA and 21.6% of underwritten rent) was granted deferred rent from June to August 2020 with repayment expected in six equal installments starting in January 2021. Mattress Firm (2.0% of NRA and 3.0% of underwritten rent) was granted deferred rent from March to May 2020, of which 50% was forgiven and the remaining deferred amount is required to be repaid across six equal installments starting in January 2021. All Dental (1.1% of NRA and 1.9% of underwritten rent) was granted rent relief from April to May 2020 and repayment was received in October 2020.

The Market. The Fresh Pond Cambridge Property is located in Cambridge, Massachusetts within the Metro Boston retail market and the West Cambridge Alewife submarket. Major employers in the area include Harvard University (“Harvard”), Massachusetts Institute of Technology (“MIT”), Novartis, Biogen Idec, Sanofi/Genzyme, Cambridge Innovation Center, Akamai Technologies, Draper Laboratory, Takeda Pharmaceutics/Millennium, Pfizer, EF International, Microsoft, Broad Institute and Google. The presence of Harvard and MIT has resulted in a large student population within the community. The Fresh Pond Cambridge Property is located 1.5 miles north of Harvard and 3 miles north of MIT. Many biotechnology and information technology firms are located in two, Class A office complexes: One Kendall Square and Technology Square, both situated approximately half a mile west of the Fresh Pond Cambridge Property. According to the appraisal, as of the fourth quarter of 2020, the Metro Boston retail market had approximately 239.3 million SF of

A-3-95

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

retail space inventory, overall vacancy in the market was approximately 3.0% and asking rent was $19.64 PSF. According to the appraisal, as of the fourth quarter of 2020, the West Cambridge Alewife submarket had approximately 1.3 million SF of retail space inventory, overall vacancy in the market was approximately 4.0% and asking rent was $47.26 PSF. According to the appraisal, the 2020 estimated population within a one-, three- and five-mile radius of the Fresh Pond Cambridge Property was 34,066, 367,767 and 862,562, respectively. The 2020 estimated median household income within a one-, three- and five-mile radius of the Fresh Pond Cambridge Property was $112,972, $91,403 and $90,811, respectively.

The following table presents recent leasing data for tenants at comparable retail properties with respect to the Fresh Pond Cambridge Property:

Comparable Retail Property Summary (Anchor and Junior Anchor Tenants)
Property Name/ City, State	NRA	Lease Type	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Mos.)	Rent PSF
Fresh Pond Cambridge (subject) Cambridge, MA	226,730	NNN	Whole Foods Market	45,150	April 2005	273	$34.74
North Quincy Plaza Quincy, MA	80,510	NNN	99 Ranch Market	55,087	Jan. 2020	240	$32.49
1045 Massachusetts Avenue Cambridge, MA	20,000	NNN	Design Within Reach	20,000	July 2019	60	$38.50
Porter Square Galleria Cambridge, MA	54,265	NNN	Target	28,893	Nov. 2018	120	$40.42
Meadow Glen Mall Medford, MA	283,194	NNN	Dick’s Sporting Goods	49,018	Dec. 2017	120	$22.57

Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Fresh Pond Cambridge Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
Junior Anchor Space:	$38.00	120	NNN + 10% CAM charge	10% every 5 years
Anchor Space:	$35.00	120	NNN + 10% CAM charge	10% every 5 years
Small In-Line (< 5,000 SF) Space:	$50.00	60	NNN + 15% CAM charge	2.00%/year
Office Space:	$35.00	60	Gross + Tenant Electric	$1.00 PSF annually
Yoga Studio Space:	$20.00	60	NNN	2.00%/year
Large In-Line (<>5,000 SF) Space:	$45.00	60	NNN + 15% CAM charge	2.00%/year

A-3-96

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Fresh Pond Cambridge Property:

Cash Flow Analysis(1)
	2017	2018	2019	7/31/2020 TTM	UW(2)(3)	UW PSF
Gross Potential Rent	$6,452,733	$6,751,799	$6,899,426	$7,050,584	$7,332,172	$32.34
Total Recoveries	$1,417,552	$1,594,480	$1,593,511	$1,475,941	$1,475,941	$6.51
Other Income	$172,645	$111,065	$160,024	$135,017	$72,347	$0.32
Discounts & Concession	$0	($3,375)	($30,774)	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	($50,400)	($192,361)	($495,516)	($1,130,956)	($4.99)
Effective Gross Income	$8,042,929	$8,403,569	$8,429,826	$8,166,026	$7,749,504	$34.18

Real Estate Taxes	$954,420	$978,801	$982,142	$992,625	$1,089,802	$4.81
Insurance	$133,942	$84,707	$99,012	$92,455	$98,806	$0.44
Other Expenses	$1,314,132	$1,319,044	$1,391,754	$1,250,430	$851,433	$3.76
Total Expenses	$2,402,494	$2,382,552	$2,472,908	$2,335,510	$2,040,040	$9.00

Net Operating Income	$5,640,435	$6,021,017	$5,956,917	$5,830,516	$5,709,464	$25.18
CapEx	$0	$0	$0	$0	$34,010	$0.15
TI/LC	$0	$0	$0	$0	$344,630	$1.52
Net Cash Flow	$5,640,435	$6,021,017	$5,956,917	$5,830,516	$5,330,825	$23.51

Occupancy %	100.0%	100.0%	96.6%	82.8%(4)	87.3%
NOI DSCR(5)	3.53x	3.77x	3.73x	3.65x	3.58x
NCF DSCR(5)	3.53x	3.77x	3.73x	3.65x	3.34x
NOI Debt Yield(5)	11.3%	12.0%	11.9%	11.7%	11.4%
NCF Debt Yield(5)	11.3%	12.0%	11.9%	11.7%	10.7%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.
(2)	UW Gross Potential Rent is based on the rent roll as of August 28, 2020 and includes (i) rent steps of $70,589 through October 31, 2021 and (ii) straight-line rent credit of $225,955 for investment grade tenants.
(3)	Other Income includes billboard income ($14,688), signage income ($5,623) and profit sharing income from the Master Lease ($52,036).
(4)	7/31/2020 TTM Occupancy % is as of August 28, 2020.
(5)	Debt service coverage ratios and debt yields are based on the Fresh Pond Cambridge Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Fresh Pond Cambridge Whole Loan documents provide for an upfront reserve of approximately $93,522 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Fresh Pond Cambridge Property.

Insurance – The Fresh Pond Cambridge Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the liability and casualty insurance coverage for the Fresh Pond Cambridge Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Fresh Pond Cambridge Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Deferred Maintenance – The Fresh Pond Cambridge Whole Loan documents provide for an upfront reserve of approximately $79,376 for required repairs, including asphalt sealcoating, fencing replacement and concrete sidewalk repairs on the Release Parcel (as defined above under “The Property”), and pavement sealcoating and fencing replacement on the remainder of the Fresh Pond Cambridge Property.

Replacement Reserve – The Fresh Pond Cambridge Whole Loan documents provide for ongoing monthly deposits of approximately $2,834 into a reserve for approved capital expenditures.

TI/LC Reserve – The Fresh Pond Cambridge Whole Loan documents provide for monthly deposits of approximately $28,341 into a reserve for future tenant improvements and leasing commissions; provided that such monthly deposits are not required if they would cause the amount then on deposit in such reserve to exceed $680,190.

Whole Foods Upfront Funds Reserve – The Fresh Pond Cambridge Whole Loan documents provide for an upfront reserve of approximately $339,891 for repairs required by that certain lease between the Fresh Pond Cambridge Borrower and Whole Foods Market, including roof repairs, edge metal replacement and sidewalk repairs.

A-3-97

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

Lockbox and Cash Management. The Fresh Pond Cambridge Whole Loan is structured with a hard lockbox and springing cash management. The Fresh Pond Cambridge Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the Fresh Pond Cambridge Property (other than tenants of the Release Parcel) to deposit all rents (excluding the Release Parcel rents) directly into the lockbox account, and to deposit any funds received by the Fresh Pond Cambridge Borrower and property manager, notwithstanding such direction, into the lockbox account within three business days of receipt. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish, and the Fresh Pond Cambridge Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the Fresh Pond Cambridge Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (ii) to pay debt service on the Fresh Pond Cambridge Whole Loan, (iii) to make the monthly deposit into the replacement reserve and the rollover funds reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Fresh Pond Cambridge Whole Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to the Fresh Pond Cambridge Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Fresh Pond Cambridge Whole Loan documents, and ending upon the lender’s acceptance of a cure of such event of default;
(ii)	commencing upon the debt yield on the Fresh Pond Cambridge Whole Loan falling below 7.0% for two consecutive calendar quarters (a “Debt Yield Event’), and ending on the date either (a) the debt yield equals or exceeds 7.0% for six consecutive calendar months or (b) the Fresh Pond Cambridge Borrower deposits with the lender cash or a letter of credit in the minimum amount sufficient to achieve such debt yield, as reasonably determined by the lender;
(iii)	commencing upon the earliest to occur of (a) the date Critical Tenant (as defined below) gives notice of its intention to terminate or vacate its lease or terminates or vacates its lease prior to the then applicable expiration date of such lease, and (b) the earlier of (A) the date nine months prior to the then applicable expiration date under its lease and (B) the last date for exercising the extension option under the lease, if such tenant has not prior thereto renewed or extended its lease on its terms or otherwise on terms reasonably acceptable to the lender, and ending upon either (a) the Critical Tenant has renewed or extended its lease on its terms or otherwise on terms reasonably acceptable to the lender or (b) such Critical Tenant’s space has been re-let to a replacement tenant pursuant to a replacement lease and the Fresh Pond Cambridge Borrower delivers a tenant estoppel certificate from such replacement tenant reasonably acceptable to the lender stating that such replacement tenant is in occupancy of its space, open for business and paying full unabated rent (a “Retenanting Cure”);
(iv)	commencing upon a Critical Tenant (a) terminating, cancelling or rejecting its lease in any bankruptcy or similar proceeding or (b) making or being the subject of a bankruptcy filing, and ending upon either (a) the Critical Tenant’s lease has been affirmed in bankruptcy or such proceeding is discharged or dismissed, (b) a Retenanting Cure occurs, (c) the Fresh Pond Cambridge Borrower deposits with the lender a letter of credit or cash in the amount of $4,000,000 less the current balance of the Rollover Funds reserve (the “Vacancy Event Cure Amount”) into the excess cash flow reserve (a “Vacancy Event Cure”), or (d) the balance in such excess cash flow reserve equals or exceeds the Vacancy Event Cure Amount, provided that an amount equal to the Vacancy Event Cure Amount may not be disbursed from such excess cash flow reserve to the Fresh Pond Cambridge Borrower until one of the cures set forth in clauses (a) or (b) above have been satisfied (a “Depositing Cure”);
(v)	commencing upon a Critical Tenant going dark in its space, completely vacating its space or discontinuing its normal business operations at its space (other than temporary cessation due to casualty, condemnation, force majeure resulting from a rule, order or regulation of governmental authorities, or permitted renovations or necessary repairs), and ending upon either (a) the Critical Tenant is open for business in the entirety of its space and the Fresh Pond Cambridge Borrower delivers to the lender a tenant estoppel certificate from such Critical Tenant reasonably acceptable to the lender stating that such Critical Tenant is in occupancy of its space, open for business and paying full unabated contractual rent, (b) a Retenanting Cure occurs, (c) a Vacancy Event Cure occurs, or (d) a Depositing Cure occurs; and/or
(vi)	commencing upon the failure to prepay the Fresh Pond Cambridge Whole Loan in accordance with the Fresh Pond Cambridge Whole Loan documents on or before the payment date occurring in May 2030, and ending upon either (a) TJX has renewed or extended its lease in accordance with its terms or on terms reasonably acceptable to the lender, (b) the Fresh Pond Cambridge Whole Loan has been prepaid in full, (c) the Fresh Pond Cambridge Borrower deposits with the lender a letter of credit or cash in an amount equal to $2,000,000 less the current balance of the Rollover Funds reserve (the “Maturity Event Cure Amount”) into the excess cash flow reserve, or (d) the balance in such excess cash flow reserve equals or exceeds the Maturity Event Cure Amount, provided that an amount equal to the Maturity Event Cure Amount may not be disbursed from such excess cash flow reserve to the Fresh Pond Cambridge Borrower, until one of the cures set forth in clauses (a) or (b) above have been satisfied.

“Critical Tenant” means each of (i) Whole Foods Market, and (ii) any replacement tenant for the space leased to Whole Foods Market.

Additional Secured Indebtedness (not including trade debts). The Fresh Pond Cambridge Property also secures the Fresh Pond Cambridge Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $20,000,000. The Fresh Pond Cambridge Serviced Pari Passu Companion Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Fresh Pond Cambridge Mortgage Loan. The holders of the Fresh Pond Cambridge Mortgage Loan and the Fresh Pond Cambridge Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Fresh Pond Cambridge Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. On any business day, the Fresh Pond Cambridge Borrower has a right to obtain the free release of the Release Parcel (as defined above under “The Property”), without prepayment or defeasance, provided no event of default is continuing and subject to the conditions set forth in the Fresh Pond Cambridge Whole Loan documents, including, among others, (1) title to the Release Parcel is transferred to an individual or entity other than the Fresh Pond Cambridge Borrower, (2) the remaining property is a separate legally subdivided parcel and a separate tax lot or under local law will become a separate tax parcel on January 1st of the following year as a result of such transfer (provided that the Fresh Pond Cambridge Borrower must continue to escrow taxes for the Release Parcel until it is a separate tax parcel), (3) conveyance of the Release Parcel does not (i) materially and adversely affect the use or operation of, or access to or from, the remaining property, or a reciprocal easement agreement or other agreement reasonably acceptable

A-3-98

Retail - Anchored	Loan #9	Cut-off Date Balance:	$30,000,000
168-210 Alewife Brook Parkway	Fresh Pond Cambridge	Cut-off Date LTV:	44.2%
Cambridge, MA 02138		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	11.4%

to the lender has been executed allowing the Fresh Pond Cambridge Borrower to continue to use the Release Parcel for such purpose, (ii) cause any portion of the remaining property to be in violation of any legal requirements, (iii) create any liens on the remaining property, except for utility, access, parking and other easements necessary for infrastructure that are necessary for the Release Parcel so long as such easements do not have a material adverse effect on the use or operation of, or access to or from, or the value of, the remaining property, or (iv) violate the terms of any document or instrument relating to, or cause the reduction or abatement of any rental payments due under any lease at, the Fresh Pond Cambridge Property or violate any provisions relating to parking availability, and (4) certain REMIC-related conditions are satisfied.

Letter of Credit. The Fresh Pond Cambridge Borrower has the right, but not the obligation, to deliver a letter of credit to cure certain Cash Sweep Event Periods as described above under “Lockbox and Cash Management.”

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Fresh Pond Cambridge Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Fresh Pond Cambridge Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. If TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Fresh Pond Cambridge Borrower will be required to carry terrorism insurance, but in such event it will not be required to spend on terrorism insurance more than two times the amount of the insurance premiums that are payable at such time in respect of the property and business income insurance required under the loan documents (without giving effect to the cost of terrorism components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-99

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

LOWE'S
FREE

GIANT

GameStop
FIREHOUSE SUBS
NAIL SPA

SUPER SHOES

A-3-100

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

A-3-101

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

York Marketplace
2501 East Market Street
Springettsbury Township, PA 17402
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A-3-102

Mortgage Loan No. 10 – York Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Springettsbury Township, PA 17402
Original Balance:	$29,500,000			General Property Type:	Retail
Cut-off Date Balance:	$29,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.6%			Title Vesting(2):	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1955/1999
Borrower Sponsors:	Robert V. Gothier, Jr.; Mark X. DiSanto			Size:	306,749 SF
Guarantors:	Robert V. Gothier, Jr.; Mark X. DiSanto			Cut-off Date Balance PSF:	$96
Mortgage Rate:	3.2480%			Maturity Date Balance PSF:	$96
Note Date:	11/3/2020			Property Manager:	J.C. Bar Properties, Inc.
First Payment Date:	12/11/2020			(borrower-affiliated)
Maturity Date:	11/11/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month			Underwriting and Financial Information(3)
Prepayment Provisions:	LO (25);DEF (91);O (4)			UW NOI:	$2,848,350
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield:	9.7%
Additional Debt Type:	No			UW NOI Debt Yield at Maturity:	9.7%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.74x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,616,011 (9/30/2020 TTM)
Reserves(1)				2nd Most Recent NOI:	$2,912,832 (12/31/2019)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,005,399 (12/31/2018)
RE Taxes:	$132,706	$66,352	N/A	Most Recent Occupancy:	93.9% (10/1/2020)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	84.3% (12/31/2019)
Replacement Reserve:	$0	$2,556	$122,688	3rd Most Recent Occupancy:	93.2% (12/31/2018)
TI/LC Reserve:	$500,000	$10,481(1)	(1)	Appraised Value (as of):	$44,600,000 (10/2/2020)
Rent Concession Reserve:	$39,078	$0	N/A	Appraised Value PSF:	$145
Fee Acquisition Reserve:	$1,468,297	$0	N/A	Cut-off Date LTV Ratio:	66.1%
Outstanding TI/LC Reserve:	$161,542	$0	N/A	Maturity Date LTV Ratio:	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,500,000	63.2%	Purchase Price:	$44,500,000	95.3%
Cash Equity Contribution	$17,185,944(4)	36.8%	Reserves:	$889,118(4)	1.9%
			Closing Costs:	$1,296,826	2.8%
Total Sources:	$46,685,944	100.0%	Total Uses:	$46,685,944	100.0%

(1)	See “Escrows and Reserves” section below.

(2)	An approximately 33,976 SF portion of the York Marketplace Property (as defined below) is a leasehold interest, pursuant to a ground lease, as described under “Ground Lease” below.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the York Marketplace Mortgage Loan more severely than assumed in the underwriting of the York Marketplace Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The numbers shown for Cash Equity Contribution and Upfront Reserves exclude the letter of credit the borrower deposited for the fee acquisition reserve (See “Escrows and Reserves” section below).

The Mortgage Loan. The tenth largest mortgage loan (the “York Marketplace Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,500,000 and secured by a first priority fee and leasehold mortgage encumbering a 306,749 SF anchored retail center (the “York Marketplace Property”) located in Springettsbury Township, Pennsylvania.

The Borrower and the Borrower Sponsors. The borrower is Triple Bar York Marketplace, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “York Marketplace Borrower”). The borrower sponsors and non-recourse carveout guarantors are Robert V. Gothier, Jr. and Mark X. DiSanto.

Mr. Gothier is the founder of J.C. BAR Properties, Inc. (“J.C. BAR”), a real estate firm headquartered in York, Pennsylvania, specializing in shopping center development, property management, construction management, and brokerage and tenant representation/leasing. J.C. BAR’s project experience includes over 40 grocery-anchored shopping centers, over 60 neighborhood pharmacies, over 100 convenience stores, over 80 financial institutions, and over 3 million SF of shopping centers. Mr. DiSanto is the CEO of Triple Crown Corporation, a real estate investment firm headquartered in Harrisburg,

A-3-103

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

Pennsylvania that specializes in construction, land acquisition, and residential and commercial property management. The company’s portfolio includes warehouses, office and retail space, rental communities, and vacant lots for future development.

The Property. The York Marketplace Property is an anchored retail center totaling 306,749 SF located in Springettsbury Township, Pennsylvania. Built in 1955 and renovated in 1999, the property is situated on a 27.6-acre site and is anchored by Lowe’s and Giant Food, each of which has been in occupancy since 1994. Three tenants accounting for 31.1% of underwritten base rent are ground lease tenants that own their improvements (Giant Food, Lube Mart and Fulton Bank). Additional tenants include Starbucks, Crunch Fitness, Fine Wine & Good Spirits (operated by the Pennsylvania Liquor Control Board), Super Shoes, Red Lobster and Fulton Bank. Four tenants totaling 69.8% of NRA and 59.2% of underwritten base rent are investment grade-rated (Giant Food, Lowe’s, Fine Wine & Good Spirits, and Starbucks). In addition, 11 tenants totaling 79.4% of the NRA and 76.6% of UW base rent have been in occupancy since 2009 or earlier. The property contains 1,295 surface parking space, resulting in a parking ratio of approximately 4.2 spaces per 1,000 SF of rentable area. As of October 1, 2020, the property was 93.9% occupied by 17 tenants and has averaged 95.0% occupancy since 2006. In addition, there are two tenants totaling 3.9% of NRA, that have signed leases but are not yet in occupancy and were underwritten as vacant in terms of both occupancy and rent.

Major Tenants.

Lowe’s (125,353 SF; 40.9% of NRA; 23.0% of underwritten base rent; Rated Baa1/BBB+ by Moody’s/S&P). Lowe’s Companies, Inc. (“Lowe’s”) is the world’s second largest home improvement retailer, with nearly 2,000 retail stores. Lowe’s has been a tenant since February 1994 and has a lease expiration date in January 2024. Lowe’s has three, 5-year renewal options with 180 days’ notice and does not have any termination options. Lowe’s reported 2019 sales of $386 PSF, equating to a 2.7% occupancy cost, compared to $373 PSF in 2018.

Giant Food (74,600 SF; 24.3% of NRA; 27.1% of underwritten base rent). Giant Food is a subsidiary of Ahold Delhaize (rated BBB+/Baa1/BBB by Fitch/Moody’s/S&P), which owns or has an interest in more than 6,600 supermarkets and specialty stores across Europe, North America, and Southeast Asia. Formed in 2016 from the merger of Royal Ahold and Delhaize Group, the company ranks as a leading supermarket operator along the East Coast of the United States under brands including Giant Food, Stop & Shop, Food Lion and Hannaford. Ahold Delhaize also operates the Peapod delivery service, Albert Hejn (the #1 food retailer in the Netherlands), as well as stores in Germany, Belgium, and the Czech Republic. Giant Food has been in occupancy since 1994 and has a lease expiration date in May 2029. The tenant has four, 5-year renewal options with 180 days’ notice and does not have any termination options. Giant Food reported 2019 sales of $589 PSF, equating to a 3.0% occupancy cost, which was approximately flat with 2018 sales of $589 PSF. The tenant has an underwritten base rent of $11.89 PSF, compared to the appraiser’s concluded market rent of $16.00 PSF.

Crunch Fitness (23,500 SF; 7.7% of NRA; 7.9% of underwritten base rent). Crunch Fitness is a health club operator founded in New York City’s Greenwich Village in 1989 that operates over 300 facilities nationwide. Crunch Fitness signed a 10-year lease at the York Marketplace Property in June 2020 and has a lease expiration date in June 2030. Crunch Fitness has two, 5-year renewal options and does not have any termination options. As of November 19, 2020, Crunch Fitness was open and operating at the York Marketplace Property.

The following table presents certain information relating to the tenancy at the York Marketplace Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)
							Lease Expiration	Renewal Options	Termination Option (Y/N)
Anchor Tenants
Lowe’s	NR/Baa1/BBB+	125,353	40.9%	$752,124	23.6%	$6.00	1/30/2024	3, 5-year	N
Giant Food (Ground Lease)	BBB+/Baa1/BBB	74,600	24.3%	$887,311(3)	27.8%	$11.89(3)	5/31/2029	4, 5-year	N
Total/Wtd. Avg.		199,953	65.2%	$1,639,435	51.4%	$8.20

Major Tenants
Crunch Fitness	NR/NR/NR	23,500	7.7%	$258,500	8.1%	$11.00	6/30/2030	2, 5-year	N
Super Shoes	NR/NR/NR	20,000	6.5%	$342,242	10.7%	$17.11	3/31/2024	1, 5-year	N
Fine Wine & Good Spirits(4)	AA-/Aa3/A+	12,500	4.1%	$253,125	7.9%	$20.25	8/31/2025	2, 5-year	N
Red Lobster	NR/NR/NR	9,267	3.0%	$175,351	5.5%	$18.92	7/31/2027	None	N
Fulton Bank	NR/Baa1/NR	3,387	1.1%	$65,000	2.0%	$19.19	2/28/2021	1, 5-year	N
Total/Wtd. Avg.		68,654	22.4%	$1,094,218	34.3%	$15.94

Non-Major Tenants		19,397	6.3%	$456,130	14.3%	$23.52

Occupied Collateral Total		288,004	93.9%	$3,189,782	100.0%	$11.08
Vacant Space		18,745	6.1%
Total/Wtd. Avg.		306,749	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through December 2021 totaling $31,296.

(3)	Giant Food’s current rental rate is $11.75 PSF; however, due to the investment grade nature of the tenant, the average rental rate over the remaining lease term was underwritten.

(4)	All leases at the York Marketplace Property are triple net leases except for Fine Wine & Good Spirits, which is a gross lease.

A-3-104

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

The following table presents a summary of sales and occupancy costs for certain tenants at the York Marketplace Property.

	2017 Sales (PSF)(1)	2018 Sales (PSF) (1)	2019 Sales (PSF) (1)	2019 Sales (Gross) (1)	Occupancy Cost(2)
Lowe’s	$361	$373	$386	$48,370,289	2.7%
Giant Food	$594	$589	$589	$43,921,144	3.0%
Crunch Fitness	NAV	NAV	NAV	NAV	NAV
Super Shoes	$128	$129	$129	$2,578,151	16.6%
Fine Wine & Good Spirits	NAV	NAV	NAV	NAV	NAV
Red Lobster	NAV	NAV	NAV	NAV	NAV
Fulton Bank	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from the borrower.

(2)	Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.

The following table presents certain information relating to the lease rollover schedule at the York Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	3	7,911	$21.84	2.6%	2.6%	$172,775	5.4%	5.4%
2022	1	1,600	$29.00	0.5%	3.1%	$46,400	1.5%	6.9%
2023	1	1,480	$26.53	0.5%	3.6%	$39,265	1.2%	8.1%
2024	4	149,323	$7.94	48.7%	52.3%	$1,186,285	37.2%	45.3%
2025	4	19,100	$20.26	6.2%	58.5%	$386,937	12.1%	57.4%
2026	0	0	$0.00	0.0%	58.5%	$0	0.0%	57.4%
2027	2	10,490	$20.24	3.4%	61.9%	$212,310	6.7%	64.1%
2028	0	0	$0.00	0.0%	61.9%	$0	0.0%	64.1%
2029	1	74,600	$11.89	24.3%	86.2%	$887,311	27.8%	91.9%
2030	1	23,500	$11.00	7.7%	93.9%	$258,500	8.1%	100.0%
2031 & Beyond	0	0	$0.00	0.0%	93.9%	$0	0.0%	100.0%
Vacant	0	18,745	$0.00	6.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	17	306,749	$11.08	100.0%		$3,189,782	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The first payment date for the York Marketplace Mortgage Loan is December 11, 2020, and the loan is not subject to any forbearance, modification or debt service relief request. As of November 10, 2020, the borrower sponsor reported that all tenants were open and operating. As of November 30, 2020, tenants representing approximately 99.6% of the occupied NRA (93.5% of total NRA) and 98.8% of underwritten base rent made their full rent payment for November 2020. Two tenants, representing approximately 6.5% of underwritten base rent, did not pay rent for two months and seven months, respectively, and each tenant executed agreements with the borrower to have portions of the unpaid rent forgiven. As of November 15, 2020, one additional tenant, representing approximately 1.4% of underwritten base rent, was in negotiations with the borrower regarding the repayment of two months of unpaid rent.

The Market. The York Marketplace Property is located in Springettsbury Township, Pennsylvania, approximately 3.1 miles northeast of the York central business district, 27.0 miles southeast of Harrisburg, and 54.5 miles north of Baltimore. The property is situated along PA Route 462 (East Market Street), which runs east/west through York County, in an area commonly referred to as East York. Primary access to the area is provided by PA Route 462 (East Market Street), PA Route 24 (Cape Horn Road) and PA Route 124 (Mt. Rose Avenue). Public transportation is provided by Rabbit Transit, which offers bus routes throughout the City of York and its suburbs; and the closest major airport is the Harrisburg International Airport, located approximately 25 miles north. According to the appraisal, as of 2020, the estimated population with a 3- and 5-mile radius was 72,773 and 143,365, respectively; and the average household income within the same radii was approximately $71,437 and $73,732, respectively.

According to a third-party market research provider, the York Marketplace Property is located within the York County retail submarket. As of the third quarter of 2020, the submarket reported total inventory of approximately 24.1 million SF with an 8.4% vacancy rate and average asking rents of $13.79 PSF. The appraiser concluded to market rents for the York Marketplace Property as outlined in the table below.

A-3-105

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the York Marketplace Property:

Market Rent Summary
	Lowe’s	Giant Food	Major	Large Inline	Inline	Kids First MLA	Pad Site
Market Rent (PSF)	$6.00	$16.00	$13.00	$19.00	$30.00	$14.00	$25.00
Lease Term (Years)	20	20	10	5	5	5	10
Lease Type	Net	Net	Net	Net	Net	Net	Net
Rent Increase Projection	10%/5 Years	10%/5 Years	10%/5 Years	2.5%/Year	2.5%/Year	2.5%/Year	10%/5 Years

The table below presents certain information relating to comparable sales pertaining to the York Marketplace Property identified by the appraiser:

Comparable Sales
Property Name	Property Type	Rentable Area (SF)	Anchors	Occupancy	Sale Date	Sale Price (PSF)
Columbus Crossing Philadelphia, PA	Power Center	142,175	TJ Maxx/HomeGoods, A.C. Moore/Michael’s, Old Navy, Planet Fitness	100%	Jul-2020	$278
Cross Roads Plaza Lumberton Township, NJ	Neighborhood Center	99,650	Shop Rite	93%	Feb-2020	$251
Baederwood Shoppes on The Fairway Jenkintown, PA	Neighborhood Center	116,778	Whole Foods, Planet Fitness, Baederwood Pharmacy	95%	Jan-2020	$371
The Shops at Blue Bell Blue Bell, PA	Neighborhood Center	103,580	Giant Food	99%	Nov-2019	$283
Southampton Shopping Center Southampton, PA	Neighborhood Center	150,457	Giant Food	95%	Dec-2018	$214
Village Shoppes at Hawk Pointe Washington, NJ	Neighborhood Center	106,415	Shop Rite	96%	Sept-2018	$152
Lakewood Plaza Lakewood, NJ	Neighborhood Center	203,547	Gourmet Glatt Supermarket	92%	Jul-2018	$272

Source: Appraisal.

The following table reflects the competitive retail properties with respect to the York Marketplace Property as identified in the appraisal:

Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Anchor Tenants	Distance to Subject (mi.)
York Marketplace (Subject)	1955/1999	306,749	93.9%	Lowe’s, Giant Food	--
York Mall 2600-3998 E. Market Street York, PA	1969/NAV	593,421	81%	Wal-Mart, Sam’s Club, Burlington	0.2
Galleria West 2610 Pleasant Valley Road York, PA	1999/NAV	122,960	100%	Target	1.6
York Galleria Mall 2899 Whiteford Road York, PA	1989/1995	751,856	65%	Boscov’s	1.6
York Town Center 2915-2965 Concord Road York, PA	2007/NAV	297,507	99%	Best Buy, Bed Bath & Beyond, Dick’s Sporting Goods, Christmas Tree Shops	1.1

Source: Appraisal; underwritten rent roll dated October 1, 2020.

A-3-106

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the York Marketplace Property:

Cash Flow Analysis
	2017	2018	2019	9/30/2020 TTM	UW(1)	UW PSF
Base Rent	$3,242,764	$3,320,701	$3,235,206	$3,008,468	$3,189,782	$10.40
Grossed Up Vacant Space	$0	$0	$0	$0	$389,138	$1.27
Gross Potential Rent	$3,242,764	$3,320,701	$3,235,206	$3,008,468	$3,578,920	$11.67
Other Income(2)	$29,150	$7,680	$12,742	$13,075	$13,075	$0.04
Total Recoveries	$911,541	$984,681	$1,031,303	$931,718	$1,114,818	$3.63
Net Rental Income	$4,183,455	$4,313,062	$4,279,251	$3,953,261	$4,706,813	$15.34
(Vacancy & Credit Loss)	$0	$0	$0	$0	($389,138)(3)	($1.27)
Effective Gross Income	$4,183,455	$4,313,062	$4,279,251	$3,953,261	$4,317,675	$14.08

Real Estate Taxes	$705,631	$729,186	$737,130	$743,732	$764,555	$2.49
Insurance	$13,790	$13,311	$13,888	$15,502	$53,620	$0.17
Management Fee	$83,912	$120,059	$123,512	$115,872	$129,530	$0.42
Ground Rent	$106,957	$109,631	$115,181	$123,272	$138,387	$0.45
Other Operating Expenses	$294,715	$335,476	$376,708	$338,872	$383,232	$1.25
Total Operating Expenses	$1,205,005	$1,307,663	$1,366,419	$1,337,250	$1,469,324	$4.79

Net Operating Income	$2,978,450	$3,005,399	$2,912,832	$2,616,011	$2,848,350	$9.29
CapEx	$0	$0	$0	$0	$30,675	$0.10
TI/LC	$0	$0	$0	$0	$153,375	$0.50
Net Cash Flow	$2,978,450	$3,005,399	$2,912,832	$2,616,011	$2,664,301	$8.69

Occupancy %	92.7%	93.2%	84.3%	94.9%	93.9%(3)
NOI DSCR	3.07x	3.09x	3.00x	2.69x	2.93x
NCF DSCR	3.07x	3.09x	3.00x	2.69x	2.74x
NOI Debt Yield	10.1%	10.2%	9.9%	8.9%	9.7%
NCF Debt Yield	10.1%	10.2%	9.9%	8.9%	9.0%

(1) Underwritten Base Rent includes contractual rent steps through December 2021 totaling $31,296.
(2) Other Income includes various tenant fees and income attributed to drop-off donation storage areas.

(3) The underwritten economic vacancy is 10.9%. The York Marketplace Property was 93.9% physically occupied as of October 1, 2020.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve for real estate taxes of $132,706 plus ongoing monthly reserves in amount equal to one-twelfth of the taxes that the lender estimates will be payable during the next 12 months (initially $66,352).

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default is continuing; (ii) the York Marketplace Property is covered under a blanket or umbrella policy approved by the lender; (iii) the borrower provides evidence to the lender of renewal of such policies and paid receipts by no later than 10 business days prior to the policy expiration date.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves of $2,556, subject to a cap of $122,688; provided, however, that reserves will be required in excess of the cap upon (i) the continuance of an event of default; and (ii) the lender determining that the cap amount is insufficient to maintain proper operation of the York Marketplace Property.

TI/LC Reserve – The loan documents require an upfront general leasing reserve of $500,000 plus ongoing reserves of (i) $10,481 on each monthly payment date commencing in December 2021 through and including November 2023; and (ii) $19,172 on each monthly payment date thereafter.

Provided the following conditions are satisfied, the leasing reserve will be subject to the Leasing Reserve Cap (as defined below): (i) no event of default is continuing; (ii) the York Marketplace Property is at least 90% leased to tenants in actual physical occupancy, open for business and paying full unabated rent; and (iii) the net cash flow debt yield is equal to or greater than 9.0%.

The “Leasing Reserve Cap” is equal to (i) prior to the occurrence of a Major Tenant Renewal Event (see “Lockbox and Cash Management” section) with respect to Giant Food or Lowe’s, $920,247; (ii) at any time when a Major Tenant Renewal Event has occurred with respect to Giant Food, but not Lowe’s, $696,447; (iii) at any time when a Major Tenant Renewal Event has occurred with respect to Lowe’s but not Giant Food, $544,188; and (iv) at any time after a Major Tenant Renewal Event has occurred with respect to both Giant Food and Lowe’s, $320,388.

In addition, provided no event of default is continuing, upon a Major Tenant Renewal Event, the lender is required to disburse leasing reserve funds to the borrower in an amount equal to (a) the leasing reserve funds then on deposit, multiplied by (b) the portion (expressed as a percentage) of the NRA occupied by the applicable Major Tenant, less (c) all future qualified leasing expenses required pursuant to the applicable Major Tenant lease or Major Tenant Renewal Event.

A-3-107

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

Rent Concession Reserve – The loan documents require an upfront reserve of $39,078 related to future rent credits or abatements under existing leases.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $161,542 for outstanding tenant improvements and leasing commissions.

Fee Acquisition Reserve – The loan documents require an upfront letter of credit in the amount of $1,468,297, representing the purchase price of the fee acquisition of the Ground Lease Parcel (as defined in the “Ground Lease” section) occurring as of August 31, 2027 (the last day of the initial term of the ground lease) undertaken in accordance with the terms of the ground lease related to the York Marketplace Property (see “Ground Lease” section below).

Lockbox and Cash Management. The York Marketplace Mortgage Loan is structured with an in-place soft lockbox, into which the borrower and property manager are required to deposit all rents within one business day of receipt. If a Cash Trap Event Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds will be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i) the occurrence of an event of default;

(ii) the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization term) being less than 1.20x; and

(iii) a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; or

●	with regard to clause (iii), the applicable Major Tenant Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earliest to occur of the following with respect to Lowe’s and/or Giant Food, as well as either tenant’s successors and assigns, and any replacement tenant for all or a portion of such tenant’s space (individually or collectively, together with their parent company and guarantor, if any, as applicable, “Major Tenant”):

(i)	a default under a Major Tenant’s lease;

(ii)	a Major Tenant vacating and/or failing to be in actual physical possession of its space and/or going dark for more than three business days; terminating or canceling its lease for all or any portion of its space (or giving notice thereof); or having its lease fail to otherwise be in full force and effect;

(iii)	any bankruptcy or similar insolvency of a Major Tenant; or

(iv)	a Major Tenant failing to renew its lease on or prior to the date that is the earlier of (a) 12 months prior to its lease expiration date and (b) the required renewal notice date under the applicable lease (the Lowe’s and Giant Food leases each currently require 180 days’ notice for renewal).

A “Major Tenant Event Period Cure” will occur upon the occurrence of the following:

●	A Major Tenant Re-Tenanting Event (as defined below);

●	with regard to clause (i) above, the applicable default having been cured;

●	with regard to clause (ii) above, as applicable, the Major Tenant paying full unabated rent, and (a) being in actual physical possession of its space, open to the public for business during customary hours and not dark in the applicable space; and/or (b) revoking or rescinding all termination or cancellation notices and re-affirming its lease as being in full force and effect;

●	with regard to clause (iii) above, the Major Tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings, having affirmed its lease; and paying full unabated rent; or

●	with regard to clause (iv) above, a Major Tenant Renewal Event (as defined below).

A “Major Tenant Re-Tenanting Event” will occur upon the borrower leasing the entire Major Tenant space (or applicable portion thereof) to a tenant acceptable to the lender (in the lender’s commercially reasonable discretion), with the replacement tenant being in actual, physical occupancy, open to the public for business, and paying full, unabated rent.

A “Major Tenant Renewal Event” will occur upon the applicable Major Tenant renewing or extending its lease for a term expiring no earlier than three years after the maturity date of the York Marketplace Mortgage Loan, with no options to terminate such lease prior to three years after the maturity date.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. The borrower deposited a letter of credit in the amount of $1,468,297 for the fee acquisition reserve (see “Escrows and Reserves” section above).

Right of First Offer/Right of First Refusal. None.

Ground Lease. An approximately 33,976 SF portion of the York Marketplace Property, located beneath and adjacent to the rear of the Giant Food space (the “Ground Lease Parcel”), is subject to a ground lease with Michael R. Bowman, Thomas R. Bowman, Scott M. Bowman, and Judy L. Kochenour, collectively, as ground lessor. The ground lease commenced on April 28, 1992 and the current term expires August 31, 2027, with three, 10-year renewal

A-3-108

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,500,000
2501 East Market Street	York Marketplace	Cut-off Date LTV:	66.1%
Springettsbury Township, PA 17402		UW NCF DSCR:	2.74x
		UW NOI Debt Yield:	9.7%

options. The current annual ground rent is $125,552, with 2.5% annual escalations, and the average annual ground rent over the term of the York Marketplace Mortgage Loan is $138,387.

The York Marketplace Borrower has the option to purchase the Ground Lease Parcel on August 31, 2027 for $1,468,297, which equates to 10 times the annual net ground rent payable as of the last day of the term. The loan documents require the York Marketplace Borrower to purchase the Ground Lease Parcel (or provide satisfactory evidence to the lender that it has provided written notice to the ground lessor of its intention to do so) no later than August 31, 2027. The funds related to the fee acquisition were reserved at origination (see “Escrows and Reserves” section above).

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the York Marketplace Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the York Marketplace Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-109

Mortgage Loan No. 11 – The Arboretum

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Charlotte, NC 28226
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$24,921,564			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985/2012
Borrower Sponsors:	Riprand Count Arco; AAC			Size:	555,912 SF
	Consolidated Properties, LLC			Cut-off Date Balance PSF(1):	$179
Guarantor:	AAC Consolidated Properties, LLC			Maturity Date Balance PSF(1):	$140
Mortgage Rate:	3.3580%			Property Manager:	American Asset Corporation
Note Date:	10/1/2020				(borrower-related)
First Payment Date:	11/11/2020
Maturity Date:	10/11/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information(5)
Seasoning:	2 months			UW NOI:	$9,589,782
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.70x
Additional Debt Balance(1)(2):	$74,764,693			Most Recent NOI:	$9,808,538 (8/31/2020 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$10,526,955 (12/31/2019)
Reserves				3rd Most Recent NOI:	$10,722,904 (12/31/2018)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.9% (9/11/2020)
RE Taxes:	$124,209	$124,207	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2019)
Insurance(4):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2018)
Deferred Maintenance:	$112,500	$0	N/A	Appraised Value (as of):	$170,000,000 (8/8/2020)
Replacement Reserve:	$0	$17,604	N/A	Appraised Value PSF:	$306
TI/LC Reserve:	$2,000,000	$69,489	$5,000,000	Cut-off Date LTV Ratio(1):	58.6%
Debt Service Reserve:	$3,970,402	$0	N/A	Maturity Date LTV Ratio(1):	45.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	99.9%	Loan Payoff:	$92,388,311	92.3%
Cash Equity Contribution	$52,629	0.1%	Upfront Reserves:	$6,207,111	6.2%
			Closing Costs:	$1,457,206	1.5%
Total Sources:	$100,052,629	100.0%	Total Uses:	$100,052,629	100.0%

(1)	The Arboretum Mortgage Loan (as defined below) is part of the Arboretum Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Arboretum Whole Loan.

(2)	See “The Mortgage Loan” for further discussion of additional debt.

(3)	The holders of 100% of the equity interests in the Arboretum Borrower have the right to obtain mezzanine debt secured by a pledge of 100% of the ownership interests in the Arboretum Borrower in an amount that, together with the then-outstanding principal balance of the Arboretum Whole Loan, does not exceed $100,000,000 so long as, among other conditions pursuant to the Arboretum Whole Loan documents: (i) the combined debt service coverage ratio is equal to or greater than 1.50x (based on actual amortizing debt service payments, disregarding any interest-only periods); (ii) the combined loan-to-value ratio is less than or equal to 65%; (iii) the mezzanine lender is an institutional lender acceptable to the lender; (iv) the mezzanine lender executes and delivers an intercreditor and standstill agreement; (v) the maturity date of the mezzanine debt is co-terminous with the Arboretum Whole Loan; and (vi) rating agency confirmation is obtained from each applicable rating agency. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

(4)	The loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the Arboretum Property is covered under a blanket or umbrella policy acceptable to the lender; (iii) the borrower provides the lender with evidence of renewal of such policies; and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than five days prior to the policy expiration dates.

(5)	The novel coronavirus pandemic is an evolving situation and could impact the Arboretum Whole Loan more severely than assumed in the underwriting of the Arboretum Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The eleventh largest mortgage loan (the “Arboretum Mortgage Loan”) is part of a whole loan (the “Arboretum Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $100,000,000. The Arboretum Whole Loan is secured by a first priority fee mortgage encumbering an anchored retail center located in Charlotte, North Carolina (the “Arboretum Property”). The Arboretum Mortgage Loan is evidenced by the non-controlling promissory Note A-3 in the original principal amount of $25,000,000. The Arboretum Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the Arboretum Whole Loan, in addition to a cash equity contribution from the borrower sponsors, were used to pay off existing debt (previously securitized in WFRBS 2011-C2), pay closing costs and fund reserves.

A-3-110

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

Arboretum Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,874,503	BANK 2020-BNK29	Yes
A-2	$35,000,000	$34,890,190	WFCM 2020-C58	No
A-3	$25,000,000	$24,921,564	BANK 2020-BNK30	No
Total	$100,000,000	$99,686,258

The Borrower and the Borrower Sponsors. The borrower is Arboretum Retail, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Arboretum Borrower”). The Arboretum Borrower sponsors are Riprand Count Arco and AAC Consolidated Properties, LLC, and the non-recourse carveout guarantor is AAC Consolidated Properties, LLC.

Riprand Count Arco is the founder and chairman of American Asset Corporation (“AAC”), which is the parent company of AAC Consolidated Properties, LLC. AAC is a diversified real estate company specializing in development, construction management, leasing and brokerage, and asset and property management. Headquartered in New York with offices in Charlotte and Raleigh, North Carolina, AAC was founded in 1986 and has been involved in over 8.0 million SF of real estate projects, including development of over 6.0 million SF. AAC’s current portfolio comprises nearly 6 million SF of retail, office, and flex space.

The Property. The Arboretum Property is a 12-building Class A retail power center totaling 555,912 SF and located in Charlotte, North Carolina. Built in 1985 and most recently renovated in 2012, the property is situated on a 66.9-acre parcel and is anchored by Harris Teeter, Walmart, Bed Bath & Beyond and Barnes & Noble. Additional notable in-line tenants include Walgreens, JPMorgan Chase, Sephora, Michaels and Verizon, plus several dining options including McDonald’s, Panera Bread, Chop’t Creative Salad Co., Five Guys Burgers and Fries, and Firehouse Subs. In addition, Regal Entertainment Group/Cinebarre (“Regal Cinemas”) movie theatre accounts for 6.5% of the NRA and is currently not operating due to COVID-19; however, the tenant was underwritten as vacant by the lender. There are four tenants totaling 8.7% of underwritten base rent that are ground lease tenants and own their improvements (McDonald’s, JPMorgan Chase, Shell and Panera Bread). Twenty-four tenants totaling 63.9% of the NRA and 46.3% of underwritten base rent have been in occupancy for at least 20 years, and all four anchor tenants have been in occupancy since at least 1997. The Arboretum Property contains 3,115 surface parking spaces, resulting in a parking ratio of approximately 5.6 spaces per 1,000 SF of rentable area. As of September 11, 2020, the Arboretum Property was 91.9% occupied by 87 tenants and has averaged 98.0% occupancy since 2016.

Major Tenants.

Walmart (120,405 SF; 21.7% of NRA; 5.8% of underwritten base rent). Walmart has been a tenant since February 1990 and reported gross sales of approximately $52.5 million ($436 PSF) for the trailing 12-month period ending January 31, 2020. Walmart has three, 5-year extension options remaining and does not have any termination options. Walmart’s current base rent is $5.15 PSF, which is flat through the remaining loan term as well as its three remaining 5-year extension options.

Harris Teeter (68,119 SF; 12.3% of NRA; 10.6% of underwritten base rent). Harris Teeter, a wholly-owned subsidiary of The Kroger Co., was co-founded in 1960 by North Carolina grocers W.T. Harris and Willis Teeter. Harris Teeter is headquartered in Matthews, North Carolina, and operates over 230 stores and 14 fuel centers in seven states and the District of Columbia. Harris Teeter has been a tenant at the Arboretum Property since June 1997 and reported gross sales of approximately $38.1 million ($560 PSF) for the trailing 12-month period ending June 30, 2020, which are up approximately 12.2% compared to 2019 sales. Harris Teeter has one, 5-year extension option remaining and does not have any termination options.

Bed Bath & Beyond (35,000 SF; 6.3% of NRA; 4.9% of underwritten base rent). Bed Bath & Beyond has been a tenant at the Arboretum Property since April 1997 and reported gross sales of approximately $7.1 million ($202 PSF) for 2019. Bed Bath & Beyond does not have any extension options or termination options. The Bed Bath & Beyond store at the Arboretum Property was not included on the list of stores released by the company in September 2020 that are expected to close by the end of 2020.

Barnes & Noble (24,994 SF; 4.5% of NRA; 3.3% of underwritten base rent). Barnes & Noble has been a tenant at the Arboretum Property since April 1997 and reported gross sales of approximately $4.4 million ($177 PSF) for the trailing 12-month period ending March 31, 2020. Barnes & Noble does not have any termination options. Barnes & Noble most recently exercised a 5-year renewal option effective May 1, 2020.

A-3-111

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

The following table presents certain information relating to the tenancy at the Arboretum Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Anchor Tenants									Termination Option (Y/N)
Walmart	AA/Aa2/AA	120,405	21.7%	$620,043	5.8%	$5.15	1/26/2025	3, 5-year	N
Harris Teeter	NR/Baa1/BBB	68,119	12.3%	$1,130,775	10.6%	$16.60	6/17/2022	1, 5-year	N
Bed Bath & Beyond	NR/Ba3/B+	35,000	6.3%	$525,000	4.9%	$15.00	1/31/2023	None	N
Barnes & Noble	NR/NR/NR	24,994	4.5%	$349,916	3.3%	$14.00	6/30/2025	None	N
Total/Wtd. Avg.		248,518	44.7%	$2,625,735	24.6%	$10.57

Major Tenants(3)
Michaels	NR/NR/B	23,712	4.3%	$261,543	2.5%	$11.03	5/31/2023	2, 5-year	N
Walgreens	BBB-/Baa2/BBB	12,500	2.2%	$250,000	2.3%	$20.00	3/31/2022	None	N
Rack Room Shoes	NR/NR/NR	9,068	1.6%	$312,846	2.9%	$34.50	1/31/2022	1, 5-year	N
McDonald’s	NR/Baa1/BBB+	(4)	(4)	$288,951	2.7%	(4)	10/17/2025	1, 5-year	N
Shell	NR/Baa2/BBB	(4)	(4)	$240,792	2.3%	(4)	10/19/2030	1, 5-year	N
JPMorgan Chase	AA-/A2/A-	(4)	(4)	$230,000	2.2%	(4)	8/31/2040	4, 5-year	N
Total/Wtd. Avg.		45,280	8.1%	$1,584,132	14.9%	$18.21(4)

Non-Major Tenants		216,845	39.0%	$6,442,320	60.5%	$28.95(4)

Occupied Collateral Total		510,643	91.9%	$10,652,187	100.0%	$19.05(4)
Vacant Space		45,269	8.1%
Total/Wtd. Avg.		555,912	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through October 2021 totaling $250,967.

(3)	Regal Cinemas currently occupies a 36,000 SF space (6.5% of NRA) and is currently closed due to COVID-19; however, the tenant was underwritten as vacant in terms of both occupancy and rent.

(4)	Four tenants totaling 8.7% of underwritten base rent (McDonald’s, Shell, JPMorgan Chase and Panera Bread) are ground lease tenants and own their improvements with no associated NRA. The weighted average Annual UW Rent PSF calculations exclude the underwritten base rent associated with these leased fee tenants.

The following table presents a summary of sales and occupancy costs for certain tenants at the Arboretum Property.

Historical In-Line Sales and Occupancy Cost Summary(1)
	2017 Sales (PSF)	2018 Sales (PSF)	2019 Sales (PSF)	TTM Sales (Gross)	TTM Sales (PSF)	TTM Period	Occupancy Cost(2)
Walmart(3)	$464	$454	$449	$52,517,631	$436	Jan-2020	2.7%
Harris Teeter	$525	$535	$499	$38,135,213	$560	Jun-2020	4.4%
Bed Bath & Beyond(4)	$244	$233	$202	NAV	NAV	NAP	10.3%
Barnes & Noble	$194	$194	$185	$4,415,752	$177	Mar-2020	11.8%
Michaels	$158	$156	$156	$3,477,766	$147	Apr-2020	11.5%
Walgreens	NAV	$377	$351	$5,488,480	$439	Mar-2020	6.1%
Rack Room Shoes	$256	$255	$223	$1,572,036	$173	Aug-2020	23.8%
McDonald’s(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV
Shell(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV
JPMorgan Chase(5)	NAV	NAV	NAV	NAV	NAV	NAP	NAV

(1)	Information obtained from the Arboretum Borrower.

(2)	Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.

(3)	Walmart reports sales at the end of each January. The sales shown represent the trailing 12-month period ending January 31st of each year.

(4)	Bed Bath & Beyond reports sales at the end of each calendar year.

(5)	McDonald’s, Shell and JPMorgan Chase are not required to report sales.

A-3-112

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover schedule at the Arboretum Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	2	7,000	$27.10	1.3%	1.3%	$189,710	1.8%	1.8%
2021	7	12,300	$32.71	2.2%	3.5%	$402,384	3.8%	5.6%
2022	14	113,508	$22.47	20.4%	23.9%	$2,550,238	23.9%	29.5%
2023	18	109,079	$20.01	19.6%	43.5%	$2,347,483	22.0%	51.5%
2024	13	36,282	$30.90	6.5%	50.0%	$1,121,262	10.5%	62.1%
2025	10	175,973	$9.50	31.7%	81.7%	$1,961,326	18.4%	80.5%
2026	8	19,547	$35.91	3.5%	85.2%	$701,836	6.6%	87.1%
2027	3	8,357	$33.21	1.5%	86.7%	$277,560	2.6%	89.7%
2028	1	3,000	$37.95	0.5%	87.3%	$113,850	1.1%	90.7%
2029	2	6,451	$32.78	1.2%	88.4%	$211,466	2.0%	92.7%
2030	4	9,398	$32.38	1.7%	90.1%	$545,071	5.1%	97.8%
2031 & Beyond	5	9,748	$23.59	1.8%	91.9%	$230,000	2.2%	100.0%
Vacant	0	45,269	$0.00	8.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	87	555,912	$19.05(3)	100.0%		$10,652,187	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Four tenants totaling 8.7% of underwritten base rent (McDonald’s, Shell, JPMorgan Chase and Panera Bread) are ground lease tenants and own their improvements with no associated net rentable area. Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space and underwritten base rent attributed to ground lease tenants.

COVID-19 Update. As of November 13, 2020, the Arboretum Whole Loan is current as of the November debt service payment and is not subject to any forbearance, modification or debt service relief request. As of November 10, 2020, the borrower sponsor reported that all tenants were open and operating except for Regal Cinemas (6.5% of NRA; underwritten as vacant), Arboretum Cleaners (0.2% of NRA; underwritten as vacant), and Handpicked, Inc. (0.2% of NRA; underwritten as vacant). As of October 20, 2020, tenants representing approximately 91.7% of the occupied NRA and 89.1% of underwritten base rent made their full rent payment for October 2020, and approximately 90.9% of underwritten base rent was paid for October 2020. Thirty-one tenants, representing approximately 27.5% of underwritten base rent, were granted rent deferrals ranging from one to four months and each of the leases was extended by the number of months of deferred rent.

The Market. The Arboretum Property is located in the southeastern area of Charlotte, North Carolina, approximately 10.7 miles from the central business district. The property is situated at the signalized intersection of Pineville-Matthews Road (NC Highway 51) and Providence Road (NC Highway 16). Primary access to the area is provided by Interstates 485 and Highways 521, 74 and 21, with approximate driving times to the central business district and Charlotte Douglas International Airport of 25 minutes and 30 minutes, respectively. According to the appraisal, the surrounding area is primarily single-family residential homes with some retail development along main thoroughfares and is in close proximity to Interstates 77 and 485. Within a three- and five-mile radius of the Arboretum Property, the 2020 average household income was approximately $154,552 and $136,688, respectively; and within the same radii, the 2020 estimated population was 69,720 and 203,278, respectively. Since 2010, the population within a three-mile radius has increased by approximately 8.2% and the number of households has increased by approximately 8.5%. According to the appraisal, the top 5 employers in the surrounding area are Atrium Health, Wells Fargo & Co., Walmart Inc., Bank of America Corp. and Novant Health Inc.

According to a third-party market research report, the property is situated within the Outer Southeast submarket of the Charlotte retail market. As of the third quarter of 2020, the submarket reported total inventory of approximately 13.2 million SF with a 5.6% vacancy rate and average asking rents of $26.28 PSF. The appraisal identified five comparable properties that reported occupancy rates ranging from 93% to 97%. The appraisal concluded to market rents ranging from $5.50 PSF for big box anchor space to $35.00 PSF for in-line space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Arboretum Property:

Market Rent Summary
	In-line Space	Large In-line Space	Jr. Anchor Space	Grocery Anchor Space	Cinema Space	Big Box Anchor Space
Market Rent (PSF)	$35.00	$20.00	$15.00	$17.50	$12.00	$5.50
Lease Term (Years)	5	7	10	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3%/year	3%/year	2%/year	2%/year	2%/year	2%/year

A-3-113

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

The table below presents certain information relating to comparable sales pertaining to the Arboretum Property identified by the appraiser:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
Mount Pleasant Towne Centre	Mount Pleasant, SC	510,000	Feb-2020	$288
Garden City Center	Cranston, RI	530,629	Jan-2020	$341
Free State Shopping Center	Bowie, MD	264,152	May-2019	$273
The Green at Lakewood Ranch	Lakewood Ranch, FL	123,000	Dec-2018	$377
Riverchase Village	Hoover, AL	175,673	Oct-2018	$223
Center of Winter Park	Winter Park, FL	258,885	Aug-2018	$281

Source: Appraisal.

The following table reflects the competitive retail properties with respect to the Arboretum Property as identified in the appraisal:

Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Anchor Tenants	Distance to Subject (mi.)
The Arboretum Property (Subject)	1985/2012	555,912	92%	Harris Teeter, Walmart, Bed Bath & Beyond, Barnes & Noble	--
Stonecrest at Piper Glen 7824 Rea Road Charlotte, NC	1998/2003	294,495	95%	Harris Teeter, Regal Cinemas, ULTA, Michael’s, Target	4.5
Blakeney Shopping Center 9856 Rea Road Charlotte, NC	2005/NAV	544,107	97%	HomeGoods, Marshalls, Harris Teeter, Target	6.3
Plantation Market 3016 Weddington Road Charlotte, NC	1990/NAV	85,732	93%	Harris Teeter	5.0
Brookdale Shopping Center 9601-9651 Brookdale Drive Charlotte, NC	2004/NAV	85,422	97%	Harris Teeter	24.8
Ballantyne Corners 11318 North Community House Road Charlotte, NC	2010/NAV	60,146	97%	NAP (unanchored)	5.7

Source: Appraisal; underwritten rent roll dated September 11, 2020.

A-3-114

Retail – Anchored	Loan #11	Cut-off Date Balance:	$24,921,564
3333 Pineville Matthews Road	The Arboretum	Cut-off Date LTV:	58.6%
Charlotte, NC 28226		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Arboretum Property:

Cash Flow Analysis
	2017	2018	2019	8/31/2020 TTM	UW(1)(2)	UW PSF
Base Rent	$11,048,141	$11,466,264	$11,546,621	$10,414,887	$10,652,187	$19.16
Grossed Up Vacant Space	$0	$0	$0	$0	$756,415	$1.36
Gross Potential Rent	$11,048,141	$11,466,264	$11,546,621	$10,414,887	$11,408,602	$20.52
Other Income	$7,447	$22,954	$19,699	$11,101	$11,101	$0.02
Percentage Rent	$206,883	$211,271	$171,749	$250,347	$225,960	$0.41
Total Recoveries	$2,581,317	$2,602,734	$2,523,542	$2,725,692	$2,459,557	$4.42
Net Rental Income	$13,843,788	$14,303,223	$14,261,611	$13,402,026	$14,105,219	$25.37
(Vacancy & Credit Loss)	$0	$0	$0	$0	($756,415)	($1.36)
Effective Gross Income	$13,843,788	$14,303,223	$14,261,611	$13,402,026	$13,348,804	$24.01

Real Estate Taxes	$1,088,845	$1,103,565	$1,362,227	$1,362,227	$1,419,509	$2.55
Insurance	$74,232	$76,404	$78,211	$79,400	$82,886	$0.15
Management Fee	$563,525	$564,567	$581,324	$532,515	$533,952	$0.96
Other Operating Expenses	$1,552,797	$1,835,783	$1,712,894	$1,619,346	$1,722,674	$3.10
Total Operating Expenses	$3,279,399	$3,580,319	$3,734,656	$3,593,488	$3,759,022	$6.76

Net Operating Income	$10,564,389	$10,722,904	$10,526,955	$9,808,538	$9,589,782	$17.25
CapEx	$0	$0	$0	$0	$211,247	$0.38
TI/LC	$0	$0	$0	$0	$355,912	$0.64
Net Cash Flow	$10,564,389	$10,722,904	$10,526,955	$9,808,538	$9,022,624	$16.23

Occupancy %	99.0%	100.0%	99.0%	91.9%(3)	91.9%(3)
NOI DSCR(4)	2.00x	2.03x	1.99x	1.85x	1.81x
NCF DSCR(4)	2.00x	2.03x	1.99x	1.85x	1.70x
NOI Debt Yield(4)	10.6%	10.8%	10.6%	9.8%	9.6%
NCF Debt Yield(4)	10.6%	10.8%	10.6%	9.8%	9.1%

(1)	Underwritten base rent includes contractual rent steps through October 2021 totaling $250,967.

(2)	The underwritten economic vacancy is 6.6%. The Arboretum Property was 91.9% physically occupied and 93.4% economically occupied as of September 11, 2020.

(3)	Represents occupancy as of September 11, 2020.

(4)	The debt service coverage ratios and debt yields shown represent the Arboretum Whole Loan.

Release of Property. Following the defeasance lockout release date, as long as no event of default exists, the Arboretum Borrower has the right to obtain the release of the Regal Cinemas parcel from the lien of the Arboretum Whole Loan subject to certain conditions, including but not limited to, (i) partial defeasance in an amount equal to the greatest of (a) $3,176,471 (120% of the allocated loan amount of the Regal Cinemas parcel of $2,647,059); (b) net sale proceeds of the Regal Cinemas parcel; (c) an amount that would result in the debt yield for the remaining property being no less than the greater of (1) the debt yield immediately prior to the release (including the Regal Cinemas parcel), and (2) 8.50%; and (d) an amount that would result in the loan-to-value ratio of the remaining property being no greater than the lesser of (I) the loan-to-value ratio immediately prior to the release (including the Regal Cinemas parcel), and (II) 60.4%; and (ii) rating agency confirmation is received from each applicable rating agency.

A-3-115

Mortgage Loan No. 12 – Hilton Garden Inn Salt Lake City Airport

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Salt Lake City, UT 84116
Original Balance:	$23,175,000			General Property Type:	Hospitality
Cut-off Date Balance:	$23,175,000			Detailed Property Type:	Select Service
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2012/N/A
Borrower Sponsors:	Hok Kit Lou; Ching Sau Cheung			Size:	172 Rooms
Guarantors:	Hok Kit Lou; Ching Sau Cheung			Cut-off Date Balance per Room:	$134,738
Mortgage Rate:	3.6900%			Maturity Date Balance per Room:	$115,954
Note Date:	2/19/2020			Property Manager:	Concord Hospitality Enterprises
First Payment Date:	4/11/2020				Company, LLC
Maturity Date:	3/11/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(6)
IO Period:	36 months			UW NOI(7):	$3,000,336
Seasoning:	9 months			UW NOI Debt Yield(7):	12.9%
Prepayment Provisions:	LO (33); DEF (83); O (4)			UW NOI Debt Yield at Maturity(7):	15.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(7):	2.11x
Additional Debt Type:	(1)			Most Recent NOI(7):	$957,737 (10/31/2020 TTM)
Additional Debt Balance:	(1)			2nd Most Recent NOI:	$2,947,000 (12/31/2019)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,093,219 (12/31/2018)
Reserves				Most Recent Occupancy(8):	45.4% (10/31/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.4% (12/31/2019)
RE Taxes:	$82,534	$20,634	N/A	3rd Most Recent Occupancy:	77.9% (12/31/2018)
Insurance:	$0	Springing(2)	N/A	Appraised Value (as of)(9):	$36,800,000 (1/14/2021)
FF&E Reserve:	$0	$15,933(3)	N/A	Appraised Value per Room(9):	$213,953
PIP Reserve:	$3,006,730(4)	$0	N/A	Cut-off Date LTV Ratio(9):	63.0%
Debt Service Reserve:	$455,000(5)	$0	N/A	Maturity Date LTV Ratio(9):	54.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,175,000	64.1%	Purchase Price:	$32,089,000	88.7%
Borrower Equity:	$13,004,787	35.9%	Reserves:	$3,544,264	9.8%
			Closing Costs:	$546,523	1.5%
Total Sources:	$36,179,787	100.00%	Total Uses:	$36,179,787	100.00%

(1)	Due to the COVID-19 pandemic, the borrower obtained an unsecured $260,926 loan under the U.S. Small Business Administration Paycheck Protection Program (“PPP Loans”).

(2)	The Hilton Garden Inn Salt Lake City Airport Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the Hilton Garden Inn Salt Lake City Airport Property (as defined below) is covered under a blanket policy acceptable to the lender, (iii) the borrower delivers evidence to the lender of renewal; and (iv) the borrower delivers evidence to the lender of payment within 10 business days prior to expiration.

(3)	The Hilton Garden Inn Salt Lake City Airport Mortgage Loan was modified to suspend FF&E Reserve monthly deposits from May 2020 through October 2020. On the monthly payment date beginning in November 2020 through and including the monthly payment date in October 2022, in addition to the FF&E Reserve Monthly Deposit for such month (currently $12,746), the borrower is required to deposit an amount equal to $3,187.

(4)	The borrower is required to deposit 100% of the estimated costs to complete any additional property improvement plan (“PIP”) work required by the franchisor under the franchise agreement. Further, in the event the scope or timing of the PIP work is modified by the franchisor such that the amount of funds on deposit in the PIP Reserve is greater than 100% of the estimated completion costs, the borrower has the right to transfer any excess funds into the Debt Service Reserve account.

(5)	The Debt Service Reserve represents the aggregate amount of debt service due for approximately 6.3 monthly interest only payments (or 4.3 monthly principal and interest payments) of the Hilton Garden Inn Salt Lake City Airport Mortgage Loan. As long as no event of default has occurred and is continuing and there is insufficient cash flow from the Hilton Garden Inn Salt Lake City Airport Property to make the debt service payment, the borrower may use the Debt Service Reserve to make all or a portion of the debt service payments on each of the monthly payment dates; provided, however, that the insufficiency of available funds in the Debt Service Reserve account will not relieve the borrower from its obligation to make any payment under the loan documents. As of November 18, 2020, the balance of the Debt Service Reserve is $236,460.

(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Hilton Garden Inn Salt Lake City Airport Mortgage Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus

(7)	The lender’s underwriting is based on the annual 2019 operating statement. Based on the NOI for the trailing 12-month period ending October 31, 2020 (with the substitution of the January 2019 operating statement for January 2020 operating statement due to the unavailability of the operating statement for such month resulting from the timing of the acquisition), the NCF DSCR, NOI Debt Yield and NOI Debt Yield at Maturity for the Hilton Garden Inn Salt Lake City Airport Mortgage Loan would be 0.75x (1.10x on interest-only payments), 4.1% and 4.8%, respectively. See “Operating History and Underwritten Net Cash Flow” section.

(8)	Represents the actual occupancy rate for the trailing 12-month period ending October 31, 2020, including periods negatively impacted by COVID-19. See “COVID-19 Update” section for details on recent monthly performance.

(9)	The Appraised Value shown reflects a “Prospective Market Value Upon Completion” assuming PIP is complete. The borrower escrowed $3,006,730 for the PIP. The appraiser also concluded to an “As-Is” appraised value of $32,300,000 as of January 14, 2020, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 71.7% and 61.7%, respectively, for the Hilton Garden Inn Salt Lake City Mortgage Loan.

A-3-116

Hospitality – Select Service	Loan #12	Cut-off Date Balance:	$23,175,000
4975 Wiley Post Way	Hilton Garden Inn Salt Lake City Airport	Cut-off Date LTV:	63.0%
Salt Lake City, UT 84116		U/W NCF DSCR:	2.11x
		U/W NOI Debt Yield:	12.9%

The Mortgage Loan. The twelfth largest mortgage loan (the “Hilton Garden Inn Salt Lake City Airport Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $23,175,000 secured by a first priority fee mortgage encumbering a select service hospitality property located in Salt Lake City, Utah (the “Hilton Garden Inn Salt Lake City Airport Property”).

The Borrower and the Borrower Sponsors. The borrower is Varick 1 LLC, a Delaware limited liability company structured to be bankruptcy-remote with one independent director. The borrower sponsors and non-recourse carveout guarantors of the Hilton Garden Inn Salt Lake City Airport Mortgage Loan are Hok Kit Lou and Ching Sau Cheung.

Hok Kit Lou and Ching Sau Cheung are each founding principals of LC Real Estate Group (“LCRE”) and currently serve as Chairman and Director of Construction, respectively. LCRE is a family-owned business specializing in hospitality and residential real estate with three main divisions, development/investment, management and in-house construction. Since 2004, LCRE has developed three hotels in New York, New York, totaling 486 rooms, and acquired two hotels in Orlando, Florida, totaling 292 rooms, and one hotel in Fort Worth, Texas, totaling 149 rooms (in addition to the Hilton Garden Inn Salt Lake City Property).

The Property. The Hilton Garden Inn Salt Lake City Airport Property is a six-story, 172-key select service hotel located in Salt Lake City, Utah. Built in 2012, the Hilton Garden Inn Salt Lake City Airport Property is situated on a 2.8-acre parcel and contains 86 double queen rooms, 81 single king rooms, and 5 king suites. Amenities at the Hilton Garden Inn Salt Lake City Airport Property include a restaurant/lounge, indoor swimming pool, fitness center, business center, free WiFi, room service and 3,191 SF of meeting space. The Hilton Garden Inn Salt Lake City Airport Property contains 162 surface parking spaces, resulting in a parking ratio of 0.9 spaces per room. According to the appraisal, demand segmentation at the Hilton Garden Inn Salt Lake City Airport Property is approximately 39% commercial, 16% group, 40% leisure and 5% extended stay. As part of the acquisition, the borrower sponsor signed a new franchise agreement with Hilton Franchise Holding LLC (“Hilton”) that expires in February 2040. Hilton will require a change of ownership PIP totaling approximately $3,006,730 ($17,481 per key), which was reserved at loan closing, and will include full guestroom renovations (replace carpet, window treatments, FF&E, televisions, etc.) as well as upgrades to the lobby, common areas and fitness center.

COVID-19 Update. As of December 2, 2020, the Hilton Garden Inn Salt Lake City Airport Property is open. The restaurant and fitness center are open at limited capacity and the pool is closed. The November 2020 debt service payment has been made. As of December 2, 2020, the Hilton Garden Inn Salt Lake City Airport Mortgage Loan is not subject to any additional forbearance, modification, or debt service relief requests other than what is outlined in “Loan Modification” below.

Loan Modification - The Hilton Garden Inn Salt Lake City Airport Mortgage Loan was modified, among other things, to (i) include an upfront Debt Service Reserve, (ii) suspend FF&E Reserve monthly deposits beginning with the monthly payment date in May 2020 through and including the monthly payment date in October 2020, which is expected to be repaid over 24 months beginning in November 2020 through October 2022, (iii) suspend the debt yield trigger, which is defined as the net cash flow debt yield being less than 9.0%, through April 30, 2021, and (iv) permit the borrower to obtain a $260,926 unsecured PPP Loan under the Small Business Paycheck Protection Program on June 3, 2020.

The following table presents certain information relating to recent monthly operating performance at the Hilton Garden Inn Salt Lake City Airport Property:

Monthly Operating Performance
Hilton Garden Inn Salt Lake City Airport
Month	Occupancy	ADR	RevPAR
Oct-20	56.4%	$79.08	$44.62
Sep-20	62.9%	$83.34	$52.46
Aug-20	54.3%	$86.25	$46.80
Jul-20	40.7%	$87.58	$35.66
Jun-20	37.6%	$91.37	$34.35
May-20	18.9%	$92.24	$17.42
Apr-20	10.0%	$77.32	$7.70
Mar-20	36.9%	$135.54	$50.05

The Market. The Hilton Garden Inn Salt Lake City Airport Property is located adjacent to Interstate-80 in Salt Lake City, Utah, approximately three minutes from Salt Lake International Airport and ten minutes from downtown Salt Lake City. The new Salt Lake City International Airport is currently under construction next to the original airport. The first phase of the $4.1 billion project was completed in September 2020 and the second phase is expected to be completed in 2024. Upon completion, the new South Terminal, which will be home to Delta’s second largest hub, will have four million SF of new space. According to the appraisal, the project has the ultimate goal of LEED Gold Certification, which only nine airport facilities in the U.S. have achieved. Additionally, according to the appraisal, as of Q4 2019, there is 3.1 million SF of office space with a 3.9% vacancy rate within 1.5 miles of the Hilton Garden Inn Salt Lake City Airport Property.

According to the appraisal, the estimated 2019 population within a five-mile radius of the Hilton Garden Inn Salt Lake City Airport Property was 69,671 the estimated 2019 average household income within the same radii was $62,850.

A-3-117

Hospitality – Select Service	Loan #12	Cut-off Date Balance:	$23,175,000
4975 Wiley Post Way	Hilton Garden Inn Salt Lake City Airport	Cut-off Date LTV:	63.0%
Salt Lake City, UT 84116		U/W NCF DSCR:	2.11x
		U/W NOI Debt Yield:	12.9%

The appraisal did not identify any hotels that are proposed or currently under development that are expected to be directly competitive with the Hilton Garden Inn Salt Lake City Airport Property.

The following tables present historical occupancy, ADR, RevPAR and penetration rates relating to the competitive set of the Hilton Garden Inn Salt Lake City Airport Property:

Hilton Garden Inn Salt Lake City Airport Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			HGI Salt Lake City			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	81.6%	$115.48	$94.22	79.3%	$127.43	$101.09	97.2%	110.3%	107.3%
12/31/2018	79.6%	$113.14	$90.10	77.9%	$133.50	$103.93	97.8%	118.0%	115.4%
12/31/2019	74.7%	$111.02	$82.89	78.4%	$130.42	$102.27	105.0%	117.5%	123.4%
10/31/2020 TTM	49.9%	$87.55	$43.70	48.4%	$102.35	$49.51	96.9%	116.9%	113.3%

Source: Industry Report.

(1)	The competitive set includes the following hotels: DoubleTree by Hilton Hotel Salt Lake City Airport, Fairfield Inn & Suites Salt Lake City Airport, Hampton by Hilton Inn & Suites Salt Lake City Airport, Courtyard Salt Lake City Airport, Holiday Inn & Suites Salt Lake City Airport West, Hyatt Place Salt Lake City Airport and SpringHill Suites Salt Lake City Airport.

The following table presents certain information relating to the primary competitive properties to the Hilton Garden Inn Salt Lake City Airport Property:

Property Competitive Summary
Property Name	No. of Rooms	Commercial	Group	Leisure	Extended Stay	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR
Hilton Garden Inn Salt Lake City Airport Property	172	39%	16%	40%	5%	78%(1)	$133.50(1)	$103.93(1)
DoubleTree by Hilton SLC Airport	288	40%	30%	25%	5%	78%	$103.00	$80.34
Fairfield Inn & Suites SLC Airport	103	48%	10%	37%	5%	80%	$105.00	$84.00
Hampton Inn & Suites SLC Airport	100	34%	15%	46%	5%	76%	$112.00	$85.12
Courtyard SLC Airport	154	40%	15%	40%	5%	82%	$115.00	$94.30
Holiday Inn & Suites SLC Airport West	111	40%	20%	35%	5%	80%	$115.00	$92.00
Hyatt Place SLC Airport	123	50%	5%	40%	5%	80%	$120.00	$96.00
SpringHill Suites SLC Airport	143	50%	5%	40%	5%	82%	$130.00	$106.60

Source: Appraisal.

(1)	Information obtained from the historical operating statement.

A-3-118

Hospitality – Select Service	Loan #12	Cut-off Date Balance:	$23,175,000
4975 Wiley Post Way	Hilton Garden Inn Salt Lake City Airport	Cut-off Date LTV:	63.0%
Salt Lake City, UT 84116		U/W NCF DSCR:	2.11x
		U/W NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Hilton Garden Inn Salt Lake City Airport Property:

Cash Flow Analysis
	2017	2018	2019	10/31/2020 TTM(1)	UW(2)	UW per Room
Occupancy	79.3%	77.9%	78.4%	45.4%	78.4%
ADR	$127.43	$133.50	$130.42	$101.03	$130.42
RevPAR	$101.09	$103.93	$102.27	$45.91	$102.27

Room Revenue	$6,346,430	$6,524,925	$6,420,460	$2,890,322	$6,420,460	$37,328
Food & Beverage Revenue	$1,040,248	$1,167,426	$1,115,742	$568,739	$1,115,742	$6,487
Other Income(3)	$60,698	$106,970	$118,787	$53,516	$111,436	$648
Total Revenue	$7,447,376	$7,799,321	$7,654,989	$3512,577	$7,647,638	$44,463

Room Expense	$1,516,534	$1,486,047	$1,527,377	$736,445	$1,527,377	$8,880
Food & Beverage Expense	$561,145	$553,604	$578,020	$220,014	$578,020	$3,361
Other Departmental Expenses	$22,365	$26,219	$25,531	$15,832	$23,951	$139
Total Departmental Expenses	$2,100,044	$2,065,870	$2,130,928	$972,291	$2,129,348	$12,380
Gross Operating Income	$5,347,332	$5,733,451	$5,524,061	$2,540,286	$5,518,290	$32,083

Total Undistributed Expenses	$2,244,728	$2,374,887	$2,289,306	$1,304,687	$2,219,869	$12,906
Gross Operating Profit	$3,102,604	$3,358,564	$3,234,755	$1,235,599	$3,298,421	$19,177

Total Fixed Charges	$260,637	$265,345	$287,755	$277,862	$298,085	$1,733
Total Operating Expenses	$4,605,409	$4,706,102	$4,707,989	$2,554,840	$4,647,302	$27,019

Net Operating Income	$2,841,967	$3,093,219	$2,947,000	$957,737	$3,000,336	$17,444
FF&E	$0	$0	$0	$0	$305,906	$1,779
Net Cash Flow	$2,841,967	$3,093,219	$2,947,000	$957,737	$2,694,430	$15,665

NOI DSCR	2.22x	2.42x	2.31x	0.75x(4)	2.35x
NCF DSCR	2.22x	2.42x	2.31x	0.75x(4)	2.11x
NOI Debt Yield	12.3%	13.3%	12.7%	4.1%	12.9%
NCF Debt Yield	12.3%	13.3%	12.7%	4.1%	11.6%

(1)	Due to the timing of the acquisition, the borrower could not provide a January 2020 operating statement, therefore, the 10/31/2020 TTM information shown substituted the January 2019 operating statement for the January 2020 operating statement.

(2)	The lender’s UW is based on the 2019 financial statement. See the “COVID-19 Update” section for details on recent monthly performance at the Hilton Garden Inn Salt Lake City Airport Property. The Hilton Garden Inn Salt Lake City Airport Property is structured with a Debt Service Reserve.

(3)	Other Income consists primarily of gift shop, parking, cancellation fees, telephone, coin laundry and other miscellaneous items.

(4)	The 10/31/2020 TTM NOI DSCR and NCF DSCR based on interest-only payments is 1.10x.

A-3-119

Mortgage Loan No. 13 – Walgreens Portfolio

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Portfolio
Location:	Various
Original Balance:	$21,500,000	General Property Type:	Retail
Cut-off Date Balance:	$21,500,000	Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	2.6%	Title Vesting:	Fee
Loan Purpose:	Acquisition	Year Built/Renovated:	Various/Various
Borrower Sponsor:	Upstream Holdings, Inc.	Size:	70,698 SF
Guarantor:	Upstream Holdings, Inc.	Cut-off Date Balance PSF:	$304
Mortgage Rate:	3.5600%	Maturity Date Balance PSF:	$238
Note Date:	11/20/2020	Property Manager:	Self-managed
First Payment Date:	1/1/2021	Underwriting and Financial Information(3)
Maturity Date:	12/1/2030	UW NOI:	$1,967,315
Original Term to Maturity:	120 months	UW NOI Debt Yield:	9.2%
Original Amortization Term:	360 months	UW NOI Debt Yield at Maturity:	11.7%
IO Period:	0 months	UW NCF DSCR:	1.66x
Seasoning:	0 months	Most Recent NOI(4):	N/A
Prepayment Provisions:	LO (24); DEF (92); O (4)	2nd Most Recent NOI(4):	N/A
Lockbox/Cash Mgmt Status:	Springing/Springing	3rd Most Recent NOI(4):	N/A
Additional Debt Type:	No	Most Recent Occupancy:	100.0% (12/1/2020)
Additional Debt Balance:	N/A	2nd Most Recent Occupancy(4):	N/A
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent Occupancy(4):	N/A
Reserves	Appraised Value (as of):	$34,560,000 (Various)
Type	Initial	Monthly	Cap	Appraised Value PSF:	$489
RE Taxes(1):	$0	Springing	N/A	Cut-off Date LTV Ratio:	62.2%
Insurance(2):	$0	Springing	N/A	Maturity Date LTV Ratio:	48.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,500,000	64.0%	Purchase Price:	$33,088,989	98.6%
Borrower Equity:	$12,070,763	36.0%	Closing Costs:	$481,774	1.4%
Total Sources:	$33,570,763	100.0%	Total Uses:	$33,570,763	100.0%

(1)	Monthly tax reserves are springing upon the failure of any of the following conditions to be satisfied: (i) Walgreens (as defined below) is the tenant at the applicable Walgreens Portfolio Properties (as defined below); (ii) the Walgreens lease provides that Walgreens is required to pay real estate taxes in a timely manner, (iii) the real estate taxes are and always have been timely paid by Walgreens; and (iv) the Walgreens Portfolio Borrower (as defined below) provides the lender evidence of timely payment of such taxes.

(2)	Monthly insurance reserves are springing upon the failure of any of the following conditions to be satisfied: (i) no event of default is continuing; (ii) the insurance policies are blanket policies reasonably approved by the lender; and (iii) the Walgreens Portfolio Borrower provides the lender with evidence of renewal and payment of insurance premiums no later than 10 days prior to the expiration of the policies.

(3)	The novel coronavirus pandemic is an evolving situation and could impact the Walgreens Portfolio Mortgage Loan (as defined below) more severely than assumed in the underwriting of the Walgreens Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Historical financial information is not available because the Walgreens Portfolio Properties were acquired by the borrower sponsor between May 2020 and August 2020.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Walgreens Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,500,000 secured by a first priority fee mortgage encumbering five retail properties located in Louisiana and Michigan (the “Walgreens Portfolio Properties” or the “Walgreens Portfolio”).

The Borrower and the Borrower Sponsor. The borrower is Upstream Properties Fund I, LLC (the “Walgreens Portfolio Borrower”), a Delaware limited liability company structured to be bankruptcy remote with one independent director. The non-recourse carveout guarantor and borrower sponsor is Upstream Holdings, Inc. The Walgreens Portfolio Borrower is wholly owned by Upstream Life Insurance Company, which is wholly owned by Upstream Holdings, Inc. Upstream Life Insurance Company is a life insurance company that offers a variety of life insurance and annuity products across 24 states.

The Properties. The Walgreens Portfolio Properties are comprised of five single-tenant, net leased retail properties containing a total of 70,698 SF. Four of the five properties are located in Louisiana (79.6% of NRA and 82.3% of underwritten rent) and the fifth property is located in Lansing, Michigan (20.4% of NRA and 17.7% of underwritten rent). Each of the Walgreens Portfolio Properties located in Louisiana is leased to Walgreens Louisiana Co., and the Walgreens Portfolio Property located in Michigan is leased to Walgreen Co. (in each case, the applicable tenant is referred to as “Walgreens”). Walgreens has operated at each of the respective Walgreens Portfolio Properties for over ten years.

Walgreens - Metairie, LA

The Walgreens - Metairie, LA property is a single-tenant, free-standing building comprised of 13,650 SF located in Metairie, Louisiana. The Walgreens - Metairie, LA property is situated on an approximately 1.20 acre site and features 68 parking spaces (5.0 per 1,000 SF). The Walgreens - Metairie, LA property was built in 2005 and is 100% occupied by Walgreens (19.3% of NRA and 26.2% of underwritten rent for the Walgreens Portfolio). Walgreens is

A-3-120

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$21,500,000
Property Addresses – Various	Walgreens Portfolio	Cut-off Date LTV:	62.2%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.2%

signed to a lease through April 30, 2080 and has lease termination options effective April 30, 2030 and every five years thereafter. For purposes of the loan underwriting, the Walgreens - Metairie, LA lease was assumed to expire on the date as of when the earliest termination right, if exercised, would be effective.

Walgreens - Gretna, LA

The Walgreens - Gretna, LA property is a single-tenant, free-standing building comprised of 14,490 SF located in Gretna, Louisiana. The Walgreens - Gretna, LA property is situated on an approximately 1.38 acre site and features 75 parking spaces (5.2 per 1,000 SF). The Walgreens - Gretna, LA property was built in 2001 and is 100% occupied by Walgreens (20.5% of NRA and 21.6% of underwritten rent for the Walgreens Portfolio). In May 2020, Walgreens executed a 15-year lease renewal at the Walgreens - Gretna, LA property through May 31, 2035 and has 12, 5-year renewal options remaining.

Walgreens - Denham Springs, LA

The Walgreens - Denham Springs, LA property is a single-tenant, free-standing building comprised of 14,490 SF located in Denham Springs, Louisiana. The Walgreens - Denham Springs, LA property is situated on an approximately 1.61 acre site and features 55 parking spaces (3.8 per 1,000 SF). The Walgreens - Denham Springs, LA property was built in 2010 and is 100% occupied by Walgreens (20.5% of NRA and 18.9% of underwritten rent for the Walgreens Portfolio). Walgreens is signed to a lease through August 31, 2084 and has lease termination options effective June 30, 2035 and as of the last day of each month thereafter, in each case upon 12 months’ prior notice. For purposes of the loan underwriting, the Walgreens - Denham Springs, LA lease was assumed to expire on the date as of when the earliest termination right, if exercised, would be effective.

Walgreens - Lansing, MI

The Walgreens - Lansing, MI property is a single-tenant, free-standing building comprised of 14,418 SF located in Lansing, Michigan. The Walgreens - Lansing, MI property is situated on an approximately 1.47 acre site and features 75 parking spaces (5.2 per 1,000 SF). The Walgreens - Lansing, MI property was built in 2002 and is 100% occupied by Walgreens (20.4% of NRA and 17.7% of underwritten rent for the Walgreens Portfolio). In July 2020, Walgreens executed a 15-year lease renewal at the Walgreens - Lansing, MI property through July 31, 2035 and has 12, 5-year renewal options remaining.

Walgreens - Ruston, LA

The Walgreens - Ruston, LA property is a single-tenant, free-standing building comprised of 13,650 SF located in Ruston, Louisiana. The Walgreens - Ruston, LA property is situated on an approximately 1.11 acre site and features 43 parking spaces (3.2 per 1,000 SF). The Walgreens - Ruston, LA property was built in 2010 and is 100% occupied by Walgreens (19.3% of NRA and 15.6% of underwritten rent for the Walgreens Portfolio). Walgreens is signed to a lease through July 31, 2085 and has lease termination options effective July 31, 2035 and as of the last day of each month thereafter, in each case upon 12 months’ prior notice. For purposes of the loan underwriting, the Walgreens - Ruston, LA lease was assumed to expire on the date as of when the earliest termination right, if exercised, would be effective.

The following table presents a summary of certain information relating to the Walgreens Portfolio.

Walgreens Portfolio Properties Summary
Property Name	City	State	Year Built	Total GLA (SF)(1)	% of Total GLA	Occ. %(1)	Cut-off Date Allocated Loan Amount	% of ALA	Appraised Value	UW NOI
Walgreens - Metairie, LA	Metairie	LA	2005	13,650	19.3%	100.0%	$5,331,453	24.8%	$8,570,000	$507,870
Walgreens - Gretna, LA	Gretna	LA	2001	14,490	20.5%	100.0%	$4,839,988	22.5%	$7,780,000	$426,294
Walgreens - Denham Springs, LA	Denham Springs	LA	2010	14,490	20.5%	100.0%	$4,043,693	18.8%	$6,500,000	$374,595
Walgreens - Lansing, MI	Lansing	MI	2002	14,418	20.4%	100.0%	$3,881,944	18.1%	$6,240,000	$350,716
Walgreens - Ruston, LA	Ruston	LA	2010	13,650	19.3%	100.0%	$3,402,922	15.8%	$5,470,000	$307,840
Total/Wtd. Avg.:				70,698	100.0%	100.0%	$21,500,000	100.0%	$34,560,000	$1,967,315

(1)	Information is based on the underwritten rent roll.

A-3-121

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$21,500,000
Property Addresses – Various	Walgreens Portfolio	Cut-off Date LTV:	62.2%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the major tenants at the Walgreens Portfolio:

Tenant Summary(1)
Tenant Name- Location	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant SF	Approx % of SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF	Most Recent Sales			Term. Option	Renewal Options	Lease Expiration(3)
							$	PSF	Occ. Cost %
Walgreens - Metairie, LA(4)	BBB/Baa2/BBB	13,650	19.3%	$540,000	26.2%	$39.56	$4,816,708	$353	11.2%	Y	None	4/30/2030
Walgreens - Gretna, LA	BBB/Baa2/BBB	14,490	20.5%	$443,825	21.6%	$30.63	$2,992,149	$206	14.8%	N	12, 5 year	5/31/2035
Walgreens - Denham Springs, LA(5)	BBB/Baa2/BBB	14,490	20.5%	$390,000	18.9%	$26.92	$2,155,059	$149	18.1%	Y	None	6/30/2035
Walgreens - Lansing, MI	BBB/Baa2/BBB	14,418	20.4%	$365,139	17.7%	$25.33	$2,397,146	$166	15.2%	N	12, 5 year	7/31/2035
Walgreens - Ruston, LA(6)	BBB/Baa2/BBB	13,650	19.3%	$320,500	15.6%	$23.48	$2,950,355	$216	10.9%	Y	None	7/31/2035
Subtotal/Wtd. Avg.		70,698	100.0%	$2,059,464	100.0%	$29.13

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		70,698	100.0%	$2,059,464	100.0%	$29.13

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	For purposes of the table and loan underwriting, the Walgreens – Metairie, LA, Walgreens – Denham Springs, LA, and Walgreens – Ruston, LA leases that grant early termination rights to Walgreens were assumed to expire on the date as of when the earliest termination right under each such lease, if exercised, would be effective.

(4)	Walgreens - Metairie, LA has the right to terminate its lease every five years after its first termination option in April 2030.

(5)	Walgreens - Denham Springs, LA has the right to terminate its lease as of the last day of any month after its first termination option in June 2035, upon 12 months’ prior notice.

(6)	Walgreens - Ruston, LA has the right to terminate its lease as of the last day of any month after its first termination option in July 2035, upon 12 months’ prior notice.

The following table presents certain information relating to the lease rollover schedule at the Walgreens Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	1	13,650	$39.56	19.3%	19.3%	$540,000	26.2%	26.2%
2031 & Beyond	4	57,048	$26.63	80.7%	100.0%	$1,519,464	73.8%	100.0%
Vacant Space	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	5	70,698	$29.13	100.0%		$2,059,464	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	For purposes of the table and loan underwriting, the Walgreens – Metairie, LA, Walgreens – Denham Springs, LA, and Walgreens – Ruston, LA leases that grant early termination rights to Walgreens were assumed to expire on the date as of when the earliest termination right under each such lease, if exercised, would be effective.

COVID-19 Update. As of November 24, 2020, the Walgreens Portfolio Properties are open and operating, all tenants have remained current on all rent and lease obligations, and no lease modification or rent relief requests have been received. The first debt service payment on the Walgreens Portfolio Mortgage Loan is due in January 2021 and, as of November 24, 2020, the Walgreens Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Market. The Walgreens - Gretna, LA property and the Walgreens - Metairie, LA property are located within the New Orleans retail market and within the Westbank retail submarket and the Metairie retail submarket, respectively. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the New Orleans retail market was approximately 3.8%, with average asking rents of $18.78 PSF and inventory of approximately 85.5 million SF. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Westbank retail submarket was approximately 4.6%, with average asking rents of $14.06 PSF and inventory of approximately 10.1 million SF. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Metairie retail submarket was approximately 3.1%, with average asking rents of $25.00 PSF and inventory of approximately 12.5 million SF.

A-3-122

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$21,500,000
Property Addresses – Various	Walgreens Portfolio	Cut-off Date LTV:	62.2%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.2%

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Gretna, LA Property is 14,510, 132,211, and 351,233, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Gretna, LA Property was $55,754, $67,302 and $70,193, respectively. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Metairie, LA property is 15,406, 113,055, and 236,000, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Metairie, LA property was $103,613, $82,864 and $85,375, respectively.

The Walgreens - Denham Springs, LA property is located within the Livingston Parish retail submarket of the Baton Rouge retail market. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Baton Rouge retail market was approximately 4.0%, with average asking rents of $16.09 PSF and inventory of approximately 47.4 million SF. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Livingston Parish retail submarket was approximately 3.1%, with average asking rents of $16.26 PSF and inventory of approximately 4.1 million SF. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Denham Springs, LA property is 4,990, 22,818, and 84,628, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Denham Springs, LA property was $75,240, $81,910 and $92,370, respectively.

The Walgreens - Lansing, MI property is located within the Southern Lansing retail submarket of the Lansing retail market. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Lansing retail market was approximately 5.0%, with average asking rents of $12.98 PSF and inventory of approximately 30.8 million SF. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Southern Lansing retail submarket was approximately 8.2%, with average asking rents of $10.96 PSF and inventory of approximately 6.1 million SF. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Lansing, MI property is 11,277, 82,331, and 165,594, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Lansing, MI property was $55,298, $59,381 and $62,734, respectively.

The Walgreens - Ruston, LA property is located within the Ruston retail market. According the appraisal, Rustin is a small market and no specific submarket was identified. According to the appraisal, as of the second quarter of 2020, the vacancy rate in the Ruston retail market was approximately 3.8%, with average asking rents of $8.84 PSF and inventory of approximately 1.6 million SF. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Walgreens - Ruston, LA property is 4,218, 23,336, and 32,000, respectively. The 2020 estimated average household income within a one-, three- and five-mile radius of the Walgreens - Ruston, LA property was $66,828, $56,345 and $60,114, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the sole tenants at the Walgreens Portfolio Properties:

Market Rent Summary
Building	Market Rent (PSF)	Average Lease Term (Years)	Rent Increase Projection
Walgreens - Metairie, LA	$39.79	15.0	None
Walgreens - Gretna, LA	$31.40	5.0	None
Walgreens - Denham Springs, LA	$26.92	5.0	None
Walgreens - Lansing, MI	$25.96	15.0	5.0% increases every 5-years
Walgreens - Ruston, LA	$23.44	5.0	None

A-3-123

Retail – Single Tenant	Loan #13	Cut-off Date Balance:	$21,500,000
Property Addresses – Various	Walgreens Portfolio	Cut-off Date LTV:	62.2%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Walgreens Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Gross Potential Rent(3)	$2,059,464	$29.13
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($72,584)	($1.03)
Effective Gross Income	$1,986,880	$28.10

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Expenses	$19,565	$0.28
Total Expenses(4)	$19,565	$0.28

Net Operating Income	$1,967,315	$27.83
CapEx	$10,605	$0.15
TI/LC	$24,024	$0.34
Net Cash Flow	$1,932,686	$27.34

Occupancy %(5)	96.5%
NOI DSCR	1.69x
NCF DSCR	1.66x
NOI Debt Yield	9.2%
NCF Debt Yield	9.0%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	Historical financial information is not available because the Walgreens Portfolio Properties were acquired by the borrower sponsor between May 2020 and August 2020.

(3)	Gross Potential Rent is inclusive of $19,731 of straight line rent.

(4)	Total Expenses consist of a 1.0% management fee.

(5)	Occupancy % represents economic occupancy at the Walgreens Portfolio Properties. As of December 1, 2020, the Walgreens Portfolio Properties were 100.0% occupied.

Release of Property. The Walgreens Portfolio Borrower has the right to obtain the release of each of the individual Walgreens Portfolio Properties following the expiration of the defeasance lockout period, subject to certain conditions, including: (i) the Walgreens Portfolio Borrower defeases an amount of principal equal to 125% of the allocated loan amount for the applicable individual Walgreens Portfolio Property; (ii) after giving effect to such release, the debt yield for the remaining Walgreens Portfolio Properties will be no less than the greater of (x) 8.85% or (y) the aggregate debt yield immediately prior to such release, and (iii) certain REMIC-related conditions are satisfied. In addition, the Walgreens Portfolio Borrower has the right to obtain the release of immaterial portions of the Walgreens Portfolio Properties to governmental authorities for dedication or public use and to third parties for private use as roadways or for access, ingress or egress, provided that there is no material adverse effect on the Walgreens Portfolio Properties.

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A-3-125

Mortgage Loan No. 14 – 1890 Ranch

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Cedar Park, TX 78613
Original Balance(1):	$20,610,000			General Property Type:	Retail
Cut-off Date Balance(1):	$20,610,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2008-2011/N/A
Borrower Sponsor:	Endeavor Real Estate Group			Size:	441,583 SF
Guarantor:	CTE Holdings, LP			Cut-off Date Balance PSF(1):	$115
Mortgage Rate:	3.1900%			Maturity Date Balance PSF(1):	$97
Note Date:	3/6/2020			Property Manager:	Endeavor Real Estate Group
First Payment Date:	5/1/2020				(borrower-related)
Maturity Date:	4/1/2030
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	36 months			UW NOI:	$6,076,243
Seasoning:	8 months			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions:	LO (24); YM1 (89); O (7)			UW NOI Debt Yield at Maturity(1):	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.17x (P&I) 3.48x (IO)
Additional Debt Type(1):	Pari Passu			Most Recent NOI(4):	N/A
Additional Debt Balance(1):	$30,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves				Most Recent Occupancy:	92.4% (9/30/2020)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Taxes:	$902,664	$225,666	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$29,364	$13,682	N/A	Appraised Value (as of):	$76,400,000 (12/23/2019)
Replacement Reserve:	$0	$5,799	N/A	Appraised Value PSF:	$173
TI/LC Reserve:	$0	$47,838	$1,435,145	Cut-off Date LTV Ratio(1):	66.2%
Other(2):	$2,644,007	$0	N/A	Maturity Date LTV Ratio(1):	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$50,610,000	69.3%	Purchase Price(5):	$68,600,149	93.9%
Borrower Equity:	$22,448,654	30.7%	Reserves:	$3,576,035	4.9%
			Closing Costs:	$882,470	1.2%
Total Sources:	$73,058,654	100.0%	Total Uses:	$73,058,654	100.0%

(1)	The 1890 Ranch Mortgage Loan (as defined below) is a part of the 1890 Ranch Whole Loan (as defined below) with an original aggregate principal balance of $50,610,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 1890 Ranch Whole Loan.

(2)	As of origination, the Other Reserves consisted of a Free Rent Funds Reserve of $510,162, and an Outstanding TI/LC Reserve of $2,133,845. As of December 3, 2020, the current balance of the Other Reserves is $469,712. The Free Rent Funds Reserve has been completely released and the Outstanding TI/LC Reserve has a balance of approximately $52,644. In addition, a Debt Service Reserve totaling $417,068 was funded at the end of the forbearance period described below under COVID-19 update.

(3)	The appraised value was determined prior to the emergence of the novel coronavirus and the economic disruption resulting from measures to combat the coronavirus, and all LTV metrics were calculated based on such prior information. In addition, the novel coronavirus pandemic is an evolving situation and could impact the 1890 Ranch Whole Loan more severely than assumed in the underwriting of the 1890 Ranch Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Historically, the 1890 Ranch Property (as defined below) was owned and managed along with several parcels that are not included in the loan collateral, without separate reporting for each parcel. As a result, no separate historical operating statements for the loan collateral are available.

(5)	In March 2020, the borrower sponsor entered into a contract to purchase the 1890 Ranch Property and two adjacent outparcels, which are not collateral for the 1890 Ranch Whole Loan, for $96,500,000. The borrower sponsor sold the two adjacent outparcels to a third party buyer for $25,200,000, which resulted in a purchase price for the collateral of $71,300,000. The purchase price shown above is net of a seller credit of $2,699,851.

The Mortgage Loan. The fourteenth largest mortgage loan (the “1890 Ranch Mortgage Loan”) is part of a whole loan (the “1890 Ranch Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $50,610,000, both of which are secured by a first priority fee mortgage encumbering a retail property located in Cedar Park, Texas (the “1890 Ranch Property”). The non-controlling Note A-2, in the original principal amount of $20,610,000, represents the 1890 Ranch Mortgage Loan and will be included in the BANK 2020-BNK30 securitization trust. The controlling Note A-1, in the original principal amount of $30,000,000, was contributed to the BANK 2020-BNK29 securitization. The 1890 Ranch Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK29 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-126

Retail - Anchored	Loan #14	Cut-off Date Balance:	$20,610,000
1335, 1401, 1501 & 1505 East Whitestone	1890 Ranch	Cut-off Date LTV:	66.2%
Blvd and 1104 & 1005 C-Bar Ranch Trail		UW NCF DSCR:	2.17x
Cedar Park, TX 78613		UW NOI Debt Yield:	12.0%

1890 Ranch Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BANK 2020-BNK29	Yes
A-2	$20,610,000	$20,610,000	BANK 2020-BNK30	No
Total	$50,610,000	$50,610,000

The Borrower and the Borrower Sponsor. The borrower for the 1890 Ranch Whole Loan is 1431 SC, LTD. (the “1890 Ranch Borrower”), a single-purpose Texas limited partnership with one independent director. The non-recourse carveout guarantor is CTE Holdings, LP and the borrower sponsor is Endeavor Real Estate Group. The non-recourse carveout guarantor is owned by Chris Ellis and Amy Ellis; the non-recourse carveout guarantor does not own an interest in the 1890 Ranch Borrower; however, Chris Ellis and Amy Ellis own interests in the 1890 Ranch Borrower. Mr. Ellis is a managing principal of Endeavor Real Estate Group (“Endeavor”). Founded in 1999, Endeavor is a full-service commercial real estate company headquartered in Austin, Texas that offers leasing, tenant representation, property acquisition, property disposition, land sales, development, and property management services. Since its inception, Endeavor has developed and/or acquired over 15.8 million SF of commercial real estate. Endeavor has 167 employees, 8 million SF of office, industrial and retail space under management and 3.4 million SF currently under construction.

The Property. The 1890 Ranch Property is a 441,583 SF anchored retail shopping center in Cedar Park, Texas. The 1890 Ranch Property was built between 2008 and 2011 and is situated on nine separate parcels, two of which contain retention ponds and are not improved. The loan structure provides for the partial release of five of the parcels, subject to certain conditions detailed in the “Release of Property” section below. The total site area for the 9 parcels is 41.56 acres with a net site area of 38.80 acres (net of the two retention ponds). The 1890 Ranch Property contains 2,058 parking spaces (4.7 spaces per 1,000 SF). The 1890 Ranch Property is anchored by Academy Sports + Outdoors, Gold’s Gym, Cinemark, Burlington and Ross Dress for Less. As of September 30, 2020, the 1890 Ranch Property was 92.4% leased to 49 diverse regional and local tenants. The rent roll is granular, with no tenant accounting for more than 9.1% of SF, except for Academy Sports + Outdoors. The 1890 Ranch Property benefits from long term tenancy with a total of 20 tenants (64.3% of the NRA and 63.7% of UW rent) having been in occupancy for over 10 years and 35 tenants (76.5% of NRA and 81.0% of UW rent) having been in occupancy for over five years. The 1890 Ranch Property, together with several outparcels that are not part of the collateral, was originally developed by the borrower sponsor between 2008 and 2011, and sold by the borrower sponsor in 2011, prior to its recent acquisition in March 2020.

Major Tenants.

Academy Sports + Outdoors (80,352 SF, 18.2% of NRA, 9.1% of underwritten rent). Academy Sports + Outdoors is a sports, outdoor and lifestyle retailer with a broad assortment of hunting, fishing, and camping equipment and gear along with sports and leisure products, footwear, apparel and other items. The Texas-based company operates over 250 stores throughout the United States. Academy Sports + Outdoors has been a tenant at the 1890 Ranch Property since 2008, has a lease expiration of August 31, 2023 and has three, 5-year renewal options remaining.

Gold’s Gym (40,000 SF, 9.1% of NRA, 11.2% of underwritten rent). Gold’s Gym is an American chain of fitness centers. Gold’s Gym has expanded to over 700 locations, serving 3 million people across six continents each day. Gold’s Gym has been a tenant at the 1890 Ranch Property since 2008, has a lease expiration of September 30, 2023 and has three, 5-year renewal options remaining.

Cinemark (39,144 SF, 8.9% of NRA, 8.8% of underwritten rent). Cinemark is a chain of theatres that started in California, Texas, and Utah. It has grown to be the third largest theatre chain in the United States. Headquartered in Plano, Texas, Cinemark Holdings, Inc. operates 534 theatres and 5,977 screens in the United States and Latin America as of June 30, 2020. Cinemark has been a tenant at the 1890 Ranch Property since 2007, has a lease expiration of October 31, 2022 and has four, 5-year renewal options remaining.

Burlington (36,736 SF, 8.3% of NRA, 5.8% of underwritten rent). Burlington was founded in 1972 as an American national off-price department store and has grown to operate over 600 stores across 45 states, as well as Puerto Rico and has over 40,000 employees. Burlington signed a lease at the 1890 Ranch Property that began in September 2020, with a lease expiration of February 28, 2031 and has four, 5-year renewal options remaining.

PetSmart (27,880 SF, 6.3% of NRA, 7.3% of underwritten rent). PetSmart is a retail chain that offers pet products and in-store services, including grooming, training and pet adoption. Based in Arizona, PetSmart has approximately 56,000 employees and over 1,650 pet stores in the United States, Canada and Puerto Rico. PetSmart has been a tenant at the 1890 Ranch Property since 2008, has a lease expiration of January 31, 2023 and has four, 5-year renewal options remaining.

A-3-127

Retail - Anchored	Loan #14	Cut-off Date Balance:	$20,610,000
1335, 1401, 1501 & 1505 East Whitestone	1890 Ranch	Cut-off Date LTV:	66.2%
Blvd and 1104 & 1005 C-Bar Ranch Trail		UW NCF DSCR:	2.17x
Cedar Park, TX 78613		UW NOI Debt Yield:	12.0%

The following table presents a summary of the major tenants at the 1890 Ranch Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %	Term. Option	Lease Expiration	Renewal Options
Academy Sports + Outdoors	NR/NR/NR	80,352	18.2%	$602,640	$7.50	9.1%	NAV	NAV	NAV	N	8/31/2023	3 x 5 year
Gold’s Gym	NR/NR/NR	40,000	9.1%	$740,400	$18.51	11.2%	NAV	NAV	NAV	N	9/30/2023	3 x 5 year
Cinemark	BB-/NR/BB	39,144	8.9%	$583,246	$14.90	8.8%	NAV	NAV	NAV	N	10/31/2022	4 x 5 year
Burlington	BB+/NR/BB+	36,736	8.3%	$385,445	$10.49	5.8%	NAV	NAV	NAV	N	2/28/2031	4 x 5 year
PetSmart	NR/Caa2/B-	27,880	6.3%	$487,900	$17.50	7.3%	NAV	NAV	NAV	N	1/31/2023	4 x 5 year
Subtotal/Wtd. Avg.		224,112	50.8%	$2,799,631	$12.49	42.2%

Other Tenants		183,694	41.6%	$3,838,672	$20.90	57.8%
Vacant Space		33,777	7.6%	$0	$0.00	0.0%
Total/Wtd. Avg.		441,583	100.0%	$6,638,303	$16.28	100.0%

(1)	Information is based on the underwritten rent roll as of September 30, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the 1890 Ranch Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	4	22,110	$14.56	5.0%	5.0%	$321,893	4.8%	4.8%
2022	6	56,884	$18.32	12.9%	17.9%	$1,042,397	15.7%	20.6%
2023	11	183,689	$14.19	41.6%	59.5%	$2,605,726	39.3%	59.8%
2024	6	17,281	$21.52	3.9%	63.4%	$371,843	5.6%	65.4%
2025	7	45,483	$17.36	10.3%	73.7%	$789,484	11.9%	77.3%
2026	4	22,073	$18.27	5.0%	78.7%	$403,243	6.1%	83.4%
2027	2	7,817	$31.18	1.8%	80.5%	$243,759	3.7%	87.0%
2028	1	1,496	$27.00	0.3%	80.8%	$40,392	0.6%	87.7%
2029	2	3,700	$27.76	0.8%	81.6%	$102,725	1.5%	89.2%
2030	1	2,100	$28.00	0.5%	82.1%	$58,800	0.9%	90.1%
2031 & Beyond	5	45,173	$14.57	10.2%	92.4%	$658,041	9.9%	100.0%
Vacant	0	33,777	$0.00	7.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (3)	49	441,583	$16.28	100.0%		$6,638,303	100.0%

(1)	Information is based on the underwritten rent roll as of September 30, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. The 1890 Ranch Borrower entered into a forbearance agreement on May 29, 2020. The lender agreed to 3 months of forbearance of all interest payments and reserve fund payments due on the June, July and August 2020 payment dates. As of December 1, 2020, the 1890 Ranch Whole Loan is current as of the December debt service payment and is not subject to any forbearance, modification or debt service relief request. The 1890 Ranch Borrower has repaid all deferred interest, replenished reserve accounts, and established a 3-month debt service reserve. As of November 30, 2020, the 1890 Ranch Borrower has reported that the 1890 Ranch Property is open and operating with 91.9% of tenants by occupied NRA and 88.7% of tenants by underwritten base rent having paid their full November 2020 rent payments. As of November 30, 2020, the 1890 Ranch Borrower has reported that 23.5% of tenants by occupied NRA were granted some form of rent relief in past months and have returned to paying full rent and 9.9% of tenants by occupied NRA were granted some form of rent relief and are still paying abated rent.

The Market. The 1890 Ranch Property is located in Cedar Park, Texas within the Austin retail market and the Cedar Park submarket. Major employers in the area include Apple, Oracle and Toshiba. The neighborhood has significant concentrations of users in the technical/digital industries, including Dell Technologies. In addition to its strong employment base, the area is easily accessible to surrounding submarkets and Brushy Creek Lake Park: a 90-acre park that offers various recreational activities. Primary access to the 1890 Ranch Property is provided by U.S. Route 183, a major arterial that crosses the Austin area in a north and south direction. According to the appraisal, as of the third quarter of 2019, the Austin retail market had approximately 111.9 million SF of retail space inventory, overall vacancy in the market was approximately 4.1% and asking rent was $22.19 PSF. According to the appraisal, as of the third quarter of 2019, the Cedar Park submarket had approximately 6.9 million SF of retail space inventory, overall vacancy in the market was

A-3-128

Retail - Anchored	Loan #14	Cut-off Date Balance:	$20,610,000
1335, 1401, 1501 & 1505 East Whitestone	1890 Ranch	Cut-off Date LTV:	66.2%
Blvd and 1104 & 1005 C-Bar Ranch Trail		UW NCF DSCR:	2.17x
Cedar Park, TX 78613		UW NOI Debt Yield:	12.0%

approximately 4.1% and asking rent was $21.48 PSF. According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius of the 1890 Ranch Property was 7,702, 74,852 and 196,793, respectively. The 2019 estimated average household income within a one-, three- and five-mile radius of the 1890 Ranch Property was $107,762, $112,586 and $118,601, respectively.

The following table presents recent leasing data for tenants at comparable retail properties with respect to the 1890 Ranch Property:

Comparable Retail Property Summary
Property Name/ City, State	Lease Type	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Mos.)	Rent PSF
Parkline Shopping Center Cedar Park, TX	NNN	Pot Belly	1,030	Sept. 2018	60	$30.00
Lakeline Plaza Cedar Park, TX	NNN	LBC Salon	1,000	Sept. 2018	60	$49.25
The Parke Cedar Park, TX	NNN	Starbucks	2,000	August 2017	120	$49.66
Boardwalk Shopping Round Rock, TX	NNN	Innovaslim	2,058	Nov. 2018	60	$25.08
Cedar Park Town Cedar Park, TX	NNN	Cycle Bar	2,134	July 2018	60	$36.00

Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1890 Ranch Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
Premium Space:	$45.00	60	NNN	2.50%/year
Good Space:	$38.00	60	NNN	2.50%/year
Average Space:	$30.00	60	NNN	2.50%/year
Typical In-Line Space:	$25.00	60	NNN	2.50%/year
Anchor Space:	$11.00	120	NNN	2.50%/year
Jr. Anchor Space:	$15.00	120	NNN	2.50%/year
Theater Space:	$15.00	120	NNN	2.50%/year
Fitness Space:	$13.50	120	NNN	2.50%/year

A-3-129

Retail - Anchored	Loan #14	Cut-off Date Balance:	$20,610,000
1335, 1401, 1501 & 1505 East Whitestone	1890 Ranch	Cut-off Date LTV:	66.2%
Blvd and 1104 & 1005 C-Bar Ranch Trail		UW NCF DSCR:	2.17x
Cedar Park, TX 78613		UW NOI Debt Yield:	12.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1890 Ranch Property:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Gross Potential Rent(3)	$7,538,243	$17.07
Total Recoveries	$3,988,687	$9.03
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($1,205,038)	($2.73)
Effective Gross Income	$10,321,892	$23.37

Real Estate Taxes	$2,817,259	$6.38
Insurance	$170,547	$0.39
Other Expenses	$1,257,843	$2.85
Total Expenses	$4,245,649	$9.61

Net Operating Income	$6,076,243	$13.76
CapEx	$69,591	$0.16
TI/LC	$313,524	$0.71
Net Cash Flow	$5,693,128	$12.89

Occupancy %	88.1%(4)
NOI DSCR (IO)(5)	3.71x
NOI DSCR (P&I)(5)	2.32x
NCF DSCR (IO)(5)	3.48x
NCF DSCR (P&I)(5)	2.17x
NOI Debt Yield(5)	12.0%
NCF Debt Yield(5)	11.2%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender underwriting.

(2)	Historically, the 1890 Ranch Property was owned and managed along with several parcels that are not included in the loan collateral, without separate reporting for each parcel. As a result, no separate historical operating statements for the loan collateral are available.

(3)	UW Gross Potential Rent is based on the underwritten rent roll dated September 30, 2020 and includes rent steps through October 31, 2021 totaling $72,423.

(4)	UW Occupancy % represents economic occupancy. Physical occupancy was 92.4% as of September 30, 2020.

(5)	Debt service coverage ratios and debt yields are based on the 1890 Ranch Whole Loan.

Release of Property. After April 1, 2022, the 1890 Ranch Borrower has the right to obtain a release of any one or more of five release parcels constituting income-producing portions of the 1890 Ranch Property, provided no event of default is continuing and subject to the conditions set forth in the 1890 Ranch Whole Loan documents, including, among others, (1) prepayment of the 1890 Ranch Whole Loan in a principal amount equal to (A) 110% of the allocated loan amount for the applicable release parcel (the “Release Amount”), if after giving effect to the partial release, the debt yield with respect to the remaining parcels of the 1890 Ranch Property is not less than 11.5%, or (B) the greater of (i) the Release Amount for the applicable release parcel and (ii) the net settlement proceeds from the sale of such release parcel, if after giving effect to the partial release, the debt yield with respect to the remaining parcels of the 1890 Ranch Property is less than 11.5%, and in the case of each of (A) and (B), payment of the yield maintenance premium on the amount prepaid (if prior to the open period), (2) if any release parcel is transferred to an affiliate of the 1890 Ranch Borrower, such affiliate must agree in writing that it will not (a) develop or construct any improvements on the release parcel for purposes of leasing any or all of such improvements to any current or then-existing tenant of the 1890 Ranch Property (excluding the release parcel proposed to be released), and (b) provide any incentives to any current or then-existing tenant of the 1890 Ranch Property (without taking into account the release parcel proposed to be released) to (or designed to incentivize such tenant to), or otherwise solicit or encourage any such tenant to, relocate from the 1890 Ranch Property to the release parcel, (3) delivery of a copy of any amendment to the reciprocal easement agreement to be executed on or prior to the release date, which may contain cross-easements for the benefit of the release parcel and the remainder of the 1890 Ranch Property and would be acceptable to a prudent lender subordinating its mortgage to such an amendment, (4) after giving effect to the partial release, the debt yield of the remaining 1890 Ranch Property is greater than the debt yield immediately prior to the partial release, and (5) certain REMIC-related conditions are satisfied.

The table below contains information regarding the release parcels.

Description of Release Parcel	Appraised Value	Release Amount (110% of Allocated Loan Amount)
Parcel 1 (Office Depot)	$2,950,000	$1,960,200
Parcel 5 (Academy Sports + Outdoors)	$6,650,000	$4,417,600
Parcel 7 (Gold’s Gym and 22,759 SF of inline space)	$17,200,000	$11,426,800
Parcel 8 (Ross Dress for Less)	$3,540,000	$2,351,800
Parcel 9 (26,971 SF of inline space)	$7,990,000	$5,307,500
Total	$38,330,000	$25,463,900

A-3-130

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A-3-131

Mortgage Loan No. 15 – Town Center Jeffersonville

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Jeffersonville, IN 47130
Original Balance:	$19,600,000			General Property Type:	Retail
Cut-off Date Balance:	$19,600,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2018-2020/N/A
Borrower Sponsor:	John E. Young			Size:	184,228 SF
Guarantor:	John E. Young			Cut-off Date Balance PSF:	$106
Mortgage Rate:	3.3000%			Maturity Balance PSF:	$83
Note Date:	11/20/2020			Property Manager:	Dahlem Realty Company
First Payment Date:	1/11/2021
Maturity Date:	12/11/2030
Original Term to Maturity:	120 months			Underwriting and Financial Information(4)
Original Amortization Term:	360 months			UW NOI:	$1,978,898
IO Period:	0 months			UW NOI Debt Yield:	10.1%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	13.0%
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NCF DSCR:	1.75x
Lockbox/Cash Mgmt Status:	Hard/In Place			Most Recent NOI:	$1,761,686 (10/31/2020 TTM)
Additional Debt Type:	No			2nd Most Recent NOI(5):	N/A
Additional Debt Balance:	N/A			3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (11/16/2020)
Reserves				2nd Most Recent Occupancy(5):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	N/A
RE Taxes:	$48,340	$24,170(1)	N/A	Appraised Value (as of):	$28,000,000 (10/16/2020)
Insurance:	$0	Springing(2)	N/A	Appraised Value PSF:	$152
Replacement Reserve:	$0	$2,304(3)	$82,958	Cut-off Date LTV Ratio:	70.0%
TI/LC Reserve:	$0	$11,522	$414,788	Maturity Date LTV Ratio:	54.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,600,000	97.2%	Loan Payoff:	$19,822,034	98.3%
Borrower Equity:	$564,345	2.8%	Reserves:	$48,340	0.2%
			Closing Costs:	$293,971	1.5%
Total Sources:	$20,164,345	100.0%	Total Uses:	$20,164,345	100.0%

(1)	The Town Center Jeffersonville Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for real estate taxes in connection with Hobby Lobby as long as (i) the lease remains in full force and effect and has not been modified or amended; (ii) Hobby Lobby’s space has not been sublet; (iii) no event of default has occurred and is continuing under the loan documents; (iv) no event of default has occurred by the borrower or Hobby Lobby under the Hobby Lobby lease; (v) Hobby Lobby’s lease obligates them to pay all taxes directly; (vi) the lender has received proof of payment at least 30 days prior to the date upon which the taxes are due; (vii) the debt service coverage ratio is greater than or equal to 1.25x; (viii) no monetary default has occurred under the Hobby Lobby or Burlington lease; or (ix) none of TJ Maxx, Homegoods, Hobby Lobby or Burlington fails to occupy at least 90% of their space (except during a government mandated closure), files bankruptcy (or similar insolvency proceeding), terminates its lease (or gives notice to do so), or if TJ Maxx, Homegoods or Burlington fails to renew or extend its lease at least 6 months prior to the expiration date.

(2)	The Town Center Jeffersonville Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default is continuing, (ii) the Town Center Jeffersonville Property (as defined below) is covered under a blanket policy acceptable to the lender, and (iii) the borrower provides proof of renewal and receipts of payment no later than 10 business days prior to policy expiration. If said conditions are not met, the loan documents require an ongoing monthly escrow of 1/12th of the lender’s estimated insurance premiums estimated for the renewal of coverage at least 30 days’ prior to expiration.

(3)	The Town Center Jeffersonville Mortgage Loan documents require ongoing monthly escrows for recurring replacements beyond the cap upon (i) the occurrence and during the continuance of an event of default or (ii) the lender determining that the borrower is not properly maintaining the property.

(4)	The novel coronavirus pandemic is an evolving situation and could impact the Town Center Jeffersonville Mortgage Loan more severely than assumed in the underwriting of the Town Center Jeffersonville Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above and herein. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	Historical operating performance is not available due to the Town Center Jeffersonville Property being constructed between 2018 and 2020.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Town Center Jeffersonville Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $19,600,000 and secured by a first priority fee mortgage encumbering a 184,228 SF anchored retail center (the “Town Center Jeffersonville Property”) located in Jeffersonville, Indiana.

The Borrower and the Borrower Sponsor. The borrower is UAP – Jeffersonville, LLC (the “Town Center Jeffersonville Borrower”), a Delaware limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor is John E. Young (the “Guarantor”), who has over 40 years of real estate experience and is the President and CEO of United American Properties (“UAP”), which is a full-service real estate company

A-3-132

Retail – Anchored	Loan #15	Cut-off Date Balance:	$19,600,000
4251 Town Center Boulevard	Town Center Jeffersonville	Cut-off Date LTV:	70.0%
Jeffersonville, IN 47130		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	10.1%

specializing in acquisition, development, and asset management. UAP has been involved in developing over 60 shopping centers and more than 6 million SF of ground up development.

The Property. The Town Center Jeffersonville Property is an anchored retail center totaling 184,228 SF located in Jeffersonville, Indiana. Built between 2018 and 2020, the property is situated on a 14.6-acre site and is anchored by Hobby Lobby and junior anchored by Burlington, TJ Maxx, and Homegoods. Additional tenants include Petco, Ulta Salon, Shoe Carnival, and Five Below. Two tenants totaling 24.1% of NRA and 17.9% of underwritten base rent are investment grade-rated (TJ Maxx and Homegoods). The property contains approximately 784 surface parking space, resulting in a parking ratio of 4.3 spaces per 1,000 SF of rentable area. As of November 16, 2020, the property was 100.0% occupied by nine tenants.

Major Tenants.

Hobby Lobby (54,995 SF; 29.9% of NRA; 21.3% of underwritten base rent). Hobby Lobby is the largest privately owned arts-and-crafts retailer in the world with over 900 stores and 43,000 employees operating in 47 states. Hobby Lobby has been a tenant since September 2018 and has a lease expiration date in September 2033 with three, 5-year renewal options with 6 months’ notice and the first option rent at $10.00 PSF. Hobby Lobby does not have any termination options.

Burlington (36,073 SF; 19.6% of NRA; 20.6% of underwritten base rent; Rated BB-/BB by Fitch/S&P). Burlington is an off-price retailer and Fortune 500 company. As of 2Q 2020, Burlington was operating 739 stores in 45 states and Puerto Rico and reported fiscal 2019 revenues of $7.3 billion. Burlington has been a tenant since March 2020 and has a lease expiration date in February 2031 with four, 5-year renewal options with 6 months’ notice and the first option rent of $13.50 PSF. Burlington does not have any termination options.

TJ Maxx (22,499 SF; 12.2% of NRA; 9.1% of underwritten base rent; Rated A2/A by Moody’s/S&P). TJ Maxx is a subsidiary of The TJX Companies, Inc., an off-price apparel and home fashions retailer that was ranked 80 in the 2020 Fortune 500 listings. At the end of 2019, the Company had nearly $42 billion in annual sales, more than 4,500 stores in nine countries, four e-commerce sites, and approximately 286,000 associates. In the U.S., the company operates TJ Maxx, Marshalls, HomeGoods, Sierra, and Homesense. TJ Maxx has been a tenant since October 2019 and has a lease expiration date in October 2029 with four, 5-year renewal options with 6 months’ notice and the first option rent at $9.50 PSF. TJ Maxx does not have any termination options.

The following table presents certain information relating to the major tenants at the Town Center Jeffersonville Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Anchor Tenant
Hobby Lobby	NR/NR/NR	54,995	29.9%	$467,500	21.3%	$8.50	9/30/2033	3, 5-year	N
Total/Wtd. Avg.		54,995	29.9%	$467,500	21.3%	$8.50

Major Tenants
Burlington	BB-/NR/BB	36,073	19.6%	$450,912	20.6%	$12.50	2/28/2031	4, 5-year	N
TJ Maxx	NR/A2/A	22,499	12.2%	$198,460	9.1%	$8.82(3)	10/31/2029	4, 5-year	N
Homegoods	NR/A2/A	22,000	11.9%	$194,058	8.9%	$8.82(4)	10/31/2029	4, 5-year	N
Petco	NR/Caa1/CCC+	13,352	7.2%	$247,012	11.3%	$18.50	7/31/2030	5, 5-year	N
Shoe Carnival	NR/NR/NR	11,995	6.5%	$200,316	9.1%	$16.70	1/31/2030	4, 5-year	N
Total/Wtd. Avg.		105,919	57.5%	$1,290,758	58.9%	$12.19

Non-Major Tenants		23,314	12.7%	$434,076	19.8%	$18.62

Occupied Collateral Total		184,228	100.0%	$2,192,334	100.0%	$11.90
Vacant Space		0	0.0%
Total/Wtd. Avg.		184,228	100.0%

(1)	Information is based on the underwritten rent roll as of November 16, 2020.

(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	TJ Maxx’s current rental rate is $8.50 PSF; however, due to the investment grade nature of the tenant, the average rental rate over the remaining lease term was underwritten.

(4)	Homegood’s current rental rate is $8.50 PSF; however, due to the investment grade nature of the tenant, the average rental rate over the remaining lease term was underwritten.

A-3-133

Retail – Anchored	Loan #15	Cut-off Date Balance:	$19,600,000
4251 Town Center Boulevard	Town Center Jeffersonville	Cut-off Date LTV:	70.0%
Jeffersonville, IN 47130		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the Town Center Jeffersonville Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	3	54,505	$10.51	29.6%	29.6%	$572,626	26.1%	26.1%
2030	4	38,655	$18.14	21.0%	50.6%	$701,296	32.0%	58.1%
2031 & Beyond	2	91,068	$10.08	49.4%	100.0%	$918,412	41.9%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	9	184,228	$11.90	100.0%		$2,192,334	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

COVID-19 Update. The first payment date for the Town Center Jeffersonville Mortgage Loan is January 11, 2021; however, the loan is not subject to any forbearance, modification or debt service relief request. As of December 1, 2020 the borrower sponsor has reported that the Town Center Jeffersonville Property is open and operating, with 100.0% of tenants by NRA and 100.0% of tenants by underwritten base rent having paid their full November 2020 rent payments. Five tenants, representing approximately 50.1% of underwritten base rent, received rent deferment (one tenant for a full month, one tenant for three full months, one tenant for 50% over three months, and two tenants for 50% over 6 months), all of which is expected to be paid back between November 2020 and February 2022.

The Market. The Town Center Jeffersonville Property is located in Jeffersonville, Indiana, approximately 6.9 miles north of the Louisville, Kentucky central business district and 109 miles south of Indianapolis. Primary access to the property is provided by Interstate 65, which runs north south from Chicago to the Gulf-of-Mexico, Interstate-265, which circumnavigates the Louisville metro area, and State Highway 31. The property is located within Jeffersonville Town Center, which includes retail, hospitality, restaurant, and office space on a total of 160-acres. The Port of Indiana-Jeffersonville is located 5.0 miles east of the property and is one of the fastest growing ports on the Inland Waterway System, providing domestic barge service as well as international service to Europe, the Middle East, Asia, and South America via the Ohio-Mississippi Rivers’ connection to the Gulf of Mexico. According to the appraisal, as of 2020, the estimated population within a 3- and 5-mile radius was 52,836 and 128,307, respectively; and the average household income within the same radii was approximately $66,330 and $68,801, respectively.

According to a third-party market research provider, the Town Center Jeffersonville Property is located within the South Clark County retail submarket. As of the October 2020, the submarket reported total inventory of approximately 9.5 million SF with a 3.3% vacancy rate and average asking rents of $12.51 PSF. The appraiser concluded to market rents for the Town Center Jeffersonville Property as outlined in the table below.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Town Center Jeffersonville Property:

Market Rent Summary
	Anchor	Jr. Anchor	Large Inline	Inline
Market Rent (PSF)	$8.50	$10.00	$18.00	$22.00
Lease Term (Years)	10	10	10	10
Lease Type	NNN	NNN	NNN+10% CAM	NNN+10% CAM
Rent Increase Projection	5%/5 Years	5%/5 Years	10%/5 Years	10%/5 Years

A-3-134

Retail – Anchored	Loan #15	Cut-off Date Balance:	$19,600,000
4251 Town Center Boulevard	Town Center Jeffersonville	Cut-off Date LTV:	70.0%
Jeffersonville, IN 47130		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	10.1%

The following table reflects the comparable retail leases with respect to the Town Center Jeffersonville Property as identified in the appraisal:

Comparable Retail Lease Summary
Property/Location	Year Built	SF	Tenant Name	Term (years)	Lease Date	Rent PSF	Lease Type
Waterford Park South 1020 Veterans Parkway Clarksville, IN	2004	87,371	Panera Bread	5.0	Jan. 20	$25.00	NNN
			Ross Dress for Less	0.8	Jun. 14	$9.25	NNN
Waterford Park North 1025 Veterans Parkway Clarksville, IN	2005	101,924	Old Navy	5.0	Jan. 20	$16.90	NNN
			Bed Bath & Beyond	5.0	Feb. 16	$10.50	NNN
			Best Buy	5.0	Feb. 16	$7.75	NNN
			David’s Bridal	5.0	Dec. 15	$21.00	NNN
River Falls 951 E Highway 131 Clarksville, IN	1990	210,871	Inplace Rents	10.0	-	$8.00-$15.00	NNN
Dixie Valley Shopping Center 10383 Dixie Highway Louisville, KY	1987	119,981	Americas Best Eyeglasses	5.0	May 20	$16.72	NNN
			Party City	12.6	Jul. 15	$8.00	NNN
			Rack Room Shoes	3.0	Aug. 18	$11.50	NNN
Woodland Commons 1500 Ring Road Elizabethtown, KY	2015	126,124	Buffalo Wild Wings	10.1	Oct. 15	$23.00	NNN
			Academy Sports	14.8	Apr. 15	$9.20	NNN
			Hobby Lobby	15.1	Mar. 15	$9.00	NNN
Franklin Commons 1010-1080 North Morton Street Franklin, IN	2017	86,019	Ross Dress for Less	10.5	Oct. 17	$10.25	NNN
			Maurices	10.0	Sep. 17	$14.50	NNN
			Marshalls	10.0	Aug. 17	$9.25	NNN
			Shoe Show	10.0	Jul. 17	$15.00	NNN
Stony Creek Marketplace 17015-17177 Mercantile Boulevard Noblesville, IN	2003	204,805	Home Goods	5.0	Nov. 18	$7.50	NNN
			TJ Maxx	5.0	Oct. 18	$10.00	NNN
			American General	5.0	Jul. 18	$19.50	NNN
			Qdoba	5.0	May 18	$23.50	NNN
			Best Buy	5.0	Feb. 16	$13.00	NNN
Shoppes on Six 205-405 County Road 6 East Elkhart, IN	2014	95,669	Five Below	10.0	Feb. 18	$13.00	NNN
			Ross	10.0	Oct. 15	$9.00	NNN
			Eyecare Express	10.0	Aug. 17	$18.00	NNN

Source: Appraisal

A-3-135

Retail – Anchored	Loan #15	Cut-off Date Balance:	$19,600,000
4251 Town Center Boulevard	Town Center Jeffersonville	Cut-off Date LTV:	70.0%
Jeffersonville, IN 47130		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Town Center Jeffersonville Property:

Cash Flow Analysis
	T10 Annualized 10/31/2020	10/31/2020 TTM	UW(1)(2)	UW PSF
Base Rent	$1,911,679	$1,755,368	$2,192,335	$11.90
Grossed Up Vacant Space	0	0	0	0.00
Gross Potential Rent	$1,911,679	$1,755,368	$2,192,335	$11.90
Total Recoveries	371,487	338,105	512,466	2.78
Net Rental Income	$2,283,166	$2,093,473	$2,704,801	$14.68
(Vacancy & Credit Loss)	0	0	(109,617)	(0.60)
Effective Gross Income	$2,283,166	$2,093,473	$2,595,184	$14.09

Real Estate Taxes	189,947	158,289	405,831	2.20
Insurance	42,248	40,923	42,248	0.23
Management Fee	59,714	56,733	77,856	0.42
Other Operating Expenses	90,351	75,842	90,351	0.49
Total Operating Expenses	$382,260	$331,787	$616,286	$3.35

Net Operating Income	$1,900,906	$1,761,686	$1,978,898	$10.74
CapEx	0	0	36,846	0.20
TI/LC	0	0	142,413	0.77
Net Cash Flow	$1,900,906	$1,761,686	$1,799,640	$9.77

Occupancy %	100.0%	100.0%	95.0%(2)
NOI DSCR	1.85x	1.71x	1.92x
NCF DSCR	1.85x	1.71x	1.75x
NOI Debt Yield	9.7%	9.0%	10.1%
NCF Debt Yield	9.7%	9.0%	9.2%

(1)	Historical operating performance is not available due to the Town Center Jeffersonville Property being constructed between 2018 and 2020.

(2)	Underwritten base rent includes contractual rent averaging for TJ Maxx and Homegoods totaling $14,277.

(3)	The underwritten economic vacancy is 5.0%. The Town Center Jeffersonville Property was 100.0% physically occupied as of November 16, 2020.

A-3-136

Annex A-4

MCDONALD’S GLOBAL HQ MORTGAGE LOAN AMORTIZATION SCHEDULE

Due Date	Mortgage Loan Ending Principal Balance ($)
1/1/2021	69,404,776.10
2/1/2021	69,110,741.18
3/1/2021	68,787,981.61
4/1/2021	68,492,387.83
5/1/2021	68,186,770.22
6/1/2021	67,889,656.97
7/1/2021	67,582,565.17
8/1/2021	67,283,924.87
9/1/2021	66,984,529.80
10/1/2021	66,675,224.22
11/1/2021	66,374,290.74
12/1/2021	66,063,492.62
1/1/2022	65,761,013.07
2/1/2022	65,457,769.05
3/1/2022	65,126,670.55
4/1/2022	64,821,823.32
5/1/2022	64,507,228.12
6/1/2022	64,200,815.33
7/1/2022	63,884,701.25
8/1/2022	63,576,715.11
9/1/2022	63,267,950.58
10/1/2022	62,949,554.86
11/1/2022	62,639,205.27
12/1/2022	62,319,271.75
1/1/2023	62,007,329.21
2/1/2023	61,694,598.27
3/1/2023	61,354,909.30
4/1/2023	61,040,529.46
5/1/2023	60,716,685.84
6/1/2023	60,400,692.99
7/1/2023	60,075,284.44
8/1/2023	59,757,670.53
9/1/2023	59,439,253.89
10/1/2023	59,111,493.82
11/1/2023	58,791,444.06
12/1/2023	58,462,099.56
1/1/2024	58,140,408.55
2/1/2024	57,817,904.51
3/1/2024	57,477,772.40
4/1/2024	57,153,593.64
5/1/2024	56,820,243.22
6/1/2024	56,494,402.65
7/1/2024	56,159,439.96
8/1/2024	55,831,929.30
9/1/2024	55,503,590.90
10/1/2024	55,166,204.85
11/1/2024	54,836,183.93
12/1/2024	54,497,165.52
1/1/2025	54,165,453.69
2/1/2025	53,832,903.50
3/1/2025	53,475,268.02
4/1/2025	53,140,973.48
5/1/2025	52,797,808.87
6/1/2025	52,461,802.15
7/1/2025	52,116,976.40
8/1/2025	51,779,248.97
9/1/2025	51,440,667.98
10/1/2025	51,093,344.71
11/1/2025	50,753,030.19
12/1/2025	50,404,025.07
1/1/2026	50,061,968.39
2/1/2026	49,719,047.21
Due Date	Mortgage Loan Ending Principal Balance ($)
3/1/2026	49,352,020.72
4/1/2026	49,007,305.25
5/1/2026	48,654,030.37
6/1/2026	48,307,550.83
7/1/2026	47,952,564.47
8/1/2026	47,604,312.07
9/1/2026	47,255,179.50
10/1/2026	46,897,619.22
11/1/2026	46,546,700.59
12/1/2026	46,187,407.49
1/1/2027	45,834,693.90
2/1/2027	45,481,088.87
3/1/2027	45,104,388.05
4/1/2027	44,748,937.28
5/1/2027	44,385,247.15
6/1/2027	44,027,978.85
7/1/2027	43,662,525.37
8/1/2027	43,303,430.49
9/1/2027	42,943,428.05
10/1/2027	42,575,321.94
11/1/2027	42,213,479.30
12/1/2027	41,843,587.86
1/1/2028	41,479,895.87
2/1/2028	41,115,284.70
3/1/2028	40,735,662.49
4/1/2028	40,369,170.37
5/1/2028	39,994,768.05
6/1/2028	39,626,403.43
7/1/2028	39,250,184.43
8/1/2028	38,879,937.97
9/1/2028	38,508,755.76
10/1/2028	38,129,803.19
11/1/2028	37,756,725.12
12/1/2028	37,375,933.20
1/1/2029	37,000,949.83
2/1/2029	36,625,018.74
3/1/2029	36,228,101.49
4/1/2029	35,850,217.14
5/1/2029	35,464,762.21
6/1/2029	35,084,948.63
7/1/2029	34,697,621.99
8/1/2029	34,315,869.56
9/1/2029	33,933,152.31
10/1/2029	33,543,008.56
11/1/2029	33,158,338.01
12/1/2029	32,766,299.20
1/1/2030	32,379,665.62
2/1/2030	31,992,054.88
3/1/2030	31,584,561.60
4/1/2030	31,194,941.35
5/1/2030	30,798,100.40
6/1/2030	30,406,492.47
7/1/2030	30,007,723.10
8/1/2030	29,614,117.61
9/1/2030	29,219,517.33
10/1/2030	28,817,844.82
11/1/2030	28,421,232.07

A-4-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation Detail	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Master & Special Servicer	Special Servicer	Operating Advisor / Asset Representations Reviewer

Banc of America Merrill Lynch	Wells Fargo Bank, National	National Cooperative Bank, N.A.	Greystone Servicing Company LLC	Park Bridge Lender Services LLC
Commercial Mortgage Inc.	Association	2011 Crystal Drive	5221 N. O’Connor Blvd.	600 Third Avenue,
Bank of America Tower	Three Wells Fargo, MAC D1050-084	Suite 800	Suite 300	40th Floor
One Bryant Park	401 S. Tryon Street, 8th Floor	Arlington, VA 22202	Irving, TX 75039	New York, NY 10016
New York, NY 10036	Charlotte, NC 28202

Contact: Kathleen Luzik
Contact: Leland F. Bunch, III	Contact:	Phone Number: (703) 647-3473	Contact: Jenna.unell@greyco.com	Contact: David Rodgers
Phone Number: (646) 855-3953	REAM_InvestorRelations@wellsfargo.com			Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
McRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
MCD-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
MCD-X		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
MCD-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
MCD-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
MCD-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
McRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000
MCD-D		0.00000000	0.00000000	0.00000000	0.00000000
MCD-X		0.00000000	0.00000000	0.00000000	0.00000000
MCD-E		0.00000000	0.00000000	0.00000000	0.00000000
MCD-F		0.00000000	0.00000000	0.00000000	0.00000000
MCD-G		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Exchangeable Class Detail

Exchangeable Class / Regular Interest Breakdown
Class\ Component	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance
A-3 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Exchangeable Class Summary
Class\ Component	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance
A-3-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MCD-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MCD-X	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MCD-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MCD-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MCD-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
McRR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
			Fees:
Interest:			Master Servicing Fee - Wells Fargo Bank, N.A. & National	0.00
Interest paid or advanced	0.00		Cooperative Bank, N.A.
Interest reductions due to Non-Recoverability Determinations	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Excess	0.00		Services LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BANK 2020-BNK30 Commercial Mortgage Pass-Through Certificates Series 2020-BNK30	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	1/15/21
Corporate Trust Services		Record Date:	12/31/20
8480 Stagecoach Circle		Determination Date:	1/11/21
Frederick, MD 21701-4747

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2020 (the “Pooling and Servicing Agreement”).

Transaction: BANK 2020-BNK30,

Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: [Greystone Servicing Company LLC][National Cooperative Bank, N.A.]

Directing Certificateholder: Eightfold Real Estate Capital Fund V, L.P. (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement.

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

C-1-2

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

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8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

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is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a)(1) to the knowledge of the Mortgage Loan Seller, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan

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Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments

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and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related

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Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

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16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related

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Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Seller identified such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

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26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from

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the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of

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the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as

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defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan

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permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such

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Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or

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substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan

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that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i)(A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal

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satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
1		605 Third Avenue

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
1		605 Third Avenue

6			Grace Building

11	The Arboretum

17			711 Fifth Avenue

20	Oakwood Village

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

None.

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
8	McClellan Park (Loan No. 2)	Twin Rivers Unified School District (“Twin Rivers”) (non-top 5 tenant) has satisfied conditions set forth in its lease giving it the right to request the borrower to convey title to its leased premises to Twin Rivers. The loan documents provide the borrower the right to convert the existing legal parcel subject to the Twin Rivers lease (the “Twin Rivers Parcel”) into a land condominium of two or more units, one of which shall be the Twin Rivers’ leased premises (the “Twin Rivers Condominium Unit”) and the right to obtain either a partial release of the Twin Rivers Parcel subject to certain conditions, including, payment of a release price equal to 100% of the allocated loan amount, or, after the conversion of the Twin Rivers Parcel into a condominium, a free partial release of the Twin Rivers Condominium Unit subject to certain conditions.
8	Coleman Highline (Loan No. 5)	The Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition (REC) related to prior use of the property from 1963 to early 2000’s as a military tracked vehicle plant and testing site. FMC Corp (NYSE: FMC) is the responsible party for ongoing area-wide groundwater remediation-system and monitoring activities. The soil phase of site clean-up has been completed. Groundwater remediation is underway. The source of groundwater contamination is from the west-adjacent property. FMC Corp conducts biennial groundwater testing at the mortgaged property. The Phase I ESA recommended no further action based on available data and ongoing remediation activities being performed by an unrelated responsible party under state oversight. Environmental use restrictions have been recorded that restrict the property to commercial, industrial, research and development, hotel, retail and office purposes. Property cannot be use for residential habitation, human hospitals or medical facilities, schools or daycare centers for children. Additional prohibited activities include raising of food, drilling for water, oil or gas, or extraction of groundwater without Department of Toxic Substances Control approval. The borrower provided a pollution legal liability-type environmental insurance policy issued by Great American E & S Insurance Company with a coverage limit of $15,000,000 per each occurrence and a combined aggregate of $75,000,000 with self-insured retention of no more than $50,000 per event for clean-up costs and legal liability third-party claims with an initial term of five years. The loan documents provide that the guarantor has no liability for environmental matters if the policy has a term through the “required policy period” (at least two years past the November 6, 2032 loan maturity date). If the PLL policy does not run through the required policy period (i.e., if the borrower does not renew the policy upon expiration of its initial term), the guarantor’s liability for environmental matters is capped at the amount of the related PLL policy limits.
8	The Arboretum (Loan No. 11)	The Phase I environmental site assessment obtained at loan origination identified two controlled recognized environmental conditions (CREC’s), as follows: (i) Leaking Underground Storage Tank (LUST). A LUST was the subject to a release reported on March 29, 1999. A subsurface soil and groundwater investigation indicated petroleum-based contaminants above state action levels, and confirmed the release was from the on-site UST system. The LUST case was the subject of a regulatory closure (NFA) issued on October 31, 2012 that included land use restrictions restricting the site to industrial or commercial use, and prohibiting on-site

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Wells Fargo Bank, National Association
groundwater’s being used as a water supply source. (ii) On-Site Dry Cleaning Operations. A release of contaminants into groundwater from on-site dry cleaning operations was reported on July 7, 1999. The dry cleaning operations case was the subject of a regulatory closure (NFA) issued on July 7, 2011 that included land use restrictions restricting the site to retail, commercial, or industrial purposes, prohibiting the removal or use of groundwater and any activities causing vapor intrusion risks. (The current on-site dry cleaners, Arboretum Cleaners, is operating as drop-off only facility.)
9	McClellan Park (Loan No. 2)	The mortgaged property is security for eight pari passu senior notes aggregating $358,000,000. A portion of the related mortgaged property is subject to a subordinate loan (the “Development Agency Loan”) obtained in connection with the development of the mortgaged property in 2011 and payable to the Sacramento County Successor Agency (the “Development Agency”) in the original principal amount of $1,000,000. The outstanding balance is approximately $639,220.10 and is forgivable if the borrower satisfies certain development and leasing criteria. The loan documents provide for a $689,613.89 Development Agency Loan Reserve that the lender has the right to use to discharge the Development Agency Loan if the Development Agency commences any enforcement action.
18	McClellan Park (Loan No. 2)	The mortgaged property is security for eight pari passu senior notes aggregating $358,000,000. (i) Property Insurance Deductible. Loan documents permit a property insurance deductible of up to $250,000. The in-place coverage provides for a $25,000 deductible. (ii) Leased Fees. The mortgaged property consists of 140 separate parcels, of which 33 are unimproved, and 130 buildings. Various out-parcels are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
18	Coleman Highline (Loan No. 5)	Mortgaged property is security for three senior pari passu notes aggregating $167,700,000. The loan documents permit a property insurance deductible up to $250,000. The in-place property insurance deductible is $100,000.
18	York Marketplace (Loan No. 10)	Various parcels (Giant Food, Fulton Bank and Lube Mart) are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
18	The Arboretum (Loan No. 11)	Various out-parcels (Chick-Fil-A, Circle K, McDonald’s, and Panera Bread) are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
18	CVS Montgomery & Douglas Portfolio (Loan No. 23)	Borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if, among other things, tenant (CVS) elect to self-insure in accordance with the related lease and satisfy related lease and certain other conditions, including (i) tenant or any lease guarantor’s maintaining a credit rating of at least S&P or Fitch “BBB-”/ Moody’s “Baa3”. CVS has not provided notice of its election to self-insure. Property insurance with replacement cost coverage

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Wells Fargo Bank, National Association
is in place. CVS has a current credit rating of S&P “BBB”/ Moody’s “Baa2”. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.
18	Kroger Distribution Center (Loan No. 24)	Borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if, among other things, tenant (Roundy’s Supermarkets) and its lease guarantor (Kroger Co.) elect to self-insure in accordance with the related lease and satisfy related lease conditions (including lease guarantor’s maintaining $1 billion net worth), and satisfy certain other conditions, including (i) tenant or any lease guarantor’s maintaining a credit rating of at least S&P or Fitch “BBB-”/ Moody’s “Baa3”; (ii) tenant’s having no rent abatement remedy (unless such rent is covered by loss of rent insurance) or termination remedy (except during the last two years of the lease term) for any reason during the loan term, and (iii) tenant’s obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Kroger Co. has provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds. Kroger Co. has current rating of S&P “BBB”. The loan documents stipulate that the borrower is required to provide third party insurance satisfying loan document requirements during the last two years of the related Kroger Co.-guaranteed lease term (during the period when the tenant has a conditional termination right).
28	All WFB Loans (Loan Nos. 2, 5, 10, 11, 12, 15, 16, 18, 20, 23, 24 and 29)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
28	Coleman Highline (Loan No. 5)	Non-warm body guarantor (BREIT Operating Partnership L.P.). Variations: (i) Cap on Guarantor’s Environmental Liability. The borrower provided a pollution legal liability-type environmental insurance policy issued by Great American E & S Insurance Company with a coverage limit of $15,000,000 per each occurrence and a combined aggregate of $75,000,000 with self-insured retention of no more than $50,000 per event for clean-up costs and legal liability third-party claims with an initial term of five years. The loan documents provide that the guarantor has no liability for environmental matters if the policy has a term through the “required policy period” (at least two years past the 11.06.2032 loan maturity date). If the PLL policy does not run through the required policy period (i.e., if the borrower does not renew the policy upon expiration of its initial term), the guarantor’s liability for environmental matters is capped at the amount of the related PLL policy limits. (ii) Cap on Liability for Bankruptcy-Related Recourse Events. The loan documents provide that the guarantor’s aggregate liability for various springing recourse events (namely, voluntary or collusive involuntary bankruptcy filings involving the borrower or any SPE constituent entity, or such parties’ consenting to the appointment of a receiver or examiner for such entity or the mortgaged property) is subject to a cap equal to 20% of the then-outstanding principal balance of the mortgage loan at the time of such event, plus specified costs of enforcement. (iii) Losses Carve-out for Prohibited

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Wells Fargo Bank, National Association
Transfers Violations. The loan documents provide for a losses carve-out (not springing recourse) for voluntary transfers of the property or controlling equity interest in the borrower made in violation of the loan documents.
29	McClellan Park (Loan No. 2)	The mortgaged property is security for eight pari passu senior notes aggregating $358,000,000. The mortgaged property consists of 140 separate parcels, of which 33 are unimproved, and 130 buildings. In particular, the Twin Rivers Parcel (Lot 83) is comprised of (i) a single tenant building leased to Twin Rivers Unified School District and identified as APN 215-0320-127 (the Twin Rivers NIP Parcel), and (ii) a multi-tenant building identified as APN 215-0320–126 (the Twin Rivers Release Parcel). The valuation and revenue attributable to the Twin Rivers NIP Parcel was excluded from loan underwriting. The borrower has the right to convert the improved portions of the Twin Rivers Parcel into two or more condominium units upon certain conditions, including lender approval of the condominium documents, whereupon the borrower is entitled to the free release the Twin Rivers NIP Parcel, and release of the Twin Rivers Release Parcel at a release price equal to 100% of the allocated loan amount ($10,447,854) therefor.
31	All WFB Loans (Loan Nos. 2, 5, 10, 11, 12, 15, 16, 18, 20, 23, 24 and 29)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
36	York Marketplace (Loan No. 10)	The borrower has a leasehold interest in a portion of the mortgaged property included in the Giant Food leased premises (approximately 0.8 acres or 2.8% of the total land area of the mortgaged property). The ground lease expires on August 31, 2027, whereupon the borrower has both the unilateral right and, pursuant to both its lease with Giant Food and the loan documents, the contractual obligation to acquire the fee interest for the purchase price of $1,468,297. The loan matures on November 11, 2030. The loan documents provide for a letter of credit-funded fee acquisition reserve in the full amount of the related purchase price, and for personal liability to the borrower and guarantors for losses related to the failure to complete the fee acquisition. Further, the lender has the right to exercise the purchase option on the borrower’s behalf. Variations: (B) The ground lease requires the leasehold mortgagee’s consent for ground lease amendments regarding rent, taxes, other charges or the lease term (not all amendments).
43	Extra Space Storage-San Jacinto (Loan No. 29)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,444,834 group lender environmental collateral protection and liability-type environmental insurance policy with $3,444,834 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
2	250 West 57th Street (Loan No. 7)	The related Whole Loan documents provide that, provided no event of default exists under the related Whole Loan, the lender is prohibited from transferring the related Whole Loan or any portion thereof to certain specified competitors of the Mortgagor listed in the related loan agreement and further provide that such specified competitors may not serve as the controlling holder or operating advisor or in a similar capacity with respect to the Whole Loan or a securitization in which all or a portion of such Whole Loan is securitized.
7 and 8	ExchangeRight Net Leased Portfolio #41 (Loan No. 8)

The single tenant at the Dignity Health – Glendale, AZ Mortgaged Property has an option to purchase the related Mortgaged Property at the end of its current lease term (August 22, 2034) and the end of any extension term, upon notice delivered not earlier than nine months prior to the expiration of the current term. The purchase price is equal to the then current fair market value of the Mortgaged Property, but in no event less than the amount required to pay off any then current and existing mortgage or deed of trust liens on the Mortgaged Property (which in no event may exceed a maximum loan-to-value of 85% measured as of delivery of the premises to the tenant in accordance with certain lease requirements). The fair market value is to be determined by agreement of the parties. If the parties are unable to agree, the parties are required to exchange written opinions of the fair market value of the Mortgaged Property in sealed envelopes, and if the higher opinion of value is not more than 5% greater than the lower opinion of value, the average of the two values will be deemed to be the fair market value; otherwise the fair market value is required to be determined pursuant to an arbitration procedure. The determination of the arbitrator is required to be limited solely to the issue of whether the landlord’s or the tenant’s opinion of the fair market value of the Mortgaged Property (which will take into account opinions, if any, proposed in writing subsequent to the aforesaid exchange of sealed envelopes, provided that they are delivered at least two business days prior to the date of the arbitration) is closest to the arbitrator’s opinion of the fair market value.

In addition, the related single tenant at each of eight Mortgaged Properties: the CVS Pharmacy - Schaumburg, IL, Dignity Health - Glendale, AZ, Tractor Supply - Alexandria, LA, Tractor Supply - Toughkenamon, PA, Walgreens - Columbus, OH, Walgreens - Harker Heights, TX, Walmart Neighborhood Market - Forest, VA and Walmart Neighborhood Market - Mobile, AL properties has a right of first refusal (“ROFR”) to purchase the related Mortgaged Property.

With respect to the Dignity Health - Glendale, AZ Mortgaged Property, the related lease provides that the ROFR will not apply to any foreclosure by the holder or any mortgage, deed of trust or deed to secure debt, any transfer in lieu of any such foreclosure or any exercise of any rights by the holder of any mortgage, deed of trust or deed to secure debt, but shall revive following transfer of the Mortgaged Property pursuant to any of the foregoing. In addition, a subordination, non-disturbance and attornment agreement (“SNDA”) by the tenant at the Dignity Health – Glendale, AZ Mortgaged Property states that the tenant's right of first offer, right of first refusal and/or preferential right to purchase all or any portion of the Mortgaged Property pursuant to the lease will remain superior to the terms, conditions, lien, operation and effect of the mortgage; provided that the tenant agrees and acknowledges that such rights shall not be exercisable in the event of or in connection with any of the following: (i) a foreclosure and sale or other suit, sale or proceeding under the mortgage, whether judicial or non-judicial, (ii) any deed in lieu of foreclosure that may be given to the lender or its designee, or (iii) any other taking of title to the Mortgaged Property by the lender or its designee in connection with the exercise of the lender's rights and remedies pursuant to the mortgage.

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Morgan Stanley Mortgage Capital Holdings LLC

The related SNDA for each such Mortgaged Property with Tractor Supply as the tenant provides that the tenant’s ROFR is subordinate to the related mortgage. However, the ROFR would apply to any transfers subsequent to the lender taking title to the related Mortgaged Property.

The related SNDA for each such Mortgaged Property with Walgreens as the tenant provides that the ROFR will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that the ROFR will apply to subsequent purchasers of the leased premises.

The related lease for each such Mortgaged Property with Walmart Neighborhood Market as the sole tenant provides that the ROFR will not apply to (i) the grant by the landlord of any mortgage, deed of trust or similar security agreement to a bona fide third-party commercial lender to secure the payment of debt of the landlord related to the Mortgaged Property, or (ii) a foreclosure by or deed in lieu of foreclosure to or at the direction of such bona fide third-party commercial lender, but the ROFR will survive such foreclosure sale (or deed in lieu of foreclosure) and be binding on the lender or other party acquiring the Mortgaged Property at foreclosure or by deed in lieu of foreclosure.

With respect to the CVS Pharmacy - Schaumburg, IL Mortgaged Property, the tenant has executed an SNDA; however, such SNDA does not provide that the ROFR will not apply to a foreclosure or deed in lieu of foreclosure by the lender, and accordingly the ROFR could be exercised in connection with a foreclosure or deed in lieu of foreclosure.

7 and 8	Walgreens Portfolio (Loan No. 13)	The related single tenant at each of the five Walgreens leased Mortgaged Properties has a right of first refusal to purchase the related Mortgaged Property. SNDAs have been obtained for each of the Mortgaged Properties which provide that such right will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that such right will apply to subsequent purchasers of the leased premises.
18	ExchangeRight Net Leased Portfolio #41 (Loan No. 8)

The Mortgage Loan documents allow the Mortgagor to rely on any tenant maintaining all or a portion of the property insurance coverage (including flood insurance, if applicable) otherwise required under the Mortgage Loan (other than business income coverage and general liability and umbrella liability coverages) to the extent that (i) such tenant’s lease is in full force and effect and no default has occurred thereunder, (ii) such tenant is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) such tenant has satisfied all insurance requirements set forth in its lease and is permitted to maintain insurance for the applicable Mortgaged Property pursuant to its lease, (iv) such tenant has provided third-party insurance that satisfies the insurance provisions of the Mortgage Loan agreement, (v) such tenant’s lease provides (or the applicable tenant thereunder delivers written confirmation) that such lease will remain in full force and effect following a casualty or to the extent such tenant’s lease is terminated following any casualty, the applicable insurance proceeds will be deposited with the lender, (vi) (A) the lender is named as a mortgagee/loss payee on each of the policies maintained by such tenant and (B) the Mortgagor is named as an additional insured or additional named insured on each of the policies maintained by such tenant, and (vii) the Mortgagor delivers, not less frequently than annually, evidence of the applicable tenant’s maintenance of the required insurance. If such conditions are not satisfied, the Mortgagor must promptly procure and maintain either (x) “primary” insurance coverage in the event that the tenant does not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage, in the event that the tenant does not have sufficient insurance

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Morgan Stanley Mortgage Capital Holdings LLC

coverage to meet the requirements of the Mortgage Loan agreement, over and above any other valid and collectible coverage then in existence, as is necessary to bring the insurance coverage for the Mortgaged Property into full compliance with the provisions of the Mortgage Loan agreement.

The threshold for the lender having the right to hold and disburse insurance proceeds is the lesser of (x) $250,000 and (y) 5% of the allocated loan amount of the applicable individual Mortgaged Property.

18	All MSMCH Mortgage Loans (Loan Nos. 1, 7, 8, 9, 13, 14 and 26)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

19	ExchangeRight Net Leased Portfolio #41 (Loan No. 8)	The Tractor Supply - Toughkenamon, PA Mortgaged Property is part of a shared tax parcel. An application has been made for the creation of a separate tax parcel, but because the Tractor Supply tenant pays taxes directly to the taxing authority, no escrow for taxes is required for this particular Mortgaged Property.
26	Fresh Pond Cambridge (Loan No. 9)	The use of the related spaces at the Mortgaged Property as a movie theater and as an auto repair store are legal non-conforming uses.
28	605 Third Avenue (Loan No. 1)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.
28	250 West 57th Street (Loan No. 7)	The related loan documents do not provide for recourse for the Mortgagor filing an answer “otherwise acquiescing in” any involuntary petition. The related loan documents provide for recourse for the Mortgagor failing to oppose any involuntary bankruptcy petition filed against it, to the extent the Mortgagor has defenses to such involuntary bankruptcy petition pursuant to Bankruptcy Code Sections 303(b) and 303(h), where such involuntary bankruptcy petition is initiated by any person (other than the lender) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law (provided, however, notwithstanding the foregoing, the debt will not be recourse to the Mortgagor if there is an entry for an order of relief in an involuntary bankruptcy proceeding in which the Mortgagor has no defenses to such involuntary bankruptcy).
28	1890 Ranch (Loan No. 14)

The non-recourse carveout guarantor has a net worth that is less than 25% of the initial principal balance of the related Whole Loan.

Failure to comply with the transfer provisions in the loan documents is loss recourse, rather than full recourse, except in the case of a transfer of the Mortgaged Property.

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Morgan Stanley Mortgage Capital Holdings LLC
28	All MSMCH Mortgage Loans (Loan Nos. 1, 7, 8, 9, 13, 14 and 26)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

31	All MSMCH Mortgage Loans (Loan Nos. 1, 7, 8, 9, 13, 14 and 26)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

33	250 West 57th Street (Loan No. 7)	The Mortgagor is a recycled entity, which previously, together with certain of its affiliates, acted as a guarantor of loans made to the non-recourse carveout guarantor.
40	All MSMCH Mortgage Loans (Loan Nos. 1, 7, 8, 9, 13, 14 and 26)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7 and 8	Miami Design District (Loan No. 3)	Under the related Mortgage Loan agreement, the lender has agreed to allow the borrower to enter into and record a Second Amended and Restated Development Agreement (the “Development Agreement”), so long as at the time of execution, (i) it is in substantially the same form attached to the Mortgage Loan agreement, (ii) the execution will not result in a material adverse effect, and (iii) no default will occur under any leases. Thereafter, to the extent permitted under the Development Agreement, the borrower may transfer excess and unused zoning rights benefitting the Mortgaged Property (including density, parking and FAR) to affiliates so long as (i) the debt yield is no less than 6.50% and no cash management trigger period exists, (ii) the transfer will not result in a material adverse effect, (iii) no default will occur under any leases, and (iv) the Mortgaged Property continues to comply with all zoning requirements. The Mortgage Loan documents include a non-recourse carveout for losses incurred as a result of the Mortgaged Property failing to comply with zoning requirements due to any such transfer of excess zoning rights.
12	Comfort Suites – Moab, UT (Loan No. 19)	The property condition assessment related to the Mortgaged Property is dated November 25, 2019, which is not within 12 months of the Cut-off Date.
18	All applicable Bank of America Mortgage Loans (Loan Nos. 3, 6, 17)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	Miami Design District (Loan No. 3)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the Policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable insurance company, and (2) a rating of A:X or better in the current Best’s Insurance Reports.
18	Miami Design District (Loan No. 3)	If “Wind/Named Storms” or other similar events are excluded from the property, commercial general liability or business interruption/rental loss policies, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded events, in an amount not less than $199,698,503, with a deductible not to exceed

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Bank of America, National Association
5% of the total insurable value of the Mortgaged Property, subject to a minimum $100,000 per occurrence.
18	Miami Design District (Loan No. 3)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to 3% of the principal balance of the Whole Loan.
18	McDonald’s Global HQ (Loan No. 4)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: if such syndicate consists of five (5) or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four (4) or fewer members) must be provided by insurance companies having a claims paying ability rating of “A” by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan) and (B) the remaining 40% of the insurance coverage (or the remaining 25%) if such syndicate consists of four (4) or fewer members) must be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan).
18	Grace Building (Loan No. 6)	The related Mortgage Loan documents provide that the property insurance deductible is $250,000 except flood, named storm, and earthquake (which may have a deductible up to 5% of the total insurable value of the Mortgaged Property at time of loss). Liability insurance deductible is up to $500,000. Named storm may be subject to a sublimit of not less than $302,500,000.
18	Grace Building (Loan No. 6)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s is rating the securities secured by the related Mortgage Loan and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, if Moody’s is rating the securities secured by the related Mortgage Loan and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s is rating the securities secured by the related Mortgage Loan and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, if Moody’s is rating the securities secured by the related Mortgage Loan and rates the applicable insurance company. The related Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the rating requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate, provided that (1) the Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating or S&P rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor is required to replace any Otherwise Rated Insurer with an

D-2-10

Bank of America, National Association
insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
18	Cardiff Reef (Loan No. 25)	The wind and hail (including named storm) portion of the property insurance policy (the ”Wind Storm Coverage”) has a deductible of 1% of the total insurable value of the Mortgaged Property. The guarantor personally guaranteed payment of any portion of any claim under the Wind Storm Coverage that is not paid by the applicable insurance company, but which would be payable in the event that the Wind Storm Coverage carried a deductible of $25,000.
18	Roseville North Highlands Self Storage (Loan No. 33)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $132,500.
26	Cardiff Reef (Loan No. 25)	The Mortgaged Property is a mixed-use property, with multifamily and retail uses, and is considered legal non-conforming as to the multifamily use. The multifamily use was in operation prior to the effective date of the current zoning code. The zoning code provides that, following a casualty, if the cost of restoring the Mortgaged Property to its pre-casualty condition exceeds 75% of the building’s value, then the structures must be rebuilt in conformance with the current code. The lender’s insurance consultant opined that, in the event such a 75% casualty occurs, the insurance proceeds plus the sale of the land would be sufficient to pay off the Mortgage Loan.
28	Miami Design District (Loan No. 3)	There is no full recourse carveout for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents. However, the Mortgage Loan documents contain a losses carveout for any such transfers made in violation of the transfer restrictions in the Mortgage Loan agreement; provided that is such violation arises solely from a failure to provide any required notice or make any required delivery, no such liability will arise if the borrower promptly provides such notice or makes such delivery after notice from the lender.
28	Grace Building (Loan No. 6)	The related guarantors’ recourse liability with respect to bankruptcy-related full recourse events is limited to 15% of the principal balance of the related Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by Mortgagor (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.
28	Grace Building (Loan No. 6)	The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the intentional misappropriation of insurance proceeds, condemnation awards, rents or security deposits.
28	711 Fifth Avenue (Loan No. 17)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate guaranty was executed by the borrower.
31	Miami Design District (Loan No. 3)	To the extent that terrorism insurance is available, the borrower is not obligated to expend more than two (2) times the annual insurance premium payment for the Mortgaged Property at the time with respect to the required property and business interruption/rental loss insurance in any policy year on the insurance premiums for terrorism insurance and if

D-2-11

Bank of America, National Association
the cost of the required terrorism insurance exceeds such cap, the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such terrorism insurance cap.
31	Grace Building (Loan No. 6)	If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the Mortgage loan documents (without giving effect to the cost of the terrorism and earthquake components of such property and business income insurance policies) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
31	Grace Building (Loan No. 6)	The related Mortgage Loan agreement provides Liberty IC Casualty LLC, a licensed captive insurance company (“Liberty IC”) is an acceptable insurer of perils of terrorism and acts of terrorism, so long as (i) the policy issued by Liberty IC has (A) no aggregate limit, and (B) a deductible of no greater than $1,000,000 plus that as calculated pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) or the then-current successor act, (ii) other than the $1,000,000 deductible, the portion of such insurance which is not reinsured by TRIPRA is reinsured by an insurer (meeting the requirements of the related Mortgage Loan agreement or maintaining such higher rating as may be required by any rating agency rating the securities secured by the related Mortgage Loan, not to exceed “A+” with S&P and “A1” with Moody’s, to the extent Moody’s is rating the securities secured by the related Mortgage Loan and rates the applicable insurance company) (provided that the related borrower will cause such re-insurance agreements to provide a cut-through endorsement acceptable to the Mortgagor and any rating agency rating the securities secured by the related Mortgage Loan; (iii) TRIPRA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim (A) above the applicable deductible payable by Liberty IC and (B) as per the current TRIPRA legislation, (iv) Liberty IC is not the subject of a bankruptcy or similar insolvency proceeding, and (v) no governmental authority issues any statement, finding, or decree that insurers of perils of terrorism similar to Liberty IC (i.e., captive insurers arranged similar to Liberty IC) do not qualify for the payments or benefits of TRIPRA. In addition, the related Mortgage Loan agreement provides that in the event that Liberty IC is providing insurance coverage (i) to other properties in close proximity to the Property, and/or (ii) to other properties owned by a person(s) who is not an affiliate of the related borrower, and such insurance is not subject to the same reinsurance and other requirements of the related Mortgage Loan agreement, then the Mortgagor may reasonably re-evaluate the limits and deductibles of the insurance required to be provided by Liberty IC under the related Mortgage Loan agreement. In the event any of the foregoing conditions are not satisfied, Liberty IC will not be deemed an acceptable insurer of terrorism losses. The related borrower represented, warranted and covenanted to the Mortgagor to the extent of its knowledge, on behalf of Liberty IC, that the insurance premiums for the insurance coverages provided to such borrower by Liberty IC are fair market value insurance premiums.
31	711 Fifth Avenue (Loan No. 17)	If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the required property and business interruption/rental loss insurance required on a

D-2-12

Bank of America, National Association
standalone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower will purchase the maximum amount of terrorism insurance available with funds equal to such amount. Such insurance may have a deductible of $50,000 or less.
33	Miami Design District (Loan No. 3)	The related borrower is a recycled Single-Purpose Entity that previously owned other parcels of land in Miami, Florida. At loan origination, the borrower delivered Phase I environmental site assessments with respect to the previously-owned properties and such properties are included in the indemnification provided by the borrower and guarantor under the Environmental Indemnity Agreement.
33	Miami Design District (Loan No. 3)	The Mortgage Loan agreement provides that except with respect to use and/or reference to any name and/or brand of any property manager or parent of the borrower for certain trade or branding purposes, the borrower has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any affiliate of the borrower), has and will correct any known misunderstanding regarding its status as a separate entity, has and will conduct business in its own name.
33	Grace Building (Loan No. 6) 711 Fifth Avenue (Loan No. 17) Cardiff Reef (Loan No. 25)	Each related borrower is a recycled Single-Purpose Entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.
45	Comfort Suites – Moab, UT (Loan No. 19)	The appraisal related to the Mortgaged Property is dated November 25, 2019, which is not within 12 months of the Cut-off Date.

D-2-13

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9

Bay Terrace Cooperative Section XII, Inc. (Loan No. 21)

Glen Manor Apartments Corp. (Loan No. 28)

14 Soundview Owners Corp. (Loan No. 32)

225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp. (Loan No. 36)

Roblinn Corp. (Loan No. 39)

7520 Ridge Owners Corp. (Loan No. 40)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Barocrest Apartments Owners Corp. (Loan No. 22) 277 Bronx River Road Owners, Inc. (Loan No. 30) 40 W. 22nd St. Tenants Cooperative Corp. (Loan No. 34) 11 Bronx River Road Owners, Inc. (Loan No. 35)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	645 Owners Corp. (Loan No. 27) P.M.A. Corporation (Loan No. 31) Via Magna Corp. f/k/a CLXXXII Via Magna Corp. (Loan No. 38)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
18	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 21, 22, 27, 28, 30, 31, 32, 34, 35, 36, 37, 38, 39 and 40)	The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
28	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 21, 22, 27, 28, 30, 31, 32, 34, 35, 36, 37, 38, 39 and 40)	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 21, 22, 27, 28, 30, 31,	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.

D-2-14

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
32, 34, 35, 36, 37, 38, 39 and 40)
31	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 21, 22, 27, 28, 30, 31, 32, 34, 35, 36, 37, 38, 39 and 40)	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 21, 22, 27, 28, 30, 31, 32, 34, 35, 36, 37, 38, 39 and 40)	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 21, 22, 27, 28, 30, 31, 32, 34, 35, 36, 37, 38, 39 and 40)	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
47

Bay Terrace Cooperative Section XII, Inc. (Loan No. 21)

Glen Manor Apartments Corp. (Loan No. 28)

14 Soundview Owners Corp. (Loan No. 32)

225 Lincoln Apts Corp. a/k/a 225 Lincoln Apts. Corp. (Loan No. 36)

Roblinn Corp. (Loan No. 39)

7520 Ridge Owners Corp. (Loan No. 40)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Barocrest Apartments Owners Corp. (Loan No. 22) 277 Bronx River Road Owners, Inc. (Loan No. 30)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off

D-2-15

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	40 W. 22nd St. Tenants Cooperative Corp. (Loan No. 34) 11 Bronx River Road Owners, Inc. (Loan No. 35)	Date, no advances have been made under such subordinate credit line mortgages.
47	645 Owners Corp. (Loan No. 27) P.M.A. Corporation (Loan No. 31) Via Magna Corp. f/k/a CLXXXII Via Magna Corp. (Loan No. 38)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-16

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
January 2021	34,929,000.00
February 2021	34,929,000.00
March 2021	34,929,000.00
April 2021	34,929,000.00
May 2021	34,929,000.00
June 2021	34,929,000.00
July 2021	34,929,000.00
August 2021	34,929,000.00
September 2021	34,929,000.00
October 2021	34,929,000.00
November 2021	34,929,000.00
December 2021	34,929,000.00
January 2022	34,929,000.00
February 2022	34,929,000.00
March 2022	34,929,000.00
April 2022	34,929,000.00
May 2022	34,929,000.00
June 2022	34,929,000.00
July 2022	34,929,000.00
August 2022	34,929,000.00
September 2022	34,929,000.00
October 2022	34,929,000.00
November 2022	34,929,000.00
December 2022	34,929,000.00
January 2023	34,929,000.00
February 2023	34,929,000.00
March 2023	34,929,000.00
April 2023	34,929,000.00
May 2023	34,929,000.00
June 2023	34,929,000.00
July 2023	34,929,000.00
August 2023	34,929,000.00
September 2023	34,929,000.00
October 2023	34,929,000.00
November 2023	34,929,000.00
December 2023	34,929,000.00
January 2024	34,929,000.00
February 2024	34,929,000.00
March 2024	34,929,000.00
April 2024	34,929,000.00
May 2024	34,929,000.00
June 2024	34,929,000.00
July 2024	34,929,000.00
August 2024	34,929,000.00
September 2024	34,929,000.00
October 2024	34,929,000.00
November 2024	34,929,000.00
December 2024	34,929,000.00
January 2025	34,929,000.00
February 2025	34,929,000.00
March 2025	34,929,000.00
April 2025	34,929,000.00
May 2025	34,929,000.00
June 2025	34,929,000.00
July 2025	34,929,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
August 2025	34,929,000.00
September 2025	34,929,000.00
October 2025	34,929,000.00
November 2025	34,928,182.81
December 2025	34,292,795.39
January 2026	33,650,500.58
February 2026	33,006,438.31
March 2026	32,289,772.61
April 2026	31,641,958.49
May 2026	30,968,872.57
June 2026	30,317,420.80
July 2026	29,640,804.79
August 2026	28,985,695.45
September 2026	28,328,783.00
October 2026	27,646,867.76
November 2026	26,986,267.82
December 2026	26,300,774.12
January 2027	25,636,466.48
February 2027	24,970,330.16
March 2027	24,233,671.16
April 2027	23,563,666.00
May 2027	22,869,045.14
June 2027	22,195,280.71
July 2027	21,497,011.73
August 2027	20,819,467.43
September 2027	20,140,057.62
October 2027	19,436,310.18
November 2027	18,753,089.57
December 2027	18,045,643.99
January 2028	17,358,591.68
February 2028	16,669,647.41
March 2028	15,934,488.88
April 2028	15,241,618.19
May 2028	14,524,807.84
June 2028	13,828,052.54
July 2028	13,107,472.43
August 2028	12,406,811.22
September 2028	11,704,220.18
October 2028	10,977,976.87
November 2028	10,271,447.93
December 2028	9,541,383.14
January 2029	8,830,894.70
February 2029	8,118,449.09
March 2029	7,339,845.96
April 2029	6,623,285.94
May 2029	5,883,486.63
June 2029	5,162,912.08
July 2029	4,419,216.93
August 2029	3,694,605.83
September 2029	2,967,998.24
October 2029	2,218,448.41
November 2029	1,487,771.19
December 2029	734,272.04
January 2030 and thereafter	0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Summary of Risk Factors	69
Risk Factors	71
Description of the Mortgage Pool	178
Transaction Parties	313
Credit Risk Retention	384
Description of the Certificates	388
Description of the Mortgage Loan Purchase Agreements	442
Pooling and Servicing Agreement	455
Certain Legal Aspects of Mortgage Loans	598
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	618
Pending Legal Proceedings Involving Transaction Parties	620
Use of Proceeds	620
Yield and Maturity Considerations	620
Material Federal Income Tax Considerations	636
Certain State and Local Tax Considerations	652
Plan of Distribution (Conflicts of Interest)	653
Incorporation of Certain Information by Reference	656
Where You Can Find More Information	656
Financial Information	656
Certain ERISA Considerations	657
Legal Investment	661
Legal Matters	662
Ratings	662
Index of Defined Terms	665

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$683,801,000
(Approximate)

Banc of America Merrill Lynch
Commercial Mortgage Inc.

Depositor

BANK 2020-BNK30
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2020-BNK30

Class A-1	$33,289,000	Class A-4-X1	$0
Class A-2	$ 4,146,000	Class A-4-X2	$0
Class A-SB	$34,929,000	Class X-A	$541,624,000
Class A-3	$0 - $300,000,000	Class X-B	$142,177,000
Class A-3-1	$0	Class A-S	$55,130,000
Class A-3-2	$0	Class A-S-1	$0
Class A-3-X1	$0	Class A-S-2	$0
Class A-3-X2	$0	Class A-S-X1	$0
Class A-4	$169,260,000 - $469,260,000	Class A-S-X2	$0
Class A-4-1	$0	Class B	$56,097,000
Class A-4-2	$0	Class C	$30,950,000

PROSPECTUS

BofA Securities
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

Morgan Stanley

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

December [_], 2020